FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-257991-06

PROSPECTUS

$829,928,000 (Approximate)
BANK5 2023-5YR1
(Central Index Key Number 0001967945)
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
(Central Index Key Number 0000850779)
as Depositor

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)
Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

Citi Real Estate Funding Inc.
(Central Index Key Number 0001701238)

Bank of America, National Association
(Central Index Key Number 0001102113)

as Sponsors and Mortgage Loan Sellers
Commercial Mortgage Pass-Through Certificates, Series 2023-5YR1

Wells Fargo Commercial Mortgage Securities, Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2023-5YR1 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class A-1, Class C, Class C-1, Class C-2, Class C-X1, Class C-X2, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H and Class R certificates and the RR Interest) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BANK5 2023-5YR1. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in May 2023. The rated final distribution date for the certificates is the distribution date in April 2056.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-2(5)	$159,200,000(5)	5.7790%	Fixed(5)(6)	January 2028
Class A-2-1(5)	$0(5)	5.2790%	Fixed(5)	January 2028
Class A-2-2(5)	$0(5)	4.7790%	Fixed(5)	January 2028
Class A-2-X1(5)	$0(5)	0.5000%	Fixed(5)	NAP
Class A-2-X2(5)	$0(5)	1.0000%	Fixed(5)	NAP
Class A-3(5)	$514,785,000(5)	6.2600%	WAC Cap(5)(7)	March 2028
Class A-3-1(5)	$0(5)	5.7600%	WAC Cap(5)	March 2028
Class A-3-2(5)	$0(5)	5.2600%	WAC Cap(5)	March 2028
Class A-3-X1(5)	$0(5)	0.5000%	Fixed(5)	NAP
Class A-3-X2(5)	$0(5)	1.0000%	Fixed(5)	NAP
Class X-A	$682,250,000(8)	0.2689%	Variable(9)	NAP
Class A-S(5)	$112,084,000(5)	6.4116%	WAC(5)(10)	April 2028
Class A-S-1(5)	$0(5)	5.9116%	WAC minus 0.5000%(5)	April 2028
Class A-S-2(5)	$0(5)	5.4116%	WAC minus 1.0000%(5)	April 2028
Class A-S-X1(5)	$0(5)	0.5000%	Fixed(5)	NAP
Class A-S-X2(5)	$0(5)	1.0000%	Fixed(5)	NAP
Class B(5)	$43,859,000(5)	6.4116%	WAC(5)(10)	April 2028
Class B-1(5)	$0(5)	5.9116%	WAC minus 0.5000%(5)	April 2028
Class B-2(5)	$0(5)	5.4116%	WAC minus 1.0000%(5)	April 2028
Class B-X1(5)	$0(5)	0.5000%	Fixed(5)	NAP
Class B-X2(5)	$0(5)	1.0000%	Fixed(5)	NAP

(Footnotes on table on pages 3 through 4)

You should carefully consider the summary of risk factors and the risk factors beginning on page 67 and page 69, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Wells Fargo Commercial Mortgage Securities, Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc. and Citigroup Global Markets Inc. are acting as co-lead managers and joint bookrunners in the following manner: Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to approximately 37.7% of each class of offered certificates, Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to approximately 34.0% of each class of offered certificates, Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 21.8% of each class of offered certificates and BofA Securities, Inc. is acting as sole bookrunning manager with respect to approximately 6.6% of each class of offered certificates. Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about April 19, 2023. Wells Fargo Commercial Mortgage Securities, Inc. expects to receive from this offering approximately 103.1% of the aggregate certificate balance of the offered certificates, plus accrued interest from April 1, 2023, before deducting expenses payable by the depositor.

Wells Fargo Securities	BofA Securities	Citigroup	Morgan Stanley

Co-Lead Managers and Joint Bookrunners

Academy Securities Co-Manager	Drexel Hamilton Co-Manager March 31, 2023	Siebert Williams Shank Co- Manager

BANK5 2023-5YR1

Commercial Mortgage Pass-Through Certificates, Series 2023-5YR1
Geographic Overview of Mortgage Pool

Washington
1 property
$30,000,000
2.9% of total
Missouri
1 property
$5,250,000
0.5% of total
Illinois
4 properties
$25,700,000
2.5% of total
Wisconsin
2 properties
$12,676,000
1.2% of total
Michigan
2 properties
$14,040,000
1.4% of total
Ohio
5 properties
$71,476,886
7.0% of total
Pennsylvania
11 properties
$77,786,177
7.6% of total
New York
4 properties
$132,735,524
12.9% of total
Utah
1 property
$16,000,000
1.6% of total
Massachusetts
1 property
$2,210,000
0.2% of total
Nevada
4 properties
$24,383,824
2.4% of total
Connecticut
2 properties
$6,837,588
0.7% of total
New Jersey
3 properties
$17,232,068
1.7% of total
California
31 properties
$93,446,906
9.1% of total
Maryland
3 properties
$62,568,000
6.1% of total
Virginia
12 properties
$74,521,692
7.3% of total
South Carolina
2 properties
$21,011,194
2.0% of total
North Carolina
5 properties
$20,521,533
2.0% of total
Hawaii
1 property
$60,300,000
5.9% of total
New Mexico
1 property
$556,800
0.1% of total
Oklahoma
2 properties
$16,618,588
1.6% of total
Georgia
3 properties
$75,088,471
7.3% of total
Texas
11 properties
$47,052,566
4.6% of total
Louisiana
4 properties
$3,150,000
0.3% of total
Tennessee
1 property
$785,296
0.1% of total
Kentucky
2 properties
$4,929,000
0.5% of total
Florida
12 properties
$103,355,389
10.1% of total
Mississippi
1 property
$2,770,763
0.3% of total
Alabama
2 properties
$2,979,551
0.3% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

Mortgaged Properties by Property Type

Mixed Use 5.8%
Leased Fee 2.3%
Hospitality 9.7%
Office 32.4%
Industrial 20.9%
Retail 28.9%

Summary of Certificates

Class or Interest	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-2(5)	$159,200,000	(5)	30.000%	5.7790%	Fixed(5)(6)	January 2028	4.66	11/27 – 01/28
A-3(5)	$514,785,000	(5)	30.000%	6.2600%	WAC Cap(5)(7)	March 2028	4.81	01/28 – 03/28
X-A	$682,250,000	(8)	NAP	0.2689%	Variable(9)	NAP	NAP	NAP
A-S(5)	$112,084,000	(5)	18.500%	6.4116%	WAC(5)(10)	April 2028	4.94	03/28 – 04/28
B(5)	$43,859,000	(5)	14.000%	6.4116%	WAC(5)(10)	April 2028	4.99	04/28 – 04/28
Non-Offered Certificates
A-1	$8,265,000		30.000%	5.8450%	Fixed(6)	November 2027	2.47	05/23 – 11/27
C(5)	$40,204,000	(5)	9.875%	6.4116%	WAC(5)(10)	April 2028	4.99	04/28 – 04/28
X-D	$32,895,000	(11)	NAP	2.4116%	Variable(12)	NAP	NAP	NAP
X-F	$18,274,000	(13)	NAP	1.8726%	Variable(14)	NAP	NAP	NAP
X-G	$12,183,000	(13)	NAP	1.8726%	Variable(14)	NAP	NAP	NAP
X-H	$32,894,967	(13)	NAP	1.8726%	Variable(14)	NAP	NAP	NAP
D	$23,148,000		7.500%	4.0000%	Fixed(6)	April 2028	4.99	04/28 – 04/28
E	$9,747,000		6.500%	4.0000%	Fixed(6)	April 2028	4.99	04/28 – 04/28
F	$18,274,000		4.625%	4.5390%	Fixed(6)	April 2028	4.99	04/28 – 04/28
G	$12,183,000		3.375%	4.5390%	Fixed(6)	April 2028	4.99	04/28 – 04/28
H	$32,894,967		0.000%	4.5390%	Fixed(6)	April 2028	4.99	04/28 – 04/28
R(15)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
Non-Offered Eligible Vertical Interest
RR Interest	$51,297,050.93		NAP	6.4116%	WAC(16)	April 2028	4.82	05/23 – 04/28

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2 and Class A-3 certificates, are presented in the aggregate, taking into account the certificate balances of the Class A-2 and Class A-3 trust components. The approximate initial credit support percentages set forth for the Class A-S, Class B and Class C certificates represent the approximate credit support for the underlying Class A-S, Class B and Class C trust components, respectively. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-retained certificates (other than the Class R certificates), on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.
(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.
(5)	The Class A-2-1, Class A-2-2, Class A-2-X1, Class A-2-X2, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1 and Class B-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-2, Class A-3, Class A-S, Class B, Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class D, Class E, Class F, Class G and Class H certificates, together with the RR Interest and the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates.”
(6)	The pass-through rates for the Class A-1, Class A-2, Class D, Class E, Class F, Class G and Class H certificates for any distribution date will, in each case, be a fixed rate per annum (described in the table as “Fixed”) equal to the pass-through rate set forth opposite such class in the table.
(7)	The pass-through rate for the Class A-3 certificates for any distribution date will be a variable rate per annum (described in the table as “WAC Cap”) equal to the lesser of (a) a fixed rate set forth opposite such class of certificates in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage
3

interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1 certificates and the Class A-2 and Class A-3 trust components outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(10)	The pass-through rates for the Class A-S, Class B and Class C certificates for any distribution date will, in each case, be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(11)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.
(12)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(13)	The Class X-F, Class X-G and Class X-H certificates are notional amount certificates. The Notional Amount of the Class X-F, Class X-G and Class X-H certificates will be equal to the certificate balance of the Class F, Class G and Class H certificates, respectively, outstanding from time to time. None of the Class X-F, Class X-G and Class X-H certificates will be entitled to distributions of principal.
(14)	The pass-through rate for the Class X-F, Class X-G and Class X-H certificates for any distribution date will, in each case, be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F, Class G and Class H certificates, respectively, for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(15)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.
(16)	The effective interest rate for the RR Interest will be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

The Class A-1, Class C, Class C-1, Class C-2, Class C-X1, Class C-X2, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H and Class R certificates and the RR Interest are not offered by this prospectus. Any information in this prospectus concerning these certificates or the RR Interest is presented solely to enhance your understanding of the offered certificates.

4

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	27
Summary of Risk Factors	67
Special Risks	67
Risks Relating to the Mortgage Loans	67
Risks Relating to Conflicts of Interest	68
Other Risks Relating to the Certificates	68
Risk Factors	69
Risks Related to Market Conditions and Other External Factors	69
The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans	69
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	70
Risks Relating to the Mortgage Loans	71
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	71
Risks of Commercial and Multifamily Lending Generally	72
Sale-Leaseback Transactions Have Special Risks	74
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	75
General	75
A Tenant Concentration May Result in Increased Losses	76
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	77
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	77
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	78
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	78
Early Lease Termination Options May Reduce Cash Flow	79
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	80
Office Properties Have Special Risks	80
Retail Properties Have Special Risks	81
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	82
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	83
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.	83
Industrial Properties Have Special Risks	84
Hospitality Properties Have Special Risks	86
Risks Relating to Affiliation with a Franchise or Hotel Management Company	88
Mixed Use Properties Have Special Risks	89
Master Leased Properties Have Special Risks	89
Leased Fee Properties Have Special Risks	89
Mortgaged Properties Leased to Startup Companies have Special Risks	90
Mortgaged Properties Leased to Government Tenants Have Special Risks	90
Condominium Ownership May Limit Use and Improvements	91
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	93
5

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	93
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	95
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	96
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	97
Risks Related to Zoning Non-Compliance and Use Restrictions	99
Risks Relating to Inspections of Properties	101
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	101
Insurance May Not Be Available or Adequate	101
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	103
Terrorism Insurance May Not Be Available for All Mortgaged Properties	103
Risks Associated with Blanket Insurance Policies or Self-Insurance	104
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	105
Limited Information Causes Uncertainty	105
Historical Information	105
Ongoing Information	106
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	106
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	107
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	108
Static Pool Data Would Not Be Indicative of the Performance of this Pool	108
Appraisals May Not Reflect Current or Future Market Value of Each Property	109
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	110
The Borrower’s Form of Entity May Cause Special Risks	111
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	113
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	114
Other Financings or Ability to Incur Other Indebtedness Entails Risk	115
Risks Relating to Shari’ah Compliant Loans	117
Tenancies-in-Common May Hinder Recovery	118
Risks Relating to Delaware Statutory Trusts	118
Risks Relating to Enforceability of Cross-Collateralization	118
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	119
Risks Associated with One Action Rules	119
State Law Limitations on Assignments of Leases and Rents May Entail Risks	119
Various Other Laws Could Affect the Exercise of Lender’s Rights	120
Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates	121
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	121
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	123

6

Risks Related to Ground Leases and Other Leasehold Interests	124
Increases in Real Estate Taxes May Reduce Available Funds	126
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	126
Risks Related to Conflicts of Interest	126
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	126
The Servicing of the Green Acres Whole Loan Will Shift to Other Servicers	129
The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers	130
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	130
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	132
Potential Conflicts of Interest of the Operating Advisor	134
Potential Conflicts of Interest of the Asset Representations Reviewer	135
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	136
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	139
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Applicable Special Servicer of the Applicable Whole Loan	140
Other Potential Conflicts of Interest May Affect Your Investment	141
Other Risks Relating to the Certificates	141
EU Securitization Regulation and UK Securitization Regulation	141
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	144
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	147
General	147
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	148
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	150
Losses and Shortfalls May Change Your Anticipated Yield	150
Risk of Early Termination	151
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	151
Payments Allocated to the RR Interest or the Non-Retained Certificates Will Not Be Available to the Non-Retained Certificates or the RR Interest, Respectively	151
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	152
You Have Limited Voting Rights	152
The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment	153
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	155
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	156
Risks Relating to Modifications of the Mortgage Loans	158
7

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	159
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default	160
Risks Relating to Interest on Advances and Special Servicing Compensation	160
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	160
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	161
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	162
The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	162
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	163
Tax Considerations Relating to Foreclosure	163
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	164
REMIC Status	164
Material Federal Tax Considerations Regarding Original Issue Discount	165
General Risks	165
The Certificates May Not Be a Suitable Investment for You	165
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	165
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	165
Other Events May Affect the Value and Liquidity of Your Investment	166
The Certificates Are Limited Obligations	166
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	166
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	167
Description of the Mortgage Pool	169
General	169
Co-Originated or Third-Party Originated Mortgage Loans	171
Certain Calculations and Definitions	171
Definitions	172
Mortgage Pool Characteristics	185
Overview	185
Property Types	186
Office Properties	187
Retail Properties	187
Hospitality Properties	187
Mixed Use Properties	188
Specialty Use Concentrations	189
Significant Obligors	189
Mortgage Loan Concentrations	190
8

Top Fifteen Mortgage Loans	190
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	190
Geographic Concentrations	192
Mortgaged Properties with Limited Prior Operating History	192
Shari’ah Compliant Loans	193
Tenancies-in-Common or Diversified Ownership	193
Delaware Statutory Trusts	193
Condominium and Other Shared Interests	194
Fee & Leasehold Estates; Ground Leases	195
Environmental Considerations	197
Redevelopment, Renovation and Expansion	204
Assessment of Property Value and Condition	204
Litigation and Other Considerations	205
Condemnations	205
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	205
Tenant Issues	208
Tenant Concentrations	208
Lease Expirations and Terminations	208
Expirations	208
Terminations	209
Other	211
Purchase Options and Rights of First Refusal	213
Affiliated Leases	216
Competition from Certain Nearby Properties	217
Insurance Considerations	217
Use Restrictions	219
Appraised Value	220
Non-Recourse Carveout Limitations	220
Real Estate and Other Tax Considerations	221
Delinquency Information	224
Certain Terms of the Mortgage Loans	224
Amortization of Principal	224
Payment Due Dates; Interest Rates; Calculations of Interest	225
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	225
Voluntary Prepayments	226
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	227
Defeasance	228
Releases; Partial Releases; Property Additions	229
Escrows	236
Mortgaged Property Accounts	237
Exceptions to Underwriting Guidelines	239
Additional Indebtedness	240
General	240
Whole Loans	240
Mezzanine Indebtedness	240
Other Secured Indebtedness	242
General	242
Preferred Equity	242
Other Unsecured Indebtedness	243
The Whole Loans	244
General	244
The Serviced Pari Passu Whole Loans	249
9

Intercreditor Agreement	249
Control Rights with respect to Serviced Pari Passu Whole Loans other than Servicing Shift Whole Loans	250
Control Rights with respect to Servicing Shift Whole Loans.	250
Certain Rights of each Non-Controlling Holder	250
Sale of Defaulted Mortgage Loan	251
The Non-Serviced Pari Passu Whole Loans	252
Intercreditor Agreement	252
Control Rights	253
Certain Rights of each Non-Controlling Holder	253
Custody of the Mortgage File	255
Sale of Defaulted Mortgage Loan	255
The Non-Serviced AB Whole Loans	255
The Oak Street NLP Fund Portfolio AB Whole Loan	255
General	255
Servicing	256
Distributions	256
Application of Payments Prior to an Event of Default	256
Application of Payments After an Event of Default	257
Consultation and Control	259
Special Servicer Appointment Rights	260
Additional Information	261
Transaction Parties	261
The Sponsors and Mortgage Loan Sellers	261
Wells Fargo Bank, National Association	262
General	262
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	262
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	263
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	268
Compliance with Rule 15Ga-1 under the Exchange Act	270
Retained Interests in This Securitization	276
Morgan Stanley Mortgage Capital Holdings LLC	276
Morgan Stanley Group’s Commercial Mortgage Securitization Program	277
The Morgan Stanley Group’s Underwriting Standards	278
Repurchases and Replacements	287
Retained Interests in This Securitization	290
Citi Real Estate Funding Inc.	290
General	290
CREFI’s Commercial Mortgage Origination and Securitization Program	290
Review of the CREFI Mortgage Loans	291
CREFI’s Underwriting Guidelines and Processes	296
Appraisal.	299
Environmental Report.	299
Property Condition Report.	299
Compliance with Rule 15Ga-1 under the Exchange Act	300
Retained Interests in This Securitization	300
Bank of America, National Association	300
Bank of America’s Commercial Mortgage Loan Underwriting Standards	302
Review of Bank of America Mortgage Loans	309
Retained Interests in This Securitization	315
The Depositor	315
The Issuing Entity	316
10

The Certificate Administrator and Trustee	316
Trustee	317
Certificate Administrator	317
Custodian	318
The Master Servicer	319
The Special Servicer	324
The Operating Advisor and Asset Representations Reviewer	329
Credit Risk Retention	330
General	330
RR Interest	332
Retained Certificate Available Funds	332
Priority of Distributions	332
Allocation of Retained Certificate Realized Losses	333
Yield Maintenance Charge or Prepayment Premium	333
Qualifying CRE Loans	333
Description of the Certificates	334
General	334
Distributions	337
Method, Timing and Amount	337
Available Funds	338
Priority of Distributions	340
Pass-Through Rates	344
Exchangeable Certificates	347
Exchange Limitations	350
Exchange Procedures	350
Interest Distribution Amount	350
Principal Distribution Amount	351
Certain Calculations with Respect to Individual Mortgage Loans	353
Application Priority of Mortgage Loan Collections or Whole Loan Collections	354
Allocation of Yield Maintenance Charges and Prepayment Premiums	357
Assumed Final Distribution Date; Rated Final Distribution Date	362
Prepayment Interest Shortfalls	363
Subordination; Allocation of Realized Losses	364
Reports to Certificateholders; Certain Available Information	367
Certificate Administrator Reports	367
Information Available Electronically	374
Voting Rights	379
Delivery, Form, Transfer and Denomination	380
Book-Entry Registration	380
Definitive Certificates	383
Certificateholder Communication	384
Access to Certificateholders’ Names and Addresses	384
Requests to Communicate	384
List of Certificateholders	385
Description of the Mortgage Loan Purchase Agreements	385
General	385
Dispute Resolution Provisions	396
Asset Review Obligations	396
Pooling and Servicing Agreement	396
General	396
Assignment of the Mortgage Loans	397
Servicing Standard	398
Subservicing	399
11

Advances	400
P&I Advances	400
Servicing Advances	401
Nonrecoverable Advances	402
Recovery of Advances	403
Accounts	405
Withdrawals from the Collection Account	408
Servicing and Other Compensation and Payment of Expenses	410
General	410
Master Servicing Compensation	415
Special Servicing Compensation	418
Disclosable Special Servicer Fees	423
Certificate Administrator and Trustee Compensation	424
Operating Advisor Compensation	424
Asset Representations Reviewer Compensation	425
CREFC® Intellectual Property Royalty License Fee	426
Appraisal Reduction Amounts	426
Maintenance of Insurance	434
Modifications, Waivers and Amendments	438
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	443
Inspections	445
Collection of Operating Information	446
Special Servicing Transfer Event	446
Asset Status Report	450
Realization Upon Mortgage Loans	453
Sale of Defaulted Loans and REO Properties	455
The Directing Certificateholder	458
General	458
Major Decisions	461
Asset Status Report	465
Replacement of the Special Servicer	465
Control Termination Event and Consultation Termination Event	465
Servicing Override	467
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans	468
Rights of the Holders of Serviced Pari Passu Companion Loans	469
Limitation on Liability of Directing Certificateholder	469
The Operating Advisor	470
General	470
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	470
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	471
Recommendation of the Replacement of the Special Servicer	474
Eligibility of Operating Advisor	474
Other Obligations of Operating Advisor	474
Delegation of Operating Advisor’s Duties	475
Termination of the Operating Advisor With Cause	476
Rights Upon Operating Advisor Termination Event	477
Waiver of Operating Advisor Termination Event	477
Termination of the Operating Advisor Without Cause	477
Resignation of the Operating Advisor	478
Operating Advisor Compensation	478
12

The Asset Representations Reviewer	479
Asset Review	479
Asset Review Trigger	479
Asset Review Vote	480
Review Materials	481
Asset Review	482
Eligibility of Asset Representations Reviewer	484
Other Obligations of Asset Representations Reviewer	485
Delegation of Asset Representations Reviewer’s Duties	485
Asset Representations Reviewer Termination Events	486
Rights Upon Asset Representations Reviewer Termination Event	487
Termination of the Asset Representations Reviewer Without Cause	487
Resignation of Asset Representations Reviewer	488
Asset Representations Reviewer Compensation	488
Limitation on Liability of Risk Retention Consultation Party	488
Replacement of the Special Servicer Without Cause	489
Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	491
Termination of the Master Servicer or Special Servicer for Cause	492
Servicer Termination Events	492
Rights Upon Servicer Termination Event	494
Waiver of Servicer Termination Event	496
Resignation of the Master Servicer or Special Servicer	496
Limitation on Liability; Indemnification	497
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	500
Dispute Resolution Provisions	501
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	501
Repurchase Request Delivered by a Party to the PSA	501
Resolution of a Repurchase Request	502
Mediation and Arbitration Provisions	505
Servicing of the Non-Serviced Mortgage Loans	506
Servicing of the Oak Street NLP Fund Portfolio Mortgage Loan	509
Servicing of the Brandywine Strategic Office Portfolio Mortgage Loan and 575 Broadway Mortgage Loan	511
Servicing of the Green Acres Mortgage Loan	511
Servicing of the Orlando Office Portfolio Mortgage Loan	512
Servicing of the Servicing Shift Mortgage Loans and the Green Acres Whole Loan	513
Rating Agency Confirmations	515
Evidence as to Compliance	517
Limitation on Rights of Certificateholders to Institute a Proceeding	518
Termination; Retirement of Certificates	518
Amendment	520
Resignation and Removal of the Trustee and the Certificate Administrator	523
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	524
Certain Legal Aspects of Mortgage Loans	524
General	525
Types of Mortgage Instruments	525
Leases and Rents	526
Personalty	526
Foreclosure	527
General	527
Foreclosure Procedures Vary from State to State	527
13

Judicial Foreclosure	527
Equitable and Other Limitations on Enforceability of Certain Provisions	527
Nonjudicial Foreclosure/Power of Sale	528
Public Sale	528
Rights of Redemption	529
Anti-Deficiency Legislation	530
Leasehold Considerations	530
Cooperative Shares	531
Bankruptcy Laws	531
Environmental Considerations	539
General	539
Superlien Laws	539
CERCLA	539
Certain Other Federal and State Laws	540
Additional Considerations	540
Due-on-Sale and Due-on-Encumbrance Provisions	541
Subordinate Financing	541
Default Interest and Limitations on Prepayments	541
Applicability of Usury Laws	541
Americans with Disabilities Act	542
Servicemembers Civil Relief Act	542
Anti-Money Laundering, Economic Sanctions and Bribery	543
Potential Forfeiture of Assets	543
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	544
Pending Legal Proceedings Involving Transaction Parties	546
Use of Proceeds	546
Yield and Maturity Considerations	546
Yield Considerations	546
General	546
Rate and Timing of Principal Payments	546
Losses and Shortfalls	548
Certain Relevant Factors Affecting Loan Payments and Defaults	548
Delay in Payment of Distributions	549
Yield on the Certificates with Notional Amounts	550
Weighted Average Life	550
Pre-Tax Yield to Maturity Tables	553
Material Federal Income Tax Considerations	560
General	560
Qualification as a REMIC	561
Status of Offered Certificates	563
Exchangeable Certificates	563
Taxation of Regular Interests Underlying an Exchangeable Certificate	564
Taxation of Regular Interests	564
General	564
Original Issue Discount	564
Acquisition Premium	566
Market Discount	567
Premium	568
Election To Treat All Interest Under the Constant Yield Method	568
Treatment of Losses	569
Yield Maintenance Charges and Prepayment Premiums	569
Sale or Exchange of Regular Interests	570
14

Taxes That May Be Imposed on a REMIC	571
Prohibited Transactions	571
Contributions to a REMIC After the Startup Day	571
Net Income from Foreclosure Property	571
REMIC Partnership Representative	572
Taxation of Certain Foreign Investors	572
FATCA	573
Backup Withholding	573
Information Reporting	574
3.8% Medicare Tax on “Net Investment Income”	574
Reporting Requirements	574
Certain State and Local Tax Considerations	575
Method of Distribution (Conflicts of Interest)	577
Incorporation of Certain Information by Reference	580
Where You Can Find More Information	581
Financial Information	581
Certain ERISA Considerations	581
General	581
Plan Asset Regulations	582
Administrative Exemptions	583
Insurance Company General Accounts	585
Legal Investment	586
Legal Matters	587
Ratings	587
Index of Defined Terms	591

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

15

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES ARE A NEW ISSUE OF SECURITIES WITH NO ESTABLISHED TRADING MARKET AND WE CANNOT ASSURE YOU THAT A SECONDARY MARKET FOR THE OFFERED CERTIFICATES WILL DEVELOP. THE UNDERWRITERS ARE UNDER NO OBLIGATION TO MAKE A MARKET IN THE OFFERED CERTIFICATES AND MAY DISCONTINUE ANY MARKET MAKING ACTIVITIES AT ANY TIME WITHOUT NOTICE. IN ADDITION, THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS APPLICABLE TO MARKETING, HOLDING AND SELLING OF, OR ISSUING QUOTATIONS WITH RESPECT TO, ASSET-BACKED SECURITIES GENERALLY (INCLUDING, WITHOUT LIMITATION, THE APPLICATION OF RULE 15c2-11 UNDER THE EXCHANGE ACT TO THE PUBLICATION OR SUBMISSION OF QUOTATIONS, DIRECTLY OR INDIRECTLY, IN ANY QUOTATION MEDIUM BY A BROKER OR DEALER FOR SECURITIES SUCH AS THE OFFERED CERTIFICATES). IF A SECONDARY MARKET DOES DEVELOP, WE CANNOT ASSURE YOU THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE LIFE OF THE OFFERED CERTIFICATES. ACCORDINGLY, PURCHASERS MUST BE PREPARED

16

TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Risk Factors, commencing on the page set forth on the table of contents of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.;
●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex-A-1;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
17

●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;
●	references to a “pooling and servicing agreement” (other than the BANK5 2023-5YR1 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY

18

OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY EU RETAIL INVESTOR (AS DEFINED ABOVE) IN THE EEA. FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE

19

MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF

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COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH FPO PERSONS, “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT:

PROHIBITION ON SALES TO UK RETAIL INVESTORS

(A) IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO ANY UK RETAIL INVESTOR (AS DEFINED ABOVE) IN THE UK (AND FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES);

OTHER UK REGULATORY RESTRICTIONS

(B) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(C) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON, INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY (A) REGULATION (EU) 2017/2402 (AS

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AMENDED, THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (INCLUDING BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019) (THE “UK SECURITIZATION REGULATION”). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION WHICH MAY BE REQUIRED BY ANY POTENTIAL INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR INVESTORS THAT ARE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION” IN THIS PROSPECTUS.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL

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INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(c) OF THE SFA) PURSUANT TO SECTION 274 OF THE SFA (EACH AN “INSTITUTIONAL INVESTOR”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA) PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA, PROVIDED ALWAYS THAT NONE OF SUCH PERSON SHALL BE AN INDIVIDUAL OTHER THAN AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A(1)(a) OF THE SFA) (EACH, A “RELEVANT INVESTOR”).

NO CERTIFICATES ACQUIRED BY (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA MAY BE OFFERED OR SOLD, MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, OR OTHERWISE TRANSFERRED, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE, OTHER THAN TO (I) AN INSTITUTIONAL

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INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO

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AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RETENTION REQUIREMENT

The Japanese Financial Services Agency (“JFSA”) published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the securities issued in the securitization transaction equal to at least 5% of the exposure of the total underlying assets in the securitization transaction (the “Japanese Retention Requirement”), or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination by such investors that such underlying assets were not “inappropriately originated,” the Japanese Retention Requirement would apply to an investment by such investors in such securities.

No party to the transaction described in this PROSPECTUS has committed to hold a risk retention interest in compliance with the Japanese Retention Requirement, and we make no representation as to whether the transaction described in this PROSPECTUS would otherwise comply with the JRR Rule.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT HERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE

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DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2023-5YR1.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, a wholly-owned subsidiary of Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, which is a direct, wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation. The depositor’s address is 301 South College Street, Charlotte, North Carolina 28202-0901 and its telephone number is (704) 374-6161. See “Transaction Parties—The Depositor”.
Issuing Entity	BANK5 2023-5YR1, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.
Sponsors and Originators	The sponsors of this transaction are:
●	Wells Fargo Bank, National Association, a national banking association
●	Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company
●	Citi Real Estate Funding Inc., a New York corporation
●	Bank of America, National Association, a national banking association
These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.
The originators of this transaction are:
●	Wells Fargo Bank, National Association, a national banking association
●	Morgan Stanley Bank, N.A., a national banking association
●	Citi Real Estate Funding Inc., a New York corporation

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●	Bank of America, National Association, a national banking association
The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:
Sellers of the Mortgage Loans
Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	9	$358,416,019	34.9%
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	7	348,572,000	34.0
Citi Real Estate Funding Inc.	Citi Real Estate Funding Inc.	6	198,453,000	19.3
Wells Fargo Bank, National Association/ Bank of America, National Association/Citi Real Estate Funding Inc.	(2)	1	81,249,999	7.9
Bank of America, National Association	Bank of America, National Association	1	39,250,000	3.8
Total		24	$1,025,941,018	100.0%

(1)	Certain of the mortgage loans were co-originated or were part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the related mortgage loan seller and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans”.
(2)	The Brandywine Strategic Office Portfolio mortgage loan (7.9%) is part of a whole loan that was co-originated by Bank of America, National Association, Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc. and Citi Real Estate Funding Inc. Wells Fargo Bank, National Association is acting as mortgage loan seller and originator with respect to Notes A-7 and A-8, with an aggregate outstanding principal balance as of the cut-off date of $28,083,333. Bank of America, National Association is acting as mortgage loan seller and originator with respect to Notes A-4 and A-5, with an aggregate outstanding principal balance as of the cut-off date of $28,083,333. Citi Real Estate Funding Inc. is acting as mortgage loan seller and originator with respect to Notes A-10 and A-11-2, with an aggregate outstanding principal balance as of the cut-off date of $25,083,333.
See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
Master Servicer	Wells Fargo Bank, National Association is expected to act as the master servicer under the pooling and servicing agreement. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing

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offices of Wells Fargo Bank, National Association are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086-23A, 550 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.
The non-serviced mortgage loans will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Prior to the applicable servicing shift securitization date, any servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans and the Green Acres Whole Loan”.
Special Servicer	CWCapital Asset Management LLC, a Delaware limited liability company, is expected to act as the initial special servicer under the pooling and servicing agreement. CWCapital Asset Management LLC will act as special servicer with respect to the applicable mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to certain major decisions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. CWCapital Asset Management LLC maintains a servicing office at 900 19th Street NW, 8th Floor, Washington, D.C. 20006. See “Transaction Parties—The

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Special Servicer” and “Pooling and Servicing Agreement”.
If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan or serviced whole loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer with respect to such excluded special servicer loan will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.
CWCapital Asset Management LLC is expected to be appointed the special servicer by BIG Real Estate 5YR1, LLC or its affiliate, which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder with respect to each serviced mortgage loan (other than any servicing shift mortgage loans or any excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder”.
Prior to the applicable servicing shift securitization date, each servicing shift whole loan, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, the related servicing shift whole loan will be specially serviced, if

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necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans and the Green Acres Whole Loan”.
The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Trustee	Computershare Trust Company, N.A. will act as trustee. The corporate trust offices of Computershare Trust Company, N.A. are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other offices). Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to any servicing shift mortgage loans if the related whole loan becomes a specially serviced loan prior to the related servicing shift securitization date. From and after the related servicing shift securitization date, the mortgagee of record with respect to any servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.
With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Certificate Administrator	Computershare Trust Company, N.A. will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, N.A. are located at 9062 Old Annapolis Road, Columbia, Maryland

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21045 (among other offices), and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
The custodian with respect to any servicing shift mortgage loans will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift securitization date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicers, and in certain circumstances may recommend to the certificateholders that a special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced whole loan or servicing shift whole loan or any related REO property (each of which will be serviced pursuant to the related non-serviced pooling and servicing agreement). See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer generally will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of
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certificateholders have voted to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any servicing shift mortgage loan and (ii) any excluded loan as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.
With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.
The controlling class will be, as of any time of determination, the most subordinate certificates among the Class F, Class G and Class H certificates that has a certificate balance, as notionally reduced by any allocated cumulative appraisal reduction amounts allocable to such certificates, in the manner described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, at least equal to 25% of the initial certificate balance of such classes. As of the closing date, the controlling class will be the Class H certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

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It is anticipated that on the closing date, one or more funds or accounts managed by BIG Real Estate 5YR1, LLC or its affiliates are expected to purchase the Class F, Class G and Class H certificates, and that BIG Real Estate 5YR1, LLC or its affiliate is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than any excluded loan).
With respect to a servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the servicing shift securitization date, the rights of the controlling noteholder of the related servicing shift whole loan (if the related control note is included in the related future securitization) are expected to be exercisable by the directing certificateholder under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will generally only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting a servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.
Each entity identified as an “Initial Directing Party” in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention

Consultation Party	The risk retention consultation party will have certain non-binding consultation rights in certain circumstances with respect to the mortgage loans (other than certain excluded loans as described in the next paragraph), as

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further described in this prospectus. The risk retention consultation party will generally be the party selected by the holder or holders of more than 50% of the RR Interest (by certificate balance). Wells Fargo Bank, National Association is expected to be appointed as the initial risk retention consultation party.
With respect to the risk retention consultation party or the holder of the majority of the RR Interest, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.
Significant Obligor	There are no significant obligors related to the issuing entity.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective payment due date for the monthly debt service payment that is due in April 2023 (or, in the case of any mortgage loan that has its first payment due date after April 2023, the date that would have been its payment due date in April 2023 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about April 19, 2023.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in May 2023.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

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Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Delaware, Maryland, New York, North Carolina, the District of Columbia or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.
Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the payment due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the payment due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

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Assumed Final
Distribution Date;
Rated Final Distribution

Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-2	January 2028(1)
Class A-3	March 2028(1)
Class X-A	NAP
Class A-S	April 2028(1)
Class B	April 2028(1)

(1)	Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates and Class B Exchangeable Certificates that are principal balance certificates will have the same assumed final distribution date as the Class A-2, Class A-3, Class A-S or Class B certificates, respectively, shown in the table.
The rated final distribution date will be the distribution date in April 2056.

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Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2023-5YR1:
●	Class A-2, Class A-2-1, Class A-2-2, Class A-2-X1, Class A-2-X2
●	Class A-3, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2
●	Class X-A
●	Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2
●	Class B, Class B-1, Class B-2, Class B-X1, Class B-X2
The certificates of this Series will consist of the above classes and the RR Interest and the following classes that are not being offered by this prospectus: Class A-1, Class C, Class C-1, Class C-2, Class C-X1, Class C-X2, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H and Class R. The RR

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Interest is not being offered by this prospectus.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Aggregate Certificate Balance or Notional Amount		Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-2	$159,200,000	(2)	15.52%(2)	30.000%
Class A-3	$514,785,000	(2)	50.18%(2)	30.000%
Class X-A	$682,250,000		NAP	NAP
Class A-S	$112,084,000	(2)	10.92%(2)	18.500%
Class B	$43,859,000	(2)	4.28%(2)	14.000%

(1)	The approximate initial credit support with respect to the Class A-2 and Class A-3 certificates are presented in the aggregate with Class A-1, taking into account the certificate balances of the Class A-2 and Class A-3 trust components. The approximate initial credit support set forth for the Class A-S certificates represents the approximate credit support for the Class A-S trust component. The approximate initial credit support set forth for the Class B certificates represents the approximate credit support for the Class B trust component. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-retained certificates (other than Class R certificates), on the other hand, pro rata, in accordance with their respective percentage allocation entitlement. See “Credit Risk Retention”.
(2)	Each class of Exchangeable Certificates will have the certificate balance or notional amount described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:
Class	Approx. Initial Pass-Through Rate(1)
Class A-2(2)	5.7790%
Class A-3(2)	6.2600%
Class X-A	0.2689%
Class A-S(2)	6.4116%
Class B(2)	6.4116%

(1)	The pass-through rate for the Class A-2 certificates for any distribution date will be a fixed rate per annum, equal to the pass-through rate set forth opposite such class in the table. The pass-through rate for the Class A-3 certificates for any distribution date will be a variable rate per annum equal to the lesser of (a) the pass-through rate set forth opposite such class of certificates in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately

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prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rates for the Class A-S and Class B certificates for any distribution date, in each case, will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(2)	Each class of Exchangeable Certificates will have the pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.
For purposes of calculating the pass-through rates on the Class X-A certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.
For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	The master servicer and the special servicer are entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

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The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00375% to 0.03250%.
The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee for the related month of $3,500.
Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.
The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.
The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00892%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.
The operating advisor will be entitled to an upfront fee of $10,000 on the closing date. The operating advisor will also be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but not any related companion loan) at a rate equal to 0.00116% per annum with respect to each mortgage loan. The operating advisor will also be entitled under certain circumstances to a consulting fee.
The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As

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compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00030%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.
Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.
Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.
Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.
With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to
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receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
NON-SERVICED MORTGAGE LOANS(1)
Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
Oak Street NLP Fund Portfolio	0.01125% per annum	0.15000%
Brandywine Strategic Office Portfolio	0.00125% per annum	0.25000%(3)
Green Acres	0.00125% per annum	0.25000%(3)(4)
Orlando Office Portfolio	0.00250% per annum	0.25000%(3)
575 Broadway	0.00125% per annum	0.25000%(3)

(1)	Does not reflect the 1201 Third Avenue mortgage loan, which is a servicing shift mortgage loan. After the related servicing shift securitization date, the related mortgage loan will also be a non-serviced mortgage loan, and the master servicer and special servicer under such future pooling and servicing agreement will be entitled to the primary servicing fee and special servicing fee, respectively.
(2)	Included as part of the Servicing Fee Rate.
(3)	Such fee rate is subject to a minimum amount equal to $3,500 for any month in which such fee is payable.
(4)	From and after the securitization of the related note A-1 companion loan, such mortgage loan will be serviced under the pooling and servicing agreement governing such securitization and the related special servicing fee rate will be as specified in such pooling and servicing agreement.

Distributions

A. Allocation between

RR Interest and

Non-Retained Certificates	The aggregate amount available for distributions to holders of the certificates (including the RR Interest) on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and for distribution to all other certificates, on the other hand. The certificates
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other than the RR Interest are referred to in this prospectus as the “non-retained certificates”. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the non-retained certificates will at all times be the product of such amount multiplied by 95%, in each case such percentages being referred to in this prospectus as their respective “percentage allocation entitlement”.

B. Amount and Order

of Distributions on

Non-Retained

Certificates	On each distribution date, funds available for distribution to the non-retained certificates (other than any yield maintenance charges and prepayment premiums) will be distributed in the following amounts and order of priority:
First, to the Class A-1, Class X-A, Class X-D, Class X-F, Class X-G and Class X-H certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;
Second, to the Class A-1 certificates and the Class A-2 and Class A-3 trust components, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (b) second, to principal on the Class A-2 trust component, until the certificate balance of the Class A-2 trust component has been reduced to zero, and (c) third, to principal on the Class A-3 trust component, until the certificate balance of the Class A-3 trust component has been reduced to zero, or (ii) if the certificate balance of each class of certificates and trust component other than the Class A-1 certificates, the Class A-2 and Class A-3 trust components and the RR Interest has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates or trust components, funds available for distributions of principal will be distributed to the Class A-1 certificates and the Class A-2 and Class A-3 trust components remaining outstanding, pro rata, without regard to the distribution priorities described above;
Third, to the Class A-1 certificates and the Class A-2 and Class A-3 trust components, to reimburse the Class A-1 certificates and the Class A-2 and Class A-3 trust

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components, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such class or trust component;
Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates or trust components, and then in an amount equal to interest on that amount at the pass-through rate for such trust component;
Fifth, to the Class B, Class B-X1 and Class B-X2 trust components as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates or trust components, and then in an amount equal to interest on that amount at the pass-through rate for such trust component;
Sixth, to the non-offered certificates (other than the Class A-1, Class X-D, Class X-F, Class X-G, Class X-H and Class R certificates and the RR Interest) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

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Seventh, to the Class R certificates, any remaining amounts.
Principal and interest payable to the trust components will be distributed pro rata to the corresponding classes of exchangeable certificates representing interests therein in accordance with their class percentage interests therein as described under “Description of the Certificates—Distributions—Exchangeable Certificates”.
For more detailed information regarding distributions on the non-retained certificates, see “Description of the Certificates—Distributions —Priority of Distributions”.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R certificates) and the RR Interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—RR Interest—Priority of Distributions”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.
A description of the amount of principal required to be distributed to each class of the non-retained certificates entitled to principal on a particular distribution date and the RR Interest can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “Credit Risk Retention—RR Interest—Priority of Distributions”, respectively.

D. Yield Maintenance

Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the RR Interest, on the one hand, and the non-retained certificates, on the other hand, in accordance with their respective percentage allocation entitlement. Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the non-retained certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.
For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

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E. Subordination,

Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of non-retained certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-retained certificates. The chart also shows the allocation between the RR Interest and the non-retained certificates and the corresponding entitlement to receive principal and/or interest of certain classes of non-retained certificates on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated between the RR Interest and the non-retained certificates and the manner in which losses allocated to the non-retained certificates are further allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class A-1, Class C, Class C-X1, Class C-X2, Class X-D, Class X-F, Class X-G, Class X-H and Class R certificates and the RR Interest) to reduce the certificate balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-D, Class X-F, Class X-G, Class X-H or Class R certificates or any class of Exchangeable Certificates with an “X” suffix, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-D, Class X-F, Class X-G and Class X-H certificates and any class of Exchangeable Certificates with an “X” suffix, and, therefore, the amount of interest they accrue.

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(1)	The maximum certificate balances of Class A-2, Class A-3, Class A-S, Class B and Class C certificates will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. The relative priorities of the Exchangeable Certificates are described more fully under “Description of the Certificates—Distributions”.
(2)	The Class X-A, Class X-D, Class X-F, Class X-G and Class X-H certificates are interest-only certificates.
(3)	The Class A-1, Class X-D, Class X-F, Class X-G and Class X-H certificates and RR Interest are non-offered certificates.
(4)	Other than the Class A-1, Class X-D, Class X-F, Class X-G, Class X-H and Class R certificates and RR Interest.
Other than the subordination of certain classes of non-retained certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of holders of the RR Interest is pro rata and pari passu with the right to payment of holders of the non-retained certificates (as a collective whole), and as described above any losses incurred on the mortgage loans will be allocated between the RR Interest, on the one hand, and the non-retained certificates (other than the Class R Certificates), on the other hand, pro rata in accordance with their respective percentage allocation entitlements.
The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1 certificates and the Class A-2 and Class A-3 trust components.
To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses

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allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.
See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—RR Interest—Allocation of Retained Certificate Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

F. Shortfalls in Available

Funds	Shortfalls will reduce the aggregate available funds and will correspondingly reduce the amount allocated to the RR Interest and non-retained certificates. The reduction in amounts available for distribution to the non-retained certificates (other than the Class R Certificates) will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:
●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;
●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.
In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer will be allocated between the RR Interest, on the one hand, and the non-retained certificates (other than the Class R Certificates), on the other hand, in accordance with their respective percentage allocation entitlements. The prepayment interest shortfalls allocated to the non-retained certificates are required to be further allocated among the classes of non-retained

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certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan), unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.
The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.
None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.
See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real

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estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.
The special servicer will have no obligation to make any property protection advances (although they may elect to make them in an emergency circumstance in their sole discretion). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the related collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.
If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.
See “Pooling and Servicing Agreement—Advances”.
With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.
C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related payment due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

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With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be twenty-four (24) fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee estate of the related borrower in one hundred and thirty-four (134) commercial properties. See “Description of the Mortgage Pool—General”.
The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,025,941,018.
Whole Loans
Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the twenty-four (24) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”), and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

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Whole Loan Summary(1)

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(2)	Whole Loan Cut-off Date LTV Ratio(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)
National Warehouse & Distribution Portfolio	$100,000,000	9.7%	$57,000,000	NAP	56.7%	56.7%	1.54x	1.54x
Oak Street NLP Fund Portfolio	$97,500,000	9.5%	$242,500,000	$85,000,000	32.3%	40.4%	2.71x	2.16x
Brandywine Strategic Office Portfolio	$81,249,999	7.9%	$163,750,001	NAP	39.7%	39.7%	2.80x	2.80x
Green Acres	$70,000,000	6.8%	$300,000,000	NAP	54.5%	54.5%	2.10x	2.10x
Orlando Office Portfolio	$70,000,000	6.8%	$65,000,000	NAP	56.7%	56.7%	1.42x	1.42x
McKesson Phase 2	$46,700,000	4.6%	$30,000,000	NAP	63.9%	63.9%	1.94x	1.94x
575 Broadway	$34,846,068	3.4%	$91,993,620	NAP	59.0%	59.0%	1.38x	1.38x
1201 Third Avenue	$30,000,000	2.9%	$140,000,000	NAP	30.5%	30.5%	2.76x	2.76x
Essex Crossing	$25,000,000	2.4%	$15,690,000	NAP	65.0%	65.0%	1.32x	1.32x

(1)	Any unsecuritized pari passu companion loan may be further split.
(2)	Calculated including any related pari passu companion loans, but excluding any related mezzanine debt and/or subordinate companion loans.
(3)	Calculated including any related pari passu companion loans and any related subordinate companion loans, but excluding any related mezzanine debt.
Each of the National Warehouse & Distribution Portfolio whole loan, the McKesson Phase 2 whole loan and the Essex Crossing whole loan will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. Any information regarding the servicing and administration of such “serviced whole loans”, and related “serviced mortgage loans” and “serviced companion loans” that constitute parts of such serviced whole loans, is presented solely to enhance your understanding of the servicing and administration of the non-serviced whole loans.
The 1201 Third Avenue whole loan (the “servicing shift whole loan” and the related mortgage loan, the “servicing shift mortgage loan”) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling pari passu companion loan is securitized (the “servicing shift securitization date”), it is anticipated that the servicing shift whole loan will be serviced under, and by the master servicer (the “servicing shift master servicer”) and the special servicer (the “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (the “servicing shift pooling and servicing agreement”). Prior to the related servicing shift securitization date, the servicing shift whole loan will be a serviced whole loan, the related mortgage loan will be a serviced mortgage loan and the related companion loans will be serviced companion loans. On and after the related servicing shift securitization date, the servicing shift whole loan will be

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a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”.
Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

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Non-Serviced Whole Loans(1)(2)

Mortgage Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Oak Street NLP Fund Portfolio	OAKST 2023-NLP	9.5%	KeyBank National Association	Situs Holdings, LLC	Computershare Trust Company, N.A.
Brandywine Strategic Office Portfolio	FIVE 2023-V1	7.9%	Midland Loan Services, a Division of PNC Bank, National Association	Greystone Servicing Company LLC	Computershare Trust Company, N.A.
Green Acres	BMO 2023-C4(3)	6.8%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Computershare Trust Company, N.A.
Orlando Office Portfolio	BANK 2023-BNK45	6.8%	Wells Fargo Bank, National Association	LNR Partners, LLC	Computershare Trust Company, N.A.
575 Broadway	FIVE 2023-V1	3.4%	Midland Loan Services, a Division of PNC Bank, National Association	Greystone Servicing Company LLC	Computershare Trust Company, N.A.

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Initial Directing Party
Oak Street NLP Fund Portfolio	Computershare Trust Company, N.A.	Computershare Trust Company, N.A.	Pentalpha Surveillance LLC	Prima Capital Advisors LLC
Brandywine Strategic Office Portfolio	Computershare Trust Company, N.A.	Computershare Trust Company, N.A.	Park Bridge Lender Services LLC	Greystone High Yield Investments I LLC
Green Acres	Computershare Trust Company, N.A.	Computershare Trust Company, N.A.	Pentalpha Surveillance LLC	Goldman Sachs Bank USA
Orlando Office Portfolio	Computershare Trust Company, N.A.	Computershare Trust Company, N.A.	Park Bridge Lender Services LLC	LD III Sub XI, LLC
575 Broadway	Computershare Trust Company, N.A.	Computershare Trust Company, N.A.	Park Bridge Lender Services LLC	Greystone High Yield Investments I LLC

(1)	As of the closing date of the related securitization.
(2)	Does not reflect the 1201 Third Avenue whole loan, which is a servicing shift whole loan that will constitute a non-serviced whole loan after the related servicing shift securitization date.
(3)	The Green Acres whole loan will be serviced under the pooling and servicing agreement governing the BMO 2023-C4 trust until the securitization of the related note A-1 companion loan. From and after the securitization of the related note A-1 companion loan, such whole loan will be serviced under the pooling and servicing agreement governing such securitization and the related master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and directing certificateholder will be the parties specified in such pooling and servicing agreement.
For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Mortgage Loan Characteristics
The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and

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cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payments of any subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).
In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. Appraisals may not reflect the complete effects of the COVID-19 pandemic on the related mortgaged properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.
The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1. All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged

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properties, referred to in this prospectus without further description are approximate percentages of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, by cut-off date balances and/or the allocated loan amount allocated to such mortgaged properties as of the cut-off date.
The mortgage loans will have the following approximate characteristics as of the cut-off date:
Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$1,025,941,018
Number of mortgage loans	24
Number of mortgaged properties	134
Range of Cut-off Date Balances	$3,153,000 to $100,000,000
Average Cut-off Date Balance per mortgage loan	$42,747,542
Range of Interest Rates	5.1400% to 7.8750%
Weighted average Interest Rate	6.4291%
Range of original terms to maturity	60 months to 60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	55 months to 60 months
Weighted average remaining term to maturity	58 months
Range of original amortization terms(2)	300 months to 360 months
Weighted average original amortization term(2)	348 months
Range of remaining amortization terms(2)	296 months to 360 months
Weighted average remaining amortization term(2)	347 months
Range of Cut-off Date LTV Ratios(3)(4)(5)	30.5% to 73.4%
Weighted average Cut-off Date LTV Ratio(3)(4)	51.2%
Range of LTV Ratios as of the maturity date(3)(4)	30.5% to 73.4%
Weighted average LTV Ratio as of the maturity date(3)(4)	50.7%
Range of U/W NCF DSCRs(4)(5)	1.12x to 2.80x
Weighted average U/W NCF DSCR(4)(5)	1.90x
Range of U/W NOI Debt Yields(4)	7.6% to 18.1%
Weighted average U/W NOI Debt Yield(4)	13.3%
Percentage of Initial Pool Balance consisting of:
Interest Only	83.3%
Amortizing Balloon	14.7%
Interest Only, Amortizing Balloon	2.0%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Excludes 19 mortgage loans (collectively, 83.3%) that are interest-only for the entire term.
(3)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. Such mortgage

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loans are identified under the definitions of “Appraised Value” and/or “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(4)	In the case of mortgage loans that have one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the Oak Street NLP Fund Portfolio mortgage loan (9.5%), the related loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loans are 40.4%, 40.4%, 2.16x and 14.3%, respectively.
(5)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions”.
All of the mortgage loans accrue interest on an actual/360 basis.
For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	With respect to the Green Acres mortgage loan, the mortgaged property previously secured a securitized mortgage loan with an original maturity date of February 3, 2021. Following the borrower’s request for an extension of the maturity date in November 2020, the prior loan was transferred to special servicing in December 2020 due to the imminent loan maturity. In February 2021, the term of the prior loan was extended to February 3, 2022 and such loan was transferred back to master servicing. In or around February 2022, the term was further extended to February 3, 2023. In January 2023, the mortgage loan paid off the prior loan in full.

As of the cut-off date, none of the other mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with, the origination of such mortgage loans.

Properties with Limited

Operating History	With respect to one hundred ten (110) of the mortgaged properties (45.9%), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or

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affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.
See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; and “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances and the exchangeable certificates with notional amounts that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of $1,000,000 and integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

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You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.
We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.
See “Description of the Certificates—Book-Entry Registration”.
Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Wells Fargo Bank, National Association, as retaining sponsor, see “Credit Risk Retention”.

EU Securitization
Regulation and UK

Securitization Regulation	None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the offered certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation. See “Risk Factors—Other Risks Relating to the Certificates— EU Securitization Regulation and UK Securitization Regulation” in this prospectus.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a
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statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight and Thomson Reuters Corporation;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at www.wellsfargo.com/com/comintro.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.
The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class R certificates and the RR Interest) and deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity, provided that (i) the aggregate certificate balance of the Class A-1, Class D and Class E certificates and the Class A-2, Class A-3, Class A-S, Class B and Class C trust components is reduced to zero, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates and the RR Interest), (iii) such holder (or holders) pay an amount equal to the RR Interest’s proportionate share of the price specified in this prospectus and (iv) the master servicer consents to the exchange.

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See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that, with respect to the Brandywine Strategic Office Portfolio mortgage loan, each related mortgage loan seller will be obligated to take the above remediation actions as described under “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.
Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received,
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the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders, in the case of a sale of a serviced whole loan or an REO property related to a serviced whole loan, the related companion loan holder(s) (as a collective whole as if such certificateholders, and if applicable, the related companion loan holders constituted a single lender).
With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.
In the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.
Tax Status	Elections will be made to treat designated portions of the issuing entity as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.
The upper-tier REMIC will issue several classes of uncertificated REMIC regular interests, some of which will be held by the grantor trust. The grantor trust will issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of REMIC “regular interests” issued by the upper-tier REMIC, as

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further described under “Material Federal Income Tax Considerations”.
Pertinent federal income tax consequences of an investment in the offered certificates include:
●	Each class of offered certificates will represent beneficial ownership of one or more REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class X-A certificates, the Class A-2, Class A-S and Class B trust components and the Exchangeable IO certificates will represent regular interests issued with original issue discount and that the Class A-3 trust components will represent regular interests issued with a de minimis amount of original issue discount for federal income tax purposes.
See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.
If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.
The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940,

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as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus). See “Legal Investment”.
Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.
See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●       COVID-19: The underwriting of certain mortgage loans and the historical financial information may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, mixed use, retail, hospitality, industrial and leased fee) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
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●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.
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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

If you are considering an investment in a class of exchangeable certificates, you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange.

Risks Related to Market Conditions and Other External Factors

The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

A global outbreak of a novel coronavirus and a related respiratory disease (“COVID-19”) spread throughout the world, causing a global pandemic. The COVID-19 pandemic was declared a public health emergency of international concern by the World Health Organization, and the former president of the United States made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of state governments in the United States made emergency declarations and attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses. The COVID-19 pandemic and the responses thereto led to disruptions in global financial markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and the global economy in general. We cannot assure you whether or when all people and nations will resume full economic activity.

Furthermore, we cannot assure you as to if and when the operations of commercial tenants and the income earning capacity of residential tenants will reach pre-COVID-19 pandemic levels. Prospective investors should also consider the impact that one or more future surges in COVID-19 cases could have on economic conditions. We cannot assure you that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

With respect to the mortgage pool, it is unclear how many borrowers were adversely affected by the COVID-19 pandemic. To the extent borrowers were adversely affected, such borrowers may have less ability to weather future downturns in business occasioned by future surges in COVID-19 cases which may render them unable to meet their payment obligations under the mortgage loans, which may result in shortfalls in distributions of

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interest and/or principal to the holders of the certificates, and ultimately losses on the certificates.

Investors should understand that the underwriting of mortgage loans may be based in part on pre-COVID-19 pandemic performance. When evaluating the financial information, occupancy percentages and mortgaged property valuations presented in this prospectus (including certain information set forth in “Summary of Certificates”, “Description of the Mortgage Pool—Mortgage Pool Characteristics”, “Description of the Mortgage Pool—Certain Calculations and Definitions”, Annex A-1, Annex A-2 and Annex A-3), investors should take into consideration the dates as of which historical financial information and occupancy percentages are presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect (or fully reflect) the events described in this risk factor or any potential impacts of the COVID-19 pandemic. Because a pandemic of the scale and scope of the COVID-19 pandemic has not occurred in recent history, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans in the mortgage pool. See “Description of the Mortgage Pool—Definitions”.

In addition, the loss models used by the rating agencies to rate the certificates may not fully reflect the effects of the COVID-19 pandemic. We cannot assure you that any future decline in economic conditions precipitated by future surges in COVID-19 cases and future measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

The ongoing effects of the COVID-19 pandemic, including as a result of any future surges in COVID-19 cases, may continue to heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected

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devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. For example, hackers recently have engaged in attacks against organizations that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer or the other transaction parties will not suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law.

Certain of the Mortgage Loans may have “sunset” clauses that provide that recourse liability (including for environmental matters) terminates following repayment or defeasance in full, or that the recourse liability of the carveout guarantor will not apply to any action, event or condition arising after the foreclosure of the Mortgaged Property or similar action by a mortgage lender or an equity foreclosure by a mezzanine lender.

Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be

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non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties, including perceptions as to crime, risk of terrorism or other factors;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.
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Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

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Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were each the subject of a sale-leaseback transaction in connection with the acquisition of such property (or a portion of such property) by the related borrower or following such acquisition, including the DRC Warehouse Mortgaged Property (0.3%). Each of these mortgaged properties (or a portion thereof) are leased to a tenant, who is the former owner of the mortgaged property or portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 120 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. Here, that secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable,

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must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

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Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may have the right to assign their leases (and be released from their lease obligations) without landlord consent, either to other tenants meeting specific criteria, or more generally. In such event, the credit of the replacement tenant may be weaker than that of the assigning tenant.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant

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exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial

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part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code codified in Title 11 of the United States Code, as amended from time to time (the “Bankruptcy Code”) a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will

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take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
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●	in the case of government sponsored tenants, at any time or for lack of appropriations, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the adaptability of the building to changes in the technological needs of the tenants;
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.
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Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

In addition, the COVID-19 pandemic has resulted in lower than normal utilization levels with respect to office properties and it is uncertain how utilization levels will be impacted as the pandemic continues and after the pandemic ends. In the event that office tenants continue to implement full or partial “work from home” or other remote work policies, the overall demand for office space may be adversely affected for a significant time after the pandemic ends, which may impact the ability of the borrowers to lease their properties, and may impact the operation and cash flow of the properties and/or the borrowers’ ability to refinance the mortgage loans at maturity.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are generally rented by customers on a short term basis and for less square feet. Short term, smaller space users may be more impacted by economic fluctuations compared to traditional long term, larger office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”, “—Retail Properties” and “—Hospitality Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to

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Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Additionally, the grocery store industry is highly competitive and is characterized by intense price competition, narrow margins, increasing fragmentation of retail and online formats, entry of non-traditional competitors and market consolidation. In addition, evolving customer preferences and the advancement of online, delivery, ship to home, and mobile

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channels in the industry enhance the competitive environment. Grocery stores may be undercut by competition that have greater financial resources to take measures such as altering product mixes, reducing prices, providing home/in-store fulfillment, or online ordering.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls or strip centers that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls or strip centers. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall or strip center property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an

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anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Certain retail properties may have one or more tenants that sell hemp derived cannabidiol-based products. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on jurisdiction. Retail leases typically require the tenant to comply with applicable law, however, so any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants to cease possessing and/or distributing such products or otherwise be in breach of their respective leases.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the

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Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	supply chain disruptions;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use; and
●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more

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volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;
●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and
●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In

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addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs, banquet and meeting spaces, pools, swimming facilities and/or waterparks and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, bar’s or waterpark’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants, bars or waterparks will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

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See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hospitality property manager may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

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See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Multifamily Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Master Leased Properties Have Special Risks

Properties subject to a master lease present special risks. In such cases, where the borrower owns the fee interest but does not operate the related improvements, such borrower will only receive the rental income from the master lease and not from the operation of any related improvements. Any default by the master lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While master leases may contain certain restrictions on the use and operation of the related mortgaged property, the master lessee often enjoys certain of the rights and privileges of a fee owner, including the right to assign and sublet the master leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such master lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the landlord would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the master lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The master lessee is commonly permitted to mortgage its master leasehold interest without restriction, and the leasehold lender will often have notice and cure rights with respect to material defaults under the master lease. In addition, master leased interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remains in place. Furthermore, master leased interests are generally subject to the same risks associated with the property type of the master lessee’s use of the premises because that use is a source of revenue for the payment of master lease rent.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground

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leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Mortgaged Properties Leased to Startup Companies have Special Risks

Certain mortgaged properties may have tenants that are startup companies. Startup companies are new companies that are seeking to develop a scalable business model. Startup companies have heightened risks. Many startup companies do not generate positive cash flow, and may in fact experience significant negative cash flow. Startup companies that operate at a loss may experience rapid growth through venture capital investments; however, if the source(s) of funding lose confidence in the business model, or are unwilling or unable to continue funding for other reasons, the startup company may be faced with significant losses and be without a source of funding to continue its business or pay its obligations. Furthermore, valuations based on venture capital investment may rapidly decline. Many startups may produce only a single product or service, and therefore face a binary risk of failure if such product or service does not find market acceptance, meets with competition or is otherwise unsuccessful. Further, startup companies may be run by founders who lack significant business or finance experience. Startup companies generally have a low success rate. Accordingly, mortgaged properties leased to startup companies face the risk that the tenant may be unable to pay rent under its lease and may default on its lease.

Mortgaged Properties Leased to Government Tenants Have Special Risks

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations or upon the loss of access to certain government programs or upon other events related to government status.

With respect to tenants that constitute United States government agencies or entities, generally if the related Mortgaged Property is transferred, the leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of

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the lender to realize on the related Mortgaged Properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the Mortgaged Property and the borrowers required by certain United States agencies.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. See representation and warranty no. 8 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

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In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

In addition, vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. Such structures often have risks similar to those of condominium structures. A vertical subdivision or fee above a plane structure is generally governed by a declaration or similar agreement defining the respective owner’s fee estates and relationship; one or more owners typically relies on one or more other owners’ parcels for structural support. Each owner is responsible for maintenance of its respective parcel and retains essential operational control over its parcel. We cannot assure you that owners of parcels supporting collateral interests in vertical subdivision and fee above a plane parcels will perform any maintenance and repair obligations that may be required under the declaration with respect to the supporting parcel, or that proceeds following a casualty would be used to reconstruct a supporting parcel. Owners of interests in a vertical subdivision or fee above a plane structure may be required under the related declaration to pay certain assessments relating to any shared interests in the related property, and a lien may be attached for failure to pay such assessments.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

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Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Range of Remaining Terms to Maturity as of the Cut-off Date” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. See “Description of the

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Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans.

See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

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Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; and “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to

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mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Office, retail or mixed use properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present

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risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail bank branches, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required

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significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

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In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described

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above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. In addition, a borrower may incur costs to comply with various existing and future federal, state or local laws and regulations enacted to address the potential impact of climate change, including, for example, laws that require mortgaged properties to comply with certain green building certification programs (e.g., LEED and EnergyStar) and other laws which may impact commercial real estate as a result of efforts to mitigate the factors contributing to climate change. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less

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physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (“NFIP”) is scheduled to expire on September 30, 2023. We cannot assure you if or when the NFIP will be reauthorized by Congress. If the NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program has since been extended and reauthorized a few times. Most recently, it was reauthorized on December 20, 2019 for a period of seven years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million.

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The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 10 largest mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Additionally, the risks related to blanket insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related

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borrowers, and some or all of the related mortgaged properties are covered under the same blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

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Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, as described under “—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”, the assumptions and projections used to prepare underwritten cash flows for the mortgage pool may not reflect any potential impacts of the COVID-19 pandemic. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow

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presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

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The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria and the review conducted by each sponsor for this securitization transaction described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; and “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will

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affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the

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appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values other than “as-is” value will be the value of the related mortgaged property at maturity or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; and “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future

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mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such

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determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan, or in lieu of one or more reserve funds. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

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Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or impair the borrower’s ability to operate the related mortgaged property. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory schemes, including the Bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the

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course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any

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such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
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●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur

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unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risks Relating to Shari’ah Compliant Loans

Certain of the mortgage loans may be structured to comply with Islamic law (Shari’ah). The related borrower holds the fee interest in the mortgaged property. The related borrower has master leased the related mortgaged property to a master lessee, which is indirectly owned in part by certain investors of the Islamic faith. The rent payable pursuant to the applicable master lease is intended to cover the debt service payments required under the related mortgage loan, as well as reserve payments and any other sums due under the mortgage loan. However, in the case of certain Shari’ah compliant mortgage loans, including the Shari’ah compliant mortgage loans included in the mortgage pool, the related master lease payments may not match, and therefore may not fully cover, the debt service payments, or do not cover reserve payments.

By its terms, the master lease is subordinate to the related mortgage loan. However, in some cases, including in the case of the Shari’ah compliant mortgage loans included in the mortgage pool, the master lease may not provide that the lender is a beneficiary of the subordination provisions or may provide that the master tenant has no responsibility under the loan documents or to the lender. In such circumstances the master tenant may be able to assert defenses in the event that the lender seeks to terminate the master lease upon a foreclosure, which, if successful, could allow the master lease to remain in place and the master tenant to remain in control of the related property.

There is a risk that in a bankruptcy case of a master lessee, the master lease could be recharacterized as a financing lease in connection with an acquisition of the mortgaged property by the master lessee.

If such recharacterization occurred, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. In Shari’ah compliant mortgage loans, the master lessee typically does not grant a leasehold mortgage to the lender. Therefore, there is a risk that if the master lease were recharacterized as a financing lease, the lender could lose its mortgage on the property.

Shari’ah compliant loans may in some instances provide for an assignment of leases and rents from the related master tenant to the borrower, as landlord under the master lease, and a collateral assignment of such assignment of leases and rents from the borrower to the lender. However, under applicable state law, including the laws of states where the mortgaged properties securing the Shari’ah compliant mortgage loans included in the mortgage pool are located, an assignment of leases and rents without a mortgage may not be enforceable. Accordingly, the lender does not have a perfected security interest in the leases and rents of the underlying tenants.

The foregoing arrangements may adversely affect the ability of the lender to enforce the related mortgage loan or the amount received upon enforcement, particularly in the event of a bankruptcy of the borrower or master tenant.

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Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownerships”.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related Mortgaged Properties. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property. See “Description of the Mortgage Pool—Delaware Statutory Trusts”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as

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the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents

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pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are subject to master leases, operating leases or another similar structure, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

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Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”).  To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank, was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). Other banks have also come under pressure as a result of the failure of SVB and Signature Bank and we cannot assure you whether or not the FDIC will take similar or different actions with respect to other banking institutions. In addition, the lockbox accounts and certain other accounts for certain of the Mortgage Loans, including the National Warehouse & Distribution Portfolio mortgage loan, the Seminole Trail Portfolio mortgage loan, the Shabsels Leased Fee Portfolio mortgage loan, the Heritage Shops at Millennium Park mortgage loan and the Thomaston Shopping Center mortgage loan (collectively, 20.6%) were held at Signature Bank and have been transferred to Bridge Bank or Flagstar. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. It is unclear whether Bridge Bank or Flagstar currently meets the requirements under the applicable mortgage loan documents. Also, recent news reports have indicated that some rating agencies are assessing a number of financial institutions for possible downgrades, which may trigger the obligation to transfer accounts held at other institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

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Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Payment Due Dates; Interest Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

The interest rate on certain of the mortgage loans may have been reduced significantly as a result of an upfront fee paid to the applicable originator by each of the related borrowers. As a result, the interest rate on those mortgage loans may not reflect the current “market rate” that the related originator would have otherwise charged the related borrower based solely on the credit and collateral characteristics of the related mortgaged property and structural features of the applicable mortgage loan. See the corresponding description of the underwriting standards for each applicable mortgage loan seller under “Transaction Parties” in this prospectus.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

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None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines. For example:

●	New York City Local Law 97 of 2019 (“Local Law 97”) generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged real properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

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Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

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A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (or at least 10 years beyond the maturity date of a mortgage loan that fully amortizes by such maturity date) (in each case, taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may have a material effect on the cash flow and net income of the related borrower.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged

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property at foreclosure or adversely affect the foreclosure process. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Wells Fargo Bank, National Association, a sponsor, an originator, the master servicer, a holder of the RR Interest, the retaining sponsor, and the initial risk retention consultation party and of Wells Fargo Securities, LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. The originators may also earn origination fees in connection with the origination of the mortgage loans to be included in the mortgage pool. In certain cases, additional upfront fees may be earned in connection with a reduction of the interest rate of the related mortgage loan, in light of the other credit characteristics of such mortgage loan. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates. The originators, the sponsors and their affiliates

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expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

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In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective key employees or affiliates, or a sponsor, an originator or one of their respective key employees or affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective key employees or affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective key employees or affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A. and Citi Real Estate Funding Inc., each an originator, are each expected to hold a portion of the RR Interest as described in “Credit Risk Retention”, and Wells Fargo Bank, National Association is expected to be appointed as the initial risk retention consultation party by the holder of the majority of the RR Interest. The risk retention consultation party may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the holder of the majority of the RR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or such certificateholder holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as, with respect to any mortgage loan, any related borrower party is the risk retention consultation party or the holder of the majority of the RR Interest by whom the risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as any of Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A. or Citi Real Estate Funding Inc. (in each case as holders of the RR Interest) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, any of Wells Fargo Bank, National Association’s, Morgan Stanley Bank, N.A.’s or Citi Real Estate Funding Inc.’s employees, personnel or affiliates, in each case, involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. For the avoidance of doubt, the above covenants and restrictions will not apply to Wells Fargo Bank, National Association, in its capacity as master servicer. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Notwithstanding such restriction, there can be no assurance that any of Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A. or Citi Real Estate Funding Inc. (in each case as holders of the RR Interest) or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated

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workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Green Acres Whole Loan Will Shift to Other Servicers

The servicing of the Green Acres whole loan is currently governed by the BMO 2023-C4 pooling and servicing agreement and is anticipated to be governed thereby only temporarily, until the securitization of the related note A-1 companion loan. At that time, the servicing and administration of the Green Acres whole loan will shift to the applicable master servicer and the applicable special servicer under the pooling and servicing agreement that governs the securitization of the related note A-1 companion loan and will be governed exclusively by such pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of such securitization nor the identity of such master servicer or special servicer has been determined. In addition, the provisions of the pooling and servicing agreement that governs the securitization of such note A-1 companion loan have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the master servicer or special servicer under the pooling and servicing agreement that governs the securitization of such note A-1 companion loan, nor will they have any assurance as to the particular terms of such pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the Green Acres whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”.

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The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers

The servicing of the 1201 Third Avenue whole loan, the servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until the related servicing shift securitization date. At that time, the servicing and administration of the servicing shift whole loan will shift to the applicable master servicer and the applicable special servicer under the servicing shift pooling and servicing agreement and will be governed exclusively by the servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the servicing shift pooling and servicing agreement have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of any such servicing shift master servicer or servicing shift special servicer, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of the controlling companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

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The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, each expected holder of the RR Interest and the party expected to be designated to consult with the special servicer on their behalf as the risk retention consultation party is affiliated with an Underwriter Entity. There can be no assurance that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

Similarly, there can be no assurance that any actions Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A. or Citi Real Estate Funding Inc., each affiliates of an Underwriting Entity, takes in its capacity as a holder of the RR Interest or, in the case of Wells Fargo Bank, National Association, as the risk retention consultation party will necessarily be aligned with the interests of the holders of other classes of certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

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Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party (with respect to “an excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to

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the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BANK5 2023-5YR1 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

The master servicer and the special servicer service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing

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agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

CWCapital Asset Management LLC is expected to act as the special servicer, and it or an affiliate assisted BIG Real Estate 5YR1, LLC and/or one of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Similarly, it is expected that Wells Fargo Bank, National Association, a sponsor, an originator, a mortgage loan seller and the retaining sponsor, will be a holder of a portion of the RR Interest and will be the initial risk retention consultation party. In addition, Wells Fargo Bank, National Association will also be the master servicer under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank, National Association serves in various capacities pursuant to the non-serviced pooling and servicing agreements as described in the chart entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is (or is affiliated with) a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan or servicing shift mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage

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loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Pentalpha Surveillance LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for the operating advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Pentalpha Surveillance LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the

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initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for the asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that BIG Real Estate 5YR1, LLC or its affiliate, will be appointed as the initial directing certificateholder (other than with respect to any non-serviced mortgage loan, any servicing shift mortgage loan and any applicable excluded loan). The special servicer may, at the direction of the directing certificateholder for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan (or, in the case of the servicing shift mortgage loans, at the direction of the related controlling noteholder, prior to the applicable servicing shift securitization date), take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan, non-serviced whole loan and the servicing shift mortgage loan), (ii) the controlling noteholder of any servicing shift whole loan prior to the applicable servicing shift securitization date or (iii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan or the controlling noteholder of a non-serviced whole loan, may direct the special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—General” for the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the

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securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement under which it is being serviced. Set forth below is the identity of the initial directing certificateholder (or equivalent controlling entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is being serviced.

Whole Loan(1)	Non-Serviced PSA/TSA	Controlling Noteholder	Initial Directing Party(2)
Oak Street NLP Fund Portfolio	OAKST 2023-NLP	OAKST 2023-NLP	Prima Capital Advisors LLC
Brandywine Strategic Office Portfolio	FIVE 2023-V1	FIVE 2023-V1	Greystone High Yield Investments I LLC
Green Acres	BMO 2023-C4(3)	Goldman Sachs Bank USA	Goldman Sachs Bank USA
Orlando Office Portfolio	BANK 2023-BNK45	BANK 2023-BNK45	LD III Sub XI, LLC
575 Broadway	FIVE 2023-V1	FIVE 2023-V1	Greystone High Yield Investments I LLC

(1)	Does not reflect the 1201 Third Avenue whole loan, for which servicing will be transferred on the related servicing shift securitization date. The initial controlling noteholder of the 1201 Third Avenue whole loan will be Morgan Stanley Bank, N.A. as initial holder of the related controlling companion loan. With respect to such whole loan, after the securitization of the related controlling companion loan, the controlling noteholder of such whole loan will be the securitization trust into which the related controlling companion loan is deposited. The controlling class representative or other directing certificateholder under the securitization into which the related controlling companion loan is deposited is expected to succeed to the rights of Morgan Stanley Bank, N.A. as the controlling noteholder of such whole loan.
(2)	As of the closing date of the related securitization. The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related pooling and servicing agreement or intercreditor agreement, as applicable.
(3)	The Green Acres whole loan is currently serviced under the pooling and servicing agreement governing the BMO 2023-C4 trust. From and after the securitization of the related note A-1 companion loan, the related whole loan will be serviced under the pooling and servicing agreement governing such securitization.

The controlling noteholder or directing certificateholder, as applicable, for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders will have non-binding consultation rights, in each case with respect to such servicing shift whole loan

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under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holders (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift securitization date, the special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, the special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift securitization date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

With respect to each serviced whole loan other than any servicing shift whole loan, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan other than a servicing shift whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause or without cause for so long as a control termination event does not exist and other than in respect of any applicable excluded loans. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

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Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity), if any, under a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions or otherwise have

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business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer, or an affiliate, will constitute the initial directing certificateholder (other than with respect to any excluded loan as to the directing certificateholder). The directing certificateholder will have certain rights to direct and consult with the master servicer and special servicer (other than with respect to any non-serviced mortgage loan and any excluded loan as to the directing certificateholder). In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement and with regard to any servicing shift whole loan following the applicable servicing shift securitization date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and the descriptions of the consultation and control rights of the holders of the companion loan(s) for each of the whole loans under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Applicable Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan (or, with respect to a servicing shift whole loan, or if applicable, a non-serviced whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any

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certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a non-serviced whole loan, the holder of the related controlling note (or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan), under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Regulation

Investors should be aware, and in some cases are required to be aware, of certain restrictions and obligations with regard to securitizations imposed:

(a)    in the European Union (the “EU”), pursuant to Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) and certain related regulatory technical standards, implementing technical standards and official guidance (together with the EU Securitization Regulation, the “EU SR Rules”);

(b)    in the non-EU member states of the European Economic Area, pursuant to the EU SR Rules, to the extent (if at all) implemented or applicable in such member states; and

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(c)    in the United Kingdom (“UK”), pursuant to Regulation (EU) 2017/2402, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) and as amended (including by the Securitisation (Amendment) (EU Exit) Regulations 2019) (the “UK Securitization Regulation”) and certain related technical standards and official guidance (together with the UK Securitization Regulation, the “UK SR Rules”).

The EU SR Rules impose certain requirements (the “EU Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the EU Securitization Regulation), being: (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC; (b) subject to certain conditions and exceptions, institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EU; (d) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and managing companies as defined in that Directive; and (e) credit institutions and investment firms as defined in Regulation (EU) No 575/2013 (as amended, the “EU CRR”) (and, in addition, the EU CRR makes provision as to the application of the EU Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the EU CRR). Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

The UK SR Rules impose certain requirements (the “UK Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the UK Securitization Regulation), being: (a) insurance undertakings and reinsurance undertakings as defined in the Financial Services and Markets Act 2000 (as amended, the “FSMA”); (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) AIFMs as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage AIFs (as defined in such Regulations) in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; (e) CRR firms as defined in Regulation (EU) No 575/2013, as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK CRR”); and (f) FCA investment firms as defined in the UK CRR (and, in addition, the UK CRR makes provision as to the application of the UK Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the UK CRR). Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.

In this prospectus: (a) the EU Securitization Regulation and the UK Securitization Regulation are referred to together as the “Securitization Regulations” (and references to “each Securitization Regulation”, “either Securitization Regulation” or “the relevant Securitization Regulation” shall be construed accordingly); (b) the EU SR Rules and the UK SR Rules are referred to together as the “SR Rules”; (c) the EU Investor Requirements and the UK Investor Requirements are referred to together as the “SR Investor Requirements”; (d) EU Institutional Investors and UK Institutional Investors are referred to together as “SR Institutional Investors”; and (e) a “third country” is (i) under the EU SR Rules, a country other than an EU member state, or (ii) under the UK SR Rules, a country other than the UK. A reference to the “applicable” Securitization Regulation, SR Rules or SR Investor Requirements means, in relation to any SR Institutional Investor, as the case may be, the Securitization Regulation, the SR Rules or the SR Investor Requirements to which such SR Institutional Investor is subject.

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Under the applicable SR Investor Requirements, an SR Institutional Investor is permitted to invest in a securitization (as defined for purposes of the applicable SR Rules) only if, amongst other things:

(i)               where the originator, sponsor or original lender is established in a third country, such SR Institutional Investor has verified that the originator, sponsor or original lender retains, on an ongoing basis, a material net economic interest of not less than 5% in the securitization determined in accordance with Article 6 of the applicable Securitization Regulation and discloses the risk retention in accordance with the applicable SR Rules;

(ii)           in the case of an EU Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity (i.e., the issuer) has, where applicable, made available certain information prescribed by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article;

(iii)        in the case of a UK Institutional Investor, it has verified that, where the originator, sponsor or securitization special purpose entity is established in a third country, the relevant entity has, where applicable, made available information which is substantially the same as that which it would have made available under Article 7 of the UK Securitization Regulation if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and

(iv)        where the originator or original lender is established in a third country, the SR Institutional Investor has verified that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The SR Investor Requirements further require that an SR Institutional Investor carries out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, while holding an exposure to a securitization, an SR Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (a) establishing appropriate written procedures to monitor compliance with the applicable SR Investor Requirements and the performance of the investment and of the underlying assets; (b) performing stress tests on the cash flows and collateral values supporting the underlying assets; (c) ensuring internal reporting to its management body; and (d) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management of its investment and as otherwise required by the applicable SR Rules.

It remains unclear, in certain respects, what is and will be required for SR Institutional Investors to demonstrate compliance with the applicable SR Investor Requirements.

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Failure to comply with one or more applicable SR Investor Requirements may result in various sanctions, including, in the case of those SR Institutional Investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the securitization position acquired by the relevant SR Institutional Investor, or, in certain other cases, a requirement to take corrective action.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the SR Rules. In particular, no such person undertakes to take any action which may be required by any SR Institutional Investor for the purposes of its compliance with any applicable SR Investor Requirements.

In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any SR Institutional Investor with any SR Investor Requirements.

Consequently, the certificates may not be a suitable investment for any SR Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the certificates for investment, and, in particular, the scope and applicability of the SR Rules and their compliance with any applicable SR Investor Requirements.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued
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CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.
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Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—

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Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans
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increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment at maturity typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

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Furthermore, yield maintenance charges and prepayment premiums will only be allocated to certain classes of certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”, and each class may receive a different allocation of such amounts than other classes. In particular, the formulas for calculating the entitlements of the classes of Exchangeable IO Certificates to such amounts are different from the formulas for calculating the entitlements of the Class X-A certificates to such amounts.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates or trust component, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates or trust components.

Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1 certificates and Class A-2 and Class A-3 trust components
Class A-2-X1	Class A-2-1 certificates
Class A-2-X2	Class A-2-2 certificates
Class A-3-X1	Class A-3-1 certificates
Class A-3-X2	Class A-3-2 certificates
Class A-S-X1	Class A-S-1 certificates
Class A-S-X2	Class A-S-2 certificates
Class B-X1	Class B-1 certificates
Class B-X2	Class B-2 certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the certificates with notional amounts. Investors in any such certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net

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mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the non-retained certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of non-retained certificates (other than the Class R Certificates) and the RR Interest, pro rata, based on their respective percentage allocation entitlement as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the non-retained certificates (other than the Class R Certificates) and the RR Interest, pro rata, based on their respective percentage allocation entitlement as described in this prospectus on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent of the portion of losses that are realized on the mortgage loans and allocated to the non-retained certificates (other than the Class R Certificates), first the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component, then

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the Class B trust component, then the Class A-S trust component and, then, pro rata, the Class A-1 certificates and the Class A-2 and Class A-3 trust components, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class or trust component. Any portion of such amount applied to the Class A-2, Class A-3, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the certificate balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component. A reduction in the certificate balance of the Class A-1 certificates or the Class A-2 or Class A-3 trust components will result in a corresponding reduction in the notional amount of the Class X-A certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of the Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates to receive payments of principal and interest in respect of the non-retained certificates and otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocable to the non-retained certificates will generally be subordinated to those of the holders of the Class A-1, Class X-A, Class X-D, Class X-F, Class X-G and Class X-H certificates, the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates, and, if your certificates are Class B Exchangeable Certificates or Class C Exchangeable Certificates, to those of the holders of the Class A-S Exchangeable Certificates and, if your certificates are Class C Exchangeable Certificates, to those of the holders of the Class B Exchangeable Certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Payments Allocated to the RR Interest or the Non-Retained Certificates Will Not Be Available to the Non-Retained Certificates or the RR Interest, Respectively

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-retained certificates and the RR Interest, pro rata, based upon their respective percentage allocation entitlement. Amounts received and allocated to the non-retained certificates will not be available to satisfy any amounts due and payable to the RR Interest. Likewise, amounts received and allocated to

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the RR Interest will not be available to satisfy any amounts due and payable to the non-retained certificates. As a result of this allocation of payments, any losses incurred by the issuing entity will also be effectively allocated between the non-retained certificates (other than the Class R Certificates) and the RR Interest, pro rata, based upon their respective percentage allocation entitlement. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of any directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by allocated cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under

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“Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class R certificates and the RR Interest will not have any voting rights; however, the holders of the RR Interest will be entitled to consent to amendments to the pooling and servicing agreement that would adversely affect the rights of such certificateholders.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loan and, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, will have limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan or a servicing shift mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of allocated cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing (other than with respect to servicing shift mortgage loans, with respect to which the holder of the related controlling companion loan prior to the applicable servicing shift securitization date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace the special servicer, but will retain consultation rights and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than any servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the controlling note holder (or the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note) for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to any servicing shift whole loan,

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prior to the related servicing shift securitization date, the special servicer or the master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan and, therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and each servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the controlling noteholder (or the directing certificateholder (or the equivalent) of the related securitization trust) will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the controlling noteholder or the directing certificateholder (or the equivalent), if any, under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation party, the controlling companion loan holder with respect to any servicing shift whole loan, the controlling noteholder with respect to any non-serviced whole loan and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)               may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)            may act solely in the interests of the holders of the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling noteholder may act solely in its own best interest;

(iii)         does not have any duties to the holders of any class of certificates other than the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling noteholder does not have any duties to any other person;

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(iv)        may take actions that favor the interests of the holders of the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or the related controlling noteholder over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift mortgage loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)            will have no liability whatsoever (other than, with respect to the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, the controlling noteholder, or the controlling companion loan holder of any servicing shift whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer Without Cause”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than a servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the master servicer or the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such trust and servicing agreement or pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced whole loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loan or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer (other than with respect to a servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing

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not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent), or with respect to any servicing shift whole loan, the holders of the controlling notes related to such whole loans, and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan), will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield

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maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, however, the directing certificateholder (or equivalent), if any, of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust or other party holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent), if any, of such securitization trust or any other party holding the controlling note for a non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or, with respect to a servicing shift whole loan prior to the related servicing shift securitization date, the special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates;
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●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the interest rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

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Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Wells Fargo Bank, National Association in its capacity as a sponsor, in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. In addition, absent a material breach of a representation or warranty, the applicable mortgage loan seller will have no obligation to repurchase a mortgage loan if the related borrower is or has been adversely affected by the COVID-19 pandemic. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to the Brandywine Strategic Office Portfolio mortgage loan, each related mortgage loan seller will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory notes sold by it to the depositor as if the notes contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. It is also possible, that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

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Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default

With respect to the Oak Street NLP Fund Portfolio mortgage loan (9.5%), prior to the occurrence and continuance of certain mortgage loan events of default specified in the related co-lender agreement, any collections of scheduled principal payments and certain other unscheduled principal payments with respect to the related whole loan received from the related borrower will generally be allocated to such mortgage loan, the related pari passu companion loans and the related subordinate companion loans on a pro rata and pari passu basis. Such pro rata distributions of principal will have the effect of reducing the total dollar amount of subordination provided to the offered certificates by such subordinate companion loans.

See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Oak Street NLP Fund Portfolio AB Whole Loan”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and

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demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency, conservatorship or receivership of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors to the depositor in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) from its repudiation powers for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor or the depositor, as applicable. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy law and bank insolvency matters unavoidably have inherent limitations primarily because of the pervasive equity powers of the bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. As a result, we cannot assure you that the FDIC, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at

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various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the trustee, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect any master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans.

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Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the trustee, the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC Provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

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Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC Provisions that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC Provisions. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

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Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 165 of the Code.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), have from time to time experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

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Furthermore, consumer and producer prices in the United States have experienced steep increases. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, pandemics, civil unrest and/or protests, natural disasters and man-made disasters, including without limitation, the invasion of Ukraine by Russia and the economic sanctions triggered thereby, may have an adverse effect on the mortgaged properties and/or your certificates; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans, and the subsequent allocation of such amounts between the RR Interest, on one hand, and the non-retained certificates, on the other hand, as described in “Credit Risk Retention—RR Interest”. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The offered certificates are a new issue of securities with no established trading market and we cannot assure you that a secondary market for the offered certificates will develop. The underwriters are under no obligation to

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make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally (including, without limitation, the application of Rule 15c2-11 under the Exchange Act to the publication or submission of quotations, directly or indirectly, in any quotation medium by a broker or dealer for securities such as the offered certificates). If a secondary market does develop, we cannot assure you that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or
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other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013 implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
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●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that the borrower will be able to generate sufficient cash from the sale or refinancing of the mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of twenty-four (24) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $1,025,941,018 (the “Initial Pool Balance”). The “Cut-off Date” means the respective payment due dates for such Mortgage Loans in April 2023 (or, in the case of any Mortgage Loan that has its first payment due date after April 2023, the date that would have been its payment due date in April 2023 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Nine (9) Mortgage Loans (54.1%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans” in this prospectus, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

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The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	9	53	$358,416,019	34.9%
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	7	31	348,572,000	34.0
Citi Real Estate Funding Inc.	Citi Real Estate Funding Inc.	6	28	198,453,000	19.3
Wells Fargo Bank, National Association/Bank of America, National Association/Citi Real Estate Funding Inc.	(2)	1	7	81,249,999	7.9
Bank of America, National Association	Bank of America, National Association	1	15	39,250,000	3.8
Total		24	134	$1,025,941,018	100.0%

(1)	Certain of the Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the related mortgage loan seller and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans”.
(2)	The Brandywine Strategic Office Portfolio Mortgage Loan (7.9%) is part of a Whole Loan that was co-originated by Bank of America, National Association, Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc. and Citi Real Estate Funding Inc. Wells Fargo Bank, National Association is acting as mortgage loan seller and originator with respect to Notes A-7 and A-8, with an aggregate outstanding principal balance as of the cut-off date of $28,083,333. Bank of America, National Association is acting as mortgage loan seller and originator with respect to Notes A-4 and A-5, with an aggregate outstanding principal balance as of the cut-off date of $28,083,333. Citi Real Estate Funding Inc. is acting as mortgage loan seller and originator with respect to Notes A-10 and A-11-2, with an aggregate outstanding principal balance as of the cut-off date of $25,083,333.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial or multifamily real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be

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limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated or Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller:

●	The Oak Street NLP Fund Portfolio Mortgage Loan (9.5%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association and KeyBank National Association.
●	The Brandywine Strategic Office Portfolio Mortgage Loan (7.9%) is part of a Whole Loan that was co-originated by Bank of America, National Association, Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc. and Citi Real Estate Funding Inc.
●	The Green Acres Mortgage Loan (6.8%) is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA, Morgan Stanley Bank, N.A., Bank of Montreal and DBR Investments Co. Limited.
●	The 575 Broadway Mortgage Loan (3.4%) (a) is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc. and Societe Generale Financial Corporation and (b) was acquired by Wells Fargo Bank, National Association from Societe Generale Financial Corporation.
●	The 1201 Third Avenue Mortgage Loan (2.9%) is part of a Whole Loan that was co-originated by Morgan Stanley Bank, N.A. and JPMorgan Chase Bank, National Association.
●	The Essex Crossing Mortgage Loan (2.4%) is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA and Morgan Stanley Bank, N.A.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on April 19, 2023 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Oak Street NLP Fund Portfolio Mortgage Loan or the Oak Street NLP Fund Portfolio Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus.

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From time to time, a particular Companion Loan may be identified by name (for example, an Oak Street NLP Fund Portfolio Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the Oak Street NLP Fund Portfolio Mortgaged Properties); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to each Mortgage Loan with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the meanings set forth below. In reviewing such definitions, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination, and have not been updated. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity, Annual Debt Service means the aggregate interest payments scheduled to be due on the Payment Due Date following the Cut-off Date and the 11 Payment Due Dates thereafter for such Mortgage Loan; and
●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In

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the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. In certain other cases, the Appraised Value includes property that does not qualify as real property. For more information, see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A-1 is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth in the table under the definition of “LTV Ratio” below.

With respect to any Mortgage Loan that is a part of a Whole Loan, Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

With respect to the Green Acres Mortgage Loan (6.8%), the Appraised Value of $679,000,000 is based on the assumption that the PILOT tax benefits, which expire in 2026, will be extended to 2031. The Cut-off Date LTV Ratio and LTV Ratio at Maturity of such Mortgage Loan based on such Appraised Value is 54.5%. Approximately $119,100,000 was included as the present value of the PILOT tax benefits through 2031 in the as-is appraised value of $679,000,000. However, if the PILOT tax benefits are not extended beyond 2026, the as-is appraised value of the Mortgaged Property would be reduced by approximately $58,000,000, resulting in an estimated as-is value of $621,000,000. Based on such $621,000,000 estimated value, the Cut-off Date LTV Ratio and LTV Ratio at Maturity of such Mortgage Loan would be 59.6%. There is no assurance that the PILOT tax benefits will be extended. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for a discussion of the PILOT program and the assumed extension.

With respect to the Shabsels Leased Fee Portfolio Mortgage Loan (2.3%), the Appraised Value is reflective of the leased fee values of Mortgaged Properties, exclusive of any and all

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value attributable to the leasehold improvements. The appraisals also concluded to a Hypothetical Market Value As-Is of the Mortgaged Properties of $71,790,000, based on the hypothetical condition that the respective Mortgaged Property is not subject to the current ground lease encumbering such Mortgaged Property. The leasehold improvements are not collateral for the Shabsels Leased Fee Portfolio Mortgage Loan.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.
●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties,

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charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of the Mortgage Loans shown in the table below, a value other than the “as-is” Appraised Value).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Maturity Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Brandywine Strategic Office Portfolio(1)	7.9%	39.7%	39.7%	$617,200,000	41.3%	41.3%	$592,600,000

(1)	The Appraised Value (Other Than "As-Is") represents a portfolio value, which includes an approximately 4.15% premium over the aggregate individual appraised values.

The LTV Ratio as of the related maturity date set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date, assuming all principal payments required to be made on or prior to the related maturity date (not including the Maturity Date Balloon Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at Maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

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The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans was calculated based on the sum of the first 12 interest payments following the Cut-off Date.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

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The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“Loan-to-Value Ratio at Maturity”, “LTV Ratio at Maturity” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s), but without regard to any related Subordinate Companion Loan.

“Maturity Date Balloon Payment” or “Balloon Payment” means, for any balloon Mortgage Loan, the payment of principal due upon its stated maturity date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

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“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy As Of Date” means the date of determination of the Underwritten Economic Occupancy of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.
●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.
●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to
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obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●	“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.
●	“D or YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).
●	“YM@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“Underwritten Economic Occupancy” means (i) in the case of multifamily rental properties, the percentage of rental units that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Underwritten Economic Occupancy for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding

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the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily properties space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases

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or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. Furthermore, the Underwritten Net Cash Flow for certain Mortgaged Properties reflects the estimated benefits of any applicable real estate tax exemptions or abatements. See “—Real Estate and Other Tax Considerations” below. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period. Lastly, notwithstanding the foregoing, the vacancy assumption used in determining the revenue component of Underwritten Net Cash Flow may have used vacancy information for the subject Mortgaged Property and the related markets that pre-dates the impact of the COVID-19 pandemic.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); and (c) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in

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the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant

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improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan). The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Cash Flow” above.

“Units” or “Rooms” or “Beds” means in the case of a Mortgaged Property operated as a hospitality, the number of guest rooms.

“Weighted Average Interest Rate” means the weighted average of the Interest Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

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Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan and any related Pari Passu Companion Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

A Mortgage Loan’s Mortgage Rate may be lower than the interest rate initially proposed to the related borrower at the loan application stage. Such interest rate may have been reduced in connection with the payment of an upfront fee from the borrower to the related originator, in light of the other credit characteristics of the Mortgage Loan. See Annex A-3 for certain information regarding each of the 15 largest Mortgage Loans that was considered in connection with its origination, as well as the descriptions of the underwriting standards for each mortgage loan seller under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

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Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,025,941,018
Number of Mortgage Loans	24
Number of Mortgaged Properties	134
Range of Cut-off Date Balances	$3,153,000 to $100,000,000
Average Cut-off Date Balance per Mortgage Loan	$42,747,542
Range of Interest Rates	5.1400% to 7.8750%
Weighted average Interest Rate	6.4291%
Range of original terms to maturity	60 months to 60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	55 months to 60 months
Weighted average remaining term to maturity	58 months
Range of original amortization terms(2)	300 months to 360 months
Weighted average original amortization term(2)	348 months
Range of remaining amortization terms(2)	296 months to 360 months
Weighted average remaining amortization term(2)	347 months
Range of Cut-off Date LTV Ratios(3)(4)	30.5% to 73.4%
Weighted average Cut-off Date LTV Ratio(3)(4)	51.2%
Range of LTV Ratios at Maturity(3)(4)	30.5% to 73.4%
Weighted average LTV Ratio at Maturity (3)(4)	50.7%
Range of U/W NCF DSCRs(4)(5)	1.12x to 2.80x
Weighted average U/W NCF DSCR(4)(5)	1.90x
Range of U/W NOI Debt Yields(4)	7.6% to 18.1%
Weighted average U/W NOI Debt Yield(4)	13.3%
Percentage of Initial Pool Balance consisting of:
Interest Only	83.3%
Amortizing Balloon	14.7%
Interest Only, Amortizing Balloon	2.0%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Excludes 19 mortgage loans (collectively, 83.3%) that are interest-only for the entire term.
(3)	LTV Ratios (such as, for example, the Cut-off Date LTV Ratios and LTV Ratios at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related LTV Ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. Such Mortgage Loans are identified under the definitions of “Appraised Value” and/or “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(4)	In the case of Mortgage Loans that have one or more Pari Passu Companion loans and/or Subordinate Companion Loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan. With respect to the Oak Street NLP Fund Portfolio Mortgage Loan (9.5%), the related Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NCF DSCR and U/W NOI Debt Yield are calculated including the related Subordinate Companion Loans are 40.4%, 40.4%, 2.16x and 14.3%, respectively.
(5)	Debt Service Coverage Ratios (such as, for example, U/W NCF DSCRs or U/W NOI DSCRs) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Definitions”.

The issuing entity will include seven (7) Mortgage Loans (41.0%) that represent the obligations of multiple borrowers (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

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See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Office	32	$332,291,099	32.4%
CBD	8	204,344,387	19.9
Suburban	18	106,062,374	10.3
Medical	6	21,884,337	2.1
Retail	76	$296,404,075	28.9%
Single Tenant	65	122,680,722	12.0
Regional Mall	1	70,000,000	6.8
Lifestyle Center	1	65,000,000	6.3
Anchored	6	30,341,706	3.0
Shadow Anchored	1	4,500,000	0.4
Unanchored	2	3,881,647	0.4
Industrial	16	$214,829,826	20.9%
Warehouse/Distribution	13	186,461,118	18.2
Flex	3	28,368,708	2.8
Hospitality	5	$99,069,951	9.7%
Full Service	1	60,300,000	5.9
Limited Service	3	29,795,824	2.9
Select Service	1	8,974,127	0.9
Mixed Use	2	$59,846,068	5.8%
Retail/Office	1	34,846,068	3.4
Office/Retail	1	25,000,000	2.4
Leased Fee	3	$23,500,000	2.3%
Leased Fee	3	23,500,000	2.3
Total	134	$1,025,941,018	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

With respect to all the property types listed above, the borrowers with respect to Mortgage Loans secured by such property types may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” below.

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Office Properties

In the case of the office properties or mixed use properties with office components set forth in the above chart, we note the following:

●	With respect to the ExchangeRight Net Leased Portfolio #60 Mortgage Loan (3.8%), the lease related to the BioLife Plasma Services L.P. - Waco (Marketplace), TX Mortgaged Property contains a restriction on re-letting such Mortgaged Property, which provides that for the two-year period after the expiration or earlier termination of the lease, the related landlord may not sell or lease such Mortgaged Property, or any part thereof, to any person or entity operating a plasmapheresis center or conducting any other business which competes with the business of BioLife Plasma Services.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Retail Properties

In the case of the retail properties or mixed use properties with retail components set forth in the above chart, we note the following:

●	With respect to the Shoppes at River Crossing Mortgage Loan (6.3%), the operating covenants for Dillard’s, which is a non-collateral anchor, have expired.
●	With respect to Thomaston Shopping Center Mortgage Loan (0.4%), the leasehold interest of the largest tenant at the Mortgaged Property, Home Depot (Ground Lease), representing approximately 55.9% of the net rentable area, is governed by a ground lease between the borrower, as the lessor, and Home Depot (Ground Lease), as the lessee, with a term expiring on January 31, 2025; provided that the such tenant has 12 successive options to extend the term for a period of 5 years each. Such ground lease provides Home Depot (Ground Lease) with the option to purchase the premises demised to Home Depot (Ground Lease) pursuant to the ground lease at any time for a purchase price of approximately $1,318,182 during the initial term or the quotient of the current base rent payable under the ground lease divided by 11% during any extension term. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Redevelopment, Renovation and Expansion” and “—Specialty Use Concentrations” below.

Hospitality Properties

In the case of the hospitality properties set forth in the above chart, we note the following:

●	One Mortgaged Property (5.9%) identified on Annex A-1 as Queen Kapiolani Hotel is not a flagged hospitality property;
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The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgage Loan/Property Portfolio Names	Mortgage Loan Cut-off Date Balance ($)	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Hampton Inn Orlando - Airport - FL	$13,010,000	1.3%	04/30/2031	01/11/2028
Hampton Inn Orlando - Universal - FL	$10,290,000	1.0%	04/30/2031	01/11/2028
Hilton Garden Inn Blacksburg University	$8,974,127	0.9%	06/30/2036	12/11/2027
Quality Inn Long Beach-Signal Hill - CA	$6,495,824	0.6%	10/31/2038	03/11/2028

See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below as well as “—Insurance Considerations”. For a description of scheduled PIPs with respect to certain Mortgaged Properties, see “—Redevelopment, Renovation and Expansion”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, each of the mixed use Mortgaged Properties has one or more retail or office. For example:

●	With respect to the 575 Broadway Mortgage Loan (3.4%), the mortgaged property is designated as an historic landmark by New York City’s Landmark Preservation Committee (the “LPC”), and is subject to recorded restrictive covenants pertaining to its historic façade. The covenants impose an ongoing obligation on the property owner to maintain and repair the façade, and to permit triennial inspections by the LPC and a preservation architect. If those inspections determine that repair work is required, owner must apply for a permit and timely complete the work. If the owner fails to timely complete the work, the LPC can complete the work and is entitled to be reimbursed for its costs, which are secured by an automatic lien that has equivalent priority to a mechanic’s lien under New York law. Any default notice from the LPC must be provided to mortgagees. The borrower has a 45-day-cure period, and mortgagees are afforded an additional 30 days to effect or commence a cure. The loan documents provide that upon the issuance of LPC report requiring maintenance or repair work, the borrower is required, to the extent the applicable work is reasonably likely to cost in excess of $100,000, deposit into an account with Lender an amount equal to 100% of the costs to complete the applicable work (as determined by Lender in its reasonable discretion). Further, the loan documents provide for personal liability to the borrower and guarantor for losses related to the failure to deposit such façade-related funds.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

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Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Grocery store	38	8.9%
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools	14	8.4%
Restaurant	3	5.8%
Bank branch	2	4.3%
Gym, fitness center, spa or health club	1	1.8%

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

Significant Obligors

There are no significant obligors related to the issuing entity.

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Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per SF/Unit(1)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)	Property Type
National Warehouse & Distribution Portfolio	$100,000,000	9.7%	$40	1.54x	56.7%	Industrial
Oak Street NLP Fund Portfolio	$97,500,000	9.5%	$53	2.71x	32.3%	Various
Brandywine Strategic Office Portfolio	$81,249,999	7.9%	$170	2.80x	39.7%	Office
Green Acres	$70,000,000	6.8%	$178	2.10x	54.5%	Retail
Orlando Office Portfolio	$70,000,000	6.8%	$131	1.42X	56.7%	Office
Seminole Trail Portfolio	$65,000,000	6.3%	$90	1.46x	59.2%	Various
Shoppes at River Crossing	$65,000,000	6.3%	$118	1.53x	63.7%	Retail
Queen Kapiolani Hotel	$60,300,000	5.9%	$191,429	2.02x	45.0%	Hospitality
ExchangeRight Net Leased Portfolio #62	$48,500,000	4.7%	$113	1.97x	48.5%	Various
ExchangeRight Net Leased Portfolio #61	$46,872,000	4.6%	$121	1.98x	48.0%	Various
McKesson Phase 2	$46,700,000	4.6%	$388	1.94x	63.9%	Office
ExchangeRight Net Leased Portfolio #60	$39,250,000	3.8%	$99	1.88x	49.4%	Various
Smithsonian Libraries Research Annex	$36,000,000	3.5%	$108	1.45x	47.2%	Industrial
575 Broadway	$34,846,068	3.4%	$718	1.38x	59.0%	Mixed Use
1201 Third Avenue	$30,000,000	2.9%	$150	2.76x	30.5%	Office
Top 3 Total/Weighted Average	$278,749,999	27.2%		2.32x	43.2%
Top 5 Total/Weighted Average	$418,749,999	40.8%		2.13x	47.4%
Top 15 Total/Weighted Average	$891,218,067	86.9%		1.96x	50.2%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per SF/Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate, but unless otherwise expressly stated, excludes any Subordinate Companion Loan.
(2)	The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the Oak Street NLP Fund Portfolio Mortgage Loan (9.5%) based on the combined senior notes and subordinate notes are 2.16x and 40.4%, respectively.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.4% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” (58.0%) are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

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The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
National Warehouse & Distribution Portfolio	$100,000,000	9.7%
Oak Street NLP Fund Portfolio	97,500,000	9.5
Brandywine Strategic Office Portfolio	81,249,999	7.9
Orlando Office Portfolio	70,000,000	6.8
Seminole Trail Portfolio	65,000,000	6.3
ExchangeRight Net Leased Portfolio #62	48,500,000	4.7
ExchangeRight Net Leased Portfolio #61	46,872,000	4.6
ExchangeRight Net Leased Portfolio #60	39,250,000	3.8
Shabsels Leased Fee Portfolio	23,500,000	2.3
Hampton Inn Orlando Florida Portfolio	23,300,000	2.3
Total	$595,171,999	58.0%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels, buildings or units that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may be comprised of Mortgaged Properties owned by separate borrowers. For example:

One (1) group of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans” (13.1%) is not cross-collateralized but has borrower sponsors related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan/Mortgaged Property Portfolio Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
ExchangeRight Net Leased Portfolio #62	17	$48,500,000	4.7%
ExchangeRight Net Leased Portfolio #61	16	46,872,000	4.6
ExchangeRight Net Leased Portfolio #60	15	39,250,000	3.8
Total	48	$134,622,000	13.1%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

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Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	4	$132,702,068	12.9%
Florida	12	$103,355,389	10.1%
California	31	$93,442,730	9.1%
Pennsylvania	11	$77,786,177	7.6%
Georgia	3	$75,088,471	7.3%
Virginia	12	$74,516,527	7.3%
Ohio	5	$71,476,886	7.0%
Maryland	3	$62,568,000	6.1%
Hawaii	1	$60,300,000	5.9%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout twenty (20) other states with no more than 4.6% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Fifty-four (54) Mortgaged Properties (23.8%) located in California, Texas and Florida are more susceptible to wildfires than properties in other parts of the country.
●	Thirty-six (36) Mortgaged Properties (13.9%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 28%.
●	Six (6) Mortgaged Properties (1.7%) are each located within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean south of Maryland, and are therefore more susceptible to hurricanes. See representation and warranty no. 18 and 26 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

Mortgaged Properties with Limited Prior Operating History

One hundred ten (110) of the Mortgaged Properties (45.9%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has either no prior operating history or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

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See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Shari’ah Compliant Loans

The McKesson Phase 2 Mortgage Loan (4.6%) was structured as a Shari’ah compliant loan. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Shari’ah Compliant Loans”.

The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with Shari’ah laws. Although there are many requirements under Shari’ah laws that affect lending, the rule most affecting the standard loan structure is that Shari’ah laws prohibit transactions involving the payment of interest. This is based on the Shari’ah principle that it is unacceptable, in and of itself, for money to increase in value merely by being lent to another person. To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent. This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the property to the Shari’ah compliant party using a master lease (with the Shari’ah compliant party having an option to purchase at the end of the term of the Mortgage Loan).

Pursuant to the master lease for the McKesson Phase 2 Mortgage Loan (4.6%), the master tenant is required to pay monthly rent in an amount equal to the interest due under the Mortgage Loan for the period ending immediately prior to the payment date plus $10,000 (the estimated cost to the borrower to obtain insurance for the Mortgaged Property, fund property tax payments and perform structural maintenance at the Mortgaged Property), plus an additional $1,000 for each payment date immediately following the last day of each calendar quarter. The master lease provides that it is subject and subordinate to the Mortgage Loan.

Tenancies-in-Common or Diversified Ownership

With respect to the Marnell Corporate Center V Mortgage Loan (2.0%), the related borrowers own all or a portion of the related Mortgaged Property as tenants-in-common and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Delaware Statutory Trusts

A borrower that is a Delaware statutory trust (“DST”) is restricted in its ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related Mortgaged Properties. In order to accommodate this structure (and address the DST restrictions), a DST borrower typically enters into a master lease with a master tenant (which entity is controlled by the borrower sponsor or an affiliate). The master tenant enters into leases with the tenants at the Mortgaged Property. In the case of a Mortgaged Property that is owned by a DST, there is also a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays

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with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Properties.

With respect to each of the ExchangeRight Net Leased Portfolio #62 Mortgage Loan (4.7%), the ExchangeRight Net Leased Portfolio #61 Mortgage Loan (4.6%) and the ExchangeRight Net Leased Portfolio #60 Mortgage Loan (3.8%), the related borrower is a DST. The applicable Mortgage Loan documents limit the number of ultimate owners of the related borrower to 400 persons. The related borrower has master leased the Mortgaged Property to a newly formed, single-purpose entity that is wholly owned by an entity that is, in turn, wholly-owned by the non-recourse carveout guarantors. The master lease has been collaterally assigned to the lender and has been subordinated to the related Mortgage Loan documents. The Mortgage Loan documents provide for an assignment of leases and rents from the related master tenant to the borrower, as landlord under the master lease, and a collateral assignment of such assignment of leases and rents from the borrower to the lender, but do not provide for a mortgage on the master lease. However, under applicable state law, including the laws of states where the Mortgaged Properties securing the ExchangeRight Net Leased Portfolio #62 Mortgage Loan, the ExchangeRight Net Leased Portfolio #61 Mortgage Loan and the ExchangeRight Net Leased Portfolio #60 Mortgage Loan are located, an assignment of leases and rents without a mortgage may not be enforceable. Accordingly, the lender would not have a perfected security interest in the leases and rents of the underlying tenants. The rents under the master lease are less than the rents payable by the underlying tenants. The Mortgage Loan was underwritten based on the rents payable by the underlying tenants. The foregoing structure may delay or impede enforcement of the Mortgage Loan, particularly in the event of the bankruptcy of the borrower or master tenant.

With respect to the ExchangeRight Net Leased Portfolio #62 Mortgage Loan (4.7%), the U/W NOI Debt Yield and U/W NCF DSCR, based only on the annual master lease rent, is 12.2% and 2.12x, respectively. The U/W NOI Debt Yield and U/W NCF DSCR based on the rents from the underlying tenants (and not the master lease rent), is 11.4% and 1.97x, respectively.

See “Risk Factors—Risks Relating to the Mortgage Loans— Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

Condominium and Other Shared Interests

The Brandywine Strategic Office Portfolio - 933 First Avenue, ExchangeRight Net Leased Portfolio #60 – ShopRite/ShopRite Liquor – Vineland (Landis), NJ, —Inspira – Vineland (Landis), NJ, Essex Crossing and Heritage Shops at Millennium Park Mortgaged Properties (6.0%) are each secured in whole or in part by the related borrower’s interest in one or more units in a condominium. With respect to such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

With respect to the Brandywine Strategic Office Portfolio Mortgage Loan (7.9%), the 933 First Avenue Mortgaged Property is subject to a two-unit condominium regime comprised of

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the Mortgaged Property and an adjacent office building. Each unit is a separate, stand-alone building, and each unit owner has maintenance responsibilities for its own building. Common areas consist of shared land for access, landscaping and parking, among other things. The borrower holds a 50% voting interest in the related condominium association and does not control the related condominium board. Any decisions, including any amendment to the related condominium documents or dissolution of the condominium regime, require the consent of both condominium unit owners. The condominium documents provide for binding arbitration in the event of an unresolved dispute between the parties.

With respect to the Essex Crossing Mortgage Loan (2.4%), the Mortgaged Property is comprised of two commercial/retail condominium units that are part of a 6-unit mixed use condominium regime that includes, among other things, a non-collateral residential component. The Mortgaged Property represents a 25.81% interest in the related condominium association and the borrower has the right to designate two of the five members of the related condominium board. Accordingly, the borrower does not control the condominium board.

With respect to the Heritage Shops at Millennium Park Mortgage Loan (1.8%), the Mortgaged Property is situated at the base of a vertically subdivided 57-story, 357-unit luxury high-rise residential apartment building owned by the sponsor, but not included in the collateral for the Mortgage Loan. A portion of the Mortgaged Property consisting of eight garage parking spaces is subject to a condominium regime. The eight parking spaces are reserved for rent by condo unit owners. The borrower owns a 0.1544% allocable share of the common areas and the borrower’s share of assessments that were required to be paid for the Mortgaged Property in 2022 was equal to approximately $7,984.32. Given the de minimis portion of the condominium represented by the mortgaged property, the borrower has no right to appoint board members, and no control rights in the condominium.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	127	$813,083,754	79.3%
Leasehold	6	142,857,265	13.9
Fee/Leasehold	1	70,000,000	6.8
Total	134	$1,025,941,018	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.
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In general except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated. See Annex A-3 for more information on the Mortgaged Properties secured by ground leases relating to the largest 15 Mortgage Loans.

With respect to the Brandywine Strategic Office Portfolio Mortgage Loan (7.9%), the Mortgage Loan is secured in part by one of the borrowers’ leasehold interest in The Bulletin Building Mortgaged Property pursuant to a ground lease between Academic Properties Inc., as ground lessor (“The Bulletin Building Ground Lessor”), and Brandywine 3025 Market, LP, as ground lessee. The ground lease has a term that expires in 2116. However, The Bulletin Building Ground Lessor has the right to terminate or acquire the related leasehold interest effective on the later of (i) 12 years following the commencement date of the ground lease (October 2029, which is less than twenty years beyond the stated maturity date of the related Mortgage Loan) and (ii) 12 years following any assignment of the leasehold interest to a third-party that is unaffiliated with the then-current ground lessee, subject to the following conditions: (a) The Bulletin Ground Lessor’s payment of the amount stipulated by the ground lease (which amount may not be not less than the sum of (1) any and all prepayment or yield maintenance fees required to be paid by the ground lessee to effect the payoff and release of any then-existing leasehold mortgages and related liens and security interests, and (2) the greatest of (x) 125% of the fair market value (as calculated under the related ground lease) of the borrower’s leasehold interest in the mortgaged property (as determined in accordance with the related ground lease), (y) 125% of the replacement cost of the improvements, or (z) any and all amounts due and owing under any then-existing leasehold mortgage that was entered into in accordance with the lease (excluding any default interest, late fees or other similar sums), and (b) any then-existing leasehold mortgage is paid off and all liens and security interests existing in connection with such leasehold mortgage are unconditionally released by the related lender.

In addition, under the related ground lease, The Bulletin Building Ground Lessor has a right to purchase the leasehold mortgage in the event the Mortgage Loan has been accelerated or any enforcement action, including any judicial or non-judicial foreclosure proceeding, the exercise of any power or sale, or the taking of a deed or assignment in lieu of foreclosure, has been commenced and is continuing. The leasehold mortgagee is required to give the ground lessor notice of any such actions, and the ground lessor has 10 days after receipt of such notice to exercise its option to purchase the subject leasehold mortgage for a price equal to the outstanding principal balance (on an allocated loan amount basis), together with all accrued interest and any other amounts due thereon, including protective advances (as defined by the related ground lease) and allocable costs and expenses incurred by the lender in connection with enforcing the terms of the Whole Loan. We cannot assure you that the ground lessor’s purchase right may not adversely affect the leasehold mortgagee’s exercise of remedies respecting either the subject property or the portfolio as a whole.

With respect to the Green Acres Mortgage Loan (6.8%), the Mortgage Loan is secured in part by the leasehold interest of one of the borrowers, Valley Stream Green Acres LLC (“Valley Stream”), in one of the anchor tenant spaces (the “Walmart Parcel)”, representing approximately 8.3% of the net rentable square footage of the Mortgaged Property) pursuant to a 36-year ground lease, dated as of February 22, 1989 (the “Walmart Ground Lease”),

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between Walmart, as ground lessor, and Valley Stream, as ground lessee. Valley Stream leased the Walmart Parcel back to Walmart. The term of the Walmart Ground Lease commenced on August 13, 1990 and expires August 12, 2026, with two additional six-year extension options. Such extension options may be extended on behalf of Valley Stream by the lender pursuant to the estoppel delivered by Walmart. According to such estoppel, the base rent under the Walmart Ground Lease is a fixed amount equal to approximately $1,080,000 per annum (approximately $90,000 per month) during the initial term of the Walmart Ground Lease as determined in accordance with the terms of the Walmart Ground Lease and approximately $1,500,000 per annum (approximately $125,000 per month) during the extension terms. In addition, Valley Stream is required to return to Walmart a certain amount of any percentage of rents paid by Walmart under the Walmart space lease as part of the percentage ground lease rent.

With respect to the Queen Kapiolani Hotel Mortgage Loan (5.9%), the Mortgaged Property is comprised in its entirety by the related borrower’s leasehold interest. In connection with any assignment of the ground lease, the ground lessee is required to pay to ground lessor a security deposit equal to 6 monthly installments of annual rent (plus the general excise tax thereon). Upon an increase in annual rent, the security deposit shall be increased proportionally. In addition, the ground lessor may condition the granting of consent to an assignment of the Lease on an increase in the security deposit if ground lessor has reasonable concerns about the stable net worth of the proposed assignee, sublessee or transferee or its ability to perform all of the obligations of the lease.

With respect to the 575 Broadway Mortgage Loan (3.4%), the Mortgaged Property is comprised in its entirety by the related borrower’s leasehold interest. In connection with any transfer of the Mortgage Loan, the ground lease requires that any transferee (other than an assignment to the lender or a qualifying wholly-owned affiliate) post one year of base rent as a security deposit. At origination, the borrower delivered a letter of credit in the amount of $5,750,000 to the lender as additional collateral for the Mortgage Loan, to cover potential increases in the security deposit payable pursuant to the ground lease.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

As regards ground leases, see representation No. 36 on Annex D-1 and the exceptions thereto on Annex D-2.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property no more than nine (9) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental

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conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Oak Street NLP Fund Portfolio Mortgage Loan (9.5%), the Phase I ESAs required in connection with origination found RECs to be present at twelve (12) of the Mortgaged Properties leased to Save Mart Supermarkets or Badcock, as follows: (i) with respect to Save Mart Supermarkets - Vacaville, CA (2), a former dry cleaning operation at an adjacent property; (ii) with respect to Save Mart Supermarkets – Tracy, CA (2), an existing on-site gas station with active underground storage tanks (a “UST”) and the potential existence of former on-site dry cleaning operations; (iii) with respect to Save Mart Supermarkets - Fresno, CA (5), a former on-site dry cleaning tenant listing; (iv) with respect to Save Mart Supermarkets - Bakersfield, CA, former use of a portion of the related property by a K-Mart facility likely conducting automotive repair operations; (v) with respect to Save Mart Supermarkets - Stockton, CA; a current on-site dry cleaning operation for more than 25 years with previously reported contamination; (vi) with respect to Save Mart Supermarkets - Fresno, CA (3), a current dry cleaning operation at an adjacent property; (vii) with respect to Badcock – Mulberry, FL (3), the lack of subsurface investigation data for a former auto repair facility, demolished in 1941, and for the locations of two former onsite USTs, removed in 1998 and 2007; (viii) with respect to Save Mart Supermarkets – Napa, CA, former on-site dry cleaning and car wash operations and a current dry cleaning operation at an adjacent property; (ix) with respect to Save Mart Supermarkets – Fresno, CA (4), existing on-site and former adjacent dry cleaning operations and an existing adjacent gasoline station; (x) with respect to Save Mart Supermarkets - Oakland, CA, an existing adjacent dry cleaning operation; (xi) with respect to Badcock – Mulberry, FL (5), lack of status information related to two heating oil USTs, an underground historical hydraulic oil tank, three closed-in ground lifts and a septic tank; and (xii) with respect to Save Mart Supermarkets - Lodi, CA, former on-site dry cleaning operations within a regional chlorinated solvent groundwater contamination plume. The environmental consultant did not recommend further investigation of the Save Mart Supermarkets – Lodi, CA Mortgaged Property as indoor and outdoor air sampling at the property in 2020 found no issues, and the owners/ users at the property were not identified as responsible parties associated with the regional groundwater contamination plume. In lieu of Phase II ESAs, environmental insurance was required as follows: (i) a Premises Environmental Liability-type policy provided by Lloyd’s Syndicate 2623/623 (Beazley), with total limits of $10,000,000 per occurrence and $20,000,000 in the aggregate, subject to a $100,000 self-insured retention per incident, with a term expiring on January 30, 2028, that provides primary coverage on 5 properties; and (ii) a Lender Pollution Policy issued by Great American E & S Insurance with total limits of $25,000,000 per occurrence and $25,000,000 in the aggregate, subject to a $100,000 self-insured retention per incident, with a term expiring on February 23, 2031, that provides excess coverage on the aforementioned 5 properties and primary coverage for the remaining 7 properties. The lender
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obtained opinions of probable cost in the event that any remediation was necessary in the future, which identified at a 90-95% confidence interval that any aggregate remediation would not exceed approximately $13,900,000.

●	With respect to the National Warehouse & Distribution Portfolio Mortgage Loan (9.7%), the ESA for the 5685 Raiders Road, Building B Mortgaged Property identifies as a Business Environmental Risk for the Mortgaged Property elevated levels of manganese detected in the water supply received from a community well system. A drinking water notice, dated November 18, 2022, similarly indicated that elevated levels of manganese were detected in the water supply. The well system is operated by the East Central Ohio Business Park, who is also responsible for the maintenance of the system. While the system is under repair to address compliance with applicable drinking water quality standards, drinking water is being supplied to the occupants of the Mortgaged Property in the form of bottled water.

The ESA for the 840 Southwest Complex Street Mortgaged Property identifies as a controlled REC for the Mortgaged Property impacts to groundwater associated with fleet refueling and vehicle service operations historically conducted onsite by Broyhill Furniture. These impacts were identified during a subsurface investigation conducted at the Mortgaged Property in 2004 in connection with the removal of underground storage tanks. Based on the results of this investigation, Broyhill Furniture reported a release to the North Carolina Department of Environment and Natural Resources (“NCDENR”) on June 11, 2004, and NCDENR required that a Limited Site Assessment (“LSA”) be conducted at the Mortgaged Property. Based on evaluation of groundwater, surface water, vapor impact, land use, and surrounding properties in accordance with NCDENR guidelines, the LSA ultimately identified the release incident as “Low Risk”. In a letter dated December 17, 2004, NCDENR acknowledged receipt of the LSA and determined that the release “does not meet the requirements for further assessment or corrective action,” and therefore, directed the consultant conducting the LSA not to proceed with any additional investigation or monitoring; however, the 2004 release is currently identified with an open regulatory status in the relevant environmental database. According to the North Carolina Department of Environmental Quality (“NCDEQ”) (formerly NCDENR), the Mortgaged Property qualifies for restricted closure, and may qualify for unrestricted closure should additional analytical data be submitted that demonstrates impacts below applicable standards. Given that the regulatory authority determined the historic release did not require further assessment or corrective action and the that Mortgaged Property qualifies for closure, the ESA consultant did not recommend any additional investigation, but did recommend formally obtaining closure from the NCDEQ, and also recommended decommissioning of equipment associated with the former fueling and vehicle servicing operations that currently remains on site. The Mortgage Loan documents require that the borrower use commercially reasonable efforts to obtain closure from the NCDEQ within 120 days of origination of the National Warehouse & Distribution Portfolio Mortgage Loan.

●	With respect to the Brandywine Strategic Office Portfolio Mortgage Loan (7.9%), the related ESA identified a controlled recognized environmental condition (“CREC”) at the Metroplex, PA Mortgaged Property in connection with the continued presence of asbestos containing waste material (“ACM”) that previously filled quarries historically operated at the Mortgaged Property. According to the ESA, while much of the ACM was encapsulated by eight to fifteen feet of soil cover, there were limited areas at the Mortgaged Property where the ACM was at or near the ground surface. Remedial action undertaken at the Mortgaged Property to eliminate direct contact and
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inhalation exposure included the construction of improvements, paved parking areas and sidewalks at the Mortgaged Property, as well as the placement of a geotextile membrane and clean fill material to assure that any ACM is encapsulated by a minimum of two feet of clean soil cover (collectively, the “Site Cap”). According to the ESA, a final report for both groundwater and soil approved by the Pennsylvania Department of Environmental Protection (the “PADEP”) demonstrated attainment of non-residential site specific standards. In addition, the Mortgaged Property is subject to certain activity and use limitations that provide, among other things, that (i) the Mortgaged Property cannot be utilized residentially unless residential standards can be proven and approved by the PADEP, (ii) the owner of the Mortgaged Property is required to maintain the Site Cap and prohibit activities that would interfere with the integrity and effectiveness of the Site Cap and (iii) any excavation or activity that could result in contact with the ACM is prohibited unless approved by the PADEP. See “—Non-Recourse Carveout Limitations”.

●	With respect to the Green Acres Mortgage Loan (6.8%), the related ESA identified six RECs at the Mortgaged Property related to the following: (i) historical auto repair operations and an associated oil/water separator used at the Mortgaged Property and reportedly removed, but for which no closure documentation was available, (ii) free product observed in a monitoring well at an adjacent property for which a responsible party unrelated to the borrower was identified, (iii) cases of petroleum impacts to soil and groundwater at adjacent properties for which responsible parties unrelated to the borrower were identified, and (iv) a vapor migration concern identified in connection with the Mortgaged Property’s long-term historic use of hazardous chemicals. The environmental consultant recommended no further action as of the date of the ESA, except that with respect to the RECs identified in (ii) and (iii) above, the environmental consultant recommended periodic file review until the adjacent properties obtain closure from the New York State Department of Environmental Conservation. The borrowers currently maintain an environmental insurance policy from Indian Harbor Insurance Company with a per incident limit of $25,000,000 and aggregate limits of $50,000,000. The current policy is for a three year term expiring in 2025. The borrowers are required to maintain a similar environmental insurance policy throughout the Mortgage Loan’s term and three years after the Mortgage Loan’s maturity date.
●	With respect to the Orlando Office Portfolio Mortgage Loan (6.8%), the related Phase I ESA obtained in connection with loan origination identified certain recognized environmental conditions at the Citrus Center Mortgaged Property, having an allocated loan amount equal to 34.1% of the original loan amount, associated with a former and existing 1,000-gallon UST containing diesel fuel. No information was available in the regulatory file regarding the former UST, which was removed in 1987. The current UST is made of double-walled fiberglass with a leak detection system. Based on the age of the current UST and the potential for unreported discharges, the Phase I ESA consultant deemed this condition a REC and recommended a limited subsurface investigation to determine the presence of possible contaminants. The Phase I ESA consultant provided an opinion of probable cost with a 90% confidence interval that the total cost for potential remediation had an upper-end limit of $584,430. In lieu of obtaining a Phase II ESA, the lender required a $3,000,000 premises environmental liability-commercial lender-type environmental insurance policy with a $3,000,000 sublimit per claim from Great American E & S Insurance Company, with an 8-year policy term (3 years past the loan term) and having a $25,000 deductible per claim. Great American E & S Insurance Company has an S&P “A+” rating.
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●	With respect to the ExchangeRight Net Leased Portfolio #61 Mortgage Loan (4.6%), the related ESAs identified RECs and/or CRECs at the Metro Market—Madison, WI Mortgaged Property (0.6%), the Unity Point Health— Moline, IL Mortgaged Property (0.5%), the CVS Pharmacy — Glenville, NY Mortgaged Property (0.3%), the Dollar General Market – Lompoc, CA Mortgaged Property (0.2%) and the CVS Pharmacy — Miamisburg, OH Mortgaged Property (0.2%), in each case as follows.
o	With respect to the Metro Market—Madison, WI Mortgaged Property, the ESA identified a REC related to the former use of a portion of the Mortgaged Property as landfill until approximately 1969 and historical dry-cleaning activities at the Mortgaged Property in the early 1990s. Site investigations performed in 1999 and 2000 identified soils impacted by PCE and volatile organic compounds (“VOCs”) and PCE-impacted groundwater at the Mortgaged Property. Contaminated soils were excavated and removed in 2001 and groundwater monitoring was performed at the Mortgaged Property from 2001 through 2005. Although the Wisconsin Department of Natural Resources (“WDNR”) issued a final site closure letter stating that the groundwater was remediated to the WDNR’s standards in December 2005, given the elevated concentrations of chlorinated solvents detected in onsite groundwater samples at such time (PCE concentrations ranging from 510 micrograms per liter) and the limited nature of a previous indoor air sampling investigation completed in the improvements at such Mortgaged Property in 2016 (during which only one data point was collected), a vapor intrusion concern could not be ruled out and as a result a Phase II subsurface investigation was performed in December 2022. Soil gas samples did not detect impacts at concentrations exceeding applicable regulatory levels. Accordingly, the Phase II determined the potential for vapor intrusion to be low and did not recommend additional investigation or remediation activities. Based on regulatory closure from the WDNR and the completed remedial actions and investigations, the former landfill and dry cleaner operations and associated closed release case are also considered a CREC. Additionally, the ESA identified a CREC related to the former operations of a concrete burial vault company at the Mortgaged Property from 1942 to 1994. Polyaromatic hydrocarbons (“PAHs”) and VOCs were detected in the soil at levels exceeding regulatory standards. PCE impacts were also previously identified in a potable well sample; however, impacts were not detected in shallow groundwater. The ESA determined that the former operations of the concrete burial vault company did not use PCE/chlorinated solvents and these impacts were related to an off-site unknown source. Approximately 2,357 cubic yards of impacted soil were excavated from the Mortgaged Property in December 1996. WDNR granted unconditional closure for the soil impacts in May 1997.

o	With respect to the Unity Point Health — Moline, IL Mortgaged Property, the ESA identified a CREC related to a car dealership and repair shop operated at the Property from 1966 through 2017. Various underground storage tanks were installed and removed at the Mortgaged Property. Investigations performed in 2017 identified soil and groundwater contamination along the southeast portion of the Mortgaged Property in the vicinity of a former 1,000-gallon gasoline UST. A no further remediation letter (“NFRL”) was issued by the Illinois Environmental Protection Agency in December 2017 following the submittal of a focused
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site investigation report/remediation objectives report/remedial action completion report in August 2017. The NFRL included restrictions on all existing and future buildings constructed on the Mortgaged Property requiring a full concrete slab-on-grade floor or full concrete basement floor and walls with no sump(s). The NFRL also restricts the Mortgaged Property to industrial/commercial land use only. The ESA stated that in the event of any further excavation and/or construction activities at the Mortgaged Property, a safety plan must be developed to address possible worker exposure.

o	With respect to the CVS Pharmacy — Glenville, NY Mortgaged Property, the ESA identified a CREC related to a gas station and automotive service garage historically operated at the Mortgaged Property prior to 1970. Subsurface investigations began in 1983 and corrective actions were taken, with the spill case ultimately closed by the New York State Department of Environmental Conservation (“NYSDEC”) in April 1995. Additionally, the Mortgaged Property was identified in the Leaking Storage Tank database in October 1998. In May 1999, four 4,000-gallon USTs were removed from the Mortgaged Property. Contaminated soil was encountered during removal activities and as a result a preliminary limited subsurface investigation was completed in October 1999, which detected benzene, toluene, ethylbenzene, and xylene (“BTEX”) compounds in groundwater samples. A soil vapor extraction system was installed and operated until October 2003, at which time the maximum total BTEX concentration in groundwater had been reduced to acceptable levels. The NYSDEC issued a no further action letter for the Mortgaged Property in August 2005. In the spring of 2006, two additional USTs were removed from the Mortgaged Property. During the excavation of the sanitary sewer and storm sewer trenches, suspect soil was encountered and approximately 14.4 tons of impacted soil was removed. However, no constituents of concern were identified in the soil samples submitted for laboratory analysis. NYSDEC granted regulatory closure for this incident in July 2006. The ESA concluded that, although no further investigation was warranted at the time of the ESA, if such Mortgaged Property were to be redeveloped for residential purposes, further investigation of the vapor pathway would be warranted at that time.
o	With respect to the Dollar General Market—Lompoc, CA Mortgaged Property, the ESA identified a REC related to historical dry-cleaning activities on the western adjoining parcel from approximately 1975-2020. The California Department of Toxic Substances Control’s Hazardous Waste Tracking System indicates that such facility generated hazardous waste streams containing chlorinated solvents from as early as 1994 to 2018, including tetrachloroethylene (“PCE”), naphtha and methyl ethyl ketone. To investigate potential impacts, a Phase II subsurface investigation was performed during which (x) four sub-slab soil gas samples were analyzed for chlorinated solvents and (y) three indoor air samples and one ambient air sample were analyzed for PCE. Although PCE was detected above commercial screening levels in soil gas, PCE was not detected in indoor air at concentrations exceeding applicable screening levels and no PCE was detected in ambient air samples. Based on these results, the Phase II determined that the historical use of the western adjoining parcel as a dry-cleaning facility does not appear to represent a vapor intrusion
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concern and no additional investigation or remediation activities presently appear warranted.

o	With respect to the CVS Pharmacy — Miamisburg, OH Mortgaged Property, the ESA identified a CREC related to a former onsite gas station dating back to the 1960s until May 1992, which utilized four underground storage tanks (“USTs”). Prior to UST closure activities, a release was reported in January 1990. Various environmental investigation and remediation activities were performed. To address remaining environmental impacts from benzene and total xylenes, an environmental covenant with Montgomery County was recorded in April 2018, which (x) restricts the use of groundwater, (y) limits the use of the Mortgaged Property to non-residential uses and (z) prohibits the construction of basements at the Mortgaged Property. The Ohio Department of Commerce-Bureau of Underground Storage Tank Regulations issued a no further action letter in August 2018 for the release reported in January 1990.
●	With respect to the McKesson Phase 2 Mortgage Loan (4.6%), the ESA indicated that, as part of the Mortgaged Property’s historical use, petroleum and hazardous substances were used and stored onsite in numerous underground storage tanks. The use of these substances resulted in impacts to soil, soil gas, and groundwater. The Phase I environmental report identified several remedial actions that had been taken, and identified the above circumstance as a CREC.
●	With respect to the ExchangeRight Net Leased Portfolio #60 Mortgage Loan (3.8%), the related ESA noted a CREC from the ShopRite/ShopRite Liquor - Vineland (Landis), NJ and Inspira - Vineland (Landis), NJ Mortgaged Properties historical operations including operation as a salvage yard from 1950 until 2004 related to historical soil and groundwater contamination including cadmium in the groundwater concentrations exceeding the New Jersey Department of Environmental protection (“NJDEP”) Groundwater Quality Standards in a small area of such Mortgaged Properties. Pursuant to an agreement between the NJDEP and the responsible party, 2009-2011 investigations and soil excavations and removal activities were performed and the NJDEP granted conditional no further action for such issues with restrictions including ongoing monitoring, testing and former monitoring well closure. As a result, at closing $199,920 (representing the estimated maximum probable cost in the ESA) was reserved with respect to environmental work at such Mortgaged Properties for continued general site monitoring, well closure costs monitoring and site testing.
●	With respect to the ExchangeRight Net Leased Portfolio #60 Mortgage Loan (3.8%), the Giant Food Store - Coopersburg (Fairmount), PA Mortgaged Property’s sole tenant has a gas station. The Phase I ESA did not identify any issues.
●	With respect to the Shabsels Leased Fee Portfolio Mortgage Loan (2.3%), with respect to the Clocktower Place Mortgaged Property, the related ESA identified as a CREC for the Mortgaged Property residual impacts to soils associated with historic dry cleaning operations conducted onsite from 1988 to 1998. In 2000, the former dry cleaner enrolled in the Missouri Department of Natural Resources (“MDNR”) Voluntary Cleanup Program to address various dry cleaning chemicals that had been detected in soils. Reportedly, groundwater was not impacted. Excavation of impacted soil was conducted, and the MDNR issued a Certificate of Completion (“COC”) on May 6, 2003, indicating that remedial actions had been completed in accordance with the MDNR approved Remedial Action Plan. The COC allowed for residual impacts
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acceptable for commercial/industrial use to remain onsite, but required that a Declaration of Restrictive Covenant be filed with the county recorder limiting the Mortgaged Property to commercial/industrial use. Such Declaration of Restrictive Covenant was filed in 2003. The COC also required the construction of an engineered concrete cap to prevent surface infiltration into groundwater as well as to prevent human exposure. Given that this matter received closure from the governing authority, the ESA consultant concluded that no further action or investigation was necessary. However, the ESA consultant recommended that the Mortgaged Property continue to comply with the required land use restrictions and engineering controls.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including, executing property required improvement plans. Below are descriptions of certain of such Mortgaged Properties related to (i) the 15 largest Mortgage Loans and (ii) Mortgage Loans with property improvement plan amounts exceeding 10% of the related Cut-off Date Balance of such Mortgage Loan:

●	With respect to the 1201 Third Avenue Mortgage Loan (2.9%), the Mortgaged Property is undergoing a $12.0 million renovation targeted towards upgrading the common areas, which has not been reserved for.
●	With respect to the Hampton Inn Orlando Florida Portfolio Mortgage Loan (2.3%), with respect to Hampton Inn Orlando - Airport - FL Mortgaged Property, the lender obtained a $1,700,000 PIP reserve in connection with anticipated improvements required in connection with a 2024 PIP requirement.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals

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obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than ten (10) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnations

There may be Mortgaged Properties as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property. For example, with respect to the Shabsels Leased Fee Portfolio Mortgage Loan (2.3%), the related borrower was notified of a proposed condemnation in February 2022 that, as proposed, would affect an immaterial portion of the Clocktower Place Mortgaged Property. The proposed condemnation has not been completed, and the related borrower has not received any notices regarding such proposed condemnation since February 2022. We cannot assure you that any actual condemnation would solely relate to the area that was proposed to be condemned.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Twelve (12) Mortgage Loans (49.3%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.
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●	Eight (8) Mortgage Loans (26.8%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.
●	Four (4) Mortgage Loans (23.9%) was originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to the National Warehouse & Distribution Portfolio Mortgage Loan (9.7%), the sole member of the Mortgage Loan borrowers, MPI Group LLC, is in default under certain loans (the “MPI Default”). In addition, the sole tenant, CVB, Inc., which is under common ownership with the parent of the related borrowers, is currently in default under various loans (with the MPI Group LLC loans subject to the MPI Default, the “Applicable Loans”) as a result of, among other things, (i) failing to maintain the fixed charge coverage ratio under CVB, Inc.’s corporate credit agreement, (ii) failing to deliver financial statements, compliance certificates, and projections required under the related loan documents, (iii) a cross-default arising from the MPI Default, which relates to indebtedness that is guaranteed by CVB, Inc., and (iv) the failure to deliver a mortgage as required under the related loan documents. On account of such defaults, CVB, Inc. and the other borrower parties to the related loans are currently obligated to pay the default rate of interest pursuant to such loan documents. As of the date of origination of the National Warehouse & Distribution Portfolio Mortgage Loan, the chief financial officer of CVB, Inc. and MPI Group LLC (collectively, the “Malouf Companies”) confirmed that there have been no payment defaults under the Applicable Loans despite default interest being assessed on some of the Applicable Loans. The chief financial officer of the Malouf Companies also indicated (i) that the aggregate current balance of the Applicable Loans as to MPI Group LLC is approximately $28,700,000, and (ii) the maximum limit of the financing for the Applicable Loan as to CVB, Inc. is $200,000,000, of which approximately $61,800,00 has been drawn and is outstanding. There can be no assurance that such defaults under the Applicable Loans, and any remedies exercised by the lenders party thereto, will not impact CVB, Inc.’s ability to pay the rent due under its leases at the National Warehouse & Distribution Portfolio Mortgaged Property. Under the loan documents for the National Warehouse & Distribution Portfolio Mortgage Loan, a trigger period, resulting in a sweep of excess cash flow into a lender-controlled excess cash flow reserve account, will occur if, among other things, on or after January 1, 2024, the Malouf Companies fail to have and maintain a liquidity of at least $18,000,000 in the aggregate, or either of the Malouf Companies continues in default under the Applicable Loans or any other loan agreement, letter of credit, or other credit facility, as applicable. See “Description of the Mortgage Loan–Affiliated Leases” in this prospectus and “Large Loan Summaries–National Warehouse & Distribution Portfolio–Lockbox and Cash Management” attached to this prospectus.
●	With respect to the Brandywine Strategic Office Portfolio Mortgage Loan, the Green Acres Mortgage Loan, the Shoppes at River Crossing Mortgage Loan, the 575 Broadway Mortgage Loan, the Essex Crossing Mortgage Loan and the Hilton Garden Inn Blacksburg University Mortgage Loan (collectively, 27.8%), (a) within
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approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans or groups of Mortgage Loans with related borrowers, we note the following:

●	With respect to the Brandywine Strategic Office Portfolio Mortgage Loan (7.9%), the related borrower sponsor acquired the 1900 Market Mortgaged Property out of foreclosure in 2012 at an approximate $28,021,798 loss to the lender under a prior loan secured by the Mortgaged Property.
●	With respect to the Green Acres Mortgage Loan (6.8%), the Mortgaged Property previously secured a securitized mortgage loan with an original maturity date of February 3, 2021. Following the borrower’s request for an extension of the maturity date in November 2020, the prior loan was transferred to special servicing in December 2020 due to the imminent loan maturity. In February 2021, the term of the prior loan was extended to February 3, 2022 and such loan was transferred back to master servicing. In or around February 2022, the term was further extended to February 3, 2023. In January 2023, the Mortgage Loan paid off the prior loan in full.
●	In addition, with respect to the Green Acres Mortgage Loan (6.8%), in the past, affiliates of the borrower sponsor, including through joint ventures, obtained certain commercial mortgage loans secured by retail properties. Those affiliates subsequently defaulted under those loans. The loans include a $112 million non-recourse CMBS mortgage loan and a $22 million mezzanine loan backed by a shopping center, a $125 million non-recourse CMBS mortgage loan backed by a regional shopping center, a $58 million non-recourse CMBS mortgage loan backed by a regional shopping mall, a $40 million non-recourse CMBS loan backed by a regional shopping mall, a $60 million non-recourse CMBS loan backed by a regional shopping mall, an $84 million non-recourse CMBS loan backed by a regional shopping mall, a $35 million non-recourse CMBS loan backed by a regional shopping mall, a $37 million CMBS loan backed by a regional shopping mall and a $19 million non-recourse CMBS loan backed by a regional shopping mall. These financed properties were either transferred to the special servicer by deed-in-lieu of foreclosure or to receivership.
●	With respect to the Shoppes at River Crossing Mortgage Loan (6.3%), affiliates of the borrower sponsor have experienced prior defaults, including a default in
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February 2023 on commercial mortgage loans secured by two office properties in downtown Los Angeles having existing debt of approximately $784 million.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty nos. 41 and 42 in Annex D-1 and the exceptions to representation and warranty no. 42 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	One hundred one (101) Mortgaged Properties (42.5%) are each leased entirely to a single tenant.
●	Eight (8) Mortgaged Properties (9.1%) are leased (or marketed to be leased) to multiple tenants; however, one such tenant occupies 50% or more of the NRA of such Mortgaged Property.

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”,
“—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each mixed use, office, industrial and retail Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Tenant Summary” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the National Warehouse & Distribution Portfolio, the Green Acres, the Seminole Trail Portfolio, the Shoppes at River Crossing, the ExchangeRight Net Leased

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Portfolio #62, the ExchangeRight Net Leased Portfolio #61 and the 1201 Third Avenue Mortgage Loans.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each mixed use, office, industrial and retail Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have unilateral termination options or termination options related to lack of appropriations with respect to all or a portion of their space as set forth below:

●	With respect to the Brandywine Strategic Office Portfolio Mortgage Loan (7.9%), Spark Therapeutics, Inc., the largest tenant at The Bulletin Building Mortgaged Property, has the right to terminate its lease with respect to one or more contiguous floors of its space effective on December 31, 2028 (the “Sparks Termination Date”) with (i) written notice no later than (x) 30 months prior to the Sparks Termination Date if Spark Therapeutics, Inc. is then occupying three or more full floors at the Mortgaged Property or (y) 24 months prior to the Sparks Termination Date if Spark Therapeutics, Inc. is then occupying less than three full floors at the Mortgaged Property and (ii) payment of the unamortized TI/LC costs with respect to the portion of the space terminated.
●	With respect to the Brandywine Strategic Office Portfolio Mortgage Loan (7.9%), Bill Me Later, Inc., the largest tenant at the Metroplex, PA Mortgaged Property, has the right to terminate its lease with respect to either its entire space or a portion of its space that comprises all of the premises on a particular floor or floors exercisable by September 30, 2027 with (i) prior written notice no later than (x) if the termination is with respect to the entire space, 15 months, or (y) if the termination is with respect to less than the entire space, 12 months, and (ii) payment of a termination fee.
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●	With respect to the Orlando Office Portfolio Mortgage Loan (6.8%), with respect to the 390 North Orange Mortgaged Property, (a) the largest tenant, Nelson Mullins Riley & Scarborough, LLP, has a one-time right to reduce its space by no less than 5,000 square feet and no more than 10,000 square feet, and (b) the second largest tenant, GSA, has the right to terminate its lease for suite 1900, comprised of 16,639 square feet, following the first 10-years of the lease term.
●	With respect to the Seminole Trail Portfolio Mortgage Loan (6.3%), as to the Technology Pointe I & II Mortgaged Property, the largest tenant, Patient First Corporation, which leases 78.9% of net rentable area at such Mortgaged Property, has the right to terminate its lease if the parties are unable to agree to an expansion space lease following the tenant’s request for such an expansion space lease.
●	With respect to the Seminole Trail Portfolio Mortgage Loan (6.3%), as to the Westerre IV Mortgaged Property, the largest tenant, John F. Van Der Hyde & Assoc., which leases 52.5% of net rentable area at such Mortgaged Property, has the right to terminate its lease with respect to up to 20% of its space effective November 30, 2023 upon not less than 9 months’ notice and payment of a termination fee.
●	With respect to the ExchangeRight Net Leased Portfolio #62 Mortgage Loan (4.7%), the ExchangeRight Net Leased Portfolio #61 Mortgage Loan (4.6%), and the ExchangeRight Net Leased Portfolio #60 Mortgage Loan (3.8%), BioLife Plasma Services L.P., which is the (i) sole tenant at the BioLife Plasma Services L.P. – Irving Mortgaged Property securing the ExchangeRight Net Leased Portfolio #62 Mortgage Loan, (ii) sole tenant at the BioLife Plasma Services L.P. – Webster, TX Mortgaged Property securing the ExchangeRight Net Leased Portfolio #61 Mortgage Loan, and (iii) the sole tenant at the BioLife Plasma Services L.P. - Waco (Marketplace), TX Mortgaged Property securing the ExchangeRight Net Leased Portfolio #60 Mortgage Loan, has the right to terminate each of its leases with thirty days written notice and payment of the net present value of the total obligation for base rent and additional rent for the remainder of the lease term, using an annual discount rate equal to the prime rate on the date of the termination, provided that such rate may not exceed 8.25%.
●	With respect to the 575 Broadway Mortgage Loan (3.4%), the third largest tenant at the Mortgaged Property, Valor Management LLC, representing approximately 7.4% of the net rentable square footage, has a one-time right to terminate its lease effective as of August 31, 2029, upon one year prior notice to the related landlord and payment of three months base rent and tax due, plus unamortized leasing commissions, landlord’s work and free rent.
●	With respect to the 1201 Third Avenue Mortgage Loan (2.9%), the largest tenant, Perkins Coie, which leases 26.3% of the net rentable area at the related Mortgaged Property, has the right to terminate its lease at any time within the last two years of its term (which expires December 31, 2026) with 15 months’ notice. The borrower has informed the Mortgage Loan Seller that it is currently in discussions with the tenant regarding its leasing plans, including any exercise of its termination or contraction options under its lease. The third largest tenant, Kimley-Horn, which leases 4.1% of the net rentable area at such Mortgaged Property, may terminate its lease as of December 31, 2031, with notice by December 31, 2030, and the payment of a termination fee. The fourth largest tenant, Accolade, Inc., which leases approximately 4.0% of the net rentable area at such Mortgaged Property, has the right to terminate its lease as of October 31, 2027, with notice given by July 31, 2026.
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In addition, with respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e. such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

With respect to the Green Acres Mortgage Loan (6.8%), each of SEARS and KOHL’s (representing approximately 6.9% and 5.6%, respectively, of the net rentable square footage of the Mortgaged Property) has the right to go dark pursuant to the terms of its respective lease. Currently, both tenants have gone dark but are required to continue to pay rent under their related leases.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) at a Mortgaged Property or portfolio of Mortgaged Properties see Annex A-1 to this prospectus and the accompanying footnotes for additional information as well as the charts entitled “Tenant Summary” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Underwritten Economic Occupancy may not be in physical occupancy, may not have begun paying rent, may be in negotiation or may have sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the National Warehouse & Distribution Portfolio Mortgage Loan (9.7%), CVB, Inc. currently leases approximately 818,486 square feet at the 101 Michelin Drive Mortgaged Property, representing approximately 69.9% of net rentable area, and Michelin leases the remaining approximately 352,486 square feet, representing approximately 30.1% of net rentable area. The lease for Michelin expires on July 31, 2023. Upon such expiration, CVB, Inc. will lease such space. The Underwritten Net Cash Flow, Underwritten NOI and Underwritten Economic Occupancy, and certain other numerical information, assumes that CVB, Inc. is leasing 100% of the 101 Michelin Drive Mortgaged Property.
●	With respect to the Oak Street NLP Fund Portfolio Mortgage Loan (9.5%), with respect to each of the Save Mart Supermarkets at (i) the Save Mart Supermarkets - Folsom, CA Mortgaged Property, (ii) the Save Mart Supermarkets – Salinas, CA Mortgaged Property and (iii) the Save Mart Supermarkets - Oakland, CA Mortgaged Property, the tenant, Save Mart Supermarkets, no longer occupies the related Mortgaged Properties and has subleased the anchor space with respect to two of the properties to Dick’s Sporting Goods and the third to Planet Fitness.
●	With respect to the Brandywine Strategic Office Portfolio Mortgage Loan (7.9%), (i) the sole tenant at the 933 First Avenue Mortgaged Property, Worldwide Insurance Services, LLC, subleases approximately 27,939 square feet of its space
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to Clean Earth LLC for a term that is coterminous with the prime lease and (ii) the largest tenant at the 1900 Market Mortgaged Property, Independence Blue Cross, LLC, subleases approximately 9,566 square feet of its space to 1819 LLC for a term expiring in January 2024 (prior to the expiration date of the related prime lease in April 2034). Each of the foregoing tenants remains responsible for any rent due under its related prime lease.

●	With respect to the ExchangeRight Net Leased Portfolio #62 Mortgage Loan (4.7%), underwritten rent includes straight-line average rent of $32,241.
●	With respect to the ExchangeRight Net Leased Portfolio #61 Mortgage Loan (4.6%), underwritten rent includes straight-line average rent of $37,024.
●	With respect to the McKesson Phase 2 Mortgage Loan (4.6%), the Mortgaged Property is 100% leased to McKesson Corporation (“McKesson”). The Mortgage Loan was underwritten based on the straight-line rent of McKesson, and underwritten rent includes approximately $398,608 of straight-lined rent. McKesson has not yet moved its employees into the McKesson Phase 2 Mortgaged Property, pending completion of a construction punchlist estimated to cost approximately $67,000 and landlord work estimated at approximately $823,000, approximately $418,000 of which is allocated to landscaping, which is anticipated to be completed in or around the spring of 2023. The mortgage loan documents did not require the borrower to reserve for such remaining work.
●	With respect to ExchangeRight Net Leased Portfolio #60 (3.8%), underwritten rent includes straight-line average rent of $20,852 for investment grade rated tenants (BioLife Plasma Services L.P. and Inspira Health Network) with rent increases during the lessor of the Mortgage Loan term and remaining respective lease term.
●	With respect to the Smithsonian Libraries Research Annex Mortgage Loan (3.5%), the rent for the sole tenant, Smithsonian Institution, was underwritten on a straight line rent averaging basis.
●	With respect to the 575 Broadway Mortgage Loan (3.4%), the third largest tenant, Valor Management LLC, representing approximately 7.4% of the net rentable square footage, has not yet taken possession of its space. Following commencement of Valor Management LLC’s lease, the tenant will be in a rent abatement period and is not required to begin paying rent until the fifth calendar month of the lease term. We cannot assure you that such tenant will take possession of its space and/or begin paying rent as expected or at all. In addition, the rent for the second largest tenant, Estee Lauder, was underwritten on a straight line rent averaging basis.
●	With respect to the 1201 Third Avenue Mortgage Loan (2.9%), the lease for the third largest tenant, Kimley-Horn, which leases 4.1% of the net rentable area at such Mortgaged Property, has not yet commenced. The Kimley-Horn lease is expected to commence January 1, 2024. At origination $3,755,350 was reserved for free or gap rent for various tenants, including $1,396,142 for Kimley-Horn.
●	With respect to the Essex Crossing Mortgage Loan (2.4%), which has only three tenants (the larger of which represents approximately 92.5% of net rentable area), underwritten rent includes approximately $650,553 of straight-lined rent for the largest two of such three tenants.
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See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

For more information related to tenants not yet in occupancy or in a free rent period at a Mortgaged Property or portfolio of Mortgaged Properties, see Annex A-1 to this prospectus and the accompanying footnotes. Additionally, see Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as Oak Street NLP Fund Portfolio, Brandywine Strategic Office Portfolio, ExchangeRight Net Leased Portfolio #62, ExchangeRight Net Leased Portfolio #61, McKesson Phase 2, ExchangeRight Net Leased Portfolio #60 and Thomaston Shopping Center (collectively, 35.5%), one or more of the related Mortgaged Properties is subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner or the board of managers of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty no. 8 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the Oak Street NLP Fund Portfolio Mortgage Loan (9.5%), (i) (A) With respect to the thirty properties leased to Save Mart Supermarkets, having an aggregate allocated loan amount equal to 45.7% of the original principal amount of the related whole loan, Save Mart Supermarkets (single tenant at each location), on and after March 9, 2024, has a recurring ROFR to purchase each such individual property if the borrower receives offer as to the mortgaged property that it is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof. (B) With respect to the two properties leased to Big Lots, Inc., having an aggregate allocated loan amount equal to 29.2% of the original principal amount of the related whole loan, Big Lots, Inc. (single tenant at each location), on and after June 12, 2025, has a ROFR to purchase each such individual property if the borrower receives offer as to the mortgaged property that it is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof. (C) With respect to the seven properties leased to W.S. Badcock, having an aggregate allocated loan amount equal to 16.1% of the original principal amount of the related whole loan, W.S. Badcock (single tenant at each location) has a ROFO to purchase the Mortgaged Property in the event of a proposed transfer of any such individual property to an unaffiliated third party. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof. (D) With respect to the Nation Safe Driver – Boca Raton, FL Mortgaged Property, having an allocated loan amount equal to 3.2% of the original
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principal amount of the related whole loan, Nation Motor Club, LLC (single tenant) has a ROFR to purchase such property if the borrower receives offer as to the property that it is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof. (E) With respect to the Big Y – Milford, CT Mortgaged Property, having an allocated loan amount equal to 1.9% of the original principal amount of the related whole loan, Big Y Foods, Inc. (single tenant) has a ROFR to purchase such property if the borrower receives offer as to the property that it is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof. (ii) With respect to each of the Save Mart Supermarkets - Jackson, CA Mortgaged Property, the Save Mart Supermarkets - El Cerrito, CA Mortgaged Property, and the Save Mart Supermarkets – Modesto, CA (4) Mortgaged Property, having an aggregate allocated loan amount equal to 5.4% of the original principal amount of the related whole loan, the related property developer or its successors/assigns for the remaining portion of the shopping center has a conditional right to purchase the related Mortgaged Property if the Save Mart tenant fails to operate for more than 6 consecutive months in the case of the Save Mart Supermarkets – Jackson, CA property, for more than 12 consecutive months in the case of the Save Mart Supermarkets – El Cerrito, CA Mortgaged Property or for more than 24 consecutive months in the case of the Save Mart Supermarkets – Modesto, CA (4) Mortgaged Property. For each of the three Save Mart Supermarkets Mortgaged Properties, the purchase price is fair market value-based, as established by mutual agreement or through an appraisal process; provided, however with respect to the Save Mart Supermarkets Modesto, CA (4) Mortgaged Property, the purchase price has a floor equal to the unamortized amount of any indebtedness of the property owner secured by a mortgage plus any premium, penalty, fee or other expense required by the lender to prepay the indebtedness. If any such conditional purchase option is exercised, the borrower may obtain the release or, after the defeasance lockout date, the defeasance of the applicable property from the lien of the related whole loan conditioned on, among other requirements, payment of a release price that includes a yield maintenance premium. The loan documents provide that the borrower and guarantor have full recourse liability for amounts due under the related whole loan for amounts required to release such property. In the event any such purchase option is exercised, upon consummation of the sale, the related lease will terminate solely with respect to the option-related property, the tenant is obligated to reimburse the borrower for out-of-pocket costs incurred in connection with such sale, the borrower receives all sales proceeds, and tenant will be required to make a rent reduction payment to borrower in an amount calculated pursuant to the lease.

●	With respect to the Brandywine Strategic Office Portfolio Mortgage Loan (7.9%), if at any time the related borrower desires to sell, transfer or convey The Bulletin Building Mortgaged Property, Academic Properties Inc., the ground lessor at such Mortgaged Property, has a right of first offer to purchase such Mortgaged Property on the material terms proposed by the borrower. The Bulletin Building ground lessor also has certain termination or acquisition rights described under “—Fee & Leasehold Estates; Ground Leases.”
•	With respect to the ExchangeRight Net Leased Portfolio #62 Mortgage Loan (4.7%), the lease for the sole tenant at the Family Dollar – Chicago Mortgaged Property, Family Dollar, contains a right of first refusal to purchase the applicable Mortgaged Property upon the borrower’s receipt of a bona fide written offer to purchase the Mortgaged Property. Pursuant to the terms of such tenant’s lease, such right of first
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refusal is expressly inapplicable to a foreclosure sale, deed in lieu of foreclosure or similar conveyance resulting from a lender exercising its remedies under a mortgage or deed of trust encumbering the Mortgaged Property. Such tenant’s lease further prohibits the borrower’s ability to sell any portion of any property contiguous with or connected to Mortgaged Property that is owned or controlled by the borrower or any affiliate of borrower to any discount store under the name of Wal-Mart, Dolgencorp or Dollar General, Dollar Tree, Fred's, Shopko, Pamida, Marc's, Alco, Big Lots, dd's Discounts, Deal$, 99 Cents Only or Meijer, or any store operated by Variety Wholesalers including but not limited to Roses, Maxway, Value Mart, Bargain Town, Bill's Dollar Store or Super 10.

•	With respect to the ExchangeRight Net Leased Portfolio #61 Mortgage Loan (4.6%), the related single tenant at each of the following ExchangeRight Net Leased Portfolio #61 Mortgaged Properties has a ROFR to purchase the related Mortgaged Property: (i) Giant Eagle - Columbus, OH; (ii) Giant Food- Upper Marlboro, MD; (iii) CVS Pharmacy - San Jacinto, CA; (iv) CVS Pharmacy - Miamisburg, OH; (v) Tractor Supply Company – Berea, KY; (vi) Family Dollar - North Chicago, IL; (vii) Family Dollar - Berwick, PA; (viii) Family Dollar - Williamsport, PA; and, (ix) Dollar Tree - San Antonio, TX. With respect to all such Mortgaged Properties (except the (i) Giant Eagle - Columbus, OH; (ii) CVS Pharmacy - San Jacinto, CA; (iii) CVS Pharmacy - Miamisburg, OH; (iv) Dollar Tree - San Antonio, TX and Mortgaged Properties), the ROFR may apply to a foreclosure or deed-in-lieu of foreclosure. With respect to all such Mortgaged Properties, the ROFR will or may apply to any transfers following a foreclosure or deed-in-lieu of foreclosure.
•	With respect to the McKesson Phase 2 Mortgage Loan (4.6%), the borrower master leases the Mortgaged Property to a master tenant (the “McKesson Phase 2 Master Tenant”) in connection with a Shari’ah compliant loan structure. The McKesson Phase 2 Master Tenant has a purchase option to purchase the Mortgaged Property on and after the monthly payment date in February 2027. Exercise of such purchase option is conditioned on payment of the unpaid Acquisition Cost (as defined in the related master lease), all unpaid rent due under the master lease, and a yield maintenance premium, if then applicable. The Acquisition Cost is defined as $76,700,000, which is equal to the original principal amount of the McKesson Phase 2 Whole Loan. The McKesson Phase 2 Master Tenant also has a purchase option to purchase the Mortgaged Property if the Mortgaged Property is damaged or destroyed in a casualty or condemnation to such a degree that it is completely unusable, generally for consideration equal to the foregoing price, but excluding the yield maintenance premium. In addition, an owner of the McKesson Phase 2 Master Tenant has the right to purchase 100% of the shares of an indirect owner of the borrower at any time at a purchase price of $100. The McKesson Phase 2 Mortgage Loan documents provide that the borrower and McKesson Phase 2 Master Tenant may not permit any purchase option in the master lease to be exercised except with the prior written consent of the lender, other than in connection with a permitted prepayment, payment in full or defeasance of the related Whole Loan. The McKesson Phase 2 Master Tenant is not a party to the loan documents; however, the master lease provides that the master lease (including the above purchase options) is subject and subordinate to the loan documents. The borrower also has the right to require the McKesson Phase 2 Master Tenant to purchase the Mortgaged Property in certain circumstances.

In addition, with respect to the McKesson Phase 2 Mortgage Loan (4.6%), McKesson Corporation, the sole tenant of the Mortgaged Property, has the right to purchase the

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Mortgaged Property, provided no event of default exists under the lease, at a price equal to its fair market value (but not less than the total capital investment, which must include the most recent purchase price of the Mortgaged Property and all amounts invested in the Mortgaged Property since that purchase), by delivery of written notice at least 90 days and no more than 150 days prior to one of the following milestones (A) expiration of the fifth lease year of the lease for the Phase I Building (as defined below) (which occurs on March 31, 2026) or (B) expiration of the 9th lease year of the lease for the Phase I Building (which occurs on March 31, 2030). If the parties cannot agree on the fair market value, such value is required to be determined by an appraisal process. In connection with the origination of the McKesson Phase 2 Whole Loan, the tenant executed a subordination, non-disturbance and attornment agreement (the “McKesson SNDA”) in which it agreed that it must give the lender 30 days’ notice prior to exercising the purchase option, and that title will not pass to the tenant upon an exercise of the purchase option until the obligations secured by the deed of trust for the McKesson Phase 2 Whole Loan have been fully satisfied, or if the Mortgage Loan documents so provide, fully defeased. In addition, the McKesson SNDA provides to the extent the tenant has or hereafter acquires any option to purchase the Mortgaged Property, such option will be subject and subordinate to the deed of trust for the Whole Loan and is waived and released as against the lender and the purchaser at foreclosure or transferee in lieu of foreclosure. The Mortgaged Property is part of a two building project, both buildings of which are leased to McKesson Corporation; “Phase I Building” means the other building in the project.

●	With respect to the ExchangeRight Net Leased Portfolio #60 Mortgage Loan (3.8%), the related single tenant at each of the CVS Pharmacy - Mobile (Martin Luther King), AL Mortgaged Property, Family Dollar - Charlotte (Valleydale), NC Mortgaged Property and Dollar Tree - Laredo (Hwy 359), TX Mortgaged Property have leases that contain a ROFR to purchase the related Mortgaged Property in the event of a bona fide offer to purchase such Mortgaged Property on the same terms and conditions as such offer. No such ROFR will apply to the mortgagee or any other party that acquires title or right of possession to the leased premises through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the applicable mortgage, but each such ROFR will apply to subsequent purchasers of the applicable Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the NRA at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the National Warehouse & Distribution Portfolio Mortgage Loan (9.7%), the sole tenant at each of the respective Mortgaged Properties, CVB, Inc., is an affiliate of the related borrowers under common ownership with the parent owner
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of the related borrowers, MPI Group LLC. The guarantor of each lease, Samuel Bert Malouf, is the guarantor of the National Warehouse & Distribution Portfolio Whole Loan. While not a sale-leaseback entered into at the time of origination of the National Warehouse & Distribution Portfolio Mortgage Loan, certain elements inherent in a sale-leaseback transaction may be applicable to the affiliated lease arrangement. See “Risk Factors–Sale-Leaseback Transactions have Special Risks” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings.”

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to Mortgaged Properties where the related borrower sponsor owns one or more properties that are directly competitive with the related Mortgaged Property, we note the following:

●	With respect to the Green Acres Mortgage Loan (6.8%), the related borrower sponsor owns two properties, Kings Plaza Shopping Center and Queens Center Mall, which are in the competitive set of the related Mortgaged Property and are located within approximately 11.1 and 9.1 miles, respectively, of the Mortgaged Property.
●	With respect to the McKesson Phase 2 Mortgage Loan (4.6%), the Mortgaged Property is Phase 2 of a two phase project. Phase 1 is owned by an affiliate of the related borrower and both phases are 100% leased to McKesson Corporation and are connected by a riser which sits on top of covered parking. The Mortgaged Property has provided a parking easement to the Phase 1 property, in order to provide the Phase 1 property with sufficient parking to comply with zoning requirements.
●	With respect to the Essex Crossing Mortgage Loan (2.4%), the borrower sponsor owns several nearby properties that compete with the Mortgaged Property, including several other properties that are immediately adjacent to the related Mortgaged Property.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

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In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Thirty-six (36) of the Mortgaged Properties (13.9%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 28.0%.

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement.

●	With respect to the ExchangeRight Net Leased Portfolio #61 Mortgage Loan (4.6%), the borrower is permitted to rely on insurance, including self-insurance, provided by the single tenant at each Mortgaged Property, provided that certain conditions are satisfied, including that such insurance either meets the requirements of the loan documents or is satisfactory to the lender in its sole discretion, such tenant or its guarantor maintains a credit rating from S&P of at least BBB-, and such tenant has satisfied all insurance requirements set forth in its lease.
●	With respect to the ExchangeRight Net Leased Portfolio #60 Mortgage Loan (3.8%), the related Mortgage Loan documents permit the tenant at any individual Mortgaged Property to maintain the required property insurance coverage, in lieu of the borrower maintaining same, so long as (i) such tenant's lease is in full force and effect and no default has occurred and is continuing thereunder, (ii) such tenant is in actual, physical possession of the entire leased premises and is open to the public for business during customary hours, (iii) such tenant has satisfied all insurance requirements set forth in its lease and is permitted to maintain insurance for the applicable Mortgaged Property pursuant to its lease, (iv) such tenant has provided third-party insurance which satisfies the insurance provisions of the Mortgage Loan agreement, (v) such tenant's lease provides (or the applicable tenant thereunder delivers written confirmation to lender (in form and substance satisfactory to lender)) that such lease will remain in full force and effect without any right to rental abatement following a casualty or to the extent such tenant's lease is terminated following any casualty, the applicable insurance proceeds will be deposited with the related borrower and/or lender, (vi) such tenant's lease provides (or the applicable tenant thereunder delivers written confirmation to lender (in form and substance satisfactory to lender)) that following a casualty, all tenants and or/guarantors for tenant coverage approved by lender maintain at least a “BBB” rating with S&P, (vii) (A) lender is named as a mortgagee/loss payee, as required pursuant to the insurance provisions of the Mortgage Loan agreement, on each of the insurance
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policies maintained by such tenant and (B) such borrower is named as an additional insured or additional named insured on each of the insurance policies maintained by such tenant, and (viii) such borrower is required to provide to lender no less frequently than annually prior to renewal of such coverage maintained by the tenant evidence satisfactory to lender in its sole discretion that the applicable tenant maintains insurance in accordance with the insurance provisions of the Mortgage Loan agreement (the foregoing clauses (i) - (viii) are referred to collectively herein as the “Tenant Insurance Conditions”). To the extent any of Tenant Insurance Conditions are not satisfied, the borrower will be required to promptly, at its sole cost and expense, procure and maintain either (x) “primary” insurance coverage in the event that the single tenants do not provide the applicable insurance coverage or (y) “excess and contingent” insurance coverage over and above any other valid and collectible coverage then in existence, as are necessary to bring the insurance coverage for the applicable Mortgaged Property into full compliance with all of the terms and conditions of the Mortgage Loan agreement.

Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

In the case of such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of

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construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions to representation and warranty nos. 8 and 26 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. Such modifications may be subject to review and approval of the applicable authority, and any such approval process, even if successful, could delay any redevelopment or alteration of the related Mortgaged Property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values.

In addition, the “as-is” Appraised Value may be based on certain assumptions or “extraordinary” assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy, the payment of tenant improvement or leasing commissions allowances, free or abated rent periods, increased tenant occupancies, or that certain renovations or property improvement plans have been completed.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

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●	With respect to the Brandywine Strategic Office Portfolio Mortgage Loan (7.9%), the borrower sponsor obtained a premises pollution liability - portfolio insurance policy covering multiple locations including the Mortgaged Properties. The policy was issued by ACE American Insurance Company, has a $20,000,000 aggregate limit, a $10,000,000 sublimit per claim, a 3-year term ending February 1, 2024 (the loan matures January 6, 2028) and a $50,000 deductible per claim. The loan documents do not require the environmental insurance, however, so long as such environmental insurance (or a like-successor policy) is in-place, the lender is required to apply proceeds actually obtained from the policy to indemnified costs prior to recovering indemnified costs from the indemnitor. For a period not to exceed 120 days, the lender is required to pursue (or allow the indemnitor to pursue) recovery under the policy prior to pursuing its rights and remedies against the indemnitor.
●	With respect to the 1201 Third Avenue Mortgage Loan (2.9%) there is no non-recourse carveout guarantor or separate environmental indemnitor.

A substantial portion of the Mortgage Loans, including several of the 15 largest Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no RECs at the Mortgaged Property.

With respect to certain of the Mortgage Loans, the lender is required to make claims under an environmental insurance policy prior to making claims under the environmental indemnity.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Green Acres Mortgage Loan (6.8%), the Mortgaged Property (excluding the Walmart Parcel) benefits from 10-year tax abatements pursuant to respective payment-in-lieu of taxes agreements dated May 1, 2015 (the “Green Acres PILOT Agreements”), between the borrowers and Town of Hempstead Industrial Development Agency (the “Hempstead IDA”), which expire on December 31, 2026, with one five-year extension period. The extension of the Green Acres PILOT Agreements requires the consent of the Hempstead IDA. In connection with the PILOT programs, the borrowers lease portions of the Green Acres Property (as
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more particularly set forth therein) to the Town of Hempstead pursuant to certain master lease agreements, and the Hempstead IDA subleases such portions of the Green Acres Property back to the borrowers. Such leases will be terminated upon the termination of the Green Acres PILOT Agreements. Pursuant to the terms of the Green Acres PILOT Agreements and the related leases, the borrowers are obligated to, among other things, (i) comply with certain full-time employment commitments and (ii) in exchange for certain exemptions from property taxes on real and personal property, make annual payment-in-lieu of taxes payments for the 2016 through the 2026 tax years. A failure of the borrowers to comply with the Green Acres PILOT Agreements may result in an early termination of the Green Acres PILOT Agreements or a return of certain tax benefits received by the borrowers pursuant to the Hempstead IDA. Total annual payment-in-lieu of taxes payments payable by the borrowers commenced at $14,140,000 and increased to $15,400,000 during the fourth and fifth tax abatement years, and are equal to $16,300,000 during the second five tax abatement years. According to the appraisal, the borrowers are expected to receive a tax benefit of approximately $15,365,892 in total under the Green Acres PILOT Agreements in 2023, assuming that the borrowers comply with the terms of the Green Acres PILOT Agreements and the leases. Taxes were underwritten to the 2022 actual tax bills for the Mortgaged Property, inclusive of the annual payment-in-lieu of taxes payments for 2022. According to the appraisal, if the Green Acres PILOT Agreements are not renewed in 2027, the total amount of real estate taxes payable by the borrowers is expected to increase by approximately $17.1 million in 2027. In 2018, the Hempstead IDA attempted to withdraw and terminate the Green Acres PILOT Agreements, and such attempt was overruled by a court. There can be no assurance that the Hempstead IDA will approve the extension of the Green Acres PILOT Agreements or that the termination of the Green Acres PILOT Agreements will not adversely affect the borrowers’ ability to make debt service payments on the Green Acres Whole Loan. The appraised value for the Mortgaged Property assumes that the Green Acres PILOT Agreements are extended to 2031. In the absence of the PILOT tax benefits being extended beyond 2026, the as-is appraised value of the Mortgaged Property may be substantially lower than the as-is appraised value shown in this prospectus. See “—Certain Calculations and Definitions—Appraised Value”.

●	With respect to the McKesson Phase 2 Mortgage Loan (4.6%), effective February 6, 2019, pursuant to a City of Columbus Enterprise Zone Agreement (the “Enterprise Zone Agreement”) among the prior owner of the Mortgaged Property, McKesson Corporation, the sole tenant of the Mortgaged Property, and CoverMyMeds LLC, a subsidiary of McKesson Corporation, which occupies the Mortgaged Property (McKesson Corporation and CoverMyMeds LLC, together, the “Enterprise”), and the City of Columbus, Ohio (the “City of Columbus”), the Mortgaged Property received a one-hundred percent 15-year tax abatement from the City of Columbus in consideration of a proposed $225 million investment in real property improvements, the retention and relocation of approximately 592 existing full-time permanent positions with an associated annual payroll of approximately $43,162,000 and the creation of approximately 1,032 new full–time positions with an associated annual payroll of approximately $75,000,000 related to the construction of a 200,000 square foot Class A office building, ancillary campus amenities and surface parking (“Phase 1”) and subject to market conditions, the construction of another Class A office building of up to approximately 200,000 square feet along with one or more associated parking structures containing up to approximately 1,150 parking spaces at a later date (“Phase 2”).
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The Enterprise Zone Agreement for the McKesson Phase 2 Mortgaged Property provides that if (i) the Enterprise fails to maintain substantial operations at the project site in any year in which the exemption is in effect; (ii) the Enterprise repeatedly fails, after applicable notice and cure periods, to provide to the City of Columbus the annual reporting information required pursuant to the Enterprise Zone Agreement; or (iii) the Enterprise or the property owner engages in willful misconduct or deliberate disregard pertaining to the provision in the Enterprise Zone Agreement concerning environmental matters; and in each case such event remains uncured for 90 days after written notice to the property owner and the Enterprise from the City of Columbus, or if the City of Columbus determines that the certification as to delinquent taxes is fraudulent, the City of Columbus may modify the exemption from taxation and may require the repayment of some or all of the amount of taxes that would have been payable had the real property improvements not been exempted from taxation granted under the Enterprise Zone Agreement. In addition, if in any consecutive three-year period starting January 1, 2021 for which there is a job creation commitment and the Enterprise Zone Agreement is in effect, the actual number of employee positions created or retained by the Enterprise is not equal to or greater than 75% of the number of employee positions estimated to be created or retained under the Enterprise Zone Agreement during that three year period, the Enterprise is required to repay the amount of taxes on real property improvements that would have been payable absent the exemption, and the City of Columbus may terminate or modify the tax exemptions under the Enterprise Zone Agreement. The Mortgaged Property is intended to constitute the Phase 2 required by the Enterprise Zone Agreement. However, any transfer of the Enterprise Zone Agreement (and therefore of the right to the tax exemption) requires the written consent of the City of Columbus. Such written consent has not yet been obtained in connection with the transfer of the Enterprise Zone Agreement from the prior owner to the borrower. The borrower is required to provide, within 180 days after the origination date, a fully executed copy of an amendment to the Enterprise Zone Agreement, in a form attached to the loan documents, which provides for consent of the City of Columbus to the transfer to the borrower. In addition, as a result of the requirement for the City of Columbus to consent to transfer of the Enterprise Zone Agreement, such agreement (and the right to the tax exemption) will not automatically be transferred to the lender upon a foreclosure or deed-in-lieu thereof; instead, the lender will be required to seek to obtain such consent.

The McKesson Phase 2 Mortgage Loan was underwritten assuming that the tenant is responsible to pay taxes and will receive the benefit of the 100% tax exemption. We cannot assure you that the Enterprise and the borrower will comply with the requirements to maintain such exemption, that the exemption will not be revoked pursuant to the provisions above, that the amendment to the Enterprise Zone Agreement for the City of Columbus to approve the transfer of the Enterprise Zone Agreement to the borrower will be signed, or that the lender would be able to obtain the City of Columbus’s consent to transfer of the Enterprise Zone Agreement if it were to take title to the Mortgaged Property.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

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Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a payment due date is not received from the related borrower by the immediately following payment due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Nineteen (19) Mortgage Loans (83.3%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Four (4) Mortgage Loans (14.7%) require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

One (1) Mortgage Loan (2.0%) provides for an initial interest-only period that expires 24 months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Amortization Type(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest Only	19	$854,624,999	83.3%
Amortizing Balloon	4	150,316,019	14.7
Interest Only, Amortizing Balloon	1	21,000,000	2.0
Total	24	$1,025,941,018	100.0%

(1)       The information in this table and on Annex A-1 regarding amortization is based on the express terms of the Mortgage Loans.

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

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Payment Due Dates; Interest Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have payment due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Payment Due Date”) that occur as described in the following table:

Overview of Payment Due Dates

Payment Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	6	$289,622,000	28.2%
5	1	46,700,000	4.6
6	8	336,049,067	32.8
9	1	30,000,000	2.9
11	8	323,569,951	31.5
Total	24	$1,025,941,018	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period Default (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	19	$793,869,018	77.4%
3	1	46,700,000	4.6
5	4	185,372,000	18.1
Total	24	$1,025,941,018	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

The Mortgaged Properties are secured by first liens on, or security interests in, (except with respect to the Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Tracy, CA (2), Green Acres, Brandywine Strategic Office Portfolio – 401-405 Colorado, Brandywine Strategic Office Portfolio – The Bulletin Building, Queen Kapiolani Hotel, 575 Broadway, Hilton Garden Inn Blacksburg University Mortgaged Properties, (20.7%)) a fee simple or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance

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Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 10 months) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases; Property Additions” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Nineteen (19) Mortgage Loans (76.0%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permits the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those
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dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	Four (4) Mortgage Loans (21.1%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium and the lender is not entitled to require a defeasance in lieu of prepayment, and thereafter such Mortgage Loan is freely prepayable.
●	One (1) Mortgage Loan (2.9%) prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and following such period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
3	1	0.4%
4	7	21.6
5	2	13.2
6	2	3.7
7	11	56.6
10	1	4.6
Total	24	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the

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Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

The terms of twenty (20) Mortgage Loans (the “Defeasance Loans”) (collectively, 78.9%) permit the applicable borrower at any time (generally, provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

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Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled payment due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such payment due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity, the related Balloon Payment (provided that in certain cases the related borrower is obligated to purchase the foregoing securities directly, rather than to provide a Defeasance Deposit), and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See representation and warranty no. 34 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance in connection with a partial release or substitution, see “—Releases; Partial Releases; Property Additions” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases; Property Additions

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or the release of improved or otherwise material portions of the Mortgaged Property without additional monetary consideration, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally,

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certain Mortgage Loans may permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the National Warehouse & Distribution Portfolio Mortgage Loan (9.7%), at any time after the earlier of (a) the third anniversary of the origination date of the Mortgage Loan, and (b) the date that is two years after the closing date of the securitization that includes the last note to be securitized, the borrower may either deliver defeasance collateral or, provided that no event of default is continuing under the related Mortgage Loan documents, partially prepay the Mortgage Loan and obtain release of one or more individual Mortgaged Properties, in each case, provided that, among other conditions, (i) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to the Release Price (as defined below) (and in the case of a partial prepayment prior to October 6, 2027, payment of the yield maintenance premium), (ii) the borrower delivers a REMIC opinion, (iii) the borrower delivers (in the case of a partial prepayment, if requested by the lender) a rating agency confirmation, (iv) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Properties is greater than the greater of (a) 1.54x, and (b) the debt service coverage ratio for all of the Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, (v) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the loan-to-value ratio with respect to the remaining Mortgaged Properties is no greater than the lesser of (a) 56.7% and (b) the loan-to-value ratio for all of the Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, (vi) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt yield with respect to the remaining Mortgaged Properties is greater than the greater of (a) 12.08%, and (b) the debt yield for all of the Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, and (vii) the 1525 West 2960 South Mortgaged Property is required to be the first or second individual property released. “Release Price” means, as applicable, (i) with respect to any individual National Warehouse & Distribution Portfolio Mortgaged Property (other than the 1525 West 2960 South Mortgaged Property and the 1700 Schuster Road Mortgaged Property), an amount equal to the greater of (a) 130% of the allocated loan amount with respect to such individual National Warehouse & Distribution Portfolio Mortgaged Property and (b) 95% of the net sales proceeds applicable to such individual National Warehouse & Distribution Portfolio Mortgaged Property, (ii) with respect to the 1525 West 2960 South Mortgaged Property, an amount equal to the greater of (a) 125% of the allocated loan amount with respect to the 1525 West 2960 South Mortgaged Property and (b) 95% of the net sales proceeds applicable to the 1525 West 2960 South Mortgaged Property, and (iii) with respect to the 1700 Schuster Road Mortgaged Property, an amount equal to the greater of (a) $100,000,000 and (b) 95% of the net sales proceeds applicable to the 1700 Schuster Road Mortgaged Property.
●	With respect to the Oak Street NLP Fund Portfolio Mortgage Loan (9.5%), following the defeasance lockout period, the borrower may, except as described below, obtain the partial defeasance of the loan with respect to any individual property, subject to certain conditions, including: (i) no event of default has occurred or is continuing, (ii)
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payment of the greater of (A) the Release Price (as defined below), (B) an amount that would equal to the Release Price plus any additional amount necessary to result in not less than the greater of 14.73% and the NOI DY immediately prior to the release, and (C) such greater amount as may be required to satisfy REMIC requirements. The “Release Price”, which increases with the aggregate defeasance amount, means (1) if 10% or less of the related whole loan has been defeased after giving effect to the partial defeasance, 105% of the allocated loan amount for the related release property; (2) if more than 10% but less than or equal to 15% of the related whole loan has been defeased after giving effect to the partial defeasance, 110% of the allocated loan amount for the related release property; (3) if more than 15% but less than or equal to 20% of the related whole loan has been defeased after giving effect to the partial defeasance, 115% of the allocated loan amount for the related release property; and (4) if more than 20% of the related whole loan has been defeased after giving effect to the partial defeasance, 125% of the allocated loan amount for the related release property; provided, however, that, if any release causes the aggregate amount defeased or prepaid to exceed the 10% Prepayment Amount, the Aggregate 15% Prepayment Amount or the Aggregate 20% Prepayment Amount, as applicable, then the Release Price for such property will equal the product of (x) the allocated loan amount for the applicable Mortgaged Property and (y) the pro rata weighted average of the Release Price premiums listed above. Notwithstanding the foregoing, the loan documents provide for certain partial releases prior to the defeasance lockout with yield maintenance-based call protection; specifically, with respect to three properties, Save Mart Supermarkets in Jackson, CA, El Cerrito, CA and Modesto, CA, having an aggregate allocated loan amount equal to 5.4% of the original principal amount of the related whole loan, the related property developer or its successors/assignees has a conditional purchase option if the Save Mart tenant fails to operate for specified periods (6 consecutive months, 12 consecutive months, and 24 consecutive months, respectively). For the Save Mart Supermarkets - Jackson, CA and the Save Mart Supermarkets - El Cerrito, CA Mortgaged Properties, the purchase price is fair market value-based, as established by mutual agreement or through an appraisal process, with no floor. For the Save Mart Supermarkets - Modesto, CA (4) Mortgaged Property, the purchase price has a floor equal to the unamortized amount of any indebtedness of the property owner secured by a mortgage plus any premium, penalty, fee or other expense required by the lender to prepay the indebtedness. If any such conditional purchase option is exercised, the borrower may obtain the release of the applicable property from the lien of the related whole loan conditioned on, among other requirements, payment of a release price equal that includes a yield maintenance premium. The loan documents provide that the borrower and guarantor have full recourse liability for amounts due under the related whole loan for amounts required to release such property. In the event any such purchase option is exercised, upon consummation of the sale, the related lease will terminate solely with respect to the option-related property, the tenant is obligated to reimburse the borrower for out-of-pocket costs incurred in connection with such sale, the borrower receives all sales proceeds, and tenant will be required to make a rent reduction payment to borrower in an amount calculated pursuant to the lease. In addition, the loan documents provide that, if the lender has the borrowers notice of a non-monetary event of default with respect to any property, the borrowers may elect to obtain a release of such property (a Default Release) provided, (i) no event of default is continuing that would not be cured by the release of such property and (ii) the borrowers are unable to cure such default after using commercially reasonable efforts to do so. Any such Default Release will be subject to the delivery of the Release Price amount and partial defeasance of the related whole loan.

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●	With respect to the Brandywine Strategic Office Portfolio Mortgage Loan (7.9%), after March 6, 2025, the Mortgage Loan documents permit the borrowers to obtain the release of one or more individual Mortgaged Properties provided that, among other conditions, (i) the borrowers prepay the Mortgage Loan in an amount equal to (x) until such time as an amount, when aggregated with all prior property releases, equal to $49,000,000 has been prepaid in connection with property releases, 110% of the allocated loan amount for the individual Mortgaged Property to be released, (y) following such time as an amount, when aggregated with all prior property releases, equal to $49,000,000 has been prepaid in connection with property releases, 115% of the allocated loan amount for the individual Mortgaged Property to be released, together in each instance with any applicable prepayment fee, (ii) after giving effect to such release, the debt yield (as calculated under the Mortgage Loan documents) for the remaining Mortgaged Properties is equal to or greater than the greater of (x) 16.61% and (y) the debt yield immediately preceding such release, and (iii) satisfaction of customary REMIC requirements.
●	With respect to the Orlando Office Portfolio Mortgage Loan (6.8%), following the defeasance lockout period, the loan documents permit the borrower to obtain partial defeasance of the loan with respect to any of the 3 constituent properties in connection with a bona fide sale to an unaffiliated third party, subject to certain conditions, including: (i) no event of default has occurred or is continuing, (ii) partial defeasance of the loan in an amount equal to the greatest of (A) 100% of the net sale proceeds, (B) 110% of the allocated loan amount for the release property, (C) an amount that would result in the post-release DSCR (IO) of the remaining properties being no less than the greater of the pre-release DSCR for the entire property and 1.42x, (D) an amount that would result in the post-release debt yield of the remaining properties being no less than the greater of the pre-release DY for the entire property and 9.8%, (E) an amount that would result in the post-release LTV for the remaining properties being no more than the lesser of the pre-release LTV of the entire property and 56.7%, and (F) the amount required to comply with REMIC requirements; (iii) a rating agency confirmation, and (iv) an opinion of counsel that the partial release satisfies REMIC requirements.
●	With respect to the Seminole Trail Portfolio Mortgage Loan (6.3%), after the end of the two-year period commencing on the Closing Date, the Mortgage Loan documents permit the borrower to obtain the release of any of five specified Seminole Trail Portfolio Mortgaged Properties (Commonwealth, Innsbrook Commons, Liberty Plaza I, Rowe Plaza and Suez Mortgaged Properties, and collectively, the “Eligible Release Properties”) subject to certain conditions, including, but not limited to: (i) the partial defeasance of the Mortgage Loan in an amount equal to 100% of the allocated loan amount for the released Eligible Release Property, (ii) the post-release debt service coverage ratio of the remaining Mortgaged Properties being greater than the greater of the pre-release debt service coverage ratio for the entire portfolio and 1.46x, (iii) the post-release loan-to-value ratio of the remaining Mortgaged Properties being no greater than the lesser of the pre-release loan-to-value ratio for the entire portfolio and 59.2%, (iv) the post-release debt yield of the remaining Mortgaged Properties being greater than the greater of the pre-release debt yield for the entire portfolio and 9.91%; and (v) satisfaction of REMIC related conditions. In addition, at any time on or after the date that is 30 days after the Closing Date, the borrower may obtain the release of any of the Eligible Release Properties by prepaying the Mortgage Loan in an amount equal to 100% of the allocated loan amount of the released Eligible Release Property, together with, if prior to the open prepayment date, payment of the applicable yield maintenance premium, and satisfaction of the same conditions
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as are set forth in clauses (ii) through (v) above with respect to a partial defeasance, provided that the borrower may prepay an additional amount of the Mortgage Loan in order to satisfy clauses (ii) through (iv) above.

●	With respect to the Shoppes at River Crossing Mortgage Loan (6.3%), the borrower may obtain the release of (A) one or more vacant, non-income producing and unimproved (or improved only by landscaping, surface parking or utility facilities that are either readily re-locatable or will continue to serve the property) parcels (including “air rights” parcels) or outlots or (B) any Expansion Parcel (as defined below), including any anchor parcel, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the parcel subject to the release is not necessary for the remaining property to comply with zoning or legal requirements, (iii) confirmation that the release will not result in the downgrade, withdrawal or qualification of the then current rating assigned to any class of certificates (provided that such confirmation will not be required for release of an Expansion Parcel or if the rating agency has waived review or failed to respond within 30 days to a request for such confirmation), (iv) the release will not result in a loan-to-value ratio that does not comply with REMIC guidelines and (v) the release will not result in a material diminution in the value of the Mortgaged Property.
●	In addition, with respect to the Shoppes at River Crossing Mortgage Loan (6.3%), the borrower is permitted to obtain the release of collateral parcels (each, an “Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels in which the borrower acquires a fee or leasehold interest (each, an “Acquired Parcel”) as collateral for the Mortgage Loan upon 20 days prior notice, subject to the satisfaction of certain conditions, including among other things, that: (i) the Exchange Parcel (unless it is an Expansion Parcel) is vacant, non-income producing and unimproved or improved only by landscaping, surface parking or utility facilities that are readily re-locatable or that will continue to serve the property (and the borrower is able to make certain zoning representations as to the Acquired Parcel to the same extent as made with respect to the Exchange Parcel), (ii) the Acquired Parcel is reasonably equivalent in value to the Exchange Parcel, as established by a letter of value from the appraiser which appraised the Shoppes at River Crossing Property or an appraiser of comparable experience selected by the borrower, (iii) with respect to the Acquired Parcel, the borrower has delivered, among other things (a) an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Acquired Parcel, and title insurance, (c) if the Acquired Parcel is improved, subject to certain exceptions, a property condition report indicating that the Acquired Parcel is in good condition and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Acquired Parcel, in each case in an amount equal to or greater than $2,600,000, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (iv) the loan-to-value ratio of the remaining property (after giving effect to such substitution) is equal to or less than 125% (in compliance with REMIC guidelines), provided that the borrower may prepay the Mortgage Loan in order to meet such condition, (v) the borrower acquires fee or leasehold title in the Acquired Parcel and (vi) the lender has received a rating agency confirmation from the applicable rating agencies, unless the applicable rating agency declines or fails to respond to the request for such confirmation.
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●	In addition, with respect to the Shoppes at River Crossing Mortgage Loan (6.3%), the borrower has the right, at its own expense, to acquire one or more parcels of land that constitutes an integral part of, or adjoins, the Shoppes at River Crossing Property, including any anchor tenant premises, which land was not owned by the borrower on the origination date (such acquired land, an “Expansion Parcel”), to become additional collateral for the Shoppes at River Crossing Mortgage Loan, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrower acquires a fee simple or leasehold interest in the applicable Expansion Parcel, and (iii) the borrower satisfies similar conditions as are set forth under clause (iii) of the preceding paragraph in connection with a substitution of collateral parcels.
●	With respect to ExchangeRight Net Leased Portfolio #62 Mortgage Loan (4.7%), provided that no event of default is continuing under the related Mortgage Loan documents, at any time after the earlier to occur of (a) the third anniversary of the origination date of the ExchangeRight Net Leased Portfolio #62 Mortgage Loan, and (b) the date that is two years after the closing date of the securitization that includes the last note to be securitized, the borrower has the right to obtain the release of any individual Mortgaged Property in connection with a bona fide arm’s length third party sale of such Mortgaged Property, provided that, among other conditions, (i) the borrower has delivered a REMIC opinion with respect to any applicable release in form and substance acceptable to the lender and the rating agencies and such release otherwise satisfies then applicable REMIC rules and regulations; (ii) the ExchangeRight Net Leased Portfolio #62 Mortgage Loan is defeased (to the extent that a partial defeasance is then permitted under the loan documents), in an amount equal to the greater of (a) 115% of the allocated loan amount of such ExchangeRight Net Leased Portfolio #62 Property or Properties and (b) 90% of the net sales proceeds applicable to such ExchangeRight Net Leased Portfolio #62 Property; (iii) the debt service coverage ratio for the ExchangeRight Net Leased Portfolio #62 Mortgage Loan after any such release is at least equal to the greater of (i) 2.00x and (ii) the debt service coverage ratio immediately prior to release; and (iv) the debt yield for the ExchangeRight Net Leased Portfolio #62 Mortgage Loan after any such release is at least equal to the greater of (i) 11.30% and (ii) the debt yield immediately prior to release; and (v) the borrower delivers a rating agency comfort letter.
●	With respect to the ExchangeRight Net Leased Portfolio #61 Mortgage Loan (4.6%), following the defeasance lockout period, the borrower has the right to obtain the release of any individual Mortgaged Property in connection with a bona fide arm’s length third party sale of such Mortgaged Property, upon defeasance of an amount equal to the greater of (a) 115% of the allocated loan amount of such individual Mortgaged Property and (b) 90% of the net sales proceeds of such individual Mortgaged Property, and satisfaction of the following conditions, among others: (i) after giving effect to such release, the debt service coverage ratio for the remaining Mortgaged Properties will not be less than the greater of (a) the debt service coverage ratio of the Mortgaged Properties immediately preceding such release and (b) 1.98x; (ii) after giving effect to such release, the debt yield for the remaining Mortgaged Properties will not be less than the greater of (a) the debt yield of the Mortgaged Properties immediately preceding such release and (b) 11.83%; and (iii) satisfaction of REMIC related conditions.
●	With respect to the ExchangeRight Net Leased Portfolio #60 Mortgage Loan (3.8%), following the defeasance lockout period, the related Mortgage Loan documents
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permit the partial release of any of the related Mortgaged Properties in connection with a bona fide sale to an unaffiliated third party, subject to certain conditions, including: (i) that no default has occurred or is continuing; (ii) the partial defeasance of the Mortgage Loan in an amount equal to the greatest of (a) 90% of the net proceeds of the sale of such release Mortgaged Property, (b) 115% of the allocated loan amount for such release Mortgaged Property and (c) the amount required to comply with REMIC requirements; (iii) receipt of rating agency confirmations; (iv) an opinion of counsel that the partial release satisfies the REMIC requirements; (v) after giving effect to such release the DSCR for the remaining Mortgaged Properties must not be less than the greater of (A) the DSCR immediately preceding such release and (B) 1.88x; and (vi) after giving effect to such release, the debt yield for the remaining Mortgaged Properties must not be less than the greater of (A) the debt yield immediately preceding such release and (B) 10.91%. In addition, the related borrower generally does not have the right to release more than three of the related Mortgaged Properties, provided, however, from and after the release of both of the ShopRite/ShopRite Liquor - Vineland (Landis), NJ Mortgaged Property and the Giant Food Store - Coopersburg (Fairmount), PA Mortgaged Property then such borrower is permitted to release more than three of such Mortgaged Properties.

●	With respect to the Hampton Inn Orlando Florida Portfolio Mortgage Loan (2.3%), following the defeasance lockout period, the borrower may obtain the partial defeasance of the loan with respect to either of the 2 properties in connection with a bona fide sale to an unaffiliated third party, subject to certain conditions, including: (i) no event of default has occurred or is continuing, (ii) partial defeasance of the loan in an amount equal to greater of (A) 100% of the net sale proceeds; (B) 125% of the allocated amount for the release property, (B) an amount that would result in the post-release debt yield of the remaining property’s being no less than 15.25%, (C) an amount that would result in the post-release LTV for the remaining property’s being no more than 46.6%, and (D) the amount required to comply with REMIC requirements; (iii) if required by lender, a rating agency confirmation, and (iv) an opinion of counsel that the partial release satisfies REMIC requirements.
●	With respect to the Thomaston Shopping Center Mortgage Loan (0.4%), provided that no event of default is continuing under the related Mortgage Loan documents, in the event that the largest tenant at the Mortgaged Property, Home Depot (Ground Lease), representing approximately 55.9% of the net rentable area, exercises its option to purchase the premises demised to such tenant under such tenant’s ground lease (the “Home Depot Lease”), the borrower may, at any time after the date that is two years after the Closing Date, obtain release of that certain parcel of real property located at 1025 US-19 North, Thomaston, Georgia more particularly described in the Home Depot Lease (the “Home Depot Lot”), provided that, among other conditions: (i) the Home Depot Lot not being conveyed to the related borrower; (ii) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt yield with respect to the remainder of the Mortgaged Property is greater than the greater of (a) 12.0% (“Minimum Debt Yield”), and (b) the debt yield for the remainder of the Mortgaged Property immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, (the “Prior Debt Yield”); provided, that, in the event that the Minimum Debt Yield or the Prior Debt Yield, as applicable, is not achieved after giving effect to the partial release, the borrower must immediately deposit with lender (as additional collateral for the term of the Mortgage Loan) in the form of cash or a letter of credit, an amount equal to the amount of funds that if added the underwritable cash flow would cause the debt yield
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to be the Minimum Debt Yield or the Prior Debt Yield, as applicable; (iii) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the loan-to-value ratio with respect to the remainder of the Mortgaged Property is no greater than 56.0%; provided, that, in the event that the such loan-to-value ratio is not achieved after giving effect to the partial release, the borrower must immediately deposit with lender (as additional collateral for the term of the Mortgage Loan) in the form of cash or a letter of credit, an amount equal to the amount of funds that if added the outstanding principal balance of the Mortgage Loan would cause the loan-to-value ratio to be 56.0%; (iv) the related borrower prepaying the Mortgage Loan in an amount equal to the greater of (a) 125% of the allocated loan amount for the Home Depot Lot, and (b) 100% of the net sales proceeds applicable to the Home Depot Lot; (v) the borrower paying any applicable interest shortfall; (vi) if such release is prior to February 6, 2028., the related borrower paying the applicable yield maintenance premium in connection with such partial prepayment of the Mortgage Loan in accordance with the Mortgage Loan documents; (vii) such release being permitted under applicable REMIC requirements; (viii) the related borrower delivering a REMIC opinion; and (ix) if requested by the lender, the related borrower delivering a rating agency confirmation. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Furthermore, some of the Mortgage Loans permit the release of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Fifteen (15) Mortgage Loans (54.6%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Fifteen (15) Mortgage Loans (49.6%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Eleven (11) Mortgage Loans (49.1%) that are secured in whole or in part by office, retail, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for mixed use, office, retail and industrial properties only.

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Ten (10) Mortgage Loans (30.9%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. Certain Mortgage Loans also permit the borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

●	With respect to the Brandywine Strategic Office Portfolio Mortgage Loan (7.9%), the loan documents permit the borrower to deliver (and the borrower has delivered) letters of credit in lieu of certain rollover reserve funds otherwise required to be deposited with the lender under the loan documents, including (i) a letter of credit in the amount of $9,900,000 for construction costs related to a food hall space under construction at The Bulletin Building Mortgaged Property and (ii) a letter of credit in the amount of $1,139,869 for a refurbishment allowance for the tenant IBX at the 1900 Market Mortgaged Property.
●	With respect to the 575 Broadway Mortgage Loan (3.4%), at origination of the Mortgage Loan, the borrower delivered a letter of credit to the lender which serves as additional collateral for the Mortgage Loan, in an amount equal to $5,750,000 to cover potential increases in the security deposit payable pursuant to the ground lease.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard/Springing Cash Management	15	$679,788,018	66.3%
Hard/In Place Cash Management	6	298,700,000	29.1
Springing	2	26,453,000	2.6
Soft/Springing Cash Management	1	21,000,000	2.0
Total	24	$1,025,941,018	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan
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documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.
●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
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●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. With respect to certain hospitality Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves (or custodial funds (employee tips) and occupancy taxes may be remitted back to the borrower from the lockbox prior to payments to the lender), and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans. See also “Risk Factors—Risks Relating to the Mortgage Loans—Cash Management Operations Entail Certain Risks that Could Adversely Affect Distributions on Your Certificates.”

Exceptions to Underwriting Guidelines

Certain of the Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; and “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”.

●	With respect to the Queen Kapiolani Hotel Mortgage Loan (5.9%), the underwritten occupancy is approximately 89.6%, which is above the 80% threshold, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the occupancy of the Queen Kapiolani Hotel Property as of the trailing twelve months ended December 31, 2022 was 89.6%; (b) the loan represents a 45.0% loan-to-value ratio and the NCF debt service coverage ratio, based on the trailing twelve months as of December 31, 2022, is 2.39x; (c) the Queen Kapiolani Hotel went through a $35,000,000 renovation from 2017 to 2019; (d) and the borrower purchased the Queen Kapiolani Hotel Property in an all-cash transaction in December 2022 for $134,000,000, and has approximately $78,200,000 of cash in the deal. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.
●	With respect to the Shabsels Leased Fee Portfolio Mortgage Loan (2.3%), the debt service coverage ratio based solely on the rent due under the ground leases to which the Shabsels Leased Fee Mortgaged Property is subject is 1.12x. CREFI’s general underwriting standards require a minimum debt service coverage ratio of 1.20x. Based on the rents from the underlying tenants (and not the ground lease rents), the U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield, U/W NCF Debt Yield is 3.93x,
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3.51x, 26.8% and 23.9%, respectively. Based on a Hypothetical Market value As-Is of the Shabels Leased Fee Portfolio Mortgage Loan of $71,790,000 based on the hypothetical condition that the respective property is not subject to the current ground lease encumbering the Mortgaged Property, the Cut-off Date LTV Ratio is 32.7%. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan

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documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is not aware of any existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be on the lender’s then current form (subject to commercially reasonable changes), or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with

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those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

General

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law.

●	With respect to the Green Acres Mortgage Loan (6.8%), the Whole Loan documents permit the borrowers to enter into a PACE loan for an amount not to exceed $10,000,000 without the lender’s approval or delivery of a Rating Agency Confirmation. The Mortgage Loan documents define a PACE loan as (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or any combination of the foregoing, and (ii) repaid through multi-year assessments against the Mortgaged Property. The lien resulting from any unpaid and delinquent PACE loan payments would have property tax lien status.
●	With respect to each of the Mortgaged Properties located in Florida (collectively, 10.1%), Florida statutes render unenforceable any provision in the loan documents that prohibits the borrower from incurring Property Assessed Clean Energy (“PACE”) loans in connection with the related Mortgaged Property.

Preferred Equity

The borrowers or sponsors of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

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Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents. Certain Mortgage Loans permit the borrower to incur certain other unsecured subordinate indebtedness as described below:

●	With respect to the Green Acres Mortgage Loan (6.8%), the Mortgage Loan documents permit The Macerich Partnership, L.P. (“Macerich”), the guarantor, to remain as a borrower in a $525 million secured revolving credit facility under which Deutsche Bank AG, New York Branch and Goldman Sachs USA are secured parties. Macerich, which owns 100% of the membership interests in Green Acres Adjacent LLC (“Green Acres”), a borrower, has pledged its membership interests in Green Acres as collateral for such secured revolving credit facility. In addition, the related Mortgage Loan documents permit certain other pledges and issuances of preferred equity by or in certain entities that directly or indirectly hold ownership interests in the borrowers.
●	With respect to the ExchangeRight Net Leased Portfolio #62, ExchangeRight Net Leased Portfolio #61 and ExchangeRight Net Leased Portfolio #60 Mortgage Loan (collectively, 13.1%), the related sponsor, Exchange Right Real Estate, LLC, maintains a $15 million revolving credit facility with Pacific Western Bank. Historically, the facility is used by the sponsor to acquire new properties and the facility is paid down as the sponsor syndicates its recently closed deal portfolios. The credit facility is secured by, among other collateral unrelated to such Mortgage Loans, all assets of (i) ExchangeRight Real Estate, LLC (which owns 100% of the borrowers prior to the syndication of the DST interests, the master tenant and the entity through which the guarantors control the borrowers) and (ii) ExchangeRight Income Fund (a permitted transferee that can acquire control and ownership in the borrowers and the master tenant during the loan term and can serve as replacement guarantor). The related sponsor confirmed that ExchangeRight Real Estate, LLC and ExchangeRight Income Fund together have a net worth materially in excess of the revolving credit facility amount. Any enforcement action under the credit facility against any ownership interests of ExchangeRight Real Estate, LLC or ExchangeRight Income Fund that are direct or indirect interests in the borrowers or the master tenant would result in an event of default under each set of the related Mortgage Loan documents and full recourse to the guarantors unless such enforcement action complied with permitted transfer provisions of the related loan agreement.

Further, certain sponsors may have applied for and received so-called PPP loans from the U.S. government that, while related to the mortgaged property, are not direct obligations of the related borrower. If the sponsor does not satisfy eligibility criteria for the forgiveness of such loans, the sponsor’s wherewithal to provide support to the mortgaged property could be impaired, and increase the risk of a borrower default.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

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Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as National Warehouse & Distribution Portfolio, Oak Street NLP Fund Portfolio, Brandywine Strategic Office Portfolio, Green Acres, Orlando Office Portfolio, McKesson Phase 2, 575 Broadway, 1201 Third Avenue and Essex Crossing is part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“BANK 2023-BNK45 PSA” means the pooling and servicing agreement that governs the servicing of the Orlando Office Portfolio Whole Loan.

“BMO 2023-C4 PSA” means the pooling and servicing agreement that governs the servicing of the Green Acres Whole Loan until the securitization of the related note A-1 Companion Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“FIVE 2023-V1 PSA” means the pooling and servicing agreement that governs the servicing of the Brandywine Strategic Office Portfolio Whole Loan and the 575 Broadway Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column

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“Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means any Whole Loan comprised of a Non-Serviced Mortgage Loan with one or more related Subordinate Companion Loans and, in certain cases, one or more Non-Serviced Pari Passu Companion Loans. The Oak Street NLP Fund AB Whole Loan is a Non-Serviced AB Whole Loan.

“Non-Serviced Certificate Administrator” means, with respect to any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means, with respect to any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means, with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means, with respect to any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means (i) each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) each Servicing Shift Mortgage Loan (on and after the related Servicing Shift Securitization Date).

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan.

“Non-Serviced Pari Passu Whole Loan” means (i) each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) each Servicing Shift Whole Loan (on and after the related Servicing Shift Securitization Date).

“Non-Serviced PSA” means, with respect to any Non-Serviced Whole Loan, the related pooling and servicing agreement identified under the column entitled “Transaction/Pooling Agreement” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Whole Loans” above.

“Non-Serviced Special Servicer” means, with respect to any Non-Serviced Whole Loan, the special servicer under the related Non-Serviced PSA.

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“Non-Serviced Trustee” means, with respect to any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans, (ii) the Non-Serviced AB Whole Loans and (iii) each Servicing Shift Whole Loan (on and after the related Servicing Shift Securitization Date).

“OAKST 2023-NLP TSA” means the trust and servicing agreement that governs the servicing of the Oak Street NLP Fund Portfolio AB Whole Loan.

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the applicable master servicer appointed under the related Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means, with respect to each Serviced Whole Loan, the applicable special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or Non-Serviced Mortgage Loans.

“Serviced Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) any Mortgage Loans that are not included on the table entitled “Whole Loan Control Notes and Non-Control Notes”.

“Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) each Servicing Shift Mortgage Loan (prior to the related Servicing Shift Securitization Date).

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan that is part of a Serviced Whole Loan and includes each Servicing Shift Whole Loan (prior to the related Servicing Shift Securitization Date).

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the issuing entity that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, the 1201

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Third Avenue Mortgage Loan will be the only Servicing Shift Mortgage Loan related to the Trust.

“Servicing Shift PSA” means, with respect to any Servicing Shift Mortgage Loan or Servicing Shift Whole Loan, the pooling and servicing agreement or trust and servicing agreement entered into in connection with the securitization of the related Control Note.

“Servicing Shift Securitization Date” means, with respect to each Servicing Shift Whole Loan, the closing date of the securitization of the related Control Note.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes a related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the related Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, the 1201 Third Avenue Whole Loan will be the only Servicing Shift Whole Loan related to the Trust.

“Subordinate Companion Loan” means with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan and is subordinate to the related Mortgage Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder(1)(2)
National Warehouse & Distribution Portfolio	Serviced	Note A-1	Control	$50,000,000	BANK5 2023-5YR1
		Note A-2	Non-Control	$30,000,000	BANK5 2023-5YR1
		Note A-3	Non-Control	$30,000,000	Benchmark 2023-B38
		Note A-4-1	Non-Control	$5,000,000	Benchmark 2023-B38
		Note A-4-2	Non-Control	$22,000,000	CREFI
		Note A-5	Non-Control	$20,000,000	BANK5 2023-5YR1
Oak Street NLP Fund Portfolio	Non-Serviced	Note A-1	Control	$123,500,000	OAKST 2023-NLP
		Note A-2	Non-Control	$50,000,000	BANK5 2023-5YR1
		Note A-3	Non-Control	$27,500,000	BANK5 2023-5YR1
		Note A-4	Non-Control	$20,000,000	BANK5 2023-5YR1
		Note A-5	Non-Control	$66,500,000	OAKST 2023-NLP
		Note A-6	Non-Control	$30,000,000	KeyBank National Association
		Note A-7	Non-Control	$22,500,000	KeyBank National Association
		Note B-1	Non-Control	$55,250,000	OAKST 2023-NLP
		Note B-2	Non-Control	$29,750,000	OAKST 2023-NLP
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Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder(1)(2)
Brandywine Strategic Office Portfolio	Non-Serviced	Note A-1-1	Control	$47,000,000	FIVE 2023-V1
		Note A-1-2	Non-Control	$23,000,000	Barclays Capital Real Estate Inc.
		Note A-2	Non-Control	$15,750,001	Barclays Capital Real Estate Inc.
		Note A-3	Non-Control	$25,000,000	BANK 2023-BNK45
		Note A-4	Non-Control	$18,083,333	BANK5 2023-5YR1
		Note A-5	Non-Control	$10,000,000	BANK5 2023-5YR1
		Note A-6	Non-Control	$25,000,000	BANK 2023-BNK45
		Note A-7	Non-Control	$18,083,333	BANK5 2023-5YR1
		Note A-8	Non-Control	$10,000,000	BANK5 2023-5YR1
		Note A-9	Non-Control	$20,000,000	FIVE 2023-V1
		Note A-10	Non-Control	$20,000,000	BANK5 2023-5YR1
		Note A-11-1	Non-Control	$8,000,000	FIVE 2023-V1
		Note A-11-2	Non-Control	$5,083,333	BANK5 2023-5YR1
Green Acres	Non-Serviced	Note A-1	Control	$36,000,000	Goldman Sachs Bank USA
		Note A-2	Non-Control	$31,500,000	FIVE 2023-V1
		Note A-3	Non-Control	$32,500,000	Benchmark 2023-B38
		Note A-4	Non-Control	$24,000,000	Bank of Montreal
		Note A-5	Non-Control	$21,500,000	Bank of Montreal
		Note A-6	Non-Control	$20,000,000	BMO 2023-C4
		Note A-7	Non-Control	$18,500,000	FIVE 2023-V1
		Note A-8	Non-Control	$6,000,000	BMO 2023-C4
		Note A-9	Non-Control	$50,000,000	BANK5 2023-5YR1
		Note A-10	Non-Control	$20,000,000	BANK 2023-BNK45
		Note A-11	Non-Control	$10,000,000	BANK5 2023-5YR1
		Note A-12	Non-Control	$10,000,000	BANK5 2023-5YR1
		Note A-13-1	Non-Control	$25,000,000	DBR Investments Co. Limited
		Note A-13-2	Non-Control	$5,000,000	DBR Investments Co. Limited
		Note A-14	Non-Control	$25,000,000	FIVE 2023-V1
		Note A-15-1	Non-Control	$17,500,000	Benchmark 2023-B38
		Note A-15-2	Non-Control	$2,500,000	DBR Investments Co. Limited
		Note A-16	Non-Control	$15,000,000	DBR Investments Co. Limited
Orlando Office Portfolio	Non-Serviced	Note A-1	Control	$65,000,000	BANK 2023-BNK45
		Note A-2	Non-Control	$70,000,000	BANK5 2023-5YR1
McKesson Phase 2	Serviced	Note A-1	Control	$46,700,000	BANK5 2023-5YR1
		Note A-2	Non-Control	$30,000,000	Morgan Stanley Bank, N.A.
575 Broadway	Non-Serviced	Note A-1-1	Non-Control	$26,000,000	BMO 2023-C4
		Note A-1-2	Non-Control	$14,000,000	FIVE 2023-V1
		Note A-2	Control	$23,700,000	FIVE 2023-V1
		Note A-3	Non-Control	$28,700,000	Societe Generale Financial Corporation
		Note A-4	Non-Control	$20,000,000	BANK5 2023-5YR1
		Note A-5	Non-Control	$15,000,000	BANK5 2023-5YR1
1201 Third Avenue	Servicing Shift	Note A-1-1	Non-Control	$30,000,000	BANK5 2023-5YR1
		Note A-1-2	Non-Control	$20,000,000	Morgan Stanley Bank, N.A.
		Note A-1-3	Non-Control	$10,000,000	Morgan Stanley Bank, N.A.
		Note A-2	Control	$42,000,000	Morgan Stanley Bank, N.A.
		Note A-3	Non-Control	$40,000,000	Benchmark 2023-B38
		Note A-4-1	Non-Control	$20,000,000	Benchmark 2023-B38
		Note A-4-2	Non-Control	$8,000,000	JPMorgan Chase Bank, National Association
Essex Crossing	Serviced	Note A-1	Control	$25,000,000	BANK5 2023-5YR1
		Note A-2	Non-Control	$15,690,000	FIVE 2023-V1

(1)	Unless otherwise specified, with respect to each Whole Loan, any related unsecuritized Control Note and/or Non-Control Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Control Notes or Non-Control Notes, as the case may be, subject to the terms of the related Intercreditor Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the
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foregoing, any such split, modified, combined or re-issued Control Note or Non-Control Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.

(2)	The identification of a securitization trust means we have identified another securitization that has closed or as to which (a) a term sheet, preliminary prospectus or final prospectus has been filed with the Securities and Exchange Commission or (b) a premarketing term sheet, term sheet, preliminary offering circular or final offering circular has been printed, that, in each case, has included or is expected to include the subject Control Note or Non-Control Note, as the case may be.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable
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rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans other than Servicing Shift Whole Loans

With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to Servicing Shift Whole Loans.

With respect to each Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that if such holder (or a designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to each Servicing Shift Whole Loan, one or more related Non-

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Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled (but not required) to exercise the consultation rights described below.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult with each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire between five (5) and ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned time period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights the special servicer may have as a Certificateholder, entitlements to amounts payable to the special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, the special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the special servicer will not be permitted to sell a Serviced

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Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to any Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
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●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Whole Loan (including any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan (including each Servicing Shift Whole Loan), one or more related Non-Control Notes will be included in the Trust, and pursuant to the PSA, the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation

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Termination Event, will be entitled to exercise the consent (solely in the case of the Directing Certificateholder so long as no Control Termination Event has occurred and is continuing) or consultation (in the case of the Directing Certificateholder or the special servicer, as applicable) rights, if any, of the Non-Controlling Holder under the related Intercreditor Agreement.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew. In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If the special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole

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Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the securitization governed by the related Non-Serviced PSA).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related note contributed to the securitization governed by the related Non-Serviced PSA, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced AB Whole Loans

The Oak Street NLP Fund Portfolio AB Whole Loan

General

The Oak Street NLP Fund Portfolio Mortgage Loan (as defined below), representing approximately 9.5% of the Initial Pool Balance, is part of a Whole Loan evidenced by nine (9) promissory notes, each of which is secured by the same mortgage instrument on the same Mortgaged Property, with an aggregate initial principal amount of $425,000,000. Notes A-2, A-3 and A-4, with an aggregate initial principal balance of $97,500,000 (collectively, the “Oak Street NLP Fund Portfolio Mortgage Loan”), will be deposited into this securitization.

The Oak Street NLP Fund Portfolio Whole Loan (as defined below) is evidenced by (i) the Oak Street NLP Fund Portfolio Mortgage Loan, (ii) four senior promissory notes (the “The Oak Street NLP Fund Portfolio Pari Passu Companion Loans” and, together with the Oak Street NLP Fund Portfolio Mortgage Loan, the “Oak Street NLP Fund Portfolio Senior Notes”), which have an aggregate initial principal balance of $340,000,000 and (iii) two subordinate promissory notes, Notes B-1 and B-2 (the “Oak Street NLP Fund Portfolio Subordinate Companion Loan” and, together with the Oak Street NLP Fund Portfolio Pari Passu Companion Loans, the “Oak Street NLP Fund Portfolio Companion Loans”), which has an

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aggregate initial principal balance of $85,000,000. The Oak Street NLP Fund Portfolio Senior Notes are generally pari passu in right of payment with each other, and the Oak Street NLP Fund Portfolio Subordinate Companion Loans are generally subordinate in right of payment to the Oak Street NLP Fund Portfolio Senior Notes.

Only the Oak Street NLP Fund Portfolio Mortgage Loan is included in the issuing entity. The current holders of the Oak Street NLP Fund Portfolio Notes are set forth in the table entitled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

The Oak Street NLP Fund Portfolio Mortgage Loan, the Oak Street NLP Fund Portfolio Pari Passu Companion Loans and the Oak Street NLP Fund Portfolio Subordinate Companion Loans are collectively referred to in this prospectus as the “Oak Street NLP Fund Portfolio Whole Loan”. The rights of the holders of the promissory notes evidencing the Oak Street NLP Fund Portfolio Whole Loan (the “Oak Street NLP Fund Portfolio Noteholders”) are subject to an Intercreditor Agreement (the “Oak Street NLP Fund Portfolio Intercreditor Agreement”). The Oak Street NLP Fund Portfolio Whole Loan will be serviced and administered pursuant to the OAKST 2023-NLP TSA and the Oak Street NLP Fund Portfolio Intercreditor Agreement. The following summaries describe certain provisions of the Oak Street NLP Fund Portfolio Intercreditor Agreement.

Servicing

The Oak Street NLP Fund Portfolio Whole Loan (including the Oak Street NLP Fund Portfolio Mortgage Loan) and any related REO Property is serviced pursuant to the terms of the OAKST 2023-NLP TSA by KeyBank National Association, as servicer (the “Oak Street NLP Fund Portfolio Servicer”), and, if necessary, Situs Holdings, LLC, as special servicer (the “Oak Street NLP Fund Portfolio Special Servicer”), which governs the terms of the OAKST 2023-NLP TSA securitization into which each of the Oak Street NLP Fund Portfolio Pari Passu Companion Loans evidenced by Notes A-1 and A-5 and the Oak Street NLP Fund Portfolio Subordinate Companion Loans were deposited, in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of the Oak Street NLP Fund Portfolio Intercreditor Agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Distributions

The Oak Street NLP Fund Portfolio Intercreditor Agreement provides, in general, that (i) each Oak Street NLP Fund Portfolio Senior Note and the rights of the holder thereof to receive payments of interest, principal and other amounts with respect thereto are made on a pro rata and pari passu basis with each other Oak Street NLP Fund Portfolio Senior Note and (ii) the Oak Street NLP Fund Portfolio Subordinate Companion Loans and the right of the holders thereof to receive payments of interest, principal and other amounts with respect thereto is at all times, junior, subject and subordinate to the Oak Street NLP Fund Portfolio Senior Notes and the right of the holders thereof to receive payments of interest, principal and other amounts with respect thereto, in each case to the extent described below.

Application of Payments Prior to an Event of Default

Prior to the occurrence and continuance of an event of default with respect to the Oak Street NLP Fund Portfolio Whole Loan, any collections received in respect of the Oak Street NLP Fund Portfolio Whole Loan or related Mortgaged Property will be applied to the Oak Street NLP Fund Portfolio Mortgage Loan, the Oak Street NLP Fund Portfolio Pari Passu

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Companion Loans and the Oak Street NLP Fund Portfolio Subordinate Companion Loans in accordance with Oak Street NLP Fund Portfolio mortgage loan agreement and the OAKST 2023-NLP TSA. Accordingly, subject to the right of the Oak Street NLP Fund Portfolio Servicer, the Oak Street NLP Fund Portfolio Special Servicer, the trustee, operating advisor and the certificate administrator under the OAKST 2023-NLP TSA to be reimbursed for any unanticipated trust fund expenses in accordance with the OAKST 2023-NLP TSA, the monthly debt service payment of interest only on the Oak Street NLP Fund Portfolio Whole Loan will be applied: first, to the payment of interest due and payable on the Oak Street NLP Fund Portfolio Senior Notes, pro rata and pari passu and, second, to the payment of interest due and payable on the Oak Street NLP Fund Portfolio Subordinate Companion Loans. To the extent a prepayment of principal is received with respect to the Oak Street NLP Fund Portfolio Whole Loan, such prepayment will be applied: first, to the Oak Street NLP Fund Portfolio Senior Notes, pro rata and pari passu and, second, to the Oak Street NLP Fund Portfolio Subordinate Companion Loan.

Application of Payments After an Event of Default

Following the occurrence and during the continuance of an event of default with respect to the Oak Street NLP Fund Portfolio Whole Loan, payments and proceeds with respect to the Oak Street NLP Fund Portfolio Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

●	first, to provide reimbursement to the Oak Street NLP Fund Portfolio Servicer and the trustee under the OAKST 2023-NLP TSA (the “Oak Street NLP Fund Portfolio Trustee”) for any nonrecoverable servicing advances and administrative advances and any interest thereon;
●	second, to provide reimbursement to holders of the Oak Street NLP Fund Portfolio Senior Notes for any nonrecoverable monthly debt service advances and interest thereon on the Oak Street NLP Fund Portfolio Senior Notes, on a pari passu and pro rata basis, then to provide reimbursement to holder of the Oak Street NLP Fund Portfolio Subordinate Companion Loans for any nonrecoverable monthly debt service advances and interest thereon on the Oak Street NLP Fund Portfolio Subordinate Companion Loan;
●	third, to provide reimbursement to the Oak Street NLP Fund Portfolio Servicer and Oak Street NLP Fund Portfolio Trustee, as applicable, for any servicing advances and administrative advances plus any interest thereon and any trust fund expenses;
●	fourth, to the holders of the Oak Street NLP Fund Portfolio Senior Notes on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;
●	fifth, to the holders of the Oak Street NLP Fund Portfolio Senior Notes on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt service advances;
●	sixth, to the holder of the Oak Street NLP Fund Portfolio Subordinate Companion Loans on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;
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●	seventh, to the holder of the Oak Street NLP Fund Portfolio Subordinate Companion Loans on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt services advances on the B Notes;
●	eighth, to the holders of the Oak Street NLP Fund Portfolio Senior Notes, payments of principal, on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;
●	ninth, to the holder of the Oak Street NLP Fund Portfolio Subordinate Companion Loans on a pro rata and pari passu basis, until each principal balance has been reduced to zero;
●	tenth, to pay the Oak Street NLP Fund Portfolio Servicer or the Oak Street NLP Fund Portfolio Special Servicer any amounts to be applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items;
●	eleventh, to fund any other reserves to the extent then required to be held in escrow;
●	twelfth, to pay to the holders of the Oak Street NLP Fund Portfolio Senior Notes any yield maintenance or other prepayment premium then due and payable to the holders of the Oak Street NLP Fund Portfolio Senior Notes, on a pro rata and pari passu basis, then to the holder of the Oak Street NLP Fund Portfolio Subordinate Companion Loans, on a pro rata and pari passu basis, any yield maintenance or other prepayment premium then due and payable to the holders of the Oak Street NLP Fund Portfolio Subordinate Companion Loans;
●	thirteenth, to pay the Oak Street NLP Fund Portfolio Servicer or the Oak Street NLP Fund Portfolio Special Servicer default interest and late fees then due and payable under the Oak Street NLP Fund Portfolio Whole Loan documents, all of which will be applied in accordance with the OAKST 2023-NLP TSA;
●	fourteenth, to pay any additional servicing compensation that the Oak Street NLP Fund Portfolio Servicer or the Oak Street NLP Fund Portfolio Special Servicer is entitled to receive under the OAKST 2023-NLP TSA; and
●	fifteenth, any remaining amount will be paid pro rata to the holders of the Oak Street NLP Fund Portfolio Companion Loans and the issuing entity as holder of the Oak Street NLP Fund Portfolio Mortgage Loan, based on the original principal balance of the Oak Street NLP Fund Portfolio Mortgage Loan and the Oak Street NLP Fund Portfolio Companion Loans.

If a P&I Advance is made with respect to the Oak Street NLP Fund Portfolio Mortgage Loan pursuant to the terms of the PSA, unless such P&I Advance is determined to be nonrecoverable, that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Oak Street NLP Fund Portfolio Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances”, on other mortgage loans in this securitization, but not out of payments or other collections on the Oak Street NLP Fund Portfolio Companion Loans.

The issuing entity is required to pay its pro rata share of any unanticipated trust fund expenses relating to the servicing of the Oak Street NLP Fund Portfolio Whole Loan in accordance with the Oak Street NLP Fund Portfolio TSA and the Oak Street NLP Fund Portfolio Intercreditor Agreement to the extent that such amounts remain unpaid or

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unreimbursed after funds received from the related borrower for payment of such amounts and any principal and interest collections allocable to the Oak Street NLP Fund Portfolio Subordinate Companion Loans have been applied to pay such amounts.

To the extent collections received after the final liquidation of the Oak Street NLP Fund Portfolio Whole Loan or the related Mortgaged Property are not sufficient to pay such fees and expenses incurred in connection with the servicing and administration of the Oak Street NLP Fund Portfolio Whole Loan in full, the issuing entity will be required to pay or reimburse its pro rata share of such unpaid fees and expenses (after allocating such fees and expenses first to the Oak Street NLP Fund Portfolio Subordinate Companion Loans and then to the Oak Street NLP Fund Portfolio Senior Notes, in that order) from general collections on the other mortgage loans in the trust. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control

The controlling noteholder under the Oak Street NLP Fund Portfolio Intercreditor Agreement will be the securitization trust created pursuant to the terms of the OAKST 2023-NLP TSA. The terms of the OAKST 2023-NLP TSA provide for a directing certificateholder, which will initially be Prima Capital Advisors LLC (the “Oak Street NLP Fund Portfolio Directing Certificateholder”) that, prior to a control event under the OAKST 2023-NLP TSA, will have consent and/or consultation rights with respect to the Oak Street NLP Fund Portfolio Whole Loan similar to those held by the Directing Certificateholder under the terms of the PSA.

Pursuant to the terms of the Oak Street NLP Fund Portfolio Intercreditor Agreement, the issuing entity, as a non-controlling note holder will (i) have the right to receive copies of all notices, information and reports that the Oak Street NLP Fund Portfolio Servicer or the Oak Street NLP Fund Portfolio Special Servicer, as applicable, is required to provide to the Oak Street NLP Fund Portfolio Directing Certificateholder, within the same time frame such notices, information and reports are required to be delivered to the Oak Street NLP Fund Portfolio Directing Certificateholder without regard to whether or not such party actually have lost any rights to receive such information as a result of a consultation termination event or control termination event under the OAKST 2023-NLP TSA with respect to any major decisions to be taken with respect to the Oak Street NLP Fund Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Oak Street NLP Fund Portfolio Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the Oak Street NLP Fund Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Oak Street NLP Fund Portfolio Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period; provided that if the Oak Street NLP Fund Portfolio Servicer or the Oak Street NLP Fund Portfolio Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the issuing entity as described above, the Oak Street NLP Fund Portfolio Servicer or the Oak Street NLP Fund Portfolio Special Servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Oak Street NLP Fund Portfolio Mortgage Loan, the related the Oak Street NLP Fund Portfolio Pari Passu Companion Loans and the related the Oak Street

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NLP Fund Portfolio Subordinate Companion Loans. Neither the Oak Street NLP Fund Portfolio Servicer nor the Oak Street NLP Fund Portfolio Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Oak Street NLP Fund Portfolio Mortgage Loan (or its representative).

Sale of Defaulted Whole Loan

Pursuant to the terms of the Oak Street NLP Fund Portfolio Intercreditor Agreement, if the Oak Street NLP Fund Portfolio Whole Loan becomes a specially serviced loan pursuant to the terms of the OAKST 2023-NLP TSA, and if the Oak Street NLP Fund Portfolio Special Servicer determines to sell the Oak Street NLP Fund Portfolio Pari Passu Companion Loans in accordance with the OAKST 2023-NLP TSA, then the Oak Street NLP Fund Portfolio Special Servicer will be required to sell the Oak Street NLP Fund Portfolio Mortgage Loan together with the Oak Street NLP Fund Portfolio Pari Passu Companion Loans and the Oak Street NLP Fund Portfolio Subordinate Companion Loans as one whole loan. In connection with any such sale, the Oak Street NLP Fund Portfolio Special Servicer will be required to follow the procedures set forth under the OAKST 2023-NLP TSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. Proceeds of the sale of the Oak Street NLP Fund Portfolio Whole Loan will be distributed in accordance with the priority of payments described in “—Application of Payments After an Event of Default” above.

Notwithstanding the foregoing, the Oak Street NLP Fund Portfolio Special Servicer will not be permitted to sell the Oak Street NLP Fund Portfolio Pari Passu Companion Loans together with the Oak Street NLP Fund Portfolio Mortgage Loan if such loan becomes a defaulted loan without the written consent of the issuing entity as holder of the Oak Street NLP Fund Portfolio Mortgage Loan (provided that such consent is not required if the issuing entity is the borrower or an affiliate of the borrower) unless the Oak Street NLP Fund Portfolio Special Servicer has delivered to the issuing entity: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Oak Street NLP Fund Portfolio Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Oak Street NLP Fund Portfolio Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the Oak Street NLP Fund Portfolio Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Oak Street NLP Fund Portfolio Servicer or the Oak Street NLP Fund Portfolio Special Servicer in connection with the proposed sale; provided that the issuing entity may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the OAKST 2023-NLP TSA, the holder of the Oak Street NLP Fund Portfolio Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

Special Servicer Appointment Rights

Pursuant to the Oak Street NLP Fund Portfolio Intercreditor Agreement, the Oak Street NLP Fund Portfolio Directing Certificateholder will have the right, at any time prior to a “control event” under the OAKST 2023-NLP TSA, with or without cause, to replace the Oak Street NLP Fund Portfolio Special Servicer then acting with respect to the Oak Street NLP Fund Portfolio Whole Loan and appoint a replacement special servicer without the consent of the issuing entity (or its representative), as holder of the Oak Street NLP Fund Portfolio

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Mortgage Loan or any holder of an Oak Street NLP Fund Portfolio Senior Note in a manner that is substantially similar to that as described under “Pooling and Servicing Agreement—Special Servicing Transfer Event” and “Rights Upon Servicer Termination Event” in this prospectus. In addition, the operating advisor appointed under the OAKST 2023-NLP TSA will have the right to recommend the replacement of the Oak Street NLP Fund Portfolio Special Servicer under the circumstances described in “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Oak Street NLP Fund Portfolio Mortgage Loan.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Interest Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in March 2023 and ending on the hypothetical Determination Date in April 2023. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A., Citi Real Estate Funding Inc. and Bank of America, National Association are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Wells Fargo Bank, National Association, Morgan Stanley Mortgage Capital Holdings LLC, Citi Real Estate Funding Inc. and Bank of America, National Association on or about April 19, 2023 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

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Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 30 Hudson Yards, 62nd Floor, New York, New York 10001. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2022, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $5.3 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 2,740 fixed-rate

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commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $61.6 billion, which were included in 200 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of

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the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

In addition, Wells Fargo Bank may in some instances have reduced the term interest rate that Wells Fargo Bank would otherwise charge on a Wells Fargo Bank mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Wells Fargo Bank mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Wells Fargo Bank mortgage loan satisfied Wells Fargo Bank’s minimum debt service coverage ratio underwriting requirements for such Wells Fargo Bank mortgage loan.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

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While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

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Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;
●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;
●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;
●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or
●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.

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Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the

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existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Oak Street NLP Fund Portfolio Mortgage Loan (9.5%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association and KeyBank National Association. The Brandywine Strategic Office Portfolio Mortgage Loan (7.9%) is part of a Whole Loan that was co-originated by Bank of America, National Association, Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc. and Citi Real Estate Funding Inc.

From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts. The 575 Broadway Mortgage Loan (3.4%) was purchased by Wells Fargo Bank, National Association and is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc. and Societe Generale Financial Corporation.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo

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Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;
●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC Provisions.

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Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and

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replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from January 1, 2020 to December 31, 2022 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)

WFCM Commercial Mortgage Trust 2018-C45, Commercial Mortgage Pass-Through Certificates, Series 2018-C45	X	Wells Fargo Bank, National Association	14	271,350,036.00	41.19	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1741690		Barclays Bank PLC	11	172,882,585.00	26.24	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	7	113,800,000.00	17.27	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC(11)	17	100,732,798.00	15.29	1			0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			49	658,765,419.00	100.00	1	6,830,674.00	1.14	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Wells Fargo Commercial Mortgage Pass-Through Certificates, Series 2015-C26	X	Wells Fargo Bank, National Association	27	333,096,285.00	35.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1630513		Liberty Island Group I LLC	9	167,148,741.00	17.37	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	15	127,687,269.00	13.27	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	18	107,661,190.00	11.19	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Argentic Real Estate Finance LLC(12)	8	85,142,723.00	8.85	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,761,712.00	3.92	0	0.00	0.00	1	30,761,712.00	3.96
		Walker & Dunlop Commercial Property Funding I WF, LLC	3	46,800,000.00	4.86	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC	6	45,794,237.00	4.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	16	42,739,265.00	4.44	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			102	962,069,711.00	100.00	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,761,712.00	3.92	0	0.00	0.00	1	30,761,712.00	3.96

FRESB 2018-SB48 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB48		Federal Home Loan Mortgage Corporation(13)(14)	236	559,359,841.00	100.00	4	7,228,000.00	1.29	0	0.00	0.00	0	0.00	0.00	4	7,219,200.00	2.13	0	0.00	0.00	4	7,219,200.00	2.33

Issuing Entity Subtotal			236	559,359,841.00	100.00	4	7,228,000.00	1.29	0	0.00	0.00	0	0.00	0.00	4	7,219,200.00	2.13	0	0.00	0.00	4	7,219,200.00	2.33

FRESB 2018-SB55 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB55		Federal Home Loan Mortgage Corporation(15)(16)	222	606,820,955.35	100.00	1	7,384,250.00	1.29	0	0.00	0.00	0	0.00	0.00	1	7,384,250.00	1.72	0	0.00	0	1	7,384,250.00	1.72

Issuing Entity Subtotal			222	606,820,955.35	100.00	1	7,384,250.00	1.29	0	0.00	0.00	0	0.00	0.00	1	7,384,250.00	1.72	0	0.00	0	1	7,384,250.00	1.72

FRESB 2018-SB57 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB57		Federal Home Loan Mortgage Corporation(17)(18)	224	576,320,627.39	100.00	3	8,985,163.00	1.65	0	0.00	0.00	0	0.00	0.00	3	4,918,253.00	1.22	0	0.00	0	3	4,918,253.00	1.22

Issuing Entity Subtotal			224	576,320,627.39	100.00	3	8,985,163.00	1.65	0	0.00	0.00	0	0.00	0.00	3	4,918,253.00	1.22	0	0.00	0	3	4,918,253.00	1.22

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
Wells Fargo Commercial Mortgage Pass-Through Certificates, Series 2018-C46		Wells Fargo Bank, National Association	16	253,493,356.00	36.63	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK# 1748940		Barclays Bank PLC(19)	8	147,873,396.00	21.37	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		BSPRT CMBS Finance, LLC	12	122,987,798.00	17.77	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Argentic Real Estate Finance LLC	10	121,505,000.00	17.56	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	3	46,250,000.00	6.68	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			49	692,109,550.00	100.00	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

FRESB 2018-SB53 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB53		Federal Home Loan Mortgage Corporation(20)(21)	226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Commercial Mortgages Asset Class Total			1,108	4,644,731,164.41		14	112,050,825.00		3	21,988,416.00		1	32,100,000.00		9	50,283,415.00		0	0.00		9	50,283,415.00

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate. The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)
(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)
(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)
In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.
(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)
(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)
(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)
(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)
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(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)
(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Rule 15Ga-1 Reporting Period. (For columns v-x)
(11)	LNR Partners, LLC (“LNR”), as special servicer for Loan No. 27 (5800 N. Course, LLC, the “Loan”) claimed in a letter dated November 4, 2022, that C-III Commercial Mortgage LLC (“C-III”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the intent and execution of a cash flow sweep at origination of the Loan. LNR has demanded C-III repurchase the Loan due to a breach of the RWs. In a letter dated November 18, 2022, C-III acknowledged receipt of the LNR repurchase request and it is disputing LNR’s breach allegation.
(12)	Midland Loan Services, a Division of PNC Bank, National Association, as special servicer for the Aloft Houston by the Galleria loan (the “special servicer”) claimed in a letter dated September 11, 2020, that Argentic Real Estate Finance, LLC (formerly known as Silverpeak Real Estate Finance LLC) (the “mortgage loan seller”) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to a material document defect and material breach related to (i) the mortgage loan seller’s failure to execute and/or include in the mortgage loan documents a comfort letter or similar agreement signed by the related mortgagor and franchisor of the property, enforceable by the trust against such franchisor, and (ii) the mortgage loan seller’s failure to notify the franchisor of the sale of the mortgage loan to the trust within 30 days of the securitization closing date. The special servicer has demanded that the mortgage loan seller repurchase the mortgage loan due to the breach of the RWs. On September 21, 2020, the mortgage loan seller rejected the special servicer’s demand to repurchase the mortgage loan, stating that even if the issue constituted a material document defect, it has been cured by virtue of the existence and effectiveness of the interim franchise agreement.
(13)	Per the underlying trust documents, Federal Home Loan Mortgage Corporation (“Freddie Mac”) is the mortgage loan seller. With respect to the assets that were the subject to demand, CBRE Capital Markets, Inc. was the underlying originator.
(14)	LNR Partners, LLC, as special servicer for Loan #57 (4611 S. Drexel), Loan #137 (6217 S. Dorchester), Loan #179 (6250 S. Mozart), and Loan #218 (7255 S. Euclid) claimed in a letter dated September 12, 2019, that Freddie Mac, as the mortgage loan seller, breached the representations and warranties made in the related mortgage loan purchase agreement due to an August 18, 2018, securities fraud complaint filed by the SEC against the sponsor of the borrowers of each of the mortgage loans. The repurchase request asserts that there have been challenges to the related trust’s lien priority of the loans in the pending SEC receivership proceeding and that title insurance has been denied. On September 24, 2019, Freddie Mac rejected the claim for breach of representation or warranty for several reasons including (i) the priority of the trust’s liens related to the mortgage loans remain in dispute and subject to adjudication and (ii) the title insurer has not declined coverage, and, therefore, no defect in any title policy has been established.
(15)	Per the underlying trust documents, Freddie Mac is the mortgage loan seller. With respect to the asset that was subject of a repurchase demand, Red Mortgage Capital, LLC was the underlying originator.
(16)	KeyBank National Association, as special servicer for Loan #2 (Penn Terrace Apartments) claimed in a letter dated January 6, 2020, that Freddie Mac, as the mortgage loan seller, breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the discovery of (i) two separate subordinate mortgages encumbering the mortgaged property and (ii) a declaration of restriction encumbering the mortgaged property securing the mortgage loan. On January 13, 2020, Freddie Mac rejected the claim for breach of representation or warranty citing a lack of evidence to the existence of the subordinate mortgages or the declaration of restriction in the special servicer’s claim. In a follow-up communication to Freddie Mac dated January 17, 2020, the special servicer provided a title search report listing the existence of the subordinate mortgages and declaration of restriction, all of which were dated prior to the date of the mortgage loan purchase agreement in which the RWs were made. In a subsequent response to the special servicer dated February 3, 2020, Freddie Mac continues to reject the special servicer’s claim of breach of the RWs notwithstanding the additional information provided in the January 17th letter due to the fact that the related encumbrances were recorded after the date on which Freddie Mac sold the mortgage loan into the securitization trust, negating any breach of the RWs.
(17)	Per the underlying trust documents, Freddie Mac is the mortgage loan seller. With respect to the assets that were subject to repurchase demands, Red Mortgage Capital, LLC was the underlying originator with respect to Loan #22 and Loan #61, and Hunt Mortgage Partners, LLC was the underlying originator with respect to Loan #221.
(18)	KeyBank National Association, as special servicer for Loan #22 (Brooklawn Court Apartments), Loan #61 (357 West End Avenue), and Loan #221 (197-199 Grant Street and 359-361 Gordon) claimed in a letter dated January 6, 2020, that Freddie Mac, as the mortgage loan seller, breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the existence of (i) subordinate mortgages encumbering the mortgaged properties that secure Loan #22 and Loan #61 and (ii) pending litigation with respect to Loan #221. On January 13, 2020, Freddie Mac rejected the claims for breach of representation or warranty citing lack of evidence to the existence of the subordinate mortgages and pending litigation in the special servicer’s claim. In a follow-up communication to Freddie Mac dated January 29, 2020, the special servicer provided a title search report listing the existence of the subordinate mortgages, all of which were dated prior to the date of the mortgage loan purchase agreement in which the RWs were made. In a subsequent response to the special servicer dated February 3, 2020, Freddie Mac continues to reject the special servicer’s claim of breach of the RWs with respect to Loan #22 and Loan #61 notwithstanding the additional information provided in the January 29th letter due to the fact
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that the related encumbrances were recorded after the date on which Freddie Mac sold the mortgage loans into the securitization trust, negating any breach of the related RWs.

(19)	Argentic Services Company LP, as special servicer for the 350 East 52nd Street loan (the "Loan") claimed in a letter dated February 25, 2022, that Barclays Bank PLC ("Barclays", as the mortgage loan seller) breached certain representations and warranties (the "RWs") made in the related mortgage loan purchase agreement due to a material defect related to the guarantor being a debtor in bankruptcy prior to the origination date of the Loan. Argentic has demanded Barclays repurchase the Loan due to a breach of the RWs. In a letter dated March 8, 2022, Barclays further acknowledged receipt of the Argentic repurchase request and noted it is reviewing the related circumstances to determine its course of action.
(20)	KeyBank National Association ("KeyBank"), as special servicer for the 287 McGuinness Boulevard loan, the 293 McGuinness Boulevard loan, and the 299 McGuinness Boulevard loan (together, the "Loans") claimed in a letter dated April 18, 2022 that Federal Home Loan Mortgage Corporation ("Freddie Mac", as the mortgage loan seller) breached certain representations and warranties (the "RWs") made in the related mortgage loan purchase agreement due to NYC Buildings stop work orders and construction work violations not being remedied. On June 7, 2022, Freddie Mac sent notice of its election to repurchase the Loans at the applicable purchase price, without agreeing to the validity of the allegation of breach made in the special servicer's communication. In said June 7, 2022 correspondence, Freddie Mac noted its intention to work with parties to the pooling and servicing agreement to effectuate such repurchase pursuant to the terms of the mortgage loan repurchase agreement.
(21)	Per the underlying trust documents, Federal Home Loan Mortgage Corporation ("Freddie Mac") is the mortgage loan seller. With respect to the assets that were subject to repurchase demands, The Community Preservation Corporation, Inc. was the underlying originator.

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The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from October 1, 2022 through December 31, 2022 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on February 9, 2023, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on February 9, 2023, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $22,691,634.28 Certificate Balance of the RR Interest. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction and one of the mortgage loan sellers. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank” and, together with MSMCH, the “Morgan Stanley Group”), is the originator of all of the mortgage loans that MSMCH is contributing to this securitization (the “MSMCH Mortgage Loans”) (34.0%), which MSMCH will acquire on or prior to the Closing Date and contribute to this securitization. Morgan Stanley Bank is also the holder of certain of the Companion Loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

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MSMCH and Morgan Stanley Bank are each an affiliate of each other and Morgan Stanley & Co. LLC, an underwriter.

Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

MSMCH. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ”, “HQ” and “TOP”, typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated (or acquired) and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans may be included in both public and private securitizations. MSMCH also acquires or originates subordinate and mezzanine debt which is generally not securitized.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

The following table sets forth information with respect to acquisitions or originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by the Morgan Stanley Group for the five years ending on December 31, 2022.

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Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2022	12.3	2.7	3.8	6.5
Year ending December 31, 2021	16.8	6.9	4.8	11.7
Year ending December 31, 2020	6.4	2.2	2.6	4.9
Year ending December 31, 2019	18.4	6.3	3.4	9.8
Year ending December 31, 2018	11.6	3.5	2.4	5.8

(1)	Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated or purchased in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.
(2)	Approximate amounts shown in billions of dollars.

Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to December 31, 2022, Morgan Stanley Bank originated or acquired multifamily, commercial and manufactured housing mortgage loans in the aggregate original principal amount of approximately $109,931,158,113.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in retail and office properties, and the largest geographic concentrations are in California and New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or borrower sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity”). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

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Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements”, “—Zoning and Land Use”, “—Title Insurance Policy”, “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x

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and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the U/W NCF DSCR set forth in this prospectus and Annex A-1 reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.
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●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.
●	Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.
●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.
●	Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified
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environmental issues or (ii) environmental insurance has been obtained or is already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1.

Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

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●	Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.
●	Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II environmental site assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.
●	Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical
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building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.

●	Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to the Morgan Stanley Group’s underwriting guidelines described above in respect of the MSMCH Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus. Except as described under such heading, none of the MSMCH Mortgage Loans were originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and

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attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination or acquisition of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;
●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
●	insurance information for the related mortgaged properties;
●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or an affiliate, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;
●	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and
●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.

Legal Review. For each MSMCH Mortgage Loan originated or co-originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms

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and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex D-1 and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, (i) MSMCH generally re-underwrote such Mortgage Loan to confirm whether it was originated in accordance with the Morgan Stanley Group’s underwriting guidelines and procedures, and (ii) MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated (or, with respect to the Green Acres Whole Loan, co-originated by Bank of Montreal, Goldman Sachs Bank USA, DBR Investments Co. Limited and Morgan Stanley Bank, N.A., the 1201 Third Avenue Whole Loan, co-originated by JPMorgan Chase Bank, National Association and Morgan Stanley Bank, N.A., and the Essex Crossing Whole Loan, co-originated by Morgan Stanley Bank, N.A. and Goldman Sachs Bank USA) in compliance with the origination and underwriting standards described above under “—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—The Morgan Stanley Group’s Underwriting Standards” above.

Findings and Conclusions. MSMCH found and concluded with reasonable assurance that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated (or, with respect to the Green Acres Whole Loan,

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co-originated by Bank of Montreal, Goldman Sachs Bank USA, DBR Investments Co. Limited and Morgan Stanley Bank, N.A., the 1201 Third Avenue Whole Loan, co-originated by JPMorgan Chase Bank, National Association and Morgan Stanley Bank, N.A. and the Essex Crossing Whole Loan, co-originated by Morgan Stanley Bank, N.A., and Goldman Sachs Bank USA) in accordance with the Morgan Stanley Group’s origination procedures and underwriting standards, except to the extent described above under “—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. MSMCH will perform a review of any mortgage loan that it elects to substitute for an MSMCH Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MSMCH, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “MSMCH Qualification Criteria”). MSMCH may engage a third party accounting firm to compare the MSMCH Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MSMCH and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MSMCH to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing January 1, 2020 and ending December 31, 2022, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from October 1, 2022 through December 31, 2022 was set forth in a Form ABS-15G filed by MSMCH on February 14, 2023. The Central Index Key Number of MSMCH is 0001541557.

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Repurchases and Replacements(1)
Asset Class: CMBS

Name of Issuing Entity	Check if Registered	Name of Originator (2)	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(4)			Assets Pending Repurchase or Replacement (within cure period) (5)			Demand in Dispute(6)			Demand Withdrawn(7)			Demand Rejected(8)
			#	$	%	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)
Morgan Stanley Capital I Trust 2006-IQ11 (0001362475)	X	Morgan Stanley Mortgage Capital Inc.	67	772,319,208	47.8%	1	11,139,689	(11)	0	-	(11)	0	-	(11)	0	-	(11)	1	11,139,689	(11)	0	-	(11)
Aggregate Total			67	772,319,208		1	11,139,689		0	-		0	-		0	-		1	11,139,689		0	-

(1)	In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.
(2)	MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.
(3)	Reflects aggregate numbers for all demand activity shown in this table.
(4)	Includes loans for which the repurchase price or replacement asset was received during the reporting period from January 1, 2020 through December 31, 2022. The demand related to loans reported in this column may have been received prior to such reporting period.
(5)	Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from January 1, 2020 through December 31, 2022.
(6)	Includes demands received during and prior to the reporting period from January 1, 2020 through December 31, 2022 unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.
(7)	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from January 1, 2020 through December 31, 2022. The demand related to loans reported in this column may have been received prior to such reporting period.
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(8)	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from January 1, 2020 through December 31, 2022. The demand related to loans reported in this column may have been received prior to such reporting period.
(9)	Principal balance was determined as of the earlier of (i) the principal balance reported in the December 2022 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool or the relevant securitization was paid off entirely. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.
(10)	Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the December 2022 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.
(11)	The Morgan Stanley Capital I Trust 2006-IQ11 securitization was paid off entirely on August 16, 2021 and, as a result, the outstanding principal balance of such securitization as of December 31, 2022 was zero.
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Retained Interests in This Securitization

As of the Closing Date, none of MSMCH, Morgan Stanley Bank or any of their affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Morgan Stanley Bank will retain $17,428,600.00 Certificate Balance of the RR Interest. However, any of MSMCH, Morgan Stanley Bank and their affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Morgan Stanley Bank will be required to retain its portion of the RR Interest in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

Citi Real Estate Funding Inc.

General

Citi Real Estate Funding Inc. (“CREFI”) is a sponsor and a mortgage loan seller in this securitization transaction. CREFI originated or co-originated all of the Mortgage Loans it is selling to the depositor in this transaction (the “CREFI Mortgage Loans”). CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc. (one of the underwriters). CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the certificates. None of the Certificateholders will have any rights or remedies against CREFI for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements—General”.

CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. CREFI securitized approximately $4.4 billion, $7.3 billion, $11.4 billion, $7.8 billion, $15.9 billion and $11.1 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2017, 2018, 2019, 2020, 2021 and 2022, respectively.

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In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the CREFI Mortgage Loans

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the Mortgage Loans or portions thereof that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such

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updates were not intended to be, and do not serve as, a re-underwriting of any CREFI Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus) of information regarding the CREFI Mortgage Loans.

With respect to the Brandywine Strategic Office Portfolio Mortgage Loan, which is part of a Whole Loan that was co-originated by Bank of America, Wells Fargo Bank, Barclays Capital Real Estate Inc. and CREFI, and which is being sold by Bank of America, Wells Fargo Bank and CREFI, the Wells Fargo Bank Data Tape was used to provide the numerical information regarding such Mortgage Loan in this prospectus.

Data Comparison and Recalculation.

CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database”;
●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators, the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;
●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;
●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;
●	a description of any material issues with respect to any of the mortgage loans;
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●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related Mortgaged Properties or other material debt, and the material terms and conditions for such debt;
●	whether any Mortgaged Properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;
●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;
●	whether any mortgage loans are interest-only for their entire term or a portion of their term;
●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;
●	whether any mortgage loans permit the release of all or a portion of the related Mortgaged Properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;
●	whether any mortgage loans are cross-collateralized or secured by multiple properties;
●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;
●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;
●	whether there are post-close escrows or earnout reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;
●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;
●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;
●	whether any borrower is not a special purpose entity;
●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;
●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;
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●	a list of any related Mortgaged Properties for which a single tenant occupies over 50% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;
●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;
●	a description of any material leasing issues at the related Mortgaged Properties;
●	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;
●	a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II environmental site assessment was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the cut-off date;
●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties, or whether there are any zoning issues at the Mortgaged Properties;
●	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or
●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-2 to this prospectus. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

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For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex D-2 to this prospectus. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee for this securitization, and the Certificateholders and the trustee for this securitization will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as mortgage loan seller, with respect to the CREFI Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the trustee for this securitization for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the CREFI Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Pool (considering any cross-collateralized Mortgage Loans as a single Mortgage Loan), and the abbreviated loan summaries for those of the CREFI Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool (considering any cross-collateralized Mortgage Loans as a single Mortgage Loan), which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3 to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—CREFI’s Underwriting Guidelines and Processes—Exceptions” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

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CREFI’s Underwriting Guidelines and Processes

General.

CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process.

The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves,

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letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval.

All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements.

CREFI’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements.

While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements.

CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments,
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except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.
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For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A-1 to this prospectus.

Title Insurance Policy.

The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the mortgage loan representation and warranty set forth in paragraph (7) on Annex D-1 to this prospectus without any exceptions that CREFI deems material.

Property Insurance.

CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the mortgage loan representations and warranties in paragraphs (17) and (31) on Annex D-1 to this prospectus without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports.

In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal.

CREFI obtains an appraisal meeting the requirements described in the mortgage loan representation and warranty set forth in paragraph (45) on Annex D-1 to this prospectus without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report.

CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph (43) on Annex D-1 to this prospectus without any exceptions that CREFI deems material.

Property Condition Report.

CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often

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requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing.

Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions.

One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to CREFI’s underwriting guidelines described above in respect of the CREFI Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus. Except as described under such heading, none of the CREFI Mortgage Loans have exceptions to the related underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 10, 2023. CREFI’s Central Index Key is 0001701238. With respect to the period from and including January 1, 2020 to and including December 31, 2022, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

As of the Closing Date, neither CREFI nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization as of the Closing Date, except that CREFI will retain $11,176,816.65 Certificate Balance of the RR Interest and an affiliate of CREFI is expected to acquire the Class R certificates. However, CREFI and/or its affiliates may retain on the Closing Date, or own in the future, certain additional classes of certificates. Any such party will have the right to dispose of any such certificates at any time (other than its portion of the RR Interest). CREFI will be required to retain its portion of the RR Interest as further described under “Credit Risk Retention”.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

Bank of America, National Association

Bank of America, National Association (“Bank of America”), a national banking association, is a subsidiary of Bank of America Corporation.

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Bank of America is engaged in a general consumer banking and commercial banking business. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2018	2019	2020	2021	2022
Multifamily	$398,925,000	$865,834,000	$412,820,000	$1,576,830,000	$232,015,000
Office	1,760,222,500	3,219,527,500	805,375,000	2,238,206,667	591,310,000
Retail	1,377,112,634	1,434,905,387	1,055,850,000	529,055,000	859,459,375
Industrial	1,317,920,000	2,670,170,250	292,725,000	4,255,654,000	2,053,524,502
Manufactured Housing	150,480,000	62,075,000	12,950,000	197,260,000	70,735,000
Self Storage	511,986,250	185,248,500	210,841,250	303,825,400	762,467,500
Lodging	2,076,288,000	2,387,905,000	270,500,000	970,000,000	1,780,143,333
Mixed Use	182,040,000	123,515,000	219,725,000	139,610,000	0
Other	192,300,000	0	7,500,000	402,510,992	0
Total	$7,967,274,384	$10,949,180,637	$3,288,286,250	$10,612,952,059	$6,349,654,710

Bank of America is a sponsor and mortgage loan seller in this transaction. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about the Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

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Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview.

Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of Bank of America mortgage loans, see “—Exceptions to Underwriting Standards” below and Annex D-2.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;
●	existing mortgage verification;
●	credit references;
●	certified financial statements for mortgagor and borrower principals;
●	tenant/resident leases;
●	ground leases;
●	property operating statements;
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●	real estate tax bills;
●	purchase contract (if applicable);
●	appraisal;
●	engineering report;
●	seismic report (if applicable);
●	environmental report;
●	site plan;
●	certificate of occupancy;
●	evidence of zoning compliance;
●	insurance policies;
●	borrower structure/authority documents; and
●	underwriting evaluation.

In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America mortgage loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required

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to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination.

In addition, Bank of America may in some instances have reduced the term interest rate that Bank of America would otherwise charge on a Bank of America mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Bank of America mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Bank of America mortgage loan satisfied Bank of America’s minimum debt service coverage ratio underwriting requirements for such Bank of America mortgage loan.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by

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mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.
●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to one-twelfth (1/12) of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.
●	Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan
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amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●	Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.
●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.
●	Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America mortgage loans, please see Annex A-1.

Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an

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amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America mortgage loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

●	Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes one (1) of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.
●	Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold
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and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.

●	Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See
“—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.
●	Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Co-Originated or Third Party Originated Mortgage Loans. From time to time, Bank of America originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Bank of America as the payee. Bank of America has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Brandywine Strategic Office Portfolio Mortgage Loan (7.9%) is part of a Whole Loan that was co-originated by Bank of America, Wells Fargo Bank, Barclays Capital Real Estate Inc. and CREFI and was underwritten pursuant to the Bank of America underwriting guidelines.

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Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the Bank of America mortgage loans was originated (or, with respect to the Brandywine Strategic Office Portfolio Mortgage Loan (7.9%), originated in conjunction with one or more third parties) with any material exceptions to Bank of America’s underwriting guidelines described above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America mortgage loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America mortgage loans, except that certain procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America mortgage loans, including:

●	certain information from the related mortgage loan documents;
●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
●	insurance information for the related mortgaged properties;
●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
●	certain other information and search results obtained by Bank of America for each of the Bank of America mortgage loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the

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depositor for use in compiling the numerical information regarding the Bank of America mortgage loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

With respect to the Brandywine Strategic Office Portfolio Mortgage Loan, which is part of a Whole Loan that was co-originated by Bank of America, Wells Fargo Bank, Barclays Capital Real Estate Inc. and CREFI, and which is being sold by Bank of America, Wells Fargo Bank and CREFI, the Wells Fargo Bank Data Tape was used to provide the numerical information regarding such Mortgage Loan in this prospectus.

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of Bank of America, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America mortgage loan information in this prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;
●	comparing numerical information regarding the Bank of America mortgage loans and the related mortgaged properties disclosed in this prospectus against the information contained in the Bank of America Data File; and
●	recalculating certain percentages, ratios and other formulas relating to the Bank of America mortgage loans disclosed in this prospectus.

Legal Review. For each Bank of America mortgage loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Annex D-1 and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Annex D-1, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For Bank of America mortgage loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America mortgage loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each Bank of America mortgage loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America mortgage loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a

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mortgaged property securing a Bank of America mortgage loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America mortgage loans included in the ten (10) largest mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America mortgage loans included in the next five (5) largest mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America mortgage loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America mortgage loans in this prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America mortgage loans were originated in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. Bank of America will perform a review of any Bank of America mortgage loan that it elects to substitute for a Bank of America mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Bank of America, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “BANA Qualification Criteria”). Bank of America may engage a third party accounting firm to compare the BANA Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Bank of America and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Bank of America to render any tax opinion required in connection with the substitution.

Repurchases and Replacements. The following table sets forth, for the period commencing January 1, 2020, and ending December 31, 2022, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the commercial real estate loan asset class. The information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for the reporting period from October 1, 2022 through December 31, 2022 was set forth in a Form ABS-15G filed by Bank of America on February 13, 2023. The Central Index Key Number of Bank of America is 0001102113.

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Repurchases and Replacements
Asset Class: Commercial Mortgages

Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	18	2,027,696.17	100.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bank of America, N.A.	55	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bridger Commercial Funding LLC	55	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Citigroup Global Markets Realty Corp.	119	64,536,987.67	85.96	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	118	6,813,170.99	9.08	0	0	0.00	0	0	0.00	0	0	0.00	1	6,813,170.99	9.08	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	PNC Bank, National Association	52	3,725,720.73	4.96	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
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Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Capmark Finance Inc.	29	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	Morgan Stanley Mortgage Capital Holdings LLC	31	297,626,393.20	46.17	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	Bank of America, N.A.	20	234,970,090.60	36.45	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	CIBC Inc.	16	112,051,485.4	17.38	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Hudson’s Bay Simon JV Trust Commercial Mortgage Pass-Through Certificates 2015-HBFL(8)		JPMorgan Chase Bank, N.A. (52.63%), Bank of America, N.A. (23.68%), Column Financial, Inc. (23.68%), asset co-originated	1	818,216,819.10	100.00	1	121,986,847.10	14.63	0	0	0.00	0	0	0.00	1	121,986,847.10	14.63	0	0	0.00	0	0	0.00
Commercial Mortgages Total			514	1,539,968,363.95		1	121,986,847.10		0	0		0	0		4	128,800,018.09		0	0		0	0

(1)	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.
(2)	Reflects assets subject to demands to repurchase or replace that were received during the period from January 1, 2020 to December 31, 2022. Activity with respect to demands received during and, if applicable, prior to such period ended December 31, 2022, is reflected elsewhere in this table. If an asset changed status during such period ended December 31, 2022, information regarding the asset will appear in this column and the other applicable column in this table.

Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a

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diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(3)	Reflects assets that were repurchased or replaced during the period from January 1, 2020 to December 31, 2022. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to such period.
(4)	Includes assets for which any of the following situations apply as of December 31, 2022:
a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by December 31, 2022;
b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or
c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period from January 1, 2020 to December 31, 2022.

(5)	Includes assets for which the party demanding the repurchase or replacement of such asset has agreed to rescind its demand. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period ended December 31, 2022.
(6)	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of December 31, 2022.
(7)	An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and December 31, 2022, or (b) for any asset no longer part of the pool assets at the end of the reporting period, as zero.
(8)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America. The most recent such quarterly filing by Bank of America was on February 13, 2023. The Central Index Key Number of Bank of America is 0001102113.
(9)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM. The most recent such quarterly filing by BAMLCM was on February 13, 2023. The Central Index Key Number of BAMLCM is 0001005007.
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Retained Interests in This Securitization

As of the closing date, neither Bank of America nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Bank of America or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, the master servicer, and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

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The Issuing Entity

The issuing entity, BANK5 2023-5YR1 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties―The Certificate Administrator and Trustee”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer, the operating advisor and the asset representations reviewer. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Certificate Administrator and Trustee

Computershare Trust Company, N.A. (“Computershare Trust Company”) will act as certificate administrator, certificate registrar, trustee and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $6.2 billion (USD) in assets as of December 31, 2022. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities

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transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On March 23, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (“WFDTC” and collectively with Wells Fargo Bank and Wells Fargo & Company, “Wells Fargo”) entered into a definitive agreement with Computershare Trust Company, Computershare Delaware Trust Company (“CDTC”) and Computershare Limited (collectively, “Computershare”) to sell substantially all of its Corporate Trust Services (“CTS”) business. The sale to Computershare closed on November 1, 2021, and virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On November 1, 2021, for some of the transactions in its CTS business, Wells Fargo Bank transferred its roles, and the duties, rights, and liabilities for such roles, under the relevant transaction agreements to Computershare Trust Company. For other transactions in its CTS business, Wells Fargo Bank, since November 1, 2021, has been transferring, and intends to continue to transfer, such roles, duties, rights, and liabilities to Computershare Trust Company, in stages. WFDTC also intends to transfer its roles, duties, rights, and liabilities to CDTC in stages. For any transaction where the roles of Wells Fargo Bank or WFDTC, as applicable, have not already transferred to Computershare Trust Company or CDTC, Computershare Trust Company or CDTC performs all or virtually all of the obligations of Wells Fargo Bank or WFDTC, respectively, as its agent as of such date.

Trustee

Computershare Trust Company will act as trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of December 31, 2022, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 464 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $251 billion (USD).

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and all grantor trust tax returns on behalf of the Grantor Trust, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to

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be filed with the Securities and Exchange Commission on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2022, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,203 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $702 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any accounts that the certificate administrator is required to maintain pursuant to the PSA will be established and maintained with one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Custodian

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of December 31, 2022, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 415,000 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by one or more sponsors or their affiliates and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For twenty CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2022 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2022 Computershare CMBS Annual Statement of Compliance”).

For seventeen different CMBS transactions, each related Subject 2022 Computershare CMBS Annual Statement of Compliance disclosed that the April 18, 2022 distribution was made one business day late due to an administrative error relating to the calculation of the payment date in an internal system due to Good Friday.

For two other CMBS transactions, each related Subject 2022 Computershare CMBS Annual Statement of Compliance disclosed that certain payment errors occurred. In one case, a class of certificates was overpaid and another class was underpaid in three consecutive months. The payment error was caused by an administrative error relating to the reimbursement to a servicer of prior advances subsequently deemed non-recoverable.

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Computershare Trust Company corrected the payment errors in the third month. In the other case, an administrative error during the processing of the transfer of a certificate caused the wrong beneficial holder to receive payment. The resulting payment error was corrected in the same month the error occurred.

For one additional CMBS transaction, the related Subject 2022 Computershare CMBS Annual Statement of Compliance disclosed that the Form 10-D (including the ABS Asset Data File and ABS Asset Related Document filed as exhibits 102 and 103 respectively to the registrant’s Form ABS-EE and incorporated by reference into the Form 10-D filing) for the initial distribution date was filed three calendar days late. The late filing resulted from a gap in Computershare Trust Company’s process for reviewing and capturing the Exchange Act reporting obligations in newly closed transactions.

For each of the twenty CMBS transactions, the related Subject 2022 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates will retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity.  However, Computershare Trust Company or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this heading “—The Certificate Administrator and Trustee” has been provided by Computershare Trust Company.

For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and the trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator and the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicer

Wells Fargo Bank is expected to act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and as the primary servicer for the Serviced Companion Loans (in such capacity, the “Master Servicer”). Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1086-23A, 550 South Tryon Street, 23rd Floor, Charlotte, North Carolina 28202.

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Wells Fargo Bank is also (i) an anticipated holder of a portion of the RR Interest and expected to be the initial Risk Retention Consultation Party, (ii) a sponsor, an originator and a mortgage loan seller, (iii) an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, an underwriter and (iv) the master servicer under the BANK 2023-BNK45 PSA, pursuant to which the Orlando Office Portfolio Whole Loan is serviced.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2019	As of 12/31/2020	As of 12/31/2021	As of 12/31/2022
By Approximate Number:	30,931	30,536	29,704	27,480
By Approximate Aggregate Unpaid Principal Balance (in billions):	$594.17	$601.82	$619.35	$599.96

Within this portfolio, as of December 31, 2022, are approximately 21,621 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $479.1 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of December 31, 2022, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

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The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2019	$448,683,861,638	$390,136,051	0.09%
Calendar Year 2020	$454,151,591,750	$795,573,185	0.18%
Calendar Year 2021	$461,645,275,707	$1,395,817,923	0.30%
Calendar Year 2022	$447,783,265,998	$1,178,103,154	0.26%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances, and “PPA” means property protection advances.

Wells Fargo Bank is rated by Fitch, S&P and DBRS Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	DBRS Morningstar
Primary Servicer:	CPS1	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2	Above Average	MOR CS2

The long-term issuer ratings of Wells Fargo Bank are rated “A+” by S&P, “Aa2” by Moody’s Investors Service, Inc. (“Moody’s”) and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo Bank are “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation. In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, Wells Fargo Bank instituted a requirement that its personnel, including those in the commercial mortgage servicing group, but subject to certain exceptions, work remotely, beginning on March 16, 2020 or as soon as possible thereafter, and continuing until March 14, 2022. Personnel returned to their offices on March 14 on a hybrid flexible model that allows for some remote work. This remote-working capability is part of Wells Fargo Bank’s business continuity plan. Based on management’s review of its remote-working capability and resources and its daily review of actual results since instituting the remote-working requirement, Wells Fargo Bank does not expect the remote-working to adversely affect its servicing operations in any material respect.

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Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;
●	audit services;
●	tracking and reporting of flood zone changes;
●	abstracting of leasing consent requirements contained in loan documents;
●	legal representation;
●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo Bank;
●	performance of property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;
●	Uniform Commercial Code searches and filings;
●	insurance tracking and compliance;
●	onboarding-new loan setup;
●	lien release-filing & tracking;
●	credit investigation & background checks; and
●	defeasance calculations.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans and Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo Bank (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, Serviced Companion Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

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A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The Master Servicer will enter into one or more agreements with the mortgage loan sellers (1) to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans and/or (2) to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and Bank of America, a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any Mortgage Loan being transferred by Bank of America that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of MSMCH, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by MSMCH and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any MSMCH Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and CREFI, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of CREFI, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by CREFI and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the CREFI Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any CREFI Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans to be transferred by Wells Fargo Bank. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any Mortgage Loan being transferred by it that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization,

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except that Wells Fargo Bank will retain $22,691,634.28 Certificate Balance of the RR Interest. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transaction. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The foregoing information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The Special Servicer

CWCapital Asset Management LLC, a Delaware limited liability company (“CWCAM”), is expected to act as the special servicer under the PSA, and in such capacity, CWCAM will be responsible for the servicing and administration of the Specially Serviced Loans (other than the Non-Serviced Mortgage Loans and Excluded Special Servicer Loans) and any related REO Properties, and will review, evaluate, process and/or provide or withhold consent as to Major Decisions and certain other transactions and perform certain enforcement actions relating to the Mortgage Loans (other than any Non-Serviced Mortgage Loans and any Excluded Special Servicer Loans) and any related Serviced Companion Loans when such Mortgage Loans and any related Serviced Companion Loans are non-Specially Serviced Loans pursuant to the PSA. CWCAM maintains a servicing office at 900 19th Street NW, 8th Floor, Washington, D.C. 20006.

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CWCAM and its affiliates are involved in the management, investment management and disposition of commercial real estate assets, which may include:

●	special servicing of commercial and multifamily real estate loans;
●	commercial real estate property management and risk management and insurance services;
●	commercial mortgage and commercial real estate brokerage services;
●	commercial mortgage note and commercial real estate sale and disposition services; and
●	investing in, managing, surveilling and acting as special servicer for commercial real estate assets including investment grade, non-investment grade and unrated securities issued pursuant to CRE, CMBS and CDO transactions.

CWCAM was organized in June 2005 and has acted as special servicer for commercial and multifamily loans and other servicing transactions since 2005. CWCAM is a wholly-owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own, manage and sell assets similar in type to the assets of the issuing entity. Accordingly, the assets of CWCAM and its affiliates may, depending on the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth. On September 1, 2010, affiliates of certain Fortress Investment Group LLC managed funds purchased all of the membership interest of CW Financial Services LLC, the sole member of CWCAM.

As of December 31, 2020, CWCAM acted as special servicer with respect to 235 domestic CMBS pools containing approximately 9,292 loans secured by properties throughout the United States with a then current unpaid principal balance of 170.5 billion. As of December, 31, 2021, CWCAM acted as special servicer with respect to 293 domestic CMBS pools containing approximately 10,650 loans secured by properties throughout the United States with a then current unpaid balance of $211.0 billon. As of December 31, 2022, CWCAM acted as special servicer with respect to 312 domestic CMBS pools containing approximately 10,865 loans secured by properties throughout the United States with a then current unpaid balance of $214.0 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans.

CWCAM has one primary office (Washington, D.C.) and provides special servicing activities for investments in various markets throughout the United States. As of December 31, 2022, CWCAM had 49 employees responsible for the special servicing of commercial real estate assets. As of December 31, 2022, within the CMBS pools described in the preceding paragraph, 101 assets were actually in special servicing. The assets owned, serviced or managed by CWCAM and its affiliates may, depending on the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

CWCAM has policies and procedures in place that govern its special servicing activities. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act, including managing delinquent loans and loans

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subject to the bankruptcy of the borrower. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls. CWCAM reviews, updates and/or creates its policies and procedures throughout the year as needed to reflect any changing business practices, regulatory demands or general business practice refinements and incorporates such changes into its manual. Refinements within the prior three years include but are not limited to the improvement of controls and procedures implemented for property cash flow, wiring instructions and the expansion of unannounced property and employee audits.

CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. CWCAM has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by CWCAM in securitization transactions.

CWCAM will not have primary responsibility for custody services of original documents evidencing the Serviced Mortgage Loans or the Serviced Companion Loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular Serviced Mortgage Loans, the Serviced Companion Loans, or otherwise. To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

From time to time, CWCAM is a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Other than as set forth in the following paragraphs, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that are material to the certificateholders.

On December 17, 2015, U.S. Bank National Association, the trustee under five pooling and servicing agreements for (i) Wachovia Bank Commercial Mortgage Trust 2007-C30, (ii) COBALT CMBS Commercial Trust 2007-C2, (iii) Wachovia Bank Commercial Mortgage Trust 2007-C31, (iv) ML-CFC Commercial Mortgage Trust 2007-5 and (v) ML-CFC Commercial Mortgage Trust 2007-6 commenced a proceeding with the Second Judicial District Court of Ramsey County, Minnesota (the “State Court”) for a declaratory judgment as to the proper allocation of certain proceeds (“Disputed Proceeds”) received by CWCAM in connection with the sale of the Peter Cooper Village and Stuyvesant Town property in New York, New York securing loans held by those trusts. CWCAM was the special servicer of such property. The petition requests the State Court to instruct the trustee, the trust beneficiaries, and any other interested parties as to the amount of the Disputed Proceeds, if any, that constitute penalty interest and/or the amount of the Disputed Proceeds, if any, that constitute gain-on-sale proceeds, with respect to each trust. On February 24, 2016, CWCAM made a limited appearance with the State Court to file a motion to dismiss this proceeding based on lack of jurisdiction, mootness, standing and forum non conveniens. On July 19, 2016, the State Court denied CWCAM’s motion to dismiss. On July 22, 2016, the action was removed to federal court in Minnesota (“Federal Court”). On October 21, 2016, the Federal Court held a hearing on the motion to transfer the action to the United States District Court for the Southern District of New York (“SDNY Court”), a motion to remand to state court and a motion to hear CWCAM’s request for reconsideration of the motion to dismiss. On March 14, 2017, the Federal Court reserved the determination on the motion to hear CWCAM’s request for reconsideration of the motion to dismiss, denied the motion to remand the matter to state court and granted the motion to transfer the proceeding to the SDNY Court.

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Cross motions for judgment on the pleadings were filed but the SDNY Court was unable to decide the case based on the pleadings and the SDNY Court ordered discovery. All fact discovery was completed in December 2018 and expert discovery was completed on March 15, 2019. The parties submitted cross motions for summary judgment, and on March 19, 2020, the SDNY Court entered an opinion and order in which it granted summary judgment in CWCAM’s favor and held that CWCAM was entitled to the entire amount of penalty interest and that CWCAM’s determination of yield maintenance was correct. In the 127-page opinion, the SDNY Court found for CWCAM on every issue presented by the trustee’s petition, namely, that the funds in dispute constitute penalty interest and yield maintenance, not gain-on-sale proceeds, and that the amount of penalty interest and yield maintenance was correctly calculated. An appeal of the SDNY Court’s decision was taken on April 29, 2020. Oral argument on the appeal occurred on June 21, 2021. On July 14, 2022, the United States Court of Appeals for the Second Circuit (the “Second Circuit”) entered a decision affirming in part and reversing in part the SDNY Court’s decision and remanding to the SDNY Court for further proceedings. The Second Circuit affirmed the SDNY’s Court holding that penalty interest and yield maintenance are paid before gain-on-sale Proceeds. The Second Circuit reversed and remanded for further proceedings that portion of the SDNY Court’s decision related to approximately $67.2 million in interest on advances. On January 13, 2023, the parties entered into a settlement agreement, in which (among other things) they agreed to stipulate that the amount of interest on advances that accrued on or before June 3, 2014 is $27.5 million, and that CWCAM would pay that amount into escrow for distribution to certificateholders upon the entry of an order by the SDNY Court approving the settlement. U.S. Bank National Association, as trustee for the trusts, provided notice of the settlement to all parties in interest via a notice program approved by the SDNY Court. A hearing on the settlement is scheduled for March 16, 2023.

On December 1, 2017, a complaint against CWCAM and others was filed in the United States District Court for the Southern District of New York styled as CWCapital Cobalt Vr Ltd. v. CWCapital Investments LLC, et al., No. 17-cv-9463 (the “Original Complaint”). The gravamen of the Original Complaint alleged breaches of a contract and fiduciary duties by CWCAM’s affiliate, CWCapital Investments LLC (“CWCI”) in its capacity as collateral manager for the collateralized debt obligation transaction involving CWCapital Cobalt Vr, Ltd. In total, there are 14 counts pled in the Original Complaint. Of those 14, 5 claims were asserted against CWCAM for aiding and abetting breach of fiduciary duty, conversion and unjust enrichment. On May 23, 2018, the Original Complaint was dismissed for lack of subject matter jurisdiction.   On June 28, 2018, CWCapital Cobalt Vr Ltd. filed a substantially similar complaint in the Supreme Court of the State of New York, County of New York styled as CWCapital Cobalt Vr Ltd. v. CWCapital Investments LLC, et al., Index No. 653277/2018 (the “New Complaint”).  The gravamen of the New Complaint is the same as the previous complaint filed in the United State District Court for the Southern District of New York.  In total there are 16 counts pled in the New Complaint. Of those 16 counts, 5 claims were asserted against CWCAM for aiding and abetting breach of fiduciary duty, conversion and unjust enrichment, 1 count seeks a declaratory judgment that the plaintiff has the right to enforce the contracts in question and 1 count seeks an injunction requiring the defendants to recognize the plaintiff as the directing holder for the trusts in question. On January 11, 2019, the plaintiff dismissed with prejudice the declaratory judgment and injunction counts. The New Complaint and related summons was not served on the defendants until July 13, 2018 and July 16, 2018. The plaintiff’s motion for a preliminary injunction was denied by the court on July 31, 2018. On August 3, 2018, the defendants, including CWCAM, filed a motion to dismiss the New Complaint in its entirety. On August 20, 2019, the court entered an order granting defendants’ motion almost in its entirety, dismissing 11 of the 16 counts and partially dismissing 2 additional counts. Of the remaining counts, 2 are asserted against CWCAM for aiding and abetting breach of fiduciary

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duty and unjust enrichment. On September 19, 2019, CWCapital Cobalt Vr Ltd. filed a notice of appeal relating to the August 20, 2019 dismissal order and on September 26, 2019, filed an amended complaint against CWCI and CWCAM attempting to address deficiencies relating to certain of the claims dismissed by the August 20, 2019 order. CWCI and CWCAM filed its Motion to Dismiss the amended complaint on October 28, 2019. The court heard argument on the Motion to Dismiss the amended complaint on January 22, 2020 and on October 23, 2020, the court granted the motion dismissing the amended claims. On November 30, 2020, CWCapital Cobalt Vr Ltd filed a notice of appeal to the New York Appellate Division, First Department (the “First Department”) relating to the October 23, 2020 dismissal order. On April 27, 2021, the First Department affirmed the dismissal as to claims against CWCAM that were part of the August 20, 2019 dismissal, but reversed the dismissal of two counts for breach of the collateral management agreement against CWCI. CWCI sought leave to file an appeal of the decision. The plaintiff also sought leave to appeal the dismissal of the claims against CWCAM. Both requests for leave were denied by the First Department. On May 15, 2020, CWCI and CWCAM filed a motion to renew its motion to dismiss as to 4 of the remaining counts (including the remaining two counts against CWCAM for aiding and abetting breach of fiduciary duty and unjust enrichment), based on a decision entered by Judge Failla in a trust instruction proceeding in the US District Court for the Southern District of New York awarding summary judgment in favor of CWCAM. On September 7, 2021, the court denied the motion to renew. CWCI and CWCAM filed a notice of appeal, which they perfected by the filing of their opening brief on July 1, 2022. On November 15, 2022, the First Department affirmed the court’s denial of the motion to renew. On October 1, 2021, CWCI and CWCAM moved to reargue the denial of the motion to renew (or alternatively, the motion to dismiss) with respect to certain of Cobalt’s claims, including the remaining 2 claims against CWCAM, based on the First Department’s April 27, 2021 decision. On March 24, 2022, the court denied the relief sought in the motion to reargue. CWCI and CWCAM appealed the court’s decision on the motion to reargue and filed their opening brief on July 11, 2022. The appeal was dismissed as being non-appealable on August 30, 2022. CWCAM believes that it has performed its obligations under the related pooling and servicing agreements in good faith and the remaining allegations in the New Complaint are without merit.

CWCAM may enter into one or more arrangements with any directing certificateholder, any Controlling Class certificateholder, any person with the right to appoint or remove and replace CWCAM as the special servicer, or any other person (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer’s compensation in consideration of, among other things, the appointment (or continuance) of CWCAM as special servicer under the PSA and limitations on the right of such person to replace CWCAM as the special servicer.

Neither CWCAM nor, to CWCAM’s knowledge, any affiliate of CWCAM, has any interest retained in the transaction.

No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer.

The foregoing information regarding CWCAM under this heading “Transaction Parties—The Special Servicer—CWCapital Asset Management LLC” has been provided by CWCAM.

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The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company (“Pentalpha Surveillance”), will act as the operating advisor under the PSA. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer, including the right to recommend the replacement of the special servicer at any time. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer generally will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831. Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors and agencies of the U.S. Government. Pentalpha Surveillance’s platform utilizes compliance checking software and has a team of industry specialists focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty failures, derivative contract errors, litigation support, and expert testimony as well as other consulting assignments.

As of December 31, 2022, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 270 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $241 billion. As of December 31, 2022, Pentalpha Surveillance was acting as asset representations reviewer for 112 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $106 billion.

Pentalpha Surveillance has not been operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor as the sole or a material factor in such rating action.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the Directing Certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the Trust.

There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any of its property is subject, that are material to the Certificateholders, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance LLC.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction

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parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

Credit Risk Retention

General

Regulation RR implementing the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) will apply to this securitization. The RR Interest is intended to meet the definition of a “single vertical security” that is an “eligible vertical interest” (as such terms are defined in the Credit Risk Retention Rules), and Wells Fargo Bank is acting as the retaining sponsor under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”). Wells Fargo Bank, Morgan Stanley Bank, N.A. and CREFI (the “Retaining Parties”) will retain the indicated amount of the RR Interest below.

The RR Interest will have an aggregate Certificate Balance as of the Closing Date of approximately $51,297,050.93, representing at least 5.0% of all “ABS interests” (as defined in the Credit Risk Retention Rules) in the Trust (which will consist of the certificates other than the Class R certificates). The effective interest rate of the RR Interest will be equal to the WAC Rate. In accordance with the definition of “single vertical security” under the Credit Risk Retention Rules, the RR Interest will entitle the holders thereof to a specified percentage (equal to the Risk Retention Allocation Percentage) of the amounts paid on each class of certificates (other than the Class R certificates and the RR Interest).

Wells Fargo Bank will be permitted to offset the amount of its required risk retention by the portions of the RR Interest acquired by each of Morgan Stanley Bank, N.A. and CREFI, as originators of one or more of the securitized assets. For a description of the originators, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

On the Closing Date, Wells Fargo Bank, National Association, a national banking association, in its capacity as Retaining Sponsor, will acquire from the depositor, and retain, $22,691,634.28 Certificate Balance of the RR Interest, representing approximately 44.2% of the aggregate Certificate Balance of all of the outstanding RR Interest. Morgan Stanley Bank, N.A., a national banking association, will acquire from the depositor, and retain, $17,428,600.00 Certificate Balance of the RR Interest, representing approximately 34.0% of the aggregate Certificate Balance of all of the outstanding RR Interest. Morgan Stanley Bank, N.A., originated approximately 34.0% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to or greater than its percentage ownership of the aggregate Certificate Balance of all of the outstanding RR Interest (but such percentage ownership of the aggregate Certificate Balance of all of the outstanding RR

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Interest is at least 20%), in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Citi Real Estate Funding Inc., a New York corporation, will acquire from the depositor, and retain, $11,176,816.65 Certificate Balance of the RR Interest, representing approximately 21.8% of the aggregate Certificate Balance of all of the outstanding RR Interest. Citi Real Estate Funding Inc., originated approximately 21.8% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to or greater than its percentage ownership of the aggregate Certificate Balance of all of the outstanding RR Interest (but such percentage ownership of the aggregate Certificate Balance of all of the outstanding RR Interest is at least 20%), in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Each Retaining Party (other than Wells Fargo Bank) will acquire its applicable portion of the RR Interest from the depositor pursuant to an exchange under Rule 11(a)(1)(iv)(B) of the Credit Risk Retention Rules, whereby such Retaining Party will sell to the depositor (in the case of Morgan Stanley Bank, N.A., through its affiliate, MSMCH) the Mortgage Loans (or applicable portions thereof) that it has originated in exchange for cash consideration and such applicable portion of the RR Interest.  The Certificate Balance of such applicable portion of the RR Interest (i) will represent a reduction in the price received by such Retaining Party from the depositor for the Mortgage Loans (or applicable portions thereof) sold by such Retaining Party (in the case of Morgan Stanley Bank, N.A., through its affiliate, MSMCH) to the depositor for inclusion in the Mortgage Pool and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by such Retaining Party in accordance with the Credit Risk Retention Rules.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, any Retaining Party and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, any Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the Certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any potential investor or Certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described in this “Credit Risk Retention” section have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the Offered Certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation. See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Regulation and UK Securitization Regulation” in this prospectus.

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RR Interest

Retained Certificate Available Funds

The right to payment of holders of the RR Interest is pro rata and pari passu with the right to payment of holders of the certificates other than the Class R certificates and the RR Interest (as a collective whole). The amount available for distribution to the holders of the RR Interest on each Distribution Date will, in general, equal the sum of (i) the Required Credit Risk Retention Percentage of the Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date and (ii) the Retained Certificate Gain-on-Sale Remittance Amount for such Distribution Date (such amount, the “Retained Certificate Available Funds”).

The “Retained Certificate Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Retained Certificate Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Required Credit Risk Retention Percentage of the Aggregate Gain-on-Sale Entitlement Amount (described under “Description of the Certificates—Distributions—Available Funds”).

Priority of Distributions

On each Distribution Date, for so long as the aggregate Certificate Balance of the RR Interest has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Retained Certificate Available Funds, in the following order of priority:

First, to the RR Interest, in respect of interest, up to an amount equal to the Retained Certificate Interest Distribution Amount for such Distribution Date;

Second, to the RR Interest, in reduction of the Certificate Balance thereof, an amount equal to the Retained Certificate Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the RR Interest has been reduced to zero; and

Third, to the RR Interest, up to an amount equal to the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of unreimbursed Realized Losses and interest thereon distributed to the holders of the Regular Certificates (other than the RR Interest) and Trust Components pursuant to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth and Twenty-seventh in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus;

provided, however, that to the extent any Retained Certificate Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, as the REMIC residual interest, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur any tax liability of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

The effective interest rate on the RR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

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The “Non-Retained Percentage” is 100% minus the Required Credit Risk Retention Percentage.

The “Retained Certificate Interest Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed on the Regular Certificates (other than the RR Interest) and Trust Components according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second and Twenty-fifth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Retained Certificate Principal Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (a) the Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Regular Certificates (other than the RR Interest) and Trust Components according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third and Twenty-sixth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Risk Retention Allocation Percentage” will equal the Required Credit Risk Retention Percentage divided by the Non-Retained Percentage.

Allocation of Retained Certificate Realized Losses

The certificate administrator will be required to allocate any Retained Certificate Realized Losses to the RR Interest in reduction of the Certificate Balance thereof.

The “Retained Certificate Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Required Credit Risk Retention Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any REO Loans (excluding any portion allocable to the related Companion Loan, if applicable) as of the related Determination Date, is less than (ii) the Certificate Balance of the RR Interest after giving effect to distributions of principal on such Distribution Date.

Yield Maintenance Charge or Prepayment Premium

On each Distribution Date, the certificate administrator is required to distribute to the holders of the RR Interest the Required Credit Risk Retention Percentage of any Yield Maintenance Charge or Prepayment Premium received on or prior to the related Determination Date, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Qualifying CRE Loans

The Retaining Parties have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is

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equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2023-5YR1 will consist of the following classes: the Class A-1 certificates, the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates (collectively, with the Class A-S Exchangeable Certificates, the “Class A Certificates”), Class X-A, Class X-D, Class X-F, Class X-G and Class X-H certificates (collectively, the “Class X Certificates”), and the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G, Class H and Class R certificates and an interest in certificated form representing the RR Interest (the “RR Interest”).

The Class A Certificates (other than the Class A-S Exchangeable Certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates (excluding the Exchangeable Certificates) and the RR Interest are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates, the Subordinate Certificates and the Class R certificates are collectively referred to in this prospectus as the “Non-Retained Certificates”.

The “Exchangeable Certificates” are comprised of (i) the Class A-2, Class A-2-1, Class A-2-2, Class A-2-X1 and Class A-2-X2 certificates (collectively, the “Class A-2 Exchangeable Certificates”), (ii) the Class A-3, Class A-3-1, Class A-3-2, Class A-3-X1 and Class A-3-X2 certificates (collectively, the “Class A-3 Exchangeable Certificates”), (iii) the Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1 and Class A-S-X2 certificates (collectively, the “Class A-S Exchangeable Certificates”), (iv) the Class B, Class B-1, Class B-2, Class B-X1 and Class B-X2 certificates (collectively, the “Class B Exchangeable Certificates”) and (v) the Class C,

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Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates (collectively, the “Class C Exchangeable Certificates”). The Class A-2-X1, Class A-2-X2, Class A-3-X1, Class A-3-X2, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2 certificates are collectively referred to herein as the “Exchangeable IO Certificates”.

The Non-Retained Certificates (other than the Class X Certificates, the Class R certificates and the Exchangeable IO Certificates) and the RR Interest are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates (other than the Class A-1 certificates) and the Class X-A certificates and the Class B Exchangeable Certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates and the Exchangeable IO Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class or Interest	Approx. Initial Certificate Balance or Notional Amount
Offered Certificates
A-2(1)	$159,200,000	(1)
A-3(1)	$514,785,000	(1)
X-A	$682,250,000
A-S(1)	$112,084,000	(1)
B(1)	$43,859,000	(1)
Non-Offered Certificates
A-1	$8,265,000
C(1)	$40,204,000	(1)
X-D	$32,895,000
X-F	$18,274,000
X-G	$12,183,000
X-H	$32,894,967
D	$23,148,000
E	$9,747,000
F	$18,274,000
G	$12,183,000
H	$32,894,967
R	NAP
Non-Offered Eligible Vertical Interest
RR Interest	$51,297,050.93

(1)	The Class A-2-1, Class A-2-2, Class A-2-X1, Class A-2-X2, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1 and Class B-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-2, Class A-3, Class A-S, Class B, Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class D, Class E, Class F, Class G and Class H certificates, together with the RR Interest and the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates.”

The “Certificate Balance” of any class of Principal Balance Certificates or Exchangeable P&I Trust Component outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal

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Balance Certificates and each Exchangeable P&I Trust Component will be reduced by any distributions of principal actually made on, and by any Realized Losses or Retained Certificate Realized Losses, as applicable, actually allocated to, that class of Principal Balance Certificates or Exchangeable P&I Trust Component on that Distribution Date. In the event that Realized Losses or Retained Certificate Realized Losses previously allocated to a class of Principal Balance Certificates or Exchangeable P&I Trust Component in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates or Exchangeable P&I Trust Component may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below and “Credit Risk Retention—RR Interest—Priority of Distributions”.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates, the Exchangeable IO Certificates and the Exchangeable IO Trust Components will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $682,250,000. The Notional Amount of the Class X-D certificates will equal the aggregate of the Certificate Balances of the Class D and Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $32,895,000. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates outstanding from time to time. The initial Notional Amount of the Class X-F certificates will be approximately $18,274,000. The Notional Amount of the Class X-G certificates will equal the Certificate Balance of the Class G certificates outstanding from time to time. The initial Notional Amount of the Class X-G certificates will be approximately $12,183,000. The Notional Amount of the Class X-H certificates will equal the Certificate Balance of the Class H certificates outstanding from time to time. The initial Notional Amount of the Class X-H certificates will be approximately $32,894,967.

The Notional Amounts of the Class A-2-X1 and Class A-2-X2 Trust Components will equal the Certificate Balance of the Class A-2 Trust Component. The Notional Amounts of the Class A-2-X1 and Class A-2-X2 Certificates will equal the Certificate Balances of the Class A-2-1 and Class A-2-2 Certificates, respectively.

The Notional Amounts of the Class A-3-X1 and Class A-3-X2 Trust Components will equal the Certificate Balance of the Class A-3 Trust Component. The Notional Amounts of the Class A-3-X1 and Class A-3-X2 Certificates will equal the Certificate Balances of the Class A-3-1 and Class A-3-2 Certificates, respectively.

The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Trust Components will equal the Certificate Balance of the Class A-S Trust Component. The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Certificates will equal the Certificate Balances of the Class A-S-1 and Class A-S-2 Certificates, respectively.

The Notional Amounts of the Class B-X1 and Class B-X2 Trust Components will equal the Certificate Balance of the Class B Trust Component. The Notional Amounts of the Class B-X1 and Class B-X2 Certificates will equal the Certificate Balances of the Class B-1 and Class B-2 Certificates, respectively.

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The Notional Amounts of the Class C-X1 and Class C-X2 Trust Components will equal the Certificate Balance of the Class C Trust Component. The Notional Amounts of the Class C-X1 and Class C-X2 Certificates will equal the Certificate Balances of the Class C-1 and Class C-2 Certificates, respectively.

The Mortgage Loans will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Exchangeable Certificates) and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1, Class A-3-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components will be issued by the upper-tier REMIC (the “Upper-Tier REMIC” and, collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Grantor Trust will issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of the REMIC “regular interests” issued by the Upper-Tier REMIC.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in May 2023.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and any Companion Distribution Account maintained by it, in Permitted Investments. The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the Retained Certificate Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate

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administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates (including the RR Interest) on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)    the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, the “Periodic Payments”), that are due on a Payment Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Payment Due Date occurring after the related Determination Date, subsequent to the related Payment Due Date) allocable to the Mortgage Loans;
●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
●	all Yield Maintenance Charges and Prepayment Premiums;
●	all amounts deposited in the Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Interest Rate for the related Mortgage Loan;

(b)    if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date if received by the master servicer on or prior to the related Determination Date;

(c)    all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date

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(net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)    with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The amount available for distribution to holders of the Non-Retained Certificates on each Distribution Date will, in general, equal the sum of (i) the Non-Retained Percentage of the Aggregate Available Funds for such Distribution Date and (ii) the Gain-on-Sale Remittance Amount for such Distribution Date (such sum, the “Available Funds”).

The “Aggregate Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a)(x) the aggregate portion of the Interest Distribution Amount for each Class of Non-Retained Certificates (other than the Class R certificates) that would remain unpaid as of the close of business on such Distribution Date, divided by (y) the Non-Retained Percentage, and (b)(x) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, divided by (y) the Non-Retained Percentage, and (ii) any Realized Losses and Retained Certificate Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds and the Retained Certificate Gain-on-Sale Remittance Amount as part of the definition of Retained Certificate Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Payment Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Payment Due Date if such Mortgage Loan (including any Companion Loan) had a Payment Due Date in such preceding month and ending on and including the Payment Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Payment Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Non-Retained Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

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Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Non-Retained Certificates (other than the Class R certificates) have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class X-A, Class X-D, Class X-F, Class X-G and Class X-H certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes and Trust Components;

Second, to the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, in reduction of the Certificate Balances of those classes, in the following priority:

(i)        prior to the Cross-Over Date:

(a)  to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(b)  to the Class A-2 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 Trust Component is reduced to zero;

(c)  to the Class A-3 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 Trust Component is reduced to zero;

(ii)        on or after the Cross-Over Date, to the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components remaining outstanding, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, as applicable, are reduced to zero;

Third, to the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class or Trust Component, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class or Trust Component compounded monthly from the date the related Realized Loss was allocated to such class or Trust Component until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Fifth, after the Certificate Balances of the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components have been reduced to zero, to the Class A-S Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution

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Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Sixth, to the Class A-S Trust Component, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such Trust Component, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component until the date such Realized Loss is reimbursed;

Seventh, to the Class B, Class B-X1 and Class B-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Ninth, to the Class B Trust Component, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such Trust Component, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component until the date such Realized Loss is reimbursed;

Tenth, to the Class C, Class C-X1 and Class C-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B Trust Component have been reduced to zero, to the Class C Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Twelfth, to the Class C Trust Component, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C Trust Components have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount

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equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-fifth, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

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Twenty-sixth, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D, Class E, Class F and Class G certificates have been reduced to zero, to the Class H certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates (other than the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates) and the Class A-S, Class B and Class C Trust Components have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses or Retained Certificate Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates or Trust Component in respect of which a reimbursement is made.

Principal and interest payable on the Trust Components will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “—Exchangeable Certificates”.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the Required Credit Risk Retention Percentage of the amount of such recovery will be added to the Certificate Balance of the RR Interest, up to the lesser of (A) the Required Credit Risk Retention Percentage of the amount of such recovery and (B) the amount of unreimbursed Retained Certificate Realized Loss previously allocated to the RR Interest; (ii) the Non-Retained Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of the Non-Retained Percentage of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (iii) the Interest Shortfall with respect to each affected class of Non-Retained Certificates (other than the Class R certificates) or Trust Components for the next Distribution Date will be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down (and correspondingly the Retained Certificate Interest Distribution Account will increase as a result of such increase). If the Certificate Balance of any class of Principal Balance Certificates or the RR Interest is so increased, the

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amount of unreimbursed Realized Losses or Retained Certificate Realized Loss, as applicable, of such class of certificates or Trust Components will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Principal Balance Certificates (other than the RR Interest) for any Distribution Date will equal one of the following:

The Pass-Through Rate on the Class A-1 certificates for any Distribution Date will be a per annum rate equal to 5.8450%.

The Pass-Through Rate on the Class A-2 certificates for any Distribution Date will be a per annum rate equal to 5.7790%.

The Pass-Through Rate on the Class A-3 certificates for any Distribution Date will be a per annum rate equal to 6.2600%, subject to a maximum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class A-S certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class B certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class C certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class D certificates for any Distribution Date will be a per annum rate equal to 4.0000%.

The Pass-Through Rate on the Class E certificates for any Distribution Date will be a per annum rate equal to 4.0000%.

The Pass-Through Rate on the Class F certificates for any Distribution Date will be a per annum rate equal to 4.5390%.

The Pass-Through Rate on the Class G certificates for any Distribution Date will be a per annum rate equal to 4.5390%.

The Pass-Through Rate on the Class H certificates for any Distribution Date will be a per annum rate equal to 4.5390%.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1 certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 Trust Components for such Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution

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Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-G certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class G certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-H certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class H certificates for the related Distribution Date.

Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components. See “—Exchangeable Certificates” below.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Interest Rate then in effect, minus the related Administrative Fee Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Payment Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Payment Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Payment Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

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“Administrative Fee Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Interest Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

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Exchangeable Certificates

Each class of Exchangeable Certificates may be exchanged for the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding Certificate Balances or Notional Amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related Certificate Balances or Notional Amounts) will be decreased, and those of the Received Classes (and consequently their related Certificate Balances or Notional Amounts) will be increased. The dollar denomination of each of the Received Classes of certificates must be equal to the dollar denomination of each of the Surrendered Classes of certificates. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-2	Class A-2-1, Class A-2-X1
Class A-2	Class A-2-2, Class A-2-X2
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2

On the Closing Date, the issuing entity will issue the following “Trust Components,” each with the initial Certificate Balance (or, if such Trust Component has an “X” suffix, Notional Amount) and Pass-Through Rate set forth next to it in the table below. Each Trust Component with an “X” suffix is referred to herein as an “Exchangeable IO Trust Component,” and each other Trust Component is referred to herein as an “Exchangeable P&I Trust Component.” Each Trust Component will be a REMIC “regular interest” issued by the Upper-Tier REMIC. Each Exchangeable IO Trust Component will not be entitled to distributions of principal.

Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate
Class A-2	$159,200,000	Class A-2 Certificate Pass-Through Rate minus 1.00%
Class A-2-X1	Equal to Class A-2 Trust Component Certificate Balance	0.50%
Class A-2-X2	Equal to Class A-2 Trust Component Certificate Balance	0.50%
Class A-3	$514,785,000	Class A-3 Certificate Pass-Through Rate minus 1.00%
Class A-3-X1	Equal to Class A-3 Trust Component Certificate Balance	0.50%
Class A-3-X2	Equal to Class A-3 Trust Component Certificate Balance	0.50%
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Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate
Class A-S	$112,084,000	Class A-S Certificate Pass-Through Rate minus 1.00%
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class B	$43,859,000	Class B Certificate Pass-Through Rate minus 1.00%
Class B-X1	Equal to Class B Trust Component Certificate Balance	0.50%
Class B-X2	Equal to Class B Trust Component Certificate Balance	0.50%
Class C	$40,204,000	Class C Certificate Pass-Through Rate minus 1.00%
Class C-X1	Equal to Class C Trust Component Certificate Balance	0.50%
Class C-X2	Equal to Class C Trust Component Certificate Balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the Trust Components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon, equal to (x) the Certificate Balance (or, if such class has an “X” suffix, Notional Amount) of such class of Certificates, divided by (y) the Certificate Balance of the Class A-2 Trust Component (if such class of Exchangeable Certificates has an “A-2” designation), the Class A-3 Trust Component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-S Trust Component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B Trust Component (if such class of Exchangeable Certificates has a “B” designation) or the Class C Trust Component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
Class A-2 Exchangeable Certificates	Class A-2	Class A-2, Class A-2-X1, Class A-2-X2
	Class A-2-1	Class A-2, Class A-2-X2
	Class A-2-2	Class A-2
	Class A-2-X1	Class A-2-X1
	Class A-2-X2	Class A-2-X1, Class A-2-X2
Class A-3 Exchangeable Certificates	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
Class A-S Exchangeable Certificates	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
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Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
Class B Exchangeable Certificates	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
Class C Exchangeable Certificates	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum Certificate Balance or Notional Amount of each class of Class A-2 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-2 Trust Component, the maximum Certificate Balance or Notional Amount of each class of Class A-3 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-3 Trust Component, the maximum Certificate Balance or Notional Amount of each class of Class A-S Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-S Trust Component, the maximum Certificate Balance or Notional Amount of each class of Class B Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class B Trust Component, and the maximum Certificate Balance or Notional Amount of each class of Class C Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class C Trust Component. The aggregate Certificate Balance of the Offered Certificates set forth on the cover page of this prospectus assumes that only the maximum Certificate Balances of Class A-2, Class A-3, Class A-S, Class B and Class C certificates are issued on the Closing Date and that the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates is equal to zero.

Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a Certificate Balance or Notional Amount equal to its Class Percentage Interest multiplied by the Certificate Balance of the Class A-2 Trust Component, Class A-3 Trust Component, Class A-S Trust Component, Class B Trust Component or Class C Trust Component, respectively. Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance will have the same approximate initial credit support, Assumed Final Distribution Date, weighted average life and expected principal window as the Class A-2 certificates, Class A-3 certificates, Class A-S certificates, Class B certificates or Class C certificates, respectively, shown above in the “Summary of Certificates” table.

Appraisal Reduction Amounts and Collateral Deficiency Amounts (and Realized Losses) allocated to each of the Class A-2, Class A-3, Class A-S, Class B or Class C Trust Components will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to notionally reduce (or reduce) their Certificate Balances in accordance with their Class Percentage Interests therein.

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Exchange Limitations

A Certificateholder that owns Exchangeable Certificates and desires to make an exchange, but does not own Exchangeable Certificates that collectively are the required denominations of Surrendered Classes necessary to make the desired exchange for applicable Received Classes, may be unable to obtain other Exchangeable Certificates sufficient to compose the required denominations or may be able only to exchange a portion (if any) of its Exchangeable Certificates. Other Certificateholders may be unwilling to sell their Certificates at reasonable prices (or at any price) or may be unable to sell their Certificates, or Certificates may have been purchased or placed into other financial structures and thus may be unavailable for purchase in any secondary market. Such circumstances may prevent you from obtaining Exchangeable Certificates in the proportions necessary to effect an exchange.

Potential purchasers of Exchangeable Certificates should consider the tax characteristics of such certificates as further discussed under “Material Federal Income Tax Considerations—Exchangeable Certificates”. The Trust Components will not be withdrawn from the Grantor Trust in connection with any exchange.

Exchange Procedures

If a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates, the Certificateholder must notify the certificate administrator no later than three business days before the proposed exchange date via email to cts.cmbs.bond.admin@wellsfargo.com. The exchange date can generally be any business day other than the first or last business day of the month. The notice must (i) be on the Certificateholder’s letterhead, (ii) carry a medallion stamp guarantee and (iii) set forth the following information: the CUSIP number of both the Certificates to be exchanged and the Certificates to be received, the current Certificate Balance(s) or Notional Amount(s) and original Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes and Received Classes, the Certificateholder’s DTC participant number and the proposed exchange date. A notice becomes irrevocable on the second business day before the proposed exchange date.

Subject to the satisfaction of the conditions to an exchange, including the procedures described above, upon the request of the holder of Exchangeable Certificates of the relevant class(es) and the surrender of such Exchangeable Certificates, the certificate administrator will be required to deliver the Exchangeable Certificates of the relevant class(es) to which that holder is entitled in the exchange. The certificate administrator will also reduce the outstanding Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes, and increase the outstanding Certificate Balance(s) or Notional Amount(s) of the Received Classes, on the certificate register. The Certificateholder and the certificate administrator will utilize the Deposit and Withdrawal System at DTC to effect the exchange.

The first distribution on an Exchangeable Certificate received in an exchange transaction will be made on the first Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates (other than the RR Interest) or Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class or Trust Component for

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such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class or Trust Component on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates (other than the RR Interest) or Trust Component will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class or Trust Component on the Certificate Balance or Notional Amount, as applicable, for such class or Trust Component immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates (other than the RR Interest) or Trust Component will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the certificates with a Notional Amount or Exchangeable IO Trust Components, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for such Distribution Date and (ii) in the case of the certificates with a Notional Amount or Exchangeable IO Trust Components, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month immediately preceding the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)    the Scheduled Principal Distribution Amount for that Distribution Date, and

(b)    the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

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The “Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates (other than the RR Interest) will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Payment Due Date occurring, or a grace period ending, after the related Determination Date, the related Payment Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Payment Due Date occurring, or a grace period ending, after the related Determination Date, the related Payment Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account as of the related Determination Date, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Payment Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Interest Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any

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reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Interest Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)                     the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Payment Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)                  all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Payment Due Date in the related month of substitution);

(iii)             the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Payment Due Date in the related month of substitution); and

(iv)                any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)                     the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)                the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

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With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses and Retained Certificate Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Interest Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or the special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation

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proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections);

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Interest Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

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Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

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Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Interest Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date

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corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner:

(x) to the Non-Retained Certificates (other than the Class X-F, Class X-G, Class X-H, Class F, Class G, Class H and Class R certificates), in the following amounts:

(1) to each of the Class A-1, Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1, Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2, Class D and Class E certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D, Class E, Class F, Class G and Class H certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date,

(2) to the Class A-2-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D, Class E, Class F, Class G and Class H certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-2-1 certificates and the applicable principal prepayment,

(3) to the Class A-2-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D, Class E, Class F, Class G and Class H certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-2-2 certificates and the applicable principal prepayment,

(4) to the Class A-3-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D, Class E, Class F, Class G and Class H certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 certificates and the applicable

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principal prepayment and (ii) the Base Interest Fraction for the Class A-3-1 certificates and the applicable principal prepayment,

(5) to the Class A-3-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D, Class E, Class F, Class G and Class H certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-2 certificates and the applicable principal prepayment,

(6) to the Class A-S-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D, Class E, Class F, Class G and Class H certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(7) to the Class A-S-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D, Class E, Class F, Class G and Class H certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(8) to the Class B-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D, Class E, Class F, Class G and Class H certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(9) to the Class B-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that

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Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D, Class E, Class F, Class G and Class H certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(10) to the Class C-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D, Class E, Class F, Class G and Class H certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(11) to the Class C-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D, Class E, Class F, Class G and Class H certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(12) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1 certificates and the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D, Class E, Class F, Class G and Class H certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1 certificates and the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates as described above, and

(13) to the Class X-D certificates, any remaining portion of the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium not distributed as described above, and

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(y) to the RR Interest, the Required Credit Risk Retention Percentage of such Yield Maintenance Charge or Prepayment Premium.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates (other than the RR Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and
●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or

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otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-F, Class X-G, Class X-H, Class F, Class G, Class H or Class R Certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows (or, with respect to each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates and Class B Exchangeable Certificates with a Certificate Balance the date set forth next to the Class A-2 certificates, Class A-3 certificates, Class A-S certificates or Class B certificates, respectively):

Class	Assumed Final Distribution Date
Class A-2	January 2028(1)
Class A-3	March 2028(1)
Class X-A	NAP
Class A-S	April 2028(1)
Class B	April 2028(1)

(1)	Each Class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates and Class B Exchangeable Certificates that are principal balance certificates will have the same assumed final distribution date as the Class A-2, Class A-3, Class A-S and Class B certificates, respectively, shown in the table.

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in April 2056. See “Ratings”.

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Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the payment due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such payment due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a payment due date occurring after the related Determination Date, the related Payment Due Date) in any calendar month and does not pay interest on such prepayment through the following Payment Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)        the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Payment Due Date) for the related Distribution Date, and

(ii)        the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer with respect to the related Collection Period, calculated at a rate of 0.00250% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than the Non-Serviced Mortgage Loans) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

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If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and, any related Serviced Pari Passu Companion Loans in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Aggregate Excess Prepayment Interest Shortfall”. The “Excess Prepayment Interest Shortfall” for any Distribution Date will be the Non-Retained Percentage of the Aggregate Excess Prepayment Interest Shortfall and will be allocated on that Distribution Date among the classes of Non-Retained Certificates (other than the Exchangeable Certificates and the Class R certificates) and the Trust Components, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date. For any Distribution Date, any portion of the Excess Prepayment Interest Shortfall allocated to a Trust Component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests therein.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans and allocable to the Non-Retained Certificates (other than the Class R Certificates) will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S Exchangeable Certificates will likewise be protected by the subordination of the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H certificates. The Class B Exchangeable Certificates will likewise

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be protected by the subordination of the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H certificates. The Class C Exchangeable Certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G and Class H certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Non-Retained Certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the Non-Retained Certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under
“—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Non-Retained Certificates (other than the Class R certificates) that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the Non-Retained Certificates that are Principal Balance Certificates on any Distribution Date will be made first, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, second, to the Class A-2 Trust Component, until its Certificate Balance has been reduced to zero, and third, to the Class A-3 Trust Component, until its Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, in each case, that are still outstanding, pro rata (based upon their respective Certificate Balances) until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, the percentage interest in the issuing entity evidenced by the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components by the Subordinate Certificates.

Following retirement of the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B and Class C Trust Components and the Class D, Class E, Class F, Class G and Class H certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class H certificates) and Trust Components as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss and Retained Certificate Realized Loss for such Distribution Date.

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The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) as of the related Determination Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates (other than the RR Interest) after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates (other than the RR Interest or any Exchangeable Certificates) and the Trust Components in the following order, until the Certificate Balance of each such class or Trust Component is reduced to zero:

first, to the Class H certificates;

second, to the Class G certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C Trust Component;

seventh, to the Class B Trust Component; and

eighth, to the Class A-S Trust Component.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Any Realized Loss applied to the Class A-2, Class A-3, Class A-S, Class B or Class C Trust Component will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to reduce their Certificate Balances in accordance with their Class Percentage Interests therein.

Realized Losses will not be allocated to the RR Interest or the Class R certificates and will not be directly allocated to the Class X Certificates or the Exchangeable IO Certificates or the Exchangeable IO Trust Components. However, the Notional Amounts of the classes of Class X Certificates or Exchangeable IO Certificates or Exchangeable IO Trust Components will be reduced if the related classes of Principal Balance Certificates or Exchangeable P&I Trust Components are reduced by such Realized Losses.

In general, Realized Losses and Retained Certificate Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—

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Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate Administrator and Trustee”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated first to each related Subordinate Companion Loan, if any, in accordance with the related Intercreditor Agreement until each such Subordinate Companion Loan (if any) is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Non-Retained Certificates (other than the Class R certificates), a Trust Component or the RR Interest will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses or Retained Certificate Realized Losses, as applicable, are required thereafter to be made in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above and, with respect to the RR Interest in accordance with the payment priorities set forth in “Credit Risk Retention—RR Interest—Priority of Distributions”.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable

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Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)      a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)      a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)      a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)      a CREFC® advance recovery report;

(5)      a CREFC® total loan report;

(6)      a CREFC® operating statement analysis report;

(7)      a CREFC® comparative financial status report;

(8)      a CREFC® net operating income adjustment worksheet;

(9)      a CREFC® real estate owned status report;

(10)   a CREFC® servicer watch list;

(11)   a CREFC® loan level reserve and letter of credit report;

(12)   a CREFC® property file;

(13)   a CREFC® financial file;

(14)   a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)   a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any

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Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® Schedule AL file;
●	a CREFC® loan periodic update file; and
●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer).

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property for which it acts as master servicer or special servicer, as applicable:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending September 30, 2023, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter and provides sufficient information to report pursuant to CREFC® guidelines, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).
●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2023, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that
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information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder and the Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the Risk Retention Consultation Party or the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate

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administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the RR Interest by Certificate Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of the identity and contact information of a replacement of Risk Retention Consultation Party from a party holding the requisite interest in the RR Interest (as confirmed by the certificate registrar). The initial Risk Retention Consultation Party is expected to be Wells Fargo Bank, National Association.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk

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Retention Consultation Party or the holder of the majority of the RR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder the Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA, (2) if such person is the Risk Retention Consultation Party, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA or (3) if such person is not the Directing Certificateholder, or a Controlling Class Certificateholder or the Risk Retention Consultation Party, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the Certificate Administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate (including the RR Interest) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the RR Interest) registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will be deemed not to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is

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entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designees including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to Non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the

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expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
o	this prospectus;
o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
o	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;
●	the following “SEC EDGAR filings”:
o	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
o	the Distribution Date Statements;
o	the CREFC® bond level files;
o	the CREFC® collateral summary files; and
o	the CREFC® Reports, other than the CREFC® loan setup file and other than the CREFC® special servicer loan file (provided that they are received by the certificate administrator);
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
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o	the summary of any Final Asset Status Report as provided by the special servicer;
o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
o	any appraisals delivered in connection with any Asset Status Report;
o	any CREFC® appraisal reduction template received by the certificate administrator; and
o	any annual reports as provided by the operating advisor;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
o	notice of any release based on an environmental release under the PSA;
o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
o	notice of final payment on the certificates;
o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;
o	any notice of resignation or termination of the master servicer or special servicer;
o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;
o	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;
o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
o	any notice of termination of a sub-servicer by a successor master servicer or trustee;
o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
o	any notice of the termination of the issuing entity;
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o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);
o	any notice of the occurrence of an Operating Advisor Termination Event;
o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
o	any Proposed Course of Action Notice;
o	any assessment of compliance delivered to the certificate administrator;
o	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “Special Notices” tab;
o	any Attestation Reports delivered to the certificate administrator; and
o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by the Retaining Sponsor with the Credit Risk Retention Rules;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

The certificate administrator will be required to, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab, provide e-mail notification to any Privileged Person (other than certain financial market information providers under the PSA) that has registered to receive access to the Certificate Administrator’s Website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab. In the event that the Retaining Sponsor determines that any Retaining Party no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send written notice of such non-compliance to the Certificate Administrator, who will be required to post such notice on its website under the “U.S. Risk Retention Special Notices” tab.

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Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA, and the master servicer and the special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

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The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or the special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or the Risk Retention Consultation Party (in its capacity as Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located

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on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)      2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

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(2)      in the case of any Principal Balance Certificates (other than the RR Interest), a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Allocated Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Allocated Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates (other than the RR Interest), each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class R certificates or the RR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of $1,000,000 and integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its

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Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such

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Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream

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interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of

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the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the certificate administrator to obtain possession of the certificates of such class.

The RR Interest will be evidenced by one or more certificates and is expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners of the RR Interest for so long as the Retaining Sponsor requires and in accordance with the PSA.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

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Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Computershare Trust Company, N.A.

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BANK5 2023-5YR1

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of each applicable MLPA and the related discussion below, the Brandywine Strategic Office Portfolio Mortgage

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Loan will constitute a “Mortgage Loan” under each of the respective MLPAs pursuant to which the related mortgage loan sellers are selling Mortgage Loans, only to the extent of the portion thereof to be sold to the depositor by the applicable mortgage loan seller.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                            the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                          the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)                     an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)                       the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)                          an original or a copy of each assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)                       the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)                    originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)                the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative

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of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)                     any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)                       an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)                     the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)                  the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)               the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)                 the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)                   the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case as applicable;

(xvi)                the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)             the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)          the original or a copy of all related environmental insurance policies;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date (or, in certain cases, a later date to be specified in the PSA) and (B) a Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Control Note on or about the applicable Servicing Shift Securitization Date.

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In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Notwithstanding anything to the contrary contained herein, with respect to the Brandywine Strategic Office Portfolio Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver Mortgage Notes as part of the related Mortgage File will be limited to delivery of only the Mortgage Notes held by such party. In addition, with respect to such Mortgage Loan, the obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File will be joint and several; however, delivery of such remaining documents by either of the applicable mortgage loan sellers will satisfy the delivery requirements for both of the applicable mortgage loan sellers.

“Diligence File” means, with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)    A copy of each of the following documents:

(i)                               the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                            the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)                         any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)                          all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)                             the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)                         any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)                      any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

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(viii)                   any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)                       any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)                           any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)                        any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan;

(xii)                    any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)                  all related environmental reports; and

(xiv)                  all related environmental insurance policies;

(b)    a copy of any engineering reports or property condition reports;

(c)    other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property), a copy of any rent roll;

(d)    for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)    a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)     a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)    a copy of the appraisal for the related Mortgaged Property(ies);

(h)   for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)     a copy of the applicable mortgage loan seller’s asset summary;

(j)     a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)    a copy of all zoning reports;

(l)     a copy of financial statements of the related mortgagor;

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(m)  a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)   a copy of all UCC searches;

(o)    a copy of all litigation searches;

(p)    a copy of all bankruptcy searches;

(q)    a copy of any origination settlement statement;

(r)    a copy of the insurance summary report;

(s)    a copy of organizational documents of the related mortgagor and any guarantor;

(t)     a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)   a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)    a copy of any closure letter (environmental); and

(w)   a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included by the related mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage

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Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x)	such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or
(y)	in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,
(A)	cure such Material Defect in all material respects, at its own expense,
(B)	repurchase the affected Mortgage Loan (or, in the case of the Brandywine Strategic Office Portfolio Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or
(C)	substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, in the case of the Brandywine Strategic Office Portfolio Mortgage Loan, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage”

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within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

However, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to promptly provide notice (as required by the terms of the MLPA or the PSA) prevented the mortgage loan seller from being able to cure such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan (or, in the case of the Brandywine Strategic Office Portfolio Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the Enforcing Servicer (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

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With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Interest Rate in effect from time to time (excluding any portion of such interest that represents default interest), to, but not including, the payment due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to the Brandywine Strategic Office Portfolio Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a removed Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)    have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the payment due date in the calendar month during which the substitution occurs;

(b)    have a fixed Interest Rate not less than the Interest Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)    have the same payment due date and a grace period no longer than that of the removed Mortgage Loan;

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(d)    accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)    have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)     have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)    comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)   have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)     have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)     constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)    not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)     have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)  not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)   have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class, by the Directing Certificateholder;

(o)    prohibit defeasance within two years of the Closing Date;

(p)    not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)    have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

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(r)    be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Interest Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to cure, repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so. If any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. Upon the applicable mortgage loan seller’s remittance of such costs and expenses, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects.

As stated above, with respect to a Material Defect related to the Brandywine Strategic Office Portfolio Mortgage Loan (7.9%), each of the related mortgage loan sellers will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor (approximately 34.56% with respect to Bank of America, 34.56% with respect to Wells Fargo Bank and 30.87% with respect to CREFI). It is possible that under certain circumstances only one or two of the related mortgage loan sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one or two of those

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mortgage loan sellers repurchases their respective interests in such Mortgage Loan and the other mortgage loan seller(s) do not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s (or sellers’) interest in such Mortgage Loan will be deemed to constitute a “Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the PSA (if such Whole Loan is a Serviced Whole Loan) or the related Non-Serviced PSA (if such Whole Loan is a Non-Serviced Whole Loan) and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller(s) and the other related Companion Holders and (iv) the repurchasing mortgage loan seller(s) will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

Each mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by such mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and each mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

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The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loans only while the PSA governs the servicing of any Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of Servicing Shift Whole Loans Will Shift to Others”, on and after the applicable Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence File to be posted to the secure data room.

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Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu or subordinate, as applicable, nature of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A) any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B) the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the master servicer to make advances;

(D) the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

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(E) the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)  any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Interest Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

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Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Aggregate Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)      all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) for which it acts as master servicer during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)      in the case of each Mortgage Loan for which it acts as master servicer that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan)

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as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a Balloon Payment in excess of the regular periodic payment, default interest, late payment charges, Yield Maintenance Charges or Prepayment Premiums or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as master servicer and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the

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trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Pari Passu Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the master servicer and the trustee. The

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special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the

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special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in

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determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Payment Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans for which it acts as master servicer (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net

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operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to the Serviced Companion Loans, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in such Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in any Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Aggregate Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates or distributable to the RR Interest with respect to its interest in the Grantor Trust) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Non-Retained Certificates (other than the Class R certificates) and to make distributions of interest and principal from Retained Certificate Available Funds to the holders of the RR Interest, as described under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—RR Interest—Priority of Distributions”, respectively.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Payment Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be

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required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain two accounts (the “Gain-on-Sale Reserve Account” and the “Retained Certificate Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders of the Non-Retained Certificates and of the RR Interest, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account in an amount equal to the Non-Retained Percentage multiplied by such gains and into the Retained Certificate Gain-on-Sale Reserve Account in an amount equal to the Required Certificate Risk Retention Percentage multiplied by such amounts. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Non-Retained Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and amounts in the Retained Certificate Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Retained Certificate Available Funds to all amounts due and payable on the RR Interest (including to reimburse for Retained Certificate Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and Retained Certificate Gain-on-Sale Reserve Account, as applicable, and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates and the Trust Components have been made.

The special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Gain-on-Sale Reserve Account, the Retained Certificate Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds, as provided in the PSA.

In the event that any loss is incurred in respect of any Permitted Investment (as to which the master servicer or special servicer, as the case may be, would have been entitled to any net investment earnings) directed to be made by the master servicer or the special servicer, as the case may be, and on deposit in any of the Collection Account, the Companion Distribution Account, the Servicing Account, Loss of Value Reserve Fund or the REO Account (each an “Investment Account”), the master servicer or the special servicer, as applicable, will be required to deposit therein, no later than the P&I Advance Date, without

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right of reimbursement, the amount of net investment loss, if any, with respect to such account for the period from and including the prior Distribution Date to and including the P&I Advance Date related to the current Distribution Date; provided that neither the master servicer nor the special servicer will be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account (as such term is defined in the PSA) at the time such investment was made (and such federal or state chartered depository institution or trust company is not an affiliate of the master servicer or the special servicer, as applicable, unless such depository institution or trust company satisfied the qualification set forth in the definition of Eligible Account both (x) at the time the investment was made and (y) thirty (30) days prior to such insolvency).

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                                  to remit on each P&I Advance Date to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Aggregate Available Funds and any Prepayment Premiums or Yield Maintenance Charges on the related Distribution Date;

(ii)                              to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)                           to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)                            to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                               to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)                            to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

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(vii)                         to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)                      to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)                          to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                             to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)                          to recoup any amounts deposited in the Collection Account in error;

(xii)                        to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)                    to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)                     to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)                        to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)                     to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)                  to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)               to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

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(xix)                   to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)                      to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the

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depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee /Master Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan and a Specially Serviced Loan) and the related Serviced Companion Loan with respect to which the master servicer acts as Enforcing Servicer and obtains a Loss of Value Payment or obtains other recoveries resulting from repurchases by the related Mortgage Loan Seller due to material breaches of representations and warranties or material document defects.	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Liquidation Fee /Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) or for which the special servicer is the enforcing servicer for which the special servicer obtains (i) a full, partial or discounted payoff, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan(s), if applicable), or (iii) Loss of Value Payments, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $10,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan but not any Companion Loan) and REO Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower pays with respect to such Mortgage Loan.	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates and the corresponding portion of the RR Interest have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	For each Delinquent Loan the sum of: (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Pari Passu Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.
(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00375% to 0.03250%. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be

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payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from a borrower relating to a Mortgage Loan and any related Serviced Companion Loan for which it acts as master servicer:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions; provided, that if any such matter involves a Major Decision (regardless of whether it relates to a Master Servicer Decision), then the master servicer will be entitled to 50% of such Excess Modification Fees;
●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent the master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);
●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; provided, that if any such matter involves a Major Decision (regardless of whether it relates to a Master Servicer Decision), then the master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;
●	with respect to accounts held by such the servicer, 100% of charges by the master servicer collected for checks returned for insufficient funds;
●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statements or demand charges are prepared by the master servicer;
●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and
●	late payment charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.
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Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the related Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

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With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Fee Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

A Liquidation Fee will be payable to the master servicer with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) with respect to which the master servicer acts as Enforcing Servicer and obtains a Loss of Value Payment or obtains other recoveries resulting from repurchases by the related Mortgage Loan Seller due to material breaches of representations and warranties or material document defects, as described in the pooling and servicing agreement.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at the rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates”. In each of the foregoing cases, such primary servicing fee rate is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater (i) of a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and

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collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties.

Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments (other than the balloon payments that are received within 120 days following the related maturity date as a result of a Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full if such Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event”), and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by the special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Pari Passu Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

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If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A Liquidation Fee will be payable to the special servicer with respect to each (a) Non-Specially Serviced Loan with respect to which it acts as the Enforcing Servicer, (b) Specially Serviced Loan or (c) REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer obtains (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan(s), if applicable) or (iii) Loss of Value Payments.

A “Liquidation Fee”, with respect to a Mortgage Loan (and each related Serviced Companion Loan) or an REO Property, will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.00% and (ii) such rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Pari Passu Companion Loan) or REO Property and received by the special servicer or the master servicer, as applicable, as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)                      (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Pari Passu Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)                   the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in

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each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)                 the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)                 with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)                    the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)                 if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 120 days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan and Serviced Companion Loan for which it acts as special servicer in the form of:

(i)                    100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)                  100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially

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Serviced Loans to the extent the special servicer is processing the underlying transaction,

(iii)               100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)                 100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans,

(v)                    50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Pari Passu Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision,

(vi)                100% of charges for beneficiary statements and demand charges actually paid by the borrowers to the extent such beneficiary statements or demand charges are prepared by the special servicer, and

(vii)             100% of any charges collected for checks intended for deposit in the applicable REO account maintained by the special servicer and returned for insufficient funds.

The special servicer will also be entitled to penalty charges paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any loss of value reserve fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

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Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, neither special servicer will be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Pari Passu Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Pari Passu Companion Loan and any purchaser of such Mortgage Loan or Serviced Pari Passu Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, property condition report fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Pari Passu Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

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Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00892% (0.892 basis points) per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $10,000 on the Closing Date (the “Operating Advisor Upfront Fee”). An additional fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but not any Companion Loan) and REO Loan, and will accrue at a rate (the “Operating Advisor Fee Rate”) payable on the Stated Principal Balance of such Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans. The Operating Advisor Fee Rate will be equal to 0.00116% (0.116 basis points) per annum with respect to each Mortgage Loan.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower pays) with respect to any Serviced Mortgage Loan (other than a Servicing Shift Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates and the corresponding portion of the RR Interest have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to

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consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00030% (0.030 basis points) per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan, Non-Serviced Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

In connection with each Asset Review, the asset representations reviewer will be required to be paid a fee (any such fee, the “Asset Representations Reviewer Asset Review Fee”) with respect to each Delinquent Loan equal to (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000. The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

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CREFC® Intellectual Property Royalty License Fee

A CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount and an Allocated Appraisal Reduction Amount are required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)             120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)               the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)               30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)             30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)               60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)               90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

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(7)               immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA that is in possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)    the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)    the excess of

1.    the sum of

a)    90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)    all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.    the sum as of the Payment Due Date occurring in the month of the date of determination of

a)    to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Interest Rate,

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b)    all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)    all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The “Allocated Appraisal Reduction Amount” means, with respect to any Appraisal Reduction Amount, the Non-Retained Percentage of such Appraisal Reduction Amount.

The “Allocated Cumulative Appraisal Reduction Amount” means, with respect to any Cumulative Appraisal Reduction Amount, the Non-Retained Percentage of such Cumulative Appraisal Reduction Amount.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount.

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file, and the certificate administrator will calculate the Allocated Appraisal Reduction Amount and the Allocated Cumulative Appraisal Reduction Amount.

Each such report will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

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In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the special servicer from the master servicer in accordance with the PSA) or performed by the special servicer and the Appraisal Reduction Amount is calculated by the special servicer as of the first Determination Date that is at least 10 business days after the later of (a) the special servicer’s receipt of such MAI appraisal or the completion of the valuation and receipt of information from the master servicer in the master servicer’s possession reasonably necessary to calculate the Appraisal Reduction Amount and (b) the occurrence of such Appraisal Reduction Event. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request; provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent any related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan with respect to the

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Directing Certificateholder), the special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer has no knowledge of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates or Trust Component then-outstanding (i.e., first, to the Class H certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, pro rata based on their respective interest entitlements, to the Class C, Class C-X1 and Class C-X2 Trust Components, seventh, pro rata based on their respective interest entitlements, to the Class B, Class B-X1 and Class B-X2 Trust Components, eighth, pro rata based on their respective interest entitlements, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, and finally, pro rata based on their respective interest entitlements, to the Class A-1 certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 Trust Components). See “—Advances” and “Description of the Certificates—Distributions—Exchangeable Certificates”

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in this prospectus. The resulting reduction of interest entitlements will also result in a corresponding reduction in any amount of the interest entitlement of the RR Interest.

Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the RR Interest on the one hand and the Non-Retained Certificates (other than the Class R certificates), on the other hand, based on the Required Credit Risk Retention Percentage and the Non-Retained Percentage, respectively.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. None of the master servicer (with respect to Mortgage Loans other than Non-Serviced Mortgage Loans), the special servicer (with regard to Non-Serviced Mortgage Loans), the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefore pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

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“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount with respect to any Serviced Mortgage Loan. The operating advisor, the certificate administrator and the special servicer will be entitled to conclusively rely on the master servicer’s calculation of any Collateral Deficiency Amount with respect to a Non-Serviced Mortgage Loan.

For purposes of (x) determining the Controlling Class and the occurrence and continuance of a Control Termination Event, and (y) determining the Voting Rights of the related Classes for purposes of removal of the special servicer or the operating advisor, Allocated Appraisal Reduction Amounts and Collateral Deficiency Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates (other than the RR Interest and any Exchangeable Certificates) and the Trust Components, in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class or Trust Component is notionally reduced to zero (i.e., first, to the Class H certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C Trust Component, seventh, to the Class B Trust Component, eighth, to the Class A-S Trust Component, and finally, pro rata based on their respective Certificate Balances, to the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H certificates, second, the Class G certificates, and third, to the Class F certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

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With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer (in the case of a Serviced Mortgage Loan) or the master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the master servicer or the special servicer, as the case may be, and the master servicer will be required to notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Allocated Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Allocated Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the non-serviced special servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to the extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the special servicer (for any Mortgage Loan (other than a Non-Serviced Mortgage Loan)) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any Mortgage Loan (other than a Non-Serviced Mortgage Loan)) receipt of information that is in the possession of the master servicer and reasonably requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

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Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Pari Passu Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing

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Certificateholder) the consent of the Directing Certificateholder. In addition, upon the written request of the Risk Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Pari Passu Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains

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Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer (with regard to such determination made by the special servicer) will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer or the special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to the Specially Serviced Loans), the master servicer (with respect to a Non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate. The master servicer (at its own expense) and the special servicer (at the expense of the trust fund) may rely on insurance consultants in making the determinations described above.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the

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outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) and, with respect to a Specially Serviced Loan and upon request of the Risk Retention Consultation Party, upon non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Pari Passu Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or the special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

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Modifications, Waivers and Amendments

The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and all such matters that involve a Major Decision for all Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans that are Non-Specially Serviced Loans, and the master servicer will be responsible for processing waivers, modifications, amendments and consents with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan and does not involve a Major Decision; provided that, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust, or cause the Grantor Trust or any Trust REMIC to be subject to tax. With respect to any Major Decision that the master servicer and the special servicer have mutually agreed will be processed by the master servicer, the master servicer will not be permitted under the PSA to agree to any modification, waiver or amendment that constitutes a Major Decision without the special servicer’s consent and, prior to the occurrence and continuance of a Control Termination Event, the special servicer having obtained the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to the special servicer) within 10 business days, plus, if applicable, any additional time period provided under the related Intercreditor Agreement, of the Directing Certificateholder’s receipt from the special servicer of the special servicer’s or the master servicer’s, as applicable, recommendation and analysis and all information reasonably requested by the Directing Certificateholder with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will be required to consult with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event and Consultation Termination Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request as described above, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and the master servicer will have no further obligation with respect to such request or the Major Decision.

With respect to a Mortgage Loan that is not a Specially Serviced Loan and any related Serviced Companion Loan, the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the master servicer will not be required (other than as provided below in this paragraph) to

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seek or obtain the consent or approval of (or consult with) the Directing Certificateholder, the special servicer or the Risk Retention Consultation Party:

(i)                           grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements (except, that, other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder’s consent (or deemed consent) will be required to grant waivers of more than 3 consecutive late deliveries of financial statements);

(ii)                        consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents;

(iii)                     approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) shall be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(iv)                      grant routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities, including approval of new leases and amendments to current leases (other than for ground leases) (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property or (2) 30,000 square feet), including approval of new leases and amendments to current leases;

(v)                         consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) shall be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due);

(vi)                     consent to a change in property management relating to any Mortgage Loan or any related Companion Loan if the replacement property manager is not a Borrower Party (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with

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respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required for any Mortgage Loan (including any related Companion Loans) that has an outstanding principal balance equal to or greater than $10,000,000);

(vii)                   approve annual operating budgets for Mortgage Loans;

(viii)                consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, other than any release, reduction, or withdrawal that would constitute a Major Decision;

(ix)                    grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower on or before the maturity date of a Mortgage Loan has delivered documentation reasonably satisfactory in form and substance to the master servicer or the special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due;

(x)                      any modification, amendment, consent to a modification or waiver of any term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class and other than amendments to split or resize notes consistent with the terms of such intercreditor, co-lender or similar agreement) the Directing Certificateholder’s consent (or deemed consent) shall be required for any such modification to an intercreditor, co-lender or similar agreement other than during a Control Termination Event, and if any modification or amendment would adversely impact the special servicer, such modification or amendment will additionally require the consent of the special servicer as a condition to its effectiveness;

(xi)                    any determination of an Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination;

(xii)                approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan documents do not otherwise permit such principal prepayment;

(xiii)             any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the Mortgage Loan documents allow without the consent of the lender but subject to satisfaction of conditions specified in the Mortgage Loan

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documents where no lender discretion is necessary in order to determine if such conditions are satisfied; and

(xiv)              grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement.

In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the master servicer in order to grant or withhold such consent.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Interest Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, (a) with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to any Major Decision in respect of a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than

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a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC Provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)      extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)      provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Interest Rate.

If the special servicer closes any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party) and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer agrees to any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller

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(so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, the master servicer of such securitization transaction), all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The master servicer (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right the lender may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold the lender’s consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive the lender’s right to exercise such rights; provided, however, that if such matter is a Major Decision (i) the special servicer, (x) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent) or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the master servicer or the special servicer, as applicable, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its

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then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

The master servicer (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right the lender may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold the lender’s consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive the lender’s right to exercise such rights, provided, however, that if such matter is a Major Decision (i) the special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder if and to the extent required, and pursuant to the process described under the heading “—The Directing Certificateholder—Major Decisions” below (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and as to which such matter involves a Major Decision, the master servicer will be required to promptly provide the special servicer with written notice of any such request for such matter and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance except as provided in the next sentence. With respect to such request, the master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to such a “due-on-sale” or “due-on-encumbrance” clause. If the master servicer and special servicer mutually agree that the master servicer is to process such request, the master servicer will be required to provide the special servicer with the master servicer’s written recommendation and analysis, to the extent the master servicer is recommending approval, and all information in the master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that the special servicer does not respond within 10 business days after receipt of such written

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recommendation and analysis and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period provided to a Companion Holder under a related Intercreditor Agreement, the special servicer’s consent to such matter will be deemed granted.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, upon the request of the Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement. Neither the master servicer nor the special servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to the master servicer or special servicer in a higher priority than that which is provided in the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than an REO Property, an REO Loan or a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2024 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2025) unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of

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the issuing entity), and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on September 30, 2023 and the calendar year ending on December 31, 2023. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing if:

(1)      the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the master servicer or the special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate

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lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or the special servicer, as applicable (and the master servicer or the special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing or sale, a special servicing transfer event will occur immediately);

(2)      the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)      the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered on or before the date on which the subject payment was due a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the master servicer

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determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) the refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)      there has occurred a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)      the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)      the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)      the master servicer or the special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

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(9)      the master servicer or the special servicer (and in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only for so long as no Control Termination Event has occurred and is continuing)) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

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Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as special servicer and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);
●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);
●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of a Control Termination Event);
●	the master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are
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being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and
●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer, prior to the occurrence and continuance of a Control Termination Event, will act pursuant to

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the Directing Certificateholder’s direction, if consistent with the Servicing Standard, and after the occurrence and continuance of a Control Termination Event, may act upon the most recently submitted form of Asset Status Report.

Prior to the occurrence of a Control Termination Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor promptly following the approval or deemed approval of the Directing Certificateholder.

If a Control Termination Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an applicable Excluded Loan) and the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to receive any Asset Status Report or otherwise consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing

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Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)    such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)    there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required

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remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury Regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property

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also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two business days after such amounts are received and properly identified, the special servicer is required to deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell (i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting with the Risk Retention Consultation Party, in each case, with respect to any

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Mortgage Loan (other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder and the Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a Specially Serviced Loan and (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the master servicer or special servicer, as applicable, with a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or special servicer, as applicable (and the master servicer or special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder); and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal.

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Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) the Risk Retention Consultation Party, in each case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or

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its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing

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Certificateholder will be entitled to advise (1) the special servicer as to all Major Decisions with respect to Serviced Mortgage Loans (other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and (2) the master servicer to the extent the Directing Certificateholder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”, and will have the right to replace the special servicer with or without cause and have certain other rights under the Pooling and Servicing Agreement as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

The PSA may provide that, with respect to certain matters in respect of which the consent of the Directing Certificateholder is required, such consent will be deemed given after the expiration of a specified period following the request for consent.

The Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest) on a strictly non-binding basis with the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than any Excluded Loan or the Servicing Shift Mortgage Loans), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)      absent that selection, or

(2)      until a Directing Certificateholder is so selected, or

(3)      upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than any Excluded Loans as to the Directing Certificateholder) is expected to be BIG Real Estate 5YR1, LLC or its affiliate.

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As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

“Loan-Specific Directing Certificateholder” means, with respect to a Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Securitization Date, the Loan-Specific Directing Certificateholder with respect to a Servicing Shift Mortgage Loan will be the holder of the related Control Note, which, as of the date of this prospectus, is, in the case of the 1201 Third Avenue Mortgage Loan, Morgan Stanley Bank, N.A. On and after the related Servicing Shift Securitization Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to the Servicing Shift Whole Loan.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Allocated Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Allocated Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H certificates.

The “Control Eligible Certificates” will be any of the Class F, Class G or Class H certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

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Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take (or consent to the master servicer’s taking) any of the following actions as to which the Directing Certificateholder has objected in writing within 10 business days (or 30 days with respect to clause (ix) of the definition of “Major Decision”) after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by the special servicer within the applicable time period, the Directing Certificateholder will be deemed to have approved such action). If the master servicer and the special servicer have mutually agreed that the master servicer will process any Major Decision, the master servicer will not be permitted to take any of the actions that constitute Major Decisions unless it has obtained the consent of the special servicer, which consent will be deemed given (unless earlier objected to by the special servicer) 10 business days after the special servicer’s receipt from the master servicer of the master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the special servicer and reasonably available to the master servicer in order to make an informed decision with respect to such Major Decision plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period permitted in the related Intercreditor Agreement. Upon request, the special servicer, other than with respect to an Excluded Loan as to the Risk Retention Consultation Party or the holder of the majority of the RR Interest (except to the extent set forth above in “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”), will also be required to consult on a non-binding basis with the Risk Retention Consultation Party with respect to such Major Decision; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. The foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or holder of the majority of the Controlling Class.

“Major Decision” means, with respect to any Mortgage Loan or Serviced Whole Loan, each of the following:

(i)                       any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Specially Serviced Loan that comes into and continues in default;

(ii)                    any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of Master Servicer Decisions;

(iii)                 any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing

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entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(iv)                  any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(v)                    any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as described under clauses (xiii) or (xiv) of the definition of “Master Servicer Decision” or as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion;

(vi)                  (a) any property management company changes with respect to a Specially Serviced Loan with a principal balance equal to or greater than $10,000,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, (b) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan that is a Non-Specially Serviced Loan, a change in property management if the replacement property manager is a Borrower Party or (c) franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(vii)               releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents (provided, however, that any releases for which there is lender discretion of material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or performance reserves specified (along with the related Mortgage Loans) on a schedule to the PSA will also constitute Major Decisions);

(viii)            any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(ix)                other than in the case of a Non-Specially Serviced Loan, any determination of an Acceptable Insurance Default;

(x)                   other than in the case of a Non-Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease (other than for ground leases), at a Mortgaged Property if (a) the lease affects an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property or (2) 30,000 square feet and (b) such transaction is not a routine leasing matter;

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(xi)                other than in the case of a Non-Specially Serviced Loan or a Non-Serviced Mortgage Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

(xii)             any consent to incurrence of additional debt by the borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the lender’s approval is required under the related Mortgage Loan documents;

(xiii)           requests for property or other collateral releases or substitutions, other than (a) grants of easements or rights of way, (b) releases of non-material, non-income producing parcels of a Mortgaged Property (including, without limitation, any such releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases), (c) consents to releases related to condemnation of parcels of a Mortgaged Property, (d) the release of collateral securing any Mortgage Loan in connection with defeasance of the collateral for such Mortgage Loan or (e) the items listed in clause (vii) of this definition and clause (viii) of the definition of Master Servicer Decision;

(xiv)           other than in the case of a Non-Specially Serviced Loan, approval of easements and rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(xv)              agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (b) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xvi)           determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xvii)        other than in the case of a Non-Specially Serviced Loan, consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due;

(xviii)      following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

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(xix)         other than in the case of any Non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements; and

(xx)            the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower.

A “Non-Specially Serviced Loan” means any Serviced Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

Subject to the terms and conditions described in this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Serviced Mortgage Loans. Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is a Non-Specially Serviced Loan, the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and, except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, the master servicer will continue to cooperate with reasonable requests of the special servicer by delivering any additional information in the master servicer’s possession to the special servicer reasonably requested by the special servicer relating to such Major Decision. The master servicer will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

In addition, the master servicer is required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and the special servicer will determine in accordance with the Servicing Standard whether the issuing entity as lender should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease is required to be paid by the master servicer as a Servicing Advance.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest), the special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder and the Risk Retention Consultation Party will remain entitled to receive any notices, reports or

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information to which it is entitled, and the special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder and, with respect to a Specially Serviced Loan, the Risk Retention Consultation Party (in each case, other than with respect to any Excluded Loan as to such party) in connection with any action to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder and, other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of a majority of the RR Interest, the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the special servicer and any other applicable party will be required to consult with the Risk Retention Consultation Party in connection with any action to be taken or refrained from being taken.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to receive any Asset Status Reports or consult with the special servicer with respect to Asset Status Reports. See “—Asset Status Report” above.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, the special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended

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by the Risk Retention Consultation Party. Any such consultation will not be binding on the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event the special servicer receives no response from the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether a Control Termination Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all

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Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the Class F certificates have a Certificate Balance (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

The certificate administrator will notify the operating advisor, the master servicer and the special servicer within 10 business days of the existence or cessation of (i) any Control Termination Event or (ii) any Consultation Termination Event.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred during such time as the applicable Mortgage Loan is an Excluded Loan.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event will be deemed to have occurred and be continuing and Consultation Termination Event will be deemed to have occurred with respect to such Excluded Loan as to such party.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision or Master Servicer Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the

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Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, if and to the extent required pursuant to the PSA, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC Provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Controlling Holder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans or Servicing Shift Mortgage Loan has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or Servicing Shift Whole Loan, as applicable, and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)    may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)    may act solely in the interests of the holders of the Controlling Class;

(c)    does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)    may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)    will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Servicing Shift Companion Loan, a Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

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The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third-party. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA), Servicing Shift Whole Loan or any related REO Properties. Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. In addition, the operating advisors or equivalent parties (if any) under the Non-Serviced PSAs have certain obligations and consultation rights which are substantially similar to those of the operating advisor under the PSA for this transaction.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan), unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the special servicer:

(a)    promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)    promptly reviewing each Final Asset Status Report; and

(c)    reviewing any Appraisal Reduction Amount and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value

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calculations (except that if the operating advisor discovers a material mathematical error contained in such calculations, then the operating advisor will be required to notify the special servicer of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder or the Risk Retention Consultation Party which does not include any communication (other than the related Asset Status Report) between the special servicer and Directing Certificateholder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the special servicer in accordance with the terms of the PSA. In addition, after the occurrence and continuance of a Control Termination Event, no Asset Status Report will be a Final Asset Status Report unless and until the operating advisor is consulted with or deemed to have been consulted with pursuant to the PSA. No such consultation will be required prior to a Control Termination Event. The operating advisor is only required to review Final Asset Status Reports delivered to it by the special servicer; provided that the operating advisor will be required to request delivery of a Final Asset Status Report to the extent it has actual knowledge of such Final Asset Status Report. Each Final Asset Status Report will be required to be labeled or otherwise identified or communicated as being final by the special servicer.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)  the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)  the operating advisor will be required to consult (on a non-binding basis) with the special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c)  the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) substantially in the form attached to this prospectus as Annex C to be provided to the special servicer, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5

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Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)  the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)                       after the calculation but, prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information that is either in the special servicer’s possession or reasonably obtainable by the special servicer and reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)                    if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)                 if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, the Risk Retention Consultation Party, or any of their respective affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance report, Attestation

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Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) prepare an annual report substantially in the form attached to this prospectus as Annex C to be provided to the special servicer, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 of such prior calendar year and setting forth its assessment of the special servicer’s performance of its duties under the PSA during the prior calendar year with respect to the resolution and/or liquidation of Specially Serviced Loans that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as the special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in accordance with the Operating Advisor Standard, to be immaterial. The operating advisor’s annual report will be prepared on the basis of the special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of the items required to be reviewed by it pursuant to the PSA. Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to the special servicer if, during the prior calendar year, no Final Asset Status Report was prepared by the special servicer in connection with a Specially Serviced Loan or REO Property.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and

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the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of the Special Servicer

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of the special servicer in the manner described in “—Replacement of the Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)                       that is the special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been the special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)                    that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)                 that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, a master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, a master servicer or the special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)                  that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)                     that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or the Directing Certificateholder

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in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information (including, without limitation, information contained within any Asset Status Report or Final Asset Status Report) that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the operating advisor annual report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for

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any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)    any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates (other than the RR Interest) having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)    any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)    any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)    the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)     the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or

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reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan as to such party and only for so long as no Consultation Termination Event has occurred), the Risk Retention Consultation Party, any Companion Holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Allocated Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders,

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(ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Allocated Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the RR Interest and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

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The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to the special servicer, the special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that the special servicer will

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commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to the 125 prior pools of commercial mortgage loans for which Wells Fargo Bank (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2008 (excluding two of such 125 pools with an outstanding balance that is equal to or less than 20% of the Initial Pool Balance), the highest percentage of mortgage loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2017 and December 31, 2022, was 31.9%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was 8.3%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was 16.7% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was 5.7%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be

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required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v)), the master servicer (with respect to clauses (vi) and (vii) for Non-Specially Serviced Loans for which it acts as master servicer) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)                       a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)                    a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)                 a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)                  copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)                     a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)                  a copy of any notice previously delivered by the master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

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(vii)               copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications (and, if such documents are not in its possession, solely with respect to any Mortgage Loan sold by such mortgage loan seller that is a Non-Serviced Mortgage Loan, the mortgage loan seller will be required to make a request under the applicable Non-Serviced PSA for any such documents that are not in its possession). In the event any missing documents with respect to a Non-Serviced Mortgage Loan are not provided by the mortgage loan seller, the asset representations reviewer will request such documents from the parties to the related Non-Serviced PSA, to the extent that the asset representations reviewer is entitled to request such documents under such Non-Serviced PSA.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or associated Review Materials in

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order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to Non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by

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the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See
“—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to Non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“DBRS Morningstar”), Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”), Moody’s Investors Service, Inc. (“Moody’s”) or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS Morningstar, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating

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or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information labeled as Privileged Information received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the

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provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)                       any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)                    any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)                 any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)                  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)                     the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

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(vi)                  the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

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Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the RR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the RR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)    may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)    may act solely in the interests of the holders of the RR Interest;

(c)    does not have any liability or duties to the holders of any class of certificates other than the RR Interest;

(d)    may take actions that favor the interests of the holders of one or more classes including the RR Interest over the interests of the holders of one or more other classes of certificates; and

(e)    will have no liability whatsoever (other than to a holder of the RR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

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The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates (other than the RR Interest) requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

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A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates (other than the RR Interest) on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all

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other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has the special servicer rating of at least “CSS3” from Fitch, (vii) is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Special Servicer”, and (viii) is currently acting as the special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

The terms of the PSA described above regarding the replacement of the special servicer without cause will not apply with respect to the Servicing Shift Mortgage Loans. Rather, with respect to any Servicing Shift Whole Loan, the holder of the related Control Note will have the right to replace the special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan. If such Control Note is included in a securitization trust, the party designated under the related pooling and servicing agreement will be entitled to exercise the rights of the Control Note holder.

Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines in its sole discretion exercised in good faith that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such

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Principal Balance Certificates elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of posting of the notice of the operating advisor’s recommendation to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of the special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)    (i) any failure by the master servicer to make any deposit required to be made by the master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)    any failure by the special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to

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the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)    any failure on the part of the master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)    any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)    certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)     KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), (A) such rating action has not been withdrawn by KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and (B) KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has publicly cited servicing concerns

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with the master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)    the master servicer or special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and the master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(h)   the master servicer or the special servicer, as the case may be, is removed from S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or a “U.S. Commercial Mortgage Special Servicer”, as applicable, and is not restored to such status on such list within sixty (60) days.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to any master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the

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special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) (g), or (h) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation (or deemed confirmation) that such sale will not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Serviced Pari Passu Companion Loan Security. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

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Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f), (g) or (h) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the

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case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause any Trust REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code or (iii) cause a tax to be imposed on the trust or any Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the master servicer and the special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including expenses relating to the enforcement of such indemnity) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers,

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employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that the master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Pari Passu Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a

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qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, any depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee

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or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and special servicer, and the master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by an Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

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Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than a holder of the RR Interest) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a related Specially Serviced Loan, the special servicer, and (b) with respect to a related Non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the master servicer, and (ii) in the case of a Repurchase Request made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to the Resolution Failure relating to such Non-Specially Serviced Loan, the master servicer, and (B) from and after a Resolution Failure relating to such Non-Specially Serviced Loan, the special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request

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is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of Non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a Repurchase Request made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder relating to a Non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating the master servicer’s analysis and recommended course of action with respect to such Repurchase Request. The master servicer will also be required to deliver to the special servicer the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Non-Specially Serviced Loan and, if applicable, the related Serviced Pari Passu Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer, and reasonably requested by the special servicer to enable it to assume its duties under the PSA to the extent set forth in the PSA for such Non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file and other material, the special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), and, if applicable, after the master servicer sends the Master Servicer Proposed Course of Action Notice, the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that

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involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices described in this prospectus, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will, within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders and whether that amount constitutes a majority. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder (other than a holder of the RR Interest) or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including non-binding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including non-binding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation

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or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (in either case, other than of the RR Interest)(each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the

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Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, none of the depositor, the mortgage loan seller with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder, to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within sixty (60) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

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The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its

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receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

The Non-Serviced Mortgage Loans will be serviced pursuant to the related Non-Serviced PSAs and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the Non-Serviced Pari Passu Whole Loans will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BANK5 2023-5YR1 mortgage pool, if necessary).
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are calculated in a manner similar to the corresponding fees payable under the PSA, but may accrue at different rates, as described below.
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.
●	The Non-Serviced Directing Certificateholder, if any, under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA
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will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the related Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of prepayment interest shortfalls related to the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses,
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liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BANK5 2023-5YR1 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available by requesting copies from the underwriters.

Servicing of the Oak Street NLP Fund Portfolio Mortgage Loan

The Oak Street NLP Fund Portfolio Mortgage Loan is serviced pursuant to the OAKST 2023-NLP TSA. The servicing terms of the OAKST 2023-NLP TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreement differ in certain respects,

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including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the Oak Street NLP Fund Portfolio Mortgage Loan that is to be calculated at 0.01125% per annum.
●	Upon the Oak Street NLP Fund Portfolio Whole Loan becoming a specially serviced loan under the OAKST 2023-NLP TSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly respect to such Whole Loan accruing at a rate equal to 0.15% per annum, until such time as the Oak Street NLP Fund Portfolio Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.
●	The Oak Street NLP Fund Portfolio Special Servicer is entitled to a workout fee equal to 0.25% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Oak Street NLP Fund Portfolio Whole Loan. The workout fee is not subject to any cap or minimum fee.
●	The Oak Street NLP Fund Portfolio Special Servicer is entitled to a liquidation fee equal to 0.25% of net liquidation proceeds received in connection with the liquidation of the Oak Street NLP Fund Portfolio Whole Loan or the related Mortgaged Property. The liquidation fee is not subject to any cap or minimum fee.
●	The OAKST 2023-NLP TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There will be no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to the OAKST 2023-NLP TSA.
●	The OAKST 2023-NLP TSA does not require the Oak Street NLP Fund Portfolio Servicer to make the equivalent of compensating interest payments in respect of the Oak Street NLP Fund Portfolio Whole Loan.
●	The operating advisor appointed under the OAKST 2023-NLP TSA will be entitled to consult with the OAKST 2023-NLP Special Servicer under different circumstances than those under which the BANK5 2023-5YR1 operating advisor is entitled to consult with the BANK5 2023-5YR1 special servicer. In particular, the OAKST 2023-NLP operating advisor will be required to consult on major decisions and asset status reports when the principal balance of the “eligible horizontal residual interest” (as defined under Credit Risk Retention Rules) issued by the OAKST 2023-NLP securitization trust is 25% or less than the initial balance thereof (taking into account appraisal reduction amounts). In addition, the OAKST 2023-NLP operating advisor will at any time be entitled to recommend the termination of the OAKST 2023-NLP Special Servicer if it determines, in its sole discretion exercised in good faith, that (i) such OAKST 2023-NLP Special Servicer is not performing its duties as required under the OAKST 2023-NLP TSA or is otherwise not acting in accordance with the related servicing standard and (ii) the replacement of the OAKST 2023-NLP Special Servicer would be in the best interest of the certificateholders with respect to the OAKST 2023-NLP securitization as a collective whole. Such recommendation would then be subject to confirmation by the OAKST 2023-NLP securitization certificateholders pursuant to a certificateholder vote.
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Prospective investors are encouraged to review the full provisions of the OAKST 2023-NLP TSA, which is available by requesting a copy from the underwriters.

Servicing of the Brandywine Strategic Office Portfolio Mortgage Loan and 575 Broadway Mortgage Loan

The Brandywine Strategic Office Portfolio Mortgage Loan and the 575 Broadway Mortgage Loan are being serviced pursuant to the FIVE 2023-V1 PSA. The servicing terms of the FIVE 2023-V1 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the FIVE 2023-V1 PSA earns a primary servicing fee with respect to such Mortgage Loans equal to 0.00125% per annum.
●	Upon either related Whole Loan becoming a specially serviced loan under the FIVE 2023-V1 PSA, the related Non-Serviced Special Servicer thereunder earns a special servicing fee with respect to such Whole Loan payable monthly accruing at a rate equal to the greater of 0.25% and the per annum rate that would result in a special servicing fee for the related month of $3,500.
●	In general, the related Non-Serviced Special Servicer under the FIVE 2023-V1 PSA is entitled to a workout fee equal to 1.0% of each payment of principal and interest (other than penalty charges) made by the related borrower after any workout of either such Mortgage Loan. Such fee is subject to a floor of $25,000 and cap of $1,000,000.
●	In general, the related Non-Serviced Special Servicer under the FIVE 2023-V1 PSA is entitled to a liquidation fee equal to 1.0% of any net liquidation proceeds received in connection with the liquidation of either related Whole Loan or the related Mortgaged Property. Such fee is subject to a floor of $25,000 and a cap of $1,000,000.

Prospective investors are encouraged to review the full provisions of the FIVE 2023-V1 PSA, which is available via request from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Servicing of the Green Acres Mortgage Loan

The Green Acres Mortgage Loan is being serviced pursuant to the BMO 2023-C4 PSA, until the securitization of the related note A-1 Companion Loan. The servicing terms of the BMO 2023-C4 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the BMO 2023-C4 PSA earns a primary servicing fee with respect to the Green Acres Mortgage Loan that is to be calculated based on a rate equal to 0.00125% per annum.
●	Upon the Green Acres Whole Loan becoming a specially serviced loan under the BMO 2023-C4 PSA, the related Non-Serviced Special Servicer thereunder will earn a
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special servicing fee payable monthly with respect to such Whole Loan calculated based on a rate equal to 0.25000% per annum, subject to a minimum monthly fee of $3,500.

●	In connection with a workout of the Green Acres Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a floor of $25,000 and a cap of $1,000,000 with respect to any particular workout of such Whole Loan.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property. Such fee is subject to a floor of $25,000 and a cap of $1,000,000 with respect to such Whole Loan.
●	The operating advisor under the BMO 2023-C4 PSA will be entitled to consult with the related Non-Serviced Special Servicer under different circumstances than those under which the operating advisor is entitled to consult with the special servicer under the PSA. In particular, such operating advisor will be entitled to consult on major decisions when the principal balance of the “eligible horizontal residual interest” (as defined under Regulation RR) issued by the BMO 2023-C4 securitization trust is 25% or less than the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts). In addition, the operating advisor under the BMO 2023-C4 PSA will at any time be entitled to recommend the termination of the BMO 2023-C4 special servicer if it determines, in its sole discretion exercised in good faith, that (i) such special servicer is not performing its duties as required under the BMO 2023-C4 PSA or is otherwise not acting in accordance with the related servicing standard and (ii) the replacement of the special servicer would be in the best interest of the BMO 2023-C4 certificateholders as a collective whole. Such recommendation would then be subject to confirmation by the BMO 2023-C4 certificateholders pursuant to a certificateholder vote.

Prospective investors are encouraged to review the full provisions of the BMO 2023-C4 PSA, which is available via request from the underwriters. Following the securitization of the related promissory note A-1, the Green Acres Whole Loan will be serviced under the pooling and servicing agreement entered into in connection with the securitization of such promissory note. The terms of such future pooling and servicing agreement are not definitively known or available at this time.

See also “—Servicing of the Servicing Shift Mortgage Loans and the Green Acres Whole Loan” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Servicing of the Orlando Office Portfolio Mortgage Loan

The Orlando Office Portfolio Mortgage Loan is being serviced pursuant to the BANK 2023-BNK45 PSA. The servicing terms of the BANK 2023-BNK45 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain

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respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the Orlando Office Portfolio Mortgage Loan that is to be calculated at 0.00250% per annum.
●	Upon the Orlando Office Portfolio Whole Loan becoming a specially serviced loan under the BANK 2023-BNK45 PSA, the related Non-Serviced Special Servicer thereunder will earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to 0.25000% per annum, subject to a monthly minimum fee of $3,500.
●	In connection with a workout of the Orlando Office Portfolio Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a floor of $25,000 with respect to any particular workout of such Whole Loan.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property. Such fee is subject to a floor of $25,000 with respect to such Whole Loan.

Prospective investors are encouraged to review the full provisions of the BANK 2023-BNK45 PSA, which is available via request from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Oak Street NLP Fund Portfolio AB Whole Loan”.

Servicing of the Servicing Shift Mortgage Loans and the Green Acres Whole Loan

Each Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the related Servicing Shift Securitization Date, from and after which such Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note. In particular, with respect to each Servicing Shift Mortgage Loan:

●	Following the related Servicing Shift Securitization Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on such Servicing Shift Mortgage Loan to or on behalf of the Trust.
●	Following the related Servicing Shift Securitization Date, the master servicer, the special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan.
●	Until the related Servicing Shift Securitization Date, the master servicer’s compensation in respect of such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Servicing Shift Securitization Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.
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●	Following the related Servicing Shift Securitization Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to the related Servicing Shift Whole Loan. If the master servicer or the trustee, as applicable, under such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising the related Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan).
●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are expected to be materially similar in all material respects to or materially consistent with those in the PSA.
●	The related Non-Serviced PSA will provide for a primary servicing fee, liquidation fee, special servicing fee and workout fee with respect to the related Servicing Shift Mortgage Loan that are calculated in a manner similar in all material respects to or materially consistent with the corresponding fees payable under the PSA, except that rates at which the primary servicing fee, special servicing fee, liquidation fee and workout fee accrue or are determined may not be more than 0.0025% per annum, 0.25% per annum, 1.00% and 1.00%, respectively (subject to any customary market minimum amounts and fee offsets).
●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement (to the extent the related control note is included in the related securitization trust) will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

The terms of and parties to any Servicing Shift PSA are not definitively known at this time. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers”.

Similarly, the Green Acres Whole Loan is currently serviced pursuant to the BMO 2023-C4 PSA and is anticipated to be serviced thereunder until the securitization of the related promissory note A-1, from and after which such Whole Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of such promissory note. The terms of and parties to such future pooling and servicing agreement are not definitively known at this time. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Green Acres Whole Loan Will Shift to Other Servicers.” The statements above with respect to a Servicing Shift Mortgage Loan and the related Non-Serviced PSA following the related Servicing Shift Securitization Date apply equally to the Green Acres Mortgage Loan and the related future pooling and servicing agreement following the securitization of the related promissory note A-1.

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Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or the special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or special servicer is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or “U.S. Commercial Mortgage Special Servicer”, as applicable, if S&P is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a

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Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean S&P, Fitch and KBRA.

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan

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Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
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●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on

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behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Non-Retained Certificates (other than the Class R certificates) and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, of which (a) an amount equal to the product of (i) the Required Credit Risk Retention Percentage and (ii) the Termination Purchase Amount will be paid to the holders of the RR Interest in exchange for the surrender of the RR Interest, and (b) an amount equal to the product of (i) the Non-Retained Percentage and (ii) the Termination Purchase Amount will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (b) below in exchange for then-outstanding Non-Retained Certificates (other than the Class R certificates) (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class D and Class E certificates and the Class A-2, Class A-3, Class A-S, Class B and Class C Trust Components is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of then-outstanding Non-Retained Certificates (other than the Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or special servicer, as applicable, is the purchaser and less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate

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Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class R certificates and RR Interest), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)    to correct any defect or ambiguity in the PSA;

(b)    to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)    to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)    to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) or holder of a Companion Loan;

(e)    to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

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(f)     to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)    to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing), the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)     to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest), as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5

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Information Provider’s website and the certificate administration must post such notice to its website;

(j)     to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k)    to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor,

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the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) in the case of the trustee, an institution whose long-term senior unsecured debt rating or issuer credit rating is at least (A) “BBB” by S&P, (B) “A” by Fitch (or short-term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a rating of “BBB-” by Fitch if the master servicer maintains a long-term senior unsecured debt rating of at least “A” by Fitch or a short-term rating of “F1” by Fitch) and (C) if rated by KBRA, a long term senior unsecured debt rating or an issuer credit rating of “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include S&P and Fitch) or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as

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applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a

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receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

Florida. In Florida, loans involving real property may be mortgaged in order to secure a borrower’s obligations under the loan. The mortgage is the security instrument that is a lien on and encumbers the real property that is the collateral for the indebtedness evidenced by the promissory note. Accordingly, there is no power of sale in Florida, but rather judicial foreclosure. Under Florida law, ownership of the mortgage follows the promissory note and the plaintiff must be the holder of the promissory note and the mortgage in order to have standing to bring a foreclosure action. After an action for foreclosure is filed with the court and the lender obtains a final judgment of foreclosure, such foreclosure judgment will require that the property be sold at a public judicial sale at the courthouse (or on-line depending on the county) if the full amount of the judgment is not paid prior to the scheduled foreclosure sale. After the foreclosure judgment is entered and prior to the foreclosure sale, a notice of sale must be published once a week for two (2) consecutive weeks in the county in which the property is located. Section 45.031, Florida Statutes, requires that foreclosure sale be held no earlier than 20 (but not more than 35) days after the date of judgment is entered, unless plaintiff agrees otherwise. Notwithstanding, due to a back-log of foreclosure cases in many counties, it is not unusual for foreclosure sales to be held later than the 35 day period specified in the statute.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the

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promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Foreclosure—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

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Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require

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that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for

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an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

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The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground

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lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal bankruptcy code codified in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens

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would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other reasons, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the

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commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the

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time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. Additionally, the Bankruptcy Code requires a debtor lessee to timely perform any obligations under a non-residential real property lease arising after the petition date, until the debtor determines whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such

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assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the nondebtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

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Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of General Growth Properties, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth Properties case had argued that the 21 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

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In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Under certain fraudulent transfer statutes, a debtor that is generally not paying its debts as they become due other than as a result of a bona fide dispute is presumed to be insolvent. A lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured by, among other things, senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy

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proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the

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claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing such claims may be transferred to the debtor’s estate.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the

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lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

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Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans

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covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the

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certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Anti-Money Laundering Act of 2020, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

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Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a sponsor, an originator and a mortgage loan seller, is also the master servicer under this securitization, the Retaining Sponsor, the holder of a portion of the RR Interest and the initial Risk Retention Consultation Party under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is the master servicer under the BANK 2023-BNK45 PSA, which governs the servicing and administration of each of the Orlando Office Portfolio Whole Loan.

MSMCH, a mortgage loan seller and a sponsor is an affiliate of Morgan Stanley & Co. LLC, one of the underwriters, and Morgan Stanley Bank, an originator, the holder of a portion of the RR Interest and the current holder of one or more of the Companion Loans as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. In addition, Morgan Stanley Bank is expected to be the initial Loan-Specific Directing Certificateholder with respect to the 1201 Third Avenue Whole Loan.

CREFI, a sponsor, a mortgage loan seller, the holder of a portion of the RR Interest, an originator and is an affiliate of Citigroup Global Markets Inc., an underwriter for the offering of the certificates. CREFI or an affiliate currently holds certain of the Companion Loans as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Bank of America, a mortgage loan seller, an originator, a sponsor and is an affiliate of BofA Securities, Inc., one of the underwriters.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated or acquired by such mortgage loan sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering. In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose. The related mortgage loan sellers are solely responsible for the underwriting of their Mortgage Loans as well as the Mortgage Loan representations and warranties related thereto.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, which may include, prior to their inclusion in the issuing entity, some or all of the Mortgage Loans to be transferred to this securitization transaction by Wells Fargo Bank.

Wells Fargo Bank is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

CWCapital Asset Management LLC is expected to act as the special servicer, and it or an affiliate assisted BIG Real Estate 5YR1, LLC and/or one of its affiliates with its due diligence of the mortgage loans prior to the closing date.

In the case of certain Mortgage Loans, pari passu loan and/or a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

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Pursuant to an interim servicing agreement between Wells Fargo Bank and Bank of America, each a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of MSMCH, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by MSMCH and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and CREFI, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of CREFI, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by CREFI and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the CREFI Mortgage Loans.

Computershare Trust Company, as successor to Wells Fargo Bank, is the interim custodian of the loan files for all of the mortgage loans to be serviced under the PSA that Bank of America, MSMCH and CREFI will transfer to the depositor.

Computershare Trust Company, the certificate administrator and custodian, is the certificate administrator and custodian under (i) the OAKST 2023-NLP TSA, which governs the servicing and administration of the Oak Street NLP Fund Portfolio Whole Loan, (ii) the FIVE 2023-V1 PSA, which governs the servicing and administration of the Brandywine Strategic Office Portfolio Whole Loan and the 575 Broadway Whole Loan, (iii) the BMO 2023-C4 PSA, which governs the servicing and administration of the Green Acres Whole Loan until the securitization of the related note A-1 companion loan, and (iv) the BANK 2023-BNK45 PSA, which governs the servicing and administration of the Orlando Office Portfolio Whole Loan.

Computershare Trust Company, National Association, the trustee, is the trustee under (i) the OAKST 2023-NLP TSA, which governs the servicing and administration of the Oak Street NLP Fund Portfolio Whole Loan, (ii) the FIVE 2023-V1 PSA, which governs the servicing and administration of the Brandywine Strategic Office Portfolio Whole Loan and the 575 Broadway Whole Loan, (iii) the BMO 2023-C4 PSA, which governs the servicing and administration of the Green Acres Whole Loan until the securitization of the related note A-1 companion loan, and (iv) the BANK 2023-BNK45 PSA, which governs the servicing and administration of the Orlando Office Portfolio Whole Loan.

Pentalpha Surveillance LLC, is the operating advisor under (i) the OAKST 2023-NLP TSA, which governs the servicing and administration of the Oak Street NLP Fund Portfolio Whole Loan and (ii) the BMO 2023-C4 PSA, which governs the servicing and administration of the Green Acres Whole Loan until the securitization of the related note A-1 companion loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the

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transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during

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applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Non-Retained Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements. See “Risk Factors—Other Risks Relating to the Certificates—Risks Relating to Modifications of the Mortgage Loans” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates or Exchangeable IO Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the Non-Retained Certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Interest Rates prepay faster than Mortgage Loans with lower

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Interest Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Non-Retained Certificates, on the one hand, and the RR Interest, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates or Trust Components indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates or Trust Components
Class X-A	$682,250,000	Class A-1 certificates and Class A-2 and Class A-3 Trust Components
Class A-2-X1	Equal to Class A-2 Trust Component Certificate Balance	Class A-2-1 certificates
Class A-2-X2	Equal to Class A-2 Trust Component Certificate Balance	Class A-2-2 certificates
Class A-3-X1	Equal to Class A-3 Trust Component Certificate Balance	Class A-3-1 certificates
Class A-3-X2	Equal to Class A-3 Trust Component Certificate Balance	Class A-3-2 certificates
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	Class A-S-1 certificates
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	Class A-S-2 certificates
Class B-X1	Equal to Class B Trust Component Certificate Balance	Class B-1 certificates
Class B-X2	Equal to Class B Trust Component Certificate Balance	Class B-2 certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the payment due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield

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Maintenance Charges, release of property provisions, amortization terms that require balloon payments and performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

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Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates or Trust Components indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Non-Retained Certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates or Trust Components
Class X-A	$682,250,000	Class A-1 certificates and Class A-2 and Class A-3 Trust Components
Class A-2-X1	Equal to Class A-2 Trust Component Certificate Balance	Class A-2-1 certificates
Class A-2-X2	Equal to Class A-2 Trust Component Certificate Balance	Class A-2-2 certificates
Class A-3-X1	Equal to Class A-3 Trust Component Certificate Balance	Class A-3-1 certificates
Class A-3-X2	Equal to Class A-3 Trust Component Certificate Balance	Class A-3-2 certificates
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	Class A-S-1 certificates
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	Class A-S-2 certificates
Class B-X1	Equal to Class B Trust Component Certificate Balance	Class B-1 certificates
Class B-X2	Equal to Class B Trust Component Certificate Balance	Class B-2 certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—RR Interest—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the

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then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables below with respect to the Class A-2, Class A-3, Class A-S and Class B certificates apply equally to each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates and Class B Exchangeable Certificates, respectively that has a certificate balance. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;
●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;
●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;
●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;
●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;
●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;
●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;
●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;
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●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);
●	except as described in the next two succeeding bullet points, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;
●	except as otherwise assumed in the immediately preceding two bullet points, voluntary prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;
●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;
●	no Yield Maintenance Charges or Prepayment Premiums are collected;
●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;
●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in May 2023; and
●	the Offered Certificates are settled with investors on April 19, 2023.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Structuring Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of

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the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	99%	96%	93%	73%
April 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.66	4.54	4.43	4.33	4.13

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.81	4.80	4.76	4.69	4.37

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.94	4.92	4.91	4.90	4.50

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.99	4.99	4.96	4.91	4.66

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from April 1, 2023 to the Closing Date.

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The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates. Furthermore, in light of the recent COVID-19 pandemic, several of the Structuring Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98.0000%	6.300%	6.310%	6.321%	6.330%	6.351%
99.0000%	6.045%	6.049%	6.054%	6.058%	6.067%
100.0000%	5.793%	5.791%	5.790%	5.789%	5.786%
101.0000%	5.544%	5.536%	5.529%	5.523%	5.509%
102.0000%	5.298%	5.285%	5.272%	5.260%	5.235%
103.0000%	5.054%	5.036%	5.017%	5.001%	4.964%
104.0000%	4.814%	4.790%	4.766%	4.744%	4.697%
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Pre-Tax Yield to Maturity for the Class A-2-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
96.0000%	6.300%	6.323%	6.345%	6.366%	6.411%
97.0000%	6.042%	6.059%	6.075%	6.090%	6.123%
98.0000%	5.787%	5.798%	5.808%	5.818%	5.839%
99.0000%	5.535%	5.540%	5.545%	5.549%	5.558%
100.0000%	5.287%	5.285%	5.284%	5.283%	5.281%
101.0000%	5.041%	5.034%	5.027%	5.021%	5.007%
102.0000%	4.798%	4.785%	4.772%	4.761%	4.736%

Pre-Tax Yield to Maturity for the Class A-2-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-2-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
1.8125%	10.861%	9.835%	8.829%	7.905%	5.824%
1.8750%	9.256%	8.213%	7.190%	6.250%	4.137%
1.9375%	7.734%	6.674%	5.635%	4.680%	2.536%
2.0000%	6.287%	5.211%	4.156%	3.187%	1.014%
2.0625%	4.908%	3.817%	2.747%	1.764%	-0.437%
2.1250%	3.593%	2.487%	1.403%	0.407%	-1.821%
2.1875%	2.337%	1.217%	0.118%	-0.890%	-3.144%

Pre-Tax Yield to Maturity for the Class A-2-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
94.0000%	6.300%	6.336%	6.371%	6.402%	6.472%
95.0000%	6.039%	6.068%	6.097%	6.123%	6.180%
96.0000%	5.781%	5.804%	5.827%	5.847%	5.892%
97.0000%	5.527%	5.544%	5.560%	5.575%	5.608%
98.0000%	5.275%	5.286%	5.297%	5.306%	5.327%
99.0000%	5.027%	5.032%	5.036%	5.041%	5.050%
100.0000%	4.781%	4.780%	4.779%	4.778%	4.776%

Pre-Tax Yield to Maturity for the Class A-2-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-2-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.8125%	8.485%	7.434%	6.402%	5.455%	3.326%
3.8750%	7.734%	6.674%	5.635%	4.680%	2.536%
3.9375%	7.001%	5.933%	4.886%	3.924%	1.766%
4.0000%	6.287%	5.211%	4.156%	3.187%	1.014%
4.0625%	5.589%	4.506%	3.443%	2.467%	0.280%
4.1250%	4.908%	3.817%	2.747%	1.764%	-0.437%
4.1875%	4.243%	3.145%	2.067%	1.078%	-1.137%
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Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100.0000%	6.282%	6.282%	6.281%	6.281%	6.277%
101.0000%	6.037%	6.036%	6.034%	6.030%	6.010%
102.0000%	5.794%	5.793%	5.789%	5.782%	5.747%
103.0000%	5.555%	5.552%	5.547%	5.537%	5.487%
104.0000%	5.318%	5.315%	5.308%	5.295%	5.230%
105.0000%	5.084%	5.080%	5.072%	5.056%	4.975%
106.0000%	4.853%	4.848%	4.839%	4.819%	4.724%

Pre-Tax Yield to Maturity for the Class A-3-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98.0000%	6.268%	6.269%	6.272%	6.278%	6.306%
99.0000%	6.020%	6.020%	6.022%	6.024%	6.037%
100.0000%	5.775%	5.775%	5.774%	5.774%	5.770%
101.0000%	5.533%	5.532%	5.530%	5.526%	5.507%
102.0000%	5.294%	5.292%	5.288%	5.281%	5.247%
103.0000%	5.057%	5.055%	5.050%	5.040%	4.990%
104.0000%	4.824%	4.821%	4.814%	4.801%	4.736%

Pre-Tax Yield to Maturity for the Class A-3-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-3-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
1.8125%	12.032%	11.900%	11.628%	11.084%	8.346%
1.8750%	10.449%	10.314%	10.037%	9.483%	6.697%
1.9375%	8.948%	8.811%	8.529%	7.965%	5.132%
2.0000%	7.521%	7.381%	7.095%	6.522%	3.645%
2.0625%	6.162%	6.020%	5.729%	5.148%	2.228%
2.1250%	4.866%	4.722%	4.426%	3.837%	0.875%
2.1875%	3.627%	3.481%	3.181%	2.583%	-0.417%

Pre-Tax Yield to Maturity for the Class A-3-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
96.0000%	6.253%	6.256%	6.263%	6.275%	6.336%
97.0000%	6.003%	6.005%	6.009%	6.019%	6.063%
98.0000%	5.755%	5.756%	5.759%	5.765%	5.794%
99.0000%	5.510%	5.511%	5.512%	5.515%	5.527%
100.0000%	5.269%	5.269%	5.268%	5.268%	5.264%
101.0000%	5.030%	5.029%	5.027%	5.023%	5.004%
102.0000%	4.794%	4.792%	4.789%	4.782%	4.748%
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Pre-Tax Yield to Maturity for the Class A-3-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-3-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.9375%	8.226%	8.087%	7.803%	7.235%	4.379%
4.0000%	7.521%	7.381%	7.095%	6.522%	3.645%
4.0625%	6.834%	6.693%	6.404%	5.827%	2.928%
4.1250%	6.162%	6.020%	5.729%	5.148%	2.228%
4.1875%	5.506%	5.363%	5.070%	4.485%	1.544%
4.2500%	4.866%	4.722%	4.426%	3.837%	0.875%
4.3125%	4.239%	4.094%	3.797%	3.203%	0.222%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
1.1875%	16.614%	16.220%	15.793%	15.268%	13.027%
1.2500%	14.038%	13.633%	13.194%	12.653%	10.344%
1.3125%	11.664%	11.249%	10.798%	10.243%	7.869%
1.3750%	9.465%	9.041%	8.579%	8.010%	5.576%
1.4375%	7.421%	6.987%	6.515%	5.933%	3.443%
1.5000%	5.513%	5.070%	4.589%	3.995%	1.451%
1.5625%	3.725%	3.275%	2.785%	2.179%	-0.415%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98.0000%	7.034%	7.035%	7.038%	7.043%	7.078%
99.0000%	6.786%	6.787%	6.789%	6.793%	6.809%
100.0000%	6.542%	6.542%	6.543%	6.547%	6.545%
101.0000%	6.300%	6.299%	6.300%	6.304%	6.283%
102.0000%	6.061%	6.060%	6.060%	6.064%	6.024%
103.0000%	5.825%	5.823%	5.822%	5.826%	5.769%
104.0000%	5.592%	5.589%	5.588%	5.592%	5.516%

Pre-Tax Yield to Maturity for the Class A-S-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
96.0000%	7.017%	7.020%	7.024%	7.029%	7.103%
97.0000%	6.767%	6.769%	6.772%	6.777%	6.832%
98.0000%	6.520%	6.521%	6.523%	6.528%	6.564%
99.0000%	6.275%	6.276%	6.278%	6.282%	6.299%
100.0000%	6.034%	6.034%	6.035%	6.040%	6.037%
101.0000%	5.796%	5.795%	5.796%	5.800%	5.779%
102.0000%	5.560%	5.558%	5.559%	5.563%	5.524%
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Pre-Tax Yield to Maturity for the Class A-S-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
1.8125%	12.912%	12.781%	12.692%	12.660%	9.497%
1.8750%	11.346%	11.213%	11.122%	11.090%	7.868%
1.9375%	9.861%	9.725%	9.633%	9.600%	6.322%
2.0000%	8.450%	8.311%	8.218%	8.184%	4.852%
2.0625%	7.106%	6.965%	6.870%	6.835%	3.452%
2.1250%	5.824%	5.681%	5.584%	5.549%	2.116%
2.1875%	4.598%	4.453%	4.355%	4.320%	0.839%

Pre-Tax Yield to Maturity for the Class A-S-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
94.0000%	7.000%	7.005%	7.010%	7.015%	7.129%
95.0000%	6.747%	6.751%	6.755%	6.761%	6.854%
96.0000%	6.497%	6.500%	6.504%	6.509%	6.583%
97.0000%	6.250%	6.252%	6.255%	6.260%	6.315%
98.0000%	6.006%	6.008%	6.010%	6.015%	6.051%
99.0000%	5.765%	5.766%	5.768%	5.773%	5.789%
100.0000%	5.527%	5.527%	5.529%	5.533%	5.531%

Pre-Tax Yield to Maturity for the Class A-S-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
4.0625%	7.770%	7.630%	7.535%	7.501%	4.144%
4.1250%	7.106%	6.965%	6.870%	6.835%	3.452%
4.1875%	6.457%	6.315%	6.219%	6.185%	2.776%
4.2500%	5.824%	5.681%	5.584%	5.549%	2.116%
4.3125%	5.204%	5.060%	4.963%	4.927%	1.471%
4.3750%	4.598%	4.453%	4.355%	4.320%	0.839%
4.4375%	4.006%	3.860%	3.761%	3.725%	0.222%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
92.0000%	8.576%	8.578%	8.587%	8.605%	8.719%
93.0000%	8.311%	8.313%	8.321%	8.336%	8.438%
94.0000%	8.049%	8.051%	8.058%	8.070%	8.160%
95.0000%	7.791%	7.793%	7.799%	7.808%	7.886%
96.0000%	7.536%	7.538%	7.543%	7.550%	7.616%
97.0000%	7.284%	7.286%	7.290%	7.295%	7.349%
98.0000%	7.035%	7.038%	7.040%	7.042%	7.085%
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Pre-Tax Yield to Maturity for the Class B-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
90.0000%	8.573%	8.575%	8.586%	8.610%	8.749%
91.0000%	8.304%	8.307%	8.317%	8.337%	8.464%
92.0000%	8.040%	8.042%	8.051%	8.069%	8.183%
93.0000%	7.778%	7.781%	7.788%	7.804%	7.906%
94.0000%	7.520%	7.523%	7.529%	7.542%	7.632%
95.0000%	7.266%	7.268%	7.274%	7.284%	7.362%
96.0000%	7.014%	7.017%	7.021%	7.029%	7.095%

Pre-Tax Yield to Maturity for the Class B-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
1.8125%	13.264%	13.264%	13.090%	12.692%	10.813%
1.8750%	11.706%	11.706%	11.528%	11.122%	9.207%
1.9375%	10.227%	10.227%	10.046%	9.633%	7.684%
2.0000%	8.822%	8.822%	8.638%	8.218%	6.235%
2.0625%	7.484%	7.484%	7.297%	6.870%	4.856%
2.1250%	6.208%	6.208%	6.018%	5.584%	3.540%
2.1875%	4.989%	4.989%	4.796%	4.355%	2.282%

Pre-Tax Yield to Maturity for the Class B-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
88.0000%	8.569%	8.572%	8.586%	8.614%	8.780%
89.0000%	8.298%	8.300%	8.313%	8.339%	8.492%
90.0000%	8.030%	8.032%	8.044%	8.067%	8.207%
91.0000%	7.766%	7.768%	7.778%	7.799%	7.926%
92.0000%	7.505%	7.507%	7.516%	7.534%	7.649%
93.0000%	7.247%	7.249%	7.257%	7.272%	7.375%
94.0000%	6.993%	6.995%	7.002%	7.015%	7.105%
Pre-Tax Yield to Maturity for the Class B-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.8125%	10.957%	10.957%	10.777%	10.368%	8.436%
3.8750%	10.227%	10.227%	10.046%	9.633%	7.684%
3.9375%	9.516%	9.516%	9.333%	8.917%	6.951%
4.0000%	8.822%	8.822%	8.638%	8.218%	6.235%
4.0625%	8.145%	8.145%	7.959%	7.535%	5.537%
4.1250%	7.484%	7.484%	7.297%	6.870%	4.856%
4.1875%	6.839%	6.839%	6.650%	6.219%	4.190%

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Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS (together, the “REMIC Provisions”). Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of uncertificated regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class X-A, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G and Class H certificates, the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1, Class A-3-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components (the “Trust Components” and the RR Interest (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, the arrangement for holding the Trust Components will be classified as a trust under Section 301.7701-4(c) of the Treasury Regulations (the “Grantor Trust”). The Grantor Trust will issue the Exchangeable Certificates. Under Section 671 of the Code, the holders of the Exchangeable Certificates will be treated as the beneficial owners of the specific Trust Components underlying their particular Exchangeable Certificates.

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Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Provisions provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such

561

a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each class of Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief

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may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Exchangeable Certificates

Whether or not a Certificate represents one, or more than one, Regular Interest, each Regular Interest represented by a Certificate will be treated as a separately taxable interest: the basis of each such Regular Interest and the income, deduction, loss and gain of each such Regular Interest should be accounted for separately.

Upon acquiring a Certificate for cash, the Certificateholder must establish a separate basis in each of the Regular Interests. The Certificateholder can do so by allocating the cost of the Certificate among the Regular Interest(s) based on their relative fair market values at the time of acquisition. Similarly, if a Certificateholder disposes of a Certificate for cash, the Certificateholder must establish a separate gain or loss for each Regular Interest. The Certificateholder can do so by allocating the amount realized for the Certificate among the Regular Interests based on their relative fair market values at the time of disposition.

Because each of the one or more Regular Interests will be treated as a separately taxable interest, no gain or loss will be realized upon surrendering one Certificate representing one group of Regular Interests in exchange for two or more Certificates representing the same group of components in different combinations. Regardless of the value of the Certificates received, immediately after the exchange, each of the Regular Interests represented by the Certificate surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately. Similarly, no gain or loss will be realized upon surrendering two or more Certificates representing one group of Regular Interests in exchange for one or more Certificates

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representing the same group of Regular Interests in different combinations. Regardless of the value of the Certificate or Certificates received, immediately after the exchange, each of the Regular Interests underlying the Certificates surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately.

Taxation of Regular Interests Underlying an Exchangeable Certificate

Each Regular Interest generally will be treated for federal income tax purposes as a debt instrument issued by the Upper-Tier REMIC. The discussion that follows applies separately to each Regular Interest represented by a Certificate.

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator

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will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class A-2, Class A-S and Class B Trust Components will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A certificates and the Exchangeable IO Certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A certificate or an Exchangeable IO Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPP (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated

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that the Class A-3 Trust Components will be issued with a de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A certificate or an Exchangeable IO Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A certificates or the Exchangeable IO Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

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Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues in which case the interest deferral rule will not apply. Such election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. The election, is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the market discount election and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount

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rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election, if made, will apply to all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all taxable premium bonds acquired thereafter. The election, is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held, and for all market discount bonds acquired, by the holder as of the first day of the taxable year for which the election is made and for all bond premium bonds and market discount bonds acquired thereafter. The election is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

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Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates or Exchangeable IO Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and

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Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller increased by any original issue discount or market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of an Exchangeable Certificate, the related Certificateholder must separately account for the sale or exchange of the related “regular interest” in the Upper-Tier REMIC and the related interest in the Grantor Trust.

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Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

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The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) (“partnership representative”) will represent each REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the Pooling and Servicing Agreement will designate the Securities Administrator as the partnership representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year, may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will utilize any election or other exception available to make any REMIC’s residual interest holders (that is, the holders of the Class R certificates) rather than the REMIC itself, liable for any taxes arising from audit adjustments to the REMIC’s taxable income. It is unclear how that may affect a REMIC residual interest holder’s ability to challenge any audit adjustment that might otherwise be available in the absence of any such election or exception. Holders of Class R certificates should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer

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identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a domestic corporation, domestic partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a domestic corporation or domestic partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person. Partnerships are urged to consult their tax advisors concerning the application of the rules described herein, which may be applied differently to partners that are U.S. Persons and to partners that are not.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the information reporting requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the

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Certificateholder (i) is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; or (ii) is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders are subject to an additional 3.8% tax on all or a portion of their “net investment income”, which can include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

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Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely held fixed investment trusts”. Under these regulations, the certificate administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of Exchangeable Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the certificate administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the certificate administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such

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returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

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Method of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-2	Class A-2-1	Class A-2-2	Class A-2-X1
Wells Fargo Securities, LLC	$59,974,887	$0	$0	$0
Morgan Stanley & Co. LLC	$54,089,525	$0	$0	$0
BofA Securities, Inc.	$10,448,424	$0	$0	$0
Citigroup Global Markets Inc.	$34,687,164	$0	$0	$0
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Siebert Williams Shank & Co., LLC	$0	$0	$0	$0
Total	$159,200,000	$0	$0	$0

Underwriter	Class A-2-X2	Class A-3	Class A-3-1	Class A-3-2
Wells Fargo Securities, LLC	$0	$193,933,244	$0	$0
Morgan Stanley & Co. LLC	$0	$174,902,488	$0	$0
BofA Securities, Inc.	$0	$33,785,753	$0	$0
Citigroup Global Markets Inc.	$0	$112,163,515	$0	$0
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Siebert Williams Shank & Co., LLC	$0	$0	$0	$0
Total	$0	$514,785,000	$0	$0

Underwriter	Class A-3-X1	Class A-3-X2	Class X-A	Class A-S
Wells Fargo Securities, LLC	$0	$0	$257,021,777	$42,225,033
Morgan Stanley & Co. LLC	$0	$0	$231,800,116	$38,081,472
BofA Securities, Inc.	$0	$0	$44,776,615	$7,356,163
Citigroup Global Markets Inc.	$0	$0	$148,651,492	$24,421,332
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Siebert Williams Shank & Co., LLC	$0	$0	$0	$0
Total	$0	$0	$682,250,000	$112,084,000

Underwriter	Class A-S-1	Class A-S-2	Class A-S-X1	Class A-S-X2
Wells Fargo Securities, LLC	$0	$0	$0	$0
Morgan Stanley & Co. LLC	$0	$0	$0	$0
BofA Securities, Inc.	$0	$0	$0	$0
Citigroup Global Markets Inc.	$0	$0	$0	$0
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Siebert Williams Shank & Co., LLC	$0	$0	$0	$0
Total	$0	$0	$0	$0

Underwriter	Class B	Class B-1	Class B-2	Class B-X1
Wells Fargo Securities, LLC	$16,522,856	$0	$0	$0
Morgan Stanley & Co. LLC	$14,901,460	$0	$0	$0
BofA Securities, Inc.	$2,878,501	$0	$0	$0
Citigroup Global Markets Inc.	$9,556,183	$0	$0	$0
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Siebert Williams Shank & Co., LLC	$0	$0	$0	$0
Total	$43,859,000	$0	$0	$0

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Underwriter	Class B-X2
Wells Fargo Securities, LLC	$0
Morgan Stanley & Co. LLC	$0
BofA Securities, Inc.	$0
Citigroup Global Markets Inc.	$0
Academy Securities, Inc.	$0
Drexel Hamilton, LLC	$0
Siebert Williams Shank & Co., LLC	$0
Total	$0

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 103.1% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from April 1, 2023, before deducting expenses payable by the depositor (estimated at $6,972,160, excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—General Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two (2) business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

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The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, an originator, a mortgage loan seller, the master servicer, an initial holder of the RR Interest, the Retaining Sponsor and the initial Risk Retention Consultation Party under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor. Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of MSMCH, which is a sponsor and a mortgage loan seller, and Morgan Stanley Bank, which is an originator and an initial holder of the RR Interest. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of CREFI, which is a sponsor, an originator, a mortgage loan seller and an initial holder of a portion of the RR Interest. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America, which is a sponsor, an originator and a mortgage loan seller. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General,” and certain mezzanine loans related to the Mortgage Loans, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of Morgan Stanley & Co. LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of BofA Securities, Inc., which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, and affiliates of Citigroup Global Markets Inc., which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

(1)      the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank; (or, with respect to the Brandywine Strategic Office Portfolio Mortgage Loan, the portion thereof allocable to Wells Fargo Bank);

(2)      the payment by the depositor to MSMCH, an affiliate of Morgan Stanley & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by MSMCH;

(3)      the payment by the depositor to Bank of America, an affiliate of BofA Securities, Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Bank of America. (or, with respect to the Brandywine Strategic Office Portfolio Mortgage Loan, the portion thereof allocable to Bank of America); and

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(4)      the payment by the depositor to CREFI, an affiliate of Citigroup Global Markets Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by CREFI (or, with respect to the Brandywine Strategic Office Portfolio Mortgage Loan, the portion thereof allocable to CREFI).

As a result of the circumstances described above in the prior two paragraphs, each of Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc. and Citigroup Global Markets Inc. has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-257991-06)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28202, or by telephone at (704) 374-6161.

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Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-257991) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

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●	Prospective investors should note that the New York Common Retirement Fund, a governmental plan, owns a 50% equity interest in the borrower with respect to the 1201 Third Avenue Mortgage Loan (2.9%). Persons who have an ongoing relationship with the New York Common Retirement Fund should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Certificates.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the

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investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC, Prohibited Transaction Exemption (“PTE”) 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), to the predecessor of Morgan Stanley & Co. LLC, PTE 90-24, 55 Fed. Reg. 20,548 (May 17, 1990), to the predecessor of BofA Securities, Inc., PTE 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), and to Citigroup Global Markets Inc., PTE 91-23, 56 Fed. Reg. 15,936 (April 18, 1991), each as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc. and Citigroup Global Markets Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the

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Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

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Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan will be deemed to have represented by its acquisition of such Offered Certificates that (i) none of the depositor, any underwriter, the trustee, the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer or any of their respective affiliated entities (the “Transaction Parties”), has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates (except where an exemption applies (all of the conditions of which are satisfied) or it would not otherwise result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code), and the Transaction Parties are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates, and (ii) the Plan fiduciary is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an

585

insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories)

586

may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class B Exchangeable Certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class B Exchangeable Certificates receive investment grade credit ratings from two (2) of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in April 2056. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

587

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) excess interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

588

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three (3) NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

589

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590

Index of Defined Terms

@
@%(#)	178
1
17g-5 Information Provider	379
1986 Act	562
1996 Act	539
3
30/360 Basis	418
4
401(c) Regulations	585
A
AB Modified Loan	431
Accelerated Mezzanine Loan Lender	371
Acceptable Insurance Default	436
ACM	199
Acquired Parcel	233
Acting General Counsel’s Letter	162
Actual/360 Basis	225
Actual/360 Loans	406
ADA	542
Additional Exclusions	435
Administrative Fee Rate	346
ADR	172
Advances	401
Affirmative Asset Review Vote	480
Aggregate Available Funds	338
Aggregate Excess Prepayment Interest Shortfall	364
Aggregate Gain-on-Sale Entitlement Amount	339
Aggregate Principal Distribution Amount	351
Allocated Appraisal Reduction Amount	428
Allocated Cumulative Appraisal Reduction Amount	428
Annual Debt Service	172
Applicable Loans	206
Appraisal Institute	265
Appraisal Reduction Amount	427
Appraisal Reduction Event	426

Appraised Value	173
Appraised-Out Class	433
Assessment of Compliance	517
Asset Representations Reviewer Asset Review Fee	425
Asset Representations Reviewer Fee	425
Asset Representations Reviewer Fee Rate	425
Asset Representations Reviewer Termination Event	486
Asset Representations Reviewer Upfront Fee	425
Asset Review	482
Asset Review Notice	481
Asset Review Quorum	481
Asset Review Report	484
Asset Review Report Summary	484
Asset Review Standard	483
Asset Review Trigger	479
Asset Review Vote Election	480
Asset Status Report	450
Assumed Final Distribution Date	362
Assumed Scheduled Payment	352
Attestation Report	518
Available Funds	339
B
Balloon LTV Ratio	177
Balloon Payment	177
BAMLCM	314
BANA Qualification Criteria	311
BANK 2023-BNK45 PSA	244
Bank of America	300
Bank of America Data File	309
Bank of America Guidelines	302
Bank of America Securitization Database	309
Bankruptcy Code	78, 531
Base Interest Fraction	361
BMO 2023-C4 PSA	244
Borrower Party	371
Borrower Party Affiliate	371
Breach Notice	391
Bridge Bank	121
BTEX	202

591

C
C(WUMP)O	23
Cash Flow Analysis	174
CDTC	317
CERCLA	539
Certificate Administrator/Trustee Fee	424
Certificate Administrator/Trustee Fee Rate	424
Certificate Balance	335
Certificate Owners	382
Certificateholder	372
Certificateholder Quorum	490
Certificateholder Repurchase Request	501
Certifying Certificateholder	384
CGMRC	290
City of Columbus	222
Class A Certificates	334
Class A-2 Exchangeable Certificates	334
Class A-3 Exchangeable Certificates	334
Class A-S Exchangeable Certificates	334
Class B Exchangeable Certificates	334
Class C Exchangeable Certificates	335
Class Percentage Interest	348
Class X Certificates	334
Clearstream	380
Clearstream Participants	382
Closing Date	171, 261
CMBS	165
COC	203
Code	164
Collateral Deficiency Amount	432
Collection Account	405
Collection Period	339
Communication Request	385
Companion Distribution Account	406
Companion Holder	244
Companion Holders	244
Companion Loan	52
Companion Loan Rating Agency	244
Companion Loans	169
Compensating Interest Payment	363
Computershare	317
Computershare Limited	316
Computershare Trust Company	316
Constant Prepayment Rate	550
Consultation Termination Event	467
Control Eligible Certificates	460

Control Note	244
Control Termination Event	467
Controlling Class	460
Controlling Class Certificateholder	460
Controlling Holder	244
Corrected Loan	449
Corresponding Trust Components	348
COVID-19	69
CPP	551
CPR	550
CPY	551
CRE Loans	270, 287
CREC	199
Credit Risk Retention Rules	330
CREFC®	368
CREFC® Intellectual Property Royalty License Fee	426
CREFC® Intellectual Property Royalty License Fee Rate	426
CREFC® Reports	368
CREFI	290
CREFI Data File	292
CREFI Mortgage Loans	290
CREFI Securitization Database	291
Cross-Over Date	343
CTS	317
Cumulative Appraisal Reduction Amount	431, 432
Cure/Contest Period	483
Cut-off Date	169
Cut-off Date Balance	175
Cut-off Date Loan-to-Value Ratio	176
Cut-off Date LTV Ratio	176
CWCI	327
D
D or @%(#)	178
D or YM(#)	179
D or YM@(#)	179
D(#)	178
DBRS Morningstar	484
Debt Service Coverage Ratio	176
Defaulted Loan	456
Defeasance Deposit	229
Defeasance Loans	228
Defeasance Lock-Out Period	228
Defeasance Option	228
Definitive Certificate	380
Delegated Directive	19
Delinquent Loan	480
Demand Entities	288, 314
Depositories	381

592

Determination Date	337
Diligence File	388
Directing Certificateholder	459
Disclosable Special Servicer Fees	423
Discount Rate	361
Dispute Resolution Consultation	504
Dispute Resolution Cut-off Date	503
Disputed Proceeds	326
Distribution Accounts	406
Distribution Date	337
Distribution Date Statement	368
Dodd-Frank Act	167
DOL	582
DSCR	176
DST	193
DTC	380
DTC Participants	381
DTC Rules	382
Due Diligence Questionnaire	292
E
EDGAR	581
EEA	18
Effective Gross Income	174
Eligible Asset Representations Reviewer	484
Eligible Operating Advisor	474
Eligible Release Properties	232
Enforcing Party	501
Enforcing Servicer	501
Enterprise	222
Enterprise Zone Agreement	222
ESA	197
EU	141
EU Institutional Investor	142
EU Investor Requirements	142
EU PRIIPS Regulation	18
EU Prospectus Regulation	18
EU Qualified Investor	18
EU Retail Investor	18
EU Securitization Regulation	141
EU SR Rules	141
Euroclear	380
Euroclear Operator	383
Euroclear Participants	383
EUWA	19, 142
Excess Modification Fee Amount	419
Excess Modification Fees	417
Excess Prepayment Interest Shortfall	364
Exchange Act	261
Exchange Parcel	233

Exchangeable Certificates	3, 334
Exchangeable IO Certificates	335
Exchangeable IO Trust Component	347
Exchangeable P&I Trust Component	347
Excluded Controlling Class Holder	370
Excluded Controlling Class Loan	371
Excluded Information	371
Excluded Loan	371
Excluded Plan	584
Excluded Special Servicer	490
Excluded Special Servicer Loan	490
Exemption	583
Exemption Rating Agency	583
Expansion Parcel	234
F
FATCA	573
FDIA	160
FDIC	121, 161
Federal Court	326
FIEL	24
Final Asset Status Report	471
Final Dispute Resolution Election Notice	504
Financial Promotion Order	20
FINRA	580
FIRREA	162
First Department	328
Fitch	484
FIVE 2023-V1 PSA	244
Flagstar	121
FPO Persons	20
FSMA	19, 142
G
Gain-on-Sale Remittance Amount	339
Gain-on-Sale Reserve Account	407
Garn Act	541
GLA	177
Government Securities	226
Grantor Trust	560
Green Acres	243
Green Acres PILOT Agreements	221
H
Hempstead IDA	221
Home Depot Lease	235
Home Depot Lot	235

593

I
In Place Cash Management	177
Indirect Participants	381
Initial Pool Balance	169
Initial Requesting Certificateholder	501
Institutional Investor	23
Insurance and Condemnation Proceeds	405
Intercreditor Agreement	244
Interest Accrual Amount	351
Interest Accrual Period	351
Interest Distribution Amount	350
Interest Rate	346
Interest Reserve Account	406
Interest Shortfall	351
Interested Person	457
Investment Account	407
Investor Certification	372
IRS	164
J
Japanese Retention Requirement	25
JFSA	25
JRR Rule	25
K
KBRA	484
L
L(#)	178
Liquidation Fee	420
Liquidation Fee Rate	420
Liquidation Proceeds	405
Loan Per Unit	177
Loan-to-Value Ratio at Maturity	177
Local Law 97	123
Lock-out Period	226
Loss of Value Payment	392
Lower-Tier Regular Interests	560
Lower-Tier REMIC	337, 560
LPC	188
LSA	199
LTV Ratio	175
LTV Ratio at Maturity	177
M
Macerich	243
MAI	394
Major Decision	461

Malouf Companies	206
MAS	23
Master Servicer	319
Master Servicer Decision	438
Master Servicer Proposed Course of Action Notice	502
Material Defect	391
Maturity Date Balloon Payment	177
McKesson	212
McKesson Phase 2 Master Tenant	215
McKesson SNDA	216
MDNR	203
MIFID II	18
Minimum Debt Yield	235
MLPA	385
Modification Fees	417
Moody’s	484
Morgan Stanley Bank	276
Morgan Stanley Group	276
Morgan Stanley Origination Entity	278
Mortgage	170
Mortgage File	386
Mortgage Loan	52
Mortgage Note	170
Mortgage Pool	169
Mortgaged Property	170
MPI Default	206
MSMCH	276
MSMCH Data File	285
MSMCH Mortgage Loans	276
MSMCH Qualification Criteria	287
MSMCH Securitization Database	285
N
NCDENR	199
NCDEQ	199
Net Mortgage Rate	345
Net Operating Income	178
New Complaint	327
NFA	580
NFIP	102
NFRL	201
NI 33-105	25
NJDEP	203
Non-Control Note	244
Non-Controlling Holder	244
Nonrecoverable Advance	402
Non-Retained Certificates	44, 334
Non-Retained Percentage	333
Non-Serviced AB Whole Loan	245
Non-Serviced Certificate Administrator	245

594

Non-Serviced Companion Loan	54, 245
Non-Serviced Companion Loans	54
Non-Serviced Custodian	245
Non-Serviced Directing Certificateholder	245
Non-Serviced Master Servicer	245
non-serviced mortgage loan	54
Non-Serviced Mortgage Loan	54, 245
Non-Serviced Pari Passu Companion Loan	245
Non-Serviced Pari Passu Mortgage Loan	245
Non-Serviced Pari Passu Whole Loan	245
Non-Serviced PSA	245
Non-Serviced Special Servicer	245
Non-Serviced Trustee	246
non-serviced whole loan	54
Non-Serviced Whole Loan	246
Non-Specially Serviced Loan	464
Non-U.S. Person	573
Notional Amount	336
NRA	178
NRSRO	370
NRSRO Certification	373
NYSDEC	202
O
O(#)	178
Oak Street – NLP Fund Portfolio Companion Loans	255
Oak Street – NLP Fund Portfolio Directing Certificateholde	259
Oak Street – NLP Fund Portfolio Intercreditor Agreement	256
Oak Street – NLP Fund Portfolio Mortgage Loan	255
Oak Street – NLP Fund Portfolio Noteholders	256
Oak Street – NLP Fund Portfolio Senior Notes	255
Oak Street – NLP Fund Portfolio Servicer	256
Oak Street – NLP Fund Portfolio Special Servicer	256
Oak Street – NLP Fund Portfolio Subordinate Companion Loan	255
Oak Street – NLP Fund Portfolio Trustee	257
OAKST 2023-NLP TSA	246
OCC	262, 301
Occupancy As Of Date	178

Offer	19
Offered Certificates	335
OID Regulations	564
OLA	162
Operating Advisor Consulting Fee	424
Operating Advisor Expenses	425
Operating Advisor Fee	424
Operating Advisor Fee Rate	424
Operating Advisor Standard	472
Operating Advisor Termination Event	476
Operating Advisor Upfront Fee	424
Original Complaint	327
Other Master Servicer	246
Other PSA	246
Other Special Servicer	246
P
P&I Advance	400
P&I Advance Date	400
PACE	120, 242
PADEP	200
Pads	183
PAHs	201
Par Purchase Price	456
Pari Passu Companion Loan	52
Pari Passu Companion Loans	169
Pari Passu Mortgage Loan	246
Participants	380
Parties in Interest	582
partnership representative	572
Pass-Through Rate	344
Patriot Act	543
Payment Due Date	225, 339
PCE	202
PCR	299
Pentalpha Surveillance	329
Percentage Interest	337
Periodic Payments	338
Permitted Investments	407
Permitted Special Servicer/Affiliate Fees	423
Phase 1	222
Phase 2	222
PL	266
Plans	581
PML	266
PRC	22
Preliminary Dispute Resolution Election Notice	503
Prepayment Assumption	565
Prepayment Interest Excess	363

595

Prepayment Interest Shortfall	363
Prepayment Premium	361
Prepayment Provisions	178
Prime Rate	405
Principal Balance Certificates	335
Principal Distribution Amount	352
Principal Shortfall	353
Prior Debt Yield	235
Privileged Information	475
Privileged Information Exception	475
Privileged Person	370
Professional Investors	23
Prohibited Prepayment	364
Promotion of Collective Investment Schemes Exemptions Order	20
Proposed Course of Action	502
Proposed Course of Action Notice	502
Prospectus	23
PSA	334
PSA Party Repurchase Request	501
PTCE	585
PTE	583
Purchase Price	393
Q
Qualification Criteria	270
Qualified Replacement Special Servicer	491
Qualified Substitute Mortgage Loan	393
Qualifying CRE Loan Percentage	333
R
RAC No-Response Scenario	515
Rated Final Distribution Date	362
Rating Agencies	516
Rating Agency Confirmation	516
REA	84
Realized Loss	366
REC	198
Received Classes	347
Record Date	337
Registration Statement	581
Regular Certificates	334
Regular Interestholder	564
Regular Interests	560
Regulation AB	518
Reimbursement Rate	405
Related Proceeds	403
Release Date	229
Release Price	231
Relevant Investor	23

Relevant Persons	21
Relief Act	542
Remaining Term to Maturity	179
REMIC	560
REMIC Provisions	560
REMIC Regulations	560
REO Account	407
REO Loan	354
REO Property	449
Repurchase Request	501
Requesting Certificateholder	504
Requesting Holders	433
Requesting Investor	385
Requesting Party	515
Required Credit Risk Retention Percentage	333
Requirements	543
Residual Certificates	334
Resolution Failure	501
Resolved	502
Restricted Group	583
Restricted Party	475
Retained Certificate Available Funds	332
Retained Certificate Gain-on-Sale Remittance Amount	332
Retained Certificate Gain-on-Sale Reserve Account	407
Retained Certificate Interest Distribution Amount	333
Retained Certificate Principal Distribution Amount	333
Retained Certificate Realized Loss	333
Retaining Parties	330
Retaining Sponsor	330
Review Materials	481
RevPAR	179
Risk Retention Allocation Percentage	333
Risk Retention Consultation Party	371
ROFO	213
ROFR	213
RR Interest	334
Rule 15Ga-1 Reporting Period	271
Rule 17g-5	373
S
S&P	484
Scheduled Principal Distribution Amount	352
SDNY Court	326
SEC	261

596

Second Circuit	327
Securities Act	517
Securitization Accounts	334, 407
Securitization Regulations	142
SEL	266
Senior Certificates	334
Serviced Companion Loan	246
Serviced Companion Loans	53
Serviced Mortgage Loan	246
Serviced Mortgage Loans	53
Serviced Pari Passu Companion Loan	246
Serviced Pari Passu Companion Loan Securities	494
Serviced Pari Passu Mortgage Loan	246
Serviced Pari Passu Whole Loan	246
Serviced Whole Loan	246
Serviced Whole Loans	53
Servicer Termination Event	492
Servicing Advances	401
Servicing Fee	415
Servicing Fee Rate	415
servicing shift master servicer	53
servicing shift mortgage loan	53
Servicing Shift Mortgage Loan	246
servicing shift pooling and servicing agreement	53
Servicing Shift PSA	247
servicing shift securitization date	53
Servicing Shift Securitization Date	247
servicing shift special servicer	53
servicing shift whole loan	53
Servicing Shift Whole Loan	247
Servicing Standard	399
SF	179
SFA	23
SFO	22
Similar Law	581
SIPC	580
Site Cap	200
SMMEA	586
Sparks Termination Date	209
Special Servicing Fee	418
Special Servicing Fee Rate	418
Specially Serviced Loans	446
Sq. Ft.	179
Square Feet	179
SR Institutional Investors	142
SR Investor Requirements	142
SR Rules	142
Startup Day	561
State Court	326
Stated Principal Balance	353

Structured Product	22
Structuring Assumptions	551
Subject 2022 Computershare CMBS Annual Statement of Compliance	318
Subordinate Certificates	334
Subordinate Companion Loan	52, 247
Subordinate Companion Loans	169
Sub-Servicing Agreement	400
Surrendered Classes	347
SVB	121
T
T-12	179
Tenant Insurance Conditions	219
Term to Maturity	179
Termination Purchase Amount	519
Terms and Conditions	383
Tests	482
The Bulletin Building Ground Lessor	196
The Oak Street – NLP Fund Portfolio Pari Passu Companion Loans	255
third country	142
Title V	541
Total Operating Expenses	174
Transaction Parties	585
TRIPRA	103, 10
Trust	316
Trust Components	347, 560
Trust REMICs	337, 560
TTM	179
U
U.S. Person	573
U/W DSCR	176
U/W Expenses	180
U/W NCF	180
U/W NCF Debt Yield	182
U/W NCF DSCR	176
U/W Net Cash Flow	180
U/W Net Operating Income	182
U/W NOI	182
U/W NOI Debt Yield	183
U/W NOI DSCR	183
U/W Revenues	183
UCC	526
UK	19, 142
UK CRR	142
UK Institutional Investor	142
UK Investor Requirements	142

597

UK MIFIR Product Governance Rules	20
UK PRIIPS Regulation	19
UK Prospectus Regulation	19
UK Qualified Investor	19
UK Retail Investor	19
UK Securitization Regulation	142
UK SR Rules	142
Underwriter Entities	130
Underwriting Agreement	577
Underwritten Debt Service Coverage Ratio	176
Underwritten Economic Occupancy	179
Underwritten Expenses	180
Underwritten NCF	180
Underwritten NCF Debt Yield	182
Underwritten Net Cash Flow	180
Underwritten Net Cash Flow Debt Service Coverage Ratio	176
Underwritten Net Operating Income	182
Underwritten Net Operating Income Debt Service Coverage Ratio	183
Underwritten NOI	182
Underwritten NOI Debt Yield	183
Underwritten Revenues	183
Units	183
Unscheduled Principal Distribution Amount	352
Unsolicited Information	482
Upper-Tier REMIC	337, 560
UST	198
USTs	203

V
Valley Stream	196
VOCs	201
Volcker Rule	168
Voting Rights	379
W
WAC	4
WAC Rate	345
Wachovia Bank	262
Walmart Ground Lease	196
Walmart Parcel	196
WDNR	201
Weighted Average Interest Rate	183
Weighted Averages	184
Wells Fargo	317
Wells Fargo Bank	262, 317
Wells Fargo Bank Data Tape	269
Wells Fargo Bank Deal Team	268
WFDTC	317
Whole Loan	52, 169
Withheld Amounts	406
Workout Fee	419
Workout Fee Rate	419
Workout-Delayed Reimbursement Amount	405
Y
Yield Maintenance Charge	361
YM(#)	178
YM@%(#)	179

598

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Related Group	Crossed Group	Address	City	County	State	Zip Code	General Property Type	Detailed Property Type
1.00	Loan	5,6,7,8,9	5	National Warehouse & Distribution Portfolio	9.7%		CREFI	CREFI	NAP	NAP	Various	Various	Various	Various	Various	Industrial	Various
1.01	Property		1	1700 Schuster Road	3.9%	39.9%					1700 Schuster Road	Delano	Kern	CA	93215	Industrial	Warehouse/Distribution
1.02	Property		1	101 Michelin Drive	2.0%	20.0%					101 Michelin Drive	Laurens	Laurens	SC	29360	Industrial	Warehouse/Distribution
1.03	Property		1	1525 West 2960 South	1.6%	16.0%					1525 West 2960 South	Nibley	Cache	UT	84321	Industrial	Flex
1.04	Property		1	5685 Raiders Road, Building B	1.3%	13.4%					5685 Raiders Road	Frazeysburg	Muskingum	OH	43822	Industrial	Warehouse/Distribution
1.05	Property		1	840 Complex Street Southwest	1.0%	10.6%					840 Complex Street Southwest	Lenoir	Caldwell	NC	28645	Industrial	Warehouse/Distribution
2.00	Loan	5,6,7	42	Oak Street NLP Fund Portfolio	9.5%		WFB	WFB	NAP	NAP	Various	Various	Various	Various	Various	Various	Various
2.01	Property		1	Big Lots - Tremont, PA	1.5%	16.1%					50 Rausch Creek Road	Tremont	Schuylkill	PA	17981	Industrial	Warehouse/Distribution
2.02	Property		1	Big Lots - Durant, OK	1.2%	13.1%					2306 Enterprise Drive	Durant	Bryan	OK	74701	Industrial	Warehouse/Distribution
2.03	Property		1	Badcock - LaGrange, GA	0.5%	5.7%					505 Pegasus Parkway	LaGrange	Troup	GA	30240	Industrial	Warehouse/Distribution
2.04	Property		1	Badcock - Mebane, NC	0.4%	4.2%					1017 Corporate Park Drive	Mebane	Alamance	NC	27302	Industrial	Warehouse/Distribution
2.05	Property		1	Badcock - Mulberry, FL	0.4%	4.1%					201 Kid Ellis Road	Mulberry	Polk	FL	33860	Industrial	Warehouse/Distribution
2.06	Property		1	NAICO - Chandler, OK	0.4%	3.9%					1010 Manvel Avenue, 915 Allison Avenue, 1003 Allison Avenue, and 1023 Allison Avenue	Chandler	Lincoln	OK	74834	Office	Suburban
2.07	Property		1	Save Mart Supermarkets - San Pablo, CA	0.3%	3.3%					13220-13222 San Pablo Avenue	San Pablo	Contra Costa	CA	94806	Retail	Anchored
2.08	Property		1	Nation Safe Driver - Boca Raton, FL	0.3%	3.2%					5600 Broken Sound Boulevard	Boca Raton	Palm Beach	FL	33487	Office	Suburban
2.09	Property		1	Save Mart Supermarkets - Fresno, CA (4)	0.3%	3.0%					5645-5677 East Kings Canyon Road	Fresno	Fresno	CA	93727	Retail	Anchored
2.10	Property		1	Save Mart Supermarkets - El Cerrito, CA	0.2%	2.5%					1000 El Cerrito Plaza	El Cerrito	Contra Costa	CA	94530	Retail	Single Tenant
2.11	Property		1	Save Mart Supermarkets - Stockton, CA	0.2%	2.4%					4555 North Pershing Avenue	Stockton	San Joaquin	CA	95207	Retail	Unanchored
2.12	Property		1	Save Mart Supermarkets - Modesto, CA (4)	0.2%	2.2%					801 Oakdale Road	Modesto	Stanislaus	CA	95355	Retail	Single Tenant
2.13	Property		1	Save Mart Supermarkets - Grass Valley, CA	0.2%	2.1%					2054 Nevada City Highway	Grass Valley	Nevada	CA	95945	Retail	Single Tenant
2.14	Property		1	Save Mart Supermarkets - Fresno, CA (5)	0.2%	2.1%					4010, 4040, 4120, 4190 North West Avenue	Fresno	Fresno	CA	93705	Retail	Anchored
2.15	Property		1	Save Mart Supermarkets - Ceres, CA	0.2%	1.9%					2920 East Whitmore Avenue	Ceres	Stanislaus	CA	95307	Retail	Anchored
2.16	Property		1	Save Mart Supermarkets - Bakersfield, CA	0.2%	1.9%					6465 Niles Street	Bakersfield	Kern	CA	93306	Retail	Single Tenant
2.17	Property		1	Big Y - Milford, CT	0.2%	1.9%					150 Boston Post Road	Milford	New Haven	CT	06460	Retail	Single Tenant
2.18	Property		1	Save Mart Supermarkets - Sparks, NV (2)	0.2%	1.7%					9750 Pyramid Lakes Highway	Sparks	Washoe	NV	89441	Retail	Single Tenant
2.19	Property		1	Save Mart Supermarkets - Tracy, CA	0.2%	1.7%					875 South Tracy Boulevard	Tracy	San Joaquin	CA	95376	Retail	Single Tenant
2.20	Property		1	Save Mart Supermarkets - Folsom, CA	0.2%	1.6%					1003 East Bidwell	Folsom	Sacramento	CA	95630	Retail	Single Tenant
2.21	Property		1	Save Mart Supermarkets - Tracy, CA (2)	0.2%	1.6%					2005 North Tracy Boulevard	Tracy	San Joaquin	CA	95376	Retail	Unanchored
2.22	Property		1	Save Mart Supermarkets - Napa, CA	0.1%	1.5%					1346 Trancas Street	Napa	Napa	CA	94558	Retail	Anchored
2.23	Property		1	Badcock - Mulberry, FL (4)	0.1%	1.3%					205 Northwest 2nd Street, 308 1st Avenue Northwest	Mulberry	Polk	FL	33860	Industrial	Flex
2.24	Property		1	Save Mart Supermarkets - Chico, CA	0.1%	1.3%					146 West East Avenue	Chico	Butte	CA	95926	Retail	Single Tenant
2.25	Property		1	Save Mart Supermarkets - Salinas, CA	0.1%	1.3%					1223 North Davis Road	Salinas	Monterey	CA	93907	Retail	Single Tenant
2.26	Property		1	Save Mart Supermarkets - Kingsburg, CA	0.1%	1.2%					909 Sierra Street	Kingsburg	Fresno	CA	93631	Retail	Single Tenant
2.27	Property		1	Save Mart Supermarkets - Clovis, CA (3)	0.1%	1.2%					1157 North Willow Avenue	Clovis	Fresno	CA	93611	Retail	Single Tenant
2.28	Property		1	Save Mart Supermarkets - Clovis, CA (2)	0.1%	1.1%					2179 Shaw Avenue	Clovis	Fresno	CA	93611	Retail	Single Tenant
2.29	Property		1	Save Mart Supermarkets - Vacaville, CA (2)	0.1%	1.1%					777 East Monte Vista Avenue	Vacaville	Solano	CA	95688	Retail	Single Tenant
2.30	Property		1	Save Mart Supermarkets - Elk Grove, CA	0.1%	1.1%					9160 Elk Grove Florin Road	Elk Grove	Saramento	CA	95624	Retail	Single Tenant
2.31	Property		1	Save Mart Supermarkets - Manteca, CA	0.1%	1.0%					1172 North Main Street	Manteca	San Joaquin	CA	95336	Retail	Single Tenant
2.32	Property		1	Save Mart Supermarkets - Fresno, CA (3)	0.1%	1.0%					5750 North First Street	Fresno	Fresno	CA	93710	Retail	Single Tenant
2.33	Property		1	Save Mart Supermarkets - Lodi, CA	0.1%	1.0%					530 West Lodi Avenue	Lodi	San Joaquin	CA	95240	Retail	Single Tenant
2.34	Property		1	Save Mart Supermarkets - Sparks, NV	0.1%	0.9%					565 East Prater Way	Sparks	Washoe	NV	89431	Retail	Single Tenant
2.35	Property		1	Save Mart Supermarkets - Carson City, NV	0.1%	0.9%					3325 US Highway 50	Carson City	Carson City	NV	89705	Retail	Single Tenant
2.36	Property		1	Save Mart Supermarkets - Oakland, CA	0.1%	0.8%					4055 MacArthur Boulevard	Oakland	Alameda	CA	94619	Retail	Single Tenant
2.37	Property		1	Save Mart Supermarkets - Coalinga, CA	0.1%	0.8%					275 East Forest Avenue	Coalinga	Fresno	CA	93210	Retail	Single Tenant
2.38	Property		1	Save Mart Supermarkets - Marysville, CA	0.1%	0.8%					828 J Street	Marysville	Yuba	CA	95901	Retail	Single Tenant
2.39	Property		1	Save Mart Supermarkets - Jackson, CA	0.1%	0.7%					11980 State Highway 88	Jackson	Amador	CA	95642	Retail	Single Tenant
2.40	Property		1	Badcock - Mulberry, FL (3)	0.0%	0.5%					200 Phosphate Boulevard North	Mulberry	Polk	FL	33860	Office	Suburban
2.41	Property		1	Badcock - Mulberry, FL (2)	0.0%	0.1%					168 Phosphate Boulevard North	Mulberry	Polk	FL	33860	Office	Suburban
2.42	Property		1	Badcock - Mulberry, FL (5)	0.0%	0.1%					503 Phosphate Boulevard North	Mulberry	Polk	FL	33860	Industrial	Warehouse/Distribution
3.00	Loan	5,6,7,10,11	7	Brandywine Strategic Office Portfolio	7.9%		WFB/BANA/CREFI	WFB/BANA/CREFI	NAP	NAP	Various	Various	Various	Various	Various	Office	Various
3.01	Property		1	401-405 Colorado	2.0%	25.6%					401-405 Colorado Street	Austin	Travis	TX	78701	Office	CBD
3.02	Property		1	1900 Market	2.0%	25.2%					1900 Market Street	Philadelphia	Philadelphia	PA	19103	Office	CBD
3.03	Property		1	The Bulletin Building	1.6%	20.2%					3025 Market Street	Philadelphia	Philadelphia	PA	19104	Office	CBD
3.04	Property		1	Four Points Centre 3	0.7%	9.4%					11120 Four Points Drive	Austin	Travis	TX	78726	Office	Suburban
3.05	Property		1	500 North Gulph	0.5%	6.6%					500 North Gulph Road	King of Prussia	Montgomery	PA	19406	Office	Suburban
3.06	Property		1	Metroplex, PA	0.5%	6.6%					4000 Chemical Road	Plymouth Meeting	Montgomery	PA	19462	Office	Suburban
3.07	Property		1	933 First Avenue	0.5%	6.5%					933 First Avenue	King of Prussia	Montgomery	PA	19406	Office	Suburban
4.00	Loan	5,12,13,14	1	Green Acres	6.8%	100.0%	MSBNA	MSMCH	NAP	NAP	2034 Green Acres Road	Valley Stream	Nassau	NY	11581	Retail	Regional Mall
5.00	Loan	5,6,7	3	Orlando Office Portfolio	6.8%		WFB	WFB	NAP	NAP	Various	Orlando	Orange	FL	Various	Office	CBD
5.01	Property		1	390 North Orange	2.3%	34.3%					390 North Orange Avenue	Orlando	Orange	FL	32801	Office	CBD
5.02	Property		1	Citrus Center	2.3%	34.1%					255 South Orange Avenue	Orlando	Orange	FL	32801	Office	CBD
5.03	Property		1	One Orlando Centre	2.2%	31.6%					800 North Magnolia Avenue	Orlando	Orange	FL	32803	Office	CBD
6.00	Loan	6,7	10	Seminole Trail Portfolio	6.3%		MSBNA	MSMCH	NAP	NAP	Various	Various	Various	VA	Various	Various	Various
6.01	Property		1	Technology Pointe I & II	1.1%	17.0%					5000-5500 Cox Road	Glen Allen	Henrico	VA	23060	Industrial	Flex
6.02	Property		1	Westerre III	0.7%	10.9%					3900 Westerre Parkway	Richmond	Henrico	VA	23233	Office	Suburban
6.03	Property		1	Rowe Plaza	0.7%	10.8%					4510 Cox Road	Glen Allen	Henrico	VA	23060	Office	Suburban
6.04	Property		1	Liberty Plaza I	0.7%	10.7%					4801 Cox Road	Glen Allen	Henrico	VA	23060	Office	Suburban
6.05	Property		1	Westerre IV	0.7%	10.6%					3901 Westerre Parkway	Richmond	Henrico	VA	23233	Office	Suburban
6.06	Property		1	Glen Forest	0.6%	9.8%					7130 Glen Forest Drive	Richmond	Henrico	VA	23226	Office	Suburban
6.07	Property		1	Innsbrook Commons	0.5%	8.3%					4121 Cox Road	Glen Allen	Henrico	VA	23060	Office	Suburban
6.08	Property		1	Westgate II	0.5%	7.6%					200 Westgate Parkway	Richmond	Henrico	VA	23233	Office	Suburban
6.09	Property		1	Commonwealth	0.5%	7.2%					4198 Cox Road	Glen Allen	Henrico	VA	23060	Office	Suburban
6.10	Property		1	Suez	0.4%	7.1%					4880 Cox Road	Glen Allen	Henrico	VA	23060	Office	Suburban
7.00	Loan	6	1	Shoppes at River Crossing	6.3%	100.0%	MSBNA	MSMCH	NAP	NAP	5080 Riverside Drive	Macon	Bibb	GA	31210	Retail	Lifestyle Center
8.00	Loan	15,16	1	Queen Kapiolani Hotel	5.9%	100.0%	WFB	WFB	NAP	NAP	150 Kapahulu Avenue	Honolulu	Honolulu	HI	96815	Hospitality	Full Service
9.00	Loan	6,7	17	ExchangeRight Net Leased Portfolio #62	4.7%		CREFI	CREFI	Group 1	NAP	Various	Various	Various	Various	Various	Various	Various
9.01	Property		1	FedEx Ground - Cumberland	2.0%	43.3%					12000 Mexico Farms Road Southeast	Cumberland	Allegany	MD	21502	Industrial	Warehouse/Distribution
9.02	Property		1	Pick 'n Save - Watertown	0.6%	13.6%					624 South Church Street	Watertown	Jefferson	WI	53094	Retail	Single Tenant
9.03	Property		1	BioLife Plasma Services L.P. - Irving	0.4%	8.5%					4033 West Airport Freeway	Irving	Dallas	TX	75062	Office	Medical
9.04	Property		1	Food Lion - Elizabeth City	0.4%	7.6%					1805 Weeksville Road	Elizabeth City	Pasquotank	NC	27909	Retail	Single Tenant
9.05	Property		1	Fresenius Medical Care - Fairhaven	0.2%	4.6%					216 Huttleston Avenue	Fairhaven	Bristol	MA	02719	Office	Medical
9.06	Property		1	CVS Pharmacy - New Cumberland	0.2%	3.9%					560 Old York Road	New Cumberland	York	PA	17070	Retail	Single Tenant
9.07	Property		1	Family Dollar - Chicago	0.1%	2.1%					1633 West Monterey Avenue	Chicago	Cook	IL	60643	Retail	Single Tenant
9.08	Property		1	Dollar General - Midland	0.1%	1.9%					311 Midland Drive	Midland	Midland	TX	79703	Retail	Single Tenant
9.09	Property		1	Dollar General - Sylacauga	0.1%	1.9%					25 Avondale Avenue	Sylacauga	Talladega	AL	35150	Retail	Single Tenant
9.10	Property		1	Dollar General - Baton Rouge	0.1%	1.8%					135 South Flannery Road	Baton Rouge	East Baton Rouge	LA	70815	Retail	Single Tenant
9.11	Property		1	Dollar General - Horizon City	0.1%	1.8%					801 Darrington Road	Horizon City	El Paso	TX	79928	Retail	Single Tenant
9.12	Property		1	Dollar General - Ponchatoula	0.1%	1.7%					24068 Louisiana Highway 22	Ponchatoula	Tangipahoa	LA	70454	Retail	Single Tenant
9.13	Property		1	Dollar General - Swartz Creek	0.1%	1.6%					8045 West Grand Blanc Road	Swartz Creek	Genesee	MI	48473	Retail	Single Tenant

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Related Group	Crossed Group	Address	City	County	State	Zip Code	General Property Type	Detailed Property Type
9.14	Property		1	Dollar General - Gonzales	0.1%	1.6%					41110 Louisiana Highway 621	Gonzales	Ascension	LA	70737	Retail	Single Tenant
9.15	Property		1	Dollar General - Houston	0.1%	1.5%					15045 Ella Boulevard	Houston	Harris	TX	77090	Retail	Single Tenant
9.16	Property		1	Family Dollar - Lafayette	0.1%	1.4%					814 Rue Du Belier	Lafayette	Lafayette	LA	70506	Retail	Single Tenant
9.17	Property		1	Dollar General - Eagle Pass	0.1%	1.3%					3245 Del Rio Boulevard	Eagle Pass	Maverick	TX	78852	Retail	Single Tenant
10.00	Loan	6,7	16	ExchangeRight Net Leased Portfolio #61	4.6%		MSBNA	MSMCH	Group 1	NAP	Various	Various	Various	Various	Various	Various	Various
10.01	Property		1	Giant Eagle - Columbus, OH	0.9%	18.7%					3841 South Hamilton Road	Columbus	Franklin	OH	43125	Retail	Single Tenant
10.02	Property		1	Metro Market - Madison, WI	0.6%	13.0%					3650 University Avenue	Shorewood Hills	Dane	WI	53705	Retail	Single Tenant
10.03	Property		1	Giant Food - Upper Marlboro, MD	0.5%	11.9%					5700 Crain Highway	Upper Marlboro	Prince George's	MD	20772	Retail	Single Tenant
10.04	Property		1	Unity Point Health - Moline, IL	0.5%	10.5%					3924 16th Street	Moline	Rock Island	IL	61265	Office	Medical
10.05	Property		1	BioLife Plasma Services L.P. - Webster, TX	0.4%	9.3%					1011 South Ponds Drive	Webster	Harris	TX	77598	Office	Medical
10.06	Property		1	CVS Pharmacy - San Jacinto, CA	0.3%	7.5%					102 South Sanderson Avenue	San Jacinto	Riverside	CA	92582	Retail	Single Tenant
10.07	Property		1	CVS Pharmacy - Glenville, NY	0.3%	6.1%					259 Saratoga Road	Glenville	Schenectady	NY	12302	Retail	Single Tenant
10.08	Property		1	Dollar General Market - Lompoc, CA	0.2%	5.0%					1124 West Ocean Avenue	Lompoc	Santa Barbara	CA	93436	Retail	Single Tenant
10.09	Property		1	CVS Pharmacy - Miamisburg, OH	0.2%	4.0%					1205 East Central Avenue	Miamisburg	Montgomery	OH	45342	Retail	Single Tenant
10.10	Property		1	Tractor Supply Company - Berea, KY	0.2%	3.8%					304 Cooper Drive	Berea	Madison	KY	40403	Retail	Single Tenant
10.11	Property		1	Family Dollar - North Chicago, IL	0.1%	2.0%					1400 Lewis Avenue	North Chicago	Lake	IL	60064	Retail	Single Tenant
10.12	Property		1	Family Dollar - Berwick, PA	0.1%	1.9%					1729 West Front Street	Berwick	Columbia	PA	18603	Retail	Single Tenant
10.13	Property		1	Family Dollar - Williamsport, PA	0.1%	1.9%					2016 Lycoming Creek Road	Williamsport	Lycoming	PA	17701	Retail	Single Tenant
10.14	Property		1	Dollar Tree - San Antonio, TX	0.1%	1.8%					1183 Cupples Road	San Antonio	Bexar	TX	78226	Retail	Single Tenant
10.15	Property		1	AutoZone - Las Cruces, NM	0.1%	1.2%					5650 Bataan Memorial West	Las Cruces	Doña Ana County	NM	88012	Retail	Single Tenant
10.16	Property		1	Dollar General - Salem, VA	0.1%	1.2%					251 Wildwood Road	Salem	Salem	VA	24153	Retail	Single Tenant
11.00	Loan	5	1	McKesson Phase 2	4.6%	100.0%	MSBNA	MSMCH	NAP	NAP	911 John Street	Columbus	Franklin	OH	43222	Office	CBD
12.00	Loan	6,7	15	ExchangeRight Net Leased Portfolio #60	3.8%		BANA	BANA	Group 1	NAP	Various	Various	Various	Various	Various	Various	Various
12.01	Property		1	ShopRite/ShopRite Liquor - Vineland (Landis), NJ	1.1%	28.8%					1255 West Landis Avenue	Vineland	Cumberland	NJ	08360	Retail	Single Tenant
12.02	Property		1	BioLife Plasma Services L.P. - Waco (Marketplace), TX	0.5%	13.1%					2329 Marketplace Drive	Waco	McLennan	TX	76711	Office	Medical
12.03	Property		1	ShopRite - Upper Deerfield (Pearl), NJ	0.5%	12.2%					1000 North Pearl Street	Upper Deerfield Township	Cumberland	NJ	08302	Retail	Single Tenant
12.04	Property		1	Giant Food Store - Coopersburg (Fairmount), PA	0.5%	11.8%					216 East Fairmount Street	Coopersburg	Lehigh	PA	18036	Retail	Single Tenant
12.05	Property		1	Hobby Lobby - Gulfport (Hwy 49), MS	0.3%	7.1%					11240A U.S. Highway 49	Gulfport	Harrison	MS	39503	Retail	Single Tenant
12.06	Property		1	CVS Pharmacy - Mobile (Martin Luther King), AL	0.2%	5.2%					2280 Dr. Martin Luther King Junior Avenue	Mobile	Mobile	AL	36610	Retail	Single Tenant
12.07	Property		1	Inspira - Vineland (Landis), NJ	0.1%	2.8%					1297 West Landis Avenue	Vineland	Cumberland	NJ	08360	Office	Medical
12.08	Property		1	Family Dollar - Charlotte (Valleydale), NC	0.1%	2.8%					542 Valleydale Road	Charlotte	Mecklenburg	NC	28214	Retail	Single Tenant
12.09	Property		1	Dollar Tree - Laredo (Hwy 359), TX	0.1%	2.6%					5603 State Highway 359	Laredo	Webb	TX	78043	Retail	Single Tenant
12.10	Property		1	Dollar General - Seneca (Bypass 123), SC	0.1%	2.5%					708 Bypass 123	Seneca	Oconee	SC	29678	Retail	Single Tenant
12.11	Property		1	Family Dollar - Jacksonville (103rd), FL	0.1%	2.5%					10405 103rd Street	Jacksonville	Duval	FL	32210	Retail	Single Tenant
12.12	Property		1	Dollar Tree - Rocky Mount (NC97), NC	0.1%	2.4%					10735 East NC-97	Rocky Mount	Nash	NC	27803	Retail	Single Tenant
12.13	Property		1	Dollar Tree - Wesleyville (Buffalo), PA	0.1%	2.3%					3604 Buffalo Road	Wesleyville	Erie	PA	16510	Retail	Single Tenant
12.14	Property		1	Dollar General - Cleveland (Georgetown), TN	0.1%	2.0%					4625 Georgetown Road Northwest	Cleveland	Bradley	TN	37312	Retail	Single Tenant
12.15	Property		1	Dollar General - Canton (Navarre), OH	0.1%	1.8%					6188 Navarre Road Southwest	Canton	Stark	OH	44706	Retail	Single Tenant
13.00	Loan		1	Smithsonian Libraries Research Annex	3.5%	100.0%	WFB	WFB	NAP	NAP	3400 Pennsy Drive	Landover	Prince George's	MD	20785	Industrial	Warehouse/Distribution
14.00	Loan	5,17	1	575 Broadway	3.4%	100.0%	SGFC	WFB	NAP	NAP	575 Broadway	New York	New York	NY	10012	Mixed Use	Retail/Office
15.00	Loan	5	1	1201 Third Avenue	2.9%	100.0%	MSBNA	MSMCH	NAP	NAP	1201 Third Avenue	Seattle	King	WA	98101	Office	CBD
16.00	Loan	5	1	Essex Crossing	2.4%	100.0%	MSBNA	MSMCH	NAP	NAP	175 Delancey Street	New York	New York	NY	10002	Mixed Use	Office/Retail
17.00	Loan	7,18,19,20	3	Shabsels Leased Fee Portfolio	2.3%		CREFI	CREFI	NAP	NAP	Various	Various	Various	Various	Various	Leased Fee	Leased Fee
17.01	Property		1	Valley Center	1.3%	56.4%					3413 Tittabawassee Road	Saginaw	Saginaw	MI	48604	Leased Fee	Leased Fee
17.02	Property		1	Clocktower Place	0.5%	22.3%					11200 West Florissant Avenue	Florissant	St. Louis	MO	63033	Leased Fee	Leased Fee
17.03	Property		1	Great Pond	0.5%	21.3%					200 Great Pond Drive	Windsor	Hartford	CT	06095	Leased Fee	Leased Fee
18.00	Loan	6,7	2	Hampton Inn Orlando Florida Portfolio	2.3%		WFB	WFB	NAP	NAP	Various	Orlando	Orange	FL	Various	Hospitality	Limited Service
18.01	Property		1	Hampton Inn Orlando - Airport - FL	1.3%	55.8%					5767 TG Boulevard	Orlando	Orange	FL	32822	Hospitality	Limited Service
18.02	Property		1	Hampton Inn Orlando - Universal - FL	1.0%	44.2%					7110 South Kirkman Road	Orlando	Orange	FL	32819	Hospitality	Limited Service
19.00	Loan		1	Marnell Corporate Center V	2.0%	100.0%	WFB	WFB	NAP	NAP	6720 Via Austi Parkway	Las Vegas	Clark	NV	89119	Office	Suburban
20.00	Loan		1	Heritage Shops at Millennium Park	1.8%	100.0%	CREFI	CREFI	NAP	NAP	55 East Randolph Street	Chicago	Cook	IL	60601	Retail	Anchored
21.00	Loan		1	Hilton Garden Inn Blacksburg University	0.9%	100.0%	WFB	WFB	NAP	NAP	900 Plantation Road	Blacksburg	Montgomery	VA	24060	Hospitality	Select Service
22.00	Loan		1	Quality Inn Long Beach-Signal Hill - CA	0.6%	100.0%	WFB	WFB	NAP	NAP	3201 and 3225A-E East Pacific Coast Highway	Signal Hill	Los Angeles	CA	90755	Hospitality	Limited Service
23.00	Loan	6	1	Thomaston Shopping Center	0.4%	100.0%	CREFI	CREFI	NAP	NAP	1021 Highway 19 North & 855 North Church Street	Thomaston	Upson	GA	30286	Retail	Shadow Anchored
24.00	Loan		1	DRC Warehouse	0.3%	100.0%	CREFI	CREFI	NAP	NAP	3356 US Highway 42 East	Carrollton	Carroll	KY	41008	Industrial	Warehouse/Distribution

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(2)	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)
1.00	Loan	5,6,7,8,9	5	National Warehouse & Distribution Portfolio	Various	Various	3,951,338	SF	39.73	100,000,000	100,000,000	94,630,433	6.81000%	0.01588%	6.79412%	652,591.44	NAP	7,831,097.28	NAP	Amortizing Balloon	No
1.01	Property		1	1700 Schuster Road	1993; 1996	NAP	1,213,366	SF		39,936,306	39,936,306	37,791,899
1.02	Property		1	101 Michelin Drive	1993	NAP	1,170,972	SF		20,038,217	20,038,217	18,962,251
1.03	Property		1	1525 West 2960 South	2015	NAP	260,000	SF		16,000,000	16,000,000	15,140,869
1.04	Property		1	5685 Raiders Road, Building B	1994	2022	812,000	SF		13,375,796	13,375,796	12,657,574
1.05	Property		1	840 Complex Street Southwest	1970	2022	495,000	SF		10,649,682	10,649,682	10,077,840
2.00	Loan	5,6,7	42	Oak Street NLP Fund Portfolio	Various	Various	6,470,388	SF	52.55	97,500,000	97,500,000	97,500,000	6.13800%	0.02463%	6.11337%	NAP	505,639.06	NAP	6,067,668.72	Interest Only	No
2.01	Property		1	Big Lots - Tremont, PA	2000	NAP	1,294,548	SF		15,717,000	15,717,000	15,717,000
2.02	Property		1	Big Lots - Durant, OK	2003	NAP	1,296,562	SF		12,796,588	12,796,588	12,796,588
2.03	Property		1	Badcock - LaGrange, GA	2015	NAP	537,855	SF		5,588,471	5,588,471	5,588,471
2.04	Property		1	Badcock - Mebane, NC	2004	2019	369,420	SF		4,127,118	4,127,118	4,127,118
2.05	Property		1	Badcock - Mulberry, FL	1991	2002	371,240	SF		4,021,588	4,021,588	4,021,588
2.06	Property		1	NAICO - Chandler, OK	1920	2022	158,430	SF		3,822,000	3,822,000	3,822,000
2.07	Property		1	Save Mart Supermarkets - San Pablo, CA	1973	NAP	109,876	SF		3,227,824	3,227,824	3,227,824
2.08	Property		1	Nation Safe Driver - Boca Raton, FL	1981	2022	139,785	SF		3,122,294	3,122,294	3,122,294
2.09	Property		1	Save Mart Supermarkets - Fresno, CA (4)	1981	2007-2008	186,652	SF		2,950,235	2,950,235	2,950,235
2.10	Property		1	Save Mart Supermarkets - El Cerrito, CA	2001	NAP	66,778	SF		2,452,412	2,452,412	2,452,412
2.11	Property		1	Save Mart Supermarkets - Stockton, CA	1978	2001	119,916	SF		2,326,235	2,326,235	2,326,235
2.12	Property		1	Save Mart Supermarkets - Modesto, CA (4)	2001	NAP	54,605	SF		2,128,941	2,128,941	2,128,941
2.13	Property		1	Save Mart Supermarkets - Grass Valley, CA	1990	NAP	43,737	SF		2,067,000	2,067,000	2,067,000
2.14	Property		1	Save Mart Supermarkets - Fresno, CA (5)	1978	2015	148,270	SF		2,050,941	2,050,941	2,050,941
2.15	Property		1	Save Mart Supermarkets - Ceres, CA	1980	2004	116,789	SF		1,897,235	1,897,235	1,897,235
2.16	Property		1	Save Mart Supermarkets - Bakersfield, CA	1979	NAP	68,337	SF		1,855,941	1,855,941	1,855,941
2.17	Property		1	Big Y - Milford, CT	2019	NAP	55,000	SF		1,837,588	1,837,588	1,837,588
2.18	Property		1	Save Mart Supermarkets - Sparks, NV (2)	1999	2018	52,368	SF		1,654,059	1,654,059	1,654,059
2.19	Property		1	Save Mart Supermarkets - Tracy, CA	1997	NAP	61,660	SF		1,624,235	1,624,235	1,624,235
2.20	Property		1	Save Mart Supermarkets - Folsom, CA	1990	NAP	49,769	SF		1,587,529	1,587,529	1,587,529
2.21	Property		1	Save Mart Supermarkets - Tracy, CA (2)	1966	NAP	149,631	SF		1,555,412	1,555,412	1,555,412
2.22	Property		1	Save Mart Supermarkets - Napa, CA	1969	1989	51,845	SF		1,415,471	1,415,471	1,415,471
2.23	Property		1	Badcock - Mulberry, FL (4)	1964	1992	184,000	SF		1,307,647	1,307,647	1,307,647
2.24	Property		1	Save Mart Supermarkets - Chico, CA	1989	2001	42,294	SF		1,227,353	1,227,353	1,227,353
2.25	Property		1	Save Mart Supermarkets - Salinas, CA	1998	2012	62,565	SF		1,222,765	1,222,765	1,222,765
2.26	Property		1	Save Mart Supermarkets - Kingsburg, CA	1999	NAP	41,368	SF		1,206,706	1,206,706	1,206,706
2.27	Property		1	Save Mart Supermarkets - Clovis, CA (3)	2002	NAP	50,918	SF		1,197,529	1,197,529	1,197,529
2.28	Property		1	Save Mart Supermarkets - Clovis, CA (2)	1984	2002	52,576	SF		1,112,647	1,112,647	1,112,647
2.29	Property		1	Save Mart Supermarkets - Vacaville, CA (2)	1988	NAP	42,630	SF		1,098,882	1,098,882	1,098,882
2.30	Property		1	Save Mart Supermarkets - Elk Grove, CA	1994	NAP	45,642	SF		1,085,118	1,085,118	1,085,118
2.31	Property		1	Save Mart Supermarkets - Manteca, CA	1984	NAP	35,312	SF		1,004,824	1,004,824	1,004,824
2.32	Property		1	Save Mart Supermarkets - Fresno, CA (3)	1994	NAP	58,360	SF		952,059	952,059	952,059
2.33	Property		1	Save Mart Supermarkets - Lodi, CA	1996	NAP	50,342	SF		940,588	940,588	940,588
2.34	Property		1	Save Mart Supermarkets - Sparks, NV	1993	NAP	47,404	SF		890,118	890,118	890,118
2.35	Property		1	Save Mart Supermarkets - Carson City, NV	1995	NAP	52,079	SF		839,647	839,647	839,647
2.36	Property		1	Save Mart Supermarkets - Oakland, CA	1965	NAP	21,258	SF		777,706	777,706	777,706
2.37	Property		1	Save Mart Supermarkets - Coalinga, CA	2006	NAP	49,749	SF		752,471	752,471	752,471
2.38	Property		1	Save Mart Supermarkets - Marysville, CA	1973	NAP	30,080	SF		743,294	743,294	743,294
2.39	Property		1	Save Mart Supermarkets - Jackson, CA	1994	NAP	40,593	SF		683,647	683,647	683,647
2.40	Property		1	Badcock - Mulberry, FL (3)	1915	1986	42,750	SF		474,882	474,882	474,882
2.41	Property		1	Badcock - Mulberry, FL (2)	1912	1954	8,270	SF		98,647	98,647	98,647
2.42	Property		1	Badcock - Mulberry, FL (5)	1978	NAP	9,125	SF		57,353	57,353	57,353
3.00	Loan	5,6,7,10,11	7	Brandywine Strategic Office Portfolio	Various	Various	1,443,002	SF	169.78	81,249,999	81,249,999	81,249,999	5.87500%	0.01463%	5.86037%	NAP	403,311.27	NAP	4,839,735.24	Interest Only	No
3.01	Property		1	401-405 Colorado	2021	NAP	205,803	SF		20,789,388	20,789,388	20,789,388
3.02	Property		1	1900 Market	1981	2015	456,922	SF		20,462,729	20,462,729	20,462,729
3.03	Property		1	The Bulletin Building	1953	2018-2020	282,709	SF		16,392,270	16,392,270	16,392,270
3.04	Property		1	Four Points Centre 3	2019	NAP	164,818	SF		7,642,143	7,642,143	7,642,143
3.05	Property		1	500 North Gulph	1979	2019	100,820	SF		5,346,250	5,346,250	5,346,250
3.06	Property		1	Metroplex, PA	2007	NAP	120,877	SF		5,324,362	5,324,362	5,324,362
3.07	Property		1	933 First Avenue	2001	2018	111,053	SF		5,292,857	5,292,857	5,292,857
4.00	Loan	5,12,13,14	1	Green Acres	1956; 2016	1982; 2006; 2007	2,081,286	SF	177.77	70,000,000	70,000,000	70,000,000	5.89900%	0.01463%	5.88437%	NAP	348,887.62	NAP	4,186,651.44	Interest Only	No
5.00	Loan	5,6,7	3	Orlando Office Portfolio	Various	Various	1,029,761	SF	131.10	70,000,000	70,000,000	70,000,000	6.80900%	0.01588%	6.79312%	NAP	402,708.22	NAP	4,832,498.64	Interest Only	No
5.01	Property		1	390 North Orange	1987	2019	416,680	SF		24,037,321	24,037,321	24,037,321
5.02	Property		1	Citrus Center	1971	2019	259,243	SF		23,849,096	23,849,096	23,849,096
5.03	Property		1	One Orlando Centre	1987	NAP	353,838	SF		22,113,583	22,113,583	22,113,583
6.00	Loan	6,7	10	Seminole Trail Portfolio	Various	NAP	723,103	SF	89.89	65,000,000	65,000,000	65,000,000	6.69500%	0.01588%	6.67912%	NAP	367,682.58	NAP	4,412,190.96	Interest Only	No
6.01	Property		1	Technology Pointe I & II	1995/1998	NAP	112,230	SF		11,061,061	11,061,061	11,061,061
6.02	Property		1	Westerre III	2007	NAP	76,128	SF		7,098,007	7,098,007	7,098,007
6.03	Property		1	Rowe Plaza	1990	NAP	72,655	SF		7,015,197	7,015,197	7,015,197
6.04	Property		1	Liberty Plaza I	1998	NAP	80,397	SF		6,944,217	6,944,217	6,944,217
6.05	Property		1	Westerre IV	2009	NAP	78,120	SF		6,920,557	6,920,557	6,920,557
6.06	Property		1	Glen Forest	1985	NAP	80,323	SF		6,388,206	6,388,206	6,388,206
6.07	Property		1	Innsbrook Commons	1986	NAP	60,169	SF		5,382,655	5,382,655	5,382,655
6.08	Property		1	Westgate II	2002	NAP	60,266	SF		4,909,455	4,909,455	4,909,455
6.09	Property		1	Commonwealth	1984	NAP	44,089	SF		4,684,685	4,684,685	4,684,685
6.10	Property		1	Suez	1995	NAP	58,726	SF		4,595,960	4,595,960	4,595,960
7.00	Loan	6	1	Shoppes at River Crossing	2007	2015	552,795	SF	117.58	65,000,000	65,000,000	65,000,000	7.87500%	0.01588%	7.85912%	NAP	432,486.98	NAP	5,189,843.76	Interest Only	No
8.00	Loan	15,16	1	Queen Kapiolani Hotel	1968	2019	315	Rooms	191,428.57	60,300,000	60,300,000	60,300,000	6.71300%	0.01588%	6.69712%	NAP	342,013.36	NAP	4,104,160.32	Interest Only	No
9.00	Loan	6,7	17	ExchangeRight Net Leased Portfolio #62	Various	Various	427,964	SF	113.33	48,500,000	48,500,000	48,500,000	5.66000%	0.01588%	5.64412%	NAP	231,935.53	NAP	2,783,226.36	Interest Only	No
9.01	Property		1	FedEx Ground - Cumberland	2022	NAP	192,500	SF		21,000,000	21,000,000	21,000,000
9.02	Property		1	Pick 'n Save - Watertown	1980	2010	60,689	SF		6,580,000	6,580,000	6,580,000
9.03	Property		1	BioLife Plasma Services L.P. - Irving	2023	NAP	10,122	SF		4,100,000	4,100,000	4,100,000
9.04	Property		1	Food Lion - Elizabeth City	2007	NAP	35,032	SF		3,700,000	3,700,000	3,700,000
9.05	Property		1	Fresenius Medical Care - Fairhaven	2015	NAP	10,330	SF		2,210,000	2,210,000	2,210,000
9.06	Property		1	CVS Pharmacy - New Cumberland	2007	NAP	10,818	SF		1,900,000	1,900,000	1,900,000
9.07	Property		1	Family Dollar - Chicago	2019	NAP	8,316	SF		1,020,000	1,020,000	1,020,000
9.08	Property		1	Dollar General - Midland	2016	NAP	10,896	SF		930,000	930,000	930,000
9.09	Property		1	Dollar General - Sylacauga	2022	NAP	10,610	SF		920,000	920,000	920,000
9.10	Property		1	Dollar General - Baton Rouge	2022	NAP	10,716	SF		880,000	880,000	880,000
9.11	Property		1	Dollar General - Horizon City	2022	NAP	10,640	SF		850,000	850,000	850,000
9.12	Property		1	Dollar General - Ponchatoula	2022	NAP	10,722	SF		820,000	820,000	820,000
9.13	Property		1	Dollar General - Swartz Creek	2022	NAP	10,677	SF		790,000	790,000	790,000

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(2)	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)
9.14	Property		1	Dollar General - Gonzales	2020	NAP	9,198	SF		770,000	770,000	770,000
9.15	Property		1	Dollar General - Houston	2008	NAP	9,065	SF		730,000	730,000	730,000
9.16	Property		1	Family Dollar - Lafayette	2019	NAP	8,449	SF		680,000	680,000	680,000
9.17	Property		1	Dollar General - Eagle Pass	2014	NAP	9,184	SF		620,000	620,000	620,000
10.00	Loan	6,7	16	ExchangeRight Net Leased Portfolio #61	Various	Various	387,016	SF	121.11	46,872,000	46,872,000	46,872,000	5.89300%	0.01588%	5.87712%	NAP	233,377.53	NAP	2,800,530.36	Interest Only	No
10.01	Property		1	Giant Eagle - Columbus, OH	2008	NAP	86,608	SF		8,784,000	8,784,000	8,784,000
10.02	Property		1	Metro Market - Madison, WI	2002	NAP	51,370	SF		6,096,000	6,096,000	6,096,000
10.03	Property		1	Giant Food - Upper Marlboro, MD	1993	NAP	60,951	SF		5,568,000	5,568,000	5,568,000
10.04	Property		1	Unity Point Health - Moline, IL	2018	NAP	40,412	SF		4,944,000	4,944,000	4,944,000
10.05	Property		1	BioLife Plasma Services L.P. - Webster, TX	2022	NAP	14,545	SF		4,377,600	4,377,600	4,377,600
10.06	Property		1	CVS Pharmacy - San Jacinto, CA	2009	NAP	13,364	SF		3,528,000	3,528,000	3,528,000
10.07	Property		1	CVS Pharmacy - Glenville, NY	2006	NAP	12,980	SF		2,856,000	2,856,000	2,856,000
10.08	Property		1	Dollar General Market - Lompoc, CA	1997	2013	25,000	SF		2,337,600	2,337,600	2,337,600
10.09	Property		1	CVS Pharmacy - Miamisburg, OH	1999	NAP	9,908	SF		1,896,000	1,896,000	1,896,000
10.10	Property		1	Tractor Supply Company - Berea, KY	2011	NAP	19,097	SF		1,776,000	1,776,000	1,776,000
10.11	Property		1	Family Dollar - North Chicago, IL	2018	NAP	8,320	SF		936,000	936,000	936,000
10.12	Property		1	Family Dollar - Berwick, PA	2015	NAP	9,180	SF		912,000	912,000	912,000
10.13	Property		1	Family Dollar - Williamsport, PA	2015	NAP	9,180	SF		912,000	912,000	912,000
10.14	Property		1	Dollar Tree - San Antonio, TX	2022	NAP	9,993	SF		849,600	849,600	849,600
10.15	Property		1	AutoZone - Las Cruces, NM	2004	NAP	6,840	SF		556,800	556,800	556,800
10.16	Property		1	Dollar General - Salem, VA	1979	2007	9,268	SF		542,400	542,400	542,400
11.00	Loan	5	1	McKesson Phase 2	2022	NAP	197,671	SF	388.02	46,700,000	46,700,000	46,700,000	5.14000%	0.02588%	5.11412%	NAP	202,809.88	NAP	2,433,718.56	Interest Only	No
12.00	Loan	6,7	15	ExchangeRight Net Leased Portfolio #60	Various	Various	396,437	SF	99.01	39,250,000	39,250,000	39,250,000	5.71080%	0.01588%	5.69492%	NAP	189,385.07	NAP	2,272,620.84	Interest Only	No
12.01	Property		1	ShopRite/ShopRite Liquor - Vineland (Landis), NJ	2013	NAP	83,140	SF		11,310,243	11,310,243	11,310,243
12.02	Property		1	BioLife Plasma Services L.P. - Waco (Marketplace), TX	2022	NAP	14,545	SF		5,136,530	5,136,530	5,136,530
12.03	Property		1	ShopRite - Upper Deerfield (Pearl), NJ	1999	NAP	65,486	SF		4,805,618	4,805,618	4,805,618
12.04	Property		1	Giant Food Store - Coopersburg (Fairmount), PA	1973	NAP	86,707	SF		4,642,632	4,642,632	4,642,632
12.05	Property		1	Hobby Lobby - Gulfport (Hwy 49), MS	1985	2011	52,514	SF		2,770,763	2,770,763	2,770,763
12.06	Property		1	CVS Pharmacy - Mobile (Martin Luther King), AL	2000	NAP	10,195	SF		2,059,551	2,059,551	2,059,551
12.07	Property		1	Inspira - Vineland (Landis), NJ	2013	NAP	6,100	SF		1,116,207	1,116,207	1,116,207
12.08	Property		1	Family Dollar - Charlotte (Valleydale), NC	2014	NAP	8,320	SF		1,086,574	1,086,574	1,086,574
12.09	Property		1	Dollar Tree - Laredo (Hwy 359), TX	2022	NAP	10,000	SF		1,027,306	1,027,306	1,027,306
12.10	Property		1	Dollar General - Seneca (Bypass 123), SC	1994	2022	11,760	SF		972,977	972,977	972,977
12.11	Property		1	Family Dollar - Jacksonville (103rd), FL	2019	NAP	8,320	SF		972,977	972,977	972,977
12.12	Property		1	Dollar Tree - Rocky Mount (NC97), NC	2022	NAP	9,973	SF		958,160	958,160	958,160
12.13	Property		1	Dollar Tree - Wesleyville (Buffalo), PA	1997	NAP	11,325	SF		884,076	884,076	884,076
12.14	Property		1	Dollar General - Cleveland (Georgetown), TN	2014	NAP	9,026	SF		785,296	785,296	785,296
12.15	Property		1	Dollar General - Canton (Navarre), OH	2015	NAP	9,026	SF		721,090	721,090	721,090
13.00	Loan		1	Smithsonian Libraries Research Annex	1966	2005	333,724	SF	107.87	36,000,000	36,000,000	36,000,000	6.85200%	0.01588%	6.83612%	NAP	208,415.00	NAP	2,500,980.00	Interest Only	No
14.00	Loan	5,17	1	575 Broadway	1882	2015	176,648	SF	718.04	35,000,000	34,846,068	32,380,245	7.49000%	0.01463%	7.47537%	258,419.29	NAP	3,101,031.48	NAP	Amortizing Balloon	No
15.00	Loan	5	1	1201 Third Avenue	1988	NAP	1,129,710	SF	150.48	30,000,000	30,000,000	30,000,000	5.58500%	0.01588%	5.56912%	NAP	141,564.24	NAP	1,698,770.88	Interest Only	No
16.00	Loan	5	1	Essex Crossing	2016	NAP	60,365	SF	674.07	25,000,000	25,000,000	25,000,000	6.87000%	0.01588%	6.85412%	NAP	145,112.85	NAP	1,741,354.20	Interest Only	No
17.00	Loan	7,18,19,20	3	Shabsels Leased Fee Portfolio	NAP	NAP	761,872	SF	30.85	23,500,000	23,500,000	23,500,000	6.73000%	0.01588%	6.71412%	NAP	133,626.33	NAP	1,603,515.96	Interest Only	No
17.01	Property		1	Valley Center	NAP	NAP	408,886	SF		13,250,000	13,250,000	13,250,000
17.02	Property		1	Clocktower Place	NAP	NAP	210,155	SF		5,250,000	5,250,000	5,250,000
17.03	Property		1	Great Pond	NAP	NAP	142,831	SF		5,000,000	5,000,000	5,000,000
18.00	Loan	6,7	2	Hampton Inn Orlando Florida Portfolio	Various	Various	292	Rooms	79,794.52	23,300,000	23,300,000	23,300,000	6.73700%	0.01588%	6.72112%	NAP	132,626.89	NAP	1,591,522.68	Interest Only	No
18.01	Property		1	Hampton Inn Orlando - Airport - FL	1995	2016	123	Rooms		13,010,000	13,010,000	13,010,000
18.02	Property		1	Hampton Inn Orlando - Universal - FL	1991	2017	169	Rooms		10,290,000	10,290,000	10,290,000
19.00	Loan		1	Marnell Corporate Center V	2007	NAP	110,974	SF	189.23	21,000,000	21,000,000	20,239,438	5.87500%	0.01588%	5.85912%	124,222.93	104,240.45	1,490,675.16	1,250,885.40	Interest Only, Amortizing Balloon	No
20.00	Loan		1	Heritage Shops at Millennium Park	2005	NAP	98,547	SF	190.77	18,800,000	18,800,000	18,800,000	7.21000%	0.04338%	7.16662%	NAP	114,525.51	NAP	1,374,306.12	Interest Only	No
21.00	Loan		1	Hilton Garden Inn Blacksburg University	2009	2019	137	Rooms	65,504.58	9,000,000	8,974,127	8,569,301	7.35700%	0.01588%	7.34112%	62,050.39	NAP	744,604.68	NAP	Amortizing Balloon	No
22.00	Loan		1	Quality Inn Long Beach-Signal Hill - CA	1986	2020	74	Rooms	87,781.41	6,500,000	6,495,824	6,160,869	6.91000%	0.01588%	6.89412%	42,852.49	NAP	514,229.88	NAP	Amortizing Balloon	No
23.00	Loan	6	1	Thomaston Shopping Center	1991; 1996	NAP	186,736	SF	24.10	4,500,000	4,500,000	4,500,000	7.21000%	0.01588%	7.19412%	NAP	27,413.02	NAP	328,956.24	Interest Only	No
24.00	Loan		1	DRC Warehouse	1992	NAP	75,469	SF	41.78	3,153,000	3,153,000	3,153,000	5.83000%	0.01588%	5.81412%	NAP	15,531.08	NAP	186,372.96	Interest Only	No

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision
1.00	Loan	5,6,7,8,9	5	National Warehouse & Distribution Portfolio	Actual/360	0	0	60	60	360	360	3/10/2023	0	6	5/6/2023	5/6/2023	4/6/2028	NAP	0	0	L(24),D(29),O(7)
1.01	Property		1	1700 Schuster Road
1.02	Property		1	101 Michelin Drive
1.03	Property		1	1525 West 2960 South
1.04	Property		1	5685 Raiders Road, Building B
1.05	Property		1	840 Complex Street Southwest
2.00	Loan	5,6,7	42	Oak Street NLP Fund Portfolio	Actual/360	60	59	60	59	0	0	2/23/2023	1	11	4/11/2023	NAP	3/11/2028	NAP	0	0	L(25),D(28),O(7)
2.01	Property		1	Big Lots - Tremont, PA
2.02	Property		1	Big Lots - Durant, OK
2.03	Property		1	Badcock - LaGrange, GA
2.04	Property		1	Badcock - Mebane, NC
2.05	Property		1	Badcock - Mulberry, FL
2.06	Property		1	NAICO - Chandler, OK
2.07	Property		1	Save Mart Supermarkets - San Pablo, CA
2.08	Property		1	Nation Safe Driver - Boca Raton, FL
2.09	Property		1	Save Mart Supermarkets - Fresno, CA (4)
2.10	Property		1	Save Mart Supermarkets - El Cerrito, CA
2.11	Property		1	Save Mart Supermarkets - Stockton, CA
2.12	Property		1	Save Mart Supermarkets - Modesto, CA (4)
2.13	Property		1	Save Mart Supermarkets - Grass Valley, CA
2.14	Property		1	Save Mart Supermarkets - Fresno, CA (5)
2.15	Property		1	Save Mart Supermarkets - Ceres, CA
2.16	Property		1	Save Mart Supermarkets - Bakersfield, CA
2.17	Property		1	Big Y - Milford, CT
2.18	Property		1	Save Mart Supermarkets - Sparks, NV (2)
2.19	Property		1	Save Mart Supermarkets - Tracy, CA
2.20	Property		1	Save Mart Supermarkets - Folsom, CA
2.21	Property		1	Save Mart Supermarkets - Tracy, CA (2)
2.22	Property		1	Save Mart Supermarkets - Napa, CA
2.23	Property		1	Badcock - Mulberry, FL (4)
2.24	Property		1	Save Mart Supermarkets - Chico, CA
2.25	Property		1	Save Mart Supermarkets - Salinas, CA
2.26	Property		1	Save Mart Supermarkets - Kingsburg, CA
2.27	Property		1	Save Mart Supermarkets - Clovis, CA (3)
2.28	Property		1	Save Mart Supermarkets - Clovis, CA (2)
2.29	Property		1	Save Mart Supermarkets - Vacaville, CA (2)
2.30	Property		1	Save Mart Supermarkets - Elk Grove, CA
2.31	Property		1	Save Mart Supermarkets - Manteca, CA
2.32	Property		1	Save Mart Supermarkets - Fresno, CA (3)
2.33	Property		1	Save Mart Supermarkets - Lodi, CA
2.34	Property		1	Save Mart Supermarkets - Sparks, NV
2.35	Property		1	Save Mart Supermarkets - Carson City, NV
2.36	Property		1	Save Mart Supermarkets - Oakland, CA
2.37	Property		1	Save Mart Supermarkets - Coalinga, CA
2.38	Property		1	Save Mart Supermarkets - Marysville, CA
2.39	Property		1	Save Mart Supermarkets - Jackson, CA
2.40	Property		1	Badcock - Mulberry, FL (3)
2.41	Property		1	Badcock - Mulberry, FL (2)
2.42	Property		1	Badcock - Mulberry, FL (5)
3.00	Loan	5,6,7,10,11	7	Brandywine Strategic Office Portfolio	Actual/360	60	58	60	58	0	0	1/19/2023	2	6	3/6/2023	NAP	2/6/2028	NAP	0	0	L(25),YM1(28),O(7)
3.01	Property		1	401-405 Colorado
3.02	Property		1	1900 Market
3.03	Property		1	The Bulletin Building
3.04	Property		1	Four Points Centre 3
3.05	Property		1	500 North Gulph
3.06	Property		1	Metroplex, PA
3.07	Property		1	933 First Avenue
4.00	Loan	5,12,13,14	1	Green Acres	Actual/360	60	57	60	57	0	0	1/3/2023	3	6	2/6/2023	NAP	1/6/2028	NAP	5	0	L(27),YM1(28),O(5)
5.00	Loan	5,6,7	3	Orlando Office Portfolio	Actual/360	60	57	60	57	0	0	12/30/2022	3	11	2/11/2023	NAP	1/11/2028	NAP	0	0	L(27),D(26),O(7)
5.01	Property		1	390 North Orange
5.02	Property		1	Citrus Center
5.03	Property		1	One Orlando Centre
6.00	Loan	6,7	10	Seminole Trail Portfolio	Actual/360	60	57	60	57	0	0	12/19/2022	3	1	2/1/2023	NAP	1/1/2028	NAP	0	5	L(27),D(28),O(5)
6.01	Property		1	Technology Pointe I & II
6.02	Property		1	Westerre III
6.03	Property		1	Rowe Plaza
6.04	Property		1	Liberty Plaza I
6.05	Property		1	Westerre IV
6.06	Property		1	Glen Forest
6.07	Property		1	Innsbrook Commons
6.08	Property		1	Westgate II
6.09	Property		1	Commonwealth
6.10	Property		1	Suez
7.00	Loan	6	1	Shoppes at River Crossing	Actual/360	60	60	60	60	0	0	3/6/2023	0	1	5/1/2023	NAP	4/1/2028	NAP	0	0	L(24),D(32),O(4)
8.00	Loan	15,16	1	Queen Kapiolani Hotel	Actual/360	60	59	60	59	0	0	3/8/2023	1	11	4/11/2023	NAP	3/11/2028	NAP	0	0	L(25),YM1(31),O(4)
9.00	Loan	6,7	17	ExchangeRight Net Leased Portfolio #62	Actual/360	60	60	60	60	0	0	3/14/2023	0	1	5/1/2023	NAP	4/1/2028	NAP	5	5	L(24),D(29),O(7)
9.01	Property		1	FedEx Ground - Cumberland
9.02	Property		1	Pick 'n Save - Watertown
9.03	Property		1	BioLife Plasma Services L.P. - Irving
9.04	Property		1	Food Lion - Elizabeth City
9.05	Property		1	Fresenius Medical Care - Fairhaven
9.06	Property		1	CVS Pharmacy - New Cumberland
9.07	Property		1	Family Dollar - Chicago
9.08	Property		1	Dollar General - Midland
9.09	Property		1	Dollar General - Sylacauga
9.10	Property		1	Dollar General - Baton Rouge
9.11	Property		1	Dollar General - Horizon City
9.12	Property		1	Dollar General - Ponchatoula
9.13	Property		1	Dollar General - Swartz Creek

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision
9.14	Property		1	Dollar General - Gonzales
9.15	Property		1	Dollar General - Houston
9.16	Property		1	Family Dollar - Lafayette
9.17	Property		1	Dollar General - Eagle Pass
10.00	Loan	6,7	16	ExchangeRight Net Leased Portfolio #61	Actual/360	60	58	60	58	0	0	1/20/2023	2	1	3/1/2023	NAP	2/1/2028	NAP	5	5	L(26),D(27),O(7)
10.01	Property		1	Giant Eagle - Columbus, OH
10.02	Property		1	Metro Market - Madison, WI
10.03	Property		1	Giant Food - Upper Marlboro, MD
10.04	Property		1	Unity Point Health - Moline, IL
10.05	Property		1	BioLife Plasma Services L.P. - Webster, TX
10.06	Property		1	CVS Pharmacy - San Jacinto, CA
10.07	Property		1	CVS Pharmacy - Glenville, NY
10.08	Property		1	Dollar General Market - Lompoc, CA
10.09	Property		1	CVS Pharmacy - Miamisburg, OH
10.10	Property		1	Tractor Supply Company - Berea, KY
10.11	Property		1	Family Dollar - North Chicago, IL
10.12	Property		1	Family Dollar - Berwick, PA
10.13	Property		1	Family Dollar - Williamsport, PA
10.14	Property		1	Dollar Tree - San Antonio, TX
10.15	Property		1	AutoZone - Las Cruces, NM
10.16	Property		1	Dollar General - Salem, VA
11.00	Loan	5	1	McKesson Phase 2	Actual/360	60	55	60	55	0	0	10/27/2022	5	5	12/5/2022	NAP	11/5/2027	NAP	3	3	L(29),D(21),O(10)
12.00	Loan	6,7	15	ExchangeRight Net Leased Portfolio #60	Actual/360	60	57	60	57	0	0	12/7/2022	3	1	2/1/2023	NAP	1/1/2028	NAP	0	0	L(27),D(26),O(7)
12.01	Property		1	ShopRite/ShopRite Liquor - Vineland (Landis), NJ
12.02	Property		1	BioLife Plasma Services L.P. - Waco (Marketplace), TX
12.03	Property		1	ShopRite - Upper Deerfield (Pearl), NJ
12.04	Property		1	Giant Food Store - Coopersburg (Fairmount), PA
12.05	Property		1	Hobby Lobby - Gulfport (Hwy 49), MS
12.06	Property		1	CVS Pharmacy - Mobile (Martin Luther King), AL
12.07	Property		1	Inspira - Vineland (Landis), NJ
12.08	Property		1	Family Dollar - Charlotte (Valleydale), NC
12.09	Property		1	Dollar Tree - Laredo (Hwy 359), TX
12.10	Property		1	Dollar General - Seneca (Bypass 123), SC
12.11	Property		1	Family Dollar - Jacksonville (103rd), FL
12.12	Property		1	Dollar Tree - Rocky Mount (NC97), NC
12.13	Property		1	Dollar Tree - Wesleyville (Buffalo), PA
12.14	Property		1	Dollar General - Cleveland (Georgetown), TN
12.15	Property		1	Dollar General - Canton (Navarre), OH
13.00	Loan		1	Smithsonian Libraries Research Annex	Actual/360	60	59	60	59	0	0	3/1/2023	1	11	4/11/2023	NAP	3/11/2028	NAP	0	0	L(25),D(31),O(4)
14.00	Loan	5,17	1	575 Broadway	Actual/360	0	0	60	56	300	296	11/29/2022	4	6	1/6/2023	1/6/2023	12/6/2027	NAP	0	0	L(28),D(26),O(6)
15.00	Loan	5	1	1201 Third Avenue	Actual/360	60	59	60	59	0	0	2/10/2023	1	9	4/9/2023	NAP	3/9/2028	NAP	0	0	L(24),YM1(1),DorYM1(28),O(7)
16.00	Loan	5	1	Essex Crossing	Actual/360	60	57	60	57	0	0	12/23/2022	3	1	2/1/2023	NAP	1/1/2028	NAP	0	5	L(27),D(26),O(7)
17.00	Loan	7,18,19,20	3	Shabsels Leased Fee Portfolio	Actual/360	60	59	60	59	0	0	3/6/2023	1	6	4/6/2023	NAP	3/6/2028	NAP	0	0	L(25),D(31),O(4)
17.01	Property		1	Valley Center
17.02	Property		1	Clocktower Place
17.03	Property		1	Great Pond
18.00	Loan	6,7	2	Hampton Inn Orlando Florida Portfolio	Actual/360	60	57	60	57	0	0	12/16/2022	3	11	2/11/2023	NAP	1/11/2028	NAP	0	0	L(27),D(26),O(7)
18.01	Property		1	Hampton Inn Orlando - Airport - FL
18.02	Property		1	Hampton Inn Orlando - Universal - FL
19.00	Loan		1	Marnell Corporate Center V	Actual/360	24	20	60	56	360	360	11/16/2022	4	11	1/11/2023	1/11/2025	12/11/2027	NAP	0	0	L(28),D(28),O(4)
20.00	Loan		1	Heritage Shops at Millennium Park	Actual/360	60	60	60	60	0	0	3/8/2023	0	6	5/6/2023	NAP	4/6/2028	NAP	0	0	L(24),D(29),O(7)
21.00	Loan		1	Hilton Garden Inn Blacksburg University	Actual/360	0	0	60	56	360	356	12/8/2022	4	11	1/11/2023	1/11/2023	12/11/2027	NAP	0	0	L(28),D(28),O(4)
22.00	Loan		1	Quality Inn Long Beach-Signal Hill - CA	Actual/360	0	0	60	59	360	359	2/28/2023	1	11	4/11/2023	4/11/2023	3/11/2028	NAP	0	0	L(25),D(31),O(4)
23.00	Loan	6	1	Thomaston Shopping Center	Actual/360	60	60	60	60	0	0	3/9/2023	0	6	5/6/2023	NAP	4/6/2028	NAP	0	0	L(24),YM1(33),O(3)
24.00	Loan		1	DRC Warehouse	Actual/360	60	60	60	60	0	0	3/10/2023	0	6	5/6/2023	NAP	4/6/2028	NAP	0	0	L(24),D(30),O(6)

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)
1.00	Loan	5,6,7,8,9	5	National Warehouse & Distribution Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	24,103,590
1.01	Property		1	1700 Schuster Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	8,214,920
1.02	Property		1	101 Michelin Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	5,566,712
1.03	Property		1	1525 West 2960 South	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	3,760,728
1.04	Property		1	5685 Raiders Road, Building B	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	3,945,576
1.05	Property		1	840 Complex Street Southwest	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	2,615,654
2.00	Loan	5,6,7	42	Oak Street NLP Fund Portfolio	55,257,111	0	55,257,111	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	82,796,630
2.01	Property		1	Big Lots - Tremont, PA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	13,354,110
2.02	Property		1	Big Lots - Durant, OK	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	11,202,938
2.03	Property		1	Badcock - LaGrange, GA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	4,942,062
2.04	Property		1	Badcock - Mebane, NC	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	3,426,881
2.05	Property		1	Badcock - Mulberry, FL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	4,248,542
2.06	Property		1	NAICO - Chandler, OK	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	2,831,547
2.07	Property		1	Save Mart Supermarkets - San Pablo, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	3,025,433
2.08	Property		1	Nation Safe Driver - Boca Raton, FL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	3,031,951
2.09	Property		1	Save Mart Supermarkets - Fresno, CA (4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	2,524,788
2.10	Property		1	Save Mart Supermarkets - El Cerrito, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,934,376
2.11	Property		1	Save Mart Supermarkets - Stockton, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,997,882
2.12	Property		1	Save Mart Supermarkets - Modesto, CA (4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,517,037
2.13	Property		1	Save Mart Supermarkets - Grass Valley, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,313,765
2.14	Property		1	Save Mart Supermarkets - Fresno, CA (5)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,716,609
2.15	Property		1	Save Mart Supermarkets - Ceres, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,501,265
2.16	Property		1	Save Mart Supermarkets - Bakersfield, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,344,897
2.17	Property		1	Big Y - Milford, CT	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,304,431
2.18	Property		1	Save Mart Supermarkets - Sparks, NV (2)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,123,695
2.19	Property		1	Save Mart Supermarkets - Tracy, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,206,267
2.20	Property		1	Save Mart Supermarkets - Folsom, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,104,967
2.21	Property		1	Save Mart Supermarkets - Tracy, CA (2)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	2,866,242
2.22	Property		1	Save Mart Supermarkets - Napa, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,268,097
2.23	Property		1	Badcock - Mulberry, FL (4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,410,198
2.24	Property		1	Save Mart Supermarkets - Chico, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	882,806
2.25	Property		1	Save Mart Supermarkets - Salinas, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	956,143
2.26	Property		1	Save Mart Supermarkets - Kingsburg, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	844,348
2.27	Property		1	Save Mart Supermarkets - Clovis, CA (3)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	864,984
2.28	Property		1	Save Mart Supermarkets - Clovis, CA (2)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	850,673
2.29	Property		1	Save Mart Supermarkets - Vacaville, CA (2)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	804,917
2.30	Property		1	Save Mart Supermarkets - Elk Grove, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	792,595
2.31	Property		1	Save Mart Supermarkets - Manteca, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	790,530
2.32	Property		1	Save Mart Supermarkets - Fresno, CA (3)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	764,642
2.33	Property		1	Save Mart Supermarkets - Lodi, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	715,202
2.34	Property		1	Save Mart Supermarkets - Sparks, NV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	644,714
2.35	Property		1	Save Mart Supermarkets - Carson City, NV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	623,852
2.36	Property		1	Save Mart Supermarkets - Oakland, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	663,770
2.37	Property		1	Save Mart Supermarkets - Coalinga, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	650,625
2.38	Property		1	Save Mart Supermarkets - Marysville, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	542,926
2.39	Property		1	Save Mart Supermarkets - Jackson, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	546,261
2.40	Property		1	Badcock - Mulberry, FL (3)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	497,601
2.41	Property		1	Badcock - Mulberry, FL (2)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	103,069
2.42	Property		1	Badcock - Mulberry, FL (5)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	58,987
3.00	Loan	5,6,7,10,11	7	Brandywine Strategic Office Portfolio	49,769,720	20,248,022	29,521,698	11/30/2022	T-12	43,807,043	16,229,423	27,577,620	12/31/2021	T-12	37,846,335	14,397,273	23,449,062	12/31/2020	T-12	98.2%	67,944,892
3.01	Property		1	401-405 Colorado	3,738,970	4,440,497	(701,527)	11/30/2022	T-12	334,988	1,044,046	(709,058)	12/31/2021	T-12	0	10,841	(10,841)	12/31/2020	T-12	97.1%	16,629,112
3.02	Property		1	1900 Market	16,201,107	5,715,454	10,485,653	11/30/2022	T-12	16,060,971	5,847,186	10,213,785	12/31/2021	T-12	14,737,420	5,692,038	9,045,382	12/31/2020	T-12	100.0%	17,764,762
3.03	Property		1	The Bulletin Building	11,128,461	4,692,277	6,436,184	11/30/2022	T-12	9,842,342	3,944,036	5,898,306	12/31/2021	T-12	7,868,770	3,455,632	4,413,138	12/31/2020	T-12	97.0%	13,875,082
3.04	Property		1	Four Points Centre 3	6,874,281	2,427,666	4,446,615	11/30/2022	T-12	6,908,123	2,447,144	4,460,979	12/31/2021	T-12	6,282,086	2,482,361	3,799,725	12/31/2020	T-12	100.0%	7,138,490
3.05	Property		1	500 North Gulph	3,727,029	672,649	3,054,380	11/30/2022	T-12	3,656,774	664,903	2,991,871	12/31/2021	T-12	3,564,005	635,340	2,928,665	12/31/2020	T-12	100.0%	4,006,303
3.06	Property		1	Metroplex, PA	4,147,046	1,396,958	2,750,088	11/30/2022	T-12	3,089,488	1,406,185	1,683,303	12/31/2021	T-12	1,676,397	1,321,752	354,645	12/31/2020	T-12	92.8%	4,423,155
3.07	Property		1	933 First Avenue	3,952,826	902,521	3,050,305	11/30/2022	T-12	3,914,357	875,923	3,038,434	12/31/2021	T-12	3,717,657	799,309	2,918,348	12/31/2020	T-12	100.0%	4,107,987
4.00	Loan	5,12,13,14	1	Green Acres	76,986,549	31,812,161	45,174,388	9/30/2022	T-12	76,903,875	30,285,085	46,618,790	12/31/2021	T-12	69,008,722	28,007,136	41,001,586	12/31/2020	T-12	96.2%	83,514,884
5.00	Loan	5,6,7	3	Orlando Office Portfolio	28,606,384	13,903,636	14,702,747	9/30/2022	T-12	27,934,149	13,293,169	14,640,980	12/31/2021	T-12	25,345,477	12,880,023	12,465,454	12/31/2020	T-12	76.3%	28,243,280
5.01	Property		1	390 North Orange	11,155,957	5,812,534	5,343,422	9/30/2022	T-12	10,929,794	5,488,928	5,440,866	12/31/2021	T-12	9,472,859	5,344,710	4,128,150	12/31/2020	T-12	72.0%	10,752,020
5.02	Property		1	Citrus Center	7,978,007	3,865,467	4,112,540	9/30/2022	T-12	7,585,054	3,689,889	3,895,165	12/31/2021	T-12	7,839,075	3,641,307	4,197,768	12/31/2020	T-12	81.6%	8,716,526
5.03	Property		1	One Orlando Centre	9,472,420	4,225,635	5,246,785	9/30/2022	T-12	9,419,301	4,114,352	5,304,949	12/31/2021	T-12	8,033,542	3,894,006	4,139,536	12/31/2020	T-12	77.6%	8,774,733
6.00	Loan	6,7	10	Seminole Trail Portfolio	12,378,566	4,631,712	7,746,854	8/31/2022	T-12	12,554,875	4,567,244	7,987,631	12/31/2021	T-12	12,822,776	4,598,456	8,224,320	12/31/2020	T-12	71.9%	11,688,928
6.01	Property		1	Technology Pointe I & II	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	1,641,597
6.02	Property		1	Westerre III	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	82.1%	1,611,763
6.03	Property		1	Rowe Plaza	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	50.8%	900,197
6.04	Property		1	Liberty Plaza I	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	37.0%	725,894
6.05	Property		1	Westerre IV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	93.9%	1,497,057
6.06	Property		1	Glen Forest	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	75.2%	1,450,156
6.07	Property		1	Innsbrook Commons	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	74.6%	1,126,061
6.08	Property		1	Westgate II	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	83.0%	1,247,422
6.09	Property		1	Commonwealth	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	85.7%	754,507
6.10	Property		1	Suez	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	49.9%	734,276
7.00	Loan	6	1	Shoppes at River Crossing	11,052,339	3,195,413	7,856,926	12/31/2022	T-12	10,417,513	3,090,571	7,326,942	12/31/2021	T-12	10,620,975	2,982,226	7,638,750	12/31/2020	T-12	94.3%	11,777,537
8.00	Loan	15,16	1	Queen Kapiolani Hotel	26,509,218	16,702,308	9,806,910	12/31/2022	T-12	18,623,982	14,202,030	4,421,952	12/31/2021	T-12	6,007,904	8,636,578	(2,628,674)	12/31/2020	T-12	89.6%	26,626,999
9.00	Loan	6,7	17	ExchangeRight Net Leased Portfolio #62	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	5,715,367
9.01	Property		1	FedEx Ground - Cumberland	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	2,419,088
9.02	Property		1	Pick 'n Save - Watertown	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	778,337
9.03	Property		1	BioLife Plasma Services L.P. - Irving	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	529,963
9.04	Property		1	Food Lion - Elizabeth City	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	429,400
9.05	Property		1	Fresenius Medical Care - Fairhaven	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	259,622
9.06	Property		1	CVS Pharmacy - New Cumberland	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	227,392
9.07	Property		1	Family Dollar - Chicago	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	121,243
9.08	Property		1	Dollar General - Midland	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	110,227
9.09	Property		1	Dollar General - Sylacauga	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	109,045
9.10	Property		1	Dollar General - Baton Rouge	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	105,066
9.11	Property		1	Dollar General - Horizon City	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	100,707
9.12	Property		1	Dollar General - Ponchatoula	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	97,195
9.13	Property		1	Dollar General - Swartz Creek	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	94,673

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)
9.14	Property		1	Dollar General - Gonzales	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	91,267
9.15	Property		1	Dollar General - Houston	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	87,313
9.16	Property		1	Family Dollar - Lafayette	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	80,940
9.17	Property		1	Dollar General - Eagle Pass	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	73,889
10.00	Loan	6,7	16	ExchangeRight Net Leased Portfolio #61	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.9%	5,822,418
10.01	Property		1	Giant Eagle - Columbus, OH	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.02	Property		1	Metro Market - Madison, WI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.03	Property		1	Giant Food - Upper Marlboro, MD	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.04	Property		1	Unity Point Health - Moline, IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.05	Property		1	BioLife Plasma Services L.P. - Webster, TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.06	Property		1	CVS Pharmacy - San Jacinto, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.07	Property		1	CVS Pharmacy - Glenville, NY	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.08	Property		1	Dollar General Market - Lompoc, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.09	Property		1	CVS Pharmacy - Miamisburg, OH	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.10	Property		1	Tractor Supply Company - Berea, KY	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.11	Property		1	Family Dollar - North Chicago, IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.12	Property		1	Family Dollar - Berwick, PA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.13	Property		1	Family Dollar - Williamsport, PA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.14	Property		1	Dollar Tree - San Antonio, TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.15	Property		1	AutoZone - Las Cruces, NM	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.16	Property		1	Dollar General - Salem, VA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.00	Loan	5	1	McKesson Phase 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.9%	8,073,883
12.00	Loan	6,7	15	ExchangeRight Net Leased Portfolio #60	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	4,692,285
12.01	Property		1	ShopRite/ShopRite Liquor - Vineland (Landis), NJ	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.02	Property		1	BioLife Plasma Services L.P. - Waco (Marketplace), TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.03	Property		1	ShopRite - Upper Deerfield (Pearl), NJ	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.04	Property		1	Giant Food Store - Coopersburg (Fairmount), PA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.05	Property		1	Hobby Lobby - Gulfport (Hwy 49), MS	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.06	Property		1	CVS Pharmacy - Mobile (Martin Luther King), AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.07	Property		1	Inspira - Vineland (Landis), NJ	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.08	Property		1	Family Dollar - Charlotte (Valleydale), NC	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.09	Property		1	Dollar Tree - Laredo (Hwy 359), TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.10	Property		1	Dollar General - Seneca (Bypass 123), SC	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.11	Property		1	Family Dollar - Jacksonville (103rd), FL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.12	Property		1	Dollar Tree - Rocky Mount (NC97), NC	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.13	Property		1	Dollar Tree - Wesleyville (Buffalo), PA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.14	Property		1	Dollar General - Cleveland (Georgetown), TN	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.15	Property		1	Dollar General - Canton (Navarre), OH	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
13.00	Loan		1	Smithsonian Libraries Research Annex	12,124,479	3,392,682	8,731,797	12/31/2022	T-12	11,880,160	2,953,466	8,926,694	12/31/2021	T-12	11,430,511	3,134,830	8,295,681	12/31/2020	T-12	95.0%	7,491,970
14.00	Loan	5,17	1	575 Broadway	34,792,051	11,050,658	23,741,393	6/30/2022	T-12	32,527,216	10,808,852	21,718,364	12/31/2021	T-12	29,676,032	10,308,321	19,367,711	12/31/2020	T-12	93.4%	27,803,795
15.00	Loan	5	1	1201 Third Avenue	51,796,212	20,401,758	31,394,453	12/31/2022	T-12	52,866,426	19,817,047	33,049,379	12/31/2021	T-12	55,173,622	18,678,980	36,494,642	12/31/2020	T-12	100.0%	51,349,507
16.00	Loan	5	1	Essex Crossing	4,514,207	1,215,150	3,299,057	8/31/2022	T-12	4,455,086	1,231,423	3,223,663	12/31/2021	T-12	4,214,299	1,213,334	3,000,965	12/31/2020	T-12	96.8%	5,010,828
17.00	Loan	7,18,19,20	3	Shabsels Leased Fee Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	1,790,000
17.01	Property		1	Valley Center	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	990,000
17.02	Property		1	Clocktower Place	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	360,000
17.03	Property		1	Great Pond	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	440,000
18.00	Loan	6,7	2	Hampton Inn Orlando Florida Portfolio	11,815,440	7,748,487	4,066,953	1/31/2023	T-12	8,115,807	5,350,931	2,764,874	12/31/2021	T-12	4,414,715	3,688,253	726,462	12/31/2020	T-12	85.3%	11,815,440
18.01	Property		1	Hampton Inn Orlando - Airport - FL	6,209,108	3,833,230	2,375,878	1/31/2023	T-12	3,766,656	2,451,175	1,315,480	12/31/2021	T-12	2,153,376	1,742,489	410,887	12/31/2020	T-12	93.2%	6,209,108
18.02	Property		1	Hampton Inn Orlando - Universal - FL	5,606,332	3,915,257	1,691,075	1/31/2023	T-12	4,349,151	2,899,756	1,449,394	12/31/2021	T-12	2,261,339	1,945,764	315,575	12/31/2020	T-12	78.1%	5,606,332
19.00	Loan		1	Marnell Corporate Center V	2,844,489	932,737	1,911,752	12/31/2022	T-12	2,547,561	788,070	1,759,491	12/31/2021	T-12	2,140,127	800,024	1,340,104	12/31/2020	T-12	83.4%	3,064,092
20.00	Loan		1	Heritage Shops at Millennium Park	4,524,693	1,931,196	2,593,497	12/31/2022	T-12	4,222,797	2,402,397	1,820,400	12/31/2021	T-12	4,394,361	2,247,256	2,147,105	12/31/2020	T-12	80.1%	3,854,519
21.00	Loan		1	Hilton Garden Inn Blacksburg University	4,859,412	3,365,090	1,494,322	12/31/2022	T-12	3,577,007	2,599,606	977,401	12/31/2021	T-12	2,158,450	1,984,078	174,372	12/31/2020	T-12	64.1%	4,859,418
22.00	Loan		1	Quality Inn Long Beach-Signal Hill - CA	2,776,305	1,746,306	1,029,999	1/31/2023	T-12	2,386,020	1,562,151	823,869	12/31/2021	T-12	1,890,349	1,285,824	604,524	12/31/2020	T-12	74.6%	2,810,771
23.00	Loan	6	1	Thomaston Shopping Center	958,595	152,828	805,767	12/31/2021	T-12	968,921	244,129	724,791	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	74.7%	1,006,723
24.00	Loan		1	DRC Warehouse	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	555,757

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)(3)	Occupancy Date	Single Tenant (Y/N)
1.00	Loan	5,6,7,8,9	5	National Warehouse & Distribution Portfolio	3,755,768	20,347,822	395,134	987,835	18,964,854	1.65	1.54	13.0%	12.1%	276,700,000	As Is	Various	56.7%	53.7%	100.0%	4/1/2023
1.01	Property		1	1700 Schuster Road	1,247,682	6,967,238	121,337	303,342	6,542,560					100,200,000	As Is	1/31/2023			100.0%	4/1/2023	Yes
1.02	Property		1	101 Michelin Drive	941,614	4,625,098	117,097	292,743	4,215,257					61,300,000	As Is	1/23/2023			100.0%	4/1/2023	Yes
1.03	Property		1	1525 West 2960 South	394,661	3,366,067	26,000	65,000	3,275,067					45,300,000	As Is	1/30/2023			100.0%	4/1/2023	Yes
1.04	Property		1	5685 Raiders Road, Building B	742,838	3,202,738	81,200	203,000	2,918,538					37,700,000	As Is	1/27/2023			100.0%	4/1/2023	Yes
1.05	Property		1	840 Complex Street Southwest	428,973	2,186,682	49,500	123,750	2,013,432					32,200,000	As Is	1/23/2023			100.0%	4/1/2023	Yes
2.00	Loan	5,6,7	42	Oak Street NLP Fund Portfolio	21,989,943	60,806,687	1,413,262	2,134,710	57,258,714	2.87	2.71	17.9%	16.8%	1,051,080,000	As Is	Various	32.3%	32.3%	100.0%	4/1/2023
2.01	Property		1	Big Lots - Tremont, PA	4,834,166	8,519,944	127,411	304,901	8,087,632					169,430,000	As Is	12/28/2022			100.0%	4/1/2023	Yes
2.02	Property		1	Big Lots - Durant, OK	2,487,690	8,715,248	187,470	305,373	8,222,405					138,000,000	As Is	12/27/2022			100.0%	4/1/2023	Yes
2.03	Property		1	Badcock - LaGrange, GA	1,217,397	3,724,665	939	131,532	3,592,195					60,250,000	As Is	1/3/2023			100.0%	4/1/2023	Yes
2.04	Property		1	Badcock - Mebane, NC	692,296	2,734,585	96,520	92,355	2,545,710					44,500,000	As Is	12/22/2022			100.0%	4/1/2023	Yes
2.05	Property		1	Badcock - Mulberry, FL	1,346,535	2,902,007	9,357	99,771	2,792,879					43,360,000	As Is	12/27/2022			100.0%	4/1/2023	Yes
2.06	Property		1	NAICO - Chandler, OK	349,923	2,481,624	25,377	83,863	2,372,385					41,200,000	As Is	12/21/2022			100.0%	4/1/2023	Yes
2.07	Property		1	Save Mart Supermarkets - San Pablo, CA	997,395	2,028,038	47,693	72,336	1,908,009					34,800,000	As Is	12/28/2022			100.0%	4/1/2023	Yes
2.08	Property		1	Nation Safe Driver - Boca Raton, FL	847,136	2,184,815	72,143	76,384	2,036,287					33,660,000	As Is	12/21/2022			100.0%	4/1/2023	Yes
2.09	Property		1	Save Mart Supermarkets - Fresno, CA (4)	582,437	1,942,351	141,198	70,944	1,730,211					31,800,000	As Is	12/12/2022			100.0%	4/1/2023	Yes
2.10	Property		1	Save Mart Supermarkets - El Cerrito, CA	467,938	1,466,438	9,886	46,670	1,409,882					26,430,000	As Is	12/22/2022			100.0%	4/1/2023	Yes
2.11	Property		1	Save Mart Supermarkets - Stockton, CA	494,548	1,503,334	18,521	54,116	1,430,697					25,080,000	As Is	12/26/2022			100.0%	4/1/2023	Yes
2.12	Property		1	Save Mart Supermarkets - Modesto, CA (4)	202,957	1,314,080	53,743	39,784	1,220,554					22,960,000	As Is	12/23/2022			100.0%	4/1/2023	Yes
2.13	Property		1	Save Mart Supermarkets - Grass Valley, CA	187,850	1,125,916	6,871	34,683	1,084,361					22,290,000	As Is	12/18/2022			100.0%	4/1/2023	Yes
2.14	Property		1	Save Mart Supermarkets - Fresno, CA (5)	508,675	1,207,934	7,300	50,288	1,150,346					22,100,000	As Is	12/22/2022			100.0%	4/1/2023	Yes
2.15	Property		1	Save Mart Supermarkets - Ceres, CA	399,550	1,101,714	19,236	43,165	1,039,314					20,450,000	As Is	12/26/2022			100.0%	4/1/2023	Yes
2.16	Property		1	Save Mart Supermarkets - Bakersfield, CA	243,969	1,100,928	4,214	37,262	1,059,451					20,010,000	As Is	12/20/2022			100.0%	4/1/2023	Yes
2.17	Property		1	Big Y - Milford, CT	384,256	920,175	3,571	31,625	884,979					19,800,000	As Is	12/28/2022			100.0%	4/1/2023	Yes
2.18	Property		1	Save Mart Supermarkets - Sparks, NV (2)	159,633	964,063	28,043	31,029	904,991					17,830,000	As Is	12/27/2022			100.0%	4/1/2023	Yes
2.19	Property		1	Save Mart Supermarkets - Tracy, CA	280,595	925,672	12,343	31,740	881,590					17,500,000	As Is	12/26/2022			100.0%	4/1/2023	Yes
2.20	Property		1	Save Mart Supermarkets - Folsom, CA	247,625	857,343	2,321	28,683	826,338					17,110,000	As Is	12/23/2022			100.0%	4/1/2023	Yes
2.21	Property		1	Save Mart Supermarkets - Tracy, CA (2)	1,205,655	1,660,587	69,558	61,588	1,529,441					16,780,000	As Is	12/26/2022			100.0%	4/1/2023	Yes
2.22	Property		1	Save Mart Supermarkets - Napa, CA	387,038	881,058	27,136	30,282	823,641					15,250,000	As Is	12/26/2022			100.0%	4/1/2023	Yes
2.23	Property		1	Badcock - Mulberry, FL (4)	386,783	1,023,415	53,643	37,124	932,648					14,100,000	As Is	12/27/2022			100.0%	4/1/2023	Yes
2.24	Property		1	Save Mart Supermarkets - Chico, CA	199,684	683,122	23,886	22,648	636,589					13,230,000	As Is	12/27/2022			100.0%	4/1/2023	Yes
2.25	Property		1	Save Mart Supermarkets - Salinas, CA	238,370	717,772	32,500	25,926	659,346					13,170,000	As Is	12/22/2022			100.0%	4/1/2023	Yes
2.26	Property		1	Save Mart Supermarkets - Kingsburg, CA	169,971	674,377	25,943	22,216	626,218					13,000,000	As Is	12/20/2022			100.0%	4/1/2023	Yes
2.27	Property		1	Save Mart Supermarkets - Clovis, CA (3)	186,462	678,523	5,686	24,041	648,796					12,900,000	As Is	12/19/2022			100.0%	4/1/2023	Yes
2.28	Property		1	Save Mart Supermarkets - Clovis, CA (2)	217,060	633,613	9,643	23,030	600,941					11,990,000	As Is	12/19/2022			100.0%	4/1/2023	Yes
2.29	Property		1	Save Mart Supermarkets - Vacaville, CA (2)	190,091	614,826	26,357	20,850	567,619					11,840,000	As Is	12/22/2022			100.0%	4/1/2023	Yes
2.30	Property		1	Save Mart Supermarkets - Elk Grove, CA	185,557	607,039	25,686	21,037	560,316					11,700,000	As Is	12/22/2022			100.0%	4/1/2023	Yes
2.31	Property		1	Save Mart Supermarkets - Manteca, CA	141,588	648,942	31,821	20,617	596,504					10,820,000	As Is	12/26/2022			100.0%	4/1/2023	Yes
2.32	Property		1	Save Mart Supermarkets - Fresno, CA (3)	193,732	570,911	39,300	21,375	510,235					10,260,000	As Is	12/22/2022			100.0%	4/1/2023	Yes
2.33	Property		1	Save Mart Supermarkets - Lodi, CA	176,982	538,221	35,443	19,597	483,182					10,150,000	As Is	12/22/2022			100.0%	4/1/2023	Yes
2.34	Property		1	Save Mart Supermarkets - Sparks, NV	141,577	503,137	25,957	18,508	458,673					9,600,000	As Is	12/23/2022			100.0%	4/1/2023	Yes
2.35	Property		1	Save Mart Supermarkets - Carson City, NV	148,383	475,469	26,063	18,385	431,021					9,060,000	As Is	12/27/2022			100.0%	4/1/2023	Yes
2.36	Property		1	Save Mart Supermarkets - Oakland, CA	252,158	411,612	12,771	14,176	384,665					8,380,000	As Is	12/22/2022			100.0%	4/1/2023	Yes
2.37	Property		1	Save Mart Supermarkets - Coalinga, CA	187,721	462,904	25,211	17,840	419,853					8,100,000	As Is	12/20/2022			100.0%	4/1/2023	Yes
2.38	Property		1	Save Mart Supermarkets - Marysville, CA	128,621	414,305	15,797	14,269	384,239					8,010,000	As Is	12/27/2022			100.0%	4/1/2023	Yes
2.39	Property		1	Save Mart Supermarkets - Jackson, CA	141,071	405,190	22,957	15,193	367,040					7,370,000	As Is	12/24/2022			100.0%	4/1/2023	Yes
2.40	Property		1	Badcock - Mulberry, FL (3)	129,587	368,014	2,271	14,963	350,780					5,130,000	As Is	12/27/2022			100.0%	4/1/2023	Yes
2.41	Property		1	Badcock - Mulberry, FL (2)	31,993	71,076	771	2,895	67,410					1,060,000	As Is	12/27/2022			100.0%	4/1/2023	Yes
2.42	Property		1	Badcock - Mulberry, FL (5)	17,288	41,699	704	1,654	39,342					620,000	As Is	12/27/2022			100.0%	4/1/2023	Yes
3.00	Loan	5,6,7,10,11	7	Brandywine Strategic Office Portfolio	23,839,304	44,105,588	360,751	2,886,004	40,858,833	3.02	2.80	18.0%	16.7%	617,200,000	As Portfolio	Various	39.7%	39.7%	98.1%	Various
3.01	Property		1	401-405 Colorado	6,396,629	10,232,483	51,451	411,606	9,769,426					138,000,000	As Is	11/3/2022			96.0%	12/21/2022	No
3.02	Property		1	1900 Market	6,002,663	11,762,099	114,231	913,844	10,734,025					159,100,000	As Is	11/2/2022			100.0%	12/21/2022	No
3.03	Property		1	The Bulletin Building	5,904,172	7,970,910	70,677	565,418	7,334,815					113,100,000	As Is	11/2/2022			97.3%	12/21/2022	No
3.04	Property		1	Four Points Centre 3	2,518,642	4,619,849	41,205	329,636	4,249,008					67,800,000	As Is	11/3/2022			100.0%	4/1/2023	Yes
3.05	Property		1	500 North Gulph	690,550	3,315,752	25,205	201,640	3,088,907					38,100,000	As Is	11/4/2022			100.0%	4/1/2023	Yes
3.06	Property		1	Metroplex, PA	1,446,241	2,976,914	30,219	241,754	2,704,941					38,600,000	As Is	11/4/2022			90.1%	12/21/2022	No
3.07	Property		1	933 First Avenue	880,407	3,227,580	27,763	222,106	2,977,711					37,900,000	As Is	11/4/2022			100.0%	4/1/2023	Yes
4.00	Loan	5,12,13,14	1	Green Acres	35,580,356	47,934,528	455,855	1,113,906	46,364,767	2.17	2.10	13.0%	12.5%	679,000,000	As Is	10/30/2022	54.5%	54.5%	97.7%	12/12/2022	No
5.00	Loan	5,6,7	3	Orlando Office Portfolio	14,270,710	13,972,569	257,440	479,761	13,235,368	1.50	1.42	10.4%	9.8%	238,000,000	As Is	10/18/2022	56.7%	56.7%	77.6%	12/9/2022
5.01	Property		1	390 North Orange	5,869,606	4,882,414	104,170	233,347	4,544,898					92,000,000	As Is	10/18/2022			74.0%	12/9/2022	No
5.02	Property		1	Citrus Center	4,066,498	4,650,029	64,811	75,910	4,509,308					73,000,000	As Is	10/18/2022			82.2%	12/9/2022	No
5.03	Property		1	One Orlando Centre	4,334,607	4,440,127	88,460	170,505	4,181,163					73,000,000	As Is	10/18/2022			78.5%	12/9/2022	No
6.00	Loan	6,7	10	Seminole Trail Portfolio	4,619,723	7,069,205	144,621	483,919	6,440,666	1.60	1.46	10.9%	9.9%	109,890,000	As Is	7/25/2022	59.2%	59.2%	74.8%	12/1/2022
6.01	Property		1	Technology Pointe I & II	404,422	1,237,175	22,446	95,565	1,119,164					18,700,000	As Is	7/25/2022			100.0%	12/1/2022	No
6.02	Property		1	Westerre III	514,096	1,097,667	15,226	65,239	1,017,202					12,000,000	As Is	7/25/2022			82.3%	12/1/2022	No
6.03	Property		1	Rowe Plaza	507,600	392,596	14,531	32,072	345,993					11,900,000	As Is	7/25/2022			52.4%	12/1/2022	No
6.04	Property		1	Liberty Plaza I	530,220	195,674	16,079	23,791	155,803					11,700,000	As Is	7/25/2022			39.8%	12/1/2022	No
6.05	Property		1	Westerre IV	551,934	945,123	15,624	69,064	860,435					11,700,000	As Is	7/25/2022			95.4%	12/1/2022	No
6.06	Property		1	Glen Forest	515,249	934,906	16,065	59,748	859,093					10,800,000	As Is	7/25/2022			75.3%	12/1/2022	No
6.07	Property		1	Innsbrook Commons	403,690	722,370	12,034	41,596	668,741					9,100,000	As Is	7/25/2022			73.4%	12/1/2022	No
6.08	Property		1	Westgate II	427,964	819,458	12,053	46,251	761,154					8,300,000	As Is	7/25/2022			83.0%	12/1/2022	No
6.09	Property		1	Commonwealth	371,088	383,418	8,818	28,861	345,740					7,920,000	As Is	7/25/2022			88.5%	12/1/2022	No
6.10	Property		1	Suez	393,459	340,817	11,745	21,730	307,342					7,770,000	As Is	7/25/2022			47.5%	12/1/2022	No
7.00	Loan	6	1	Shoppes at River Crossing	3,159,960	8,617,578	82,919	596,968	7,937,690	1.66	1.53	13.3%	12.2%	102,000,000	As Is	1/13/2023	63.7%	63.7%	95.3%	12/31/2022	No
8.00	Loan	15,16	1	Queen Kapiolani Hotel	17,286,485	9,340,514	1,065,080	0	8,275,434	2.28	2.02	15.5%	13.7%	134,000,000	As Is	1/24/2023	45.0%	45.0%	89.6%	12/31/2022	NAP
9.00	Loan	6,7	17	ExchangeRight Net Leased Portfolio #62	171,461	5,543,906	64,195	0	5,479,712	1.99	1.97	11.4%	11.3%	100,100,000	As Is	Various	48.5%	48.5%	100.0%	4/1/2023
9.01	Property		1	FedEx Ground - Cumberland	72,573	2,346,515	28,875	0	2,317,640					46,300,000	As Is	2/28/2023			100.0%	4/1/2023	Yes
9.02	Property		1	Pick 'n Save - Watertown	23,350	754,987	9,103	0	745,883					11,700,000	As Is	2/11/2023			100.0%	4/1/2023	Yes
9.03	Property		1	BioLife Plasma Services L.P. - Irving	15,899	514,064	1,518	0	512,546					9,080,000	As Is	2/10/2023			100.0%	4/1/2023	Yes
9.04	Property		1	Food Lion - Elizabeth City	12,882	416,518	5,255	0	411,263					7,000,000	As Is	2/7/2023			100.0%	4/1/2023	Yes
9.05	Property		1	Fresenius Medical Care - Fairhaven	7,789	251,834	1,550	0	250,284					4,200,000	As Is	1/26/2023			100.0%	4/1/2023	Yes
9.06	Property		1	CVS Pharmacy - New Cumberland	6,822	220,570	1,623	0	218,948					3,800,000	As Is	12/8/2022			100.0%	4/1/2023	Yes
9.07	Property		1	Family Dollar - Chicago	3,637	117,606	1,247	0	116,358					2,220,000	As Is	2/15/2023			100.0%	4/1/2023	Yes
9.08	Property		1	Dollar General - Midland	3,307	106,920	1,634	0	105,285					1,850,000	As Is	2/11/2023			100.0%	4/1/2023	Yes
9.09	Property		1	Dollar General - Sylacauga	3,271	105,773	1,592	0	104,182					1,825,000	As Is	2/11/2023			100.0%	4/1/2023	Yes
9.10	Property		1	Dollar General - Baton Rouge	3,152	101,914	1,607	0	100,307					1,770,000	As Is	2/15/2023			100.0%	4/1/2023	Yes
9.11	Property		1	Dollar General - Horizon City	3,021	97,686	1,596	0	96,090					1,700,000	As Is	2/13/2023			100.0%	4/1/2023	Yes
9.12	Property		1	Dollar General - Ponchatoula	2,916	94,280	1,608	0	92,671					1,640,000	As Is	2/7/2023			100.0%	4/1/2023	Yes
9.13	Property		1	Dollar General - Swartz Creek	2,840	91,833	1,602	0	90,231					1,600,000	As Is	2/14/2023			100.0%	4/1/2023	Yes

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)(3)	Occupancy Date	Single Tenant (Y/N)
9.14	Property		1	Dollar General - Gonzales	2,738	88,529	1,380	0	87,149					1,540,000	As Is	2/15/2023			100.0%	4/1/2023	Yes
9.15	Property		1	Dollar General - Houston	2,619	84,694	1,360	0	83,334					1,415,000	As Is	2/6/2023			100.0%	4/1/2023	Yes
9.16	Property		1	Family Dollar - Lafayette	2,428	78,512	1,267	0	77,244					1,260,000	As Is	2/6/2023			100.0%	4/1/2023	Yes
9.17	Property		1	Dollar General - Eagle Pass	2,217	71,672	1,378	0	70,295					1,200,000	As Is	2/6/2023			100.0%	4/1/2023	Yes
10.00	Loan	6,7	16	ExchangeRight Net Leased Portfolio #61	174,673	5,647,745	58,052	42,560	5,547,132	2.02	1.98	12.0%	11.8%	97,650,000	As Is	Various	48.0%	48.0%	100.0%	4/1/2023
10.01	Property		1	Giant Eagle - Columbus, OH	NAV	NAV	NAV	NAV	NAV					18,300,000	As Is	12/1/2022			100.0%	4/1/2023	Yes
10.02	Property		1	Metro Market - Madison, WI	NAV	NAV	NAV	NAV	NAV					12,700,000	As Is	12/16/2022			100.0%	4/1/2023	Yes
10.03	Property		1	Giant Food - Upper Marlboro, MD	NAV	NAV	NAV	NAV	NAV					11,600,000	As Is	12/9/2022			100.0%	4/1/2023	Yes
10.04	Property		1	Unity Point Health - Moline, IL	NAV	NAV	NAV	NAV	NAV					10,300,000	As Is	1/9/2023			100.0%	4/1/2023	Yes
10.05	Property		1	BioLife Plasma Services L.P. - Webster, TX	NAV	NAV	NAV	NAV	NAV					9,120,000	As Is	12/7/2022			100.0%	4/1/2023	Yes
10.06	Property		1	CVS Pharmacy - San Jacinto, CA	NAV	NAV	NAV	NAV	NAV					7,350,000	As Is	11/29/2022			100.0%	4/1/2023	Yes
10.07	Property		1	CVS Pharmacy - Glenville, NY	NAV	NAV	NAV	NAV	NAV					5,950,000	As Is	12/13/2022			100.0%	4/1/2023	Yes
10.08	Property		1	Dollar General Market - Lompoc, CA	NAV	NAV	NAV	NAV	NAV					4,870,000	As Is	10/29/2022			100.0%	4/1/2023	Yes
10.09	Property		1	CVS Pharmacy - Miamisburg, OH	NAV	NAV	NAV	NAV	NAV					3,950,000	As Is	12/4/2022			100.0%	4/1/2023	Yes
10.10	Property		1	Tractor Supply Company - Berea, KY	NAV	NAV	NAV	NAV	NAV					3,700,000	As Is	12/13/2022			100.0%	4/1/2023	Yes
10.11	Property		1	Family Dollar - North Chicago, IL	NAV	NAV	NAV	NAV	NAV					1,950,000	As Is	1/5/2023			100.0%	4/1/2023	Yes
10.12	Property		1	Family Dollar - Berwick, PA	NAV	NAV	NAV	NAV	NAV					1,900,000	As Is	12/5/2022			100.0%	4/1/2023	Yes
10.13	Property		1	Family Dollar - Williamsport, PA	NAV	NAV	NAV	NAV	NAV					1,900,000	As Is	12/5/2022			100.0%	4/1/2023	Yes
10.14	Property		1	Dollar Tree - San Antonio, TX	NAV	NAV	NAV	NAV	NAV					1,770,000	As Is	12/8/2022			100.0%	4/1/2023	Yes
10.15	Property		1	AutoZone - Las Cruces, NM	NAV	NAV	NAV	NAV	NAV					1,160,000	As Is	12/9/2022			100.0%	4/1/2023	Yes
10.16	Property		1	Dollar General - Salem, VA	NAV	NAV	NAV	NAV	NAV					1,130,000	As Is	11/3/2022			100.0%	4/1/2023	Yes
11.00	Loan	5	1	McKesson Phase 2	292,217	7,781,667	29,651	0	7,752,016	1.95	1.94	10.1%	10.1%	120,100,000	As Is	9/23/2022	63.9%	63.9%	100.0%	4/1/2023	Yes
12.00	Loan	6,7	15	ExchangeRight Net Leased Portfolio #60	140,769	4,551,516	38,793	230,586	4,282,137	2.00	1.88	11.6%	10.9%	79,470,000	As Is	Various	49.4%	49.4%	100.0%	4/1/2023
12.01	Property		1	ShopRite/ShopRite Liquor - Vineland (Landis), NJ	NAV	NAV	NAV	NAV	NAV					22,900,000	As Is	11/3/2022			100.0%	4/1/2023	Yes
12.02	Property		1	BioLife Plasma Services L.P. - Waco (Marketplace), TX	NAV	NAV	NAV	NAV	NAV					10,400,000	As Is	9/8/2022			100.0%	4/1/2023	Yes
12.03	Property		1	ShopRite - Upper Deerfield (Pearl), NJ	NAV	NAV	NAV	NAV	NAV					9,730,000	As Is	11/2/2022			100.0%	4/1/2023	Yes
12.04	Property		1	Giant Food Store - Coopersburg (Fairmount), PA	NAV	NAV	NAV	NAV	NAV					9,400,000	As Is	11/3/2022			100.0%	4/1/2023	Yes
12.05	Property		1	Hobby Lobby - Gulfport (Hwy 49), MS	NAV	NAV	NAV	NAV	NAV					5,610,000	As Is	9/8/2022			100.0%	4/1/2023	Yes
12.06	Property		1	CVS Pharmacy - Mobile (Martin Luther King), AL	NAV	NAV	NAV	NAV	NAV					4,170,000	As Is	9/10/2022			100.0%	4/1/2023	Yes
12.07	Property		1	Inspira - Vineland (Landis), NJ	NAV	NAV	NAV	NAV	NAV					2,260,000	As Is	11/3/2022			100.0%	4/1/2023	Yes
12.08	Property		1	Family Dollar - Charlotte (Valleydale), NC	NAV	NAV	NAV	NAV	NAV					2,200,000	As Is	11/3/2022			100.0%	4/1/2023	Yes
12.09	Property		1	Dollar Tree - Laredo (Hwy 359), TX	NAV	NAV	NAV	NAV	NAV					2,080,000	As Is	10/28/2022			100.0%	4/1/2023	Yes
12.10	Property		1	Dollar General - Seneca (Bypass 123), SC	NAV	NAV	NAV	NAV	NAV					1,970,000	As Is	10/27/2022			100.0%	4/1/2023	Yes
12.11	Property		1	Family Dollar - Jacksonville (103rd), FL	NAV	NAV	NAV	NAV	NAV					1,970,000	As Is	10/27/2022			100.0%	4/1/2023	Yes
12.12	Property		1	Dollar Tree - Rocky Mount (NC97), NC	NAV	NAV	NAV	NAV	NAV					1,940,000	As Is	11/3/2022			100.0%	4/1/2023	Yes
12.13	Property		1	Dollar Tree - Wesleyville (Buffalo), PA	NAV	NAV	NAV	NAV	NAV					1,790,000	As Is	11/2/2022			100.0%	4/1/2023	Yes
12.14	Property		1	Dollar General - Cleveland (Georgetown), TN	NAV	NAV	NAV	NAV	NAV					1,590,000	As Is	9/3/2022			100.0%	4/1/2023	Yes
12.15	Property		1	Dollar General - Canton (Navarre), OH	NAV	NAV	NAV	NAV	NAV					1,460,000	As Is	11/2/2022			100.0%	4/1/2023	Yes
13.00	Loan		1	Smithsonian Libraries Research Annex	3,596,345	3,895,624	50,059	207,872	3,637,694	1.56	1.45	10.8%	10.1%	76,300,000	As Is	12/21/2022	47.2%	47.2%	100.0%	4/1/2023	Yes
14.00	Loan	5,17	1	575 Broadway	11,776,167	16,027,627	35,330	441,620	15,550,678	1.42	1.38	12.6%	12.3%	215,000,000	As Is	9/7/2022	59.0%	54.8%	88.1%	7/1/2022	No
15.00	Loan	5	1	1201 Third Avenue	21,283,998	30,065,509	225,942	3,282,704	26,556,863	3.12	2.76	17.7%	15.6%	556,500,000	As Is	12/1/2022	30.5%	30.5%	81.1%	1/1/2023	No
16.00	Loan	5	1	Essex Crossing	1,233,644	3,777,184	9,055	19,586	3,748,543	1.33	1.32	9.3%	9.2%	62,600,000	As Is	10/18/2022	65.0%	65.0%	100.0%	11/1/2022	No
17.00	Loan	7,18,19,20	3	Shabsels Leased Fee Portfolio	0	1,790,000	0	0	1,790,000	1.12	1.12	7.6%	7.6%	32,000,000	As Is	Various	73.4%	73.4%	NAP	NAP
17.01	Property		1	Valley Center	0	990,000	0	0	990,000					18,000,000	As Is	12/26/2022			NAP	NAP	NAP
17.02	Property		1	Clocktower Place	0	360,000	0	0	360,000					7,200,000	As Is	1/5/2023			NAP	NAP	NAP
17.03	Property		1	Great Pond	0	440,000	0	0	440,000					6,800,000	As Is	12/29/2022			NAP	NAP	NAP
18.00	Loan	6,7	2	Hampton Inn Orlando Florida Portfolio	7,663,750	4,151,690	472,618	0	3,679,073	2.61	2.31	17.8%	15.8%	48,300,000	As Is	11/16/2022	48.2%	48.2%	85.3%	1/31/2023
18.01	Property		1	Hampton Inn Orlando - Airport - FL	3,793,217	2,415,891	248,364	0	2,167,527					25,600,000	As Is	11/16/2022			93.2%	1/31/2023	NAP
18.02	Property		1	Hampton Inn Orlando - Universal - FL	3,870,533	1,735,799	224,253	0	1,511,546					22,700,000	As Is	11/16/2022			78.1%	1/31/2023	NAP
19.00	Loan		1	Marnell Corporate Center V	973,345	2,090,748	22,195	55,488	2,013,065	1.40	1.35	10.0%	9.6%	33,320,000	As Is	10/14/2022	63.0%	60.7%	87.9%	10/28/2022	No
20.00	Loan		1	Heritage Shops at Millennium Park	1,900,356	1,954,163	17,614	35,169	1,901,380	1.42	1.38	10.4%	10.1%	42,500,000	As Is	2/1/2023	44.2%	44.2%	74.8%	12/31/2022	No
21.00	Loan		1	Hilton Garden Inn Blacksburg University	3,353,702	1,505,717	194,377	0	1,311,340	2.02	1.76	16.8%	14.6%	15,000,000	As Is	10/1/2022	59.8%	57.1%	64.1%	12/31/2022	NAP
22.00	Loan		1	Quality Inn Long Beach-Signal Hill - CA	1,829,974	980,797	112,431	0	868,366	1.91	1.69	15.1%	13.4%	17,000,000	As Is	10/27/2022	38.2%	36.2%	74.1%	12/31/2022	NAP
23.00	Loan	6	1	Thomaston Shopping Center	193,999	812,725	104,522	56,230	651,973	2.47	1.98	18.1%	14.5%	9,250,000	As Is	1/6/2023	48.6%	48.6%	85.7%	1/6/2023	No
24.00	Loan		1	DRC Warehouse	131,808	423,950	7,547	15,658	400,745	2.27	2.15	13.4%	12.7%	5,740,000	As Is	10/14/2022	54.9%	54.9%	100.0%	4/1/2023	Yes

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date(4)	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date(4)
1.00	Loan	5,6,7,8,9	5	National Warehouse & Distribution Portfolio
1.01	Property		1	1700 Schuster Road	CVB, Inc.	1,213,366	100.0%	2/28/2038	NAP	NAP	NAP	NAP
1.02	Property		1	101 Michelin Drive	CVB, Inc.	1,170,972	100.0%	2/28/2038	NAP	NAP	NAP	NAP
1.03	Property		1	1525 West 2960 South	CVB, Inc.	260,000	100.0%	2/28/2038	NAP	NAP	NAP	NAP
1.04	Property		1	5685 Raiders Road, Building B	CVB, Inc.	812,000	100.0%	2/28/2038	NAP	NAP	NAP	NAP
1.05	Property		1	840 Complex Street Southwest	CVB, Inc.	495,000	100.0%	2/28/2038	NAP	NAP	NAP	NAP
2.00	Loan	5,6,7	42	Oak Street NLP Fund Portfolio
2.01	Property		1	Big Lots - Tremont, PA	Big Lots, Inc.	1,294,548	100.0%	6/30/2040	NAP	NAP	NAP	NAP
2.02	Property		1	Big Lots - Durant, OK	Big Lots, Inc.	1,296,562	100.0%	6/30/2040	NAP	NAP	NAP	NAP
2.03	Property		1	Badcock - LaGrange, GA	W.S. Badcock Corporation	537,855	100.0%	6/30/2039	NAP	NAP	NAP	NAP
2.04	Property		1	Badcock - Mebane, NC	W.S. Badcock Corporation	369,420	100.0%	6/30/2039	NAP	NAP	NAP	NAP
2.05	Property		1	Badcock - Mulberry, FL	W.S. Badcock Corporation	371,240	100.0%	6/30/2039	NAP	NAP	NAP	NAP
2.06	Property		1	NAICO - Chandler, OK	Chandler Insurance Company, LTD.	158,430	100.0%	8/31/2039	NAP	NAP	NAP	NAP
2.07	Property		1	Save Mart Supermarkets - San Pablo, CA	Save Mart Supermarkets	109,876	100.0%	11/30/2044	NAP	NAP	NAP	NAP
2.08	Property		1	Nation Safe Driver - Boca Raton, FL	Nation Motor Club, LLC	139,785	100.0%	12/31/2041	NAP	NAP	NAP	NAP
2.09	Property		1	Save Mart Supermarkets - Fresno, CA (4)	Save Mart Supermarkets	186,652	100.0%	11/30/2044	NAP	NAP	NAP	NAP
2.10	Property		1	Save Mart Supermarkets - El Cerrito, CA	Save Mart Supermarkets	66,778	100.0%	11/30/2044	NAP	NAP	NAP	NAP
2.11	Property		1	Save Mart Supermarkets - Stockton, CA	Save Mart Supermarkets	119,916	100.0%	11/30/2044	NAP	NAP	NAP	NAP
2.12	Property		1	Save Mart Supermarkets - Modesto, CA (4)	Save Mart Supermarkets	54,605	100.0%	11/30/2044	NAP	NAP	NAP	NAP
2.13	Property		1	Save Mart Supermarkets - Grass Valley, CA	Save Mart Supermarkets	43,737	100.0%	11/30/2044	NAP	NAP	NAP	NAP
2.14	Property		1	Save Mart Supermarkets - Fresno, CA (5)	Save Mart Supermarkets	148,270	100.0%	11/30/2044	NAP	NAP	NAP	NAP
2.15	Property		1	Save Mart Supermarkets - Ceres, CA	Save Mart Supermarkets	116,789	100.0%	11/30/2044	NAP	NAP	NAP	NAP
2.16	Property		1	Save Mart Supermarkets - Bakersfield, CA	Save Mart Supermarkets	68,337	100.0%	11/30/2044	NAP	NAP	NAP	NAP
2.17	Property		1	Big Y - Milford, CT	Big Y Foods, Inc.	55,000	100.0%	12/31/2039	NAP	NAP	NAP	NAP
2.18	Property		1	Save Mart Supermarkets - Sparks, NV (2)	Save Mart Supermarkets	52,368	100.0%	11/30/2044	NAP	NAP	NAP	NAP
2.19	Property		1	Save Mart Supermarkets - Tracy, CA	Save Mart Supermarkets	61,660	100.0%	11/30/2044	NAP	NAP	NAP	NAP
2.20	Property		1	Save Mart Supermarkets - Folsom, CA	Save Mart Supermarkets	49,769	100.0%	11/30/2044	NAP	NAP	NAP	NAP
2.21	Property		1	Save Mart Supermarkets - Tracy, CA (2)	Save Mart Supermarkets	149,631	100.0%	11/30/2044	NAP	NAP	NAP	NAP
2.22	Property		1	Save Mart Supermarkets - Napa, CA	Save Mart Supermarkets	51,845	100.0%	11/30/2044	NAP	NAP	NAP	NAP
2.23	Property		1	Badcock - Mulberry, FL (4)	W.S. Badcock Corporation	184,000	100.0%	8/31/2039	NAP	NAP	NAP	NAP
2.24	Property		1	Save Mart Supermarkets - Chico, CA	Save Mart Supermarkets	42,294	100.0%	11/30/2044	NAP	NAP	NAP	NAP
2.25	Property		1	Save Mart Supermarkets - Salinas, CA	Save Mart Supermarkets	62,565	100.0%	11/30/2044	NAP	NAP	NAP	NAP
2.26	Property		1	Save Mart Supermarkets - Kingsburg, CA	Save Mart Supermarkets	41,368	100.0%	11/30/2044	NAP	NAP	NAP	NAP
2.27	Property		1	Save Mart Supermarkets - Clovis, CA (3)	Save Mart Supermarkets	50,918	100.0%	11/30/2044	NAP	NAP	NAP	NAP
2.28	Property		1	Save Mart Supermarkets - Clovis, CA (2)	Save Mart Supermarkets	52,576	100.0%	11/30/2044	NAP	NAP	NAP	NAP
2.29	Property		1	Save Mart Supermarkets - Vacaville, CA (2)	Save Mart Supermarkets	42,630	100.0%	11/30/2044	NAP	NAP	NAP	NAP
2.30	Property		1	Save Mart Supermarkets - Elk Grove, CA	Save Mart Supermarkets	45,642	100.0%	11/30/2044	NAP	NAP	NAP	NAP
2.31	Property		1	Save Mart Supermarkets - Manteca, CA	Save Mart Supermarkets	35,312	100.0%	11/30/2044	NAP	NAP	NAP	NAP
2.32	Property		1	Save Mart Supermarkets - Fresno, CA (3)	Save Mart Supermarkets	58,360	100.0%	11/30/2044	NAP	NAP	NAP	NAP
2.33	Property		1	Save Mart Supermarkets - Lodi, CA	Save Mart Supermarkets	50,342	100.0%	11/30/2044	NAP	NAP	NAP	NAP
2.34	Property		1	Save Mart Supermarkets - Sparks, NV	Save Mart Supermarkets	47,404	100.0%	11/30/2044	NAP	NAP	NAP	NAP
2.35	Property		1	Save Mart Supermarkets - Carson City, NV	Save Mart Supermarkets	52,079	100.0%	11/30/2044	NAP	NAP	NAP	NAP
2.36	Property		1	Save Mart Supermarkets - Oakland, CA	Save Mart Supermarkets	21,258	100.0%	11/30/2044	NAP	NAP	NAP	NAP
2.37	Property		1	Save Mart Supermarkets - Coalinga, CA	Save Mart Supermarkets	49,749	100.0%	11/30/2044	NAP	NAP	NAP	NAP
2.38	Property		1	Save Mart Supermarkets - Marysville, CA	Save Mart Supermarkets	30,080	100.0%	11/30/2044	NAP	NAP	NAP	NAP
2.39	Property		1	Save Mart Supermarkets - Jackson, CA	Save Mart Supermarkets	40,593	100.0%	11/30/2044	NAP	NAP	NAP	NAP
2.40	Property		1	Badcock - Mulberry, FL (3)	W.S. Badcock Corporation	42,750	100.0%	8/31/2039	NAP	NAP	NAP	NAP
2.41	Property		1	Badcock - Mulberry, FL (2)	W.S. Badcock Corporation	8,270	100.0%	8/31/2039	NAP	NAP	NAP	NAP
2.42	Property		1	Badcock - Mulberry, FL (5)	W.S. Badcock Corporation	9,125	100.0%	8/31/2039	NAP	NAP	NAP	NAP
3.00	Loan	5,6,7,10,11	7	Brandywine Strategic Office Portfolio
3.01	Property		1	401-405 Colorado	Bain & Company, Inc.	50,423	24.5%	11/30/2034	JPMorgan Chase Bank, National Association	45,100	21.9%	12/31/2032
3.02	Property		1	1900 Market	Independence Blue Cross, LLC	227,974	49.9%	4/16/2034	1900 Market Street Tenant LLC d/b/a WeWork	56,050	12.3%	11/30/2037
3.03	Property		1	The Bulletin Building	Spark Therapeutics, Inc.	183,208	64.8%	12/31/2033	Drexel University	57,461	20.3%	10/31/2027
3.04	Property		1	Four Points Centre 3	SailPoint Technologies, Inc.	164,818	100.0%	4/30/2029	NAP	NAP	NAP	NAP
3.05	Property		1	500 North Gulph	CSL Behring L.L.C.	100,820	100.0%	1/31/2031	NAP	NAP	NAP	NAP
3.06	Property		1	Metroplex, PA	Bill Me Later, Inc.	99,512	82.3%	1/31/2031	United HealthCare Services, Inc.	9,431	7.8%	6/30/2026
3.07	Property		1	933 First Avenue	Worldwide Insurance Services, LLC	111,053	100.0%	5/31/2029	NAP	NAP	NAP	NAP
4.00	Loan	5,12,13,14	1	Green Acres	Macy's	390,503	18.8%	266,676 SF expiring 8/18/2026; 123,827 SF expiring 7/31/2034	Walmart	173,450	8.3%	8/31/2028
5.00	Loan	5,6,7	3	Orlando Office Portfolio
5.01	Property		1	390 North Orange	Nelson Mullins Riley & Scarborough, LLP	40,535	9.7%	10/31/2029	GSA	34,669	8.3%	5,689 SF expiring 6/30/2028; 12,341 SF expiring 10/31/2033; 16,639 SF expiring 6/30/2038
5.02	Property		1	Citrus Center	Quintairos, Prieto, Wood & Boyer, PA	41,106	15.9%	12/31/2025	TLC Engineering for Architecture	41,012	15.8%	10/31/2029
5.03	Property		1	One Orlando Centre	Adventist Health System	39,758	11.2%	9/30/2025	Wells Fargo Bank, NA	32,391	9.2%	12/31/2027
6.00	Loan	6,7	10	Seminole Trail Portfolio
6.01	Property		1	Technology Pointe I & II	Patient First Corporation	88,535	78.9%	9/30/2026	Net 100 Ltd	9,576	8.5%	4/30/2032
6.02	Property		1	Westerre III	James A. Scott & Son, Inc.	25,905	34.0%	2/28/2030	RGN-Richmond III, LLC	13,017	17.1%	10/31/2026
6.03	Property		1	Rowe Plaza	EdgeMark Partners, Inc.	5,353	7.4%	6/30/2026	The Main Street Group, Ltd	5,078	7.0%	1/31/2024
6.04	Property		1	Liberty Plaza I	Atlantic Financial Group, LLC	5,836	7.3%	5/31/2025	Kasch Levitch McAleer & Assoc.	5,144	6.4%	8/31/2025
6.05	Property		1	Westerre IV	John F. Van Der Hyde & Assoc.	40,997	52.5%	11/30/2025	Community Group, Inc.	13,521	17.3%	5/31/2024
6.06	Property		1	Glen Forest	Fidelity National Title Insurance	18,607	23.2%	8/31/2024	The Hanover Insurance Company	12,155	15.1%	7/31/2027
6.07	Property		1	Innsbrook Commons	Tessellate, LLC	42,145	70.0%	6/30/2024	Herndon Law, P.C.	2,017	3.4%	2/28/2025
6.08	Property		1	Westgate II	Progressive Casualty Ins Co	20,049	33.3%	2/29/2024	Enterbridge Technologies, Inc.	7,595	12.6%	6/30/2024
6.09	Property		1	Commonwealth	Commonwealth Commercial Partners, LLC	20,724	47.0%	9/30/2023	Southern Trust Mortgage, LLC	6,201	14.1%	5/31/2025
6.10	Property		1	Suez	SUEZ Treatment Solutions	25,417	43.3%	8/31/2026	Centric Business Systems, Inc.	2,503	4.3%	12/31/2024
7.00	Loan	6	1	Shoppes at River Crossing	Belk	133,219	24.1%	10/14/2107	Dick's	50,000	9.0%	1/31/2025
8.00	Loan	15,16	1	Queen Kapiolani Hotel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan	6,7	17	ExchangeRight Net Leased Portfolio #62
9.01	Property		1	FedEx Ground - Cumberland	FedEx Ground	192,500	100.0%	9/30/2032	NAP	NAP	NAP	NAP
9.02	Property		1	Pick 'n Save - Watertown	Pick 'n Save	60,689	100.0%	12/31/2030	NAP	NAP	NAP	NAP
9.03	Property		1	BioLife Plasma Services L.P. - Irving	BioLife Plasma Services L.P.	10,122	100.0%	3/31/2037	NAP	NAP	NAP	NAP
9.04	Property		1	Food Lion - Elizabeth City	Food Lion	35,032	100.0%	10/2/2027	NAP	NAP	NAP	NAP
9.05	Property		1	Fresenius Medical Care - Fairhaven	Fresenius Medical Care	10,330	100.0%	11/30/2030	NAP	NAP	NAP	NAP
9.06	Property		1	CVS Pharmacy - New Cumberland	CVS Pharmacy	10,818	100.0%	1/31/2030	NAP	NAP	NAP	NAP
9.07	Property		1	Family Dollar - Chicago	Family Dollar	8,316	100.0%	3/31/2034	NAP	NAP	NAP	NAP
9.08	Property		1	Dollar General - Midland	Dollar General	10,896	100.0%	11/30/2031	NAP	NAP	NAP	NAP
9.09	Property		1	Dollar General - Sylacauga	Dollar General	10,610	100.0%	8/31/2037	NAP	NAP	NAP	NAP
9.10	Property		1	Dollar General - Baton Rouge	Dollar General	10,716	100.0%	9/30/2037	NAP	NAP	NAP	NAP
9.11	Property		1	Dollar General - Horizon City	Dollar General	10,640	100.0%	11/30/2037	NAP	NAP	NAP	NAP
9.12	Property		1	Dollar General - Ponchatoula	Dollar General	10,722	100.0%	4/30/2037	NAP	NAP	NAP	NAP
9.13	Property		1	Dollar General - Swartz Creek	Dollar General	10,677	100.0%	11/30/2037	NAP	NAP	NAP	NAP

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date(4)	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date(4)
9.14	Property		1	Dollar General - Gonzales	Dollar General	9,198	100.0%	7/31/2036	NAP	NAP	NAP	NAP
9.15	Property		1	Dollar General - Houston	Dollar General	9,065	100.0%	2/29/2028	NAP	NAP	NAP	NAP
9.16	Property		1	Family Dollar - Lafayette	Family Dollar	8,449	100.0%	3/31/2030	NAP	NAP	NAP	NAP
9.17	Property		1	Dollar General - Eagle Pass	Dollar General	9,184	100.0%	1/31/2030	NAP	NAP	NAP	NAP
10.00	Loan	6,7	16	ExchangeRight Net Leased Portfolio #61
10.01	Property		1	Giant Eagle - Columbus, OH	Giant Eagle	86,608	100.0%	7/31/2028	NAP	NAP	NAP	NAP
10.02	Property		1	Metro Market - Madison, WI	Metro Market	51,370	100.0%	1/31/2032	NAP	NAP	NAP	NAP
10.03	Property		1	Giant Food - Upper Marlboro, MD	Giant Food	60,951	100.0%	6/30/2028	NAP	NAP	NAP	NAP
10.04	Property		1	Unity Point Health - Moline, IL	Unity Point Health	40,412	100.0%	10/31/2032	NAP	NAP	NAP	NAP
10.05	Property		1	BioLife Plasma Services L.P. - Webster, TX	BioLife Plasma Services L.P.	14,545	100.0%	10/31/2037	NAP	NAP	NAP	NAP
10.06	Property		1	CVS Pharmacy - San Jacinto, CA	CVS Pharmacy	13,364	100.0%	1/31/2033	NAP	NAP	NAP	NAP
10.07	Property		1	CVS Pharmacy - Glenville, NY	CVS Pharmacy	12,980	100.0%	1/31/2032	NAP	NAP	NAP	NAP
10.08	Property		1	Dollar General Market - Lompoc, CA	Dollar General Market	25,000	100.0%	2/28/2029	NAP	NAP	NAP	NAP
10.09	Property		1	CVS Pharmacy - Miamisburg, OH	CVS Pharmacy	9,908	100.0%	1/31/2028	NAP	NAP	NAP	NAP
10.10	Property		1	Tractor Supply Company - Berea, KY	Tractor Supply	19,097	100.0%	8/31/2036	NAP	NAP	NAP	NAP
10.11	Property		1	Family Dollar - North Chicago, IL	Family Dollar	8,320	100.0%	3/31/2033	NAP	NAP	NAP	NAP
10.12	Property		1	Family Dollar - Berwick, PA	Family Dollar	9,180	100.0%	9/30/2030	NAP	NAP	NAP	NAP
10.13	Property		1	Family Dollar - Williamsport, PA	Family Dollar	9,180	100.0%	3/31/2031	NAP	NAP	NAP	NAP
10.14	Property		1	Dollar Tree - San Antonio, TX	Dollar Tree	9,993	100.0%	1/31/2033	NAP	NAP	NAP	NAP
10.15	Property		1	AutoZone - Las Cruces, NM	AutoZone	6,840	100.0%	8/31/2034	NAP	NAP	NAP	NAP
10.16	Property		1	Dollar General - Salem, VA	Dollar General	9,268	100.0%	6/30/2029	NAP	NAP	NAP	NAP
11.00	Loan	5	1	McKesson Phase 2	McKesson Corporation	197,671	100.0%	10/31/2032	NAP	NAP	NAP	NAP
12.00	Loan	6,7	15	ExchangeRight Net Leased Portfolio #60
12.01	Property		1	ShopRite/ShopRite Liquor - Vineland (Landis), NJ	ShopRite	83,140	100.0%	6/30/2033 (74,223 SF); 5/31/2033 (8,917 SF)	NAP	NAP	NAP	NAP
12.02	Property		1	BioLife Plasma Services L.P. - Waco (Marketplace), TX	BioLife Plasma Services L.P.	14,545	100.0%	7/31/2037	NAP	NAP	NAP	NAP
12.03	Property		1	ShopRite - Upper Deerfield (Pearl), NJ	ShopRite	65,486	100.0%	5/31/2038	NAP	NAP	NAP	NAP
12.04	Property		1	Giant Food Store - Coopersburg (Fairmount), PA	Giant Food Store	86,707	100.0%	2/5/2028	NAP	NAP	NAP	NAP
12.05	Property		1	Hobby Lobby - Gulfport (Hwy 49), MS	Hobby Lobby	52,514	100.0%	9/30/2032	NAP	NAP	NAP	NAP
12.06	Property		1	CVS Pharmacy - Mobile (Martin Luther King), AL	CVS Pharmacy	10,195	100.0%	1/31/2028	NAP	NAP	NAP	NAP
12.07	Property		1	Inspira - Vineland (Landis), NJ	Inspira Health Network	6,100	100.0%	8/31/2030	NAP	NAP	NAP	NAP
12.08	Property		1	Family Dollar - Charlotte (Valleydale), NC	Family Dollar	8,320	100.0%	6/30/2029	NAP	NAP	NAP	NAP
12.09	Property		1	Dollar Tree - Laredo (Hwy 359), TX	Dollar Tree	10,000	100.0%	2/28/2033	NAP	NAP	NAP	NAP
12.10	Property		1	Dollar General - Seneca (Bypass 123), SC	Dollar General	11,760	100.0%	7/31/2032	NAP	NAP	NAP	NAP
12.11	Property		1	Family Dollar - Jacksonville (103rd), FL	Family Dollar	8,320	100.0%	3/31/2030	NAP	NAP	NAP	NAP
12.12	Property		1	Dollar Tree - Rocky Mount (NC97), NC	Dollar Tree	9,973	100.0%	1/31/2033	NAP	NAP	NAP	NAP
12.13	Property		1	Dollar Tree - Wesleyville (Buffalo), PA	Dollar Tree	11,325	100.0%	5/31/2032	NAP	NAP	NAP	NAP
12.14	Property		1	Dollar General - Cleveland (Georgetown), TN	Dollar General	9,026	100.0%	2/28/2029	NAP	NAP	NAP	NAP
12.15	Property		1	Dollar General - Canton (Navarre), OH	Dollar General	9,026	100.0%	8/31/2030	NAP	NAP	NAP	NAP
13.00	Loan		1	Smithsonian Libraries Research Annex	Smithsonian Institution	333,724	100.0%	9/30/2028	NAP	NAP	NAP	NAP
14.00	Loan	5,17	1	575 Broadway	Estee Lauder	64,122	36.3%	3/31/2025	Prada USA Corp.	30,079	17.0%	1/31/2035
15.00	Loan	5	1	1201 Third Avenue	Perkins Coie	296,843	26.3%	12/31/2026	WeWork	114,679	10.2%	6/30/2034
16.00	Loan	5	1	Essex Crossing	NYU Hospital Center	55,845	92.5%	1/31/2034	Wells Fargo Bank, N.A.	2,620	4.3%	10/31/2029
17.00	Loan	7,18,19,20	3	Shabsels Leased Fee Portfolio
17.01	Property		1	Valley Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Clocktower Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.03	Property		1	Great Pond	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan	6,7	2	Hampton Inn Orlando Florida Portfolio
18.01	Property		1	Hampton Inn Orlando - Airport - FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.02	Property		1	Hampton Inn Orlando - Universal - FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan		1	Marnell Corporate Center V	The Whiting-Turner Contracting Company	12,061	10.9%	3/31/2029	Venue Management Systems, LLC	11,579	10.4%	4/30/2026
20.00	Loan		1	Heritage Shops at Millennium Park	LA Fitness	49,878	50.6%	11/30/2032	McDonald's	8,266	8.4%	12/31/2024
21.00	Loan		1	Hilton Garden Inn Blacksburg University	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	Quality Inn Long Beach-Signal Hill - CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan	6	1	Thomaston Shopping Center	Home Depot (Ground Lease)	104,456	55.9%	1/31/2025	Dollar Tree	9,600	5.1%	4/30/2027
24.00	Loan		1	DRC Warehouse	DRC Industries, Inc.	75,469	100.0%	3/31/2036	NAP	NAP	NAP	NAP

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date(4)	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date(4)	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA
1.00	Loan	5,6,7,8,9	5	National Warehouse & Distribution Portfolio
1.01	Property		1	1700 Schuster Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	101 Michelin Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	1525 West 2960 South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	5685 Raiders Road, Building B	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	840 Complex Street Southwest	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.00	Loan	5,6,7	42	Oak Street NLP Fund Portfolio
2.01	Property		1	Big Lots - Tremont, PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.02	Property		1	Big Lots - Durant, OK	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.03	Property		1	Badcock - LaGrange, GA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.04	Property		1	Badcock - Mebane, NC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.05	Property		1	Badcock - Mulberry, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.06	Property		1	NAICO - Chandler, OK	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.07	Property		1	Save Mart Supermarkets - San Pablo, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.08	Property		1	Nation Safe Driver - Boca Raton, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.09	Property		1	Save Mart Supermarkets - Fresno, CA (4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.10	Property		1	Save Mart Supermarkets - El Cerrito, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.11	Property		1	Save Mart Supermarkets - Stockton, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.12	Property		1	Save Mart Supermarkets - Modesto, CA (4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.13	Property		1	Save Mart Supermarkets - Grass Valley, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.14	Property		1	Save Mart Supermarkets - Fresno, CA (5)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.15	Property		1	Save Mart Supermarkets - Ceres, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.16	Property		1	Save Mart Supermarkets - Bakersfield, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.17	Property		1	Big Y - Milford, CT	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.18	Property		1	Save Mart Supermarkets - Sparks, NV (2)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.19	Property		1	Save Mart Supermarkets - Tracy, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.20	Property		1	Save Mart Supermarkets - Folsom, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.21	Property		1	Save Mart Supermarkets - Tracy, CA (2)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.22	Property		1	Save Mart Supermarkets - Napa, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.23	Property		1	Badcock - Mulberry, FL (4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.24	Property		1	Save Mart Supermarkets - Chico, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.25	Property		1	Save Mart Supermarkets - Salinas, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.26	Property		1	Save Mart Supermarkets - Kingsburg, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.27	Property		1	Save Mart Supermarkets - Clovis, CA (3)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.28	Property		1	Save Mart Supermarkets - Clovis, CA (2)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.29	Property		1	Save Mart Supermarkets - Vacaville, CA (2)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.30	Property		1	Save Mart Supermarkets - Elk Grove, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.31	Property		1	Save Mart Supermarkets - Manteca, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.32	Property		1	Save Mart Supermarkets - Fresno, CA (3)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.33	Property		1	Save Mart Supermarkets - Lodi, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.34	Property		1	Save Mart Supermarkets - Sparks, NV	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.35	Property		1	Save Mart Supermarkets - Carson City, NV	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.36	Property		1	Save Mart Supermarkets - Oakland, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.37	Property		1	Save Mart Supermarkets - Coalinga, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.38	Property		1	Save Mart Supermarkets - Marysville, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.39	Property		1	Save Mart Supermarkets - Jackson, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.40	Property		1	Badcock - Mulberry, FL (3)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.41	Property		1	Badcock - Mulberry, FL (2)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.42	Property		1	Badcock - Mulberry, FL (5)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.00	Loan	5,6,7,10,11	7	Brandywine Strategic Office Portfolio
3.01	Property		1	401-405 Colorado	Snap Inc.	18,739	9.1%	5/31/2033	Perkins Coie LLP	18,616	9.0%	11/30/2032	AllianceBernstein L.P.	18,169	8.8%
3.02	Property		1	1900 Market	Pennoni Associates Inc.	55,846	12.2%	3/31/2029	abrdn Inc.	50,482	11.0%	8/31/2034	Berkadia Commercial Mortgage LLC	18,262	4.0%
3.03	Property		1	The Bulletin Building	BDN SY Hospitality, LLC	13,163	4.7%	11/30/2031	Retail Variance	7,789	2.8%	12/31/2099	Brandywine Operating Partnership	6,884	2.4%
3.04	Property		1	Four Points Centre 3	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.05	Property		1	500 North Gulph	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.06	Property		1	Metroplex, PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.07	Property		1	933 First Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan	5,12,13,14	1	Green Acres	SEARS	144,537	6.9%	10/31/2028	BJ's Wholesale Club	127,750	6.1%	1/31/2027	KOHL'S	116,392	5.6%
5.00	Loan	5,6,7	3	Orlando Office Portfolio
5.01	Property		1	390 North Orange	Wicker Smith O'Hara McCoy & Ford, PA	24,325	5.8%	9/30/2026	Alvarez Winthrop Thompson & Storey, PA	16,322	3.9%	5/31/2025	State Farm Mutual Auto Insurance Company	15,789	3.8%
5.02	Property		1	Citrus Center	The Citrus Club	28,405	11.0%	10/31/2024	Allen, Dyer, Doppelt, Milbrath & Gilchrist, PA	14,300	5.5%	5/31/2026	Colliers International	11,863	4.6%
5.03	Property		1	One Orlando Centre	Dewberry Engineers	24,584	6.9%	6/30/2027	CEMEX Construction Materials Florida	18,646	5.3%	3/31/2030	US Equity Advantage	18,307	5.2%
6.00	Loan	6,7	10	Seminole Trail Portfolio
6.01	Property		1	Technology Pointe I & II	DPR Construction, Inc.	8,305	7.4%	11/30/2025	Howmedica Osteonics Corp	5,814	5.2%	8/31/2023	NAP	NAP	NAP
6.02	Property		1	Westerre III	CSO, LLC	6,978	9.2%	9/30/2026	Dominion Capital Mortgage	6,046	7.9%	8/31/2024	Torsion Holdings, LLC	4,399	5.8%
6.03	Property		1	Rowe Plaza	Beaufort Rosemary	4,910	6.8%	6/15/2028	Great American Insurance Comp	4,631	6.4%	1/31/2026	John B. Levy & Company, Inc.	3,431	4.7%
6.04	Property		1	Liberty Plaza I	R. G. Brinkmann Company	3,632	4.5%	10/31/2026	Virginia Law Foundation	3,398	4.2%	4/30/2027	7-Eleven, Inc.	2,835	3.5%
6.05	Property		1	Westerre IV	VACO, LLC	6,800	8.7%	6/30/2026	Canon Solutions America, Inc.	4,543	5.8%	7/31/2024	McAngus, Goudelock & Courie	4,002	5.1%
6.06	Property		1	Glen Forest	Virginia Women's Center, Inc	8,094	10.1%	1/31/2025	Cantor, Stoneburner, Ford	7,140	8.9%	11/30/2024	Captech Ventures, Inc.	4,707	5.9%
6.07	Property		1	Innsbrook Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.08	Property		1	Westgate II	Edelman Financial Engines, LLC	6,741	11.2%	7/31/2026	T-Mobile Northeast LLC	4,335	7.2%	10/31/2023	Thomas N. Innes, Inc.	3,976	6.6%
6.09	Property		1	Commonwealth	Lingerfelt Development, LLC	4,164	9.4%	9/30/2023	Viva Life, LLC	2,898	6.6%	1/31/2027	Signature Consultants, LLC	1,765	4.0%
6.10	Property		1	Suez	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan	6	1	Shoppes at River Crossing	Barnes & Noble	29,314	5.3%	1/31/2024	Jo-ann Fabrics	20,331	3.7%	1/31/2026	H&M	18,500	3.3%
8.00	Loan	15,16	1	Queen Kapiolani Hotel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan	6,7	17	ExchangeRight Net Leased Portfolio #62
9.01	Property		1	FedEx Ground - Cumberland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	Pick 'n Save - Watertown	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	BioLife Plasma Services L.P. - Irving	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	Food Lion - Elizabeth City	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	Fresenius Medical Care - Fairhaven	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.06	Property		1	CVS Pharmacy - New Cumberland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.07	Property		1	Family Dollar - Chicago	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.08	Property		1	Dollar General - Midland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.09	Property		1	Dollar General - Sylacauga	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.10	Property		1	Dollar General - Baton Rouge	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.11	Property		1	Dollar General - Horizon City	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.12	Property		1	Dollar General - Ponchatoula	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.13	Property		1	Dollar General - Swartz Creek	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date(4)	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date(4)	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA
9.14	Property		1	Dollar General - Gonzales	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.15	Property		1	Dollar General - Houston	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.16	Property		1	Family Dollar - Lafayette	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.17	Property		1	Dollar General - Eagle Pass	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan	6,7	16	ExchangeRight Net Leased Portfolio #61
10.01	Property		1	Giant Eagle - Columbus, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	Metro Market - Madison, WI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	Giant Food - Upper Marlboro, MD	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.04	Property		1	Unity Point Health - Moline, IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.05	Property		1	BioLife Plasma Services L.P. - Webster, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.06	Property		1	CVS Pharmacy - San Jacinto, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.07	Property		1	CVS Pharmacy - Glenville, NY	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.08	Property		1	Dollar General Market - Lompoc, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.09	Property		1	CVS Pharmacy - Miamisburg, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.10	Property		1	Tractor Supply Company - Berea, KY	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.11	Property		1	Family Dollar - North Chicago, IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.12	Property		1	Family Dollar - Berwick, PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.13	Property		1	Family Dollar - Williamsport, PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.14	Property		1	Dollar Tree - San Antonio, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.15	Property		1	AutoZone - Las Cruces, NM	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.16	Property		1	Dollar General - Salem, VA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.00	Loan	5	1	McKesson Phase 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan	6,7	15	ExchangeRight Net Leased Portfolio #60
12.01	Property		1	ShopRite/ShopRite Liquor - Vineland (Landis), NJ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.02	Property		1	BioLife Plasma Services L.P. - Waco (Marketplace), TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.03	Property		1	ShopRite - Upper Deerfield (Pearl), NJ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.04	Property		1	Giant Food Store - Coopersburg (Fairmount), PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.05	Property		1	Hobby Lobby - Gulfport (Hwy 49), MS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.06	Property		1	CVS Pharmacy - Mobile (Martin Luther King), AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.07	Property		1	Inspira - Vineland (Landis), NJ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.08	Property		1	Family Dollar - Charlotte (Valleydale), NC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.09	Property		1	Dollar Tree - Laredo (Hwy 359), TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.10	Property		1	Dollar General - Seneca (Bypass 123), SC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.11	Property		1	Family Dollar - Jacksonville (103rd), FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.12	Property		1	Dollar Tree - Rocky Mount (NC97), NC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.13	Property		1	Dollar Tree - Wesleyville (Buffalo), PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.14	Property		1	Dollar General - Cleveland (Georgetown), TN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.15	Property		1	Dollar General - Canton (Navarre), OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan		1	Smithsonian Libraries Research Annex	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	5,17	1	575 Broadway	Valor Management LLC	12,990	7.4%	8/31/2033	Union Editorial NY, LLC	11,500	6.5%	5/31/2023	H&M	11,049	6.3%
15.00	Loan	5	1	1201 Third Avenue	Kimley-Horn	46,058	4.1%	12/31/2034	Accolade, Inc.	45,083	4.0%	3/31/2030	Hargis Engineering	44,609	3.9%
16.00	Loan	5	1	Essex Crossing	Hilltop NYC Bicycles	1,900	3.1%	9/30/2029	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan	7,18,19,20	3	Shabsels Leased Fee Portfolio
17.01	Property		1	Valley Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Clocktower Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.03	Property		1	Great Pond	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan	6,7	2	Hampton Inn Orlando Florida Portfolio
18.01	Property		1	Hampton Inn Orlando - Airport - FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.02	Property		1	Hampton Inn Orlando - Universal - FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan		1	Marnell Corporate Center V	Legalmatch.com	11,242	10.1%	7/31/2027	Live Nation Worldwide, Inc.	11,102	10.0%	4/30/2027	Las Vegas Global Economic Alliance	8,429	7.6%
20.00	Loan		1	Heritage Shops at Millennium Park	Loft	6,500	6.6%	7/31/2024	Fifth Third Bank	3,430	3.5%	11/30/2025	T-Mobile	3,210	3.3%
21.00	Loan		1	Hilton Garden Inn Blacksburg University	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	Quality Inn Long Beach-Signal Hill - CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan	6	1	Thomaston Shopping Center	PetSense/Tractor Supply	6,000	3.2%	10/31/2027	Hibbett Sporting Goods, Inc.	5,000	2.7%	1/31/2027	Shoe Show	4,000	2.1%
24.00	Loan		1	DRC Warehouse	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant Lease Expiration Date(4)	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)
1.00	Loan	5,6,7,8,9	5	National Warehouse & Distribution Portfolio													0	Springing	0	Springing
1.01	Property		1	1700 Schuster Road	NAP	2/9/2023	NAP	2/9/2023	2/7/2023	4%	Yes - A	Fee	NAP	NAP	NAP	NAP
1.02	Property		1	101 Michelin Drive	NAP	2/9/2023	NAP	2/9/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.03	Property		1	1525 West 2960 South	NAP	2/9/2023	NAP	2/9/2023	2/8/2023	7%	No	Fee	NAP	NAP	NAP	NAP
1.04	Property		1	5685 Raiders Road, Building B	NAP	2/9/2023	NAP	2/9/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.05	Property		1	840 Complex Street Southwest	NAP	2/9/2023	NAP	2/9/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.00	Loan	5,6,7	42	Oak Street NLP Fund Portfolio													0	Springing	0	Springing
2.01	Property		1	Big Lots - Tremont, PA	NAP	1/4/2023	NAP	1/3/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.02	Property		1	Big Lots - Durant, OK	NAP	1/4/2023	NAP	1/3/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.03	Property		1	Badcock - LaGrange, GA	NAP	1/4/2023	NAP	1/3/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.04	Property		1	Badcock - Mebane, NC	NAP	1/4/2023	NAP	1/3/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.05	Property		1	Badcock - Mulberry, FL	NAP	1/4/2023	NAP	1/3/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.06	Property		1	NAICO - Chandler, OK	NAP	1/4/2023	NAP	1/3/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.07	Property		1	Save Mart Supermarkets - San Pablo, CA	NAP	1/4/2023	NAP	1/3/2023	1/3/2023	19%	No	Fee	NAP	NAP	NAP	NAP
2.08	Property		1	Nation Safe Driver - Boca Raton, FL	NAP	1/4/2023	NAP	1/3/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.09	Property		1	Save Mart Supermarkets - Fresno, CA (4)	NAP	1/4/2023	NAP	1/5/2023	1/5/2023	7%	No	Fee	NAP	NAP	NAP	NAP
2.10	Property		1	Save Mart Supermarkets - El Cerrito, CA	NAP	1/4/2023	NAP	1/3/2023	1/3/2023	14%	No	Fee	NAP	NAP	NAP	NAP
2.11	Property		1	Save Mart Supermarkets - Stockton, CA	NAP	1/5/2023	NAP	1/6/2023	1/3/2023	9%	No	Fee	NAP	NAP	NAP	NAP
2.12	Property		1	Save Mart Supermarkets - Modesto, CA (4)	NAP	1/4/2023	NAP	1/3/2023	1/3/2023	8%	No	Fee	NAP	NAP	NAP	NAP
2.13	Property		1	Save Mart Supermarkets - Grass Valley, CA	NAP	1/4/2023	NAP	1/3/2023	1/3/2023	5%	No	Fee	NAP	NAP	NAP	NAP
2.14	Property		1	Save Mart Supermarkets - Fresno, CA (5)	NAP	1/4/2023	NAP	1/6/2023	1/3/2023	5%	No	Fee	NAP	NAP	NAP	NAP
2.15	Property		1	Save Mart Supermarkets - Ceres, CA	NAP	1/6/2023	NAP	1/6/2023	1/5/2023	6%	No	Fee	NAP	NAP	NAP	NAP
2.16	Property		1	Save Mart Supermarkets - Bakersfield, CA	NAP	1/4/2023	NAP	1/3/2023	1/3/2023	9%	No	Fee	NAP	NAP	NAP	NAP
2.17	Property		1	Big Y - Milford, CT	NAP	1/6/2023	NAP	1/5/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.18	Property		1	Save Mart Supermarkets - Sparks, NV (2)	NAP	1/4/2023	NAP	1/3/2023	1/4/2023	11%	No	Fee	NAP	NAP	NAP	NAP
2.19	Property		1	Save Mart Supermarkets - Tracy, CA	NAP	1/4/2023	NAP	1/3/2023	1/3/2023	8%	No	Fee	NAP	NAP	NAP	NAP
2.20	Property		1	Save Mart Supermarkets - Folsom, CA	NAP	1/4/2023	NAP	1/3/2023	1/4/2023	7%	No	Fee	NAP	NAP	NAP	NAP
2.21	Property		1	Save Mart Supermarkets - Tracy, CA (2)	NAP	1/27/2023	NAP	1/25/2023	1/25/2023	15%	No	Leasehold	12/31/2064	2, 10-year	615,850	No
2.22	Property		1	Save Mart Supermarkets - Napa, CA	NAP	1/4/2023	NAP	1/3/2023	1/3/2023	28%	No	Fee	NAP	NAP	NAP	NAP
2.23	Property		1	Badcock - Mulberry, FL (4)	NAP	1/4/2023	NAP	1/3/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.24	Property		1	Save Mart Supermarkets - Chico, CA	NAP	1/4/2023	NAP	1/3/2023	1/3/2023	8%	No	Fee	NAP	NAP	NAP	NAP
2.25	Property		1	Save Mart Supermarkets - Salinas, CA	NAP	1/4/2023	NAP	1/5/2023	1/5/2023	14%	No	Fee	NAP	NAP	NAP	NAP
2.26	Property		1	Save Mart Supermarkets - Kingsburg, CA	NAP	1/4/2023	NAP	1/3/2023	1/4/2023	7%	No	Fee	NAP	NAP	NAP	NAP
2.27	Property		1	Save Mart Supermarkets - Clovis, CA (3)	NAP	1/4/2023	NAP	1/3/2023	1/3/2023	5%	No	Fee	NAP	NAP	NAP	NAP
2.28	Property		1	Save Mart Supermarkets - Clovis, CA (2)	NAP	1/4/2023	NAP	1/3/2023	1/2/2023	5%	No	Fee	NAP	NAP	NAP	NAP
2.29	Property		1	Save Mart Supermarkets - Vacaville, CA (2)	NAP	1/4/2023	NAP	1/3/2023	1/3/2023	12%	No	Fee	NAP	NAP	NAP	NAP
2.30	Property		1	Save Mart Supermarkets - Elk Grove, CA	NAP	1/4/2023	NAP	1/3/2023	1/3/2023	7%	No	Fee	NAP	NAP	NAP	NAP
2.31	Property		1	Save Mart Supermarkets - Manteca, CA	NAP	1/4/2023	NAP	1/3/2023	1/3/2023	7%	No	Fee	NAP	NAP	NAP	NAP
2.32	Property		1	Save Mart Supermarkets - Fresno, CA (3)	NAP	1/4/2023	NAP	1/6/2023	1/4/2023	7%	No	Fee	NAP	NAP	NAP	NAP
2.33	Property		1	Save Mart Supermarkets - Lodi, CA	NAP	1/4/2023	NAP	1/3/2023	1/4/2023	8%	No	Fee	NAP	NAP	NAP	NAP
2.34	Property		1	Save Mart Supermarkets - Sparks, NV	NAP	1/4/2023	NAP	1/3/2023	1/3/2023	10%	No	Fee	NAP	NAP	NAP	NAP
2.35	Property		1	Save Mart Supermarkets - Carson City, NV	NAP	1/4/2023	NAP	1/3/2023	1/3/2023	13%	No	Fee	NAP	NAP	NAP	NAP
2.36	Property		1	Save Mart Supermarkets - Oakland, CA	NAP	1/4/2023	NAP	1/3/2023	1/3/2023	27%	No	Fee	NAP	NAP	NAP	NAP
2.37	Property		1	Save Mart Supermarkets - Coalinga, CA	NAP	1/4/2023	NAP	1/3/2023	1/3/2023	10%	No	Fee	NAP	NAP	NAP	NAP
2.38	Property		1	Save Mart Supermarkets - Marysville, CA	NAP	1/4/2023	NAP	1/3/2023	1/3/2023	10%	No	Fee	NAP	NAP	NAP	NAP
2.39	Property		1	Save Mart Supermarkets - Jackson, CA	NAP	1/4/2023	NAP	1/3/2023	1/3/2023	6%	No	Fee	NAP	NAP	NAP	NAP
2.40	Property		1	Badcock - Mulberry, FL (3)	NAP	1/4/2023	NAP	1/3/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.41	Property		1	Badcock - Mulberry, FL (2)	NAP	1/4/2023	NAP	1/3/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.42	Property		1	Badcock - Mulberry, FL (5)	NAP	1/4/2023	NAP	1/3/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.00	Loan	5,6,7,10,11	7	Brandywine Strategic Office Portfolio													0	Springing	0	Springing
3.01	Property		1	401-405 Colorado	9/30/2031	11/8/2022	NAP	11/8/2022	NAP	NAP	No	Leasehold	12/31/2084	1, 25-year	328,740	Yes
3.02	Property		1	1900 Market	5/31/2030	11/15/2022	NAP	11/8/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.03	Property		1	The Bulletin Building	4/30/2028	11/8/2022	NAP	11/8/2022	NAP	NAP	No	Leasehold	10/12/2116	NAP	Ground rent prepaid	No
3.04	Property		1	Four Points Centre 3	NAP	11/9/2022	NAP	11/8/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.05	Property		1	500 North Gulph	NAP	11/9/2022	NAP	11/8/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.06	Property		1	Metroplex, PA	NAP	11/14/2022	NAP	11/8/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.07	Property		1	933 First Avenue	NAP	11/9/2022	NAP	11/8/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
4.00	Loan	5,12,13,14	1	Green Acres	1/31/2031	12/20/2022	NAP	12/20/2022	NAP	NAP	Yes - AE	Fee/Leasehold	8/12/2026	2, 6-year	1,080,000	Yes	0	Springing	0	Springing
5.00	Loan	5,6,7	3	Orlando Office Portfolio													613,008	306,504	0	Springing
5.01	Property		1	390 North Orange	9/30/2025	10/21/2022	NAP	10/24/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
5.02	Property		1	Citrus Center	9/30/2023	10/21/2022	NAP	10/24/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
5.03	Property		1	One Orlando Centre	9/30/2029	10/21/2022	NAP	10/24/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
6.00	Loan	6,7	10	Seminole Trail Portfolio													133,674	66,837	9,337	9,337
6.01	Property		1	Technology Pointe I & II	NAP	9/13/2022	NAP	9/13/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
6.02	Property		1	Westerre III	9/30/2025	9/13/2022	NAP	9/12/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
6.03	Property		1	Rowe Plaza	9/30/2024	9/13/2022	NAP	9/12/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
6.04	Property		1	Liberty Plaza I	10/31/2025	9/13/2022	NAP	9/9/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
6.05	Property		1	Westerre IV	5/31/2025	9/13/2022	NAP	9/9/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
6.06	Property		1	Glen Forest	6/30/2025	9/13/2022	NAP	9/9/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
6.07	Property		1	Innsbrook Commons	NAP	9/13/2022	NAP	9/9/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
6.08	Property		1	Westgate II	1/31/2024	9/13/2022	NAP	9/12/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
6.09	Property		1	Commonwealth	4/30/2023	9/13/2022	NAP	9/9/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
6.10	Property		1	Suez	NAP	9/13/2022	NAP	9/12/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
7.00	Loan	6	1	Shoppes at River Crossing	1/31/2027	1/6/2023	NAP	1/5/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
8.00	Loan	15,16	1	Queen Kapiolani Hotel	NAP	6/2/2022	NAP	6/1/2022	NAP	NAP	No	Leasehold	12/31/2081	None	1,046,092	Yes	154,206	77,103	142,928	35,732
9.00	Loan	6,7	17	ExchangeRight Net Leased Portfolio #62													52,969	52,969	0	Springing
9.01	Property		1	FedEx Ground - Cumberland	NAP	3/9/2023	NAP	3/9/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.02	Property		1	Pick 'n Save - Watertown	NAP	12/29/2022	NAP	12/29/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.03	Property		1	BioLife Plasma Services L.P. - Irving	NAP	2/9/2023	NAP	2/9/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.04	Property		1	Food Lion - Elizabeth City	NAP	9/29/2022	12/6/2022	9/29/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.05	Property		1	Fresenius Medical Care - Fairhaven	NAP	1/13/2023	NAP	1/13/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.06	Property		1	CVS Pharmacy - New Cumberland	NAP	1/10/2023	NAP	1/10/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.07	Property		1	Family Dollar - Chicago	NAP	1/5/2023	2/17/2023	1/5/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.08	Property		1	Dollar General - Midland	NAP	2/8/2023	NAP	2/8/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.09	Property		1	Dollar General - Sylacauga	NAP	3/1/2023	NAP	2/16/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.10	Property		1	Dollar General - Baton Rouge	NAP	2/22/2023	NAP	2/22/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.11	Property		1	Dollar General - Horizon City	NAP	1/11/2023	NAP	1/11/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.12	Property		1	Dollar General - Ponchatoula	NAP	2/22/2023	NAP	2/22/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.13	Property		1	Dollar General - Swartz Creek	NAP	3/2/2023	NAP	3/2/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant Lease Expiration Date(4)	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)
9.14	Property		1	Dollar General - Gonzales	NAP	2/22/2023	NAP	2/22/2023	NAP	NAP	Yes - A	Fee	NAP	NAP	NAP	NAP
9.15	Property		1	Dollar General - Houston	NAP	12/19/2022	NAP	12/22/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.16	Property		1	Family Dollar - Lafayette	NAP	1/23/2023	NAP	1/23/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
9.17	Property		1	Dollar General - Eagle Pass	NAP	2/2/2023	NAP	2/2/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
10.00	Loan	6,7	16	ExchangeRight Net Leased Portfolio #61													234,015	67,428	0	Springing
10.01	Property		1	Giant Eagle - Columbus, OH	NAP	9/1/2022	NAP	9/1/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
10.02	Property		1	Metro Market - Madison, WI	NAP	11/16/2022	12/19/2022	11/16/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
10.03	Property		1	Giant Food - Upper Marlboro, MD	NAP	11/30/2022	NAP	11/23/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
10.04	Property		1	Unity Point Health - Moline, IL	NAP	12/28/2022	NAP	12/28/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
10.05	Property		1	BioLife Plasma Services L.P. - Webster, TX	NAP	12/14/2022	NAP	12/14/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
10.06	Property		1	CVS Pharmacy - San Jacinto, CA	NAP	12/15/2022	NAP	12/14/2022	12/15/2022	12%	No	Fee	NAP	NAP	NAP	NAP
10.07	Property		1	CVS Pharmacy - Glenville, NY	NAP	1/9/2023	NAP	1/5/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
10.08	Property		1	Dollar General Market - Lompoc, CA	NAP	11/4/2022	12/28/2022	11/4/2022	11/4/2022	14%	No	Fee	NAP	NAP	NAP	NAP
10.09	Property		1	CVS Pharmacy - Miamisburg, OH	NAP	12/1/2022	NAP	11/22/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
10.10	Property		1	Tractor Supply Company - Berea, KY	NAP	1/10/2023	NAP	1/10/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
10.11	Property		1	Family Dollar - North Chicago, IL	NAP	1/5/2023	NAP	1/5/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
10.12	Property		1	Family Dollar - Berwick, PA	NAP	12/23/2022	NAP	12/23/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
10.13	Property		1	Family Dollar - Williamsport, PA	NAP	12/23/2022	NAP	12/23/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
10.14	Property		1	Dollar Tree - San Antonio, TX	NAP	9/20/2022	NAP	12/14/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
10.15	Property		1	AutoZone - Las Cruces, NM	NAP	1/11/2023	NAP	1/11/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
10.16	Property		1	Dollar General - Salem, VA	NAP	11/14/2022	NAP	11/14/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
11.00	Loan	5	1	McKesson Phase 2	NAP	10/13/2022	NAP	10/14/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	21,268	10,634
12.00	Loan	6,7	15	ExchangeRight Net Leased Portfolio #60													167,911	72,603	0	Springing
12.01	Property		1	ShopRite/ShopRite Liquor - Vineland (Landis), NJ	NAP	10/20/2022	NAP	9/13/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.02	Property		1	BioLife Plasma Services L.P. - Waco (Marketplace), TX	NAP	8/4/2022	NAP	8/4/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.03	Property		1	ShopRite - Upper Deerfield (Pearl), NJ	NAP	9/12/2022	NAP	9/12/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.04	Property		1	Giant Food Store - Coopersburg (Fairmount), PA	NAP	9/21/2022	NAP	9/27/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.05	Property		1	Hobby Lobby - Gulfport (Hwy 49), MS	NAP	9/27/2022	NAP	9/27/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.06	Property		1	CVS Pharmacy - Mobile (Martin Luther King), AL	NAP	9/26/2022	NAP	9/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.07	Property		1	Inspira - Vineland (Landis), NJ	NAP	10/20/2022	NAP	9/13/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.08	Property		1	Family Dollar - Charlotte (Valleydale), NC	NAP	7/8/2022	NAP	7/8/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.09	Property		1	Dollar Tree - Laredo (Hwy 359), TX	NAP	7/1/2022	NAP	7/5/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.10	Property		1	Dollar General - Seneca (Bypass 123), SC	NAP	9/19/2022	NAP	9/19/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.11	Property		1	Family Dollar - Jacksonville (103rd), FL	NAP	11/3/2022	NAP	11/3/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.12	Property		1	Dollar Tree - Rocky Mount (NC97), NC	NAP	9/22/2022	NAP	9/28/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.13	Property		1	Dollar Tree - Wesleyville (Buffalo), PA	NAP	11/28/2022	NAP	11/9/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.14	Property		1	Dollar General - Cleveland (Georgetown), TN	NAP	9/2/2022	NAP	9/2/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.15	Property		1	Dollar General - Canton (Navarre), OH	NAP	9/19/2022	NAP	9/19/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
13.00	Loan		1	Smithsonian Libraries Research Annex	NAP	1/27/2023	NAP	12/30/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	516,734	73,820	9,401	9,407
14.00	Loan	5,17	1	575 Broadway	1/31/2030	9/14/2022	NAP	9/14/2022	NAP	NAP	No	Leasehold	6/30/2060	None	5,089,118	Yes	276,774	276,774	62,040	20,680
15.00	Loan	5	1	1201 Third Avenue	12/31/2024	12/8/2022	NAP	12/8/2022	12/8/2022	14%	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
16.00	Loan	5	1	Essex Crossing	NAP	11/7/2022	NAP	11/7/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	27,420	27,420	0	Springing
17.00	Loan	7,18,19,20	3	Shabsels Leased Fee Portfolio													0	Springing	0	Springing
17.01	Property		1	Valley Center	NAP	1/5/2023	NAP	1/5/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
17.02	Property		1	Clocktower Place	NAP	1/5/2023	NAP	1/5/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
17.03	Property		1	Great Pond	NAP	1/5/2023	NAP	1/5/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
18.00	Loan	6,7	2	Hampton Inn Orlando Florida Portfolio													112,695	37,566	126,071	12,607
18.01	Property		1	Hampton Inn Orlando - Airport - FL	NAP	11/23/2022	NAP	11/23/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
18.02	Property		1	Hampton Inn Orlando - Universal - FL	NAP	11/23/2022	NAP	11/23/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
19.00	Loan		1	Marnell Corporate Center V	10/31/2026	10/18/2022	NAP	10/18/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	22,474	22,475	8,242	4,123
20.00	Loan		1	Heritage Shops at Millennium Park	1/31/2029	2/9/2023	NAP	2/9/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	108,753	31,383	2,615
21.00	Loan		1	Hilton Garden Inn Blacksburg University	NAP	10/5/2022	NAP	9/28/2022	NAP	NAP	No	Leasehold	12/31/2048	5, 5-year	99,470	Yes	17,910	8,956	0	Springing
22.00	Loan		1	Quality Inn Long Beach-Signal Hill - CA	NAP	12/12/2022	NAP	10/28/2022	11/15/2022	9%	No	Fee	NAP	NAP	NAP	NAP	0	16,345	12,739	12,739
23.00	Loan	6	1	Thomaston Shopping Center	6/30/2024	2/16/2023	NAP	2/16/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	29,884	4,981	10,007	2,502
24.00	Loan		1	DRC Warehouse	NAP	8/25/2022	NAP	8/2/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
1.00	Loan	5,6,7,8,9	5	National Warehouse & Distribution Portfolio	0	32,928	790,268	0	Springing	0	0	0	0	227,688	6,147,412	0
1.01	Property		1	1700 Schuster Road
1.02	Property		1	101 Michelin Drive
1.03	Property		1	1525 West 2960 South
1.04	Property		1	5685 Raiders Road, Building B
1.05	Property		1	840 Complex Street Southwest
2.00	Loan	5,6,7	42	Oak Street NLP Fund Portfolio	0	0	0	0	0	0	0	0	0	27,550	0	Springing
2.01	Property		1	Big Lots - Tremont, PA
2.02	Property		1	Big Lots - Durant, OK
2.03	Property		1	Badcock - LaGrange, GA
2.04	Property		1	Badcock - Mebane, NC
2.05	Property		1	Badcock - Mulberry, FL
2.06	Property		1	NAICO - Chandler, OK
2.07	Property		1	Save Mart Supermarkets - San Pablo, CA
2.08	Property		1	Nation Safe Driver - Boca Raton, FL
2.09	Property		1	Save Mart Supermarkets - Fresno, CA (4)
2.10	Property		1	Save Mart Supermarkets - El Cerrito, CA
2.11	Property		1	Save Mart Supermarkets - Stockton, CA
2.12	Property		1	Save Mart Supermarkets - Modesto, CA (4)
2.13	Property		1	Save Mart Supermarkets - Grass Valley, CA
2.14	Property		1	Save Mart Supermarkets - Fresno, CA (5)
2.15	Property		1	Save Mart Supermarkets - Ceres, CA
2.16	Property		1	Save Mart Supermarkets - Bakersfield, CA
2.17	Property		1	Big Y - Milford, CT
2.18	Property		1	Save Mart Supermarkets - Sparks, NV (2)
2.19	Property		1	Save Mart Supermarkets - Tracy, CA
2.20	Property		1	Save Mart Supermarkets - Folsom, CA
2.21	Property		1	Save Mart Supermarkets - Tracy, CA (2)
2.22	Property		1	Save Mart Supermarkets - Napa, CA
2.23	Property		1	Badcock - Mulberry, FL (4)
2.24	Property		1	Save Mart Supermarkets - Chico, CA
2.25	Property		1	Save Mart Supermarkets - Salinas, CA
2.26	Property		1	Save Mart Supermarkets - Kingsburg, CA
2.27	Property		1	Save Mart Supermarkets - Clovis, CA (3)
2.28	Property		1	Save Mart Supermarkets - Clovis, CA (2)
2.29	Property		1	Save Mart Supermarkets - Vacaville, CA (2)
2.30	Property		1	Save Mart Supermarkets - Elk Grove, CA
2.31	Property		1	Save Mart Supermarkets - Manteca, CA
2.32	Property		1	Save Mart Supermarkets - Fresno, CA (3)
2.33	Property		1	Save Mart Supermarkets - Lodi, CA
2.34	Property		1	Save Mart Supermarkets - Sparks, NV
2.35	Property		1	Save Mart Supermarkets - Carson City, NV
2.36	Property		1	Save Mart Supermarkets - Oakland, CA
2.37	Property		1	Save Mart Supermarkets - Coalinga, CA
2.38	Property		1	Save Mart Supermarkets - Marysville, CA
2.39	Property		1	Save Mart Supermarkets - Jackson, CA
2.40	Property		1	Badcock - Mulberry, FL (3)
2.41	Property		1	Badcock - Mulberry, FL (2)
2.42	Property		1	Badcock - Mulberry, FL (5)
3.00	Loan	5,6,7,10,11	7	Brandywine Strategic Office Portfolio	0	Springing	0	0	Springing	0	0	0	0	165,113	26,113,792	Springing
3.01	Property		1	401-405 Colorado
3.02	Property		1	1900 Market
3.03	Property		1	The Bulletin Building
3.04	Property		1	Four Points Centre 3
3.05	Property		1	500 North Gulph
3.06	Property		1	Metroplex, PA
3.07	Property		1	933 First Avenue
4.00	Loan	5,12,13,14	1	Green Acres	0	Springing	619,992	4,068,135	0	0	0	0	0	0	743,644	Springing
5.00	Loan	5,6,7	3	Orlando Office Portfolio	0	21,453	772,320	5,500,000	128,720	0	0	0	0	0	3,709,360	0
5.01	Property		1	390 North Orange
5.02	Property		1	Citrus Center
5.03	Property		1	One Orlando Centre
6.00	Loan	6,7	10	Seminole Trail Portfolio	0	12,052	289,241	1,400,000	Springing	1,400,000	0	0	0	194,094	607,019	0
6.01	Property		1	Technology Pointe I & II
6.02	Property		1	Westerre III
6.03	Property		1	Rowe Plaza
6.04	Property		1	Liberty Plaza I
6.05	Property		1	Westerre IV
6.06	Property		1	Glen Forest
6.07	Property		1	Innsbrook Commons
6.08	Property		1	Westgate II
6.09	Property		1	Commonwealth
6.10	Property		1	Suez
7.00	Loan	6	1	Shoppes at River Crossing	0	Springing	276,398	0	Springing	1,105,590	0	0	0	0	2,326,174	0
8.00	Loan	15,16	1	Queen Kapiolani Hotel	0	22,189	0	0	0	0	0	0	0	0	315,026	Springing
9.00	Loan	6,7	17	ExchangeRight Net Leased Portfolio #62	0	Springing	0	500,000	Springing	0	0	0	0	77,868	10,000	0
9.01	Property		1	FedEx Ground - Cumberland
9.02	Property		1	Pick 'n Save - Watertown
9.03	Property		1	BioLife Plasma Services L.P. - Irving
9.04	Property		1	Food Lion - Elizabeth City
9.05	Property		1	Fresenius Medical Care - Fairhaven
9.06	Property		1	CVS Pharmacy - New Cumberland
9.07	Property		1	Family Dollar - Chicago
9.08	Property		1	Dollar General - Midland
9.09	Property		1	Dollar General - Sylacauga
9.10	Property		1	Dollar General - Baton Rouge
9.11	Property		1	Dollar General - Horizon City
9.12	Property		1	Dollar General - Ponchatoula
9.13	Property		1	Dollar General - Swartz Creek

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
9.14	Property		1	Dollar General - Gonzales
9.15	Property		1	Dollar General - Houston
9.16	Property		1	Family Dollar - Lafayette
9.17	Property		1	Dollar General - Eagle Pass
10.00	Loan	6,7	16	ExchangeRight Net Leased Portfolio #61	338,018	Springing	0	500,000	Springing	0	0	0	0	602,364	0	0
10.01	Property		1	Giant Eagle - Columbus, OH
10.02	Property		1	Metro Market - Madison, WI
10.03	Property		1	Giant Food - Upper Marlboro, MD
10.04	Property		1	Unity Point Health - Moline, IL
10.05	Property		1	BioLife Plasma Services L.P. - Webster, TX
10.06	Property		1	CVS Pharmacy - San Jacinto, CA
10.07	Property		1	CVS Pharmacy - Glenville, NY
10.08	Property		1	Dollar General Market - Lompoc, CA
10.09	Property		1	CVS Pharmacy - Miamisburg, OH
10.10	Property		1	Tractor Supply Company - Berea, KY
10.11	Property		1	Family Dollar - North Chicago, IL
10.12	Property		1	Family Dollar - Berwick, PA
10.13	Property		1	Family Dollar - Williamsport, PA
10.14	Property		1	Dollar Tree - San Antonio, TX
10.15	Property		1	AutoZone - Las Cruces, NM
10.16	Property		1	Dollar General - Salem, VA
11.00	Loan	5	1	McKesson Phase 2	0	Springing	0	0	Springing	0	0	0	0	0	0	0
12.00	Loan	6,7	15	ExchangeRight Net Leased Portfolio #60	918,000	Springing	0	500,000	Springing	0	0	0	0	79,785	199,920	0
12.01	Property		1	ShopRite/ShopRite Liquor - Vineland (Landis), NJ
12.02	Property		1	BioLife Plasma Services L.P. - Waco (Marketplace), TX
12.03	Property		1	ShopRite - Upper Deerfield (Pearl), NJ
12.04	Property		1	Giant Food Store - Coopersburg (Fairmount), PA
12.05	Property		1	Hobby Lobby - Gulfport (Hwy 49), MS
12.06	Property		1	CVS Pharmacy - Mobile (Martin Luther King), AL
12.07	Property		1	Inspira - Vineland (Landis), NJ
12.08	Property		1	Family Dollar - Charlotte (Valleydale), NC
12.09	Property		1	Dollar Tree - Laredo (Hwy 359), TX
12.10	Property		1	Dollar General - Seneca (Bypass 123), SC
12.11	Property		1	Family Dollar - Jacksonville (103rd), FL
12.12	Property		1	Dollar Tree - Rocky Mount (NC97), NC
12.13	Property		1	Dollar Tree - Wesleyville (Buffalo), PA
12.14	Property		1	Dollar General - Cleveland (Georgetown), TN
12.15	Property		1	Dollar General - Canton (Navarre), OH
13.00	Loan		1	Smithsonian Libraries Research Annex	0	4,172	0	0	0	0	0	0	0	5,000	250,000	0
14.00	Loan	5,17	1	575 Broadway	0	2,944	0	0	36,802	0	0	0	0	0	4,655,585	Springing
15.00	Loan	5	1	1201 Third Avenue	0	0	0	0	0	0	0	0	0	0	21,322,779	0
16.00	Loan	5	1	Essex Crossing	0	755	9,055	0	1,632	250,000	0	0	0	0	15,000	Springing
17.00	Loan	7,18,19,20	3	Shabsels Leased Fee Portfolio	0	0	0	0	0	0	0	0	0	422,863	0	0
17.01	Property		1	Valley Center
17.02	Property		1	Clocktower Place
17.03	Property		1	Great Pond
18.00	Loan	6,7	2	Hampton Inn Orlando Florida Portfolio	0	37,713	1,357,668	0	0	0	0	0	0	0	1,700,000	0
18.01	Property		1	Hampton Inn Orlando - Airport - FL
18.02	Property		1	Hampton Inn Orlando - Universal - FL
19.00	Loan		1	Marnell Corporate Center V	150,000	1,850	0	1,000,000	4,624	0	0	0	0	0	286,305	0
20.00	Loan		1	Heritage Shops at Millennium Park	0	1,468	0	500,000	Springing	500,000	0	0	0	0	25,781	0
21.00	Loan		1	Hilton Garden Inn Blacksburg University	0	16,114	0	0	0	0	0	0	0	0	511,250	Monthly Deposits of $100,000.00 beginning on 4/11/2026 and continuing on each Monthly Payment Date thereafter.
22.00	Loan		1	Quality Inn Long Beach-Signal Hill - CA	0	9,291	0	0	0	0	0	0	0	78,732	51,000	Springing
23.00	Loan	6	1	Thomaston Shopping Center	0	8,723	0	0	6,655	250,000	0	0	0	199,250	150,000	0
24.00	Loan		1	DRC Warehouse	0	Springing	0	0	Springing	0	0	0	0	0	0	0

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type
1.00	Loan	5,6,7,8,9	5	National Warehouse & Distribution Portfolio	Cash Collateral Reserve	0	0	NAP	Hard
1.01	Property		1	1700 Schuster Road
1.02	Property		1	101 Michelin Drive
1.03	Property		1	1525 West 2960 South
1.04	Property		1	5685 Raiders Road, Building B
1.05	Property		1	840 Complex Street Southwest
2.00	Loan	5,6,7	42	Oak Street NLP Fund Portfolio	Save Mart LOC Reserve	0	0	NAP	Hard
2.01	Property		1	Big Lots - Tremont, PA
2.02	Property		1	Big Lots - Durant, OK
2.03	Property		1	Badcock - LaGrange, GA
2.04	Property		1	Badcock - Mebane, NC
2.05	Property		1	Badcock - Mulberry, FL
2.06	Property		1	NAICO - Chandler, OK
2.07	Property		1	Save Mart Supermarkets - San Pablo, CA
2.08	Property		1	Nation Safe Driver - Boca Raton, FL
2.09	Property		1	Save Mart Supermarkets - Fresno, CA (4)
2.10	Property		1	Save Mart Supermarkets - El Cerrito, CA
2.11	Property		1	Save Mart Supermarkets - Stockton, CA
2.12	Property		1	Save Mart Supermarkets - Modesto, CA (4)
2.13	Property		1	Save Mart Supermarkets - Grass Valley, CA
2.14	Property		1	Save Mart Supermarkets - Fresno, CA (5)
2.15	Property		1	Save Mart Supermarkets - Ceres, CA
2.16	Property		1	Save Mart Supermarkets - Bakersfield, CA
2.17	Property		1	Big Y - Milford, CT
2.18	Property		1	Save Mart Supermarkets - Sparks, NV (2)
2.19	Property		1	Save Mart Supermarkets - Tracy, CA
2.20	Property		1	Save Mart Supermarkets - Folsom, CA
2.21	Property		1	Save Mart Supermarkets - Tracy, CA (2)
2.22	Property		1	Save Mart Supermarkets - Napa, CA
2.23	Property		1	Badcock - Mulberry, FL (4)
2.24	Property		1	Save Mart Supermarkets - Chico, CA
2.25	Property		1	Save Mart Supermarkets - Salinas, CA
2.26	Property		1	Save Mart Supermarkets - Kingsburg, CA
2.27	Property		1	Save Mart Supermarkets - Clovis, CA (3)
2.28	Property		1	Save Mart Supermarkets - Clovis, CA (2)
2.29	Property		1	Save Mart Supermarkets - Vacaville, CA (2)
2.30	Property		1	Save Mart Supermarkets - Elk Grove, CA
2.31	Property		1	Save Mart Supermarkets - Manteca, CA
2.32	Property		1	Save Mart Supermarkets - Fresno, CA (3)
2.33	Property		1	Save Mart Supermarkets - Lodi, CA
2.34	Property		1	Save Mart Supermarkets - Sparks, NV
2.35	Property		1	Save Mart Supermarkets - Carson City, NV
2.36	Property		1	Save Mart Supermarkets - Oakland, CA
2.37	Property		1	Save Mart Supermarkets - Coalinga, CA
2.38	Property		1	Save Mart Supermarkets - Marysville, CA
2.39	Property		1	Save Mart Supermarkets - Jackson, CA
2.40	Property		1	Badcock - Mulberry, FL (3)
2.41	Property		1	Badcock - Mulberry, FL (2)
2.42	Property		1	Badcock - Mulberry, FL (5)
3.00	Loan	5,6,7,10,11	7	Brandywine Strategic Office Portfolio	Outstanding TI/LC Obligations Reserve ($12,652,162.58; $9,900,000 LOC; $1,139,869.45 LOC), Outstanding Gap Rent Obligations Reserve ($1,376,789.42), Outstanding Free Rent Obligations Reserve ($1,044,971); Ground Rent Reserve (Springing)	0	0	NAP	Hard
3.01	Property		1	401-405 Colorado
3.02	Property		1	1900 Market
3.03	Property		1	The Bulletin Building
3.04	Property		1	Four Points Centre 3
3.05	Property		1	500 North Gulph
3.06	Property		1	Metroplex, PA
3.07	Property		1	933 First Avenue
4.00	Loan	5,12,13,14	1	Green Acres	Gap Rent Reserve ($743,644); Rollover Reserve (Springing)	2,094,342	0	NAP	Hard
5.00	Loan	5,6,7	3	Orlando Office Portfolio	Rent Concession Reserve ($893,664); Existing TI/LC Reserve ($2,815,696)	0	0	NAP	Hard
5.01	Property		1	390 North Orange
5.02	Property		1	Citrus Center
5.03	Property		1	One Orlando Centre
6.00	Loan	6,7	10	Seminole Trail Portfolio	Outstanding Tenant Allowance Funds	0	0	NAP	Hard
6.01	Property		1	Technology Pointe I & II
6.02	Property		1	Westerre III
6.03	Property		1	Rowe Plaza
6.04	Property		1	Liberty Plaza I
6.05	Property		1	Westerre IV
6.06	Property		1	Glen Forest
6.07	Property		1	Innsbrook Commons
6.08	Property		1	Westgate II
6.09	Property		1	Commonwealth
6.10	Property		1	Suez
7.00	Loan	6	1	Shoppes at River Crossing	Anchor Tenant Funds (Springing); TI Reserve Funds ($2,190,500); Gap Rent Reserve Funds ($135,674)	0	0	NAP	Hard
8.00	Loan	15,16	1	Queen Kapiolani Hotel	Ground Rent Reserve (Springing); F&B Percentage Rent Credit Reserve ($315,026)	0	0	NAP	Hard
9.00	Loan	6,7	17	ExchangeRight Net Leased Portfolio #62	Unfunded Obligations Reserve	0	0	NAP	Hard
9.01	Property		1	FedEx Ground - Cumberland
9.02	Property		1	Pick 'n Save - Watertown
9.03	Property		1	BioLife Plasma Services L.P. - Irving
9.04	Property		1	Food Lion - Elizabeth City
9.05	Property		1	Fresenius Medical Care - Fairhaven
9.06	Property		1	CVS Pharmacy - New Cumberland
9.07	Property		1	Family Dollar - Chicago
9.08	Property		1	Dollar General - Midland
9.09	Property		1	Dollar General - Sylacauga
9.10	Property		1	Dollar General - Baton Rouge
9.11	Property		1	Dollar General - Horizon City
9.12	Property		1	Dollar General - Ponchatoula
9.13	Property		1	Dollar General - Swartz Creek

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type
9.14	Property		1	Dollar General - Gonzales
9.15	Property		1	Dollar General - Houston
9.16	Property		1	Family Dollar - Lafayette
9.17	Property		1	Dollar General - Eagle Pass
10.00	Loan	6,7	16	ExchangeRight Net Leased Portfolio #61	NAP	0	0	NAP	Hard
10.01	Property		1	Giant Eagle - Columbus, OH
10.02	Property		1	Metro Market - Madison, WI
10.03	Property		1	Giant Food - Upper Marlboro, MD
10.04	Property		1	Unity Point Health - Moline, IL
10.05	Property		1	BioLife Plasma Services L.P. - Webster, TX
10.06	Property		1	CVS Pharmacy - San Jacinto, CA
10.07	Property		1	CVS Pharmacy - Glenville, NY
10.08	Property		1	Dollar General Market - Lompoc, CA
10.09	Property		1	CVS Pharmacy - Miamisburg, OH
10.10	Property		1	Tractor Supply Company - Berea, KY
10.11	Property		1	Family Dollar - North Chicago, IL
10.12	Property		1	Family Dollar - Berwick, PA
10.13	Property		1	Family Dollar - Williamsport, PA
10.14	Property		1	Dollar Tree - San Antonio, TX
10.15	Property		1	AutoZone - Las Cruces, NM
10.16	Property		1	Dollar General - Salem, VA
11.00	Loan	5	1	McKesson Phase 2	NAP	0	0	NAP	Hard
12.00	Loan	6,7	15	ExchangeRight Net Leased Portfolio #60	Environmental Reserve	0	0	NAP	Hard
12.01	Property		1	ShopRite/ShopRite Liquor - Vineland (Landis), NJ
12.02	Property		1	BioLife Plasma Services L.P. - Waco (Marketplace), TX
12.03	Property		1	ShopRite - Upper Deerfield (Pearl), NJ
12.04	Property		1	Giant Food Store - Coopersburg (Fairmount), PA
12.05	Property		1	Hobby Lobby - Gulfport (Hwy 49), MS
12.06	Property		1	CVS Pharmacy - Mobile (Martin Luther King), AL
12.07	Property		1	Inspira - Vineland (Landis), NJ
12.08	Property		1	Family Dollar - Charlotte (Valleydale), NC
12.09	Property		1	Dollar Tree - Laredo (Hwy 359), TX
12.10	Property		1	Dollar General - Seneca (Bypass 123), SC
12.11	Property		1	Family Dollar - Jacksonville (103rd), FL
12.12	Property		1	Dollar Tree - Rocky Mount (NC97), NC
12.13	Property		1	Dollar Tree - Wesleyville (Buffalo), PA
12.14	Property		1	Dollar General - Cleveland (Georgetown), TN
12.15	Property		1	Dollar General - Canton (Navarre), OH
13.00	Loan		1	Smithsonian Libraries Research Annex	Exisiting TI/LC Reserve	0	0	NAP	Hard
14.00	Loan	5,17	1	575 Broadway	Unfunded Obligations Reserve (Upfront: $4,231,492), Ground Rent Reserve (Upfront: $424,093; Monthly: Springing), Façade Work Reserve (Monthly: Springing)	0	0	NAP	Hard
15.00	Loan	5	1	1201 Third Avenue	Upfront Rollover Deposit ($17,567,429.00); Free Rent ($3,755,350.00)	0	0	NAP	Hard
16.00	Loan	5	1	Essex Crossing	Common Charge Reserve	0	0	NAP	Hard
17.00	Loan	7,18,19,20	3	Shabsels Leased Fee Portfolio	NAP	0	0	NAP	Hard
17.01	Property		1	Valley Center
17.02	Property		1	Clocktower Place
17.03	Property		1	Great Pond
18.00	Loan	6,7	2	Hampton Inn Orlando Florida Portfolio	PIP Reserve	0	0	NAP	Springing
18.01	Property		1	Hampton Inn Orlando - Airport - FL
18.02	Property		1	Hampton Inn Orlando - Universal - FL
19.00	Loan		1	Marnell Corporate Center V	Rent Concession Reserve ($88,579.35); Existing TI/LC Obligations Reserve ($79,619.50); Gap Rent Reserve ($118,105.80)	0	0	NAP	Soft
20.00	Loan		1	Heritage Shops at Millennium Park	Unfunded Obligations Reserve	0	0	NAP	Hard
21.00	Loan		1	Hilton Garden Inn Blacksburg University	PIP Reserve Funds	0	0	NAP	Hard
22.00	Loan		1	Quality Inn Long Beach-Signal Hill - CA	PIP Reserve ($37,500); Seasonality Reserve (Springing); Rent Concession Reserve ($13,500)	0	0	NAP	Hard
23.00	Loan	6	1	Thomaston Shopping Center	Structural Repair Reserve	0	0	NAP	Hard
24.00	Loan		1	DRC Warehouse	NAP	0	0	NAP	Springing

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)
1.00	Loan	5,6,7,8,9	5	National Warehouse & Distribution Portfolio	Springing	Yes	Yes	Yes	Yes	100,000,000	57,000,000	371,977.12	1,024,568.56	NAP	NAP	157,000,000	1,024,568.56	56.7%	1.54
1.01	Property		1	1700 Schuster Road
1.02	Property		1	101 Michelin Drive
1.03	Property		1	1525 West 2960 South
1.04	Property		1	5685 Raiders Road, Building B
1.05	Property		1	840 Complex Street Southwest
2.00	Loan	5,6,7	42	Oak Street NLP Fund Portfolio	In Place	Yes	No	Yes	No	97,500,000	242,500,000	1,257,615.11	1,763,254.17	85,000,000	6.13800%	425,000,000	2,204,067.71	40.4%	2.16
2.01	Property		1	Big Lots - Tremont, PA
2.02	Property		1	Big Lots - Durant, OK
2.03	Property		1	Badcock - LaGrange, GA
2.04	Property		1	Badcock - Mebane, NC
2.05	Property		1	Badcock - Mulberry, FL
2.06	Property		1	NAICO - Chandler, OK
2.07	Property		1	Save Mart Supermarkets - San Pablo, CA
2.08	Property		1	Nation Safe Driver - Boca Raton, FL
2.09	Property		1	Save Mart Supermarkets - Fresno, CA (4)
2.10	Property		1	Save Mart Supermarkets - El Cerrito, CA
2.11	Property		1	Save Mart Supermarkets - Stockton, CA
2.12	Property		1	Save Mart Supermarkets - Modesto, CA (4)
2.13	Property		1	Save Mart Supermarkets - Grass Valley, CA
2.14	Property		1	Save Mart Supermarkets - Fresno, CA (5)
2.15	Property		1	Save Mart Supermarkets - Ceres, CA
2.16	Property		1	Save Mart Supermarkets - Bakersfield, CA
2.17	Property		1	Big Y - Milford, CT
2.18	Property		1	Save Mart Supermarkets - Sparks, NV (2)
2.19	Property		1	Save Mart Supermarkets - Tracy, CA
2.20	Property		1	Save Mart Supermarkets - Folsom, CA
2.21	Property		1	Save Mart Supermarkets - Tracy, CA (2)
2.22	Property		1	Save Mart Supermarkets - Napa, CA
2.23	Property		1	Badcock - Mulberry, FL (4)
2.24	Property		1	Save Mart Supermarkets - Chico, CA
2.25	Property		1	Save Mart Supermarkets - Salinas, CA
2.26	Property		1	Save Mart Supermarkets - Kingsburg, CA
2.27	Property		1	Save Mart Supermarkets - Clovis, CA (3)
2.28	Property		1	Save Mart Supermarkets - Clovis, CA (2)
2.29	Property		1	Save Mart Supermarkets - Vacaville, CA (2)
2.30	Property		1	Save Mart Supermarkets - Elk Grove, CA
2.31	Property		1	Save Mart Supermarkets - Manteca, CA
2.32	Property		1	Save Mart Supermarkets - Fresno, CA (3)
2.33	Property		1	Save Mart Supermarkets - Lodi, CA
2.34	Property		1	Save Mart Supermarkets - Sparks, NV
2.35	Property		1	Save Mart Supermarkets - Carson City, NV
2.36	Property		1	Save Mart Supermarkets - Oakland, CA
2.37	Property		1	Save Mart Supermarkets - Coalinga, CA
2.38	Property		1	Save Mart Supermarkets - Marysville, CA
2.39	Property		1	Save Mart Supermarkets - Jackson, CA
2.40	Property		1	Badcock - Mulberry, FL (3)
2.41	Property		1	Badcock - Mulberry, FL (2)
2.42	Property		1	Badcock - Mulberry, FL (5)
3.00	Loan	5,6,7,10,11	7	Brandywine Strategic Office Portfolio	Springing	Yes	No	Yes	No	81,249,999	163,750,001	812,827.33	1,216,138.60	NAP	NAP	245,000,000	1,216,138.60	39.7%	2.80
3.01	Property		1	401-405 Colorado
3.02	Property		1	1900 Market
3.03	Property		1	The Bulletin Building
3.04	Property		1	Four Points Centre 3
3.05	Property		1	500 North Gulph
3.06	Property		1	Metroplex, PA
3.07	Property		1	933 First Avenue
4.00	Loan	5,12,13,14	1	Green Acres	Springing	Yes	Yes	Yes	NAP	70,000,000	300,000,000	1,495,232.63	1,844,120.25	NAP	NAP	370,000,000	1,844,120.25	54.5%	2.10
5.00	Loan	5,6,7	3	Orlando Office Portfolio	In Place	Yes	No	Yes	No	70,000,000	65,000,000	373,943.34	776,651.56	NAP	NAP	135,000,000	776,652	56.7%	1.42
5.01	Property		1	390 North Orange
5.02	Property		1	Citrus Center
5.03	Property		1	One Orlando Centre
6.00	Loan	6,7	10	Seminole Trail Portfolio	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	Technology Pointe I & II
6.02	Property		1	Westerre III
6.03	Property		1	Rowe Plaza
6.04	Property		1	Liberty Plaza I
6.05	Property		1	Westerre IV
6.06	Property		1	Glen Forest
6.07	Property		1	Innsbrook Commons
6.08	Property		1	Westgate II
6.09	Property		1	Commonwealth
6.10	Property		1	Suez
7.00	Loan	6	1	Shoppes at River Crossing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	15,16	1	Queen Kapiolani Hotel	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan	6,7	17	ExchangeRight Net Leased Portfolio #62	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.01	Property		1	FedEx Ground - Cumberland
9.02	Property		1	Pick 'n Save - Watertown
9.03	Property		1	BioLife Plasma Services L.P. - Irving
9.04	Property		1	Food Lion - Elizabeth City
9.05	Property		1	Fresenius Medical Care - Fairhaven
9.06	Property		1	CVS Pharmacy - New Cumberland
9.07	Property		1	Family Dollar - Chicago
9.08	Property		1	Dollar General - Midland
9.09	Property		1	Dollar General - Sylacauga
9.10	Property		1	Dollar General - Baton Rouge
9.11	Property		1	Dollar General - Horizon City
9.12	Property		1	Dollar General - Ponchatoula
9.13	Property		1	Dollar General - Swartz Creek

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)
9.14	Property		1	Dollar General - Gonzales
9.15	Property		1	Dollar General - Houston
9.16	Property		1	Family Dollar - Lafayette
9.17	Property		1	Dollar General - Eagle Pass
10.00	Loan	6,7	16	ExchangeRight Net Leased Portfolio #61	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.01	Property		1	Giant Eagle - Columbus, OH
10.02	Property		1	Metro Market - Madison, WI
10.03	Property		1	Giant Food - Upper Marlboro, MD
10.04	Property		1	Unity Point Health - Moline, IL
10.05	Property		1	BioLife Plasma Services L.P. - Webster, TX
10.06	Property		1	CVS Pharmacy - San Jacinto, CA
10.07	Property		1	CVS Pharmacy - Glenville, NY
10.08	Property		1	Dollar General Market - Lompoc, CA
10.09	Property		1	CVS Pharmacy - Miamisburg, OH
10.10	Property		1	Tractor Supply Company - Berea, KY
10.11	Property		1	Family Dollar - North Chicago, IL
10.12	Property		1	Family Dollar - Berwick, PA
10.13	Property		1	Family Dollar - Williamsport, PA
10.14	Property		1	Dollar Tree - San Antonio, TX
10.15	Property		1	AutoZone - Las Cruces, NM
10.16	Property		1	Dollar General - Salem, VA
11.00	Loan	5	1	McKesson Phase 2	In Place	Yes	Yes	Yes	NAP	46,700,000	30,000,000	130,284.73	333,094.61	NAP	NAP	76,700,000	333,095	63.9%	1.94
12.00	Loan	6,7	15	ExchangeRight Net Leased Portfolio #60	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.01	Property		1	ShopRite/ShopRite Liquor - Vineland (Landis), NJ
12.02	Property		1	BioLife Plasma Services L.P. - Waco (Marketplace), TX
12.03	Property		1	ShopRite - Upper Deerfield (Pearl), NJ
12.04	Property		1	Giant Food Store - Coopersburg (Fairmount), PA
12.05	Property		1	Hobby Lobby - Gulfport (Hwy 49), MS
12.06	Property		1	CVS Pharmacy - Mobile (Martin Luther King), AL
12.07	Property		1	Inspira - Vineland (Landis), NJ
12.08	Property		1	Family Dollar - Charlotte (Valleydale), NC
12.09	Property		1	Dollar Tree - Laredo (Hwy 359), TX
12.10	Property		1	Dollar General - Seneca (Bypass 123), SC
12.11	Property		1	Family Dollar - Jacksonville (103rd), FL
12.12	Property		1	Dollar Tree - Rocky Mount (NC97), NC
12.13	Property		1	Dollar Tree - Wesleyville (Buffalo), PA
12.14	Property		1	Dollar General - Cleveland (Georgetown), TN
12.15	Property		1	Dollar General - Canton (Navarre), OH
13.00	Loan		1	Smithsonian Libraries Research Annex	In Place	No	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	5,17	1	575 Broadway	Springing	Yes	Yes	Yes	No	34,846,068	91,993,620	682,226.94	940,646.23	NAP	NAP	126,839,689	940,646	59.0%	1.38
15.00	Loan	5	1	1201 Third Avenue	Springing	Yes	Yes	Yes	Yes	30,000,000	140,000,000	660,633.10	802,197.34	NAP	NAP	170,000,000	802,197	30.5%	2.76
16.00	Loan	5	1	Essex Crossing	In Place	Yes	Yes	Yes	NAP	25,000,000	15,690,000	91,072.82	236,185.67	NAP	NAP	40,690,000	236,186	65.0%	1.32
17.00	Loan	7,18,19,20	3	Shabsels Leased Fee Portfolio	In Place	No	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	Valley Center
17.02	Property		1	Clocktower Place
17.03	Property		1	Great Pond
18.00	Loan	6,7	2	Hampton Inn Orlando Florida Portfolio	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.01	Property		1	Hampton Inn Orlando - Airport - FL
18.02	Property		1	Hampton Inn Orlando - Universal - FL
19.00	Loan		1	Marnell Corporate Center V	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan		1	Heritage Shops at Millennium Park	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan		1	Hilton Garden Inn Blacksburg University	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	Quality Inn Long Beach-Signal Hill - CA	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan	6	1	Thomaston Shopping Center	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan		1	DRC Warehouse	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
1.00	Loan	5,6,7,8,9	5	National Warehouse & Distribution Portfolio	13.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Samuel Bert Malouf
1.01	Property		1	1700 Schuster Road
1.02	Property		1	101 Michelin Drive
1.03	Property		1	1525 West 2960 South
1.04	Property		1	5685 Raiders Road, Building B
1.05	Property		1	840 Complex Street Southwest
2.00	Loan	5,6,7	42	Oak Street NLP Fund Portfolio	14.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Blue Owl Capital, Inc. and Oak Street Real Estate Capital, LLC
2.01	Property		1	Big Lots - Tremont, PA
2.02	Property		1	Big Lots - Durant, OK
2.03	Property		1	Badcock - LaGrange, GA
2.04	Property		1	Badcock - Mebane, NC
2.05	Property		1	Badcock - Mulberry, FL
2.06	Property		1	NAICO - Chandler, OK
2.07	Property		1	Save Mart Supermarkets - San Pablo, CA
2.08	Property		1	Nation Safe Driver - Boca Raton, FL
2.09	Property		1	Save Mart Supermarkets - Fresno, CA (4)
2.10	Property		1	Save Mart Supermarkets - El Cerrito, CA
2.11	Property		1	Save Mart Supermarkets - Stockton, CA
2.12	Property		1	Save Mart Supermarkets - Modesto, CA (4)
2.13	Property		1	Save Mart Supermarkets - Grass Valley, CA
2.14	Property		1	Save Mart Supermarkets - Fresno, CA (5)
2.15	Property		1	Save Mart Supermarkets - Ceres, CA
2.16	Property		1	Save Mart Supermarkets - Bakersfield, CA
2.17	Property		1	Big Y - Milford, CT
2.18	Property		1	Save Mart Supermarkets - Sparks, NV (2)
2.19	Property		1	Save Mart Supermarkets - Tracy, CA
2.20	Property		1	Save Mart Supermarkets - Folsom, CA
2.21	Property		1	Save Mart Supermarkets - Tracy, CA (2)
2.22	Property		1	Save Mart Supermarkets - Napa, CA
2.23	Property		1	Badcock - Mulberry, FL (4)
2.24	Property		1	Save Mart Supermarkets - Chico, CA
2.25	Property		1	Save Mart Supermarkets - Salinas, CA
2.26	Property		1	Save Mart Supermarkets - Kingsburg, CA
2.27	Property		1	Save Mart Supermarkets - Clovis, CA (3)
2.28	Property		1	Save Mart Supermarkets - Clovis, CA (2)
2.29	Property		1	Save Mart Supermarkets - Vacaville, CA (2)
2.30	Property		1	Save Mart Supermarkets - Elk Grove, CA
2.31	Property		1	Save Mart Supermarkets - Manteca, CA
2.32	Property		1	Save Mart Supermarkets - Fresno, CA (3)
2.33	Property		1	Save Mart Supermarkets - Lodi, CA
2.34	Property		1	Save Mart Supermarkets - Sparks, NV
2.35	Property		1	Save Mart Supermarkets - Carson City, NV
2.36	Property		1	Save Mart Supermarkets - Oakland, CA
2.37	Property		1	Save Mart Supermarkets - Coalinga, CA
2.38	Property		1	Save Mart Supermarkets - Marysville, CA
2.39	Property		1	Save Mart Supermarkets - Jackson, CA
2.40	Property		1	Badcock - Mulberry, FL (3)
2.41	Property		1	Badcock - Mulberry, FL (2)
2.42	Property		1	Badcock - Mulberry, FL (5)
3.00	Loan	5,6,7,10,11	7	Brandywine Strategic Office Portfolio	18.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Brandywine Operating Partnership, L.P.
3.01	Property		1	401-405 Colorado
3.02	Property		1	1900 Market
3.03	Property		1	The Bulletin Building
3.04	Property		1	Four Points Centre 3
3.05	Property		1	500 North Gulph
3.06	Property		1	Metroplex, PA
3.07	Property		1	933 First Avenue
4.00	Loan	5,12,13,14	1	Green Acres	13.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	The Macerich Partnership, L.P.
5.00	Loan	5,6,7	3	Orlando Office Portfolio	10.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Southwest Value Partners Fund XVIII LP
5.01	Property		1	390 North Orange
5.02	Property		1	Citrus Center
5.03	Property		1	One Orlando Centre
6.00	Loan	6,7	10	Seminole Trail Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Richard Bruce Hewitt and Mary Cynthia Hewitt
6.01	Property		1	Technology Pointe I & II
6.02	Property		1	Westerre III
6.03	Property		1	Rowe Plaza
6.04	Property		1	Liberty Plaza I
6.05	Property		1	Westerre IV
6.06	Property		1	Glen Forest
6.07	Property		1	Innsbrook Commons
6.08	Property		1	Westgate II
6.09	Property		1	Commonwealth
6.10	Property		1	Suez
7.00	Loan	6	1	Shoppes at River Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Brookfield Properties Retail Holding LLC
8.00	Loan	15,16	1	Queen Kapiolani Hotel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Financial Partners Group Co., Ltd.
9.00	Loan	6,7	17	ExchangeRight Net Leased Portfolio #62	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	ExchangeRight Real Estate, LLC
9.01	Property		1	FedEx Ground - Cumberland
9.02	Property		1	Pick 'n Save - Watertown
9.03	Property		1	BioLife Plasma Services L.P. - Irving
9.04	Property		1	Food Lion - Elizabeth City
9.05	Property		1	Fresenius Medical Care - Fairhaven
9.06	Property		1	CVS Pharmacy - New Cumberland
9.07	Property		1	Family Dollar - Chicago
9.08	Property		1	Dollar General - Midland
9.09	Property		1	Dollar General - Sylacauga
9.10	Property		1	Dollar General - Baton Rouge
9.11	Property		1	Dollar General - Horizon City
9.12	Property		1	Dollar General - Ponchatoula
9.13	Property		1	Dollar General - Swartz Creek

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
9.14	Property		1	Dollar General - Gonzales
9.15	Property		1	Dollar General - Houston
9.16	Property		1	Family Dollar - Lafayette
9.17	Property		1	Dollar General - Eagle Pass
10.00	Loan	6,7	16	ExchangeRight Net Leased Portfolio #61	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	David Fisher, Warren Thomas, ExchangeRight Real Estate, LLC, Joshua Ungerecht
10.01	Property		1	Giant Eagle - Columbus, OH
10.02	Property		1	Metro Market - Madison, WI
10.03	Property		1	Giant Food - Upper Marlboro, MD
10.04	Property		1	Unity Point Health - Moline, IL
10.05	Property		1	BioLife Plasma Services L.P. - Webster, TX
10.06	Property		1	CVS Pharmacy - San Jacinto, CA
10.07	Property		1	CVS Pharmacy - Glenville, NY
10.08	Property		1	Dollar General Market - Lompoc, CA
10.09	Property		1	CVS Pharmacy - Miamisburg, OH
10.10	Property		1	Tractor Supply Company - Berea, KY
10.11	Property		1	Family Dollar - North Chicago, IL
10.12	Property		1	Family Dollar - Berwick, PA
10.13	Property		1	Family Dollar - Williamsport, PA
10.14	Property		1	Dollar Tree - San Antonio, TX
10.15	Property		1	AutoZone - Las Cruces, NM
10.16	Property		1	Dollar General - Salem, VA
11.00	Loan	5	1	McKesson Phase 2	10.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Golden Eagle Group Inc.
12.00	Loan	6,7	15	ExchangeRight Net Leased Portfolio #60	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	David Fisher, Joshua Ungerecht and Warren Thomas
12.01	Property		1	ShopRite/ShopRite Liquor - Vineland (Landis), NJ
12.02	Property		1	BioLife Plasma Services L.P. - Waco (Marketplace), TX
12.03	Property		1	ShopRite - Upper Deerfield (Pearl), NJ
12.04	Property		1	Giant Food Store - Coopersburg (Fairmount), PA
12.05	Property		1	Hobby Lobby - Gulfport (Hwy 49), MS
12.06	Property		1	CVS Pharmacy - Mobile (Martin Luther King), AL
12.07	Property		1	Inspira - Vineland (Landis), NJ
12.08	Property		1	Family Dollar - Charlotte (Valleydale), NC
12.09	Property		1	Dollar Tree - Laredo (Hwy 359), TX
12.10	Property		1	Dollar General - Seneca (Bypass 123), SC
12.11	Property		1	Family Dollar - Jacksonville (103rd), FL
12.12	Property		1	Dollar Tree - Rocky Mount (NC97), NC
12.13	Property		1	Dollar Tree - Wesleyville (Buffalo), PA
12.14	Property		1	Dollar General - Cleveland (Georgetown), TN
12.15	Property		1	Dollar General - Canton (Navarre), OH
13.00	Loan		1	Smithsonian Libraries Research Annex	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Henry Gross
14.00	Loan	5,17	1	575 Broadway	12.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Peter M. Brant
15.00	Loan	5	1	1201 Third Avenue	17.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	MetLife, Inc. and New York Common Retirement Fund
16.00	Loan	5	1	Essex Crossing	9.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Taconic Development Capital LLC, Brandon Baron, Donald Capoccia, L+M Development Partners LLC, Joseph Ferrara
17.00	Loan	7,18,19,20	3	Shabsels Leased Fee Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Michael Shabsels and David Shabsels
17.01	Property		1	Valley Center
17.02	Property		1	Clocktower Place
17.03	Property		1	Great Pond
18.00	Loan	6,7	2	Hampton Inn Orlando Florida Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Hok Kit Lou and Ching Sau Cheung
18.01	Property		1	Hampton Inn Orlando - Airport - FL
18.02	Property		1	Hampton Inn Orlando - Universal - FL
19.00	Loan		1	Marnell Corporate Center V	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Ryan Tedder, RBT Preservation Trust, dated September 10, 2020 and Keith Kantrowitz
20.00	Loan		1	Heritage Shops at Millennium Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Hunt DREF LLC
21.00	Loan	1	Hilton Garden Inn Blacksburg University	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Brookfield Strategic Real Estate Partners II BPY LLC, Brookfield Real Estate Partners II-A L.P., Brookfield Strategic Real Esate Partners (ER) L.P.,
Brookfield Strategic Real Estate Partners II-B L.P., Brookfield Strategic Real Estate Partners II-C L.P. and Brookfield Strategic Real Estate Partners II-C
															(ER) L.P.
22.00	Loan		1	Quality Inn Long Beach-Signal Hill - CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Surapol Techaruvhichit
23.00	Loan	6	1	Thomaston Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Baroukh Sasouness
24.00	Loan		1	DRC Warehouse	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Andrew Gi and Dax Thomas Sullivan Mitchell

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)
1.00	Loan	5,6,7,8,9	5	National Warehouse & Distribution Portfolio	Samuel Bert Malouf	No	No	Refinance		157,000,000	0	0	0	157,000,000
1.01	Property		1	1700 Schuster Road
1.02	Property		1	101 Michelin Drive
1.03	Property		1	1525 West 2960 South
1.04	Property		1	5685 Raiders Road, Building B
1.05	Property		1	840 Complex Street Southwest
2.00	Loan	5,6,7	42	Oak Street NLP Fund Portfolio	Oak Street Real Estate Capital Net Lease Property Fund, LP, Oak Street Real Estate Capital Net Lease Property Fund (A), LP and Oak Street Real Estate Capital Net Lease Property Fund (P), LP	No	No	Recapitalization		340,000,000	0	85,000,000	0	425,000,000
2.01	Property		1	Big Lots - Tremont, PA
2.02	Property		1	Big Lots - Durant, OK
2.03	Property		1	Badcock - LaGrange, GA
2.04	Property		1	Badcock - Mebane, NC
2.05	Property		1	Badcock - Mulberry, FL
2.06	Property		1	NAICO - Chandler, OK
2.07	Property		1	Save Mart Supermarkets - San Pablo, CA
2.08	Property		1	Nation Safe Driver - Boca Raton, FL
2.09	Property		1	Save Mart Supermarkets - Fresno, CA (4)
2.10	Property		1	Save Mart Supermarkets - El Cerrito, CA
2.11	Property		1	Save Mart Supermarkets - Stockton, CA
2.12	Property		1	Save Mart Supermarkets - Modesto, CA (4)
2.13	Property		1	Save Mart Supermarkets - Grass Valley, CA
2.14	Property		1	Save Mart Supermarkets - Fresno, CA (5)
2.15	Property		1	Save Mart Supermarkets - Ceres, CA
2.16	Property		1	Save Mart Supermarkets - Bakersfield, CA
2.17	Property		1	Big Y - Milford, CT
2.18	Property		1	Save Mart Supermarkets - Sparks, NV (2)
2.19	Property		1	Save Mart Supermarkets - Tracy, CA
2.20	Property		1	Save Mart Supermarkets - Folsom, CA
2.21	Property		1	Save Mart Supermarkets - Tracy, CA (2)
2.22	Property		1	Save Mart Supermarkets - Napa, CA
2.23	Property		1	Badcock - Mulberry, FL (4)
2.24	Property		1	Save Mart Supermarkets - Chico, CA
2.25	Property		1	Save Mart Supermarkets - Salinas, CA
2.26	Property		1	Save Mart Supermarkets - Kingsburg, CA
2.27	Property		1	Save Mart Supermarkets - Clovis, CA (3)
2.28	Property		1	Save Mart Supermarkets - Clovis, CA (2)
2.29	Property		1	Save Mart Supermarkets - Vacaville, CA (2)
2.30	Property		1	Save Mart Supermarkets - Elk Grove, CA
2.31	Property		1	Save Mart Supermarkets - Manteca, CA
2.32	Property		1	Save Mart Supermarkets - Fresno, CA (3)
2.33	Property		1	Save Mart Supermarkets - Lodi, CA
2.34	Property		1	Save Mart Supermarkets - Sparks, NV
2.35	Property		1	Save Mart Supermarkets - Carson City, NV
2.36	Property		1	Save Mart Supermarkets - Oakland, CA
2.37	Property		1	Save Mart Supermarkets - Coalinga, CA
2.38	Property		1	Save Mart Supermarkets - Marysville, CA
2.39	Property		1	Save Mart Supermarkets - Jackson, CA
2.40	Property		1	Badcock - Mulberry, FL (3)
2.41	Property		1	Badcock - Mulberry, FL (2)
2.42	Property		1	Badcock - Mulberry, FL (5)
3.00	Loan	5,6,7,10,11	7	Brandywine Strategic Office Portfolio	Brandywine Operating Partnership, L.P.	No	No	Recapitalization		245,000,000	0	0	0	245,000,000
3.01	Property		1	401-405 Colorado
3.02	Property		1	1900 Market
3.03	Property		1	The Bulletin Building
3.04	Property		1	Four Points Centre 3
3.05	Property		1	500 North Gulph
3.06	Property		1	Metroplex, PA
3.07	Property		1	933 First Avenue
4.00	Loan	5,12,13,14	1	Green Acres	The Macerich Partnership, L.P.	No	No	Refinance		370,000,000	11,744,495	0	0	381,744,495
5.00	Loan	5,6,7	3	Orlando Office Portfolio	Southwest Value Partners Fund XVIII LP	No	No	Refinance		135,000,000	24,513,780	0	0	159,513,780
5.01	Property		1	390 North Orange
5.02	Property		1	Citrus Center
5.03	Property		1	One Orlando Centre
6.00	Loan	6,7	10	Seminole Trail Portfolio	Richard Bruce Hewitt and Mary Cynthia Hewitt	No	No	Acquisition		65,000,000	59,529,204	0	0	124,529,204
6.01	Property		1	Technology Pointe I & II
6.02	Property		1	Westerre III
6.03	Property		1	Rowe Plaza
6.04	Property		1	Liberty Plaza I
6.05	Property		1	Westerre IV
6.06	Property		1	Glen Forest
6.07	Property		1	Innsbrook Commons
6.08	Property		1	Westgate II
6.09	Property		1	Commonwealth
6.10	Property		1	Suez
7.00	Loan	6	1	Shoppes at River Crossing	BPR Nimbus LLC	No	No	Refinance		65,000,000	8,386,880	0	0	73,386,880
8.00	Loan	15,16	1	Queen Kapiolani Hotel	Financial Partners Group Co., Ltd.	No	No	Recapitalization		60,300,000	0	0	0	60,300,000
9.00	Loan	6,7	17	ExchangeRight Net Leased Portfolio #62	ExchangeRight Real Estate, LLC, David Fisher, Joshua Ungerecht and Warren Thomas	Yes	No	Acquisition		48,500,000	50,201,780	0	0	98,701,780
9.01	Property		1	FedEx Ground - Cumberland
9.02	Property		1	Pick 'n Save - Watertown
9.03	Property		1	BioLife Plasma Services L.P. - Irving
9.04	Property		1	Food Lion - Elizabeth City
9.05	Property		1	Fresenius Medical Care - Fairhaven
9.06	Property		1	CVS Pharmacy - New Cumberland
9.07	Property		1	Family Dollar - Chicago
9.08	Property		1	Dollar General - Midland
9.09	Property		1	Dollar General - Sylacauga
9.10	Property		1	Dollar General - Baton Rouge
9.11	Property		1	Dollar General - Horizon City
9.12	Property		1	Dollar General - Ponchatoula
9.13	Property		1	Dollar General - Swartz Creek

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)
9.14	Property		1	Dollar General - Gonzales
9.15	Property		1	Dollar General - Houston
9.16	Property		1	Family Dollar - Lafayette
9.17	Property		1	Dollar General - Eagle Pass
10.00	Loan	6,7	16	ExchangeRight Net Leased Portfolio #61	David Fisher, Warren Thomas, ExchangeRight Real Estate, LLC, Joshua Ungerecht	Yes	No	Acquisition		46,872,000	51,475,741	0	0	98,347,741
10.01	Property		1	Giant Eagle - Columbus, OH
10.02	Property		1	Metro Market - Madison, WI
10.03	Property		1	Giant Food - Upper Marlboro, MD
10.04	Property		1	Unity Point Health - Moline, IL
10.05	Property		1	BioLife Plasma Services L.P. - Webster, TX
10.06	Property		1	CVS Pharmacy - San Jacinto, CA
10.07	Property		1	CVS Pharmacy - Glenville, NY
10.08	Property		1	Dollar General Market - Lompoc, CA
10.09	Property		1	CVS Pharmacy - Miamisburg, OH
10.10	Property		1	Tractor Supply Company - Berea, KY
10.11	Property		1	Family Dollar - North Chicago, IL
10.12	Property		1	Family Dollar - Berwick, PA
10.13	Property		1	Family Dollar - Williamsport, PA
10.14	Property		1	Dollar Tree - San Antonio, TX
10.15	Property		1	AutoZone - Las Cruces, NM
10.16	Property		1	Dollar General - Salem, VA
11.00	Loan	5	1	McKesson Phase 2	GEG Investments LLC and Golden Eagle Group Inc.	No	No	Acquisition		76,700,000	52,153,299	0	0	128,853,299
12.00	Loan	6,7	15	ExchangeRight Net Leased Portfolio #60	David Fisher, Joshua Ungerecht and Warren Thomas	Yes	No	Acquisition		39,250,000	44,373,980	0	0	83,623,980
12.01	Property		1	ShopRite/ShopRite Liquor - Vineland (Landis), NJ
12.02	Property		1	BioLife Plasma Services L.P. - Waco (Marketplace), TX
12.03	Property		1	ShopRite - Upper Deerfield (Pearl), NJ
12.04	Property		1	Giant Food Store - Coopersburg (Fairmount), PA
12.05	Property		1	Hobby Lobby - Gulfport (Hwy 49), MS
12.06	Property		1	CVS Pharmacy - Mobile (Martin Luther King), AL
12.07	Property		1	Inspira - Vineland (Landis), NJ
12.08	Property		1	Family Dollar - Charlotte (Valleydale), NC
12.09	Property		1	Dollar Tree - Laredo (Hwy 359), TX
12.10	Property		1	Dollar General - Seneca (Bypass 123), SC
12.11	Property		1	Family Dollar - Jacksonville (103rd), FL
12.12	Property		1	Dollar Tree - Rocky Mount (NC97), NC
12.13	Property		1	Dollar Tree - Wesleyville (Buffalo), PA
12.14	Property		1	Dollar General - Cleveland (Georgetown), TN
12.15	Property		1	Dollar General - Canton (Navarre), OH
13.00	Loan		1	Smithsonian Libraries Research Annex	444 Madison, LLC	No	No	Refinance		36,000,000	1,069,140	0	0	37,069,140
14.00	Loan	5,17	1	575 Broadway	Peter M. Brant	No	No	Refinance		127,400,000	5,592,260	0	0	132,992,260
15.00	Loan	5	1	1201 Third Avenue	NAP	No	No	Refinance		170,000,000	89,973,080	0	0	259,973,080
16.00	Loan	5	1	Essex Crossing	Taconic Development Capital LLC, Brandon Baron, Donald Capoccia, L+M Development Partners LLC, Joseph Ferrara	No	No	Refinance
17.00	Loan	7,18,19,20	3	Shabsels Leased Fee Portfolio	Michael Shabsels and David Shabsels	No	No	Refinance
17.01	Property		1	Valley Center
17.02	Property		1	Clocktower Place
17.03	Property		1	Great Pond
18.00	Loan	6,7	2	Hampton Inn Orlando Florida Portfolio	Hok Kit Lou and Ching Sau Cheung	No	No	Refinance
18.01	Property		1	Hampton Inn Orlando - Airport - FL
18.02	Property		1	Hampton Inn Orlando - Universal - FL
19.00	Loan		1	Marnell Corporate Center V	Ryan Tedder, RBT Preservation Trust, dated September 10, 2020 and Keith Kantrowitz	No	Yes	Acquisition
20.00	Loan		1	Heritage Shops at Millennium Park	Hunt DREF LLC	No	No	Refinance
21.00	Loan		1	Hilton Garden Inn Blacksburg University	Hospitality Investors Trust, Inc.	No	No	Refinance
22.00	Loan		1	Quality Inn Long Beach-Signal Hill - CA	Zeer Oversea LLC	No	No	Recapitalization
23.00	Loan	6	1	Thomaston Shopping Center	Baroukh Sasouness	No	No	Acquisition
24.00	Loan		1	DRC Warehouse	Andrew Gi and Dax Thomas Sullivan Mitchell	No	No	Acquisition

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)
1.00	Loan	5,6,7,8,9	5	National Warehouse & Distribution Portfolio	125,610,988	0	4,880,133	6,375,099	20,133,780	0	157,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	1700 Schuster Road								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	101 Michelin Drive								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	1525 West 2960 South								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	5685 Raiders Road, Building B								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	840 Complex Street Southwest								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.00	Loan	5,6,7	42	Oak Street NLP Fund Portfolio	0	0	11,288,500	27,550	413,683,950	0	425,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.01	Property		1	Big Lots - Tremont, PA								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.02	Property		1	Big Lots - Durant, OK								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.03	Property		1	Badcock - LaGrange, GA								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.04	Property		1	Badcock - Mebane, NC								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.05	Property		1	Badcock - Mulberry, FL								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.06	Property		1	NAICO - Chandler, OK								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.07	Property		1	Save Mart Supermarkets - San Pablo, CA								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.08	Property		1	Nation Safe Driver - Boca Raton, FL								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.09	Property		1	Save Mart Supermarkets - Fresno, CA (4)								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.10	Property		1	Save Mart Supermarkets - El Cerrito, CA								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.11	Property		1	Save Mart Supermarkets - Stockton, CA								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.12	Property		1	Save Mart Supermarkets - Modesto, CA (4)								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.13	Property		1	Save Mart Supermarkets - Grass Valley, CA								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.14	Property		1	Save Mart Supermarkets - Fresno, CA (5)								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.15	Property		1	Save Mart Supermarkets - Ceres, CA								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.16	Property		1	Save Mart Supermarkets - Bakersfield, CA								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.17	Property		1	Big Y - Milford, CT								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.18	Property		1	Save Mart Supermarkets - Sparks, NV (2)								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.19	Property		1	Save Mart Supermarkets - Tracy, CA								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.20	Property		1	Save Mart Supermarkets - Folsom, CA								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.21	Property		1	Save Mart Supermarkets - Tracy, CA (2)								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.22	Property		1	Save Mart Supermarkets - Napa, CA								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.23	Property		1	Badcock - Mulberry, FL (4)								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.24	Property		1	Save Mart Supermarkets - Chico, CA								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.25	Property		1	Save Mart Supermarkets - Salinas, CA								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.26	Property		1	Save Mart Supermarkets - Kingsburg, CA								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.27	Property		1	Save Mart Supermarkets - Clovis, CA (3)								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.28	Property		1	Save Mart Supermarkets - Clovis, CA (2)								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.29	Property		1	Save Mart Supermarkets - Vacaville, CA (2)								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.30	Property		1	Save Mart Supermarkets - Elk Grove, CA								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.31	Property		1	Save Mart Supermarkets - Manteca, CA								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.32	Property		1	Save Mart Supermarkets - Fresno, CA (3)								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.33	Property		1	Save Mart Supermarkets - Lodi, CA								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.34	Property		1	Save Mart Supermarkets - Sparks, NV								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.35	Property		1	Save Mart Supermarkets - Carson City, NV								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.36	Property		1	Save Mart Supermarkets - Oakland, CA								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.37	Property		1	Save Mart Supermarkets - Coalinga, CA								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.38	Property		1	Save Mart Supermarkets - Marysville, CA								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.39	Property		1	Save Mart Supermarkets - Jackson, CA								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.40	Property		1	Badcock - Mulberry, FL (3)								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.41	Property		1	Badcock - Mulberry, FL (2)								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.42	Property		1	Badcock - Mulberry, FL (5)								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.00	Loan	5,6,7,10,11	7	Brandywine Strategic Office Portfolio	0	0	1,935,877	26,278,905	216,785,218	0	245,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	401-405 Colorado								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	1900 Market								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.03	Property		1	The Bulletin Building								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.04	Property		1	Four Points Centre 3								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.05	Property		1	500 North Gulph								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.06	Property		1	Metroplex, PA								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.07	Property		1	933 First Avenue								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan	5,12,13,14	1	Green Acres	364,192,834	0	12,739,883	4,811,779	0	0	381,744,495	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.00	Loan	5,6,7	3	Orlando Office Portfolio	144,245,212	0	5,446,200	9,822,368	0	0	159,513,780	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	390 North Orange								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	Citrus Center								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	One Orlando Centre								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	6,7	10	Seminole Trail Portfolio	0	118,949,232	3,235,849	2,344,123	0	0	124,529,204	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	Technology Pointe I & II								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	Westerre III								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	Rowe Plaza								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.04	Property		1	Liberty Plaza I								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.05	Property		1	Westerre IV								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.06	Property		1	Glen Forest								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.07	Property		1	Innsbrook Commons								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.08	Property		1	Westgate II								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.09	Property		1	Commonwealth								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.10	Property		1	Suez								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan	6	1	Shoppes at River Crossing	70,051,304	0	1,009,402	2,326,174	0	0	73,386,880	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	15,16	1	Queen Kapiolani Hotel	0	0	3,892,139	612,160	55,795,702	0	60,300,000	NAP	219.68	196.76	89.6%	219.68	196.76	89.6%	183.56
9.00	Loan	6,7	17	ExchangeRight Net Leased Portfolio #62	0	96,170,210	1,890,733	640,837	0	0	98,701,780	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.01	Property		1	FedEx Ground - Cumberland								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	Pick 'n Save - Watertown								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	BioLife Plasma Services L.P. - Irving								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	Food Lion - Elizabeth City								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	Fresenius Medical Care - Fairhaven								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.06	Property		1	CVS Pharmacy - New Cumberland								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.07	Property		1	Family Dollar - Chicago								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.08	Property		1	Dollar General - Midland								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.09	Property		1	Dollar General - Sylacauga								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.10	Property		1	Dollar General - Baton Rouge								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.11	Property		1	Dollar General - Horizon City								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.12	Property		1	Dollar General - Ponchatoula								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.13	Property		1	Dollar General - Swartz Creek								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)
9.14	Property		1	Dollar General - Gonzales								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.15	Property		1	Dollar General - Houston								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.16	Property		1	Family Dollar - Lafayette								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.17	Property		1	Dollar General - Eagle Pass								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan	6,7	16	ExchangeRight Net Leased Portfolio #61	0	95,790,940	882,405	1,674,397	0	0	98,347,741	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.01	Property		1	Giant Eagle - Columbus, OH								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	Metro Market - Madison, WI								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	Giant Food - Upper Marlboro, MD								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.04	Property		1	Unity Point Health - Moline, IL								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.05	Property		1	BioLife Plasma Services L.P. - Webster, TX								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.06	Property		1	CVS Pharmacy - San Jacinto, CA								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.07	Property		1	CVS Pharmacy - Glenville, NY								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.08	Property		1	Dollar General Market - Lompoc, CA								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.09	Property		1	CVS Pharmacy - Miamisburg, OH								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.10	Property		1	Tractor Supply Company - Berea, KY								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.11	Property		1	Family Dollar - North Chicago, IL								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.12	Property		1	Family Dollar - Berwick, PA								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.13	Property		1	Family Dollar - Williamsport, PA								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.14	Property		1	Dollar Tree - San Antonio, TX								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.15	Property		1	AutoZone - Las Cruces, NM								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.16	Property		1	Dollar General - Salem, VA								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.00	Loan	5	1	McKesson Phase 2	0	118,000,000	10,832,031	21,268	0	0	128,853,299	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan	6,7	15	ExchangeRight Net Leased Portfolio #60	0	79,129,817	2,628,547	1,865,616	0	0	83,623,980	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.01	Property		1	ShopRite/ShopRite Liquor - Vineland (Landis), NJ								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.02	Property		1	BioLife Plasma Services L.P. - Waco (Marketplace), TX								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.03	Property		1	ShopRite - Upper Deerfield (Pearl), NJ								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.04	Property		1	Giant Food Store - Coopersburg (Fairmount), PA								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.05	Property		1	Hobby Lobby - Gulfport (Hwy 49), MS								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.06	Property		1	CVS Pharmacy - Mobile (Martin Luther King), AL								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.07	Property		1	Inspira - Vineland (Landis), NJ								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.08	Property		1	Family Dollar - Charlotte (Valleydale), NC								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.09	Property		1	Dollar Tree - Laredo (Hwy 359), TX								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.10	Property		1	Dollar General - Seneca (Bypass 123), SC								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.11	Property		1	Family Dollar - Jacksonville (103rd), FL								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.12	Property		1	Dollar Tree - Rocky Mount (NC97), NC								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.13	Property		1	Dollar Tree - Wesleyville (Buffalo), PA								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.14	Property		1	Dollar General - Cleveland (Georgetown), TN								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.15	Property		1	Dollar General - Canton (Navarre), OH								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan		1	Smithsonian Libraries Research Annex	35,892,201	0	395,804	781,135	0	0	37,069,140	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	5,17	1	575 Broadway	123,945,221	0	4,052,640	4,994,399	0	0	132,992,260	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan	5	1	1201 Third Avenue	236,517,648	0	2,132,653	21,322,779	0	0	259,973,080	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan	5	1	Essex Crossing								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan	7,18,19,20	3	Shabsels Leased Fee Portfolio								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	Valley Center								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Clocktower Place								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.03	Property		1	Great Pond								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan	6,7	2	Hampton Inn Orlando Florida Portfolio								4/30/2031	126.78	108.15	85.3%	126.78	108.15	85.3%	92.44
18.01	Property		1	Hampton Inn Orlando - Airport - FL								4/30/2031	143.67	133.84	93.2%	143.67	133.84	93.2%	93.49
18.02	Property		1	Hampton Inn Orlando - Universal - FL								4/30/2031	114.48	89.46	78.1%	114.48	89.46	78.1%	91.68
19.00	Loan		1	Marnell Corporate Center V								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan		1	Heritage Shops at Millennium Park								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan		1	Hilton Garden Inn Blacksburg University								6/30/2036	142.25	91.19	64.1%	142.25	91.19	64.1%	114.30
22.00	Loan		1	Quality Inn Long Beach-Signal Hill - CA								10/31/2038	125.31	93.44	74.6%	125.31	93.44	74.6%	110.25
23.00	Loan	6	1	Thomaston Shopping Center								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan		1	DRC Warehouse								NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
1.00	Loan	5,6,7,8,9	5	National Warehouse & Distribution Portfolio	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	1700 Schuster Road	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	101 Michelin Drive	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	1525 West 2960 South	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	5685 Raiders Road, Building B	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	840 Complex Street Southwest	NAP	NAP	NAP	NAP	NAP
2.00	Loan	5,6,7	42	Oak Street NLP Fund Portfolio	NAP	NAP	NAP	NAP	NAP
2.01	Property		1	Big Lots - Tremont, PA	NAP	NAP	NAP	NAP	NAP
2.02	Property		1	Big Lots - Durant, OK	NAP	NAP	NAP	NAP	NAP
2.03	Property		1	Badcock - LaGrange, GA	NAP	NAP	NAP	NAP	NAP
2.04	Property		1	Badcock - Mebane, NC	NAP	NAP	NAP	NAP	NAP
2.05	Property		1	Badcock - Mulberry, FL	NAP	NAP	NAP	NAP	NAP
2.06	Property		1	NAICO - Chandler, OK	NAP	NAP	NAP	NAP	NAP
2.07	Property		1	Save Mart Supermarkets - San Pablo, CA	NAP	NAP	NAP	NAP	NAP
2.08	Property		1	Nation Safe Driver - Boca Raton, FL	NAP	NAP	NAP	NAP	NAP
2.09	Property		1	Save Mart Supermarkets - Fresno, CA (4)	NAP	NAP	NAP	NAP	NAP
2.10	Property		1	Save Mart Supermarkets - El Cerrito, CA	NAP	NAP	NAP	NAP	NAP
2.11	Property		1	Save Mart Supermarkets - Stockton, CA	NAP	NAP	NAP	NAP	NAP
2.12	Property		1	Save Mart Supermarkets - Modesto, CA (4)	NAP	NAP	NAP	NAP	NAP
2.13	Property		1	Save Mart Supermarkets - Grass Valley, CA	NAP	NAP	NAP	NAP	NAP
2.14	Property		1	Save Mart Supermarkets - Fresno, CA (5)	NAP	NAP	NAP	NAP	NAP
2.15	Property		1	Save Mart Supermarkets - Ceres, CA	NAP	NAP	NAP	NAP	NAP
2.16	Property		1	Save Mart Supermarkets - Bakersfield, CA	NAP	NAP	NAP	NAP	NAP
2.17	Property		1	Big Y - Milford, CT	NAP	NAP	NAP	NAP	NAP
2.18	Property		1	Save Mart Supermarkets - Sparks, NV (2)	NAP	NAP	NAP	NAP	NAP
2.19	Property		1	Save Mart Supermarkets - Tracy, CA	NAP	NAP	NAP	NAP	NAP
2.20	Property		1	Save Mart Supermarkets - Folsom, CA	NAP	NAP	NAP	NAP	NAP
2.21	Property		1	Save Mart Supermarkets - Tracy, CA (2)	NAP	NAP	NAP	NAP	NAP
2.22	Property		1	Save Mart Supermarkets - Napa, CA	NAP	NAP	NAP	NAP	NAP
2.23	Property		1	Badcock - Mulberry, FL (4)	NAP	NAP	NAP	NAP	NAP
2.24	Property		1	Save Mart Supermarkets - Chico, CA	NAP	NAP	NAP	NAP	NAP
2.25	Property		1	Save Mart Supermarkets - Salinas, CA	NAP	NAP	NAP	NAP	NAP
2.26	Property		1	Save Mart Supermarkets - Kingsburg, CA	NAP	NAP	NAP	NAP	NAP
2.27	Property		1	Save Mart Supermarkets - Clovis, CA (3)	NAP	NAP	NAP	NAP	NAP
2.28	Property		1	Save Mart Supermarkets - Clovis, CA (2)	NAP	NAP	NAP	NAP	NAP
2.29	Property		1	Save Mart Supermarkets - Vacaville, CA (2)	NAP	NAP	NAP	NAP	NAP
2.30	Property		1	Save Mart Supermarkets - Elk Grove, CA	NAP	NAP	NAP	NAP	NAP
2.31	Property		1	Save Mart Supermarkets - Manteca, CA	NAP	NAP	NAP	NAP	NAP
2.32	Property		1	Save Mart Supermarkets - Fresno, CA (3)	NAP	NAP	NAP	NAP	NAP
2.33	Property		1	Save Mart Supermarkets - Lodi, CA	NAP	NAP	NAP	NAP	NAP
2.34	Property		1	Save Mart Supermarkets - Sparks, NV	NAP	NAP	NAP	NAP	NAP
2.35	Property		1	Save Mart Supermarkets - Carson City, NV	NAP	NAP	NAP	NAP	NAP
2.36	Property		1	Save Mart Supermarkets - Oakland, CA	NAP	NAP	NAP	NAP	NAP
2.37	Property		1	Save Mart Supermarkets - Coalinga, CA	NAP	NAP	NAP	NAP	NAP
2.38	Property		1	Save Mart Supermarkets - Marysville, CA	NAP	NAP	NAP	NAP	NAP
2.39	Property		1	Save Mart Supermarkets - Jackson, CA	NAP	NAP	NAP	NAP	NAP
2.40	Property		1	Badcock - Mulberry, FL (3)	NAP	NAP	NAP	NAP	NAP
2.41	Property		1	Badcock - Mulberry, FL (2)	NAP	NAP	NAP	NAP	NAP
2.42	Property		1	Badcock - Mulberry, FL (5)	NAP	NAP	NAP	NAP	NAP
3.00	Loan	5,6,7,10,11	7	Brandywine Strategic Office Portfolio	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	401-405 Colorado	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	1900 Market	NAP	NAP	NAP	NAP	NAP
3.03	Property		1	The Bulletin Building	NAP	NAP	NAP	NAP	NAP
3.04	Property		1	Four Points Centre 3	NAP	NAP	NAP	NAP	NAP
3.05	Property		1	500 North Gulph	NAP	NAP	NAP	NAP	NAP
3.06	Property		1	Metroplex, PA	NAP	NAP	NAP	NAP	NAP
3.07	Property		1	933 First Avenue	NAP	NAP	NAP	NAP	NAP
4.00	Loan	5,12,13,14	1	Green Acres	NAP	NAP	NAP	NAP	NAP
5.00	Loan	5,6,7	3	Orlando Office Portfolio	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	390 North Orange	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	Citrus Center	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	One Orlando Centre	NAP	NAP	NAP	NAP	NAP
6.00	Loan	6,7	10	Seminole Trail Portfolio	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	Technology Pointe I & II	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	Westerre III	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	Rowe Plaza	NAP	NAP	NAP	NAP	NAP
6.04	Property		1	Liberty Plaza I	NAP	NAP	NAP	NAP	NAP
6.05	Property		1	Westerre IV	NAP	NAP	NAP	NAP	NAP
6.06	Property		1	Glen Forest	NAP	NAP	NAP	NAP	NAP
6.07	Property		1	Innsbrook Commons	NAP	NAP	NAP	NAP	NAP
6.08	Property		1	Westgate II	NAP	NAP	NAP	NAP	NAP
6.09	Property		1	Commonwealth	NAP	NAP	NAP	NAP	NAP
6.10	Property		1	Suez	NAP	NAP	NAP	NAP	NAP
7.00	Loan	6	1	Shoppes at River Crossing	NAP	NAP	NAP	NAP	NAP
8.00	Loan	15,16	1	Queen Kapiolani Hotel	134.43	73.2%	181.72	40.39	22.2%
9.00	Loan	6,7	17	ExchangeRight Net Leased Portfolio #62	NAP	NAP	NAP	NAP	NAP
9.01	Property		1	FedEx Ground - Cumberland	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	Pick 'n Save - Watertown	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	BioLife Plasma Services L.P. - Irving	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	Food Lion - Elizabeth City	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	Fresenius Medical Care - Fairhaven	NAP	NAP	NAP	NAP	NAP
9.06	Property		1	CVS Pharmacy - New Cumberland	NAP	NAP	NAP	NAP	NAP
9.07	Property		1	Family Dollar - Chicago	NAP	NAP	NAP	NAP	NAP
9.08	Property		1	Dollar General - Midland	NAP	NAP	NAP	NAP	NAP
9.09	Property		1	Dollar General - Sylacauga	NAP	NAP	NAP	NAP	NAP
9.10	Property		1	Dollar General - Baton Rouge	NAP	NAP	NAP	NAP	NAP
9.11	Property		1	Dollar General - Horizon City	NAP	NAP	NAP	NAP	NAP
9.12	Property		1	Dollar General - Ponchatoula	NAP	NAP	NAP	NAP	NAP
9.13	Property		1	Dollar General - Swartz Creek	NAP	NAP	NAP	NAP	NAP

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
9.14	Property		1	Dollar General - Gonzales	NAP	NAP	NAP	NAP	NAP
9.15	Property		1	Dollar General - Houston	NAP	NAP	NAP	NAP	NAP
9.16	Property		1	Family Dollar - Lafayette	NAP	NAP	NAP	NAP	NAP
9.17	Property		1	Dollar General - Eagle Pass	NAP	NAP	NAP	NAP	NAP
10.00	Loan	6,7	16	ExchangeRight Net Leased Portfolio #61	NAP	NAP	NAP	NAP	NAP
10.01	Property		1	Giant Eagle - Columbus, OH	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	Metro Market - Madison, WI	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	Giant Food - Upper Marlboro, MD	NAP	NAP	NAP	NAP	NAP
10.04	Property		1	Unity Point Health - Moline, IL	NAP	NAP	NAP	NAP	NAP
10.05	Property		1	BioLife Plasma Services L.P. - Webster, TX	NAP	NAP	NAP	NAP	NAP
10.06	Property		1	CVS Pharmacy - San Jacinto, CA	NAP	NAP	NAP	NAP	NAP
10.07	Property		1	CVS Pharmacy - Glenville, NY	NAP	NAP	NAP	NAP	NAP
10.08	Property		1	Dollar General Market - Lompoc, CA	NAP	NAP	NAP	NAP	NAP
10.09	Property		1	CVS Pharmacy - Miamisburg, OH	NAP	NAP	NAP	NAP	NAP
10.10	Property		1	Tractor Supply Company - Berea, KY	NAP	NAP	NAP	NAP	NAP
10.11	Property		1	Family Dollar - North Chicago, IL	NAP	NAP	NAP	NAP	NAP
10.12	Property		1	Family Dollar - Berwick, PA	NAP	NAP	NAP	NAP	NAP
10.13	Property		1	Family Dollar - Williamsport, PA	NAP	NAP	NAP	NAP	NAP
10.14	Property		1	Dollar Tree - San Antonio, TX	NAP	NAP	NAP	NAP	NAP
10.15	Property		1	AutoZone - Las Cruces, NM	NAP	NAP	NAP	NAP	NAP
10.16	Property		1	Dollar General - Salem, VA	NAP	NAP	NAP	NAP	NAP
11.00	Loan	5	1	McKesson Phase 2	NAP	NAP	NAP	NAP	NAP
12.00	Loan	6,7	15	ExchangeRight Net Leased Portfolio #60	NAP	NAP	NAP	NAP	NAP
12.01	Property		1	ShopRite/ShopRite Liquor - Vineland (Landis), NJ	NAP	NAP	NAP	NAP	NAP
12.02	Property		1	BioLife Plasma Services L.P. - Waco (Marketplace), TX	NAP	NAP	NAP	NAP	NAP
12.03	Property		1	ShopRite - Upper Deerfield (Pearl), NJ	NAP	NAP	NAP	NAP	NAP
12.04	Property		1	Giant Food Store - Coopersburg (Fairmount), PA	NAP	NAP	NAP	NAP	NAP
12.05	Property		1	Hobby Lobby - Gulfport (Hwy 49), MS	NAP	NAP	NAP	NAP	NAP
12.06	Property		1	CVS Pharmacy - Mobile (Martin Luther King), AL	NAP	NAP	NAP	NAP	NAP
12.07	Property		1	Inspira - Vineland (Landis), NJ	NAP	NAP	NAP	NAP	NAP
12.08	Property		1	Family Dollar - Charlotte (Valleydale), NC	NAP	NAP	NAP	NAP	NAP
12.09	Property		1	Dollar Tree - Laredo (Hwy 359), TX	NAP	NAP	NAP	NAP	NAP
12.10	Property		1	Dollar General - Seneca (Bypass 123), SC	NAP	NAP	NAP	NAP	NAP
12.11	Property		1	Family Dollar - Jacksonville (103rd), FL	NAP	NAP	NAP	NAP	NAP
12.12	Property		1	Dollar Tree - Rocky Mount (NC97), NC	NAP	NAP	NAP	NAP	NAP
12.13	Property		1	Dollar Tree - Wesleyville (Buffalo), PA	NAP	NAP	NAP	NAP	NAP
12.14	Property		1	Dollar General - Cleveland (Georgetown), TN	NAP	NAP	NAP	NAP	NAP
12.15	Property		1	Dollar General - Canton (Navarre), OH	NAP	NAP	NAP	NAP	NAP
13.00	Loan		1	Smithsonian Libraries Research Annex	NAP	NAP	NAP	NAP	NAP
14.00	Loan	5,17	1	575 Broadway	NAP	NAP	NAP	NAP	NAP
15.00	Loan	5	1	1201 Third Avenue	NAP	NAP	NAP	NAP	NAP
16.00	Loan	5	1	Essex Crossing	NAP	NAP	NAP	NAP	NAP
17.00	Loan	7,18,19,20	3	Shabsels Leased Fee Portfolio	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	Valley Center	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Clocktower Place	NAP	NAP	NAP	NAP	NAP
17.03	Property		1	Great Pond	NAP	NAP	NAP	NAP	NAP
18.00	Loan	6,7	2	Hampton Inn Orlando Florida Portfolio	74.27	80.3%	87.89	40.11	45.6%
18.01	Property		1	Hampton Inn Orlando - Airport - FL	81.30	87.0%	95.76	45.91	47.9%
18.02	Property		1	Hampton Inn Orlando - Universal - FL	69.15	75.4%	82.16	35.89	43.7%
19.00	Loan		1	Marnell Corporate Center V	NAP	NAP	NAP	NAP	NAP
20.00	Loan		1	Heritage Shops at Millennium Park	NAP	NAP	NAP	NAP	NAP
21.00	Loan		1	Hilton Garden Inn Blacksburg University	69.39	60.0%	94.87	40.90	43.1%
22.00	Loan		1	Quality Inn Long Beach-Signal Hill - CA	79.09	71.7%	86.17	61.41	71.3%
23.00	Loan	6	1	Thomaston Shopping Center	NAP	NAP	NAP	NAP	NAP
24.00	Loan		1	DRC Warehouse	NAP	NAP	NAP	NAP	NAP

A-1-30

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the Prospectus for additional information on the 15 largest Mortgage Loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, "BANA" denotes Bank of America, National Association, "CREFI" denotes Citi Real Estate Funding Inc., "MSBNA" denotes Morgan Stanley Bank, N.A., "MSMCH" denotes Morgan Stanley Mortgage Capital Holdings LLC, "SGFC" denotes Societe Generale Financial Corp.

(2)	The Administrative Fee Rate % includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(3)	Certain tenants may not be in occupancy or may be in free rent periods. See "Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in the Prospectus for information regarding (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone together with affilated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties.

(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See "Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” for information regarding certain lease termination options affecting (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone together with affilated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties.

(5)	With respect to Mortgage Loan No.1 (National Warehouse & Distribution Portfolio), Mortgage Loan No.2 (Oak Street NLP Fund Portfolio), Mortgage Loan No.3 (Brandywine Strategic Office Portfolio), Mortgage Loan No.4 (Green Acres), Mortgage Loan No.5 (Orlando Office Portfolio), Mortgage Loan No.11 (McKesson Phase 2), Mortgage Loan No.14 (575 Broadway), Mortgage Loan No.15 (1201 Third Avenue) and Mortgage Loan No.16 (Essex Crossing), each such Mortgage Loan is part of a whole loan related to the Issuing Entity. For further information, with respect to each serviced whole loan, see “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”, and with respect to each non-serviced whole loan, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans","—The Non-Serviced AB Whole Loan” and "Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans."

(6)	With respect to Mortgage Loan No. 1 (National Warehouse & Distribution Portfolio), Mortgage Loan No. 2 (Oak Street NLP Fund Portfolio), Mortgage Loan No. 3 (Brandywine Strategic Office Portfolio), Mortgage Loan No. 5 (Orlando Office Portfolio), Mortgage Loan No. 6 (Seminole Trail Portfolio), Mortgage Loan No. 7 (Shoppes at River Crossing), Mortgage Loan No. 9 (ExchangeRight Net Leased Portfolio #62), Mortgage Loan No. 10 (ExchangeRight Net Leased Portfolio #61), Mortgage Loan No. 12 (ExchangeRight Net Leased Portfolio #60), Mortgage Loan No. 18 (Hampton Inn Orlando Florida Portfolio) and Mortgage Loan No. 23 (Thomaston Shopping Center) the related loan documents permit a partial collateral release subject to LTV, DSCR and/or Debt Yield tests, and/or other release conditions, in connection with a partial defeasance or prepayment of or substitution of collateral for the related Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance” and “—Releases; Partial Releases; Property Additions” in the Prospectus.

A-1-31

FOOTNOTES TO ANNEX A-1

(7)	With respect to Mortgage Loan No. 1 (National Warehouse & Distribution Portfolio), Mortgage Loan No. 2 (Oak Street NLP Fund Portfolio), Mortgage Loan No. 3 (Brandywine Strategic Office Portfolio), Mortgage Loan No. 5 (Orlando Office Portfolio), Mortgage Loan No. 6 (Seminole Trail Portfolio), Mortgage Loan No. 9 (ExchangeRight Net Leased Portfolio #62), Mortgage Loan No. 10 (ExchangeRight Net Leased Portfolio #61), Mortgage Loan No. 12 (ExchangeRight Net Leased Portfolio #60), Mortgage Loan No. 17 (Shabsels Leased Fee Portfolio) and Mortgage Loan No. 18 (Hampton Inn Orlando Florida Portfolio), each such Mortgage Loan is secured by multiple Mortgaged Properties. For purposes of the statistical information set forth in The Prospectus as to such Mortgage Loans, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Units/Rooms/Pads calculations are shown on an aggregate basis, and a portion of the Cut-off Date Balance has been allocated to each Mortgaged Property based on the respective Appraised Values and/or UW NCF, among other methods.

(8)	With respect to Mortgage Loan No. 1 (National Warehouse & Distribution Portfolio) at the 101 Michelin Drive property, CVB, Inc. currently leases approximately 818,486 square feet representing approximately 69.9% of net rentable area, and Michelin leases the remaining approximately 352,486 square feet, representing approximately 30.1% of net rentable area. The lease for the current tenant, Michelin, expires on July 31, 2023. Upon such expiration, CVB, Inc. will lease such space. It is assumed that CVB, Inc. is leasing 100% of the 101 Michelin Drive property.

(9)	With respect to Mortgage Loan No. 1 (National Warehouse & Distribution Portfolio), the sole tenant at each of the respective Mortgaged Properties, CVB, Inc. is an affiliate of the related borrower. The guarantor of each tenant’s lease, Samuel Bert Malouf, is the guarantor of the National Warehouse & Distribution Portfolio Whole Loan.

(10)	With respect to Mortgage Loan No. 3 (Brandywine Strategic Office Portfolio), the Appraised Value($) reflects the portfolio value of the Brandywine Strategic Office Portfolio Properties which includes a 4.15% premium over the aggregate of the individual property values. According to the individual appraisals, the aggregate appraised value of the individual properties equals $592,600,000 and results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 41.3%. The individual appraised value of the 500 North Gulph Property assumes the assignment and extension of the CSL Behring L.L.C. lease is successfully executed. As of February 24, 2023, the lease has been successfully assigned to UGI Corporation.

(11)	With respect to Mortgage Loan No. 3 (Brandywine Strategic Office Portfolio), the Whole Loan documents provide for an upfront reserve of $23,692,032 for outstanding landlord obligations, $11,039,869 of which was delivered in the form of letters of credit.

(12)	With respect to Mortgage Loan No. 4 (Green Acres), the Appraised Value($) of $679,000,000 is based on the assumption that the related PILOT documents will be extended to 2031. Approximately $119,100,000 was included in the as-is appraised value of $679,000,000 as the present value of the PILOT benefits through 2031. However, in the absence of the PILOT tax benefits beyond 2026, the as-is appraised value of the Mortgaged Property would be reduced by approximately $58,000,000, resulting in an estimated value of $621,000,000. There is no assurance that the PILOT benefits will be extended. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for a discussion of the PILOT program and the assumed extension.

(13)	With respect to Mortgage Loan No. 4 (Green Acres), the third largest tenant, SEARS, and the fifth largest tenant, KOHL'S are each dark, having vacated their respective leased premises. SEARS and KOHL'S each remain in control of their respective leased space and are required under the terms of their respective leases to continue to pay full rent.

A-1-32

FOOTNOTES TO ANNEX A-1

(14)	With respect to Mortgage Loan No. 4 (Green Acres), the borrowers are required to cause rents to be deposited into a lockbox account established at origination under the Green Acres Whole Loan documents, and the borrowers will have access to the funds in the lockbox account and will be able to use the lockbox account as an operating account so long as no Trigger Period continues. During the continuance of a Trigger Period, the borrowers will not have any further access to the funds in the lockbox account except as otherwise expressly provided in the Green Acres Whole Loan documents.

(15)	With respect to Loan No. 8 (Queen Kapiolani Hotel), the FF&E reserve will be equal to the sum of (a) the greater of (i) the then-existing FF&E scheduled reserve amount and (ii) 1/12th of the FF&E Deposit Percentage (defined below) and (b) 1/12th of any increase (if any) in the budgeted expenses for FF&E expenditures (as distinct from the capital improvement expenditures as defined in the ground lease), as identified in the annual budget delivered to the lender, and any extraordinary FF&E expenditures (as distinct from the capital improvement expenditures as defined in the ground lease) which are not in the annual budget that are expected by the borrower to be incurred. The reserve is initially estimated at $22,189. “FF&E Deposit Percentage” means 4.0%; however, so long as the borrower is required to deposit (and is depositing) an amount of 3.0% or more of underwritten revenue into a capex reserve required by the ground lease then the FF&E Deposit Percentage will be 1.0%.

(16)	With respect to Loan No. 8 (Queen Kapiolani Hotel), the Mortgage Property is subject to a ground lease with Cunha ‘Aina LLC. The ground rent through December 31, 2024 is equal to $1,046,092 plus Hawaii’s general excise tax of 4.712%. The ground rent will reset on January 1, 2025, for the following five year period, to the greater of (a) the fair market value of the land multiplied by 6.5% and (b) $1,046,092.

(17)	With respect to Mortgage Loan No. 14 (575 Broadway), effective December 9, 2022, Union Editorial NY, LLC extended its lease from May 31, 2023 until June 30, 2028. In connection with the lease amendment, 3,000 square feet will be surrendered as of May 31, 2023, resulting in annual underwritten base rent being reduced to $748,000 and the annual underwritten base rent per square foot being reduced to $88.00. The resulting Underwritten Net Operating Income ($), Underwritten Net Cash Flow ($), Underwritten DSCR based on NOI/NCF, Underwritten Debt Yield based on NOI/NCF and Underwritten Debt Yield at Maturity based on NOI/NCF would be $15,745,439, $15,268,490, 1.39x, 1.35x, 12.4%/12.0% and 13.4%/13.0%, respectively.

(18)	With respect to Mortgage Loan No. 17 (Shabsels Leased Fee Portfolio), Number of Units reflects square footage attributable to the parcels of land which serves as collateral for the Shabsels Leased Fee Portfolio. The leasehold improvements (which do not serve as collateral for the Shabsels Leased Fee Portfolio) consist of a 408,886 SF anchored retail center "Valley Center" built in phases between 1994 and 2009 and renovated in 2012, a 210,155 SF anchored retail center "Clocktower Place" built in 1987 and a 142,831 SF suburban office "Great Pond" built in 1989 and renovated in 2021.

(19)	With respect to Mortgage Loan No. 17 (Shabsels Leased Fee Portfolio), Appraised Value ($) is reflective of the leased fee values of the Valley Center, Clocktower Place and Great Pond mortgaged properties, exclusive of any and all value attributable to the leasehold improvements. The appraisals also concluded to a Hypothetical Market Value As Is of the portfolio of $71,790,000, based on the hypothetical condition that the respective property is not subject to the current ground lease encumbering the Mortgaged Property, which represents a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 32.7%. The leasehold improvements are not collateral for the Shabsels Leased Fee Portfolio.

(20)	With respect to Mortgage Loan No. 17 (Shabsels Leased Fee Portfolio), Underwritten EGI ($), Underwritten Net Operating Income ($), Underwritten Net Cash Flow ($), Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%), are reflective of the contractual ground lease rent payments and do not account for any income attributable to the leasehold improvements. On a look through analysis including the income attributable to the leasehold improvements, the Underwritten NOI DSCR (x),

A-1-33

FOOTNOTES TO ANNEX A-1

Underwritten NCF DSCR (x), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%) is 3.93x, 3.51x, 26.8% and 23.9% respectively.

A-1-34

ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

[THIS PAGE INTENTIONALLY LEFT BLANK]

BANK5 2023-5YR1

Annex A-2: Mortgage Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average

Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Wells Fargo Bank, National Association	9	$358,416,019	34.9%	6.6370%	58	328	1.94	x	14.3%	13.2%	46.9%	46.3%
Morgan Stanley Mortgage Capital Holdings LLC	7	348,572,000	34.0	6.3560	58	0	1.84		12.3	11.6	56.2	56.2
Citi Real Estate Funding Inc.	6	198,453,000	19.3	6.5509	60	360	1.60		11.8	11.2	55.3	53.8
Wells Fargo Bank, National Association/Bank of America, National Association/Citi Real Estate Funding Inc.	1	81,249,999	7.9	5.8750	58	0	2.80		18.0	16.7	39.7	39.7
Bank of America, National Association	1	39,250,000	3.8	5.7108	57	0	1.88		11.6	10.9	49.4	49.4
Total/Weighted Average:	24	$1,025,941,018	100.0%	6.4291%	58	347	1.90	x	13.3%	12.5%	51.2%	50.7%

Mortgaged Properties by Property Type(1)

				Weighted Average

Property Type	Number of Mortgage Properties	Aggregate Cut-off Date Balance ($)	Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Office	32	$332,291,099	32.4%	6.0747%	57	360	2.02	x	13.2%	12.3%	50.9%	50.8%
CBD	8	204,344,387	19.9	5.9844	57	0	2.12		13.5	12.7	49.7	49.7
Suburban	18	106,062,374	10.3	6.3107	57	360	1.83		12.8	11.8	53.7	53.3
Medical	6	21,884,337	2.1	5.7738	58	0	1.95		11.7	11.4	48.5	48.5
Retail	76	296,404,075	28.9	6.4340	59	0	1.97		13.3	12.6	50.5	50.5
Single Tenant	65	122,680,722	12.0	5.8655	58	0	2.14		13.3	12.7	44.5	44.5
Regional Mall	1	70,000,000	6.8	5.8990	57	0	2.10		13.0	12.5	54.5	54.5
Lifestyle Center	1	65,000,000	6.3	7.8750	60	0	1.53		13.3	12.2	63.7	63.7
Anchored	6	30,341,706	3.0	6.8022	60	0	1.89		13.3	12.6	39.7	39.7
Shadow Anchored	1	4,500,000	0.4	7.2100	60	0	1.98		18.1	14.5	48.6	48.6
Unanchored	2	3,881,647	0.4	6.1380	59	0	2.71		17.9	16.8	32.3	32.3
Industrial	16	214,829,826	20.9	6.5479	59	360	1.81		13.4	12.5	49.5	48.1
Warehouse/Distribution	13	186,461,118	18.2	6.5195	60	360	1.85		13.5	12.7	48.4	47.0
Flex	3	28,368,708	2.8	6.7342	59	360	1.56		12.4	11.5	56.6	54.9
Hospitality	5	99,069,951	9.7	6.7899	58	357	2.04		16.1	14.3	46.6	46.3
Full Service	1	60,300,000	5.9	6.7130	59	0	2.02		15.5	13.7	45.0	45.0
Limited Service	3	29,795,824	2.9	6.7747	57	359	2.17		17.2	15.3	46.0	45.6
Select Service	1	8,974,127	0.9	7.3570	56	356	1.76		16.8	14.6	59.8	57.1
Mixed Use	2	59,846,068	5.8	7.2310	56	296	1.35		11.2	11.0	61.5	59.1
Retail/Office	1	34,846,068	3.4	7.4900	56	296	1.38		12.6	12.3	59.0	54.8
Office/Retail	1	25,000,000	2.4	6.8700	57	0	1.32		9.3	9.2	65.0	65.0
Leased Fee	3	23,500,000	2.3	6.7300	59	0	1.12		7.6	7.6	73.4	73.4
Leased Fee	3	23,500,000	2.3	6.7300	59	0	1.12		7.6	7.6	73.4	73.4
Total/Weighted Average:	134	$1,025,941,018	100.0%	6.4291%	58	347	1.90	x	13.3%	12.5%	51.2%	50.7%

(1)  Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property  is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-1

BANK5 2023-5YR1

Annex A-2: Mortgage Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
New York	4	$132,702,068	12.9%	6.4996%	57	296	1.76	x	12.2%	11.8%	57.5%	56.4%
Florida	12	103,355,389	10.1	6.7235	57	0	1.74		12.7	11.8	52.6	52.6
California	31	93,442,730	9.1	6.4635	59	360	2.09		15.2	14.2	44.1	42.7
Southern	6	54,906,142	5.4	6.6919	60	360	1.66		13.4	12.4	52.4	50.0
Northern	25	38,536,588	3.8	6.1380	59	0	2.71		17.9	16.8	32.3	32.3
Pennsylvania	11	77,786,177	7.6	5.9116	58	0	2.68		17.2	16.1	39.3	39.3
Georgia	3	75,088,471	7.3	7.7059	60	0	1.64		13.9	12.7	60.5	60.5
Virginia	12	74,516,527	7.3	6.7689	57	356	1.50		11.6	10.5	59.2	58.9
Ohio	5	71,476,886	7.0	5.5708	56	360	1.87		10.9	10.7	60.0	59.5
Maryland	3	62,568,000	6.1	6.3666	59	0	1.67		11.1	10.7	47.7	47.7
Hawaii	1	60,300,000	5.9	6.7130	59	0	2.02		15.5	13.7	45.0	45.0
Texas	11	47,052,566	4.6	5.8225	58	0	2.46		15.5	14.6	43.2	43.2
Washington	1	30,000,000	2.9	5.5850	59	0	2.76		17.7	15.6	30.5	30.5
Illinois	4	25,700,000	2.5	6.8472	60	0	1.54		10.8	10.5	45.2	45.2
Nevada	4	24,383,824	2.4	5.9115	56	360	1.54		11.1	10.6	58.7	56.8
South Carolina	2	21,011,194	2.0	6.7591	60	360	1.56		12.9	12.0	56.4	53.5
North Carolina	5	20,521,533	2.0	6.3580	59	360	1.89		13.6	12.8	49.6	48.0
New Jersey	3	17,232,068	1.7	5.7108	57	0	1.88		11.6	10.9	49.4	49.4
Oklahoma	2	16,618,588	1.6	6.1380	59	0	2.71		17.9	16.8	32.3	32.3
Utah	1	16,000,000	1.6	6.8100	60	360	1.54		13.0	12.1	56.7	53.7
Michigan	2	14,040,000	1.4	6.6698	59	0	1.17		7.8	7.8	72.0	72.0
Wisconsin	2	12,676,000	1.2	5.7721	59	0	1.97		11.7	11.5	48.3	48.3
Connecticut	2	6,837,588	0.7	6.5709	59	0	1.55		10.4	10.1	62.4	62.4
Missouri	1	5,250,000	0.5	6.7300	59	0	1.12		7.6	7.6	73.4	73.4
Kentucky	2	4,929,000	0.5	5.8527	59	0	2.09		12.9	12.4	52.4	52.4
Louisiana	4	3,150,000	0.3	5.6600	60	0	1.97		11.4	11.3	48.5	48.5
Alabama	2	2,979,551	0.3	5.6951	58	0	1.91		11.5	11.0	49.1	49.1
Mississippi	1	2,770,763	0.3	5.7108	57	0	1.88		11.6	10.9	49.4	49.4
Massachusetts	1	2,210,000	0.2	5.6600	60	0	1.97		11.4	11.3	48.5	48.5
Tennessee	1	785,296	0.1	5.7108	57	0	1.88		11.6	10.9	49.4	49.4
New Mexico	1	556,800	0.1	5.8930	58	0	1.98		12.0	11.8	48.0	48.0
Total/Weighted Average:	134	$1,025,941,018	100.0%	6.4291%	58	347	1.90	x	13.3%	12.5%	51.2%	50.7%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.
(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the

Range of Cut-off Date Balances

				Weighted Average

Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
3,153,000 - 4,000,000	1	$3,153,000	0.3%	5.8300%	60	0	2.15	x	13.4%	12.7%	54.9%	54.9%
4,000,001 - 5,000,000	1	4,500,000	0.4	7.2100	60	0	1.98		18.1	14.5	48.6	48.6
5,000,001 - 7,000,000	1	6,495,824	0.6	6.9100	59	359	1.69		15.1	13.4	38.2	36.2
7,000,001 - 9,000,000	1	8,974,127	0.9	7.3570	56	356	1.76		16.8	14.6	59.8	57.1
9,000,001 - 20,000,000	1	18,800,000	1.8	7.2100	60	0	1.38		10.4	10.1	44.2	44.2
20,000,001 - 30,000,000	5	122,800,000	12.0	6.3339	58	360	1.83		12.8	11.8	54.6	54.3
30,000,001 - 50,000,000	6	252,168,068	24.6	6.0380	58	296	1.80		11.4	11.1	52.7	52.1
50,000,001 - 70,000,000	5	330,300,000	32.2	6.7860	58	0	1.70		12.6	11.6	56.0	56.0
70,000,001 - 90,000,000	1	81,249,999	7.9	5.8750	58	0	2.80		18.0	16.7	39.7	39.7
90,000,001 - 100,000,000	2	197,500,000	19.3	6.4783	60	360	2.12		15.4	14.4	44.7	43.1
Total/Weighted Average:	24	$1,025,941,018	100.0%	6.4291%	58	347	1.90	x	13.3%	12.5%	51.2%	50.7%

A-2-2

BANK5 2023-5YR1

Annex A-2: Mortgage Pool Information

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average

Range of Underwritten NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
1.12	1	$23,500,000	2.3%	6.7300%	59	0	1.12	x	7.6%	7.6%	73.4%	73.4%
1.32 - 1.40	4	99,646,068	9.7	6.9413	57	320	1.36		10.8	10.5	58.6	56.6
1.41 - 1.50	3	171,000,000	16.7	6.7747	57	0	1.44		10.7	9.9	55.7	55.7
1.51 - 1.60	2	165,000,000	16.1	7.2295	60	360	1.54		13.1	12.1	59.5	57.6
1.61 - 1.70	1	6,495,824	0.6	6.9100	59	359	1.69		15.1	13.4	38.2	36.2
1.71 - 1.80	1	8,974,127	0.9	7.3570	56	356	1.76		16.8	14.6	59.8	57.1
1.81 - 1.90	1	39,250,000	3.8	5.7108	57	0	1.88		11.6	10.9	49.4	49.4
1.91 - 2.00	4	146,572,000	14.3	5.6164	58	0	1.96		11.4	11.2	53.2	53.2
2.01 - 2.25	3	133,453,000	13.0	6.2652	58	0	2.07		14.1	13.0	50.2	50.2
2.26 - 2.50	1	23,300,000	2.3	6.7370	57	0	2.31		17.8	15.8	48.2	48.2
2.51 - 2.75	1	97,500,000	9.5	6.1380	59	0	2.71		17.9	16.8	32.3	32.3
2.76 - 2.80	2	111,249,999	10.8	5.7968	58	0	2.79		17.9	16.4	37.2	37.2
Total/Weighted Average:	24	$1,025,941,018	100.0%	6.4291%	58	347	1.90	x	13.3%	12.5%	51.2%	50.7%

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average

Range of Underwritten NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
7.6	1	$23,500,000	2.3%	6.7300%	59	0	1.12	x	7.6%	7.6%	73.4%	73.4%
9.3 - 10.0	2	46,000,000	4.5	6.4158	57	360	1.33		9.6	9.4	64.1	63.0
10.1 - 11.0	5	236,500,000	23.1	6.4865	57	0	1.54		10.5	10.0	56.4	56.4
11.1 - 12.0	3	134,622,000	13.1	5.7559	58	0	1.95		11.7	11.4	48.6	48.6
12.1 - 13.0	3	204,846,068	20.0	6.6144	58	343	1.70		12.9	12.3	56.3	54.2
13.1 - 14.0	2	68,153,000	6.6	7.7804	60	0	1.56		13.3	12.2	63.3	63.3
14.1 - 18.1	8	312,319,950	30.4	6.2387	59	357	2.52		17.3	15.8	38.8	38.7
Total/Weighted Average:	24	$1,025,941,018	100.0%	6.4291%	58	347	1.90	x	13.3%	12.5%	51.2%	50.7%

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average

Range of Underwritten NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
7.6	1	$23,500,000	2.3%	6.7300%	59	0	1.12	x	7.6%	7.6%	73.4%	73.4%
9.2 - 10.0	4	181,000,000	17.6	6.6681	57	360	1.41		10.4	9.7	59.5	59.2
10.1 - 11.0	4	140,750,000	13.7	6.0135	57	0	1.72		10.7	10.3	53.0	53.0
11.1 - 12.0	2	95,372,000	9.3	5.7745	59	0	1.97		11.7	11.5	48.3	48.3
12.1 - 13.0	5	272,999,068	26.6	6.9055	59	343	1.67		13.0	12.3	58.1	56.4
13.1 - 14.0	2	66,795,824	6.5	6.7322	59	359	1.99		15.5	13.7	44.3	44.1
14.1 - 15.0	2	13,474,127	1.3	7.3079	57	356	1.83		17.2	14.6	56.1	54.3
15.1 - 16.8	4	232,049,999	22.6	6.0346	58	0	2.71		17.9	16.5	36.3	36.3
Total/Weighted Average:	24	$1,025,941,018	100.0%	6.4291%	58	347	1.90	x	13.3%	12.5%	51.2%	50.7%

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average

Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
30.5 - 35.0	2	$127,500,000	12.4%	6.0079%	59	0	2.72	x	17.9%	16.5%	31.9%	31.9%
35.1 - 40.0	2	87,745,823	8.6	5.9516	58	359	2.72		17.8	16.5	39.6	39.4
40.1 - 45.0	2	79,100,000	7.7	6.8311	59	0	1.87		14.3	12.8	44.8	44.8
45.1 - 50.0	6	198,422,000	19.3	6.1030	58	0	1.90		12.4	11.7	48.3	48.3
50.1 - 55.0	2	73,153,000	7.1	5.8960	57	0	2.10		13.0	12.5	54.5	54.5
55.1 - 60.0	5	278,820,195	27.2	6.8855	58	344	1.48		11.9	11.1	57.7	56.0
60.1 - 65.0	4	157,700,000	15.4	6.6394	58	360	1.59		11.3	10.8	63.9	63.6
65.1 - 73.4	1	23,500,000	2.3	6.7300	59	0	1.12		7.6	7.6	73.4	73.4
Total/Weighted Average:	24	$1,025,941,018	100.0%	6.4291%	58	347	1.90	x	13.3%	12.5%	51.2%	50.7%

A-2-3

BANK5 2023-5YR1

Annex A-2: Mortgage Pool Information

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average

Range of Balloon or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
30.5 - 35.0	2	$127,500,000	12.4%	6.0079%	59	0	2.72	x	17.9%	16.5%	31.9%	31.9%
35.1 - 40.0	2	87,745,823	8.6	5.9516	58	359	2.72		17.8	16.5	39.6	39.4
40.1 - 45.0	2	79,100,000	7.7	6.8311	59	0	1.87		14.3	12.8	44.8	44.8
45.1 - 50.0	6	198,422,000	19.3	6.1030	58	0	1.90		12.4	11.7	48.3	48.3
50.1 - 55.0	4	207,999,068	20.3	6.6025	58	343	1.71		12.9	12.3	56.3	54.2
55.1 - 60.0	3	143,974,127	14.0	6.7917	57	356	1.46		11.0	10.1	58.0	57.9
60.1 - 65.0	4	157,700,000	15.4	6.6394	58	360	1.59		11.3	10.8	63.9	63.6
65.1 - 73.4	1	23,500,000	2.3	6.7300	59	0	1.12		7.6	7.6	73.4	73.4
Total/Weighted Average:	24	$1,025,941,018	100.0%	6.4291%	58	347	1.90	x	13.3%	12.5%	51.2%	50.7%

Range of Mortgage Rates

				Weighted Average

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
5.1400	1	$46,700,000	4.6%	5.1400%	55	0	1.94	x	10.1%	10.1%	63.9%	63.9%
5.5850 - 5.7500	3	117,750,000	11.5	5.6578	59	0	2.14		13.1	12.3	44.2	44.2
5.7501 - 6.0000	5	222,274,999	21.7	5.8857	58	360	2.26		14.3	13.6	48.5	48.3
6.0001 - 6.2500	1	97,500,000	9.5	6.1380	59	0	2.71		17.9	16.8	32.3	32.3
6.2501 - 6.7500	4	172,100,000	16.8	6.7118	58	0	1.72		13.0	11.7	54.7	54.7
6.7501 - 7.0000	5	237,495,824	23.1	6.8251	59	360	1.47		11.6	10.8	55.6	54.3
7.0001 - 7.8750	5	132,120,195	12.9	7.6210	59	308	1.50		13.1	12.2	58.9	57.6
Total/Weighted Average:	24	$1,025,941,018	100.0%	6.4291%	58	347	1.90	x	13.3%	12.5%	51.2%	50.7%

Original Term to Maturity or ARD

				Weighted Average

Original Terms to Maturity or ARD (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
60	24	$1,025,941,018	100.0%	6.4291%	58	347	1.90	x	13.3%	12.5%	51.2%	50.7%
Total/Weighted Average:	24	$1,025,941,018	100.0%	6.4291%	58	347	1.90	x	13.3%	12.5%	51.2%	50.7%

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average

Range of Remaining Terms to Maturity or ARD (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
55 - 60	24	$1,025,941,018	100.0%	6.4291%	58	347	1.90	x	13.3%	12.5%	51.2%	50.7%
Total/Weighted Average:	24	$1,025,941,018	100.0%	6.4291%	58	347	1.90	x	13.3%	12.5%	51.2%	50.7%

Mortgage Loans by Original Amortization Term

				Weighted Average

Original Amortization Terms (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Non-Amortizing	19	$854,624,999	83.3%	6.3415%	58	0	1.99	x	13.4%	12.5%	50.0%	50.0%
300	1	34,846,068	3.4	7.4900	56	296	1.38		12.6	12.3	59.0	54.8
360	4	136,469,951	13.3	6.7069	59	360	1.53		12.9	11.9	57.0	54.2
Total/Weighted Average:	24	$1,025,941,018	100.0%	6.4291%	58	347	1.90	x	13.3%	12.5%	51.2%	50.7%

A-2-4

BANK5 2023-5YR1

Annex A-2: Mortgage Pool Information

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average

Range of Remaining Amortization Terms (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Non-Amortizing	19	$854,624,999	83.3%	6.3415%	58	0	1.99	x	13.4%	12.5%	50.0%	50.0%
296	1	34,846,068	3.4	7.4900	56	296	1.38		12.6	12.3	59.0	54.8
356 - 360	4	136,469,951	13.3	6.7069	59	360	1.53		12.9	11.9	57.0	54.2
Total/Weighted Average:	24	$1,025,941,018	100.0%	6.4291%	58	347	1.90	x	13.3%	12.5%	51.2%	50.7%

(1)The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

Mortgage Loans by Amortization Type

				Weighted Average

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.) or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%) Yield (%)	U/W NCF Debt Yield (%) Yield (%)	Cut-off Date LTV (%) LTV (%)	Balloon or ARD LTV (%)
Interest Only	19	$854,624,999	83.3%	6.3415%	58	0	1.99	x	13.4%	12.5%	50.0%	50.0%
Amortizing Balloon	4	150,316,019	14.7	7.0046	59	345	1.52		13.2	12.4	56.6	53.4
Interest Only, Amortizing Balloon	1	21,000,000	2.0	5.8750	56	360	1.35		10.0	9.6	63.0	60.7
Total/Weighted Average:	24	$1,025,941,018	100.0%	6.4291%	58	347	1.90	x	13.3%	12.5%	51.2%	50.7%

Mortgage Loans by Loan Purpose

				Weighted Average

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.) or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%) Yield (%)	U/W NCF Debt Yield (%) Yield (%)	Cut-off Date LTV (%) LTV (%)	Balloon or ARD LTV (%)
Refinance	12	$505,420,195	49.3%	6.8183%	58	344	1.66	x	12.5%	11.7%	55.6%	54.7%
Acquisition	8	274,975,000	26.8	5.9070	57	360	1.79		11.2	10.7	54.9	54.7
Recapitalization	4	245,545,823	23.9	6.2126	59	359	2.54		17.3	15.9	38.0	38.0
Total/Weighted Average:	24	$1,025,941,018	100.0%	6.4291%	58	347	1.90	x	13.3%	12.5%	51.2%	50.7%

Mortgage Loans by Lockbox Type

				Weighted Average

Type of Lockbox	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.) or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%) Yield (%)	U/W NCF Debt Yield (%) Yield (%)	Cut-off Date LTV (%) LTV (%)	Balloon or ARD LTV (%)
Hard/ Springing Cash Management	15	$679,788,018	66.3%	6.4806%	58	345	1.91	x	13.6%	12.7%	51.1%	50.4%
Hard/ In Place Cash Management	6	298,700,000	29.1	6.3331	58	0	1.89		12.5	11.9	50.7	50.7
Springing	2	26,453,000	2.6	6.6289	57	0	2.29		17.3	15.4	49.0	49.0
Soft/ Springing Cash Management	1	21,000,000	2.0	5.8750	56	360	1.35		10.0	9.6	63.0	60.7
Total/Weighted Average:	24	$1,025,941,018	100.0%	6.4291%	58	347	1.90	x	13.3%	12.5%	51.2%	50.7%

A-2-5

BANK5 2023-5YR1

Annex A-2: Mortgage Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing

Type of Escrow	Number of Mortgage Loans	Cut-off Date Balance ($)	% by Cut-off Date Balance	Number of Mortgage Loans	Cut-off Date Balance ($)	% by Cut-off Date Balance	Number of Mortgage Loans	Cut-off Date Balance ($)	Cut-off Date Balance ($)
Tax Escrow	13	$483,542,195	47.1%	15	$508,838,019	49.6%	9	$517,102,999	50.4%
Insurance Escrow	10	$316,941,893	30.9%	10	$316,941,893	30.9%	14	$708,999,126	69.1%
Replacement Reserve	3	$107,122,000	10.4%	13	$474,216,019	46.2%	8	$400,724,999	39.1%
TI/LC Reserve(1)	8	$379,422,000	42.0%	5	$155,379,524	17.2%	10	$514,524,999	57.0%

(1)The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans  secured in whole or in part by office, retail, industrial and mixed-use properties.

A-2-6

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

A-3-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

Property Type: Industrial	Loan #1	Cut-off Date Balance:	$100,000,000
Property Subtype: Various	National Warehouse & Distribution Portfolio	Cut-off Date LTV:	56.7%
Address: Various		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	13.0%

A-3-1

Property Type: Industrial	Loan #1	Cut-off Date Balance:	$100,000,000
Property Subtype: Various	National Warehouse & Distribution Portfolio	Cut-off Date LTV:	56.7%
Address: Various		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	13.0%

National Warehouse & Distribution Portfolio
1 1700 Schuster Road Delano, CA
2 101 Michelin Drive Laurens , SC
3 1525 West 2600 South Nibley, UT
4 5665 Raiders Road, Building B Frazeysburg, OH
5 840 Complex Street Southwest Lenoir, NC
COLUMBUS
New Albany
Reynoldsburg
Pickerington
Groveport
Ashville
Circleville
Lancaster
Newark
Heath
Hebron
Zanesville
Frazeysburg
Dresden
Coshocton
Mount Vernon
Centerburg
Utica
Johnstown
Sunbury
Thornport
Somerset
Roseville
Crooksville
New Lexington
Logan
WAYNE NATIONAL FOREST
TENNESSEE
Boone
Wilkesboro
Jonesville
Lenoir
Taylorsville
Morganton
Hickory
Statesville
Troutman
Mooresville
Lincolnton
Huntersville
CHARLOTTE
Gastonia
Shelby
Kings Mountain
Cherryville
NORTH CAROLINA
SOUTH CAROLINA
Gaffney
Clover
Hyde Park
Logan
River Heights
Providence
Nibley
Millville
Benson
Wellsville
Hyrum
CACHE COUNTY
WASATCH-CACHE NATL FOREST
Delano
Vinland
McFarland
Zentner
Spartanburg
Greer
Greenville
Mauldin
Simpsonville
Fountain Inn
Laurens
Clinton
Woodruff
Pacolet
Union
Piedmont
Belton
Joanna
Mountville
SUMTER NATIONAL FOREST

A-3-2

No. 1 – National Warehouse & Distribution Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Citi Real Estate Funding Inc.			Single Asset/Portfolio:	Portfolio
Original Principal Balance(1):	$100,000,000			Property Type – Subtype:	Industrial - Various
Cut-off Date Balance(1):	$100,000,000			Location(4):	Various
% of Initial Pool Balance:	9.7%			Size:	3,951,338 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$39.73
Borrower Sponsor:	Samuel Bert Malouf			Maturity Date Balance Per SF(1):	$37.60
Guarantor:	Samuel Bert Malouf			Year Built/Renovated(4):	Various/Various
Mortgage Rate:	6.8100%			Title Vesting:	Fee
Note Date:	March 10, 2023			Property Manager:	Self-Managed
Seasoning:	0 months			Current Occupancy (As of):	100.0% (4/1/2023)
Maturity Date:	April 6, 2028			YE 2022 Occupancy(5):	NAV
IO Period:	0 months			YE 2021 Occupancy(5):	NAV
Loan Term (Original):	60 months			YE 2020 Occupancy(5):	NAV
Amortization Term (Original):	360 months			As-Is Appraised Value(6):	$276,700,000
Loan Amortization Type:	Amortizing Balloon			As-Is Appraised Value Per SF(6):	$70.03
Call Protection(2):	L(24),D(29),O(7)			As-Is Appraisal Valuation Date(6):	Various
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes			Underwriting and Financial Information
Additional Debt Type (Balance) (1):	Pari Passu ($57,000,000)			YE 2022 NOI(5):	NAV
				YE 2021 NOI(5):	NAV
				YE 2020 NOI(5):	NAV
				YE 2019 NOI(5):	NAV
				U/W Revenues:	$24,103,590
				U/W Expenses:	$3,755,768
Escrows and Reserves(3)				U/W NOI:	$20,347,822
	Initial	Monthly	Cap	U/W NCF:	$18,964,854
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	1.65x / 1.54x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	13.0% / 12.1%
Replacement Reserve	$0	$32,928	$790,268	U/W Debt Yield at Maturity based on NOI/NCF(1):	13.7% / 12.8%
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(6):	56.7%
Immediate Repairs	$227,688	NAP	NAP	LTV Ratio at Maturity(1)(6):	53.7%
Cash Collateral Reserve	$6,147,412	NAP	NAP

Sources and Uses
Sources			Uses
Original Whole Loan Amount	$157,000,000	100.0%	Loan Payoff	$125,610,988	80.0%
			Return of Equity	20,133,780	12.8
			Upfront Reserves	6,375,099	4.1
			Closing Costs	4,880,133	3.1
Total Sources	$157,000,000	100.0%	Total Uses	$157,000,000	100.0%
(1)	The National Warehouse & Distribution Portfolio Mortgage Loan (as defined below) is part of the National Warehouse & Distribution Portfolio Whole Loan (as defined below) with an original aggregate principal balance of $157,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the National Warehouse & Distribution Portfolio Whole Loan.
(2)	At any time after the earlier of (i) March 10, 2026 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the National Warehouse & Distribution Portfolio Whole Loan to be securitized, the borrowers have the right to defease the National Warehouse & Distribution Portfolio Whole Loan in part or in full. -See also “Partial Release” below.
(3)	See “Escrows” below.
(4)	See “Portfolio Summary” below.
(5)	The borrower sponsor acquired four of the five National Warehouse & Distribution Portfolio Properties (as defined below) between 2017 and 2022. As such, historical occupancies and cash flows are not available.
(6)	The appraiser concluded to an aggregate “As-is” value of $276,700,000 as of various dates between January 23, 2023 and January 31, 2023. The appraiser also concluded to an aggregate “go dark” value of $215,400,000 as of various dates between January 23, 2023 and January 31, 2023. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio based on the “go dark” value are 72.9% and 69.0%, respectively.

A-3-3

Property Type: Industrial	Loan #1	Cut-off Date Balance:	$100,000,000
Property Subtype: Various	National Warehouse & Distribution Portfolio	Cut-off Date LTV:	56.7%
Address: Various		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	13.0%

The Mortgage Loan. The largest mortgage loan (the “National Warehouse & Distribution Portfolio Mortgage Loan”) is part of a whole loan (the “National Warehouse & Distribution Portfolio Whole Loan”) that is evidenced by five pari passu promissory notes in the aggregate original principal amount of $157,000,000. The National Warehouse & Distribution Portfolio Whole Loan is secured by a first priority fee mortgage encumbering five industrial properties totaling 3,951,338 square feet, located across five states (the “National Warehouse & Distribution Portfolio Properties”). The National Warehouse & Distribution Portfolio Mortgage Loan, with an aggregate original principal amount of $100,000,000, is evidenced by the controlling note A-1 and non-controlling notes A-2 and A-5. The National Warehouse & Distribution Portfolio Whole Loan will be serviced under the pooling and servicing agreement for the BANK5 2023-5YR1 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	BANK5 2023-5YR1	Yes
A-2	$30,000,000	$30,000,000	BANK5 2023-5YR1	No
A-3	$30,000,000	$30,000,000	Benchmark 2023-B38	No
A-4-1	$5,000,000	$5,000,000	Benchmark 2023-B38	No
A-4-2	$22,000,000	$22,000,000	CREFI	No
A-5	$20,000,000	$20,000,000	BANK5 2023-5YR1	No
Total	$157,000,000	$157,000,000

The Borrowers and Borrower Sponsor. The borrowers comprise five single purpose entities: MPI Delano SPE, LLC, MPI Frazeysburg SPE, LLC, MPI Laurens SPE, LLC, MPI Lenoir Complex SPE, LLC and MPI Nibley SPE, LLC, each a Delaware limited liability company, and each wholly owned by MPI Group LLC, a Utah limited liability company (“MPI Group”). The borrowers have one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the National Warehouse & Distribution Portfolio Whole Loan.

The borrower sponsor and nonrecourse carve-out guarantor of the National Warehouse & Distribution Portfolio Whole Loan is Samuel Bert Malouf (“Sam Malouf”). Sam Malouf together with his wife Kacie co-founded the Malouf Companies (as further defined and described below) in 2003. Sam Malouf is currently the chief executive officer of the Malouf Companies. Sam Malouf is also a partner at Tamarak Capital, a venture capital firm headquartered in Springville, Utah which has invested in multiple industries, including B2B software, consumer goods, consumer software, home technology, industrial, fintech, automotive, and real estate. Over the course of Sam Malouf’s career he has received the Ernst and Young Entrepreneur of the Year Award in the Utah Region, Walmart Supplier of the Year, and was named to Home Furnishings Business’s Forty under 40 list.

Each of MPI Group, the 100% owner of the borrowers, and CVB, Inc., a Utah benefit corporation (“CVB, Inc.”), that is or will be, as applicable, the sole tenant of each of the National Warehouse & Distribution Portfolio Properties (each of MPI Group and CVB, Inc., a “Malouf Company”, and collectively the “Malouf Companies”) are directly or indirectly 100% owned by Sam Malouf and his wife Kacie.

The Properties. The National Warehouse & Distribution Portfolio Properties comprise five one- and two-story, single-tenant industrial buildings located in California (39.9% of allocated loan amount), South Carolina (20.0% of allocated loan amount), Utah (16.0% of allocated loan amount), Ohio (13.4% of allocated loan amount), and North Carolina (10.6% of allocated loan amount). The National Warehouse & Distribution Portfolio Properties were built between 1970 and 2015 and range in size from 260,000 square feet to 1,213,366 square feet, totaling 3,951,338 square feet. The 1525 West 2960 South property serves as Malouf Companies corporate headquarters and includes 140,000 square feet of office space. As of April 1, 2023, all five properties were 100.0% leased to CVB, Inc. running through February 28, 2038 with no termination options.

1700 Schuster Road

The 1700 Schuster Road property is a 1,213,366 square foot, single-story warehouse/distribution center located in Delano, California. The property was built in 1993 and expanded in 1996. The property is situated on 80.5 acres and is located approximately 140 miles north of Los Angeles, California. The building contains 32-foot clear heights, 185 dock-high doors, and 4 drive-in doors.

101 Michelin Drive

The 101 Michelin Drive property is a 1,170,972 square foot, single-story warehouse/distribution center located in Laurens, South Carolina, approximately 104 miles southwest of Charlotte, North Carolina. The property was built in 1993 and is situated on 118.1 acres. The building contains 35-foot clear heights, 118 dock-high doors, and 2 drive-in doors.

1525 West 2960 South

The 1525 West 2960 South property is a 260,000 square foot, two-story industrial flex building located in Nibley, Utah. The property serves as Malouf Companies’ corporate headquarters and includes 140,000 square feet of office space spread across two floors. The corporate headquarters space features a full-service restaurant, onsite gym with a basketball court and studio space to showcase Malouf Companies’ products. The property was built in 2015 and is situated on 20.9 acres located approximately 78 miles north of Salt Lake City, Utah. The building contains 34-foot clear heights, 13 dock-high doors, and 4 drive-in doors.

A-3-4

Property Type: Industrial	Loan #1	Cut-off Date Balance:	$100,000,000
Property Subtype: Various	National Warehouse & Distribution Portfolio	Cut-off Date LTV:	56.7%
Address: Various		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	13.0%

5685 Raiders Road, Building B

The 5685 Raiders Road, Building B property is an 812,000 square foot, single-story warehouse/distribution center located in Frazeysburg, Ohio, approximately 59 miles east of Columbus, Ohio. The property was built in 1994 and most recently renovated in 2022. The property is situated on 60.7 acres and contains 24-foot clear heights, 59 dock-high doors, and 3 drive-in doors.

840 Complex Street Southwest

The 840 Complex Street Southwest property is a 495,000 square foot, single-story warehouse/distribution center located in Lenoir, North Carolina, approximately 75 miles northwest of Charlotte, North Carolina. The property was built in 1970 and most recently renovated in 2022. The property is situated on 25.5 acres and contains 20-foot clear heights, 91 dock-high doors, and 3 drive-in doors.

The following table presents certain information relating to the National Warehouse & Distribution Portfolio Properties:

Portfolio Summary(1)

Property Name – Location	Net Rentable Area (SF)(2)	Year Built / Renovated	Allocated Whole Loan Cut-off Date Balance (“ALA”)	% of ALA	As-Is Appraised Value	Clear Heights (ft.)	Dock Doors	Drive-In Doors
1700 Schuster Road	1,213,366	1993; 1996 / NAP	$62,700,000	39.9%	$100,200,000	32	185	4
Delano, CA
101 Michelin Drive	1,170,972	1993 / NAP	$31,460,000	20.0%	$61,300,000	35	118	2
Laurens, SC
1525 West 2960 South	260,000	2015 / NAP	$25,120,000	16.0%	$45,300,000	34	13	4
Nibley, UT
5685 Raiders Road, Building B	812,000	1994 / 2022	$21,000,000	13.4%	$37,700,000	24	59	3
Frazeysburg, OH
840 Complex Street Southwest	495,000	1970 / 2022	$16,720,000	10.6%	$32,200,000	20	91	3
Lenoir, NC
Total/Weighted Average	3,951,338		$157,000,000	100.0%	$276,700,000	31	117	3
(1)	Based on appraisal reports as of various dates between January 23, 2023 and January 31, 2023.
(2)	Based on the underwritten rent roll dated as of April 1, 2023.

Sole Tenant.

CVB, Inc. (3,951,338 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent; February 28, 2038 lease expiration) – CVB, Inc. is part of the Malouf Companies. Malouf Companies was founded by Sam and Kacie Malouf in 2003 and is a consumer goods company that specializes in home furnishings and bedding products. Malouf Companies products are available in over 15,000 retail locations across 58 countries, through partnerships with major retailers such as Amazon, Walmart, Wayfair, Overstock, Target, Home Depot, Mattress Firm, and Lowes. Malouf Companies is a Certified B Corporation and currently employs over 1,200 people.

The following table presents certain information relating to the tenancy at the National Warehouse & Distribution Portfolio Properties:

Major Tenants(1) (2)

Tenant Name (Property)	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
CVB, Inc.	NR/NR/NR	3,951,338	100.0%	$5.47	$21,616,432	100.0%	2/28/2038	None	N
Occupied Collateral Total		3,951,338	100.0%	$5.47	$21,616,432	100.0%

Vacant Space		0	0.0%

Collateral Total		3,951,338	100.0%

(1)	Based on the underwritten rent roll as of April 1, 2023.
(2)	With respect to the 101 Michelin Drive property, CVB, Inc. currently leases approximately 818,486 square feet representing approximately 69.9% of net rentable area, and Michelin leases the remaining approximately 352,486 square feet, representing approximately 30.1% of net rentable area. The lease for the current tenant, Michelin, expires on July 31, 2023. Upon such expiration, CVB, Inc. will lease such space. The table above, and certain other numerical information herein, assumes that CVB, Inc. is leasing 100% of the 101 Michelin Drive property.

A-3-5

Property Type: Industrial	Loan #1	Cut-off Date Balance:	$100,000,000
Property Subtype: Various	National Warehouse & Distribution Portfolio	Cut-off Date LTV:	56.7%
Address: Various		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	13.0%

The following table presents certain information relating to the lease rollover schedule at the National Warehouse & Distribution Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2032	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2033	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	3,951,338	100.0%	3,951,338	100.0%	$21,616,432	100.0%	$5.47
Vacant	0	0	0.0%	3,951,338	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	3,951,338	100.0%			$21,616,432	100.0%	$5.47
(1)	Information obtained from the underwritten rent roll as of April 1, 2023.

The following table presents historical occupancy percentages at the National Warehouse & Distribution Portfolio Properties:

Historical Occupancy

12/31/2020(1)	12/31/2021(1)	12/31/2022(1)	4/1/2023(2)
NAP	NAP	NAP	100.0%
(1)	The borrower sponsor acquired four of the five National Warehouse & Distribution Portfolio Properties between 2017 and 2022. As such, historical occupancies are not available.
(2)	Information obtained from the underwritten rent roll as of April 1, 2023.

A-3-6

Property Type: Industrial	Loan #1	Cut-off Date Balance:	$100,000,000
Property Subtype: Various	National Warehouse & Distribution Portfolio	Cut-off Date LTV:	56.7%
Address: Various		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	13.0%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the National Warehouse & Distribution Portfolio Properties:

Cash Flow Analysis(1)(2)

	U/W	%(3)	U/W $ per SF
Base Rent	$21,616,432	85.2%	$5.47
Total Reimbursements	3,755,768	14.8	0.95
Gross Potential Rent	$25,372,200	100.0%	$6.42
(Vacancy & Credit Loss)	(1,268,610)	(5.0)	(0.32)
Effective Gross Income	$24,103,590	95.0%	$6.10

Real Estate Taxes	$1,480,594	6.1%	$0.37
Management Fee	723,108	3.0	0.18
Insurance	577,482	2.4	0.15
Other Operating Expenses	974,584	4.0	0.25
Total Expenses	$3,755,768	15.6%	$0.95

Net Operating Income	$20,347,822	84.4%	$5.15
Replacement Reserves	395,134	1.6	0.10
TI/LC	987,835	4.1	0.25
Net Cash Flow	$18,964,854	78.7%	$4.80

NOI DSCR(4)	1.65x
NCF DSCR(4)	1.54x
NOI Debt Yield(4)	13.0%
NCF Debt Yield(4)	12.1%
(1)	Information obtained from the underwritten rent roll dated as of April 1, 2023.
(2)	The borrower sponsor acquired four of the five National Warehouse & Distribution Portfolio Properties between 2017 and 2022. As such, historical cash flows are not available.
(3)	Represents (i) percent of Gross Potential Rent for all revenue fields and Vacancy & Credit Loss and (ii) percent of Effective Gross Income for all other fields.
(4)	The NOI and NCF DSCR and NOI and NCF Debt Yield are based on the National Warehouse & Distribution Portfolio Whole Loan.

Appraisals. According to the appraisals dated between January 23, 2023 and January 31, 2023, the National Warehouse & Distribution Portfolio Properties had an aggregate “As-is” value of $276,700,000. The appraiser also concluded to an aggregate “go dark” value of $215,400,000 as of various dates between January 23, 2023 and January 31, 2023.

Environmental Matters. According to the Phase I environmental reports dated February 9, 2023, there was no evidence of any recognized environmental conditions at any of the National Warehouse & Distribution Portfolio Properties.

Market Overview and Competition. The National Warehouse & Distribution Portfolio Properties are located within the core-based statistical areas of Bakersfield, California (one property, 39.9% of the allocated loan amount), Greenville-Anderson-Mauldin, South Carolina (one property, 20.0% of the allocated loan amount), Logan, Utah-Idaho (one property, 16.0% of the allocated loan amount), Zanesville, Ohio (one property, 13.4% of the allocated loan amount) and Hickory-Lenoir-Morganton, North Carolina (one property, 10.6% of the allocated loan amount).

A-3-7

Property Type: Industrial	Loan #1	Cut-off Date Balance:	$100,000,000
Property Subtype: Various	National Warehouse & Distribution Portfolio	Cut-off Date LTV:	56.7%
Address: Various		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	13.0%

The following table presents certain information relating to a third-party market research report relating to market rent conclusions for the National Warehouse & Distribution Portfolio Properties:

Market Analysis(1)

Property Name – City, State	Market	Industrial Submarket	Submarket Inventory	Submarket Vacancy	Market Rent (PSF)	UW Base Rent PSF
1700 Schuster Road – Delano, CA	Bakersfield, CA	North Outlying Kern County	2,418,648	0.4%	$8.23	$6.10
101 Michelin Drive – Laurens, SC	Greenville-Anderson- Mauldin, SC	Laurens County	9,334,611	0.3%	$4.01	$4.20
1525 West 2960 South – Nibley, UT	Logan, UT-ID	Cache County	556,803	6.0%	$11.61	$13.71
5685 Raiders Road, Building B – Frazeysburg, OH(2)	Zanesville, OH	NAV	4,452,505	3.0%	$5.59	$4.20
840 Complex Street Southwest – Lenoir, NC	Hickory-Lenoir-Morganton, NC	Caldwell County	7,381,886	14.6%	$4.29	$4.70
(1)	Information obtained from third party market research reports.
(2)	Submarket statistics at the 5685 Raiders Road, Building B property represent the Zanesville, OH industrial market.

Escrows.

Real Estate Taxes – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the real estate taxes that the lender estimates will be payable during the next ensuing 12 months; provided, however, the borrowers have no obligation to make such monthly deposits if the Reserve Waiver Conditions (as defined below) are satisfied on such monthly payment date.

Insurance – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of an amount which would be sufficient to pay insurance premiums due for the renewal of coverage, unless an acceptable blanket policy is in place. An acceptable blanket policy was in place at origination of the National Warehouse & Distribution Portfolio Whole Loan.

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, approximately $32,928, subject to a cap of $790,268.

TI/LC Reserve – On each monthly payment date on and after the occurrence and continuance of a Trigger Period (as defined below), the borrowers are required to deposit approximately $82,320 into a TI/LC reserve.

Immediate Repairs Reserve – At origination of the National Warehouse & Distribution Portfolio Whole Loan, the borrowers deposited approximately $227,688 into an immediate repairs reserve.

Cash Collateral Reserve – At origination of the National Warehouse & Distribution Portfolio Whole Loan, the borrowers deposited approximately $6,147,412 into a cash collateral reserve to be held as additional collateral for the National Warehouse & Distribution Portfolio Whole Loan. If the amount in the cash collateral reserve falls below $6,147,412, at any time during the term of the National Warehouse & Distribution Portfolio Whole Loan, the borrowers are required to make a true up payment with respect to such insufficiency.

“Reserve Waiver Conditions” means each of the following: (i) no event of default has occurred and is continuing, (ii) the Specified Tenant (as defined below) lease is in full force and effect with no defaults beyond any notice and cure periods, and (iii) the Specified Tenant continues to make the payments and perform the obligations required under the applicable lease relating to the obligations for which the tax reserve was established (directly to the applicable taxing authority) and the borrowers deliver to lender evidence of the same (including, without limitation, paid invoices) by no later than the dates required under the National Warehouse & Distribution Portfolio Whole Loan documents.

Lockbox and Cash Management. The National Warehouse & Distribution Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to, and are required to cause the property manager to, immediately deposit all revenue directly into a lender approved lockbox account. At origination of the National Warehouse & Distribution Portfolio Whole Loan, the borrowers delivered a tenant direction letter to each tenant at the National Warehouse & Distribution Portfolio Properties, which is an affiliate of the borrowers, directing them to pay all rent and other sums due under the applicable lease directly into the lender-controlled lockbox. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the National Warehouse & Distribution Portfolio Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the National Warehouse & Distribution Portfolio Whole Loan documents are required to be deposited in an excess cash flow account. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow account to the borrowers. Upon an event of default under the National Warehouse & Distribution Portfolio Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A-3-8

Property Type: Industrial	Loan #1	Cut-off Date Balance:	$100,000,000
Property Subtype: Various	National Warehouse & Distribution Portfolio	Cut-off Date LTV:	56.7%
Address: Various		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	13.0%

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.30x, (iii) the occurrence of Specified Tenant Trigger Period (as defined below), and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.35x for two consecutive calendar quarters, (z) with regard to any Trigger Period commenced in connection with clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant” means (i) CVB, Inc., together with any successor and/or assignee, (ii) any replacement tenant that accounts for either (A) 20% or more of the total rental income for all individual National Warehouse & Distribution Portfolio Properties, or (B) demises 20% or more of the total square feet for all individual National Warehouse & Distribution Portfolio Properties, (iii) any parent company of any such Specified Tenant, and any affiliate providing credit support for, or a guarantor of, any such Specified Tenant lease, and (iv) any replacement tenant that Sam Malouf and/or Malouf Companies owns a direct or indirect interest therein.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant being in monetary default or material non-monetary default under the applicable Specified Tenant lease beyond any applicable notice and cure periods, (ii) Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), (iii) Specified Tenant failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof), (iv) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (v) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of Specified Tenant, (vii) on or after January 1, 2024, Malouf Companies, in the aggregate, fail to have and/or maintain a liquidity of $18,000,000 or more, and (viii) on or after January 1, 2024, either Malouf Company being in default under any loan agreement, letter of credit, or other credit facility, as applicable, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below), or (2) the borrowers leasing the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions of the National Warehouse & Distribution Portfolio Whole Loan documents for a term of at least five years, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised under its lease, all contingencies to effectiveness of such lease have expired or been satisfied, each such lease has commenced and a rent commencement date has been established.

“Specified Tenant Cure Conditions” means each of the following, as applicable (i) the Specified Tenant has cured all defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof) and open for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) with respect to any applicable bankruptcy or insolvency proceedings, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, (v) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease, (vi) Malouf Companies have and maintain a liquidity of not less than $18,000,000, and (vii) Malouf Companies have cured any default under any applicable loan agreement, letter of credit, or other credit facility, as applicable.

Property Management. The National Warehouse & Distribution Portfolio Properties are self-managed.

Partial Release. Provided that no event of default is continuing under the National Warehouse & Distribution Portfolio Whole Loan documents (except with respect to a partial defeasance, which is permitted even if an event of default exists), at any time after the earlier of (a) the third anniversary of the origination date of the National Warehouse & Distribution Portfolio Whole Loan, and (b) the date that is two years after the closing date of the securitization that includes the last note to be securitized, the borrowers may either deliver defeasance collateral or partially prepay the National Warehouse & Distribution Portfolio Whole Loan and obtain release of one or more individual National Warehouse & Distribution Portfolio Properties, in each case, provided that, among other conditions, (i) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to the Release Price (as defined below) (and in the case of a partial prepayment prior to October 6, 2027, payment of the yield maintenance premium), (ii) the borrowers deliver a REMIC opinion, (iii) the borrowers deliver (in the case of a partial prepayment, if requested by the lender) a rating agency confirmation, (iv) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining National Warehouse & Distribution Portfolio Properties is greater than the greater of (a) 1.54x, and (b) the debt service coverage ratio for all of the National Warehouse & Distribution Portfolio Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, (v) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the loan-to-value ratio with respect to the remaining National Warehouse & Distribution Portfolio Properties is no greater than the lesser of (a) 56.7% and (b) the loan-to-value ratio for all of the National Warehouse & Distribution Portfolio Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, (vi) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt yield with respect to the remaining National Warehouse & Distribution Portfolio Properties is greater than the greater of (a) 12.08%, and (b) the debt yield for all of the National Warehouse & Distribution Portfolio Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, and (vii) the 1525 West 2960 South property shall be the first or second individual property to be partially released or defeased, as applicable.

A-3-9

Property Type: Industrial	Loan #1	Cut-off Date Balance:	$100,000,000
Property Subtype: Various	National Warehouse & Distribution Portfolio	Cut-off Date LTV:	56.7%
Address: Various		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	13.0%

“Release Price” means, as applicable, (i) with respect to any individual National Warehouse & Distribution Portfolio Property (other than the 1525 West 2960 South property and the 1700 Schuster Road property), an amount equal to the greater of (a) 130% of the allocated loan amount with respect to such individual National Warehouse & Distribution Portfolio Property and (b) 95% of the net sales proceeds applicable to such individual National Warehouse & Distribution Portfolio Property, (ii) with respect to the 1525 West 2960 South property, an amount equal to the greater of (a) 125% of the allocated loan amount with respect to the 1525 West 2960 South property and (b) 95% of the net sales proceeds applicable to the 1525 West 2960 South property, and (iii) with respect to the 1700 Schuster Road property, an amount equal to the greater of (a) $100,000,000 and (b) 95% of the net sales proceeds applicable to the 1700 Schuster Road property.

Real Estate Substitution. Not permitted.

Right of First Offer/Right of First Refusal. None.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The National Warehouse & Distribution Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the National Warehouse & Distribution Portfolio Properties, as well as business interruption insurance in an amount equal to 100% of the projected gross income from the applicable individual National Warehouse & Distribution Portfolio Property until completion of restoration with a three-month extended period of indemnity.

A-3-10

Property Type: Various	Loan #2	Cut-off Date Balance:	$97,500,000
Property Subtype: Various	Oak Street NLP Fund Portfolio	Cut-off Date LTV:	32.3%
Address: Various		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	17.9%

A-3-11

Property Type: Various	Loan #2	Cut-off Date Balance:	$97,500,000
Property Subtype: Various	Oak Street NLP Fund Portfolio	Cut-off Date LTV:	32.3%
Address: Various		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	17.9%

KANSAS
WICHITA
OKLAHOMA
OKLAHOMA CITY
TULSA
Chandler
Norman
Lawton
Wichita Falls
Durant
TEXAS
Denton
Frisco
Plano
FT. WORTH
DALLAS
Arlington
Abilene
Tyler

NEVADA
CALIFORNIA
Chico
Oroville
Sparks
Reno
Truckee
Grass Valley
Marysville
Carson City
Roseville
SACRAMENTO
Folsom
SIERRA NEVADA MTS.
Elk Grove
Jackson
Napa
Vacaville
Lodi
San Pablo
OAKLAND
Stockton
Manteca
SAN FRANCISCO
Tracy
Modesto
SAN JOSE
Merced
Pacific Ocean

Fremont
SAN JOSE
Turlock
Merced
Madera
Clovis
FRESNO
Salinas
Monterey
Reedley
Kingsburg
Hanford
Visalia
Coalinga
Delano
Bakersfield
San Luis Obispo
Santa Maria
Pacific Ocean

NEW YORK
Springfield
Hartford
CT
Scranton
Wilkes-Barre
Milford
New Haven
PENNSYLVANIA
Tremont
Allentown
Bethlehem
Paterson
Yonkers
Newark
NEW YORK
Harrisburg
Reading
Trenton
PHILADELPHIA
Wilmington
NEW JERSEY
MARYLAND
BALTIMORE
DE
WASHINGTON D.C.
Atlantic City
Atlantic Ocean

Oak Street - NLP Fund Portfolio	
1 Big Lots - Tremont, PA	Tremont, PA
2 Big Lots - Durant, OK	Durant, OK
3 Babcock - LaGrange, GA	LaGrange, GA
4 Babcock - Mebane, NC	Mebane, NC
5 Babcock - Mulberry, FL	Mulberry, FL
6 NAICO - Chandler, OK	Chandler, OK
7 Save Mart Supermarkets - San Pablo, CA	San Pablo, CA
8 Nation Safe Drivers - Boca Raton, FL	Boca Raton, FL
9 Save Mart Supermarkets - Fresno, CA (1)	Fresno, CA
10 Save Mart Supermarkets - El Cerrito, CA	El Cerrito, CA
11 Save Mart Supermarkets - Stockton, CA	Stockton, CA
12 Save Mart Supermarkets - Modesto, CA (1)	Modesto, CA
13 Save Mart Supermarkets - Grass Valley, CA	Grass Valley, CA
14 Save Mart Supermarkets - Fresno, CA (2)	Fresno, CA
15 Save Mart Supermarkets - Ceres, CA	Ceres, CA
16 Save Mart Supermarkets - Bakersfield, CA	Bakersfield, CA
17 Big Y - Milford, CT	Milford, CT
18 Save Mart Supermarkets - Sparks, NV (2)	Sparks, NV
19 Save Mart Supermarkets - Tracy, CA	Tracy, CA
20 Save Mart Supermarkets - Folsom, CA	Folsom, CA
21 Save Mart Supermarkets - Tracy, CA (2)	Tracy, CA
22 Save Mart Supermarkets - Napa, CA	Napa, CA
23 Babcock - Mulberry, FL (4)	Mulberry, FL
24 Save Mart Supermarkets - Chico, CA	Chico, CA
25 Save Mart Supermarkets - Salinas, CA	Salinas, CA
26 Save Mart Supermarkets - Kingsburg, CA	Kingsburg, CA
27 Save Mart Supermarkets - Clovis, CA (1)	Clovis, CA
28 Save Mart Supermarkets - Clovis, CA (2)	Clovis, CA
29 Save Mart Supermarkets - Vacaville, CA (2)	Vacaville, CA
30 Save Mart Supermarkets - Elk Grove, CA	Elk Grove, CA
31 Save Mart Supermarkets - Manteca, CA	Manteca, CA
32 Save Mart Supermarkets - Fresno, CA (3)	Fresno, CA
33 Save Mart Supermarkets - Lodi, CA	Lodi, CA
34 Save Mart Supermarkets - Sparks, NV	Sparks, NV
35 Save Mart Supermarkets - Carson City, NV	Carson City, NV
36 Save Mart Supermarkets - Oakland, CA	Oakland, CA
37 Save Mart Supermarkets - Coalinga, CA	Coalinga, CA
38 Save Mart Supermarkets - Marysville, CA	Marysville, CA
39 Save Mart Supermarkets - Jackson, CA	Jackson, CA
40 Babcock - Mulberry, FL (2)	Mulberry, FL
41 Babcock - Mulberry, FL (3)	Mulberry, FL
42 Babcock - Mulberry, FL (5)	Mulberry, FL

NASHVILLE
Knoxville
Greensboro
Mebane
RALEIGH
NC
MEMPHIS
TENNESSEE
Chattanooga
CHARLOTTE
Fayetteville
Huntsville
Wilmington
ATLANTA
SC
Birmingham
LaGrange
Augusta
Macon
Charleston
ALABAMA
Columbus
GEORGIA
Savannah
Montgomery
Tallahassee
JACKSONVILLE
FLORIDA
Atlantic Ocean
Gulf of Mexico
ORLANDO
TAMPA
Mulberry
ST. PETERSBURG
Boca Raton
Ft. Lauderdale
MIAMI

A-3-12

No. 2 – Oak Street NLP Fund Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Original Principal Balance(1):	$97,500,000			Property Type – Subtype:	Various – Various
Cut-off Date Balance(1):	$97,500,000			Location(7):	Various
% of Initial Pool Balance:	9.5%			Size:	6,470,388 SF
Loan Purpose:	Recapitalization			Cut-off Date Balance Per SF(1):	$52.55
Borrower Sponsors:	Blue Owl Capital, Inc. and Oak Street Real Estate Capital, LLC			Maturity Date Balance Per SF(1):	$52.55
Guarantors:	(2)			Year Built/Renovated(7):	Various/Various
Mortgage Rate:	6.1380%			Title Vesting:	Fee/Leasehold
Note Date:	February 23, 2023			Property Manager:	Self-managed
Seasoning:	1 month			Current Occupancy (As of)(8):	100.0% (4/1/2023)
Maturity Date:	March 11, 2028			YE 2022 Occupancy(9):	NAV
IO Period:	60 months			YE 2021 Occupancy(9):	NAV
Loan Term (Original):	60 months			YE 2020 Occupancy(9):	NAV
Amortization Term (Original):	NAP			YE 2019 Occupancy(9):	NAV
Loan Amortization Type:	Interest Only			As-Is Appraised Value:	$1,051,080,000
Call Protection(3):	L(25),D(28),O(7)			As-Is Appraisal Value Per SF:	$162.44
Lockbox Type:	Hard/In Place Cash Management			As-Is Appraisal Valuation Date(10):	Various
Additional Debt(4):	Yes			Underwriting and Financial Information
Additional Debt Type (Balance)(4):	Pari Passu ($242,500,000); Subordinate ($85,000,000)			YE 2022 NOI(11):	$55,257,111
				YE 2021 NOI(9):	NAV
				YE 2020 NOI(9):	NAV
				YE 2019 NOI(9):	NAV
				U/W Revenues:	$82,796,630
				U/W Expenses:	$21,989,943
				U/W NOI:	$60,806,687
Escrows and Reserves(5)				U/W NCF:	$57,258,714
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF(1):	2.87x / 2.71x
Taxes:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	17.9% / 16.8%
Insurance:	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	17.9% / 16.8%
Deferred Maintenance:	$27,550(6)	$0	NAP	Cut-off Date LTV Ratio(1):	32.3%
Save Mart LOC Reserve:	$0	Springing	NAP	LTV Ratio at Maturity(1):	32.3%
Sources and Uses
Sources			Uses
Original Senior Loan Amount	$340,000,000	80.0%	Return of Equity(12)	$413,683,950	97.3%
Subordinate Capitalize first letter	85,000,000	20.0	Closing Costs	11,288,500	2.7
			Upfront Reserves	27,550	0.0
Total Sources	$425,000,000	100.0%	Total Uses	$425,000,000	100.0%
(1)	The Oak Street NLP Fund Portfolio Mortgage Loan (as defined below) is part of the Oak Street NLP Fund Portfolio Whole Loan (as defined below) with an original aggregate principal balance of $425,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the Oak Street NLP Fund Portfolio Senior Loan (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity based upon the Oak Street NLP Fund Portfolio Whole Loan are $66, $66, 2.30x, 2.16x, 14.3%, 13.5%, 14.3%, 13.5%, 40.4% and 40.4%, respectively.
(2)	The Guarantors are Oak Street Real Estate Capital Net Lease Property Fund, LP, Oak Street Real Estate Capital Net Lease Property Fund (A), LP and Oak Street Real Estate Capital Net Lease Property Fund (P), LP.
(3)	At any time after the earlier of (i) February 23, 2027 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Oak Street NLP Fund Portfolio Whole Loan to be securitized, the borrowers have the right to defease the Oak Street NLP Fund Portfolio Whole Loan in whole or in part. Additionally, the borrowers may prepay the Oak Street NLP Fund Portfolio Whole Loan with 10 business days’ notice on or after September 11, 2027.
(4)	See “The Mortgage Loan” and “Subordinate and Mezzanine Indebtedness” below for further discussion of additional debt.
(5)	See “Escrows” section below.
(6)	Property condition reports dated between January 3, 2023 and January 25, 2023 identified immediate repairs in the aggregate amount of approximately $2,205,183, which are the responsibility of the tenants and for which only the life safety and ADA repairs were reserved for.
(7)	See “Portfolio Summary” table below.
(8)	The Oak Street NLP Fund Portfolio is 100.0% leased and 96.2% physically occupied.
(9)	Historical occupancy and NOI are unavailable, as the Oak Street NLP Fund Portfolio Properties (as defined below) were acquired by the borrowers between May 2019 and August 2022, and such information was not provided by the seller.
(10)	The individual appraisal valuation dates range from December 12, 2022 and January 3, 2023.
(11)	Represents partial year financial information for 8 assets acquired in 2022.
A-3-13

Property Type: Various	Loan #2	Cut-off Date Balance:	$97,500,000
Property Subtype: Various	Oak Street NLP Fund Portfolio	Cut-off Date LTV:	32.3%
Address: Various		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	17.9%
(12)	The Oak Street NLP Fund Portfolio Properties were acquired between May 2019 and August 2022 and were previously unencumbered.

The Mortgage Loan. The second largest mortgage loan (the “Oak Street NLP Fund Portfolio Mortgage Loan”) is part of a whole loan (the “Oak Street NLP Fund Portfolio Whole Loan”) that is evidenced by seven pari passu senior promissory notes in the aggregate original principal amount of $340,000,000 (collectively, the “Oak Street NLP Fund Portfolio Senior Loan”) and two pari passu subordinate promissory notes in the aggregate original principal amount of $85,000,000 (collectively, the “Oak Street NLP Fund Portfolio Subordinate Companion Loan”). The Oak Street NLP Fund Portfolio Whole Loan was co-originated on February 23, 2023, by Wells Fargo Bank, National Association (“WFB”) and KeyBank National Association (“KeyBank”). The Oak Street NLP Fund Portfolio Whole Loan is secured by a first priority mortgage on the borrowers’ fee simple interests in retail, office and industrial properties comprising 6,320,757 square feet and a leasehold interest in a 149,631 square foot retail property, collectively located across eight states (collectively, the “Oak Street NLP Fund Portfolio Properties” and, individually each, a “Oak Street NLP Fund Portfolio Property”). The Oak Street NLP Fund Portfolio Mortgage Loan is evidenced by the non-controlling promissory notes A-2, A-3, and A-4 in the aggregate original principal amount of $97,500,000. The remaining promissory notes comprising the Oak Street NLP Fund Portfolio Whole Loan are summarized in the table below. The Oak Street NLP Fund Portfolio Whole Loan is being serviced pursuant to the trust and servicing agreement for the OAKST 2023-NLP securitization trust. The Oak Street NLP Fund Portfolio Senior Loan pari passu notes other than those evidencing the Oak Street NLP Fund Portfolio Mortgage Loan are referred to herein as the “Oak Street NLP Fund Portfolio Non-Serviced Pari Passu Companion Loans”. See “Description of the Mortgage Pool - The Whole Loan - The Non-Serviced AB Whole Loan - The Oak Street NLP Fund Portfolio AB Whole Loan” and “Pooling and Servicing Agreement - Servicing of the Non-Serviced Mortgage Loan - Servicing of the Oak Street NLP Fund Portfolio Mortgage Loan” in the Prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Senior Notes
A-1	$123,500,000	$123,500,000	OAKST 2023-NLP	Yes
A-2	$50,000,000	$50,000,000	BANK5 2023-5YR1	No
A-3	$27,500,000	$27,500,000	BANK5 2023-5YR1	No
A-4	$20,000,000	$20,000,000	BANK5 2023-5YR1	No
A-5	$66,500,000	$66,500,000	OAKST 2023-NLP	No
A-6	$30,000,000	$30,000,000	KeyBank	No
A-7	$22,500,000	$22,500,000	KeyBank	No
Total Senior Notes	$340,000,000	$340,000,000

Subordinate Notes
B-1, B-2	$85,000,000	$85,000,000	OAKST 2023-NLP	No
Total (Whole Loan)	$425,000,000	$425,000,000

The Borrowers and Borrower Sponsors. The borrowers are BGCT001 LLC, BIGDUOK001 LLC, BIGTRPA001 LLC, Save Mart Portfolio Owner NLP CA LLC, Save Mart Portfolio Owner NLP NV LLC, NSDBRFL001 LLC, BCDC Portfolio Owner LLC, BCHQ Owner LLC and NAICHOK001 LLC, each a single-purpose, Delaware limited liability company with two independent directors.

The borrower sponsors are Blue Owl Capital, Inc. (“Blue Owl”) and Oak Street Real Estate Capital, LLC (“Oak Street”) and the non-recourse carveout guarantors are Oak Street Real Estate Capital Net Lease Property Fund, LP, Oak Street Real Estate Capital Net Lease Property Fund (A), LP and Oak Street Real Estate Capital Net Lease Property Fund (P), LP.

Founded in 2009 by Marc Zahr, Oak Street is a Chicago-based real estate private equity firm. Oak Street currently has approximately $21.1 billion in assets under management, owns over 1,535 real estate assets and has completed over 160 transactions since its inception. Oak Street focuses on acquiring properties that are net-leased to investment grade and creditworthy tenants and provides strategic capital solutions that are subject to a target long-term lease of over 15 years. Oak Street was purchased in 2021 by Blue Owl (NYSE: OWL), an alternative asset manager with over $138.0 billion of assets under management.

The Properties. The Oak Street NLP Fund Portfolio Properties comprise 31 retail properties, seven industrial properties and four office properties totaling 6,470,388 square feet that are located across eight states. The Oak Street NLP Fund Portfolio Properties are located in California (27 properties, 28.6% of net rentable area), Oklahoma (two properties, 22.5% of net rentable area), Pennsylvania (one property, 20.0% of net rentable area), Florida (six properties, 11.7% of net rentable area), Georgia (one property, 8.3% of net rentable area), North Carolina (one property, 5.7% of net rentable area), Nevada (three properties, 2.3% of net rentable area), and Connecticut (one property, 0.9% of net rentable area).

Built between 1912 and 2019 with 16 properties renovated between 1954 and 2022, the Oak Street NLP Fund Portfolio Properties range in size from 8,270 square feet to 1,296,562 square feet.

The Oak Street NLP Fund Portfolio Properties are net leased to six tenants: Save Mart Supermarkets (“Save Mart”), Big Lots, Inc. (“Big Lots”), W.S. Badcock Corporation (“Badcock”), Chandler Insurance Company, LTD., Nation Motor Club, LLC (“Nation Motor Club”) and Big Y Foods, Inc. (“Big Y”), all of which are subject to eight triple net leases. All of the Oak Street NLP Fund Portfolio Properties, have leases expiring after the stated maturity date of the Oak Street NLP Fund Portfolio Whole Loan with a weighted average lease term of 18.4 years. No tenants have termination options. As of April 1, 2023, the Oak Street NLP Fund Portfolio Properties are 100.0% leased and 96.2% physically occupied.

A-3-14

Property Type: Various	Loan #2	Cut-off Date Balance:	$97,500,000
Property Subtype: Various	Oak Street NLP Fund Portfolio	Cut-off Date LTV:	32.3%
Address: Various		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	17.9%

The following table presents certain information relating to the Oak Street NLP Fund Portfolio Properties:

Portfolio Summary

Property Name	Allocated Whole Loan Cut-Off Balance	% of Portfolio Cut-off Date Balance	Property Type	Year Built/ Renovated	Net Rentable Area (SF)	As-Is Appraised Value	Allocated Cut-off Date LTV	% of UW NOI
Big Lots - Tremont, PA	$68,510,000	16.1%	Industrial	2000 / NAP	1,294,548	$169,430,000	40.4%	14.0%
Big Lots - Durant, OK	$55,780,000	13.1%	Industrial	2003 / NAP	1,296,562	$138,000,000	40.4%	14.3%
Badcock - LaGrange, GA	$24,360,000	5.7%	Industrial	2015 / NAP	537,855	$60,250,000	40.4%	6.1%
Badcock - Mebane, NC	$17,990,000	4.2%	Industrial	2004 / 2019	369,420	$44,500,000	40.4%	4.5%
Badcock - Mulberry, FL	$17,530,000	4.1%	Industrial	1991 / 2002	371,240	$43,360,000	40.4%	4.8%
NAICO - Chandler, OK	$16,660,000	3.9%	Office	1920 / 2022	158,430	$41,200,000	40.4%	4.1%
Save Mart Supermarkets - San Pablo, CA(2)	$14,070,000	3.3%	Retail	1973 / NAP	109,876	$34,800,000	40.4%	3.3%
Nation Safe Driver - Boca Raton, FL	$13,610,000	3.2%	Office	1981 / 2022	139,785	$33,660,000	40.4%	3.6%
Save Mart Supermarkets - Fresno, CA (4)(2)	$12,860,000	3.0%	Retail	1981 / 2007-2008	186,652	$31,800,000	40.4%	3.2%
Save Mart Supermarkets - El Cerrito, CA	$10,690,000	2.5%	Retail	2001 / NAP	66,778	$26,430,000	40.4%	2.4%
Save Mart Supermarkets - Stockton, CA(3)	$10,140,000	2.4%	Retail	1978 / 2001	119,916	$25,080,000	40.4%	2.5%
Save Mart Supermarkets - Modesto, CA (4)	$9,280,000	2.2%	Retail	2001 / NAP	54,605	$22,960,000	40.4%	2.2%
Save Mart Supermarkets - Grass Valley, CA	$9,010,000	2.1%	Retail	1990 / NAP	43,737	$22,290,000	40.4%	1.9%
Save Mart Supermarkets - Fresno, CA (5)(2)	$8,940,000	2.1%	Retail	1978 / 2015	148,270	$22,100,000	40.5%	2.0%
Save Mart Supermarkets - Ceres, CA(2)	$8,270,000	1.9%	Retail	1980 / 2004	116,789	$20,450,000	40.4%	1.8%
Save Mart Supermarkets - Bakersfield, CA	$8,090,000	1.9%	Retail	1979 / NAP	68,337	$20,010,000	40.4%	1.8%
Big Y - Milford, CT	$8,010,000	1.9%	Retail	2019 / NAP	55,000	$19,800,000	40.5%	1.5%
Save Mart Supermarkets - Sparks, NV (2)	$7,210,000	1.7%	Retail	1999 / 2018	52,368	$17,830,000	40.4%	1.6%
Save Mart Supermarkets - Tracy, CA	$7,080,000	1.7%	Retail	1997 / NAP	61,660	$17,500,000	40.5%	1.5%
Save Mart Supermarkets - Folsom, CA(1)	$6,920,000	1.6%	Retail	1990 / NAP	49,769	$17,110,000	40.4%	1.4%
Save Mart Supermarkets - Tracy, CA (2)(3)(4)	$6,780,000	1.6%	Retail	1966 / NAP	149,631	$16,780,000	40.4%	2.7%
Save Mart Supermarkets - Napa, CA(2)	$6,170,000	1.5%	Retail	1969 / 1989	51,845	$15,250,000	40.5%	1.4%
Badcock - Mulberry, FL (4)	$5,700,000	1.3%	Industrial	1964 / 1992	184,000	$14,100,000	40.4%	1.7%
Save Mart Supermarkets - Chico, CA	$5,350,000	1.3%	Retail	1989 / 2001	42,294	$13,230,000	40.4%	1.1%
Save Mart Supermarkets - Salinas, CA(1)	$5,330,000	1.3%	Retail	1998 / 2012	62,565	$13,170,000	40.5%	1.2%
Save Mart Supermarkets - Kingsburg, CA	$5,260,000	1.2%	Retail	1999 / NAP	41,368	$13,000,000	40.5%	1.1%
Save Mart Supermarkets - Clovis, CA (3)	$5,220,000	1.2%	Retail	2002 / NAP	50,918	$12,900,000	40.5%	1.1%
Save Mart Supermarkets - Clovis, CA (2)	$4,850,000	1.1%	Retail	1984 / 2002	52,576	$11,990,000	40.5%	1.0%
Save Mart Supermarkets - Vacaville, CA (2)	$4,790,000	1.1%	Retail	1988 / NAP	42,630	$11,840,000	40.5%	1.0%
Save Mart Supermarkets - Elk Grove, CA	$4,730,000	1.1%	Retail	1994 / NAP	45,642	$11,700,000	40.4%	1.0%
Save Mart Supermarkets - Manteca, CA	$4,380,000	1.0%	Retail	1984 / NAP	35,312	$10,820,000	40.5%	1.1%
Save Mart Supermarkets - Fresno, CA (3)	$4,150,000	1.0%	Retail	1994 / NAP	58,360	$10,260,000	40.4%	0.9%
Save Mart Supermarkets - Lodi, CA	$4,100,000	1.0%	Retail	1996 / NAP	50,342	$10,150,000	40.4%	0.9%
Save Mart Supermarkets - Sparks, NV	$3,880,000	0.9%	Retail	1993 / NAP	47,404	$9,600,000	40.4%	0.8%
Save Mart Supermarkets - Carson City, NV	$3,660,000	0.9%	Retail	1995 / NAP	52,079	$9,060,000	40.4%	0.8%
Save Mart Supermarkets - Oakland, CA(1)	$3,390,000	0.8%	Retail	1965 / NAP	21,258	$8,380,000	40.5%	0.7%
Save Mart Supermarkets - Coalinga, CA	$3,280,000	0.8%	Retail	2006 / NAP	49,749	$8,100,000	40.5%	0.8%
Save Mart Supermarkets - Marysville, CA	$3,240,000	0.8%	Retail	1973 / NAP	30,080	$8,010,000	40.4%	0.7%
Save Mart Supermarkets - Jackson, CA	$2,980,000	0.7%	Retail	1994 / NAP	40,593	$7,370,000	40.4%	0.7%
Badcock - Mulberry, FL (3)	$2,070,000	0.5%	Office	1915 / 1986	42,750	$5,130,000	40.4%	0.6%
Badcock - Mulberry, FL (2)	$430,000	0.1%	Office	1912 / 1954	8,270	$1,060,000	40.6%	0.1%
Badcock - Mulberry, FL (5)	$250,000	0.1%	Industrial	1978 / NAP	9,125	$620,000	40.3%	0.1%
Total/Weighted Average	$425,000,000	100.0%			6,470,388	$1,051,080,000	40.4%	100.0%
(1)	Represents one of three properties where Save Mart subleases its anchor space.
(2)	Represents one of five properties where the Save Mart Master Lease incorporates both an anchor space where Save Mart operates a grocery store and additional in-line space, which Save Mart is responsible for subleasing.
(3)	Represents one of two properties where the Save Mart Master Lease incorporates both an anchor space where Save Mart subleases or intends to sublease both the anchor space and additional in-line space.
(4)	The anchor space at the Save Mart Supermarkets – Tracy, CA (2) property totaling 44,870 square feet is currently dark.

A-3-15

Property Type: Various	Loan #2	Cut-off Date Balance:	$97,500,000
Property Subtype: Various	Oak Street NLP Fund Portfolio	Cut-off Date LTV:	32.3%
Address: Various		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	17.9%

The following table presents certain information relating to retail tenant sales history at Oak Street NLP Fund Portfolio Properties:

Tenant Sales(1)

Property Name	Net Rentable Area (SF)	Anchor SF	2018 Sales (PSF)(2)	2019 Sales (PSF)(2)	2020 Sales (PSF)(2)	2021 Sales (PSF)(2)	2022 Sales (PSF)(2)	Occupancy Cost(3)
Save Mart Supermarkets - San Pablo, CA(4)	109,876	63,140	$555	$561	$603	$553	$620	6.1%
Save Mart Supermarkets - Fresno, CA (4)(4)	186,652	52,070	$425	$419	$477	$443	$479	7.8%
Save Mart Supermarkets - El Cerrito, CA	66,778	66,778	$339	$360	$482	$393	$403	5.8%
Save Mart Supermarkets - Stockton, CA	119,916	119,916	NAV	NAV	NAV	NAV	NAV	NAV
Save Mart Supermarkets - Modesto, CA (4)	54,605	54,605	$562	$586	$716	$711	$718	3.4%
Save Mart Supermarkets - Grass Valley, CA	43,737	43,737	$710	$705	$809	$780	$765	3.6%
Save Mart Supermarkets - Fresno, CA (5)(4)	148,270	52,620	$299	$315	$422	$421	$434	5.7%
Save Mart Supermarkets - Ceres, CA(4)	116,789	41,095	$512	$570	$698	$702	$652	4.3%
Save Mart Supermarkets - Bakersfield, CA	68,337	68,337	$427	$426	$520	$495	$534	3.2%
Big Y - Milford, CT	55,000	55,000	NAV	NAV	NAV	NAV	NAV	NAV
Save Mart Supermarkets - Sparks, NV (2)	52,368	52,368	$503	$546	$654	$658	$558	3.4%
Save Mart Supermarkets - Tracy, CA	61,660	61,660	$446	$468	$545	$510	$507	3.1%
Save Mart Supermarkets - Folsom, CA	49,769	49,769	NAV	NAV	NAV	NAV	NAV	NAV
Save Mart Supermarkets - Tracy, CA (2)	149,631	149,631	NAV	NAV	NAV	NAV	NAV	NAV
Save Mart Supermarkets - Napa, CA(4)	51,845	39,886	$336	$356	$434	$395	$389	6.2%
Save Mart Supermarkets - Chico, CA	42,294	42,294	$441	$498	$571	$535	$548	3.1%
Save Mart Supermarkets - Salinas, CA	62,565	62,565	NAV	NAV	NAV	NAV	NAV	NAV
Save Mart Supermarkets - Kingsburg, CA	41,368	41,368	$472	$497	$689	$655	$696	2.4%
Save Mart Supermarkets - Clovis, CA (3)	50,918	50,918	$401	$414	$538	$498	$506	2.8%
Save Mart Supermarkets - Clovis, CA (2)	52,576	52,576	$303	$329	$432	$396	$410	3.1%
Save Mart Supermarkets - Vacaville, CA (2)	42,630	42,630	$339	$356	$445	$419	$413	3.6%
Save Mart Supermarkets - Elk Grove, CA	45,642	45,642	$339	$356	$463	$449	$473	2.9%
Save Mart Supermarkets - Manteca, CA	35,312	35,312	$429	$470	$585	$535	$565	3.3%
Save Mart Supermarkets - Fresno, CA (3)	58,360	58,360	$288	$291	$341	$325	$337	2.9%
Save Mart Supermarkets - Lodi, CA	50,342	50,342	$304	$325	$418	$485	$484	2.2%
Save Mart Supermarkets - Sparks, NV	47,404	47,404	$283	$303	$364	$356	$388	2.8%
Save Mart Supermarkets - Carson City, NV	52,079	52,079	$231	$245	$294	$274	$305	3.0%
Save Mart Supermarkets - Oakland, CA	21,258	21,258	NAV	NAV	NAV	NAV	NAV	NAV
Save Mart Supermarkets - Coalinga, CA	49,749	49,749	$271	$281	$341	$361	$398	2.4%
Save Mart Supermarkets - Marysville, CA	30,080	30,080	$395	$424	$582	$628	$639	2.2%
Save Mart Supermarkets - Jackson, CA	40,593	40,593	$214	$235	$320	$303	$307	3.3%
Total/Weighted Average	2,058,403	1,693,782	$393	$412	$506	$486	$497	3.8%
(1)	Information obtained from the borrower, which was provided by the tenant.
(2)	Sales PSF are calculated based on the Save Mart sales from the grocery store operated at the site and the square footage occupied by the corresponding grocery store.
(3)	Occupancy Cost is based on the underwritten base rent paid by Save Mart on the entire center divided by the 2022 sales from the grocery store operated at the site. The Save Mart underwritten base rent used in the calculation has not been adjusted for the additional in-line space at the five centers where Save Mart is responsible for subleasing the in-line space.
(4)	Represents one of five properties where the Save Mart Master Lease incorporates both an anchor space where Save Mart operates a grocery store and additional in-line space, which Save Mart is responsible for subleasing.

Major Tenants.

Save Mart (2,003,403 square feet; 31.0% of net portfolio rentable area; 44.4% of portfolio underwritten base rent). Save Mart is a grocery chain that operates 200 stores under the banners of Save Mart, Lucky California and FoodMaxx throughout California and Nevada. Save Mart was acquired by Kingswood Capital Management LP (“Kingswood”) in March 2022. 30 of the properties within the Oak Street NLP Fund Portfolio are leased to Save Mart under a master lease (“Save Mart Master Lease Properties”), which expires on November 30, 2044 with no termination options and 1, 5-year renewal option and 1, 5-year and 11-month renewal option (the “Save Mart Master Lease”). 25 of the 30 properties have a Save Mart operated grocery store as the anchor tenant. The 25 stores report weighted average 2022 sales of $497 per square foot with a weighted average occupancy cost of 3.8%. Of the remaining five properties, Save Mart subleased four anchor locations and is in discussions for a potential sublease for one vacant space. Seven of the 30 properties cover the entire center where Save Mart occupies only the anchor space and is responsible for subleasing the remaining in-line space.

A-3-16

Property Type: Various	Loan #2	Cut-off Date Balance:	$97,500,000
Property Subtype: Various	Oak Street NLP Fund Portfolio	Cut-off Date LTV:	32.3%
Address: Various		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	17.9%

In connection with Kingswood’s acquisition of Save Mart, Kingswood was required to provide a letter of credit (the “Save Mart LOC”) in an amount equal to 18 months of the then base rent under the Save Mart Master Lease. See “Reserves” section below.

Big Lots (2,591,110 square feet; 40.0% of net portfolio rentable area; 28.4% of portfolio underwritten base rent). Big Lots (NYSE: BIG) is a Columbus, Ohio based discount retailer that operated 1,431 stores across 47 states, in addition to an e-commerce platform, as of January 29, 2022. The company sells a variety of brand name products across seven merchandise categories: Food; Consumables; Soft Home; Hard Home; Furniture; Seasonal; and Apparel, Electronics, & Other – all within the discount retail segment. Two of the industrial properties within the Oak Street NLP Fund Portfolio Properties are leased to Big Lots through June 30, 2040. The Big Lots – Durant, OK property has 10, 5-year renewal options and the Big Lots – Tremont, PA property has one, 5-year, one, 4-year, and eight, 5-year renewal options. The tenant does not have any termination options under either lease.

Badcock (1,522,660 square feet; 23.5% of net portfolio rentable area; 17.9% of portfolio underwritten base rent). Founded in 1904, Badcock is a home furnishing company that operates 383 stores in 8 southeastern states. On November 22, 2021, Franchise Group, Inc. (NASDAQ: FRG) acquired Badcock in an all cash transaction valued at approximately $580.0 million. Seven of the properties within the Oak Street NLP Fund Portfolio Properties are leased to Badcock (the “Badcock Properties”), including five industrial properties totaling 1,471,640 square feet (22.7% of net portfolio rentable area; 96.6% of Badcock Properties net rentable area) and two office properties totaling 51,020 square feet (0.8% of net portfolio rentable area; 3.4% of Badcock Properties net rentable area). Three of the Badcock Properties totaling 1,278,515 square feet are subject to a master lease through June 30, 2039 and four of the Badcock Properties totaling 244,145 square feet are subject to a master lease through August 31, 2039; each has 3, 5-year renewal options and no termination options.

The following table presents certain information relating to the major tenants at the Oak Street NLP Fund Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (S&P/Moody’s/Fitch)	No of Prop.	Tenant NRSF	% of NRSF	Annual U/W Base Rent(1)	Annual U/W Base Rent PSF(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Save Mart Supermarkets(2)	NR/NR/NR	30	2,003,403	31.0%	$28,565,196	$14.26	44.4%	11/30/2044	Various(3)	N
Big Lots	NR/NR/NR	2	2,591,110	40.0%	$18,291,830	$7.06	28.4%	6/30/2040	Various(4)	N
Badcock	NR/NR/NR	7	1,522,660	23.5%	$11,503,050	$7.55	17.9%	Various(5)	3, 5-year	N
Chandler Insurance Company, LTD.	NR/NR/NR	1	158,430	2.4%	$2,607,191	$16.46	4.1%	8/31/2039	5, 10-year	N
Nation Motor Club, LLC	NR/NR/NR	1	139,785	2.2%	$2,379,995	$17.03	3.7%	12/31/2041	2, 5-year	N
Big Y Foods, Inc.	NR/NR/NR	1	55,000	0.9%	$990,000	$18.00	1.5%	12/31/2039	4, 5-year	N
Total Major Tenants		42	6,470,388	100.0%	$64,337,263	$9.94	100.0%

Vacant Space(6)			0	0.0%

Collateral Total			6,470,388	100.0%

(1)	Annual U/W Base Rent and Annual U/W Base Rent PSF includes contractual rent steps through December 2023 totaling $1,143,912.
(2)	Save Mart Supermarkets has subleased three freestanding properties totaling 133,592 square feet to various tenants. At five of the Save Mart Master Lease Properties totaling 613,432 square feet, the lease covers the entire center where Save Mart occupies only the anchor space (248,811 square feet) and has subleased the in-line space (364,621 square feet) to various tenants. At two of the Save Mart Master Lease Properties totaling 269,547 square feet, the lease covers the entire center where Save Mart has subleased or intends to sublease both the anchor space (88,934 square feet, which includes dark anchor space at Save Mart Supermarket – Tracy, CA (2) totaling 44,870 square feet) and the in-line space (180,613 square feet) to various tenants.
(3)	The Save Mart Supermarkets Master Lease has one, 5-year renewal option and one, 5-year, 11 month renewal option.
(4)	The Big Lots – Durant, OK property has 10, 5-year renewal options and the Big Lots – Tremont, PA property has one, 5-year, one, 4-year, and eight, 5- year renewal options.
(5)	Three of the Badcock Properties totaling 1,278,515 square feet are subject to a master lease through June 30, 2039 and four of the Badcock Properties totaling 244,145 square feet are subject to a master lease through August 31, 2039.
(6)	The Oak Street NLP Fund Portfolio is 100.0% leased and 96.2% physically occupied. There is one dark anchor space at Save Mart Supermarket – Tracy, CA (2) totaling 44,870 square feet in addition to 197,957 square feet of vacant in-line space, which Save Mart is responsible for subleasing.

A-3-17

Property Type: Various	Loan #2	Cut-off Date Balance:	$97,500,000
Property Subtype: Various	Oak Street NLP Fund Portfolio	Cut-off Date LTV:	32.3%
Address: Various		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	17.9%

The following table presents certain information relating to the lease rollover schedule at the Oak Street NLP Fund Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2032	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2033	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	42	6,470,388	100.0%	6,470,388	100.0%	$64,337,263	100.0%	$9.94
Vacant	0	0	0.0%	6,470,388	100.0%	$0	0.0%	$0.00
Total/Weighted Average	42	6,470,388	100.0%			$64,337,263	100.0%	$9.94
(1)	Information obtained from the underwritten rent roll.
(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF includes contractual rent steps through December 2023 totaling $1,143,912.

The following table presents historical occupancy percentages at the Oak Street NLP Fund Portfolio Properties:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	12/31/2022(1)	4/1/2023(2)(3)
NAV	NAV	NAV	NAV	100.0%
(1)	Historical occupancy information is not available, as the Oak Street NLP Fund Portfolio Properties were acquired by the borrowers between May 2019 and August 2022, and such information was not provided by the seller.
(2)	Information obtained from the underwritten rent roll.
(3)	The portfolio is 100.0% leased and 96.2% physically occupied.

A-3-18

Property Type: Various	Loan #2	Cut-off Date Balance:	$97,500,000
Property Subtype: Various	Oak Street NLP Fund Portfolio	Cut-off Date LTV:	32.3%
Address: Various		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	17.9%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Oak Street NLP Fund Portfolio Properties:

Cash Flow Analysis(1)

	2022(2)	U/W	%(3)	U/W $ per SF
Base Rent	$55,257,111	$63,193,350	72.5%	$9.77
Rent Steps(4)	0	1,143,912	1.3	0.18
Gross Potential Rent	$55,257,111	$64,337,263	73.8%	$9.94
Total Recoveries	0	22,817,084	26.2	3.53
Net Rental Income	$55,257,111	$87,154,347	100.0%	$13.47
(Vacancy & Credit Loss)	0	(4,357,717)(5)	(6.8)	(0.67)
Effective Gross Income	$55,257,111	$82,796,630	95.0%	$12.80

Real Estate Taxes	$0	$10,275,349	12.4%	$1.59
Insurance	0	1,634,692	2.0	0.25
Management Fee	0	827,966	1.0	0.13
Ground Rent	0	646,320	0.8	0.10
Other Operating Expenses	0	8,605,616	10.4	1.33
Total Operating Expenses	$0	$21,989,943	26.6%	$3.40

Net Operating Income	$55,257,111	$60,806,687	73.4%	$9.40
Replacement Reserves	0	1,413,262	1.7	0.22
TI/LC	0	2,134,710	2.6	0.33
Net Cash Flow	$55,257,111	$57,258,714	69.2%	$8.85

NOI DSCR(6)	2.61x	2.87x
NCF DSCR(6)	2.61x	2.71x
NOI Debt Yield(6)	16.3%	17.9%
NCF Debt Yield(6)	16.3%	16.8%
(1)	Historical operating statements are not available, as the borrowers acquired the Oak Street NLP Fund Portfolio Properties between May 2019 and August 2022, and such information was not provided by the sellers.
(2)	Represents partial year financial information for 8 assets acquired in 2022.
(3)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(4)	Represents contractual rent steps through December 2023.
(5)	The underwritten economic vacancy is 5.0%. The Oak Street NLP Fund Portfolio Properties were 100.0% leased as of April 1, 2023.
(6)	The debt service coverage ratios and debt yields are based on the Oak Street NLP Fund Portfolio Senior Loan, and exclude the Oak Street NLP Fund Portfolio Subordinate Companion Loan.

Appraisal. According to the appraisals dated between December 12, 2022 and January 3, 2023 the Oak Street NLP Fund Portfolio Properties had an aggregate “As-is” value of $1,051,080,000.

Environmental Matters. The Phase I environmental site assessments for the Oak Street NLP Fund Portfolio Properties dated from January 4, 2023 to January 27, 2023 identified recognized environmental conditions at the following 12 properties: Save Mart Supermarkets - Fresno, CA (4), Save Mart Supermarkets - Stockton, CA, Save Mart Supermarkets - Fresno, CA (5), Save Mart Supermarkets - Bakersfield, CA, Save Mart Supermarkets - Tracy, CA (2), Save Mart Supermarkets - Napa, CA, Save Mart Supermarkets - Vacaville, CA (2), Save Mart Supermarkets - Fresno, CA (3), Save Mart Supermarkets - Lodi, CA, Save Mart Supermarkets - Oakland, CA, Badcock - Mulberry, FL (3) and Badcock - Mulberry, FL (5). The environmental consultant did not recommend further investigation of the Save Mart Supermarkets – Lodi, CA property and recommended that Phase II environmental site assessments (“Phase II ESAs”) be performed at the remaining 11 properties. In lieu of Phase II ESAs, the lender obtained a lender’s environmental insurance policy and opinions of probable cost in the event that any remediation was necessary in the future, which identified at a 90-95% confidence interval that any aggregate remediation would not exceed approximately $13,900,000.

No recognized environmental conditions were identified at the remaining 30 Oak Street NLP Fund Portfolio Properties. See “Description of the Mortgage Pool – Environmental Considerations” in the Prospectus.

Escrows.

Taxes – The Oak Street NLP Fund Portfolio Whole Loan documents do not require ongoing monthly real estate tax reserves in an amount equal to 1/12 of the real estate taxes that the lender reasonably estimates will be payable during the next 12 months; provided no Cash Trap Event Period (as defined below under “Lockbox and Cash Management”) has occurred and is continuing.

A-3-19

Property Type: Various	Loan #2	Cut-off Date Balance:	$97,500,000
Property Subtype: Various	Oak Street NLP Fund Portfolio	Cut-off Date LTV:	32.3%
Address: Various		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	17.9%

Insurance – The Oak Street NLP Fund Portfolio Whole Loan documents do not require ongoing monthly insurance reserves in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months;provided no event of default is continuing, no Cash Trap Event Period is continuing, the borrower maintains insurance coverage for the Oak Street NLP Fund Portfolio Properties as part of blanket or umbrella coverage reasonably approved by the lender, and provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies.

Deferred Maintenance Reserve – The Oak Street NLP Fund Portfolio Whole Loan documents require an upfront reserve of $27,550 for immediate repairs.

Save Mart LOC Reserve – The Oak Street NLP Fund Portfolio Whole Loan documents require that, upon the borrower drawing on the Save Mart LOC for any portion of the amount available, the borrowers will be required to direct the LOC Issuer (as defined below) to deposit such amounts directly with lender and send written notice to the Save Mart Master Tenant requiring that they deposit an amount in cash sufficient to replenish the security deposit to its original amount with the borrowers.

The current Save Mart LOC is in the amount of $41,805,053 and was issued by Wells Fargo Bank, N.A. (“LOC Issuer”). The LOC Issuer has agreed to a consent of assignment of proceeds and will direct any draws under the Save Mart LOC to an account controlled by the lender.

Lockbox and Cash Management. The Oak Street NLP Fund Portfolio Whole Loan is structured with a hard lockbox and in-place cash management. The borrowers are required to direct the tenants to pay rent directly into the lockbox account. Periodically, funds in the lockbox will be transferred into the cash management account, to be applied in accordance with the cash flow waterfall required in the cash management agreement. If no Cash Trap Event Period (as defined below) exists, after satisfaction of the cash flow waterfall, all excess cash flow will be disbursed to the borrowers. During the continuance of a Cash Trap Event Period, excess cash flow will be held by the lender as additional collateral.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default; and
(ii)	the net operating income debt yield (“NOI DY”) being less than 11.75% (tested quarterly).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), (a) the NOI DY being equal to or greater than 11.75% for two consecutive calendar quarters, (b) sufficient excess cash flow has been trapped by lender such that, if such amounts were applied as a principal prepayment of the Oak Street NLP Fund Portfolio Whole Loan, it would result in an NOI DY of at least 11.75% (without the two consecutive quarter requirement), (c) the borrowers deposit cash collateral with lender in an amount which, if applied as a principal prepayment of the Oak Street NLP Fund Portfolio Whole Loan, would result in an NOI DY of at least 11.75%(without the two consecutive quarter requirement), or (d) the borrowers deliver to lender a letter of credit in an amount which, if applied as a principal prepayment of the Oak Street NLP Fund Portfolio Whole Loan, would result in an NOI DY of at least 11.75%.

Property Management. The Oak Street NLP Fund Portfolio Properties are self-managed by the tenants.

Partial Release. After the lockout release date, the borrowers may obtain the release of any of the Oak Street NLP Fund Portfolio Properties, provided the following conditions, among others, are satisfied: (i) no event of default is continuing; (ii) partial defeasance of the Oak Street NLP Fund Portfolio Whole Loan in an amount equal to the greater of (a) the Release Price (as defined below), (b) an amount equal to the Release Price plus any additional amount necessary to result in the NOI DY following the release being no less than the greater of 14.73% and the NOI DY immediately prior to the release (the “DY Cure Amount”), and (c) such greater amount as may be required to maintain REMIC requirements; and (iii) if the Oak Street NLP Fund Portfolio Property being released is conveyed to an affiliate of the borrowers, a new non-consolidation opinion.

The “Release Price” is equal to (i) 105% of the original allocated whole loan amount for such individual property that, when aggregated with all prior partial defeasances of individual properties pursuant to this clause (i), the aggregated allocated whole loan amount of all individual properties theretofore defeased is less than or equal to 10% of the original principal balance of the Oak Street NLP Fund Portfolio Whole Loan, (ii) 110% of the original allocated whole loan amount for such individual property if, when aggregated with all prior partial defeasances of individual properties pursuant to clauses (i) and (ii), would not result in the aggregated allocated Oak Street NLP Fund Portfolio Whole Loan amount of all individual properties theretofore defeased is greater than 10% but less than or equal to 15% of the original principal balance of the Oak Street NLP Fund Portfolio Whole Loan, (iii) 115% of the original allocated whole loan amount for such individual property if, when aggregated with all prior partial defeasances of individual properties pursuant to clauses (i) – (iii), would not result in the aggregated allocated whole loan amount of all individual properties theretofore defeased is greater than 15% but less than or equal to 20% of the original principal balance of the Oak Street NLP Fund Portfolio Whole Loan, and (iv) thereafter, 125% of the original allocated whole loan amount for each such individual property being released provided; provided, if the release of any Mortgaged Property will cause the aggregate amount defeased or prepaid to exceed 10%, 15%, or 20% of the original principal balance of the Oak Street NLP Fund Portfolio Loan, as applicable, then the “Release Price” for such Mortgaged Property will equal the product of (x) the allocated loan amount for the applicable mortgaged property and (y) the pro rata weighted average of the Release Price “premiums” listed above.

Default Release. Notwithstanding the foregoing, in the event the lender has given the borrowers notice of a non-monetary event of default under any Oak Street NLP Fund Portfolio Whole Loan documents with respect to any Oak Street NLP Fund Portfolio Property,

A-3-20

Property Type: Various	Loan #2	Cut-off Date Balance:	$97,500,000
Property Subtype: Various	Oak Street NLP Fund Portfolio	Cut-off Date LTV:	32.3%
Address: Various		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	17.9%

the borrowers may elect to obtain a release of such Oak Street NLP Fund Portfolio Property (“Default Release”), provided, (i) no event of default is continuing that would not be cured by the release of such Oak Street NLP Fund Portfolio Property and (ii) the borrowers are unable to cure such default after using commercially reasonable efforts to do so. Any such Default Release will be subject to the partial release conditions, except the requirement that no event of default then be continuing, so long as the only continuing event of default will be cured by the Default Release.

Purchase Option Release. Prior to the lockout release date, solely in connection with the exercise of a Save Mart Purchase Option or a Modesto Purchase Option (as defined below), the borrowers may obtain the release of the applicable Save Mart Purchase Option Property (as defined below) or the Save Mart Supermarkets - Modesto, CA (4) property (the “Modesto Purchase Option Property”, and together with the Save Mart Purchase Option Properties, the “Purchase Option Properties” or each a “Purchase Option Property”), upon satisfaction of the conditions (ii)-(iii) above (in Partial Release) with the additional condition that the borrowers pay the Release Price for such Purchase Option Property, together with the yield maintenance premium in lieu of a partial defeasance event. The borrowers will not be required to satisfy (a) the condition that no event of default is continuing in connection with the release of any Purchase Option Property and (b) the requirement to pay down the Debt Yield to 14.73% is capped at a total prepayment equal to 125% of the allocated loan amount for such property.

“Save Mart Purchase Option”. The Save Mart Supermarkets – Jackson, CA property and the Save Mart Supermarkets – El Cerrito, CA property (each a “Save Mart Purchase Option Property” and collectively “Save Mart Purchase Option Properties”) are subject to purchase options with the developer of the remaining portion of each shopping center, in the event such site fails to operate for 6 months in the case of the Save Mart Supermarkets – Jackson, CA property, or for 12 months in the case of the Save Mart Supermarkets – El Cerrito, CA property (each a “Save Mart Purchase Option”). The purchase price under the Save Mart Purchase Options is the fair market value of such Save Mart Purchase Option Property. In the event a Save Mart Purchase Option is exercised, the payment to the lender of the release price for the affected mortgaged property is recourse to the borrowers and the guarantors.

The Save Mart Master Lease provides that, in the event a Save Mart Purchase Option Property fails to operate for more than 2 months (subject to force majeure), with respect to the Save Mart Supermarkets – Jackson, CA property, or 6 months, with respect to site the Save Mart Supermarkets – El Cerrito, CA property, in a manner that, if continued for 6 months (subject to force majeure) with respect to Save Mart Supermarkets – Jackson, CA property or 12 months with respect to the Save Mart Supermarkets – El Cerrito, CA property, would permit the exercise of the applicable Save Mart Purchase Option, then, borrowers will have the right to engage another party to operate the applicable site in the manner reasonably necessary to avoid the exercise of the applicable Save Mart Purchase Option.

In the event a Save Mart Purchase Option is exercised with respect to a Save Mart Purchase Option Property, (i) upon consummation of the sale of such Save Mart Purchase Option Property in accordance with the applicable Save Mart Purchase Option, the Save Mart Master Lease will terminate solely with respect to such Save Mart Purchase Option Property; (ii) Save Mart must reimburse the borrowers for the out-of-pocket third-party transaction costs; (iii) the borrowers will receive all proceeds of such sale; and (iv) tenant must pay to landlord an amount equal to the positive difference of (a) the quotient of (x) the allocated rent for such Save Mart Purchase Option Property divided by (y) 5% less (b) the total proceeds received by the borrowers from such sale. Failure to make such payment would result in a default under the Save Mart Master Lease and permit the borrowers to draw upon the Save Mart LOC.

“Modesto Purchase Option”. The Save Mart Supermarkets – Modesto, CA (4) property is subject to a purchase option with the developer of the remaining portion of the shopping center, in the event no business is operated on the Save Mart Supermarkets – Modesto, CA (4) for 24 consecutive months (the “Modesto Purchase Option”). The purchase price under the Modesto Purchase Option is the fair market value of the Save Mart Supermarkets – Modesto, CA (4), subject to a floor equal to the unamortized amount of any indebtedness of the property owner secured by a mortgage plus any premium, penalty, fee or other expense required by the lender to prepay the indebtedness. In the event the Modesto Purchase Option is exercised, the payment to the lender of the release price for the Save Mart Supermarkets – Modesto, CA (4) is recourse to the borrowers and guarantors.

So long as borrowers have made the purchase option prepayment for the applicable Save Mart Purchase Option Property and paid the DY Cure Amount, (i) the requirement to achieve the Release Debt Yield will be deemed satisfied, and (ii) the release of a Save Mart Purchase Option Property after the lockout release date will be consummated as a partial defeasance event.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The Oak Street NLP Fund Portfolio Properties also secure the Oak Street NLP Fund Portfolio Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $242,500,000 and the Oak Street NLP Fund Portfolio Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $85,000,000. The Oak Street NLP Fund Portfolio Non-Serviced Pari Passu Companion Loans and the Oak Street NLP Fund Portfolio Subordinate Companion Loan are coterminous with the Oak Street NLP Fund Portfolio Mortgage Loan. The Oak Street NLP Fund Portfolio Non-Serviced Pari Passu Companion Loans and Oak Street NLP Fund Portfolio Subordinate Companion Loan accrue interest at the same rate as the Oak Street NLP Fund Portfolio Mortgage Loan. The Oak Street NLP Fund Portfolio Mortgage Loan and the Oak Street NLP Fund Portfolio Non-Serviced Pari Passu Companion Loans are each pari passu in right of payment and together are senior in right of payment to the Oak Street NLP Fund Portfolio Subordinate Companion Loan. The holders of the Oak Street NLP Fund Portfolio Mortgage Loan, the Oak Street NLP Fund Portfolio Non-Serviced Pari Passu Companion Loans and the Oak Street NLP Fund Portfolio Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Oak Street NLP Fund Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced AB Whole Loans—The Oak Street NLP Fund Portfolio Pari Passu - AB Whole Loan”.

A-3-21

Property Type: Various	Loan #2	Cut-off Date Balance:	$97,500,000
Property Subtype: Various	Oak Street NLP Fund Portfolio	Cut-off Date LTV:	32.3%
Address: Various		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	17.9%

The following table presents certain information relating to the Oak Street NLP Fund Portfolio Subordinate Companion Loan:

	Original Principal Balance	Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan U/W NCF DSCR	Whole Loan U/W NOI DY	Whole Loan Cutoff Date LTV
Oak Street NLP Fund Portfolio Subordinate Companion Loan	$85,000,000	6.1380%	60	0	60	2.16x	14.3%	40.4%

Ground Lease. The borrowers have an approximately 149,631 square foot ground lease related to the Save Mart – Tracy, CA (2) property from the CDN-CBN, a California general partnership, that is in turn sub-leased to Save Mart under the Save Mart Master Lease. The borrowers are required to pay ground rent of $615,850 to the ground lessor. The ground lease expires December 31, 2064 with two, 10-year renewal options and no termination options.

The borrowers will pay percentage rent to the ground lessor equal to 25% of the increase in the annual gross rents received by the borrowers from all subtenants in excess of the initial gross rent. So long as the Save Mart Master Lease is in place any income attributed to Save Mart Master Lease will be excluded, however any rents actually paid to Save Mart by the subtenants at the Save Mart – Tracy, CA (2) property will be included in the calculations of gross rent. In 2021, no percentage rent was due as the gross rents on the Save Mart – Tracy, CA (2) property were less than the initial gross rent.

Ground rent for each year is subject to increase by an amount equal to 80% of that portion of percentage rent paid to the ground lessor for the immediately preceding year which is solely and directly attributable to increases in the fixed monthly rent payable by subtenants of the property.

Rights of First Offer / Rights of First Refusal. The tenant or master tenant at each of the following properties has a right of first refusal (“ROFR”) to purchase the related Oak Street NLP Fund Portfolio Property: Save Mart Master Lease Properties; Big Lots – Tremont, PA; Big Lots – Durant, OK; and Nation Safe Driver – Boca Raton, FL. The tenant or master tenant at each of the following properties has a right of first offer (“ROFO”) to purchase the related Oak Street NLP Fund Portfolio Property: the Badcock Properties and Big Y – Milford, CT. Each ROFO / ROFR is not extinguished by a foreclosure of the related Oak Street NLP Fund Portfolio Property; however, each ROFO / ROFR does not apply to foreclosure or deed-in-lieu thereof or to any subsequent transfer or sale by mortgagee or its nominee. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Prospectus.

Letter of Credit. None; however, in the event the borrowers draw on the Save Mart LOC for any portion of the amount available, the borrowers will be required to direct the LOC Issuer to deposit such amounts directly with lender and send written notice to the Save Mart Master Tenant requiring that Save Mart deposit an amount in cash sufficient to replenish the security deposit to its original amount with the borrowers.

Terrorism Insurance. Terrorism Insurance. The loan documents require that the property insurance policy required to be maintained by the borrower provide coverage for perils and acts of terrorism in an amount equal to 100% of the full replacement cost of the Oak Street NLP Fund Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrowers will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage (without giving effect to the cost of terrorism, flood and earthquake and business interruption components of such coverage)). Notwithstanding the foregoing, however, (a) the permitted deductibles for tenant-provided property insurance are $500,000 for Save Mart and $1,000,000 for Big Lots, and (b) only 12-month business interruption coverage is required for Big Lots. See representation and warranty no. 18 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the qualifications set forth in the preamble of to Annex D-1) and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

Earthquake Insurance. The seismic reports indicated a probable maximum loss (“PML”) greater than 20.0% for the following properties: the Save Marts Supermarkets – Napa, CA property and the Save Marts Supermarkets – Oakland, CA property. The Oak Street NLP Fund Portfolio Whole Loan documents require earthquake insurance in amounts equal to the 475-year annual aggregate PML as indicated in a portfolio seismic risk analysis for a 475-year return period, for properties with a scenario expected loss (“SEL”) equal to or greater than 19%. Earthquake insurance was obtained for the following properties: Save Mart Supermarkets – Napa, CA, Save Mart Supermarkets – Oakland, CA, and Save Mart Supermarkets - San Pablo, CA. Coverage includes $13,134,341 of earthquake coverage per occurrence and in the aggregate for the three properties with an SEL equal to or greater 19%. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Insurance Considerations” in the Prospectus.

A-3-22

Property Type: Office	Loan #3	Cut-off Date Balance:	$81,249,999
Property Subtype: Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
Address: Various		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	18.0%

401-405 Colorado – Austin, TX

Metroplex, PA – Plymouth Meeting, PA

SCHUYLKILL YARDS

The Bulletin Building – Philadelphia, PA

933 First Avenue – King of Prussia, PA

SailPoint

Four Points Centre 3 – Austin, TX

1900 Market – Philadelphia, PA

500 North Gulph – King of Prussia, PA

A-3-23

Property Type: Office	Loan #3	Cut-off Date Balance:	$81,249,999
Property Subtype: Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
Address: Various		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	18.0%

Audubon
Trooper
Fairview Village
Blue Bell
Norristown
MONTGOMERY COUNTY
King of Prussia
Bridgeport
Plymouth Meeting
Conshohocken
Gulph Mills
CHESTER COUNTY
Strafford
Radnor
Devon
Wayne
Berwyn
DELAWARE COUNTY
Villanova
Gladwyne
Powelton Village
University City
PHILADELPHIA
Center City
Southwest Center City
Great Hills
Balcones Woods
Jester Point
TRAVIS COUNTY
Westcliff
Far West
AUSTIN
Highland
West Lake Hills
West End
Downtown
Rosewood
Lake Travis

Brandywine Office Portfolio

1	401-405 Colorado	Austin, TX
2	1900 Market	Philadelphia, PA
3	The Bulletin Building	Philadelphia, PA
4	Four Points Centre 3	Austin, TX
5	500 North Gulph	King of Prussia, PA
6	Metroplex, PA	Plymouth Meeting, PA
7	933 First Avenue	King of Prussia, PA

A-3-24

No. 3 – Brandywine Strategic Office Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Sellers:	Wells Fargo Bank, National Association Bank of America, National Association Citi Real Estate Funding Inc.			Single Asset/Portfolio(4):	Portfolio
Original Principal Balance(1):	$81,249,999			Property Type – Subtype(4):	Office – Various
Cut-off Date Balance(1):	$81,249,999			Location(4):	Various
% of Initial Pool Balance:	7.9%			Size(4):	1,443,002 SF
Loan Purpose:	Recapitalization			Cut-off Date Balance Per SF(1):	$169.78
Borrower Sponsor:	Brandywine Operating Partnership, L.P.			Maturity Date Balance Per SF(1):	$169.78
Guarantor:	Brandywine Operating Partnership, L.P.			Year Built/Renovated:	Various/Various
Mortgage Rate:	5.8750%			Title Vesting:	Fee/Leasehold
Note Date:	January 19, 2023			Property Manager:	Brandywine Management Inc. (borrower-related)
Seasoning:	2 months			Current Occupancy (As of):	98.1% (Various)
Maturity Date:	February 6, 2028			YE 2021 Occupancy(5):	96.7%
IO Period:	60 months			YE 2020 Occupancy(5):	93.7%
Loan Term (Original):	60 months			YE 2019 Occupancy(5):	88.5%
Amortization Term (Original):	NAP			YE 2018 Occupancy(5):	NAV
Loan Amortization Type:	Interest Only			As-Is Appraised Value(4)(6):	$617,200,000
Call Protection:	L(25),YM1(28),O(7)			As-Is Appraised Value Per SF:	$427.72
Lockbox Type:	Hard/Springing Cash Management			As-Is Appraisal Valuation Date(6):	Various
Additional Debt(1):	Yes			Underwriting and Financial Information
Additional Debt Type (Balance)(1):	Pari Passu ($163,750,001)			TTM NOI (11/30/2022)(7):	$29,521,698
				YE 2021 NOI:	$27,577,620
				YE 2020 NOI:	$23,449,062
				YE 2019 NOI:	$19,669,791
				U/W Revenues:	$67,944,892
				U/W Expenses:	$23,839,304
Escrows and Reserves(2)				U/W NOI(7):	$44,105,588
	Initial	Monthly	Cap	U/W NCF:	$40,858,833
Tax Reserve	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	3.02x / 2.80x
Insurance Reserve	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	18.0% / 16.7%
Deferred Maintenance Reserve	$165,113	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	18.0% / 16.7%
Replacement Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(6):	39.7%
TI/LC Reserve	$0	Springing	NAP	LTV Ratio at Maturity(1)(6):	39.7%
Other Reserve(3)	$26,113,792	Springing	NAP
Sources and Uses
Sources			Uses
Original Whole Loan Amount(1)	$245,000,000	100.0%	Return of Equity(8):	$209,438,221	85.5%
			Upfront Reserves	26,278,905	10.7
			Closing costs	9,282,874	3.8
Total Sources	$245,000,000	100.0%	Total Uses	$245,000,000	100.0%
(1)	The Brandywine Strategic Office Portfolio Mortgage Loan (as defined below) is part of the Brandywine Strategic Office Portfolio Whole Loan (as defined below), which is evidenced by thirteen pari passu promissory notes with an aggregate principal balance of $245,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W Debt Yield based on NOI/NCF, U/W at Maturity based on NOI/NCF, UW DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Brandywine Strategic Office Portfolio Whole Loan.
(2)	See “Escrows” below for further discussion of reserve information.
(3)	Other Reserves consist of (a) an Outstanding TI/LC Obligations Reserve ($23,692,032), a portion of which ($11,039,869) was delivered in the form of letters of credit, (b) Outstanding Gap Rent Obligations Reserve ($1,376,789) and (c) Outstanding Free Rent Obligations Reserve ($1,044,971). Other ongoing reserves consist of a springing ground rent reserve.
(4)	See the table entitled “Brandywine Strategic Office Portfolio Summary” below for further information.
(5)	Construction of the 401-405 Colorado Property was completed in 2021 and such property has been excluded from YE 2021, YE 2020, YE 2019, and YE 2018 occupancy calculations.
(6)	The Appraised Value reflects the portfolio value of the Brandywine Strategic Office Portfolio Properties (as defined below) which includes a 4.15% premium over the aggregate of the individual property values. According to the individual appraisals dated between November 2, 2022 and November 4, 2022, the aggregate appraised value of the individual properties equals $592,600,000 and results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 41.3%.
(7)	The increase between U/W NOI and TTM NOI (11/30/2022) is due in part to the completion of construction of the 401-405 Colorado Property (Property (as defined below) names used herein are as defined in the table entitled “Brandywine Strategic Office Portfolio Summary” below) in 2021. The majority of leases at the 401-405 Colorado Property commenced either in the second half of 2022 or will commence in 2023.

A-3-25

Property Type: Office	Loan #3	Cut-off Date Balance:	$81,249,999
Property Subtype: Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
Address: Various		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	18.0%
at the 401-405 Colorado Property commenced either in the second half of 2022 or will commence in 2023.
(8)	The Brandywine Strategic Office Portfolio Properties were previously unencumbered. The proceeds from the Brandywine Strategic Office Portfolio Whole Loan will be used by the borrower sponsor for corporate purposes. The borrower sponsor’s total cost basis in the Brandywine Strategic Office Portfolio Properties as of September 30, 2022 was approximately $415,499,641.

The Mortgage Loan. The third largest mortgage loan (the “Brandywine Strategic Office Portfolio Mortgage Loan”) is part of a whole loan (the “Brandywine Strategic Office Portfolio Whole Loan”) that is evidenced by thirteen pari passu promissory notes in the aggregate original principal amount of $245,000,000 and secured by first priority fee or leasehold mortgages encumbering a portfolio of seven office properties totaling approximately 1,443,002 square feet, located in the Philadelphia and Austin office markets (each a “Property” and collectively, the “Brandywine Strategic Office Portfolio Properties”). The Brandywine Strategic Office Portfolio Whole Loan was co-originated by Barclays Capital Real Estate Inc. (“Barclays”), Bank of America, N.A., Wells Fargo Bank, National Association and Citi Real Estate Funding Inc. (“CREFI”). The Brandywine Strategic Office Portfolio Mortgage Loan is evidenced by the non-controlling notes A-4 and A-5, originated by Bank of America, N.A., notes A-7 and A-8, originated by Wells Fargo Bank, National Association, and notes A-10 and A-11-2 contributed by Citi Real Estate Funding Inc. with an aggregate original principal balance of $81,249,999. The controlling note A-1-1 in the original principal amount of $47,000,000 was contributed to the FIVE 2023-V1 securitization trust and is serviced under the pooling and servicing agreement for the FIVE 2023-V1 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Brandywine Strategic Office Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$47,000,000	$47,000,000	FIVE 2023-V1	Yes
A-1-2	$23,000,000	$23,000,000	Barclays	No
A-2	$15,750,001	$15,750,001	Barclays	No
A-3	$25,000,000	$25,000,000	BANK 2023-BNK45	No
A-4	$18,083,333	$18,083,333	BANK5 2023-5YR1	No
A-5	$10,000,000	$10,000,000	BANK5 2023-5YR1	No
A-6	$25,000,000	$25,000,000	BANK 2023-BNK45	No
A-7	$18,083,333	$18,083,333	BANK5 2023-5YR1	No
A-8	$10,000,000	$10,000,000	BANK5 2023-5YR1	No
A-9	$20,000,000	$20,000,000	FIVE 2023-V1	No
A-10	$20,000,000	$20,000,000	BANK5 2023-5YR1	No
A-11-1	$8,000,000	$8,000,000	FIVE 2023-V1	No
A-11-2	$5,083,333	$5,083,333	BANK5 2023-5YR1	No
Total	$245,000,000	$245,000,000

The Borrowers and Borrower Sponsor. The borrowers are 405 Colorado Holdings LP, BDN Four Points Land LP, Brandywine 3025 Market, LP, Brandywine Metroplex, L.P., BDN 1900 Market Owner LLC, BDN 500 North Gulph Owner LLC and BDN 933 First Avenue Owner LLC, each a Delaware limited partnership, Pennsylvania limited partnership or Delaware limited liability company and each a special purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Brandywine Strategic Office Portfolio Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is Brandywine Operating Partnership, L.P., which is owned and controlled by Brandywine Realty Trust (“BRT”). BRT (NYSE: BDN / S&P: BBB-) is one of the largest publicly traded, full-service integrated real estate companies in the United States, with a market capitalization of approximately $1.0 billion. Organized as a real estate investment trust, BRT owns, develops, leases and manages a portfolio of 164 urban, town center and transit-oriented properties totaling 23.0 million square feet as of September 30, 2022, with a core focus in the Philadelphia, Austin and Washington, D.C. markets (excluding assets held for sale). BRT has completed over 6.3 million square feet of ground-up new development in the Philadelphia market, with over 8 million additional square feet in the pipeline. Nearly 15 years ago, BRT entered the Austin market with the acquisition of Prentiss Properties and has since expanded its Austin portfolio to nearly 4 million square feet. In addition, BRT is currently developing a 66-acre master-planned, mixed-use community known as Uptown ATX in North Central Austin, Texas.

The Properties. The Brandywine Strategic Office Portfolio Properties consist of the five fee properties (66.1% of net rentable area) and two leasehold properties (33.9% of net rentable area) totaling 1,443,002 square feet located in the Philadelphia, Pennsylvania (five properties, 74.3% of net rentable area) and Austin, Texas (two properties, 25.7% of net rentable area) office markets. The Brandywine Strategic Office Portfolio Properties were built or renovated, on average, in 2020 and five assets (60.0% of net rentable area) were built or renovated in 2017 or later.

BRT was involved with the construction and development of four of the seven Brandywine Strategic Office Portfolio Properties, the Metroplex, PA Property, the 933 First Avenue Property, the Four Points Centre 3 Property and the 401-405 Colorado Property, which were completed between 2001 and 2021 and had a combined cost basis of approximately $214.1 million as of September 30, 2022. The remaining three of the seven Brandywine Strategic Office Portfolio Properties, the 500 North Gulph Property, the 1900 Market Property and The Bulletin Building Property (the “Acquisition Properties”), were acquired by BRT in 1996, 2012 and 2017, respectively, for a combined cost of $55.9 million. Following the acquisitions, BRT invested heavily in the Acquisition Properties, renovating each between 2015 and 2020. As of September 30, 2022, BRT’s cost basis of the Acquisition Properties was $201.4 million, implying an investment since acquisition of approximately $145.5 million, equal to 2.6 times BRT’s initial investment.

A-3-26

Property Type: Office	Loan #3	Cut-off Date Balance:	$81,249,999
Property Subtype: Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
Address: Various		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	18.0%

As of December 21, 2022, the Brandywine Strategic Office Portfolio Properties were 98.1% leased, four of the seven Brandywine Strategic Office Portfolio Properties were 100.0% leased and no property was less than 90.1% leased. The Brandywine Strategic Office Portfolio Properties benefit from a granular rent roll, with no tenant outside of the top three representing more than 7.7% of net rentable area or 7.8% of underwritten base rent. The Brandywine Strategic Office Portfolio Properties have had strong leasing momentum throughout the COVID-19 pandemic, with 39.7% of leases by underwritten base rent commencing after March 2020 and a weighted average lease start date of June 2019 across the Brandywine Strategic Office Portfolio Properties. This recent leasing results in a weighted average remaining lease term of 9.4 years. Only 5.2% of underwritten base rent and 6.1% of net rentable area expire during the Brandywine Strategic Office Portfolio Whole Loan term and no more than 4.4% of net rentable area or 3.0% of underwritten base rent expires during any one year during the same period.

Investment grade companies or their subsidiaries account for 59.5% of underwritten base rent across the Brandywine Strategic Office Portfolio Properties, including five of the top ten tenants accounting for 62.9% of top ten underwritten base rent. In addition to investment grade companies and their subsidiaries, the Brandywine Strategic Office Portfolio Properties are leased to a diverse mix of legal, tech and financial services tenants, including SailPoint Technologies, Inc. (9.0% of underwritten base rent) and Bain & Company, Inc. (4.7% of underwritten base rent).

The following table presents certain information relating to the Brandywine Strategic Office Portfolio Properties:

Brandywine Strategic Office Portfolio Summary
Property Name Address	Property Sub-Type	Allocated Whole Loan Cut-Off Date Balance	% of Portfolio Cut-Off Date Balance	Year Built/ Renovated	SF	UW NOI	% UW NOI	Appraised Value(1)	% of Appraised Value(1)
401-405 Colorado(2) 401-405 Colorado Street Austin, TX 78701	CBD	$62,688,000	25.6%	2021/NAP	205,803	$10,232,483	23.2%	$138,000,000	22.4%
1900 Market 1900 Market Street Philadelphia, PA 19103	CBD	$61,703,000	25.2%	1981/2015	456,922	$11,762,099	26.7%	$159,100,000	25.8%
The Bulletin Building(2) 3025 Market Street Philadelphia, PA 19104	CBD	$49,429,000	20.2%	1953/2018-2020	282,709	$7,970,910	18.1%	$113,100,000	18.3%
Four Points Centre 3 11120 Four Points Drive Austin, TX 78726	Suburban	$23,044,000	9.4%	2019/NAP	164,818	$4,619,849	10.5%	$67,800,000	11.0%
500 North Gulph(3) 500 North Gulph Road King of Prussia, PA 19406	Suburban	$16,121,000	6.6%	1979/2019	100,820	$3,315,752	7.5%	$38,100,000	6.2%
Metroplex, PA 4000 Chemical Road Plymouth Meeting, PA 19462	Suburban	$16,055,000	6.6%	2007/NAP	120,877	$2,976,914	6.7%	$38,600,000	6.3%
933 First Avenue(4) 933 First Avenue King of Prussia, PA 19406	Suburban	$15,960,000	6.5%	2001/2018	111,053	$3,227,580	7.3%	$37,900,000	6.1%
Total		$245,000,000			1,443,002	$44,105,588	100.0%	$617,200,000
(1)	The Appraised Value reflects the portfolio value of the Brandywine Strategic Office Portfolio Properties which includes a 4.15% premium over the aggregate of the individual property values.
(2)	The 401-405 Colorado Property and The Bulletin Building Property are secured by ground leases. See “Ground Lease” below.
(3)	The individual “as-is” appraised value of the 500 North Gulph Property assumes the assignment and extension of the CSL Behring L.L.C. lease is successfully executed. The lender UW reflects the CSL Behring L.L.C lease. See “Major Tenants” below for further information.
(4)	The 933 First Avenue Property is subject to a condominium regime with an adjacent building. Each building comprises a 50% voting interest in the related condominium association. See ”Description of the Mortgaged Property—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in the prospectus.

Major Tenants.

Independence Blue Cross, LLC (227,974 square feet, 15.8% of net rentable area, 16.0% of underwritten base rent). Independence Blue Cross, LLC (“Independence Blue Cross”) is a health insurance company headquartered in southeastern Pennsylvania, serving eight million people nationwide. Independence Blue Cross is an independent licensee of the Blue Cross Blue Shield Association, a federation of 36 independent and locally operated companies that provide health insurance to more than 106 million people. Independence Blue Cross offers coverage for national businesses, large employer groups and small businesses, as well as Medicare supplemental and Medicare Advantage products, Medicaid and vision and dental coverage. Independence Blue Cross is a subsidiary of Elevance Health, Inc. (formerly Anthem, Inc., NYSE: ELV). Elevance Health Inc. is the largest insurer in the U.S. by medical membership, with approximately 47.2 million members. Elevance Health Inc. was ranked 20th on the 2022 Fortune 500 and is rated Baa2 / BBB / A by Moody’s, Fitch and S&P, respectively. Independence Blue Cross leases space at the 1900 Market Property, across the street from its headquarters at 1901 Market Street, under a lease that expires in April 2034 with no termination options.

A-3-27

Property Type: Office	Loan #3	Cut-off Date Balance:	$81,249,999
Property Subtype: Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
Address: Various		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	18.0%

Spark Therapeutics, Inc. (183,208 square feet, 12.7% of net rentable area, 13.7% of underwritten base rent). Spark Therapeutics, Inc. (“Spark”) is a developer of gene therapy treatments for genetic diseases, including blindness, hemophilia, lysosomal storage disorders and neurodegenerative diseases. Founded in 2013, Spark’s investigational therapies have the potential to provide long lasting effects in patients with conditions where no, or only palliative, therapies exist. In 2019, Spark was acquired by Swiss pharmaceutical company Roche in a transaction worth approximately $4.8 billion. Roche is one of the world’s largest biotech companies, with a market capitalization of over $250 billion, and is rated Aa2 / AA / AA by Moody’s, Fitch and S&P, respectively. Spark leases space at The Bulletin Building Property for a mix of office and lab uses under a lease that expires in December 2033 with one termination option exercisable by December 31, 2028 upon 30 months’ notice (24 months’ notice if occupying less than three full floors) and payment of the unamortized TI/LC costs with respect to the portion of the space terminated.

SailPoint Technologies, Inc. (164,818 square feet, 11.4% of net rentable area, 9.0% of underwritten base rent). SailPoint Technologies, Inc. (“SailPoint”) is an enterprise security technology firm focused on identity and access management. SailPoint utilizes artificial intelligence and machine learning to provide identity security solutions to over 38 million identities and 43% of Fortune 500 companies. SailPoint has over 2,400 global employees and operates in 155 countries. In 2022, SailPoint was acquired by Thoma Bravo, one of the largest private equity firms in the world, with more than $114 billion in assets under management as of March 31, 2022. SailPoint leases the entirety of the Four Points Centre 3 Property as its global headquarters under a lease that expires in April 2029 with no termination options.

Worldwide Insurance Services, LLC (111,053 square feet, 7.7% of net rentable area, 7.8% of underwritten base rent). Worldwide Insurance Services, LLC (“Worldwide Insurance”) offers a variety of travel medical insurance across the U.S. under the HTH Worldwide brand. Founded in 1997, Worldwide Insurance helps travelers and expatriates to identify, access and pay for healthcare. Worldwide Insurance is rated A- (excellent) by AM Best Company and offers members access to contracted physicians in more than 180 countries. Worldwide Insurance leases the entirety of the 933 First Avenue Property as its corporate headquarters on a lease that expires May 2029 with no termination options.

CSL Behring L.L.C. (100,820 square feet, 7.0% of net rentable area, 7.6% of underwritten base rent). CSL Behring L.L.C. (“CSL Behring”) is a plasma-based biotech company that serves as the biotherapies and rare disease division of CSL Limited (Moody’s / Fitch / S&P: A3 / NR / A-). In February 2023, CSL Behring assigned its lease to UGI Corporation (“UGI”). UGI is a natural gas and electric power distribution company headquartered in King of Prussia. UGI is an international distributor and marketer of key energy products including natural gas, electricity and renewable solutions. UGI’s subsidiaries include UGI Utilities, Inc. (Moody’s / Fitch / S&P: A2 / A- / NR), a natural gas distributor serving approximately 672,000 customers in eastern and central Pennsylvania. In connection with the assignment, the lease was also extended 87 months to April 2038 and a termination option exercisable in July 2028 was removed. At time of loan origination, CSL Behring’s lease had not been assigned and the amendment had not been executed and, as such, these terms were not included in the underwriting analysis.

A-3-28

Property Type: Office	Loan #3	Cut-off Date Balance:	$81,249,999
Property Subtype: Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
Address: Various		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	18.0%

The following table presents certain information relating to the tenancy at the Brandywine Strategic Office Portfolio Properties:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/ Fitch/ S&P)(2)	Property	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Independence Blue Cross	Baa2/BBB/A	1900 Market	227,974	15.8%	$35.94	$8,193,359	16.0%	4/16/2034	N	N
Spark	Aa2/AA/AA	The Bulletin Building	183,208	12.7%	$38.32	$7,021,239	13.7%	12/31/2033	1, 5-year	Y(3)
SailPoint	NR/NR/NR	Four Points Centre 3	164,818	11.4%	$28.03	$4,619,849	9.0%	4/30/2029	1, 5-year	N
Worldwide Insurance	NR/NR/NR	933 First Avenue	111,053	7.7%	$35.95	$3,992,355	7.8%	5/31/2029	1, 5-year	N
CSL Behring(4)	A3/NR/A-	500 North Gulph	100,820	7.0%	$38.68	$3,899,970	7.6%	1/31/2031	1, 5-year	N
Bill Me Later, Inc.	A3/A-/A-	Metroplex, PA	99,512	6.9%	$38.27	$3,808,075	7.4%	1/31/2031	1, 5-year	Y(5)
			887,385	61.5%	$35.54	$31,534,848	61.6%

Non-Major Tenants			527,978	36.6%	$37.17	$19,626,990	38.4%

Occupied Collateral Total(6)			1,415,363	98.1%	$36.15	$51,161,837	100.0%

Vacant Space			27,639	1.9%

Collateral Total			1,443,002	100.0%

(1)	Information is based on the underwritten rent roll dated December 21, 2022 and includes contractual rent steps through January 31, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Spark has one termination option exercisable by December 31, 2028, with 30 months’ notice (24 months’ notice if occupying less than three full floors) and payment of the unamortized TI/LC costs with respect to the portion of the space terminated.
(4)	CSL Behring assigned its lease to UGI Corporation, as described above.
(5)	Bill Me Later, Inc. has a termination option exercisable by September 30, 2027, with 12 months’ notice (15 months if terminating the entirety of the premises) and the payment of a termination fee.
(6)	Includes 5,543 square feet of “Variance square feet” used by the borrower sponsor to maintain consistent square feet at the Brandywine Strategic Office Portfolio Properties, for which no underwritten base rent was attributed.

The following table presents certain information relating to the lease rollover schedule at the Brandywine Strategic Office Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	8	2,062	0.1%	2,062	0.1%	$0	0.0%	$0.00
2023	2	1,010	0.1%	3,072	0.2%	$0	0.0%	$0.00
2024	2	1,178	0.1%	4,250	0.3%	$69,290	0.1%	$58.82
2025	2	3,925	0.3%	8,175	0.6%	$159,669	0.3%	$40.68
2026	2	15,964	1.1%	24,139	1.7%	$899,268	1.8%	$56.33
2027	2	63,707	4.4%	87,846	6.1%	$1,521,647	3.0%	$23.89
2028	2	12,993	0.9%	100,839	7.0%	$470,179	0.9%	$36.19
2029	3	331,717	23.0%	432,556	30.0%	$10,405,449	20.3%	$31.37
2030	3	40,269	2.8%	472,825	32.8%	$1,469,797	2.9%	$36.50
2031	4	231,664	16.1%	704,489	48.8%	$9,252,842	18.1%	$39.94
2032	3	67,137	4.7%	771,626	53.5%	$3,211,983	6.3%	$47.84
2033	5	233,043	16.1%	1,004,669	69.6%	$9,346,838	18.3%	$40.11
2034 & Beyond(3)	13	410,694	28.5%	1,415,363	98.1%	$14,354,876	28.1%	$34.95
Vacant	0	27,639	1.9%	1,443,002	100.0%	$0	0.0%	$0.00
Total/Weighted Average	51	1,443,002	100.0%			$51,161,837	100.0%	$36.15(4)
(1)	Information is based on the underwritten rent roll dated December 21, 2022 and includes contractual rent steps through January 31, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Includes 5,543 square feet of “Variance square feet” used by the borrower sponsor to maintain consistent square feet at the Brandywine Strategic Office Portfolio Properties, for which no underwritten base rent was attributed.
(4)	Annual U/W Base Rent PSF excludes vacant space.

A-3-29

Property Type: Office	Loan #3	Cut-off Date Balance:	$81,249,999
Property Subtype: Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
Address: Various		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	18.0%

The following table presents historical occupancy percentages at the Brandywine Strategic Office Portfolio Properties:

Historical Occupancy

12/31/2019	12/31/2020	12/31/2021	11/30/2022(1)
88.5%	93.7%	96.7%	98.1%
(1)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Brandywine Strategic Office Portfolio Properties:

Cash Flow Analysis

	2019	2020	2021	TTM 11/30/2022	U/W	%(1)	U/W $ per SF
Base Rent	$27,601,116	$30,890,803	$35,738,815	$39,157,903	$48,466,798(2)	70.1%	$33.59
Contractual Rent Steps(3)	0	0	0	0	1,964,958	2.8	1.36
Straight-Line Rent(4)	0	0	0	0	730,081	1.1	0.51
Grossed Up Vacant Space	0	0	0	0	826,751	1.2	0.57
Expense Reimbursement	5,855,685	6,828,704	7,867,805	9,591,402	15,532,532	22.5	10.76
Gross Potential Rent	$33,456,801	$37,719,507	$43,606,620	$48,749,305	$67,521,121	97.6%	$46.79
Miscellaneous Income	81,801	126,828	200,423	88,972	89,701	0.1	0.06
Parking Income	0	0	0	931,443	1,562,015	2.3	1.08
Net Rental Income	$33,538,602	$37,846,335	$43,807,043	$49,769,720	$69,172,837	100.0%	$47.94
(Vacancy & Credit Loss)	0	0	0	0	(1,227,944)	(1.8)	(0.85)
Effective Gross Income	$33,538,602	$37,846,335	$43,807,043	$49,769,720	$67,944,892	98.2%	$47.09

Real Estate Taxes	$3,840,198	$4,834,794	$4,364,429	$6,116,125	$8,380,241	12.3%	$5.81
Insurance	194,920	235,867	268,460	284,194	333,641	0.5	0.23
Ground Rent(5)	0	0	328,740	335,982	328,740	0.5	0.23
Other Operating Expenses	9,833,693	9,326,612	11,267,794	13,511,721	14,796,683	21.8	10.25
Total Operating Expenses	$13,868,811	$14,397,273	$16,229,423	$20,248,022	$23,839,304	35.1%	$16.52

Net Operating Income(6)	$19,669,791	$23,449,062	$27,577,620	$29,521,698	$44,105,588	64.9%	$30.57
Replacement Reserves	0	0	0	0	360,751	0.5	0.25
TI/LC	0	0	0	0	2,886,004	4.2	2.00
Net Cash Flow	$19,669,791	$23,449,062	$27,577,620	$29,521,698	$40,858,833	60.1%	$28.32

NOI DSCR(7)	1.35x	1.61x	1.89x	2.02x	3.02x
NCF DSCR(7)	1.35x	1.61x	1.89x	2.02x	2.80x
NOI Debt Yield(7)	8.0%	9.6%	11.3%	12.0%	18.0%
NCF Debt Yield(7)	8.0%	9.6%	11.3%	12.0%	16.7%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	U/W Base Rent is based on the underwritten rent roll dated December 21, 2022.
(3)	Contractual Rent Steps were taken through January 31, 2024.
(4)	Straight-Line Rent taken through the lesser of the Brandywine Strategic Office Portfolio Whole Loan term and the lease expiration date.
(5)	The ground rent for The Bulletin Building Property was prepaid prior to the origination of the Brandywine Strategic Office Portfolio Whole Loan and was not included in the underwriting calculations.
(6)	The increase between U/W Net Operating Income and historical Net Operating Income is due in part to the completion of construction of the 401-405 Colorado Property in 2021. The majority of leases at the 401-405 Colorado Property commenced either in the second half of 2022 or will commence in 2023.
(7)	NOI DSCR, NCF DSCR, NOI Debt Yield, and NCF Debt Yield are based on the Brandywine Strategic Office Portfolio Whole Loan.

Appraisal. The appraisal concluded to an “as portfolio” appraised value for the Brandywine Strategic Office Portfolio Properties of $617,200,000 as of December 29, 2022. The properties were valued individually between November 2, 2022 and November 4, 2022, with the individual values reflecting an aggregate “as-is” appraised value of $592,600,000.

Environmental Matters. According to the Phase I environmental site assessments dated November 8, 2022 through November 15, 2022, there was no evidence of any recognized environmental conditions at the Brandywine Strategic Office Portfolio Properties.

Market Overview and Competition. The Brandywine Strategic Office Portfolio Properties are located in the Philadelphia, Pennsylvania (five properties, 74.3% of net rentable area) and Austin, Texas (two properties, 25.7% of net rentable area) office markets.

A-3-30

Property Type: Office	Loan #3	Cut-off Date Balance:	$81,249,999
Property Subtype: Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
Address: Various		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	18.0%

According to the appraisal, the Philadelphia office market has been stable over the past ten years, with a balance in prevailing office supply and demand conditions. Over this time period, there was a moderate decrease in the vacancy rate (0.5% change) and considerable increase in the average asking rent (26.9% change).

The appraisal notes three distinctive trends over the past ten years. In the three-year period from 2012 to 2014, there was a slightly increased supply, positive absorption, a moderate decrease in vacancy rates and an increase in asking rent in the market. From 2015 to 2017, the market saw slightly increased supply, positive absorption, a moderate decrease of vacancy rates and a considerable increase in asking rents. Finally, from 2018-2021, the market saw increased supply, slightly positive absorption, 1.5% increase in vacancy rates and 16.9% increase in asking rents. As of the third quarter of 2022, vacancy rates and asking rents stood at 9.1% and $26.28 per square foot, respectively.

According to the appraisal, five of the seven Brandywine Strategic Office Portfolio Properties are located in the Philadelphia market and spread across the four submarkets summarized in the table below:

Philadelphia Submarket Summary(1)
Property Name	Submarket	SF	% of Total Portfolio NRA(2)	Submarket Vacancy	Submarket Rent	Appraiser Concluded Market Rent	UW In-Place Base Rent PSF(2)	In-Place Vacancy(2)
1900 Market	Market Street West	456,922	31.7%	12.8%	$32.35	$36.00	$35.61	0.0%
The Bulletin Building	University City	282,709	19.6%	5.7%	$26.05	$33.30(3)	$30.99	2.7%
Metroplex, PA	Plymouth Meeting/Blue Bell	120,877	8.4%	15.0%	$26.65	$36.50	$34.48	9.9%
933 First Avenue	King of Prussia/Wayne	111,053	7.7%	17.0%	$30.65	$35.00	$35.95	0.0%
500 North Gulph	King of Prussia/Wayne	100,820	7.0%	17.0%	$30.65	$36.00	$38.68	0.0%
Total / Wtd. Avg.		1,072,381	74.3%	12.0%	$29.71	$35.24	$34.59	1.8%
(1)	Information is based on a third party research report, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated December 21, 2022. UW In-Place Base Rent PSF includes contractual rent steps through January 31, 2024.
(3)	Represents weighted average of appraisal concluded market rent for Office – Lab space ($40.00 PSF) and Office – Lower Level space ($15.00 PSF).

According to the appraisal, the Austin office market was strong over the past ten years, with a significant increase in market inventory of 26.2% coupled with a moderate increase in vacancy rates (2.0% change) and a considerable increase in asking average rent (54.9% change).

The appraisal notes three distinctive trends in the Austin office market over the past ten years. In the four years from 2012 to 2015, there was a significant increase in supply along with significant absorption, a decrease in vacancy rates and a considerable increase in asking rents. The period from 2016 to 2018, again saw a significant increase in supply, significant positive absorption and a moderate decrease in vacancy rates along with considerable increase in asking rent levels. The period from 2019 to 2021 featured significantly increased supply, positive absorption, 4.6% increases in vacancy rates and a 10.4% increase in asking rent levels. As of third quarter of 2022, vacancy rates and asking rents stood at 13.7% and $40.60 per square foot, respectively.

According to the appraisal, the two of the seven Brandywine Strategic Office Portfolio Properties in the Austin Market are located in the two submarkets summarized in the table below:

Austin Submarket Summary(1)
Property Name	Submarket	SF	% of Total Portfolio NRA(2)	Submarket Vacancy	Submarket Rent	Appraiser Concluded Market Rent	UW In-Place Base Rent PSF(2)	In-Place Vacancy(2)
401-405 Colorado	CBD	205,803	14.3%	1.7%	$37.78	$46.00	$45.92	4.0%
Four Points Centre 3	Far Northwest	164,818	11.4%	8.8%	$32.52	$28.00	$28.03	0.0%
Total / Wtd. Avg.		370,621	25.7%	4.9%	$35.44	$38.00	$37.96	2.2%
(1)	Information is based on a third party research report, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated December 21, 2022. UW In-Place Base Rent PSF includes contractual rent steps through January 31, 2024.

A-3-31

Property Type: Office	Loan #3	Cut-off Date Balance:	$81,249,999
Property Subtype: Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
Address: Various		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	18.0%

Escrows.

Real Estate Taxes – The borrowers are required to deposit monthly to a real estate tax reserve 1/12 of the annual estimated real estate taxes during a Trigger Period (as defined below) or upon the borrowers’ failure to provide the lender evidence of timely payment of taxes.

Insurance – The borrowers are required to deposit monthly 1/12 of the annual estimated insurance premiums to the insurance reserve during a Trigger Period or upon the borrowers’ failure to provide the lender evidence of the timely payment of insurance premiums or evidence of the renewal of a blanket policy to the extent the borrowers maintain insurance pursuant to a blanket policy (which is currently the case).

Deferred Maintenance - At origination the borrower deposited $165,113 into a reserve for deferred maintenance.

Replacement Reserve – During a Trigger Period, the borrowers are required to deposit monthly amounts of $30,063 to a reserve for replacements to the Brandywine Strategic Office Portfolio Properties. In lieu of monthly deposits to the replacement reserve, the borrowers are permitted to provide a letter of credit for such amounts.

TI/LC Reserve – During a Trigger Period, the borrowers are required to deposit monthly amounts of $240,500 for future tenant improvements and leasing commissions. Additionally, any lease termination or modification payments will be deposited into the TI/LC Reserve unless (i) such termination payment was paid with respect to space that was concurrently relet to another tenant, (ii) such tenant has commenced payment of regularly scheduled rent in accordance with the new lease, (iii) all approved leasing expenses on account of the reletting have been repaid and (iv) the debt yield is greater than or equal to 16.61%.

Outstanding TI/LC Reserve – The Brandywine Strategic Office Portfolio Whole Loan documents provide for an upfront reserve of $23,692,032 for outstanding landlord obligations, $11,039,869 of which was delivered in the form of letters of credit.

Outstanding Gap Rent Obligations Reserve – The Brandywine Strategic Office Portfolio Whole Loan documents provide for an upfront reserve of $1,376,789 for outstanding gap rent obligations.

Outstanding Free Rent Obligations Reserve – The Brandywine Strategic Office Portfolio Whole Loan documents provide for an upfront reserve of $1,044,971 for outstanding free rent obligations.

Ground Rent Reserve – During a Trigger Period, the borrowers are required to deposit monthly amounts for ground rent due and payable for the immediately following calendar month for the 401-405 Colorado Property (subject to a cap of three months’ worth of such ground rent).

Lockbox and Cash Management. The Brandywine Strategic Office Portfolio Whole Loan is structured with a hard lockbox and springing cash management. At loan origination, the borrowers were required to direct all tenants to remit all rents directly to the applicable lockbox account. On each business day on which no Trigger Period is continuing, all amounts in the lockbox account are required to be remitted to a borrower-controlled operating account. During a Trigger Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and, on each payment date, are required to be applied in accordance with the Brandywine Strategic Office Portfolio Whole Loan documents.

A “Trigger Period” means the period commencing upon the occurrence of (a) an event of default under the Brandywine Strategic Office Portfolio Whole Loan documents, or (b) the debt yield for the Brandywine Strategic Portfolio Whole Loan falling below 13.25% for two consecutive calendar quarters (a “Low Debt Yield Trigger Period”).

A Trigger Period may be cured upon the occurrence of (i) with respect to an event of default, the lender’s acceptance of a cure of such event of default in accordance with the Brandywine Strategic Office Portfolio Whole Loan documents, and (ii) with respect to a Low Debt Yield Trigger Period, the Brandywine Strategic Office Portfolio Properties achieving a debt yield of at least 13.25% for two consecutive calendar quarters.

Property Management. The Brandywine Strategic Office Portfolio Properties are managed by Brandywine Management, Inc.

Additional Secured Indebtedness (not including trade debts). In addition to the Brandywine Strategic Office Portfolio Mortgage Loan, the Brandywine Strategic Office Portfolio Properties also secure notes A-1-1, A-1-2, A-2, A-3, A-6, A-9 and A-11-1 (the “Brandywine Strategic Office Portfolio Pari Passu Companion Loans”), which have an aggregate Cut-off Date principal balance of $163,750,001. The Brandywine Strategic Office Portfolio Pari Passu Companion Loans accrue interest at the same rate as the Brandywine Strategic Office Portfolio Mortgage Loan. The Brandywine Strategic Office Portfolio Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Brandywine Strategic Office Portfolio Pari Passu Companion Loans. The holders of the Brandywine Strategic Office Portfolio Mortgage Loan and the Brandywine Strategic Office Portfolio Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Brandywine Strategic Office Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. None.

A-3-32

Property Type: Office	Loan #3	Cut-off Date Balance:	$81,249,999
Property Subtype: Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
Address: Various		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	18.0%

Release of Property. The Brandywine Strategic Office Portfolio Whole Loan documents permit the borrowers to obtain the release of one or more individual Brandywine Strategic Office Portfolio Properties (each, a “Release Property”) from the lien of the applicable mortgage upon the satisfaction of certain conditions set forth in the Brandywine Strategic Office Portfolio Whole Loan documents, including, without limitation, (a) no event of default has occurred and is continuing, (b) prepayment of the Brandywine Strategic Office Portfolio Whole Loan in an amount equal to (i) 110% of the allocated loan amount for such Release Property for the first $49,000,000 of prepayments and (ii) 115% of the allocated loan amount for such Release Property thereafter, and (c) after giving effect to such release, the debt yield for the remaining Brandywine Strategic Office Portfolio Properties is equal to the greater of (i) the debt yield at loan closing (16.61%) and (ii) the debt yield immediately prior to such release.

Letter of Credit. The borrowers have delivered two letters of credit in lieu of cash for outstanding approved leasing expenses in the form of tenant improvements and leasing commissions, which are as follows: (i) letter of credit in the amount of $9,900,000 for the Food Hall at The Bulletin Building Property and (ii) letter of credit in the amount of $1,139,869 in respect to IBX at the 1900 Market Property.

Right of First Offer/Right of First Refusal. With respect to The Bulletin Building Property, Academic Properties, Inc., the ground lessor (“The Bulletin Building Ground Lessor”), has a right to purchase the Brandywine Strategic Office Portfolio Whole Loan in the event the Brandywine Strategic Office Portfolio Whole Loan has been accelerated or any enforcement action, including any judicial or non-judicial foreclosure proceeding, the exercise of any power or sale, or the taking of a deed or assignment in lieu of foreclosure, has been commenced and is continuing. Under the related ground lease, the purchase price is required to equal the outstanding principal balance of the Brandywine Strategic Office Portfolio Whole Loan, together with all accrued interest and other amounts due thereon. In addition, The Bulletin Building Ground Lessor has a right of first offer to purchase the leasehold interest in the Bulletin Building Property in the event of a proposed transfer of The Bulletin Building Property.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. The borrowers have a leasehold interest in two of the seven Brandywine Strategic Office Portfolio Properties, the 401-405 Colorado Property and The Bulletin Building Property, which are each subject to a ground lease (the “401-405 Colorado Ground Lease” and “The Bulletin Building Ground Lease”, respectively).

The 401-405 Colorado Ground Lease is between 405 Colorado Holdings LP, as ground lessee, and Austin Trust Company and related individuals, collectively, as ground lessor, commenced on January 1, 2009, will expire on December 31, 2084 and contains one, 25-year renewal option. The current annual rent under the 401-405 Colorado Ground Lease is $328,740 and is required to be adjusted in proportion to the increase in the U.S. Department of Labor, Bureau of Labor Statistics, Consumer Price Index for all Urban Consumers U.S. City Average, on the first day following the end of each 60-month period following the first adjustment date, which was January 1, 2014.

The Bulletin Building Ground Lease is between the Brandywine 3025 Market, LP, as ground lessee, and Academic Properties Inc., as ground lessor, commenced on October 13, 2017, and will expire on October 12, 2116. All rent pursuant to the Bulletin Building Ground Lease has been prepaid.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 12 month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. If the Terrorism Risk Insurance Program Reauthorization Act of 2015 (TRIPRA”) is in effect and continues to cover both foreign and domestic acts, the lender will accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-33

Property Type: Retail	Loan #4	Cut-off Date Balance:	$70,000,000
Property Subtype: Regional Mall	Green Acres	Cut-off Date LTV:	54.5%
Address: Valley Stream, NY		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	13.0%

DICK'S
SPORTING GOODS
STOP

Ashley
Burlington
HomeGoods

A-3-34

Property Type: Retail	Loan #4	Cut-off Date Balance:	$70,000,000
Property Subtype: Regional Mall	Green Acres	Cut-off Date LTV:	54.5%
Address: Valley Stream, NY		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	13.0%

A-3-35

Property Type: Retail	Loan #4	Cut-off Date Balance:	$70,000,000
Property Subtype: Regional Mall	Green Acres	Cut-off Date LTV:	54.5%
Address: Valley Stream, NY		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	13.0%

Green Acres
2034 Green Acres Road
Valley Stream, NY 11581
Fresh Meadow Shopping Center
St John's University
Grand Central Pkwy
Union Tpke.
Hillside Ave.
Bell Blvd.
Queens Village
QUEENS
Jamaica Ave.
Francis Lewis Blvd.
Farmers Blvd.
Merrick Blvd.
Jamaica
St. Albans Community Living Ctr.
Hollis
115th Ave.
Linden Blvd.
QUEENS COUNTY
Baisley Pond Park
Guy R. Brewer Blvd.
Laurelton
Laurelton Pkwy
Belt Pkwy
JFK Expwy
John F. Kennedy International Airport
Jamaica Bay
Brookville Park
Rockaway Blvd.
Rosedale
Five Towns Shopping Center
Woodmere
Cedarhurst
Inwood Country Club
Inwood
Lawrence
The Woodmere Club
Rockaway Hunting Club
Lawrence Village Country Club
Far Rockaway
St. John's Episcopal Hospital
Beach Channel Dr.
Seagirt Blvd.
North New Hyde Park
New Hyde Park
Hillside Ave.
Jericho Tpke.
Garden City
Stewart Ave.
Adelphi University
Bellerose
Floral Park
Belmont Park
Plainfield Ave.
Cross Island Pkwy
Hempstead Tpke.
Nassau Blvd.
Elmont
Meacham Ave.
Franklin Square
West Hempstead
NASSAU COUNTY
Dutch Broadway
North Valley Stream
Southern State Pkwy
Malverne
Lakeview
Merrick Rd.
Valley Stream
Airport Office Park
South Valley Stream
Mill Rd.
Lynbrook
Rockville Centre
Ocean Ave.
Peninsula Blvd.
Hewlett
East Rockaway
Rockaway Rd.
Oceanside
LIRR Long Beach Line
LIRR Port Jefferson Line
LIRR Hempstead Line
LIRR West Hempstead Line
LIRR Far Rockaway Line
Long Island Sound
LONG ISLAND
NEW YORK CITY
BROOKLYN
QUEENS
MANHATTAN
BRONX
YONKERS
STAMFORD
Hempstead
Atlantic Ocean

A-3-36

No. 4 – Green Acres

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
Original Principal Balance(1):		$70,000,000		Property Type – Subtype:	Retail – Regional Mall
Cut-off Date Balance(1):		$70,000,000		Location:	Valley Stream, NY
% of Initial Pool Balance:		6.8%		Size:	2,081,286 SF
Loan Purpose:		Refinance		Cut-off Date Balance Per SF(1):	$177.77
Borrower Sponsor:		The Macerich Partnership, L.P.		Maturity Date Balance Per SF(1):	$177.77
Guarantor:		The Macerich Partnership, L.P.		Year Built/Renovated:	1956; 2016 / 1982; 2006; 2007
Mortgage Rate:		5.8990%		Title Vesting:	Fee/Leasehold
Note Date:		January 3, 2023		Property Manager:	Macerich Property Management Company, LLC (borrower-related)
Seasoning:		3 months		Current Occupancy (As of):	97.7% (12/12/2022)
Maturity Date:		January 6, 2028		YE 2021 Occupancy(4):	93.2%
IO Period:		60 months		YE 2020 Occupancy(4):	89.8%
Loan Term (Original):		60 months		YE 2019 Occupancy(4):	96.4%
Amortization Term (Original):		NAP		As-Is Appraised Value(5):	$679,000,000
Loan Amortization Type:		Interest Only		As-Is Appraised Value Per SF(5):	$326.24
Call Protection:		L(27),YM1(28),O(5)		As-Is Appraisal Valuation Date:	October 30, 2022
Lockbox Type(2):		Hard/Springing Cash Management
Additional Debt(1):		Yes		Underwriting and Financial In formation
Additional Debt Type (Balance)(1):		Pari Passu ($300,000,000)		TTM NOI (9/30/2022):	$45,174,388
				YE 2021 NOI:	$46,618,790
				YE 2020 NOI:	$41,001,586
				YE 2019 NOI:	$53,314,510
				U/W Revenues:	$83,514,884
Escrows and Reserves(3)				U/W Expenses:	$35,580,356
	Initial	Monthly	Cap	U/W NOI:	$47,934,528
Taxes:	$0	Springing	NAP	U/W NCF:	$46,364,767
Insurance:	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.17x / 2.10x
Replacement Reserves:	$0	Springing	$619,992	U/W Debt Yield based on NOI/NCF(1):	13.0% / 12.5%
TI/LC:	$4,068,135	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	13.0% / 12.5%
Rollover Reserve:	$0	Springing	$2,094,342	Cut-off Date LTV Ratio(1)(5):	54.5%
Gap Rent Reserve:	$743,644	$0	NAP	LTV Ratio at Maturity(1)(5):	54.5%
Sources and Uses
Sources			Uses
Original Whole Loan Amount	$370,000,000	96.9%	Loan Payoff	$364,192,834	95.4%
Equity Contribution	11,744,495	3.1	Closing Costs	12,739,883	3.3
			Reserves	4,811,779	1.3
Total Sources	$381,744,495	100.0%	Total Uses	$381,744,495	100.0%
(1)	The Green Acres Mortgage Loan (as defined below) is part of the Green Acres Whole Loan (as defined below), with an aggregate original principal amount of $370,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the Green Acres Whole Loan.
(2)	The borrowers are required to cause rents to be deposited into a lockbox account established at origination under the Green Acres Whole Loan documents, and the borrowers will have access to the funds in the lockbox account and use the lockbox account as an operating account so long as no Trigger Period (as defined below) continues. During the continuance of a Trigger Period, the borrowers will not have any further access to the funds in the lockbox account except as otherwise expressly provided in the Green Acres Whole Loan documents.
(3)	See “Escrows” below for further discussion of reserve requirements.
(4)	Current Occupancy (As of) is inclusive of KOHL’S and SEARS, who have vacated the leased premises. Each tenant remains in control of the leased space and is obligated to pay full rent under the terms of their respective leases. Historical Occupancies include all signed leases and specialty leasing greater than 6 months for mall and freestanding tenants. Occupancy does not include gross leasable area for anchor tenants.
(5)	The as-is appraised value is based on the assumption that the PILOT documents will be extended to 2031. In addition, $119.1 million was included in the total concluded as-is value of $679.0 million as the present value of the PILOT benefits through 2031. However, in the absence of an extension of the PILOT tax benefits beyond 2026, the as-is value would be reduced by approximately $58.0 million resulting in an estimated value of $621.0 million. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the estimated value of $621.0 million would each be 59.6%.
A-3-37

Property Type: Retail	Loan #4	Cut-off Date Balance:	$70,000,000
Property Subtype: Regional Mall	Green Acres	Cut-off Date LTV:	54.5%
Address: Valley Stream, NY		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	13.0%
The Mortgage Loan. The fourth largest mortgage loan (the “Green Acres Mortgage Loan”) is part of a whole loan (the “Green Acres Whole Loan”) evidenced by 18 pari passu promissory notes in the aggregate original principal amount of $370,000,000. The Green Acres Mortgage Loan is evidenced by the non-controlling notes A-9, A-11 and A-12, with an aggregate outstanding principal balance as of the Cut-off Date of $70,000,000. The Green Acres Whole Loan was co-originated on January 3, 2023 by Goldman Sachs Bank USA (“GS”), Morgan Stanley Bank, N.A., Bank of Montreal (“BMO”), and DBR Investments Co. Limited (“DBRI”). The Green Acres Whole Loan is secured by (i) the applicable borrower’s fee interest in a retail mega-campus comprised of Green Acres Mall (as defined below) and Green Acres Commons (as defined below), which are adjacent with each other and located in Valley Stream, New York (other than a 9.08 acre portion of Green Acres Mall (representing approximately 8.3% of the net rentable area of the Green Acres Property (as defined below)), the fee interest in which is owned by Walmart, an anchor tenant (such portion of the Green Acres Mall owned by Walmart, the “Walmart Parcel”)) and (ii) the applicable borrower’s ground leasehold interest in the Walmart Parcel that is leased back to Walmart. As used in this term sheet, the term “Green Acres Property” collectively refers to Green Acres Mall, a regional enclosed mall (including the Walmart Parcel) (the “Green Acres Mall”) and Green Acres Commons, a retail power center (the “Green Acres Commons”), but does not include any portion of Green Acres Mall that is occupied by Home Depot and Target (which own their own parcels), except as otherwise expressly indicated herein. The table below summarizes the promissory notes that comprise the Green Acres Whole Loan. The Green Acres Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2023-C4 trust until the controlling note A-1 is securitized, whereupon the Green Acres Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “—Servicing of the Servicing Shift Mortgage Loans and the Green Acres Whole Loan” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$36,000,000	$36,000,000	GS	Yes
A-2	$31,500,000	$31,500,000	FIVE 2023-V1	No
A-3	$32,500,000	$32,500,000	GS	No
A-4	$24,000,000	$24,000,000	BMO	No
A-5	$21,500,000	$21,500,000	BMO	No
A-6	$20,000,000	$20,000,000	BMO 2023-C4	No
A-7	$18,500,000	$18,500,000	FIVE 2023-V1	No
A-8	$6,000,000	$6,000,000	BMO 2023-C4	No
A-9	$50,000,000	$50,000,000	BANK5 2023-5YR1	No
A-10	$20,000,000	$20,000,000	BANK 2023-BNK45	No
A-11	$10,000,000	$10,000,000	BANK5 2023-5YR1	No
A-12	$10,000,000	$10,000,000	BANK5 2023-5YR1	No
A-13-1	$25,000,000	$25,000,000	DBRI	No
A-13-2	$5,000,000	$5,000,000	DBRI	No
A-14	$25,000,000	$25,000,000	FIVE 2023-V1	No
A-15-1	$17,500,000	$17,500,000	DBRI	No
A-15-2	$2,500,000	$2,500,000	DBRI	No
A-16	$15,000,000	$15,000,000	DBRI	No
Total	$370,000,000	$370,000,000

The Borrowers and the Borrower Sponsor. The borrowers for the Green Acres Whole Loan are Valley Stream Green Acres LLC (“Valley Stream”) and Green Acres Adjacent LLC (“Green Acres Adjacent”), each a single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Green Acres Whole Loan. The borrower sponsor and non-recourse carveout guarantor is The Macerich Partnership, L.P., a Delaware limited partnership headquartered in Santa Monica, California and a provider of real estate investment services. The Macerich Partnership, L.P. acquires, leases, manages, develops, and redevelops malls and community centers.

The Green Acres Property previously secured a securitized mortgage loan with an original maturity date of February 3, 2021, which was transferred to special servicing and twice extended, prior to being repaid in full by the Green Acres Mortgage Loan. In addition, affiliates of the borrower sponsor have experienced defaults on securitized commercial mortgage loans. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

The Property. The Green Acres Property is a retail mega-campus comprised of a two-level regional mall known as “Green Acres Mall” and an adjacent two-story retail power center known as “Green Acres Commons”, totaling 2,081,286 square feet on an approximately 120.8 acre site in Valley Stream, New York. Green Acres Mall was built in 1956 and most recently renovated in 2007. Green Acres Commons was built in 2016. The Green Acres Property provides parking via 9,092 surface parking and parking garage spaces, resulting in a parking ratio of approximately 4.4 spaces per 1,000 square feet of net rentable area. As of December 12, 2022, the Green Acres Property was 97.7% leased by approximately 150 tenants (including temporary tenants, which make up approximately 1.7% of net rentable area), of which 62.1% of net rentable area is occupied by 11 major tenants. A portion of the Green Acres Property is currently

A-3-38

Property Type: Retail	Loan #4	Cut-off Date Balance:	$70,000,000
Property Subtype: Regional Mall	Green Acres	Cut-off Date LTV:	54.5%
Address: Valley Stream, NY		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	13.0%

occupied by certain temporary tenants and no underwritten base rent is attributable to those temporary tenants. Valley Stream owns Green Acres Mall and the leasehold interest in the Walmart Parcel and Green Acres Adjacent owns Green Acres Commons. The fee interests in the Green Acres Property owned by the applicable borrower represents approximately 91.7% of the net rentable area, and the leasehold interest in the Walmart Parcel owned by the applicable borrower represents approximately 8.3% of the net rentable area. The fee interest in the Walmart Parcel is owned by Walmart, an anchor tenant and is ground leased to the applicable borrower. See “Ground Lease” below. The Green Acres Property is shadow anchored by Home Depot and Target, and the space occupied by Home Depot and Target is not part of the collateral securing the Green Acres Whole Loan. The information relating to the Green Acres Property in this term sheet does not include any space occupied by Home Depot or Target, unless otherwise expressly stated herein.

Major Tenants. The three largest tenants based on underwritten base rent are BJ’s Wholesale Club, Walmart and DICK’s Sporting Goods, each of which is an anchor tenant.

BJ’s Wholesale Club (127,750 square feet; 6.1% of net rentable area, 7.1% of underwritten base rent): Founded in 1984 and headquartered in Marlborough, Massachusetts, BJ’s Wholesale Club (“BJ’s”) is a warehouse club operator and retailer with 235 clubs and 164 gas stations, located primarily in the eastern United States. BJ’s is a membership only retailer and as of October 2022, has over 6.5 million members and received approximately $16.7 billion in annual total revenues as of 2022. BJ’s has been a tenant at the Green Acres Property since 2007, with its current lease expiration date in January 2027 and seven additional 5-year extension options. Additionally, BJ’s recently executed a lease for a 5,000 square foot fueling station with an expected rent commencement date of September 1, 2023. $227,767 in gap rent was reserved at origination.

Walmart (173,450 square feet; 8.3% of net rentable area, 6.3% of underwritten base rent): Founded in 1962 and headquartered in Bentonville, Arkansas, Walmart is an international supermarket chain operating approximately 10,500 stores under 46 different banners in 24 countries. Walmart employs approximately 2.3 million people worldwide. Walmart has been a tenant at the Walmart Parcel since 2003 under a lease (representing approximately $3,463,189 in underwritten base rent) expiring on August 31, 2028. Walmart has two 5-year extension options remaining. Walmart is also temporarily occupying certain temporary space under a lease with an original commencement date of February 1, 2022 and a lease expiration date of January 31, 2023. No underwritten base rent or net rentable area is attributable to such temporary lease. Walmart owns the fee interest in the Walmart Parcel and ground leases such interest to the applicable borrower, which in turn leases the Walmart Parcel to Walmart. See “Ground Lease” below.

DICK’s Sporting Goods (70,714 square feet; 3.4% of net rentable area, 4.5% of underwritten base rent): Founded in 1948 and headquartered in Pittsburgh, Pennsylvania, DICK’s Sporting Goods (“Dick’s”) is a sporting goods retail chain with 850 stores including Dick’s, Golf Galaxy, Field & Stream, Public Lands, Going Going Gone! and Warehouse Sale stores. Dick’s has been a tenant at the Green Acres Property since July 2016 under a lease expiring in January 2027. Dick’s has three 5-year extension options remaining.

A-3-39

Property Type: Retail	Loan #4	Cut-off Date Balance:	$70,000,000
Property Subtype: Regional Mall	Green Acres	Cut-off Date LTV:	54.5%
Address: Valley Stream, NY		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	13.0%

The following table presents certain information relating to the major tenants at the Green Acres Property:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/ S&P/Fitch)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent(3)	Sales PSF/ Year(4)	U/W Occ. Costs	Lease Expiration Date	Renewal	Term. Option (Y/N)
Major Tenants
Macy's and Macy’s Men’s & Furniture(5)(6)	Ba2/BB+/BBB-	390,503	18.8%	$2.62	$1,024,993	1.9%	$188	7.6%	Various(6)	(6)	N
Walmart(5)	Aa2/AA/AA	173,450	8.3%	$19.97	$3,463,189	6.3%	NAV	NAV	8/31/2028	2 x 5 yr	N
SEARS(5)(7)	NR/NR/NR	144,537	6.9%	$0.86	$125,000	0.2%	NAV	NAV	10/31/2028	9 x 5 yr	N
BJ's Wholesale Club(5)(8)	NR/BB+/NR	127,750	6.1%	$30.38	$3,881,310	7.1%	$863	5.1%	1/31/2027	7 x 5 yr	N
KOHL'S(5)(7)	Ba2/BB+/BBB-	116,392	5.6%	$17.61	$2,049,642	3.8%	NAV	NAV	1/31/2031	2 x 10 yr	N
DICK'S Sporting Goods(5)	Baa3/BBB/NR	70,714	3.4%	$34.65	$2,450,240	4.5%	$173	29.4%	1/31/2027	3 x 5 yr	N
Burlington(5)	NR/BB+/NR	61,837	3.0%	$24.25	$1,499,547	2.7%	$398	9.9%	1/31/2032	3 x 5 yr	N
Best Buy(5)	A3/BBB+/NR	44,400	2.1%	$45.81	$2,033,802	3.7%	NAV	NAV	1/31/2027	2 x 5 yr	N
24 HOUR FITNESS(5)	NR/NR/NR	40,262	1.9%	$33.00	$1,328,646	2.4%	NAV	NAV	12/31/2031	3 x 5 yr	N
Raymour & Flanigan	NR/NR/NR	38,903	1.9%	$47.23	$1,837,502	3.4%	$507	9.3%	7/31/2026	None	N
Total Major Tenants		1,208,748	58.1%	$16.29	$19,693,871	36.1%

Non-Major Tenants		824,076	39.6%	$42.34	$34,889,912	63.9%

Occupied Collateral Total		2,032,824	97.7%	$26.85	$54,583,783	100.0%

Vacant Space		48,462	2.3%

Collateral Total		2,081,286	100.0%

(1)	Based on the underwritten rent roll dated December 12, 2022.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Annual U/W Base Rent, % of Total Annual U/W Base Rent and Annual U/W Base Rent PSF include contractual rent steps through February 2024.
(4)	Sales PSF/Year are as of the trailing 12-month period ending September 30, 2022 as provided by the tenants to the borrowers or estimated based on anecdotal information provided by the tenants to the borrowers.
(5)	The Green Acres Property has 11 major tenants (9 of which are shown in the table above). The 11 anchor and major tenants (including Primark and Shopper’s World, which are not shown in the table above) represent approximately 62.1% of Net Rentable Area and approximately 35.3% of Total Annual U/W Base Rent.
(6)	Macy’s Men’s & Furniture occupies 123,827 square feet of the Green Acres Property (representing approximately $475,000 in underwritten base rent) under a lease that has an original commencement date of July 1, 2004 and a lease expiration date of July 31, 2034, and Macy’s occupies 266,676 square feet of the Green Acres Property (representing approximately $549,993 in underwritten base rent) and has an original lease commencement date of August 19, 1986 and a lease expiration date of August 18, 2026. Macy’s has one eight-year and eleven-month extension option remaining. For purposes of the number of tenants shown in this term sheet, Macy’s and Macy’s Men’s & Furniture are treated as a single tenant.
(7)	KOHL’S and SEARS have vacated the leased premises. Each tenant remains in control of the leased space and is obligated to pay full rent under the terms of their respective leases.
(8)	Information in this table includes a recently executed lease for a 5,000 square foot fueling station that has an expected rent commencement date of September 1, 2023. $227,767 in gap rent was reserved at origination.

A-3-40

Property Type: Retail	Loan #4	Cut-off Date Balance:	$70,000,000
Property Subtype: Regional Mall	Green Acres	Cut-off Date LTV:	54.5%
Address: Valley Stream, NY		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	13.0%

The following table presents certain information relating to the lease rollover schedule at the Green Acres Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(5)(6)	% of Total Annual U/W Base Rent(5)(6)	Annual U/W Base Rent PSF(5)(6)(7)
2023 & MTM	25	132,183	6.4%	132,183	6.4%	$5,381,671	9.9%	$40.71
2024	16	59,279	2.8%	191,462	9.2%	$3,304,451	6.1%	$55.74
2025	23	103,199	5.0%	294,661	14.2%	$4,405,507	8.1%	$42.69
2026	18	474,521	22.8%	769,182	37.0%	$8,833,644	16.2%	$18.62
2027	21	317,183	15.2%	1,086,365	52.2%	$14,275,570	26.2%	$45.01
2028	6	329,772	15.8%	1,416,137	68.0%	$4,510,131	8.3%	$13.68
2029	7	18,831	0.9%	1,434,968	68.9%	$937,351	1.7%	$49.78
2030	5	14,437	0.7%	1,449,405	69.6%	$1,257,971	2.3%	$87.14
2031	6	165,348	7.9%	1,614,753	77.6%	$4,001,519	7.3%	$24.20
2032	3	94,565	4.5%	1,709,318	82.1%	$2,304,890	4.2%	$24.37
2033	3	24,165	1.2%	1,733,483	83.3%	$508,680	0.9%	$21.05
Thereafter	7	264,497	12.7%	1,997,980	96.0%	$4,406,833	8.1%	$16.66
Vacant	0	48,462	2.3%	2,046,442	98.3%	$0	0.0%	$0.00
Storage / Other(3)(4)	98	34,844	1.7%	2,081,286	100.0%	$455,564	0.8%	$13.07
Total/Wtd. Avg.	238	2,081,286	100.0%			$54,583,783	100.0%	$26.85
(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease expiration schedule.
(3)	Macy’s Men’s & Furniture occupies 123,827 square feet of the Green Acres Property (representing approximately $475,000 in underwritten base rent) under a lease that has an original commencement date of July 1, 2004 and a lease expiration date of July 31, 2034, and Macy’s occupies 266,676 square feet of the Green Acres Property (representing approximately $549,993 in underwritten base rent) and has an original lease commencement date of August 19, 1986 and a lease expiration date of August 18, 2026. Macy’s has one eight year and eleven-month extension option remaining.
(4)	The number of leases shown above includes two leases delivered by Macy’s and Macy’s Men’s & Furniture and 98 storage and specialty, business development, or temporary leases that are not typical tenant leases and are short term in nature. The U/W Base Rent attributable to the storage leases is $455,564 and income attributable to the specialty, business development, or temporary leases is included in Other Commercial Income.
(5)	Annual U/W Base Rent, % of Total Annual U/W Base Rent and Annual U/W Base Rent PSF include contractual rent steps through February 2024 and percent in lieu revenue for Charlotte Russe, Famous Footwear, Forever 21 and H&M.
(6)	KOHL’S and SEARS have vacated the leased premises. Each tenant remains in control of the leased space and is obligated to pay full rent under the terms of their respective leases.
(7)	Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Green Acres Property:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	12/12/2022(2)
96.4%	89.8%	93.2%	97.7%
(1)	Historical Occupancies are as of December 31 of each respective year and include all signed leases and specialty leasing greater than 6 months for mall and freestanding tenants. Historical Occupancy does not include gross leasable area for anchor tenants.
(2)	Based on the underwritten rent roll dated December 12, 2022, including leases executed by the origination date of January 3, 2023 and is inclusive of KOHL’S and SEARS, who have vacated the leased premises. Each tenant remains in control of the leased space and is obligated to pay full rent under the terms of their respective leases.

A-3-41

Property Type: Retail	Loan #4	Cut-off Date Balance:	$70,000,000
Property Subtype: Regional Mall	Green Acres	Cut-off Date LTV:	54.5%
Address: Valley Stream, NY		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	13.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Green Acres Property:

Cash Flow Analysis

	2019	2020	2021	TTM 9/30/2022(1)	U/W(1)%	(2)	U/W $ per SF
Base Rent	$53,971,643	$48,503,241	$48,173,142	$48,128,825	$53,419,627	60.8%	$25.67
Vacant Income	0	0	0	0	3,360,780	3.8	1.61
% In Lieu	116,896	699,499	1,415,351	1,535,774	1,164,156	1.3	0.56
Gross Potential Rent	$54,088,539	$49,202,740	$49,588,493	$49,664,599	$57,944,563	66.0%	$27.84
Other Commercial Income(3)	3,268,004	2,784,950	3,769,123	4,016,903	4,039,298	4.6	1.94
Total Reimbursements	22,054,115	21,108,945	22,240,864	23,011,578	25,461,533	29.0	12.23
UW Adjustments	0	0	0	0	339,465	0.4	0.16
Other Revenue(3)	769,425	102,602	95,907	180,781	23,686	0.0	0.01
Net Rental Income	$80,180,083	$73,199,237	$75,694,387	$76,873,861	$87,808,544	100.0%	$42.19
Less Vacancy & Credit Loss	(233,163)	(4,190,515)	1,209,488	112,688	(4,293,661)	(7.4)	(2.06)
Effective Gross Income	$79,946,920	$69,008,722	$76,903,875	$76,986,549	$83,514,884	95.1%	$40.13

Real Estate Taxes(4)	$16,640,651	$18,945,435	$19,324,183	$20,511,082	$22,941,251	27.5%	$11.02
Insurance	427,460	483,723	566,226	621,042	628,461	0.8	0.30
Management Fee	841,535	758,295	774,443	831,445	2,505,447	3.0	1.20
Other Operating Expenses	8,722,764	7,819,683	9,620,233	9,848,592	9,505,197	11.4	4.57
Total Operating Expenses	$26,632,410	$28,007,136	$30,285,085	$31,812,161	$35,580,356	42.6%	$17.10

Net Operating Income	$53,314,510	$41,001,586	$46,618,790	$45,174,388	$47,934,528	57.4%	$23.03
Replacement Reserves	0	0	0	0	455,855	0.5	0.22
TI/LC	0	0	0	0	1,113,906	1.3	0.54
Net Cash Flow(5)	$53,314,510	$41,001,586	$46,618,790	$45,174,388	$46,364,767	55.5%	$22.28

NOI DSCR(6)	2.41x	1.85x	2.11x	2.04x	2.17x
NCF DSCR(6)	2.41x	1.85x	2.11x	2.04x	2.10x
NOI Debt Yield(6)	14.4%	11.1%	12.6%	12.2%	13.0%
NCF Debt Yield(6)	14.4%	11.1%	12.6%	12.2%	12.5%
(1)	Underwritten rents are higher than TTM Rents due to the inclusion of rent steps underwritten to the maximum increase per the tenants' contractual lease terms. Contractual rent steps are through February 2024.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	Other Commercial Income includes overage / percentage rent, kiosk revenue, temporary revenue, specialty revenue and business development income. Other Revenue reflects the borrowers’ in-place miscellaneous income.
(4)	Real estate taxes were underwritten based on the actual tax bills for all of the property tax parcels at the Green Acres Property (including the Walmart Parcel), inclusive of any tax reimbursements or expenses payable by the tenants and payment-in-lieu of taxes (“PILOT”) payable by the borrowers for 2022 under the related PILOT documents that are scheduled to expire on December 31, 2026, with one five-year extension period that requires Hempstead IDA approval. According to the appraisal, the tax benefits for 2023 under the PILOT documents are expected to be $15,365,892, and if the PILOT documents are not renewed in 2027, the total amount of real estate taxes payable by the borrowers is expected to increase by approximately $17.1 million in 2027. See “Payment in Lieu of Taxes” below.
(5)	The historical financial statements for years 2019-2022 do not include the borrowers’ actual income and expense for the following: lease termination income, bankruptcy settlements, GAAP adjustments for non-cash items, including the straight lining of rents, mark to market rent adjustments under SFAS 141, tenant interest and penalties, bad debt reserves and capitalized development costs (taxes, insurance, interest). Historical capital expenditures and leasing capital which includes tenant allowances, the borrowers’ construction cost for build-out of tenant spaces and leasing commissions, are also excluded.
(6)	Debt service coverage ratios and debt yields are based on the Green Acres Whole Loan.

Appraisal. The appraisal concluded to an “as-is” value as of October 30, 2022 of $679,000,000. The as-is appraised value for the Green Acres Property is based on the assumption that the PILOT documents will be extended to 2031. In addition, $119.1 million was included in the total concluded as-is value of $679.0 million as the present value of the PILOT benefits through 2031. However, in the absence of an extension of the PILOT tax benefits beyond 2026, the as-is value of the Green Acres Property would be reduced by approximately $58.0 million resulting in an estimated value of $621.0 million.

Environmental Matters. The Phase I environmental report dated December 20, 2022 identified six recognized environmental conditions related to the following: (i) historical auto repair operations and an associated oil/water separator used at the Green Acres Property and reportedly removed, but for which no closure documentation is available, (ii) free product observed in a monitoring well at an adjacent property, (iii) three cases of petroleum impacts to soil and groundwater at adjacent properties, and (iv) a vapor migration concern identified in connection with the Green Acres Property’s long-term historic use of hazardous chemicals. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

A-3-42

Property Type: Retail	Loan #4	Cut-off Date Balance:	$70,000,000
Property Subtype: Regional Mall	Green Acres	Cut-off Date LTV:	54.5%
Address: Valley Stream, NY		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	13.0%

Market Overview and Competition. The Green Acres Property is located in Valley Stream, New York, within the Nassau-Suffolk metropolitan division (the “Nassau-Suffolk MSA”). Main economic sectors within the Nassau-Suffolk MSA economy include the education and health services, transportation and utilities, trade and government sectors. The Nassau-Suffolk MSA’s largest employers include Northwell Health, Inc., Catholic Health System of Long Island, Inc., the County of Nassau, the United States Federal Government and the County of Suffolk.

The Green Acres Property is located in a densely populated commercial area on the border of Queens along the major arterial Sunrise Highway, and approximately five miles from John F. Kennedy airport. The local area is comprised of retail and commercial buildings to the north, south and east, with industrial uses located to the west. Outside of local commercial districts, the area is developed with multifamily residential uses. The local area is accessed by Sunrise Highway, the Belt Parkway, and the Cross Island Parkway, all of which are arterials leading east to west. The Long Island Railroad has two stations within walking distance: the Rosedale and Valley Stream stations, which can be reached via the Jamaica, Far Rockaway, Long Beach, West Hempstead, and Babylon branches. According to the appraisal, approximately 60,000 cars pass the Green Acres Property daily.

According to the appraisal, the trade area for a retail center is between 5.0-25.0 miles in radius and consists of its top competitors, of which the primary trade area makes up between 55.0-60.0% of its sales and the secondary trade area makes up between 20.0-25.0%. According to the appraisal, the 2021 population in the primary-, secondary- and total trade area of the Green Acres Property was 438,195, 480,549 and 918,745, respectively. Additionally, for the same period, the average household income within the same areas was $108,258, $104,108 and $106,034, respectively.

According to the appraisal, the Green Acres Property is located within the Long Island retail market and the Hempstead retail submarket. As of the second quarter of 2022, the Long Island retail market contained approximately 24.1 million square feet of retail space inventory with a vacancy rate of 8.6% and an average asking rental rate of $28.70 per square foot. As of the second quarter of 2022, the Hempstead retail submarket contained approximately 4.8 million square feet of retail space with a vacancy rate of 6.2% and an average asking rental rate of $32.43 per square foot.

The following table presents comparable retail centers with respect to the Green Acres Property:

Comparable Retail Center Summary

Property Name/Location	Year Built / Renovated or Expanded	Total NRA (SF)	Total Occ.	Distance to Subject	Sales PSF	Major Tenants
Green Acres 2034 Green Acres Road Valley Stream, NY	1956; 2016 / 1982; 2006; 2007	2,081,286(1)	97.7%(1)	NAP	$727.22(2)	Macy’s, Walmart, Dick’s Sporting Goods, BJ’s Wholesale Club, Primark, 24 Hour Fitness, Burlington, Best Buy, Shopper’s World, Target (non-collateral), Home Depot (non-collateral)
Roosevelt Field Mall 630 Old Country Road Garden City, NY	1956 / 1993, 1997	2,372,053	98.0%	7.7 miles	$1,165.00	Bloomingdale’s, Dick’s Sporting Goods, JC Penney, Macy’s, Neiman Marcus, Nordstrom, Primark
Queens Center Mall(3) 90-15 Queens Boulevard Queens, NY	1973 / 2004	962,798	98.0%	9.1 miles	$1,721.00	H&M, J.C. Penney, Macy’s, XXI Forever
Kings Plaza Shopping Center(3) 5100 Kings Plaza Brooklyn, NY	1969 / 2000	1,212,000	99.0%	11.1 miles	$804.00	Best Buy, Burlington, H&M, Lowe’s, Macy’s, Primark, Target, XXI Forever, Zara
Broadway Commons 358 Broadway Mall Hicksville, NY	1956 / 1995, 1999	1,234,450	89.0%	12.4 miles	$436.00	H&M, IKEA, Round One, Target, Showcase

Source: Appraisal, unless stated otherwise.

(1)	Information obtained from the underwritten rent roll
(2)	Represents sales per square foot as of September 30, 2022. Sales per square foot is inclusive of tenants that have been open for 12 months or more and excludes tenants greater than 10,000 square feet, arcades and non-retail stores.
(3)	The Queens Center Mall and Kings Plaza Shopping Center properties are both owned by the borrower sponsor of the Green Acres Whole Loan.

Escrows. At origination, the borrowers were required to deposit into escrow (i) $4,068,135 for a reserve (the “TI/LC Reserve”) with respect to outstanding tenant improvement allowances and leasing commissions identified in a schedule to the Green Acres Whole Loan agreement and (ii) $743,644 for a gap rent reserve (of which $227,767 is earmarked for the fourth largest tenant by net rental income, BJ’s Wholesale Club).

Tax Escrows – During the continuance of a Trigger Period, the borrowers are required to escrow 1/12th of the annual estimated tax payments and, without duplication, PILOT payments on a monthly basis.

Insurance Escrows – During the continuance of a Trigger Period, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, except if the Green Acres Property is insured under a blanket policy meeting the requirements set forth in the Green Acres Whole Loan agreement (in which case, no insurance escrows will be required, notwithstanding the occurrence of a Trigger Period).

A-3-43

Property Type: Retail	Loan #4	Cut-off Date Balance:	$70,000,000
Property Subtype: Regional Mall	Green Acres	Cut-off Date LTV:	54.5%
Address: Valley Stream, NY		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	13.0%

Replacement Reserves – During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area (excluding the Non-Collateral Square Footage (as defined below), the square footage of any tenant that is required to pay for all repairs and maintenance costs for its entire leased premises, roof and structural components, and the square footage of the following tenants: (i) Advantage Toyota, (ii) Aldi, (iii) BJ’s Restaurant, (iv) BJ’s Wholesale Club, (v) Buffalo Wild Wings, (vi) Capital One, (vii) Citizen’s Bank, (viii) Hook & Reel, (ix) Olive Garden, (x) Red Lobster, (xi) Sears, (xii) Sonic Drive-In, (xiii) South Shore Hyundai, (xiv) Vitamin Shoppe, (xv) Macy’s and (xvi) Walmart) multiplied by $0.25 and divided by 12 months. The monthly replacement reserve amount is estimated to be approximately $25,833. The borrowers are permitted to cease monthly deposits when the replacement reserve balance is equal to the sum of 24 monthly deposits, currently estimated to be $619,992. The tenants listed in clauses (i) through (xvi) above collectively represent 40.4% of the net rentable area and 24.5% of underwritten Base Rent).

Rollover Reserve – During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area (excluding the Non-Collateral Square Footage and, to the extent not causing or contributing to the cause of the applicable Trigger Period (including by way of paying reduced rent), Macy’s, Macy’s Mens & Furniture, Burlington, BJ’s Wholesale, Primark, Walmart, Kohl’s, Dick’s and Best Buy) multiplied by $1.00 and divided by 12 months. The monthly rollover reserve amount is estimated to be approximately $87,264. The borrowers are not required to make any monthly deposits when the rollover reserve balance is equal to the sum of 24 monthly deposits, currently estimated to be $2,094,342. The borrowers’ upfront deposit of $743,644 with respect to gap rent is not included in the calculation of the rollover reserve balance for purposes of calculating the rollover reserve cap.

TI/LC Reserve– On each monthly payment date during the continuance of a Tenant Trigger Event (as defined below), all excess cash flow after payment of debt service, operating expenses and other required escrows is required to be deposited in the TI/LC reserve until the amount in the reserve is equal to 12 months of the base rent payable under any applicable leases causing such Tenant Trigger Event. The borrowers have the right to deliver a letter of credit meeting the requirements of the Green Acres Whole Loan documents in lieu of depositing funds into the TI/LC Reserve.

“Non-Collateral Square Footage” means the square footage occupied by Target and Home Depot.

Lockbox and Cash Management. The Green Acres Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within three business days after receipt. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on a weekly basis and on the second business day before each payment date to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into the TI/LC Reserve, if the Trigger Period is caused by a Tenant Trigger Event, or into an excess cash flow reserve account held by the lender as cash collateral for the Green Acres Whole Loan, if the Trigger Period is not solely caused by a Tenant Trigger Event, or if (ii) no Trigger Period is continuing, disbursed to borrowers.

A “Trigger Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a Low Debt Service Period (as defined below), or (iii) a Tenant Trigger Event. A Trigger Period will end (a) with respect to the matters described in clause (i) above, if the event of default has been waived by the lender, (b) with respect to the matters described in clause (ii) above, if a cure of the Low Debt Service Period occurs or the borrowers deliver additional collateral causing the debt service coverage ratio to equal 1.55x, or (c) with respect to matters described in clause (iii) above, a cure of the Tenant Trigger Event occurs.

A “Low Debt Service Period” will commence on any calculation date when the Green Acres Whole Loan debt service coverage ratio is less than 1.50x and end when the Green Acres Whole Loan debt service coverage ratio is at least 1.55x for two consecutive calendar quarters.

A “Tenant Trigger Event” will occur if (i) two or more of BJ’s Wholesale Club, Dick’s and Best Buy are subject to any Tenant Trigger Condition (as defined below), and/or (ii) Walmart is subject to any Tenant Trigger Condition. For purposes of determining whether a Tenant Trigger Event has occurred, (i) a tenant shall not have “gone dark”, where the subject tenant has ceased business in the subject space but has subleased all or a material portion of its premises to another operator that does not operate the premises for certain prohibited uses, (ii) pronouncements, press releases and similar “corporate statements” by a tenant of its intention with respect to operations at a particular store shall not constitute a basis for asserting that a Tenant Trigger Event has occurred, and (iii) a change in use, the days or hours of operation, or the configuration of its store by a tenant shall not, in and of itself, constitute “going dark” or ceasing to operate.

A “Tenant Trigger Condition” is if any applicable tenant (i) does not maintain an investment grade rating and goes dark for a period in excess of 120 consecutive days (excluding temporary vacancies for the purpose of repair, restoration or permitted alteration), (ii) provides written notice of its intent to not renew its lease, or (iii) does not provide notice of renewal prior to the required date.

Property Management. The Green Acres Property is managed by Macerich Property Management Company, LLC, an affiliate of the borrower sponsor.

Partial Release. The borrowers may obtain a release of one or more Release Parcels (as defined below), subject to satisfaction of certain conditions including, but not limited to, (i) no event of default has occurred and is continuing, (ii) regardless of whether such release of the Release Parcel is successfully consummated, the borrowers pay to the lender a processing fee in the amount of $15,000, (iii) the remaining property constitutes a separate tax lot (or the borrowers shall have filed an application for a separate tax lot and the borrower sponsor guarantees the payment of taxes on the Release Parcel pending the final issuance of such separate tax lot), (iv) the borrowers certify to the lender that the remaining property with all easements appurtenant and other permitted encumbrances

A-3-44

Property Type: Retail	Loan #4	Cut-off Date Balance:	$70,000,000
Property Subtype: Regional Mall	Green Acres	Cut-off Date LTV:	54.5%
Address: Valley Stream, NY		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	13.0%

thereto will not, strictly as a result of such transfer, be in violation of certain reciprocal easement agreements, the Walmart Ground Lease (as defined below), the PILOT leases or any then applicable law, statute, rule or regulation and (v) satisfaction of any REMIC release conditions.

A “Release Parcel” is a parcel on the Green Acres Property that is (a) non-income producing and unimproved for tenant occupancy and (b) the release of which does not have any material adverse effect.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None. However, the borrowers are permitted to obtain property assessed clean energy (PACE) or similar loans in an aggregate amount up to $10 million without the consent of the lender.

Letter of Credit. None. However, the borrowers are permitted to deliver a letter of credit in lieu of making monthly deposits into the TI/LC reserve, as described above.

Right of First Offer / Right of First Refusal. None.

Ground Lease. The fee interest in the Walmart Parcel is owned by Walmart, an anchor tenant at the Green Acres Property. Valley Stream, a borrower, owns the leasehold interest in the Walmart Parcel pursuant to a 36-year ground lease, dated as of February 22, 1989 (the “Walmart Ground Lease”), between Walmart, as ground lessor, and Valley Stream, as ground lessee. Valley Stream leased the Walmart Parcel back to Walmart. The term of the Walmart Ground Lease commenced on August 13, 1990 and expires August 12, 2026, with two additional six-year extension options. According to the estoppel delivered by Walmart (the “Ground Lease Estoppel”) and Valley Stream, the base rent under the Walmart Ground Lease is a fixed amount equal to approximately $1,080,000 per annum (approximately $90,000 per month) during the initial term of the Walmart Ground Lease as determined in accordance with the terms of the Walmart Ground Lease and approximately $1,500,000 per annum (approximately $125,000 per month) during the extension terms. In addition, Valley Stream is required to return to Walmart a certain amount of any percentage rents paid by Walmart under the space lease as part of the percentage ground lease rent.

Payment in Lieu of Taxes. Both Green Acres Mall (excluding the Walmart Parcel) and Green Acres Commons benefit from 10-year tax abatements pursuant to respective payment-in-lieu of taxes agreements dated May 1, 2015 (the “PILOT Agreements”), between the borrowers and the Town of Hempstead Industrial Development Agency (the “Hempstead IDA”), which expire on December 31, 2026, with one five-year extension period that requires Hempstead IDA approval. In connection with the PILOT Agreements, the borrowers lease portions of the Green Acres Property (excluding the Walmart Parcel) to the Hempstead IDA pursuant to the master leases, and the Hempstead IDA subleases such portions of the Green Acres Property (excluding the Walmart Parcel) back to the borrowers. Such leases will be terminated upon the termination of the PILOT Agreements. Pursuant to the terms of the PILOT Agreements and the related leases, the borrowers are obligated to, among other things, (i) comply with certain full-time employment commitments and (ii) in exchange for certain exemptions from property taxes on real and personal property, make annual payment-in-lieu of taxes payments for the 2016 through the 2026 tax years. A failure of the borrowers to comply with the PILOT Agreements may result in an early termination of the PILOT Agreements or a return of certain tax benefits received by the borrowers to the Hempstead IDA. Total annual payment-in-lieu of taxes payments payable by the borrowers commenced at $14,140,000 and increased to $15,400,000 during the fourth and fifth tax abatement years, and are equal to $16,300,000 during the second five tax abatement years. According to the appraisal, the borrowers are expected to receive a tax benefit of approximately $15,365,892 in total under the PILOT Agreements in 2023 assuming that the borrowers comply with the terms of the PILOT Agreements and the leases.  Taxes were underwritten to the 2022 actual tax bills for the Green Acres Property, inclusive of the annual payment-in-lieu of taxes payments for 2022. According to the appraisal, if the PILOT documents are not renewed in 2027, the total amount of real estate taxes payable by the borrowers is expected to increase by approximately $17.1 million in 2027.

Terrorism Insurance. The borrowers are required to obtain and maintain an “all risk” property insurance policy that covers acts of terror in an amount equal to the “full replacement cost” of the Green Acres Property, together with business income insurance covering the 24-month period commencing at the time of casualty. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 (as the same has been and may be further modified, amended or extended, “TRIPRA”), is in effect and continues to cover both domestic and foreign acts of terrorism, the provisions of TRIPRA will determine what is deemed to be included within the definition of terrorism coverage. However, if TRIPRA or a subsequent statute, extension or reauthorization is not in effect, the borrowers will not be required to spend on terrorism insurance coverage more than 200% of the insurance premium that would be payable at such time under a stand-alone all risk policy (including property/casualty coverage and loss of rents/business interruption coverage).

A-3-45

Property Type: Office	Loan #5	Cut-off Date Balance:	$70,000,000
Property Subtype: CBD	Orlando Office Portfolio	Cut-off Date LTV:	56.7%
Address: Orlando, FL - Various		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	10.4%

390 North Orange

Citrus Center

One Orlando Centre

A-3-46

Property Type: Office	Loan #5	Cut-off Date Balance:	$70,000,000
Property Subtype: CBD	Orlando Office Portfolio	Cut-off Date LTV:	56.7%
Address: Orlando, FL - Various		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	10.4%

Orlando Office Portfolio
1 390 North Orange Orlando, FL
2 Citrus Center Orlando, FL
3 One Orlando Centre Orlando, FL
Lakeview St.
Lake Concord
424
DoubleTree by Hilton Orlando Downtown
Gateway Center
AMTRAK
SunRail
Courtyard Orlando Downtown
W. Colonial Dr.
E. Colonial Dr.
17
92
50
Lake Dot
Crowne Plaza Orlando - Downtown
Orlando Sentinel Headquarters
N. Orange Ave.
N. Magnolia Ave.
ORANGE COUNTY
W. Concord St.
E. Concord St.
Orange Technical College
Creative Village
Bob Carr Performing Arts Centre
Lynx Central Station
Orange County Courthouse
Broadway Ave.
N. Cathcart Ave.
N. Summerlin Ave.
N. Hyer Ave.
E. Livingston St.
Florida Interactive Entertainment Academy
E. Ridgewood St.
ORLANDO
St. James School
E. Robinson St.
Florida A&M Univ. College of Law
The VUE at Lake Eola
Howard Middle School
EO Inn & Spa
Lake Eola
Lake Eola Park
S. Parramore Ave.
N. Terry Ave.
N. Hughey Ave.
N. Garland Ave.
Regions Bank
Orange Co. Regional History Ctr.
N. Rosalind Ave.
South Eola
US District Court
E. Central Blvd.
Orlando Public Library
UCF Executive Developmental Center
Embassy Suites-Orlando Downtown
Sanctuary Downtown
Exploria Stadium
W. Pine St.
Orlando Police Department
Downtown Orlando
Church Street Market
Chase Plaza
E. Church St.
200 South Orange
Church St
Amway Center
E. Jackson St.
Star Tower
Lake Olive
S. Summerlin Ave.
Shiloh Baptist Church of Orlando
Grand Bohemian Hotel Orlando
S. Rosalind Ave.
E. South St.
Orlando City Hall
Dr. Phillips Center for the Performing Arts
East-West Expwy
CNL Plaza II
CNL Plaza
W. Anderson St.
S. Division Ave.
E. Anderson St.
TOLL 408
The Courtyard at Lake Lucerne
Cherokee School
Lake Lucerne
Lake Ave.
Palmer St.
Sanford
Apopka
Winter Springs
Oviedo
Lake Apopka
Winter Park
Ocoee
Winter Garden
ORLANDO
Kissimmee
Celebration
St. Cloud

A-3-47

No. 5 – Orlando Office Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Original Principal Balance(1):	$70,000,000			Property Type – Subtype:	Office – CBD
Cut-off Date Balance(1):	$70,000,000			Location:	Orlando, FL
% of Initial Pool Balance:	6.8%			Size:	1,029,761 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$131.10
Borrower Sponsor:	Southwest Value Partners Fund XVIII LP			Maturity Date Balance Per SF(1):	$131.10
Guarantor:	Southwest Value Partners Fund XVIII LP			Year Built/Renovated:	Various/Various
Mortgage Rate:	6.8090%			Title Vesting:	Fee
Note Date:	December 30, 2022			Property Manager:	Jones Lang LaSalle Americas, Inc.
Seasoning:	3 months			Current Occupancy (As of):	77.6% (12/9/2022)
Maturity Date:	January 11, 2028			YE 2021 Occupancy:	87.3%
IO Period:	60 months			YE 2020 Occupancy:	87.3%
Loan Term (Original):	60 months			YE 2019 Occupancy:	82.3%
Amortization Term (Original):	NAP			YE 2018 Occupancy:	81.4%
Loan Amortization Type:	Interest Only			As-Is Appraised Value:	$238,000,000
Call Protection(2):	L(27),D(26),O(7)			As-Is Appraised Value Per SF:	$231.12
Lockbox Type:	Hard/In Place Cash Management			As-Is Appraisal Valuation Date:	October 18, 2022
Additional Debt(1):	Yes			Underwriting and Financial Information
Additional Debt Type (Balance)(1):	Pari Passu ($65,000,000)			TTM NOI (9/30/2022):	$14,702,747
				YE 2021 NOI(4):	$14,640,980
				YE 2020 NOI(4):	$12,465,454
				YE 2019 NOI:	$11,611,154
				U/W Revenues:	$28,243,280
				U/W Expenses:	$14,270,710
Escrows and Reserves(3)				U/W NOI:	$13,972,569
	Initial	Monthly	Cap	U/W NCF:	$13,235,368
Tax	$613,008	$306,504	NAP	U/W DSCR based on NOI/NCF(1):	1.50x / 1.42x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	10.4% / 9.8%
Replacement Reserve	$0	$21,453	$772,320	U/W Debt Yield at Maturity based on NOI/NCF(1):	10.4% / 9.8%
TI/LC Reserve	$5,500,000	$128,720	NAP	Cut-off Date LTV Ratio(1):	56.7%
Rent Concession Reserve	$893,664	$0	NAP	LTV Ratio at Maturity(1):	56.7%
Existing TI/LC Reserve	$2,815,696	$0	NAP
Sources and Uses
Sources			Uses
Original Whole Loan Amount(1)	$135,000,000	84.6%	Loan payoff	$144,245,212	90.4%
Borrower Equity	24,513,780	15.4	Upfront Reserves	9,822,368	6.2
			Closing costs	5,446,200	3.4
Total Sources	$159,513,780	100.0%	Total Uses	$159,513,780	100.0%
(1)	The Orlando Office Portfolio Mortgage Loan (as defined below) is part of the Orlando Office Portfolio Whole Loan (as defined below) with an original aggregate principal balance of $135,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the Orlando Office Portfolio Whole Loan.
(2)	At any time after the earlier of (i) February 11, 2026 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Orlando Office Portfolio Whole Loan to be securitized, the borrower has the right to defease the Orlando Office Portfolio Whole Loan in whole or in part, in connection with the release of any of the three properties in the Orlando Office Portfolio Properties (as defined below). See “Partial Release” section.
(3)	See “Escrows” section.
(4)	The increase in NOI from 2020 to 2021 was primarily driven by the large free rent adjustment and lower parking income in 2020, due to the COVID-19 pandemic.

A-3-48

Property Type: Office	Loan #5	Cut-off Date Balance:	$70,000,000
Property Subtype: CBD	Orlando Office Portfolio	Cut-off Date LTV:	56.7%
Address: Orlando, FL - Various		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	10.4%

The Mortgage Loan. The fifth largest mortgage loan (the “Orlando Office Portfolio Mortgage Loan”) is part of a whole loan (the “Orlando Office Portfolio Whole Loan”) secured by first priority fee interests in three office buildings totaling 1,029,761 square feet, located in Orlando, Florida (the “Orlando Office Portfolio Properties”). The Orlando Office Portfolio Whole Loan has an original aggregate principal balance of $135,000,000 and is comprised of two pari passu notes. The Orlando Office Portfolio Mortgage Loan, with an original principal balance of $70,000,000, is evidenced by the non-controlling note A-2. The controlling Note A-1 in the original principal amount of $65,000,000 was contributed to the BANK 2023-BNK45 securitization trust and is serviced under the pooling and servicing agreement for the BANK 2023-BNK45 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Orlando Office Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$65,000,000	$65,000,000	BANK 2023-BNK45	Yes
A-2	$70,000,000	$70,000,000	BANK5 2023-5YR1	No
Total	$135,000,000	$135,000,000

The Borrower and Borrower Sponsor. The borrower is SWVP Orlando Office LLC, a single-purpose, Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Orlando Office Portfolio Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is Southwest Value Partners Fund XVIII LP (“Southwest Value Partners”). Southwest Value Partners is a private real estate investment firm based in San Diego and founded in 1990. The company currently owns and manages more than 30 assets across six investment funds totaling over $3.5 billion in value. The portfolio includes office, hospitality, multifamily, retail, and land in more than 20 markets throughout the United States.

The Property. The Orlando Office Portfolio Properties comprise three, class A office buildings totaling 1,029,761 square feet located in Orlando, Florida. As of December 9, 2022, the portfolio is 77.6% leased to 83 tenants, with no tenant representing more than 4.0% of the net portfolio rentable area. The borrower acquired the Orlando Office Portfolio Properties in December 2017 for approximately $208.1 million, and has continually invested in capital expenditures and tenant improvements since acquisition, including lobby renovations, upgrades to corridors and bathrooms, a complete overhaul of case building mechanics, cosmetic enhancements and the addition of new conference facilities.

390 North Orange

The 390 North Orange Property is a 28-story, Class A office building totaling 416,680 square feet, located in Orlando, Florida (the “390 North Orange Property”). The 390 North Orange Property was built in 1987 and renovated in 2019, and is situated on a 2.93-acre site. Amenities include a variety of dining options, a renovated courtyard, modern fitness and locker room facilities and new conference and training facilities. The 390 North Orange Property includes a 5-story parking garage with 874 parking spaces (2.1 spaces per 1,000 square feet). As of December 9, 2022, the 390 North Orange Property was 74.0% leased to 35 tenants.

One Orlando Centre

The One Orlando Centre Property is a 19-story, Class A office building totaling 353,838 square feet, located in Orlando, Florida (the “One Orlando Centre Property”). The One Orlando Centre Property was built in 1987 and is situated on a 5.67-acre site. Amenities include a variety of dining options, a 6,500 square foot fitness facility, and updated conference center. The One Orlando Centre Property includes an 8-story parking garage with 1,420 parking spaces (4.01 spaces per 1,000 square feet). As of December 9, 2022, the One Orlando Centre Property was 78.5% leased to 26 tenants.

Citrus Center

The Citrus Center Property is an 18-story, Class A office building totaling 259,243 square feet, located in Orlando, Florida (the “Citrus Center Property”). The Citrus Center Property was built in 1971 and renovated in 2019, and is situated on a 2.27-acre site. Amenities include a modern lobby with LED lighting, multiple dining options and The Citrus Club, which offers dining, event, and conference center spaces for its members. The Citrus Club Property includes a built in parking garage on floors 2 through 5 of the building, totaling 748 parking spaces (2.89 spaces per 1,000 square feet). As of December 9, 2022, the Citrus Center Property was 82.2% leased to 22 tenants.

A-3-49

Property Type: Office	Loan #5	Cut-off Date Balance:	$70,000,000
Property Subtype: CBD	Orlando Office Portfolio	Cut-off Date LTV:	56.7%
Address: Orlando, FL - Various		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	10.4%

The following table presents certain information relating to the Orlando Office Portfolio Properties:

Orlando Office Portfolio Property Summary
Property Name / Location	Allocated Whole Loan Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy(1)	Year Built/ Renovated(2)	Net Rentable Area (SF) (1)	As-Is Appraised Value(2)	Allocated Cut-off Date LTV	% of UW NOI
390 North Orange Orlando, FL	$46,357,690	34.3%	74.0%	1987/2019	416,680	$92,000,000	50.4%	34.9%
One Orlando Centre Orlando, FL	$42,647,625	31.6%	78.5%	1987/NAP	353,838	$73,000,000	58.4%	31.8%
Citrus Center Orlando, FL	$45,994,685	34.1%	82.2%	1971/2019	259,243	$73,000,000	63.0%	33.3%
Total/Weighted Average	$135,000,000	100.0%	77.6%		1,029,761	$238,000,000	56.7%	100.0%
(1)	Information based on the underwritten rent roll.
(2)	Source: Appraisals.

Major Tenants.

Quintairos, Prieto, Wood & Boyer, PA (41,106 square feet; 4.0% of net portfolio rentable area; 5.5% of portfolio underwritten base rent). Quintarios, Prieto, Woody & Boyer, PA (“QPWB”) is a full-service business law firm offering various legal services to public and private companies, professionals, entrepreneurs, and individuals. The tenant has 31 offices nationwide. QPWB has been a tenant at the Citrus Center Property since 2006 and most recently expanded into one additional floor in 2018. The tenant’s lease currently expires December 31, 2025. The tenant is subleasing one suite, approximately 15.4% of its space, coterminus with its lease to Brennan Manna & Diamond, PL. QPWB has no remaining renewal options.

TLC Engineering for Architecture (41,012 square feet; 4.0% of net portfolio rentable area; 5.5% of portfolio underwritten base rent): TLC Engineering for Architecture (“TLC”) is a multifaceted engineering firm with 19 offices across 10 states. The company employs more than 450+ people including professional engineers, LEED-accredited professionals, ACG-registered commissioning authorities, and specialists in acoustics, energy management, and technology. TLC has been a tenant at the Citrus Center Property since 2006 and most recently expanded in 2018 and renewed its existing space in 2019 through October 31, 2029. The tenant has no remaining renewal options.

Nelson Mullins Riley & Scarborough, LLP (40,535 square feet; 3.9% of net portfolio rentable area; 5.2% of portfolio underwritten base rent): Nelson Mullins Riley & Scarborough, LLP (“Nelson Mullins”) is a diversified law firm with more than 1,000 attorneys. The firm has 31 offices across 15 states and serves clients in more than 100 practice areas. Nelson Mullins has been a tenant at the 390 North Orange Property since 1992. The tenant most recently renewed its lease in 2019 through October 31, 2029. The tenant has one, five-year renewal option remaining, and has a one-time right to terminate between 5,000 to10,000 square feet with 180 days’ notice and payment of a termination fee.

A-3-50

Property Type: Office	Loan #5	Cut-off Date Balance:	$70,000,000
Property Subtype: CBD	Orlando Office Portfolio	Cut-off Date LTV:	56.7%
Address: Orlando, FL - Various		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	10.4%

The following table presents certain information relating to the tenancy at the Orlando Office Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Quintairos, Prieto, Wood & Boyer, PA(3)	NR/NR/NR	41,106	4.0%	$31.10	$1,278,516	5.5%	12/31/2025	N	N
TLC Engineering for Architecture	NR/NR/NR	41,012	4.0%	$31.11	$1,275,883	5.5%	10/31/2029	N	N
Nelson Mullins Riley & Scarborough, LLP	NR/NR/NR	40,535	3.9%	$29.83	$1,209,159	5.2%	10/31/2029	1, 5-year	Y(4)
Adventist Health System	NR/NR/NR	39,758	3.9%	$28.96	$1,151,392	4.9%	9/30/2025	N	N
GSA	AAA/Aaa/AA+	34,669	3.4%	$32.61	$1,130,539	4.8%	Various(5)	N	Y(5)
Wells Fargo Bank, NA	NR/A1/BBB+	32,391	3.1%	$28.50	$923,144	4.0%	12/31/2027	2, 5-year	N
The Citrus Club	NR/NR/NR	28,405	2.8%	$21.74	$617,578	2.6%	10/31/2024	N	N
Dewberry Engineers	NR/NR/NR	24,584	2.4%	$28.88	$710,066	3.0%	6/30/2027	N	N
Wicker Smith O’Hara McCoy & Ford, PA	NR/NR/NR	24,325	2.4%	$31.49	$765,978	3.3%	9/30/2026	N	N
		306,785	29.8%	$29.54	$9,062,254	38.8%

Non-Major Tenants		492,397	47.8%	$29.00	$14,278,865	61.2%

Occupied Collateral Total		799,182	77.6%	$29.21	$23,341,120	100.0%

Vacant Space		230,579	22.4%

Collateral Total		1,029,761	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	The Annual U/W Base Rent and Annual U/W Base Rent PSF represents rent steps through January 2024 and the straight-line average rent for Wells Fargo Bank NA, GSA, and State Farm Mutual Auto Insurance Company, which are credit tenants.
(3)	Tenant is subleasing 6,316 square feet through December 31, 2025 to Brennan Manna & Diamond, PL. The subleased space is underwritten at the tenant’s prime rate.
(4)	Tenant has the one-time right to reduce premises by between 5,000 to 10,000 square feet with 180 days’ notice and with payment of a termination fee.
(5)	Tenant has three suites, a 16,639 square foot space with a lease expiration of June 30, 2038, a 12,341 square foot space with a lease expiration of October 31, 2033, and a 5,689 square foot space with a lease expiration of June 30, 2028. The tenant may terminate the 16,639 square foot after the 10-year firm term, which is June 30, 2033.
A-3-51

Property Type: Office	Loan #5	Cut-off Date Balance:	$70,000,000
Property Subtype: CBD	Orlando Office Portfolio	Cut-off Date LTV:	56.7%
Address: Orlando, FL - Various		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	10.4%

The following table presents certain information relating to the lease rollover schedule at the Orlando Office Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	1	1,107	0.1%	1,107	0.1%	$39,053	0.2%	$35.28
2023	11	56,699	5.5%	57,806	5.6%	$1,693,580	7.3%	$29.87
2024	19	97,051	9.4%	154,857	15.0%	$2,799,949	12.0%	$28.85
2025	21	153,258	14.9%	308,115	29.9%	$4,597,359	19.7%	$30.00
2026	13	90,062	8.7%	398,177	38.7%	$2,759,952	11.8%	$30.65
2027	14	93,281	9.1%	491,458	47.7%	$2,759,274	11.8%	$29.58
2028	10	59,698	5.8%	551,156	53.5%	$1,718,931	7.4%	$28.79
2029	14	124,532	12.1%	675,688	65.6%	$3,794,420	16.3%	$30.47
2030	5	48,119	4.7%	723,807	70.3%	$1,408,964	6.0%	$29.28
2031	0	0	0.0%	723,807	70.3%	$0	0.0%	$0.00
2032	1	11,773	1.1%	735,580	71.4%	$376,265	1.6%	$31.96
2033 & Beyond(3)	13	63,602	6.2%	799,182	77.6%	$1,393,374	6.0%	$21.91
Vacant	0	230,579	22.4%	1,029,761	100.0%	$0	0.0%	$0.00
Total/Weighted Average	122	1,029,761	100.0%			$23,341,120	100.0%	$29.21
(1)	Information obtained from the underwritten rent roll.
(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF does not include vacant space.
(3)	Includes 20,665 square feet of space attributed to conference center, training facility, fitness center, parking office, management office, and maintenance shop space that has no lease expiration date.

The following table presents historical occupancy percentages at the Orlando Office Portfolio Properties:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	12/9/2022(2)
81.4%	82.3%	87.3%	87.3%	77.6%
(1)	Information obtained from a third party research provider.
(2)	Information obtained from the underwritten rent roll.
A-3-52

Property Type: Office	Loan #5	Cut-off Date Balance:	$70,000,000
Property Subtype: CBD	Orlando Office Portfolio	Cut-off Date LTV:	56.7%
Address: Orlando, FL - Various		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	10.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Orlando Office Portfolio Properties:

Cash Flow Analysis

	2019	2020	2021	TTM 9/30/2022	U/W	%(1)	U/W $ per SF
Base Rent(2)	$22,482,471	$23,866,270	$25,187,817	$24,771,949	$23,341,120	65.7%	$22.67
Grossed Up Vacant Space	0	0	0	0	7,259,750	20.4	7.05
Gross Potential Rent	$22,482,471	$23,866,270	$25,187,817	$24,771,949	$30,600,870	86.2%	$29.72
Other Income(3)	2,988,760	2,590,198	2,809,444	3,220,269	3,686,487(4)	10.4	3.58
Percentage Rent	0	1,646	28,436	12,777	58,342	0.2	0.06
Less: Free Rent Adjustment	(1,766,433)	(2,235,034)	(1,358,549)	(857,001)	0	0.0	0.00
Total Recoveries	591,070	1,122,396	1,267,002	1,458,390	1,157,331	3.3	1.12
Net Rental Income	$24,295,867	$25,345,477	$27,934,149	$28,606,383	$35,503,030	100.0%	$34.48
(Vacancy & Credit Loss)	0	0	0	0	(7,259,750)	(23.7)	(7.05)
Effective Gross Income	$24,295,867	$25,345,477	$27,934,149	$28,606,383	$28,243,280	79.6%	$27.43

Real Estate Taxes	$3,399,966	$3,414,581	$3,347,379	$3,351,192	$3,502,903	12.4%	$3.40
Insurance	801,937	958,945	1,036,609	1,131,563	1,284,153	4.5	1.25
Management Fee	310,379	342,712	780,873	784,525	847,298	3.0	0.82
Other Operating Expenses	8,172,432	8,163,785	8,128,307	8,636,356	8,636,356	30.6	8.39
Total Operating Expenses	$12,684,714	$12,880,023	$13,293,169	$13,903,637	$14,270,710	50.5%	$ 13.86

Net Operating Income	$11,611,154	$12,465,454(5)	$14,640,980(5)	$14,702,747	$13,972,569	49.5%	$13.57
Replacement Reserves	0	0	0	0	257,440	0.9	0.25
TI/LC	0	0	0	0	479,761(6)	1.7	0.47
Net Cash Flow	$11,611,154	$12,465,454	$14,640,980	$14,702,747	$13,235,368	46.9%	$12.85

NOI DSCR(7)	1.25x	1.34x	1.57x	1.58x	1.50x
NCF DSCR(7)	1.25x	1.34x	1.57x	1.58x	1.42x
NOI Debt Yield(7)	8.6%	9.2%	10.8%	10.9%	10.4%
NCF Debt Yield(7)	8.6%	9.2%	10.8%	10.9%	9.8%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	U/W Base Rent represents rent steps through January 2024 and the straight-line average rent for Wells Fargo Bank NA, GSA, and State Farm Mutual Auto Insurance Company, which are credit tenants.

(3)       Other Income includes primarily parking income, as well as sign rental, antenna, storage, and telecom income.

(4)	U/W Other Income includes $300,000 from a 20-year digital billboard lease that has not yet commenced. The lease has an outside start date of March 31, 2023 with no termination options.
(5)	The increase in NOI from 2020 to 2021 was primarily driven by the large free rent adjustment and lower parking income in 2020, due to the COVID-19 pandemic.
(6)	This includes a $550,000 deduction for the upfront TI/LC reserve.
(7)	Debt service coverage ratios and debt yields are based on the Orlando Office Portfolio Whole Loan.

Appraisal. The appraisals concluded to an “as-is” Appraised Value for the Orlando Office Portfolio Properties of $238,000,000 as of October 18, 2022. The appraisals also provided an “upon stabilization” appraised value of $261,500,000.

Environmental Matters. According to the Phase I environmental site assessments for the 390 North Orange Property and the One Orlando Centre Property dated October 21, 2022, there was no evidence of any recognized environmental conditions at either property.

The Phase I environmental site assessment for the Citrus Center Property dated October 21, 2022, identified a recognized environmental condition (“REC”) associated with a former and existing 1,000-gallon underground storage tank containing diesel fuel. No information was available in the regulatory file regarding the former UST, which was removed in 1987. The current UST is double-walled fiberglass with leak detection. Based on the age of the current UST and the potential for unreported discharges, the Phase I ESA consultant deemed this condition a REC. The Phase I ESA consultant provided an opinion of probable cost with a 90% confidence interval that the total cost for potential remediation had an upper-end limit of $584,430. In lieu of obtaining a Phase II ESA, lender required a $3,000,000 premises environmental liability-commercial lender- type environmental insurance policy with a $3,000,000 sublimit per claim with an 8-year policy term (3 years past the loan term). See "Description of the Mortgage Pool-Environmental Considerations" in the Prospectus.

A-3-53

Property Type: Office	Loan #5	Cut-off Date Balance:	$70,000,000
Property Subtype: CBD	Orlando Office Portfolio	Cut-off Date LTV:	56.7%
Address: Orlando, FL - Various		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	10.4%

Market Overview and Competition. The Orlando Office Portfolio Properties are all located in downtown Orlando, Florida, within 1.5 miles of each other. Each property is located directly east of I-4, a major north south thoroughfare providing access throughout the region. Additionally, the Orlando Office Portfolio Properties are located approximately 20.6 miles northwest of the Orlando International Airport. The Orlando Office Portfolio Properties are located within the central business district comprising a mix of residential and commercial uses. Downtown Orlando is home to Creative Village, a 68-acre mixed-use urban innovation district which at full buildout represents more than $2 billion of new developments including 900,000 square feet of office/creative space, 800,000 square feet of higher education space, 100,000 square feet of retail, 2,000 units of residential, 1,500 student housing beds and 225 hotel rooms. Additionally, downtown Orlando includes the Amway Center, and the Orlando Magic’s future $200 million mixed-use Sports & Entertainment District. Other major demand generators for Orlando include Walt Disney World Resort and Universal Studios Florida, located approximately 16.6 miles and 10.8 miles, respectively from the Orlando Office Portfolio Properties. Orlando is also home to the Orange County Convention Center, the second-largest convention facility in the United States.

According to the appraisal, the estimated 2022 population within a one, three and five-mile radius of the 390 North Orange Property was approximately 21,920, 100,850, and 300,914, respectively and the estimated 2022 average household income within the same radii was approximately $100,792, $104,003, and $91,727, respectively. Given the close proximity of each property, this is representative of each property in the Orlando Office Portfolio Properties.

According to the appraisal, all three properties in the Orlando Office Portfolio Properties are situated within the downtown Orlando office submarket within the greater Orlando office market. As of the third quarter of 2022, the submarket reported a total inventory of approximately 13.2 million square feet with a 9.4% vacancy rate and an average asking rent of $27.94 per square foot, gross.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Orlando Office Portfolio Properties:

Market Rent Summary(1)

	390 North Orange		One Orlando Centre Citrus Center
	Office	Retail	Office	Retail	Office	Retail
Market Rent (PSF)	$31.50	$27.00	$30.00	$25.00	$31.00	$28.00
Lease Term (Years)	5	5	5	5	5	5
Lease Type	FS w/base stop	NNN	FS w/base stop	NNN	FS w/base stop	NNN
Rent Increase Projection	3% per annum	3% per annum	3% per annum	3% per annum	3% per annum	3% per annum
Tenant Improvements (New)	$30 PSF	$10 PSF	$30 PSF	$10 PSF	$30 PSF	$10 PSF
Leasing Commissions (New)	6.0%	6.0%	6.0%	6.0%	6.0%	6.0%
Free Rent (New)	5 mths	2 mths	5 mths	2 mths	5 mths	2 mths
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Orlando Office Portfolio Properties identified by the appraisal:

Comparable Sales(1)

Property Name	Location	Year Built/ Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price (PSF)
Wells Fargo Center Tampa 100 South Ashley Drive	Tampa, FL	1985 / 1993	393,649	90%	Aug-2022	$305
20 North Orange 20 North Orange Avenue	Orlando, FL	1983 / 2019	279,780	86%	May-2021	$224
GAI Building 618 East South Street	Orlando, FL	2011 / NAP	106,966	100%	Mar-2022	$304
Florida Blue Tower 2203 North Lois Avenue	Tampa, FL	1985 / 2019	241,124	82%	Oct-2021	$231
Two Harbour Place 302 Knights Run Avenue	Tampa, FL	1998 / NAP	188,101	91%	Jun-2021	$300

(1)       Information obtained from the appraisal.

A-3-54

Property Type: Office	Loan #5	Cut-off Date Balance:	$70,000,000
Property Subtype: CBD	Orlando Office Portfolio	Cut-off Date LTV:	56.7%
Address: Orlando, FL - Various		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	10.4%

Escrows.

Taxes – The loan documents require an upfront deposit of $613,008 and ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially estimated at $306,504 monthly.

Insurance – The loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof.

Notwithstanding the above, the borrower’s obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing, (ii) the insurance policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the lender is provided with paid receipts for the payment of the insurance premiums no later than ten business days prior to the expiration dates of said policies.

Replacement Reserve – The loan documents require an ongoing monthly replacement reserve deposit of $21,453, capped at $772,320, as long as there is no event of default and the Orlando Office Portfolio Properties are being adequately maintained.

TI/LC Reserve – The loan documents require an upfront deposit of $5,500,000 and an ongoing monthly TI/LC reserve deposit of $128,720.

Rent Concession Reserve – The loan documents require an upfront deposit of $893,664, which represents the amount of future rent credits or abatements under existing leases at the Orlando Office Portfolio Properties.

Existing TI/LC Reserve – The loan documents require an upfront deposit of $2,815,696, which represents the leasing commissions and tenant improvements payable by the borrower under existing leases at the Orlando Office Portfolio Properties.

Lockbox and Cash Management. The Orlando Office Portfolio Whole Loan is structured with a hard lockbox and in-place cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within one business day after receipt. Periodically, funds in the lockbox will be transferred into the cash management account, to be applied in accordance with the cash flow waterfall required in the cash management agreement. If no Cash Trap Event Period (as defined below) exists, after satisfaction of the cash flow waterfall, all excess cash flow will be disbursed to the borrower. During the continuance of a Cash Trap Event Period, excess cash flow will be held by the lender as additional collateral.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default; or
(ii)	the net cash flow debt service coverage ratio is below 1.15x (based on interest only), tested quarterly.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; and
●	with regard to clause (ii), the net cash flow debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters.

Property Management. The Orlando Office Portfolio Properties are managed by Jones Lang LaSalle Americas, Inc.

Partial Release. From and after the prepayment lockout date, in connection with a bona fide sale to an unaffiliated third party, the borrower may obtain the release of one of the three properties that make up the Orlando Office Portfolio Properties, provided the following conditions, among others, are satisfied: (i) no event of default is continuing; and (ii) defeasance of the greatest of (a) 100% of the net proceeds of the sale, (b) 110% of the allocated loan amount, (c) an amount that would result in the debt service coverage ratio following the release being no less than the greater of 1.42x and the debt service coverage ratio immediately prior to the release, (d) an amount that would result in the debt yield following the release being no less than the greater of 9.8% and the debt yield immediately prior to the release, (e) an amount that would result in the loan to value ratio being not more than the lesser of 56.7% or the loan to value ratio prior to release, and (f) such greater amount as may be required to maintain REMIC requirements.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Orlando Office Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-55

Property Type: Various	Loan #6	Cut-off Date Balance:	$65,000,000
Property Subtype: Various	Seminole Trail Portfolio	Cut-off Date LTV:	59.2%
Address: Various, VA - Various		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	10.9%

Liberty Plaza I

Glen Forest

Commonwealth

Suez

Technology Pointe I & II

Westerre III

Rowe Plaza

Innsbrook Commons

Westerre IV

Westgate II

A-3-56

Property Type: Various	Loan #6	Cut-off Date Balance:	$65,000,000
Property Subtype: Various	Seminole Trail Portfolio	Cut-off Date LTV:	59.2%
Address: Various, VA - Various		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	10.9%

Seminole Trail Portfolio
1 Technology Pointe I & II Glen Allen, VA
2 Westerre III Richmond, VA
3 Rowe Plaza Glen Allen, VA
4 Liberty Plaza I Glen Allen, VA
5 Westerre IV Richmond, VA
6 Glen Forest Richmond, VA
7 Innsbrook Commons Glen Allen, VA
8 Westgate II Richmond, VA
9 Commonwealth Glen Allen, VA
10 Suez Glen Allen, VA
The Dominion Club Golf Course
Tyson Foods Inc.
HANOVER COUNTY
ROYAL STONE QUARRY
Pouncey Tract Rd
Nuckols Rd
Shady Grove Rd
Gayton Rd
Capital One Bank
Liberty Plaza II
Echo Lake Park
Gen. Sheppard Crump Memorial Park
Mountain Rd
Glen Allen
Markel Corp.
Cox Rd
Craigs Mill Dr
Staples Mill Rd
AMTRAK
West Broad Marketplace
Downtown Short Pump
Short Pump Town Center
Wells Fargo Corp. Campus
Short Pump
Short Pump Village
Short Pump Crossing Shopping Ctr.
West Broad Village
Innsbrook Shoppes
W. Broad St
Hungary Rd
Three Chopt Rd
McKesson Medical-Surgical
Westpark Shopping Center
Tuckernuck Square
Staples Mill Plaza
Laurel
Parham Doctors' Hospital
West Broad Commons
Lauderdale Dr
Church Rd
Deep Run Park
Gaskins Rd
Westland Shopping Center
Hungary Spring Rd
Merchants Walk Shopping Center
Ridgefield Pkwy
HENRICO COUNTY
Parham Rd
RICHMOND-STAPLES MILL
Glenside Dr
John Rolfe Pkwy
Pump Rd
Dumbarton
Gayton Rd
Gayton Crossing
Parham Plaza
Three Chopt Rd
Miller Group USA
Henrico Doctors' Hospital
Ridge Shopping Center
Regency Square
Tuckahoe
Richmond Intl. Airport 14 miles
Monument Ave
Patterson Ave
W. Broad St
Ridge Rd
Forest Ave
E. Claiborne Robins Stadium
Bon Secours St Mary's Hospital
The Shops at Willow Lawn
University of Richmond
Country Club of Virginia
River Road Shopping Center
West End
Downtown Richmond 5 miles
James River
RICHMOND
PITTSBURGH
PENNSYLVANIA
OHIO
WEST VIRGINIA
BALTIMORE
WASHINGTON, DC
Arlington
MARYLAND
VIRGINIA
Richmond
Charleston
Charlottesville
Fredericksburg
Lynchburg
Roanoke
NORFOLK
VIRGINIA BEACH
NORTH CAROLINA
WINSTON-SALEM
GREENSBORO
DURHAM
RALEIGH

A-3-57

No. 6 – Seminole Trail Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$65,000,000			Property Type – Subtype:	Various - Various
Cut-off Date Balance:	$65,000,000			Location(2):	Various, VA
% of Initial Pool Balance:	6.3%			Size(2):	723,103 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$89.89
Borrower Sponsors:	Richard Bruce Hewitt and Mary Cynthia Hewitt			Maturity Date Balance Per SF:	$89.89
Guarantors:	Richard Bruce Hewitt and Mary Cynthia Hewitt			Year Built/Renovated(2):	Various/NAP
Mortgage Rate:	6.6950%			Title Vesting:	Fee
Note Date:	December 19, 2022			Property Manager:	Commonwealth Commercial Partners, LLC
Seasoning:	3 months			Current Occupancy (As of):	74.8% (12/1/2022)
Maturity Date:	January 1, 2028			YE 2021 Occupancy:	81.6%
IO Period:	60 months			YE 2020 Occupancy:	86.5%
Loan Term (Original):	60 months			YE 2019 Occupancy:	89.4%
Amortization Term (Original):	NAP			As-Is Appraised Value:	$109,890,000
Loan Amortization Type:	Interest Only			As-Is Appraised Value Per SF:	$151.97
Call Protection:	L(27),D(28),O(5)			As-Is Appraisal Valuation Date:	July 25, 2022
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			Underwriting and Financial Information
Additional Debt Type (Balance):	NAP			TTM NOI (8/31/2022):	$7,746,854
				YE 2021 NOI:	$7,987,631
				YE 2020 NOI:	$8,224,320
				YE 2019 NOI:	$8,298,692
				U/W Revenues:	$11,688,928
				U/W Expenses:	$4,619,723
Escrows and Reserves(1)				U/W NOI:	$7,069,205
	Initial	Monthly	Cap	U/W NCF:	$6,440,666
Taxes	$133,674	$66,837	NAP	U/W DSCR based on NOI/NCF:	1.60x / 1.46x
Insurance	$9,337	$9,337	NAP	U/W Debt Yield based on NOI/NCF:	10.9% / 9.9%
Replacement Reserve	$0	$12,052	$289,241	U/W Debt Yield at Maturity based on NOI/NCF:	10.9% / 9.9%
Rollover Reserve	$1,400,000	Springing	$1,400,000	Cut-off Date LTV Ratio:	59.2%
Deferred Maintenance	$194,094	$0	NAP	LTV Ratio at Maturity:	59.2%
Outstanding Tenant Allowance Funds	$607,019	$0	NAP
Sources and Uses
Sources			Uses
Original Loan Amount	$65,000,000	52.2%	Purchase Price	$118,949,232	95.5%
Sponsor Equity	59,529,204	47.8	Upfront reserves	2,344,123	1.9
			Closing costs	3,235,849	2.6
Total Sources	$124,529,204	100.0%	Total Uses	$124,529,204	100.0%
(1)	See “Escrows” section below for further discussion of reserve requirements.
(2)	See “The Properties” section below.

The Mortgage Loan. The sixth largest mortgage loan (the “Seminole Trail Portfolio Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $65,000,000 and secured by the fee interests in nine office properties and one industrial property, each located in Virginia (the “Seminole Trail Portfolio Properties”).

The Borrower and Borrower Sponsors. The borrower is Innsbrook, LLC, a Delaware limited liability company structured with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Seminole Trail Portfolio Mortgage Loan. The borrower sponsors and nonrecourse carve-out guarantors of the Seminole Trail Portfolio Mortgage Loan are Richard Bruce Hewitt and Mary Cynthia Hewitt. The borrower is wholly owned by Brookfield Garden Apartments, LLC, a Virginia limited liability company. Brookfield Garden Apartments, LLC is owned by The Richard B. Hewitt revocable trust dated September 6, 2007 (75%) and The Mary Cynthia Hewitt revocable trust dated September 6, 2007 (25%), with Richard Bruce Hewitt and Mary Cynthia Hewitt serving as the grantors of the trusts, respectively. Richard Bruce Hewitt and Mary Cynthia Hewitt currently

A-3-58

Property Type: Various	Loan #6	Cut-off Date Balance:	$65,000,000
Property Subtype: Various	Seminole Trail Portfolio	Cut-off Date LTV:	59.2%
Address: Various, VA - Various		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	10.9%

hold a real estate portfolio comprised of 24 multifamily developments with over 6,500 units and approximately 1.0 million square feet of office, retail, warehouse and lab space.

The Properties. The Seminole Trail Portfolio Properties comprise nine office properties and one industrial property, each located in Virginia, that collectively total 723,103 square feet. The Seminole Trail Portfolio Properties were constructed between 1984 and 2009 and as of December 1, 2022 were 74.8% leased to 71 tenants across varying industries including finance, healthcare, industrial equipment, legal and real estate. The Seminole Trail Portfolio Properties have averaged 85.3% occupancy since 2017. The largest tenant at the Seminole Trail Portfolio Properties is Patient First Corporation, which accounts for 12.2% of the total portfolio square footage and 10.4% of the total portfolio underwritten base rent and has been in place for nearly 27 years, having originally taken occupancy in 1996. Besides Patient First Corporation, no other tenant accounts for more than 5.8% of the total portfolio square footage or 9.4% of the total portfolio underwritten base rent. The Seminole Trail Portfolio Properties range in size from 44,089 square feet to 112,230 square feet and comprise ten, 1- to 4-story buildings. The Seminole Trail Portfolio Properties have a weighted average parking ratio of 4.6 spaces per 1,000 square feet of rentable area with individual properties ranging from 3.1 to 7.0 spaces per 1,000 square feet of rentable area (see table below).

The following tables present certain information relating to the Seminole Trail Portfolio Properties:

Property Name Property Address	Allocated Loan Amount	% of ALA	Appraised Value	Year Built	Occ. %	Property Type	Total SF	% of Portfolio SF	Acres	# of Parking Spaces
Technology Pointe I & II 5000-5500 Cox Road Glen Allen, VA	$11,061,061	17.0%	$18,700,000	1995/1998	100.0%	Industrial	112,230	15.5%	7.50	427
Westerre III 3900 Westerre Parkway Richmond, VA	$7,098,007	10.9%	$12,000,000	2007	82.3%	Office	76,128	10.5%	4.08	236
Rowe Plaza 4510 Cox Road Glen Allen, VA	$7,015,197	10.8%	$11,900,000	1990	52.4%	Office	72,655	10.0%	5.71	321
Liberty Plaza I 4801 Cox Road Glen Allen, VA	$6,944,217	10.7%	$11,700,000	1998	39.8%	Office	80,397	11.1%	6.61	410
Westerre IV 3901 Westerre Parkway Richmond, VA	$6,920,557	10.6%	$11,700,000	2009	95.4%	Office	78,120	10.8%	4.82	350
Glen Forest 7130 Glen Forest Drive Richmond, VA	$6,388,206	9.8%	$10,800,000	1985	75.3%	Office	80,323	11.1%	4.67	326
Innsbrook Commons 4121 Cox Road Glen Allen, VA	$5,382,655	8.3%	$9,100,000	1986	73.4%	Office	60,169	8.3%	6.17	304
Westgate II 200 Westgate Parkway Richmond, VA	$4,909,455	7.6%	$8,300,000	2002	83.0%	Office	60,266	8.3%	7.26	422
Commonwealth 4198 Cox Road Glen Allen, VA	$4,684,685	7.2%	$7,920,000	1984	88.5%	Office	44,089	6.1%	4.61	241
Suez 4880 Cox Road Glen Allen, VA	$4,595,960	7.1%	$7,770,000	1995	47.5%	Office	58,726	8.1%	5.60	309
Total/Wtd. Avg.	$65,000,000	100.0%	$109,890,000		74.8%		723,103	100.0%	57.03	3,346

A-3-59

Property Type: Various	Loan #6	Cut-off Date Balance:	$65,000,000
Property Subtype: Various	Seminole Trail Portfolio	Cut-off Date LTV:	59.2%
Address: Various, VA - Various		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	10.9%
Property Name	Total SF	# of Tenants	Largest Tenant At Property	Lease Expiration	Largest Tenant SF	% of Portfolio SF	Annual UW Base Rent	% of UW Portfolio Base Rent	Renewal Options
Technology Pointe I & II	112,230	4	Patient First Corporation(1)	9/30/2026	88,535	12.2%	$1,098,847	10.4%	1, 5-Year
Westerre III	76,128	7	James A. Scott & Son, Inc.	2/28/2030	25,905	3.6%	$595,404	5.6%	2, 5-Year
Rowe Plaza	72,655	13	EdgeMark Partners, Inc.	6/30/2026	5,353	0.7%	$110,968	1.1%	None
Liberty Plaza I	80,397	11	Atlantic Financial Group, LLC	5/31/2025	5,836	0.8%	$138,703	1.3%	2, 3-Year
Westerre IV	78,120	7	John F. Van Der Hyde & Assoc.(2)	11/30/2025	40,997	5.7%	$690,231	6.5%	2, 5-Year
Glen Forest	80,323	9	Fidelity National Title Insurance	8/31/2024	18,607	2.6%	$418,068	4.0%	1, 5-Year
Innsbrook Commons	60,169	2	Tessellate, LLC	6/30/2024	42,145	5.8%	$988,554	9.4%	None
Westgate II	60,266	8	Progressive Casualty Ins Co	2/29/2024	20,049	2.8%	$428,247	4.1%	1, 3-Year
Commonwealth	44,089	8	Commonwealth Commercial Partners, LLC(3)	9/30/2023	20,724	2.9%	$326,589	3.1%	2, 3-Year
Suez	58,726	2	SUEZ Treatment Solutions	8/31/2026	25,417	3.5%	$619,145	5.9%	2, 5-Year
(1)	Patient First Corporation has the right to terminate its lease if the parties are unable to agree to an expansion space lease following the tenant's request for such an expansion space lease.
(2)	John F. Van Der Hyde & Assoc. has the right to terminate its lease as to up to 20% of its space effective November 30, 2023 upon not less than 9 months' notice and payment of a termination fee.
(3)	Commonwealth Commercial Partners, LLC is the property manager at the Seminole Trail Portfolio Properties. Commonwealth Commercial Partners, LLC has the right to terminate its lease (i) if the landlord sells the leased building to a third party, upon notice given not later than the 10th business day following receipt of notice from the landlord of such sale, effective as of a date selected by the tenant not later than 180 days following the date of such sale, without payment of a termination fee, and (ii) if the agreement pursuant to which the tenant and an affiliate manage the tenant’s building and other properties owned by the landlord is terminated or modified to reduce the managed properties by more than 50% (measured by either number of properties or total portfolio area) of the properties managed as of the date of the lease, upon notice given not later than the 10th business day following the effective date of such termination.

The following table presents certain information relating to the tenancy at the Seminole Trail Portfolio Properties:

Major Tenants

Tenant Name (Property)	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of Portfolio NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Portfolio Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Patient First Corporation (Technology Pointe I & II)	NR/NR/NR	88,535	12.2%	$12.41	$1,098,847	10.4%	9/30/2026	1, 5-year	N(3)
Tessellate, LLC (Innsbrook Commons)	NR/NR/NR	42,145	5.8%	$23.46	$988,554	9.4%	6/30/2024	None	N
John F. Van Der Hyde & Assoc. (Westerre IV)	NR/NR/NR	40,997	5.7%	$16.84	$690,231	6.5%	11/30/2025	2, 5-year	Y(4)
SUEZ Treatment Solutions (Suez)	NR/NR/NR	25,417	3.5%	$24.36	$619,145	5.9%	8/31/2026	2, 5-year	N
James A. Scott & Son, Inc. (Westerre III)	NR/NR/NR	25,905	3.6%	$22.98	$595,404	5.6%	2/28/2030	2, 5-year	N
Total Major Tenants		222,999	30.8%	$17.90	$3,992,182	37.8%

Non-Major Tenant		318,035	44.0%	$20.64	$6,563,012	62.2%

Occupied Collateral Total		541,034	74.8%	$19.51	$10,555,194	100.0%

Vacant Space		182,069	25.2%

Collateral Total		723,103	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through July 2023 totaling $372,826.
(3)	No non-contingent termination options. Patient First Corporation has the right to terminate its lease if the parties are unable to agree to an expansion space lease following the tenant's request for such an expansion space lease.
(4)	John F. Van Der Hyde & Assoc. has the right to terminate its lease as to up to 20% of its space effective November 30, 2023 upon not less than 9 months' notice and payment of a termination fee.
A-3-60

Property Type: Various	Loan #6	Cut-off Date Balance:	$65,000,000
Property Subtype: Various	Seminole Trail Portfolio	Cut-off Date LTV:	59.2%
Address: Various, VA - Various		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	10.9%

The following table presents certain information relating to the lease rollover schedule at the Seminole Trail Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	7	40,943	5.7%	40,943	5.7%	$695,331	6.6%	$16.98
2024	21	154,619	21.4%	195,562	27.0%	$3,384,068	32.1%	$21.89
2025	17	105,413	14.6%	300,975	41.6%	$2,054,928	19.5%	$19.49
2026	16	173,244	24.0%	474,219	65.6%	$3,031,412	28.7%	$17.50
2027	4	20,907	2.9%	495,126	68.5%	$438,349	4.2%	$20.97
2028	3	8,817	1.2%	503,943	69.7%	$203,583	1.9%	$23.09
2029	0	0	0.0%	503943	69.7%	$0	0.0%	$0.00
2030	1	25,905	3.6%	529,848	73.3%	$595,404	5.6%	$22.98
2031	0	0	0.0%	529848	73.3%	$0	0.0%	$0.00
2032	1	9,576	1.3%	539,424	74.6%	$115,894	1.1%	$12.10
2033	1	1,610	0.2%	541,034	74.8%	$36,225	0.3%	$22.50
Thereafter	0	0	0.0%	541034	74.8%	$0	0.0%	$0.00
Vacant	0	182,069	25.2%	723,103	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.(3)	71	723,103	100.0%			$10,555,194	100.0%	$19.51
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Wtd. Avg. Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Seminole Trail Portfolio Properties:

Historical Occupancy(1)

12/31/2017	12/31/2018	12/31/2019	12/31/2020	12/31/2021	12/1/2022(2)
88.6%	90.6%	89.4%	86.5%	81.6%	74.8%
(1)	Information obtained from rent roll.
(2)	Information obtained from the underwritten rent roll.

A-3-61

Property Type: Various	Loan #6	Cut-off Date Balance:	$65,000,000
Property Subtype: Various	Seminole Trail Portfolio	Cut-off Date LTV:	59.2%
Address: Various, VA - Various		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	10.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Seminole Trail Portfolio Properties:

Cash Flow Analysis

	2018	2019	2020	2021	TTM (8/31/2022)	U/W	%(1)	U/W $ per SF
Base Rent	$10,818,734	$10,947,057	$11,251,975	$11,320,064	$10,897,882	$10,182,368	64.4%	$14.08
Contractual Rent Steps(2)	0	0	0	0	0	372,826	2.4	0.52
Grossed Up Vacant Space	0	0	0	0	0	4,132,955	26.1	5.72
Gross Potential Rent	$10,818,734	$10,947,057	$11,251,975	$11,320,064	$10,897,882	$14,688,149	92.8%	$20.31
Other Income	68,372	15,314	76,558	8,133	70,943	16,066	0.1	0.02
Total Recoveries	1,694,165	1,935,661	1,494,243	1,226,678	1,409,741	1,117,669	7.1	1.55
Net Rental Income	$12,581,271	$12,898,032	$12,822,776	$12,554,875	$12,378,566	$15,821,883	100.0%	$21.88
(Vacancy & Credit Loss)	0	0	0	0	0	(4,132,955)	(28.1)	(5.72)
Effective Gross Income	$12,581,271	$12,898,032	$12,822,776	$12,554,875	$12,378,566	$11,688,928	73.9%	$16.16

Real Estate Taxes	$748,434	$772,082	$806,166	$776,434	$730,361	$802,048	6.9%	$1.11
Insurance	76,201	73,786	85,967	101,878	98,844	111,904	1.0	0.15
Management Fee	414,875	437,113	453,637	432,465	434,160	350,668	3.0	0.48
Other Operating Expenses	3,328,360	3,316,359	3,252,686	3,256,468	3,368,346	3,355,103	28.7	4.64
Total Operating Expenses	$4,567,869	$4,599,340	$4,598,456	$4,567,244	$4,631,712	$4,619,723	39.5%	$6.39

Net Operating Income	$8,013,402	$8,298,692	$8,224,320	$7,987,631	$7,746,854	$7,069,205	60.5%	$9.78
Replacement Reserves	0	0	0	0	0	144,621	1.2	0.20
TI/LC	0	0	0	0	0	483,919	4.1	0.67
Net Cash Flow	$8,013,402	$8,298,692	$8,224,320	$7,987,631	$7,746,854	$6,440,666	55.1%	$8.91

NOI DSCR	1.82x	1.88x	1.86x	1.81x	1.76x	1.60x
NCF DSCR	1.82x	1.88x	1.86x	1.81x	1.76x	1.46x
NOI Debt Yield	12.3%	12.8%	12.7%	12.3%	11.9%	10.9%
NCF Debt Yield	12.3%	12.8%	12.7%	12.3%	11.9%	9.9%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Represents contractual rent steps through July 2023.

Appraisal. According to the appraisal dated December 5, 2022 the Seminole Trail Portfolio Properties had an aggregate “As-is” value of $109,890,000 as of July 25, 2022.

Environmental Matters. According to the Phase I environmental reports dated September 13, 2022, there was no evidence of any recognized environmental conditions at any of the Seminole Trail Portfolio Properties.

Market Overview and Competition. The Seminole Trail Portfolio Properties are located in Virginia across the Richmond office and industrial markets, the Innsbrook office and the Staples Mill/Parham industrial submarkets. According to the appraisal, as of the second quarter of 2022, the vacancy rate in the Richmond office market was approximately 7.7%, with average asking rents of $19.98 per square foot and inventory of approximately 67.3 million square feet. According to the appraisal, as of the second quarter of 2022, the vacancy rate in the Innsbrook office submarket was 11.3%, with average asking rents of $21.93 per square foot and inventory of approximately 8.2 million square feet. According to the appraisal, as of the second quarter of 2022, the vacancy rate in the Richmond industrial market was approximately 3.2%, with average asking rents of $6.50 per square foot and inventory of approximately 134.4 million square feet. According to the appraisal, as of the second quarter of 2022, the vacancy rate in the Staples Mill/Parham industrial submarket was 3.9%, with average asking rents of $8.38 per square foot and inventory of approximately 6.3 million square feet. According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the Seminole Trail Portfolio Properties was 6,833, 61,428 and 154,115, respectively. The 2021 average household income within a one-, three- and five-mile radius of the Seminole Trail Portfolio Properties was $161,539, $139,424 and $125,572, respectively.

A-3-62

Property Type: Various	Loan #6	Cut-off Date Balance:	$65,000,000
Property Subtype: Various	Seminole Trail Portfolio	Cut-off Date LTV:	59.2%
Address: Various, VA - Various		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	10.9%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Seminole Trail Portfolio Properties:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (Years)	Concessions	Lease Type	Rent Increase Projection	Tenant Improvements (New Tenants) (PSF)	Tenant Improvements (Renewals) (PSF)
Office	$23.00	5	3 mos. (new) / 1 mos. (renew)	Base Year	3.0% per annum	$20.00	$10.00
Office	$24.00	5	3 mos. (new) / 1 mos. (renew)	Base Year	3.0% per annum	$20.00	$10.00
Office	$22.00	5	3 mos. (new) / 1 mos. (renew)	Base Year	3.0% per annum	$20.00	$10.00
Industrial	$13.50	5	3 mos. (new) / 1 mos. (renew)	Net	3.0% per annum	$15.00	$7.50
(1)	Information obtained from the appraisals. The different office rents represent different buildings within the portfolio.

Escrows.

Real Estate Taxes - The Seminole Trail Portfolio Mortgage Loan documents provide for an upfront reserve of $133,674 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $66,837).

Insurance – The Seminole Trail Portfolio Mortgage Loan documents provide for an upfront reserve of $9,337 for insurance premiums. The borrower is not required to make deposits into a reserve for insurance premiums for the Seminole Trail Portfolio Mortgaged Properties so long as (i) no event of default under the Seminole Trail Portfolio Mortgage Loan documents has occurred and is continuing, (ii) the liability and casualty policies covering the Seminole Trail Portfolio Properties are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender with evidence of renewal of such insurance policies and paid receipts for the related insurance premiums no later than 10 days prior to the expiration dates of the policies. If any of conditions (i)-(iii) are not satisfied, the Seminole Trail Portfolio Mortgage Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies (initially $9,337).

Replacement Reserve – The Seminole Trail Portfolio Mortgage Loan documents provide for ongoing monthly deposits of approximately $12,052 into a reserve for capital expenditures, provided that such deposits will not be required at any time that the amount in such reserve is at least 24 times the monthly deposit amount (approximately $289,241).

Rollover Reserve – At origination, $1,400,000 was required to be deposited into a reserve for future tenant improvement and/or leasing commission expenses. The Seminole Trail Portfolio Mortgage Loan documents provide that if the amount in such reserve falls below $1,400,000, the borrower will be required to make monthly deposits of approximately $120,517 into such reserve, provided that such deposits will not be required at any time that the amount in such reserve is at least $1,400,000.

Deferred Maintenance - At origination the borrower deposited approximately $194,094 into a reserve for deferred maintenance.

Outstanding Tenant Allowance Funds – At origination, approximately $607,019 was required to be deposited into a reserve for (x) approximately $436,100 of existing tenant improvement and/or leasing commission expenses and (y) approximately $170,918 of free rent and gap rent for existing tenants at the Seminole Trail Portfolio Mortgaged Properties.

Lockbox and Cash Management. The Seminole Trail Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct all tenants to send all payments of rents at the Seminole Trail Portfolio Properties directly into the lockbox account, and to deposit any funds received by the borrower or property manager into the lockbox account within one business day of receipt. If no Cash Sweep Event Period (as defined below) exists, all funds in the lockbox account will be transferred to the borrower’s account. Upon the occurrence of a Cash Sweep Event Period, the lender is required to establish, and the borrower is required to cooperate with the lender to establish, a lender-controlled cash management account, and during a Cash Sweep Event Period, all funds in the lockbox account are required to be swept to such cash management account, and, provided no event of default is continuing, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows,” (ii) to pay debt service on the Seminole Trail Portfolio Mortgage Loan, (iii) to make the monthly deposits into the replacement reserve and rollover reserve, if any, as described above under “Escrows,” (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender) and extraordinary expenses approved by the lender, and (v) to deposit any remainder into an excess cash flow reserve to be held as additional security for the Seminole Trail Portfolio Mortgage Loan during such Cash Sweep Event Period.

A “Cash Sweep Event Period” will commence upon:

a)	the occurrence of an event of default and will continue until the cure (if applicable) of the event of default; or
b)	the debt service coverage ratio as of the end of any calendar quarter falls below 1.20x and will continue until such time as the debt service coverage ratio has been at least 1.20x for four consecutive calendar quarters;

Additional Secured Indebtedness (not including trade debts). None.

A-3-63

Property Type: Various	Loan #6	Cut-off Date Balance:	$65,000,000
Property Subtype: Various	Seminole Trail Portfolio	Cut-off Date LTV:	59.2%
Address: Various, VA - Various		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	10.9%

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Properties. After the end of the two-year period commencing on the Closing Date, the Seminole Trail Portfolio Mortgage Loan documents permit the borrower to obtain the release of any of five specified Seminole Trail Portfolio Properties (Commonwealth, Innsbrook Commons, Liberty Plaza I, Rowe Plaza and Suez, each an “Eligible Release Property” and, collectively, the “Eligible Release Properties”) subject to certain conditions, including, but not limited to: (i) the partial defeasance of the Seminole Trail Portfolio Mortgage Loan in an amount equal to 100% of the allocated loan amount for the released Eligible Release Property, (ii) the post-release debt service coverage ratio of the remaining Seminole Trail Portfolio Properties being greater than the greater of the pre-release debt service coverage ratio for the entire portfolio and 1.46x, (iii) the post-release loan-to-value ratio of the remaining Seminole Trail Portfolio Properties being no greater than the lesser of the pre-release loan-to-value ratio for the entire portfolio and 59.2%, (iv) the post-release debt yield of the remaining Seminole Trail Portfolio Properties being greater than the greater of the pre-release debt yield for the entire portfolio and 9.91%, and (v) satisfaction of REMIC related conditions. In addition, at any time on or after the date that is 30 days after the Closing Date, the borrower may obtain the release of any of the Eligible Release Properties by prepaying the Seminole Trail Portfolio Mortgage Loan in an amount equal to 100% of the allocated loan amount of the released Eligible Release Property, together with, if prior to the open prepayment date, payment of the applicable yield maintenance premium, and satisfaction of the same conditions as are set forth in clauses (ii) through (v) above with respect to a partial defeasance, provided that the borrower may prepay an additional amount of the Seminole Trail Portfolio Mortgage Loan in order to satisfy clauses (ii) through (iv) above.

Ground Lease. None.

Right of First Offer/Right of First Refusal. None.

Letter of Credit. None.

Terrorism Insurance. The Seminole Trail Portfolio Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount not less than 100% of the full replacement cost of the Seminole Trail Portfolio Properties. The Seminole Trail Portfolio Mortgage Loan documents also require business income/loss of rents insurance for a period of no less than the 18-month period commencing at the time of loss, together with a six month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-64

Property Type: Retail	Loan #7	Cut-off Date Balance:	$65,000,000
Property Subtype: Lifestyle Center	Shoppes at River Crossing	Cut-off Date LTV:	63.7%
Address: Macon, GA		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	13.3%

H&M

Bath & Body Works
Bath & Body Works

YANKEE CANDLE
ZALES

KAY

ULTA
DSW SHOES

H&M

A-3-65

Property Type: Retail	Loan #7	Cut-off Date Balance:	$65,000,000
Property Subtype: Lifestyle Center	Shoppes at River Crossing	Cut-off Date LTV:	63.7%
Address: Macon, GA		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	13.3%

A-3-66

Property Type: Retail	Loan #7	Cut-off Date Balance:	$65,000,000
Property Subtype: Lifestyle Center	Shoppes at River Crossing	Cut-off Date LTV:	63.7%
Address: Macon, GA		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	13.3%

A-3-67

Property Type: Retail	Loan #7	Cut-off Date Balance:	$65,000,000
Property Subtype: Lifestyle Center	Shoppes at River Crossing	Cut-off Date LTV:	63.7%
Address: Macon, GA		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	13.3%

Shoppes at River Crossing
5080 Riverside Drive
Macon, GA 31210
Piedmont National Wildlife Refuge
MONROE COUNTY
Atlanta 71 miles
Riverside Golf and Country Club
River North Country Club
JONES COUNTY
Pate Rd
New Forsyth Rd
Bass Rd
Rivoli Dr
Forsyth Rd
Zebulon Rd
Ocmulgee River
Javors Lucus Lake
Carriage Hills Shopping Center
North Park Shopping Center
Barrington Hall Golf Course
Wesleyan College
Piedmont Macon North
Rivoli Crossing Shopping Ctr.
Idle Hour Country Club
Museum of Arts and Sciences
Crandell Junior College
Amerson River Park
Northeast Plaza Shopping Center
Piedmont Macon
Macon Coliseum
Ocmulgee National Monument
Lamar Rd
Lake Wildwood
Golf Club of Macon
Vineville Ave
BIBB COUNTY
Payne
MACON
DOWNTOWN MACON
Atrium Health Navicent The Medical Ctr.
Mercer University
Luther Williams Field
Savannah 162 miles
Heath Rd
Log Cabin Dr
Moseley Dixon Rd
Lake Tobesofkee
Claystone Park
Eisenhower Crossing III
Columbus Rd
Brad Henderson Stadium
Middle Georgia State College
Macon Mall
Eisenhower Pkwy
Waddell Barnes Botanical Gardens
Williamson Rd
Houston Ave
Broadway
Bloomfield Shopping Center
Rocky Creek Rd
Knoxville Rd
Bethel Church Rd
Armstrong World Industries
CHATTANOOGA
CHARLOTTE
NC
ATLANTA
COLUMBIA
AUGUSTA
SOUTH CAROLINA
AL
MACON
COLUMBUS
GEORGIA
SAVANNAH
Albany
FLORIDA
TALLAHASSEE
JACKSONVILLE

A-3-68

No. 7 – Shoppes at River Crossing

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$65,000,000			Property Type – Subtype:	Retail – Lifestyle Center
Cut-off Date Balance:	$65,000,000			Location:	Macon, GA
% of Initial Pool Balance:	6.3%			Size:	552,795 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$117.58
Borrower Sponsor:	Brookfield Properties Retail Holding LLC			Maturity Date Balance Per SF:	$117.58
Guarantor:	BPR Nimbus LLC			Year Built/Renovated:	2007/2015
Mortgage Rate:	7.8750%			Title Vesting:	Fee
Note Date:	March 6, 2023			Property Manager:	General Growth Services, Inc.
Seasoning:	0 months			Current Occupancy (As of):	95.3% (12/31/2022)
Maturity Date:	April 1, 2028			2021 Occupancy:	93.6%
IO Period:	60 months			2020 Occupancy:	92.5%
Loan Term (Original):	60 months			2019 Occupancy:	96.6%
Amortization Term (Original):	NAP			2018 Occupancy:	98.1%
Loan Amortization Type:	Interest Only			As-Is Appraised Value:	$102,000,000
Call Protection:	L(24),D(32),O(4)			As-Is Appraised Value Per SF:	$184.52
Lockbox Type:	Hard/Springing Cash Management			As-Is Appraisal Valuation Date:	January 13, 2023
Additional Debt:	No			Underwriting and Financial Information
Additional Debt Type (Balance):	NAP			2022 NOI:	$7,856,926
				2021 NOI:	$7,326,942
				2020 NOI:	$7,638,750
				2019 NOI:	$8,408,052
				U/W Revenues:	$11,777,537
				U/W Expenses:	$3,159,960
Escrows and Reserves(1)				U/W NOI:	$8,617,578
	Initial	Monthly	Cap	U/W NCF:	$7,937,690
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	1.66x / 1.53x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	13.3% / 12.2%
Replacement Reserve	$0	Springing	$276,398	U/W Debt Yield at Maturity based on NOI/NCF:	13.3% / 12.2%
TI/LC Reserve	$0	Springing	$1,105,590	Cut-off Date LTV Ratio:	63.7%
Other Reserves	$2,326,174	Springing	NAP	LTV Ratio at Maturity:	63.7%

Sources and Uses
Sources			Uses
Original Loan Amount	$65,000,000	88.6%	Loan Payoff	$70,051,304	95.5%
Sponsor Equity	8,386,880	11.4	Closing Costs	1,009,402	1.4
			Upfront Reserves	2,326,174	3.2
Total Sources	$73,386,880	100.0%	Total Uses	$73,386,880	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.

The Mortgage Loan. The seventh largest mortgage loan (the “Shoppes at River Crossing Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $65,000,000. The Shoppes at River Crossing Mortgage Loan is secured by a first priority fee mortgage encumbering a 552,795 square foot lifestyle center located in Macon, Georgia (the “Shoppes at River Crossing Property”).

The Borrower and Borrower Sponsor. The borrower is River Crossing Shoppes, LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor is Brookfield Properties Retail Holding LLC and the non-recourse carveout guarantor is BPR Nimbus LLC, an affiliate of the borrower sponsor. Formerly known as General Growth Properties, Inc., Brookfield Properties Retail Holding LLC is owned by affiliates of Brookfield Asset Management and ranks among the largest retail real estate companies in the United States. Its portfolio of retail properties spans the nation, encompassing over 200 retail centers and representing over 155 million square feet of retail space. Brookfield Properties Retail Holding LLC is focused exclusively on managing, leasing and redeveloping retail properties. Affiliates of Brookfield Properties Retail Holding LLC indirectly own 50% of the borrower, including the managing member interest in the borrower, and Wilson Macon, LLC owns the remaining 50%. Wilson Macon, LLC is managed by James W. Wilson, III and William B. Wilson, each of which owns 37.5% of Wilson Macon, LLC.

The Property. The Shoppes at River Crossing Property is a 552,795 square foot lifestyle center located in Macon, Georgia. The Shoppes at River Crossing Property was constructed in 2007 and renovated in 2015. The borrower sponsor spent approximately $3.6 million

A-3-69

Property Type: Retail	Loan #7	Cut-off Date Balance:	$65,000,000
Property Subtype: Lifestyle Center	Shoppes at River Crossing	Cut-off Date LTV:	63.7%
Address: Macon, GA		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	13.3%

between 2017 and 2022 on interior and exterior renovations at the Shoppes at River Crossing Property. Historical occupancy at the Shoppes at River Crossing Property has averaged 95.8% over the last five years (2017-2021). As of December 31, 2022, the Shoppes at River Crossing Property was 95.3% occupied by 69 tenants, with no single tenant, with the exception of Belk, occupying more than 9.0% of net rentable area or contributing more than 6.1% of underwritten rent. The 10 largest tenants at the Shoppes at River Crossing Property account for less than 30.0% of the underwritten rent. The Shoppes at River Crossing Property is anchored by two large format department stores, Belk and Dillard’s, as well as six major tenants spanning over 145,000 square feet and inline space of just over 235,000 square feet. Dillard’s is not part of the collateral at the Shoppes at River Crossing Property.

The following table contains sales history for the Shoppes at River Crossing Property:

Tenant Sales

	2018	2019	2020	2021	12/31/2022 TTM(1)
Gross Mall Sales	$81,328,153	$103,236,502	$100,520,739	$144,340,193	$162,783,703
Sales Per Square Feet (Inline)	$411	$403	$330	$437	$429
Occupancy Cost (Inline)	10.5%	10.7%	13.0%	9.8%	10.0%
(1)	Information is as of December 31, 2022, as provided by the borrower sponsor, and only includes tenants reporting sales.

Major Tenants.

Belk (133,219 square feet, 24.1% of net rentable area, 0.0% of underwritten base rent). Founded by William Henry Belk in 1888, Belk is one of the nation's largest privately owned department store chains. Belk owns 290 stores, located primarily in the southeastern U.S. and sells moderately priced designer and private brand apparel. Belk is headquartered in Charlotte, North Carolina and employs approximately 17,000 individuals. Belk has been a tenant at the Shoppes at River Crossing Property since 2008 and has a lease expiration date of October 14, 2107. Belk operates under a ground lease at the Shoppes at River Crossing Property and no rent has been underwritten for the tenant.

Dick’s (50,000 square feet, 9.0% of net rentable area, 6.1% of underwritten base rent). Founded in 1948 and headquartered in Pittsburgh, Pennsylvania, DICK’s Sporting Goods (“Dick’s”) is a sporting goods retail chain with 50,800 employees across 850 stores including Dick’s, Golf Galaxy, Field & Stream, Public Lands and Going Going Gone!. Dick’s has been a tenant at the Shoppes at River Crossing Property since 2009, has a lease expiration date of January 31, 2025, and has three, 5-year renewal options remaining.

Barnes & Noble (29,314 square feet, 5.3% of net rentable area, 5.4% of underwritten base rent). Founded in 1971, Barnes & Noble is one the world’s largest retail booksellers and a leading retailer of content, digital media and educational products. Barnes & Noble operates approximately 600 bookstores across the United States, and one of the web’s premier e-commerce sites, BN.com. Barnes & Noble has been a tenant at the Shoppes at River Crossing Property since 2008, has a lease expiration date of January 31, 2024, and has one, 5-year renewal option remaining.

Jo-Ann Fabrics (20,331 square feet, 3.7% of net rentable area, 2.4% of underwritten base rent). Founded in 1943, Jo-Ann Fabrics operates as a specialty retailer of sewing, and arts and crafts products in the United States through retail stores and online shopping. Currently, Jo-Ann Fabrics operates 850 retail stores in 49 states. Jo-Ann Fabrics has been a tenant at the Shoppes at River Crossing Property since 2020, has a lease expiration date of January 31, 2026, and has two, 5-year renewal options remaining.

A-3-70

Property Type: Retail	Loan #7	Cut-off Date Balance:	$65,000,000
Property Subtype: Lifestyle Center	Shoppes at River Crossing	Cut-off Date LTV:	63.7%
Address: Macon, GA		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	13.3%

The following table presents certain information relating to the tenancy at the Shoppes at River Crossing Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Moody’s/ S&P/Fitch)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF/ Year(4)	UW Occ. Costs	Lease Expiration Date	Renewal	Term. Option (Y/N)
Belk	Caa3/CCC-/NR	133,219	24.1%	$0.00	$0	0.0%	$150	0.0%	10/14/2107	None	N
Dick's	Baa3/BBB/NR	50,000	9.0%	$10.50	$525,000	6.1%	$360	2.9%	1/31/2025	3, 5-Year	N
Barnes & Noble	NR/NR/NR	29,314	5.3%	$15.69	$460,000	5.4%	NAV	NAV	1/31/2024	1, 5-Year	N
Jo-Ann Fabrics	NR/CCC+/NR	20,331	3.7%	$10.00	$203,310	2.4%	$75	13.4%	1/31/2026	2, 5-Year	N
H&M(5)	NR/BBB/NR	18,500	3.3%	$15.22	$281,499	3.3%	$190	8.0%	1/31/2027	2, 5-Year	N
DSW	NR/NR/NR	15,000	2.7%	$16.50	$247,500	2.9%	$279	5.9%	1/31/2024	None	N
Petsmart	B1/B+/NR	12,157	2.2%	$16.43	$199,740	2.3%	NAV	NAV	4/30/2025	3, 5-year	N
Ulta Beauty	NR/NR/NR	9,896	1.8%	$20.00	$197,920	2.3%	NAV	NAV	2/28/2034	1, 5-Year	N
Popshelf	NR/NR/NR	9,630	1.7%	$20.47	$197,126	2.3%	NAV	NAV	5/31/2033	3, 5-Year	N
Talbots	NR/CCC-/NR	8,809	1.6%	$19.24	$169,485	2.0%	$140	13.8%	1/31/2024	None	N
Total/Wtd Avg.		306,856	55.5%	$14.29	$2,481,580	29.1%

Other Tenants		220,047	39.8%	$27.52	$6,056,460	70.9%

Occupied Collateral Total		526,903	95.3%	$21.69	$8,538,040	100.0%

Vacant Space		25,892	4.7%

Collateral Total		552,795	100.0%

(1)	Information is based on the underwritten rent roll dated December 31, 2022.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Wtd. Avg. Annual U/W Base Rent PSF excludes vacant space and the Belk space.
(4)	Sales PSF/Year are as of the trailing 12-month period ending December 31, 2022 as provided by the tenants to the borrower.
(5)	H&M pays percentage rent equal to 8.0% of gross sales in lieu of base rent. Annual U/W Base Rent for H&M is based on percentage rent at such rate applied to TTM December 2022 gross sales. H&M is required to pay annual base rent of $287,171 commencing in March 2024.

The following table presents certain information relating to the lease rollover schedule at the Shoppes at River Crossing Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF Expiring	Cumulative Expiring NRSF	Cumulative % of Total NRSF Expiring	Annual U/W Base Rent Expiring	% of Total Annual U/W Base Rent Expiring	Annual U/W Base Rent PSF Expiring
MTM	4	22,218	4.0%	22,218	4.0%	$369,569	4.3%	$16.63
2023	11	24,419	4.4%	46,637	8.4%	$740,095	8.7%	$30.31
2024	12	85,299	15.4%	131,936	23.9%	$1,744,002	20.4%	$20.45
2025	10	97,970	17.7%	229,906	41.6%	$1,694,807	19.9%	$17.30
2026	6	37,146	6.7%	267,052	48.3%	$718,205	8.4%	$19.33
2027	4	27,593	5.0%	294,645	53.3%	$538,418	6.3%	$19.51
2028	5	23,075	4.2%	317,720	57.5%	$701,385	8.2%	$30.40
2029	4	22,860	4.1%	340,580	61.6%	$708,469	8.3%	$30.99
2030	2	3,797	0.7%	344,377	62.3%	$200,434	2.3%	$52.79
2031	1	4,515	0.8%	348,892	63.1%	$105,927	1.2%	$23.46
2032	2	5,344	1.0%	354,236	64.1%	$123,651	1.4%	$23.14
2033	4	23,755	4.3%	377,991	68.4%	$595,161	7.0%	$25.05
Thereafter	3	148,912	26.9%	526,903	95.3%	$297,918	3.5%	$2.00
Vacant	0	25,892	4.7%	552,795	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.(3)	68	552,795	100.0%			$8,538,040	100.0%	$21.69
(1)	Information is based on the underwritten rent roll dated December 31, 2022. Underwritten base rent includes $302,400 for the following two tenants; H&M (which pays percentage rent based on 8.0% of sales in lieu of base rent), and Cotton on Kids (which pays 10.0% of gross sales in lieu of base rent). Annual U/W Base Rent for such tenants is based on percentage rent at the applicable rate applied to TTM December 2022 gross sales.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease expiration schedule.
(3)	Total/Wtd. Avg. Annual U/W Base Rent per square feet Expiring excludes vacant space and the Belk space.
A-3-71

Property Type: Retail	Loan #7	Cut-off Date Balance:	$65,000,000
Property Subtype: Lifestyle Center	Shoppes at River Crossing	Cut-off Date LTV:	63.7%
Address: Macon, GA		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	13.3%

The following table presents historical occupancy percentages at the Shoppes at River Crossing Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	12/31/2022(2)
98.1%	96.6%	92.5%	93.6%	95.3%
(1)	Information obtained from the borrower and is inclusive of Dillard’s, a non-collateral tenant.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Shoppes at River Crossing Property:

Cash Flow Analysis

	2018	2019	2020	2021	2022	U/W	%(1)	U/W $ per SF
Gross Potential Rent(2)	$8,752,060	$8,584,393	$8,175,944	$7,321,388	$7,831,810	$9,055,880	79.7%	$16.38
Reimbursements	2,917,590	2,536,135	2,461,334	2,008,029	2,050,236	2,304,111	20.3	4.17
Net Rental Income	$11,669,650	$11,120,528	$10,637,278	$9,329,417	$9,882,046	$11,359,991	100.0%	$20.55
Other Income(3)	594,067	518,750	365,724	872,467	1,114,971	935,386	8.2	1.69
(Vacancy & Concessions)	(10,441)	(82,003)	(382,027)	215,630	55,322	(517,840)	(5.7)	(0.94)
Effective Gross Income	$12,253,275	$11,557,275	$10,620,975	$10,417,513	$11,052,339	$11,777,537	103.7%	$21.31

Real Estate Taxes	$994,101	$1,033,376	$1,018,723	$918,740	$837,091	$920,564	7.8%	$1.67
Insurance	73,721	72,314	65,691	81,475	87,402	100,919	0.9	0.18
Other Operating Expenses	2,062,458	2,043,533	1,897,812	2,090,356	2,270,920	2,138,476	18.2	3.87
Total Operating Expenses	$3,130,281	$3,149,223	$2,982,226	$3,090,571	$3,195,413	$3,159,960	26.8%	$5.72

Net Operating Income	$9,122,995	$8,408,052	$7,638,750	$7,326,942	$7,856,926	$8,617,578	73.2%	$15.59
Replacement Reserves	0	0	0	0	0	82,919	0.7	0.15
TI/LC	0	0	0	0	0	596,968	5.1	1.08
Net Cash Flow	$9,122,995	$8,408,052	$7,638,750	$7,326,942	$7,856,926	$7,937,690	67.4%	$14.36

NOI DSCR	1.76x	1.62x	1.47x	1.41x	1.51x	1.66x
NCF DSCR	1.76x	1.62x	1.47x	1.41x	1.51x	1.53x
NOI Debt Yield	14.0%	12.9%	11.8%	11.3%	12.1%	13.3%
NCF Debt Yield	14.0%	12.9%	11.8%	11.3%	12.1%	12.2%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Concessions and (iii) percent of Effective Gross Income for all other fields.
(2)	Gross Potential Rent is based on the underwritten rent roll dated December 31, 2022 and includes rent steps through March 2024 totaling $82,567 and payment in lieu of base rent of $302,400 applied for H&M (which pays percentage rent of 8.0% of gross sales in lieu of base rent) and Cotton on Kids (which pays percentage rent of 10.0% of gross sales in lieu of base rent) using December 2022 TTM sales figures.
(3)	Other Income is comprised of (i) contractual rent for four specialty tenants with 12-month leases, (ii) average historical income from temporary seasonal tenants, which have signed leases less than 12 months, (iii) 2023 budgeted business development revenue, lease termination income, trash pad and other rents, parking revenue and budget topside revenue and (iv) overage rent applied for all contractual tenants using the December 2022 TTM sales figures.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Shoppes at River Crossing Property of $102,000,000 as of January 13, 2023.

Environmental Matters. According to the Phase I environmental site assessment dated January 6, 2023, there was no evidence of any recognized environmental conditions at the Shoppes at River Crossing Property.

Market Overview and Competition. The Shoppes at River Crossing Property is located in Macon, Georgia, within the Outlying Bibb County submarket of the Macon retail market. The immediate area around the Shoppes at River Crossing Property can be described as typical suburban land uses, including a mixture of single-family residential dwellings, multi-family residential complexes, and retail development with access to Interstate 75 and US Highway 23. Major employers around the area include GEICO, Navicent Health Medical Center, Coliseum Health Systems, and Mercer University. According to the appraisal, as of the fourth quarter of 2022, the vacancy rate in the Outlying Bibb County submarket was approximately 3.0%, with average asking rents of $12.35 per square foot and inventory of approximately 5.3 million square feet. According to the appraisal, as of the fourth quarter of 2022, the vacancy rate in the Macon retail market was approximately 5.5%, with average asking rents of $11.19 per square foot and inventory of approximately 17.9 million square feet. According to the appraisal, the 2022 population within a one-, three- and five-mile radius was

A-3-72

Property Type: Retail	Loan #7	Cut-off Date Balance:	$65,000,000
Property Subtype: Lifestyle Center	Shoppes at River Crossing	Cut-off Date LTV:	63.7%
Address: Macon, GA		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	13.3%

3,445, 18,433 and 40,909, respectively. The 2022 average household income within the same one-, three- and five-mile radius was $107,752, $112,398 and $113,714, respectively.

The table below presents leasing data at comparable retail properties with respect to the Shoppes at River Crossing Property:

Comparable Leases(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF
Shoppes at River Crossing(2)	Macon, GA	2007/2015	552,795	Dick’s	50,000	Feb. 2020	$10.50
Rivergate Shopping Center	Macon, GA	1989/2012	201,680	Confidential	900	July 2022	$20.00
Shops at North Park	Macon, GA	1988/NAP	216,795	Listing	900	Jan. 2023	$29.00
Walnut Creek Plaza	Macon, GA	2000/NAP	36,676	Cato	4,640	Feb. 2022	$14.00
Oglesby Square	Macon, GA	1999/NAP	46,814	Listing	4,900	Jan. 2023	$14.00
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll other than year built/renovated and lease type.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Shoppes at River Crossing Property:

Market Rent Summary

Tenant Type	Market Rent (PSF)	Lease Term (Months)	Rent Increase Projection
In Line - Tier 1 Space:	$45.00	84	3.00%/year
In Line - Tier 2 Space:	$35.00	84	3.00%/year
In Line - Tier 3 Space:	$20.00	60	3.00%/year
Large In Line Space:	$20.00	84	3.00%/year
Mini Anchor Space:	$12.50	120	2.50%/year
Jr Anchor Space:	$12.00	120	2.50%/year
Dept Store Space:	$1.00	120	2.50%/year
Restaurant Space:	$26.00	120	3.00%/year

Escrows.

Real Estate Taxes – During a Cash Management Period (as defined below), the Shoppes at River Crossing Mortgage Loan documents provide for ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months.

Insurance – During a Cash Management Period, the Shoppes at River Crossing Mortgage Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable during the next twelve months. Notwithstanding the foregoing, monthly deposits for insurance premiums will not be required, even if a Cash Management Period exists, if the insurance policies are part of a blanket policy meeting the requirements of the Shoppes at River Crossing Mortgage Loan documents, and the insurance premiums payable for such policies have been prepaid for not less than one year in advance (or such lesser coverage period for which insurance certificates were delivered at origination).

Replacement Reserve – During a Cash Management Period, other than a Cash Management Period due solely to an Anchor Tenant Trigger Event (as defined below), the Shoppes at River Crossing Mortgage Loan documents provide for ongoing monthly deposits of approximately $11,517 into a reserve for repairs and replacements to the Shoppes at River Crossing Property; provided that such monthly deposits will be suspended during any period in which the amounts on deposit in such reserve equal or exceed approximately $276,398.

TI/LC Reserve – During a Cash Management Period, other than a Cash Management Period due solely to an Anchor Tenant Trigger Event, the Shoppes at River Crossing Mortgage Loan documents provide for ongoing monthly deposits of approximately $46,066 into a reserve for future tenant improvements, tenant allowances, landlord work, leasing commissions and similar expenses with respect to the Shoppes at River Crossing Property; provided that such monthly deposits will be suspended during any period in which the amounts on deposit in such reserve equal or exceed approximately $1,105,590.

A-3-73

Property Type: Retail	Loan #7	Cut-off Date Balance:	$65,000,000
Property Subtype: Lifestyle Center	Shoppes at River Crossing	Cut-off Date LTV:	63.7%
Address: Macon, GA		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	13.3%

Gap Rent Reserve – The Shoppes at River Crossing Mortgage Loan documents provide for an upfront deposit on the origination date of $135,674 for gap rent for three tenants.

Outstanding TI Reserve - At origination, the borrower deposited $2,190,500 into a reserve for existing tenant improvements, landlord work and tenant improvement allowances for seven tenants.

Anchor Tenant Reserve – During an Anchor Tenant Trigger Event, the Shoppes at River Crossing Mortgage Loan documents provide for ongoing monthly deposits of an amount equal to the Anchor Tenant Reserve Monthly Deposit (as defined below) for tenant improvements, leasing commissions, construction costs, landlord work and other related costs applicable to re-tenanting the applicable anchor space or other space at the Shoppes at River Crossing Property; provided that such monthly deposits with respect to any individual Anchor Tenant Trigger Event will cease once the aggregate amount deposited into such reserve equals or exceeds $50 per gross leasable square foot of the applicable Anchor Tenant space as of the origination date (the “Individual Anchor Threshold Amount”).

“Anchor Tenant Trigger Event” means any of Belk, Dick’s or Dillard’s or any replacement for the foregoing (each, an “Anchor Tenant”);

(i)	has “gone dark” (until such time as such Anchor Tenant operates its business for a period of no less than 30 consecutive days), other than temporary closures (A) in connection with a restoration, repair or renovation, (B) in accordance with applicable law, regulations and/or governmental mandates, (C) due to civil unrest or (D) for any reason, if less than 60 days; or
(ii)	is the subject of a bankruptcy proceeding (until such bankruptcy is dismissed or the Anchor Tenant has emerged from bankruptcy or, if the premises occupied by such Anchor Tenant are leased from the borrower, such lease is (x) accepted and affirmed by such Anchor Tenant in the applicable bankruptcy proceeding or (y) assumed by a replacement Anchor Tenant); or
(iii)	has vacated its premises or given written notice of its intent to do so (until such time as such Anchor Tenant has reoccupied its premises or rescinded any such notice); or
(iv)	has terminated, canceled or surrendered its lease or given written notice of its intent to do so (until such Anchor Tenant has rescinded any such notice, if applicable); or
(v)	fails to renew its lease within the applicable renewal option period provided in such lease (until such Anchor Tenant renews and/or extend its lease pursuant to the terms thereof);

provided, however, with respect to any individual Anchor Tenant Trigger Event, such Anchor Tenant Trigger Event shall, in addition to the specific cure events above, be deemed to have ceased upon either of:

(x) if the related Anchor Tenant parcel is then owned by the borrower, either (i) not less than 75% of the space occupied by such Anchor Tenant is re-let pursuant to the terms of the Shoppes at River Crossing Mortgage Loan documents, and the aggregate annual gross rent under such replacement lease(s) is not less than 75% of that under the applicable Anchor Tenant lease, or (ii) not less than 50% of the space occupied by such Anchor Tenant is re-let pursuant to the terms of the Shoppes at River Crossing Mortgage Loan documents, and the aggregate annual gross rent under such replacement lease(s) is not less than 100% of that under the applicable Anchor Tenant lease, and, in each case, (A) all tenant improvements, leasing commissions, landlord work and other related costs associated with re-tenanting the space have been paid in full or reserved with the lender and (B) the borrower has provided an officer’s certificate stating that such replacement tenant or occupant is in occupancy of its premises and paying base rent; or

(y) if the related Anchor Tenant parcel is not then owned by the borrower, the borrower has provided an officer’s certificate stating that the applicable Anchor Tenant Trigger Event does not result in the violation of cotenancy requirements in leases representing more than 15% of the aggregate rent payable under in-line leases (i.e. non-Anchor Tenant leases) at the Shoppes at River Crossing Property (or any such violation has been cured).

“Anchor Tenant Reserve Monthly Deposit” means all Initial Excess Cash Flow (as defined below), provided that to the extent that the Individual Anchor Threshold Amount has been deposited for each Anchor Tenant Trigger Event then continuing, such amount shall thereafter be zero.

Lockbox and Cash Management. The Shoppes at River Crossing Mortgage Loan is structured with a hard lockbox and springing cash management. All rents from the Shoppes at River Crossing Property (other than certain de minimis amounts from miscellaneous items) are required to be deposited directly to the lockbox account, and the borrower is required to notify all tenants, other than tenants under leases of less than one year, to send rent payments directly to the lockbox account. If, notwithstanding such direction, the borrower receives any rents or other revenue from the Shoppes at River Crossing Property (other than such de minimis amounts), it is required to deposit such amounts into the lockbox account within two business days after receipt. So long as no Cash Management Period exists under the Shoppes at River Crossing Mortgage Loan, funds in the lockbox account will be transferred to the borrower’s operating account. Within two business days of written notice of a Cash Management Period, the borrower is required to establish a lender-controlled cash collateral account, and during a Cash Management Period, all funds in the lockbox account are required to be transferred to such cash collateral account and, applied each month, (i) to make the monthly deposits into the tax and insurance reserve funds (if any) as described above under “Escrows,” (ii) to pay debt service under the Shoppes at River Crossing Mortgage Loan, (iii) provided no event of default exists as to which the lender has initiated an enforcement action, to pay operating expenses in

A-3-74

Property Type: Retail	Loan #7	Cut-off Date Balance:	$65,000,000
Property Subtype: Lifestyle Center	Shoppes at River Crossing	Cut-off Date LTV:	63.7%
Address: Macon, GA		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	13.3%

an amount up to 115% of the operating expenses for such month set forth in the lender-approved annual budget, and to pay capital expenditures in an amount up to 110% of the capital expenditures for such month set forth in the lender-approved annual budget, and extraordinary expenses which have been reasonably approved by the lender, (iv) unless the Cash Management Period is due solely to an Anchor Tenant Trigger Event, to make the monthly deposits into the replacement reserve and rollover reserve (if any) as described above under “Escrows,” (v) if an Anchor Tenant Trigger Event exists, to deposit all excess amounts (the “Initial Excess Cash Flow”) (1) if the Cash Management Period is solely due to such Anchor Tenant Trigger Event, after payment of the amounts set forth in clauses (i) through (iii) above, and (2) if the Cash Management Period is not solely due to such Anchor Tenant Trigger Event, after payment of the amounts set forth in clauses (i) through (iv) above, in each case up to the Individual Anchor Threshold Amount, into the Anchor Tenant Reserve Account, and (vi) to deposit all remaining cash flow, (1) if a Cash Sweep Period (as defined below) exists, into an excess cash flow reserve account to be held as additional collateral during the continuance of such Cash Sweep Period, and (2) otherwise, to the borrower’s operating account.

Funds in the excess cash flow reserve account may be used for operating and capital expenses, redevelopment expenses, restoration expenses, emergency and life safety expenses, fees and costs payable to the lender, and distributions to the borrower’s equityholders of an amount not to exceed $100,000 per annum, as reasonably determined by the borrower to satisfy the distribution requirements applicable to real estate investment trusts; provided that such $100,000 cap may be exceeded if the borrower has delivered to the lender funds in the amount requested in excess of the cap.

“Cash Management Period” means a period:

(i)	commencing upon an event of default under the Shoppes at River Crossing Mortgage Loan, and ending upon the cure or waiver of such event of default; or
(ii)	commencing upon the Net Debt Yield (as defined below) of the Shoppes at River Crossing Mortgage Loan being less than 12.0% as of the end of any calendar quarter and ending upon the Net Debt Yield being at least 12.0% for two consecutive calendar quarters; or
(iii)	commencing upon an Anchor Tenant Trigger Event, and ending upon the earliest of (x) no Anchor Tenant Trigger Event is then continuing and (y) the borrower has deposited into the Anchor Tenant Reserve Account funds sufficient to satisfy all Individual Anchor Threshold Amounts.

“Cash Sweep Period” means a period:

(i)	commencing upon an event of default under the Shoppes at River Crossing Mortgage Loan, and ending upon the cure or waiver of such event of default; or
(ii)	commencing upon the Net Debt Yield of the Shoppes at River Crossing Mortgage Loan being less than 11.0% as of the end of any calendar quarter and ending upon the Net Debt Yield being at least 11.0% for two consecutive calendar quarters.

“Net Debt Yield” means (x) the adjusted net operating income (calculated as set forth in the Shoppes at River Crossing Mortgage Loan documents) divided by (y) the aggregate outstanding principal amount of the Shoppes at River Crossing Mortgage Loan as of the date of determination, less the amount of any reserve funds then on deposit.

The borrower is permitted to cure a Cash Management Period or Cash Sweep Period caused by a decline in Net Debt Yield by prepaying the Shoppes at River Crossing Mortgage Loan in part (together with, if prior to the open prepayment period, payment of a prepayment fee equal to the greater of 1% of the amount prepaid and a yield maintenance premium), or delivering cash or immediately available federal funds to the lender, in each case in an amount such that the applicable debt yield threshold is satisfied.

Property Management. The Shoppes at River Crossing Property is managed by General Growth Services, Inc., an affiliate of the borrower.

Partial Release. The borrower may obtain the release of (A) one or more vacant, non-income producing and unimproved (or improved only by landscaping, surface parking or utility facilities that are either readily re-locatable or will continue to serve the Shoppes at River Crossing Property) parcels (including “air rights” parcels) or outlots or (B) any Expansion Parcel (as defined below), including any Anchor Tenant parcel, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the parcel subject to the release is not necessary for the remaining Shoppes at River Crossing Property to comply with zoning or legal requirements, (iii) confirmation that the release will not result in the downgrade, withdrawal or qualification of the then current rating assigned to any class of certificates (provided that such confirmation will not be required for release of an Expansion Parcel or if the rating agency has waived review or failed to respond within 30 days to a request for such confirmation), (iv) the release will not result in a loan-to-value ratio that does not comply with REMIC guidelines provided that the borrower may prepay the Shoppes at River Crossing Mortgage Loan to achieve such condition (together with, if prior to the open period, payment of a prepayment fee equal to the greater of 1% of the amount prepaid and a yield maintenance premium) and (v) the release will not result in a material diminution in the value of the Shoppes at River Crossing Property.

Real Estate Substitution. In addition, the borrower is permitted to obtain the release of collateral parcels (an “Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels in which the borrower acquires a fee or leasehold interest (each, an “Acquired Parcel”) as collateral for the Shoppes at River Crossing Mortgage Loan upon 20 days prior notice, subject to the

A-3-75

Property Type: Retail	Loan #7	Cut-off Date Balance:	$65,000,000
Property Subtype: Lifestyle Center	Shoppes at River Crossing	Cut-off Date LTV:	63.7%
Address: Macon, GA		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	13.3%

satisfaction of certain conditions, including among other things, that: (i) the Exchange Parcel (unless it is an Expansion Parcel) is vacant, non-income producing and unimproved or improved only by landscaping, surface parking or utility facilities that are readily re-locatable or that will continue to serve the Shoppes at River Crossing Property (and the borrower is able to make certain zoning representations as to the Acquired Parcel to the same extent as made with respect to the Exchange Parcel), (ii) the Acquired Parcel is reasonably equivalent in value to the Exchange Parcel, as established by a letter of value from the appraiser which appraised the Shoppes at River Crossing Property or an appraiser of comparable experience selected by the borrower, (iii) with respect to the Acquired Parcel, the borrower has delivered, among other things (a) an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Acquired Parcel, and title insurance, (c) if the Acquired Parcel is improved, subject to certain exceptions, a property condition report indicating that the Acquired Parcel is in good condition and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Acquired Parcel, in each case in an amount equal to or greater than $2,600,000, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the Shoppes at River Crossing Mortgage Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (iv) the loan-to-value ratio of the remaining property (after giving effect to such substitution) is equal to or less than 125% (in compliance with REMIC guidelines), provided that the borrower may prepay the Shoppes at River Crossing Mortgage Loan in order to meet such condition (together with, if prior to the open period, payment of a prepayment fee equal to the greater of 1% of the amount prepaid and a yield maintenance premium), (v) the borrower acquires fee or leasehold title in the Acquired Parcel and (vi) the lender has received a rating agency confirmation from the applicable rating agencies, unless the applicable rating agency declines or fails to respond to the request for such confirmation.

Acquired Expansion Parcels. The borrower has the right, at its own expense, to acquire one or more parcels of land that constitutes an integral part of, or adjoins, the Shoppes at River Crossing Property, including any Anchor Tenant premises, which land was not owned by the borrower on the origination date (such acquired land, an “Expansion Parcel”), to become additional collateral for the Shoppes at River Crossing Mortgage Loan, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrower acquires a fee simple or leasehold interest in the applicable Expansion Parcel, and (iii) the borrower satisfies similar conditions as are set forth under clause (iii) under “Real Estate Substitution” with respect to the Expansion Parcel.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Right of First Offer / Right of First Refusal. None.

Terrorism Insurance. The Shoppes at River Crossing Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount not less than 100% of the full replacement cost of the Shoppes at River Crossing Properties, together with 24 months of business interruption insurance. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Acts of 2007, 2015 and 2019 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program); provided that the borrower will not be obligated to expend an amount for terrorism insurance that is more than two times the annual insurance premium that is payable at such time with respect to the all risk and business interruption insurance (without giving effect to the cost of the terrorism or earthquake components of such policies). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-76

Property Type: Hospitality	Loan #8	Cut-off Date Balance:	$60,300,000
Property Subtype: Full Service	Queen Kapiolani Hotel	Cut-off Date LTV:	45.0%
Address: Honolulu, HI		U/W NCF DSCR:	2.02x
		U/W NOI Debt Yield:	15.5%

A-3-77

Property Type: Hospitality	Loan #8	Cut-off Date Balance:	$60,300,000
Property Subtype: Full Service	Queen Kapiolani Hotel	Cut-off Date LTV:	45.0%
Address: Honolulu, HI		U/W NCF DSCR:	2.02x
		U/W NOI Debt Yield:	15.5%

Queen Kapiolani Hotel
150 Kapahulu Avenue
Honolulu, HI 96815
HONOLULU
Pacific Ocean
Waikiki Bay
Kaluahole Channel
Daniel K. Inouye Intl. Airport 8 miles
Downtown Honolulu 1 mile
Makiki - Lower Punchbowl - Tantalus
Manoa
Makiki District Park
Kapi'olani Medical Center for Women and Children
McCully-Moiliili
Lunalilo Frwy
H1
S. Beretania St
S. King St
Pensacola St
Piikoi St
Keeaumoko St
Kalakaua Ave
Sheridan St
Kaheka St
Kapiolani Blvd
Kona St
Ala Moana
Ala Moana Center
92
Ala Moana Blvd
Atkinson Dr
Ala Moana Park
Magic Island
Kahanamoku Lagoon
Hawaii Convention Center
McCully Shopping Center
McCully St
Citron St
Honolulu Stadium State Park
Isenberg St
University Ave
Japanese Cultural Ctr. of Hawaii
Wilder Ave
Dole St
Metcalf St
Shidler College of Business
University of Hawaii at Manoa
Thomas Hale Hamilton Library
John F. Kennedy Theatre
Gregg M. Sinclair Building
National Weather Service
John Young Museum of Art
East-West Center
SimpliFi Arena at Stan Sheriff Center
Les Murakami Baseball Stadium
Kanewai Community Park
Chaminade University of Honolulu
Waialae Ave
Market City Shopping Center
Kilohana Square
Kapahulu Ave
Kaimuki
Prince Waikiki Honolulu Luxury Hotel
Ramada Plaza
Ala Wai Community Park
Ala Wai Plaza
Date St
The Grand Islander Waikiki
Ainahau Triangle
Kaiolu St
Kaiulani St
Kalaimoku St
Luxury Row
Ala Wai Blvd
Ala Wai Golf Course
Kahanamoku Beach
Hale Koa Hotel
Waikiki
Ft. DeRussy Beach Park
T Galleria
Kuhio Ave
Waikiki Beach Walk
Waikiki Shopping Plaza
Hawaii Army Museum Society
Royal Hawaiian Center
International Market Place
Sheraton Waikiki
Herbert St
6th Ave
Waikiki Beach
'Alohilani Resort Waikiki Beach
HONOLULU COUNTY
Kuhio Beach Hula Show
Waikiki Beach Marriott Resort & Spa
Kuhio Beach
Honolulu Zoo
Queens Surf Beach
Monsarrat Ave
Waikiki Shell
Paki Ave
Waikiki Aquarium
Kapi'olani Regional Park
Kaimana Beach
Louise Dillingham Mem. Fountain
Diamond Head State Monument
Leahi Park
Kuilei Cliffs
Makalei Beach
Diamond Head Rd
Leahi Beach
Pacific Ocean
Oahu
Wahiawa
Mililani
Pearl City
Waipahu
Aiea
Kaneohe
Kailua
Waianae
Makaha
Nanakuli
Kapolei
Ewa Beach
HONOLULU
Pacific Ocean

A-3-78

No. 8 – Queen Kapiolani Hotel
Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$60,300,000			Property Type – Subtype:	Hospitality – Full Service
Cut-off Date Balance:	$60,300,000			Location:	Honolulu, HI
% of Initial Pool Balance:	5.9%			Size:	315 Rooms
Loan Purpose:	Recapitalization			Cut-off Date Balance Per Room:	$191,429
Borrower Sponsor:	Financial Partners Group Co., Ltd.			Maturity Date Balance Per Room:	$191,429
Guarantor:	Financial Partners Group Co., Ltd.			Year Built/Renovated:	1968/2019
Mortgage Rate:	6.7130%			Title Vesting:	Leasehold
Note Date:	March 8, 2023			Property Manager:	QK Management, LLC
Seasoning:	1 month			Current Occupancy (As of):	89.6% (12/31/2022)
Maturity Date:	March 11, 2028			YE 2021 Occupancy(2):	73.2%
IO Period:	60 months			YE 2020 Occupancy(2):	22.2%
Loan Term (Original):	60 months			YE 2019 Occupancy(2):	84.3%
Amortization Term (Original):	NAP			YE 2018 Occupancy(3):	71.2%
Loan Amortization Type:	Interest Only			As-Is Appraised Value:	$134,000,000
Call Protection:	L(25),YM1(31),O(4)			As-Is Appraised Value Per Room:	$425,397
Lockbox Type:	Hard/Springing Cash Management			As-Is Appraisal Valuation Date:	January 24, 2023
Additional Debt:	None			Underwriting and Financial Information
Additional Debt Type (Balance):	NAP			TTM NOI (12/31/2022)(2):	$9,806,910
				YE 2021 NOI(2):	$4,421,952
				YE 2020 NOI(2):	($2,628,674)
				YE 2019 NOI(2):	$4,591,920
				U/W Revenues:	$26,626,999
				U/W Expenses:	$17,286,485
Escrows and Reserves(1)				U/W NOI:	$9,340,514
	Initial	Monthly	Cap	U/W NCF:	$8,275,434
Taxes	$154,206	$77,103	NAP	U/W DSCR based on NOI/NCF:	2.28x / 2.02x
Insurance	$142,928	$35,732	NAP	U/W Debt Yield based on NOI/NCF:	15.5% / 13.7%
FF&E Reserve	$0	$22,189	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	15.5% / 13.7%
Ground Rent Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	45.0%
F&B Percentage Rent Credit	$315,026	$0	NAP	LTV Ratio at Maturity:	45.0%

Sources and Uses
Sources			Uses
Original Loan Amount	$60,300,000	100.0%	Return of Equity(4)	$55,795,702	92.5%
			Upfront Reserves	612,160	1.0
			Closing costs	3,892,139	6.5
Total Sources	$60,300,000	100.0%	Total Uses	$60,300,000	100.0%
(1)	See “Escrows” section.
(2)	The decrease in Occupancy and YE NOI from 2019 to 2020 and subsequent increase from 2020 to 2021 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the recovery in 2021. The further increase in NOI from 2021 to TTM NOI was primarily driven by an additional increase in occupancy from 73.2% to 89.6% and an increase in the average daily rate (“ADR”) from $183.56 to $219.68.
(3)	The Queen Kapiolani Hotel Property (defined below) underwent a renovation from July 2017 to March 2019, resulting in lower YE 2018 occupancy. 2018 occupancy was obtained from a third party research report.
(4)	The Queen Kapiolani Hotel Property was previously unencumbered as the borrower purchased the Queen Kapiolani Hotel Property on December 14, 2022 in an all-cash transaction for a purchase price of $134 million.

The Mortgage Loan. The eighth largest mortgage loan (the “Queen Kapiolani Hotel Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $60,300,000 and secured by the leasehold interest in a 315-room full-service hotel located in Honolulu, Hawaii (the “Queen Kapiolani Hotel Property”).

The Borrower and Borrower Sponsors. The borrower is US Property Investment Fund (HI 1) LP, a Hawaii limited partnership with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Queen Kapiolani Hotel Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor is Financial Partners Group Co., Ltd. (“FPG”). FPG was founded in 2001 and is a Japanese based investment group publicly traded on the Tokyo Stock Exchange. FPG is headquartered in Tokyo and employs

A-3-79

Property Type: Hospitality	Loan #8	Cut-off Date Balance:	$60,300,000
Property Subtype: Full Service	Queen Kapiolani Hotel	Cut-off Date LTV:	45.0%
Address: Honolulu, HI		U/W NCF DSCR:	2.02x
		U/W NOI Debt Yield:	15.5%

approximately 337 employees. FPG’s business areas include the leasing fund business, real estate funds, insurance sales, M&A, and Fin Tech. FPG currently owns two real estate assets in the United States, including the Queen Kapiolani Hotel Property.

The Property. The Queen Kapiolani Hotel Property is an 18-story, 315-room, full-service hotel located in Honolulu, Hawaii. Built in 1968, the Queen Kapiolani Hotel Property underwent a $35.0 million ($111,111/room) renovation from July 2017 to March 2019, which included the renovation of all guest rooms, corridors, common areas, a new restaurant, a new lanai overlooking Kapiolani Park, and fully updated back of the house. Amenities at the Queen Kapiolani Hotel Property include approximately 7,000 square feet of indoor meeting space, an indoor/outdoor terrace with views of Diamond Head, an outdoor pool, a new fitness center, and approximately 11,000 square feet of retail comprised of a full-service restaurant, grab and go coffee shop, an art gallery, a surf shop/school, an ice cream shop and a private adventure concierge. Located on 0.83-acres, the borrower purchased the Queen Kapiolani Hotel Property in December 2022 for $134.0 million ($425,397/room) and operates it as an unflagged hotel. The Queen Kapiolani Hotel Property includes 90 garage parking spaces, all of which are valet-only.

The Queen Kapiolani Hotel Property guestroom configuration consists of 205 queen rooms, 74 king rooms and 36 suites. The guestrooms feature flat-screen televisions, desk with chair, dresser, lamps and a lounge chair. Approximately 70% of the rooms have a private lanai overlooking the Pacific Ocean or Kapiolani Park and Diamond Head.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Queen Kapiolani Hotel Property:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Queen Kapiolani Hotel Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2020 TTM	43.1%	$195.79	$84.39	70.7%	$182.07	$128.81	164.1%	93.0%	152.6%
12/31/2021 TTM	58.6%	$194.02	$113.69	74.1%	$183.98	$136.30	126.4%	94.8%	119.9%
12/31/2022 TTM	78.8%	$232.27	$183.08	89.6%	$219.68	$196.76	113.6%	94.6%	107.5%
(1)	Source: Third-party research report.
(2)	According to a third-party research report, the competitive set includes The Twin Fin, The Surfjack Hotel & Swim Club, Autograph Collection The Laylow, ‘Alohilani Resort Waikiki Beach, Park Shore Waikiki, Outrigger Waikiki Beachcomber Hotel, and Hyatt Centric Waikiki Beach.

The following table presents historical occupancy percentages at the Queen Kapiolani Hotel Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(2)	12/31/2020(2)	12/31/2021(2)	12/31/2022(2)
71.2%	84.3%	22.2%	73.2%	89.6%
(1)	Information obtained from a third-party research report.
(2)	Information obtained from the historical operating statements.

A-3-80

Property Type: Hospitality	Loan #8	Cut-off Date Balance:	$60,300,000
Property Subtype: Full Service	Queen Kapiolani Hotel	Cut-off Date LTV:	45.0%
Address: Honolulu, HI		U/W NCF DSCR:	2.02x
		U/W NOI Debt Yield:	15.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Queen Kapiolani Hotel Property:

Cash Flow Analysis

	2019	2020	2021	TTM 12/31/2022(1)	U/W	% of U/W Total Revenue(2)	U/W $ per Room
Occupancy	84.3%	22.2%	73.2%	89.6%	89.6%
ADR	$171.68	$181.72	$183.56	$219.68	$219.68
RevPAR	$144.64	$40.39	$134.43	$196.76	$196.76

Room Revenue	$16,629,992	$4,656,778	$15,455,725	$22,621,922	$22,621,922	85.0%	$71,816
Food & Beverage Revenue	0	0	0	0	0	0.0	0
Retail Revenue(3)	757,528	496,274	966,770	1,277,187	1,394,968	5.2	4,428
Parking Revenue	696,203	220,650	481,540	544,710	544,710	2.0	1,729
Other Revenue(4)	2,175,840	634,202	1,719,947	2,065,399	2,065,399	7.8	6,557
Total Revenue	$20,259,563	$6,007,904	$18,623,982	$26,509,218	$26,626,999	100.0%	$84,530

Room Expense	$6,878,397	$2,692,089	$6,464,262	$7,934,480	$7,934,480	35.1%	$25,189
Food & Beverage Expense	0	0	0	0	0	0.0	0
Retail Expense	0	0	0	0	0	0.0	0
Other Department Expense	285,511	88,246	289,789	408,034	408,034	19.8	1,295
Total Department Expenses	$7,163,908	$2,780,335	$6,754,051	$8,342,514	$8,342,514	31.3%	$26,484
Gross Operating Income	$13,095,655	$3,227,569	$11,869,931	$18,166,704	$18,284,485	68.7%	$58,046

Total Undistributed Expenses	6,431,378	3,490,609	5,016,774	6,018,500	6,022,313	22.6	19,118
Gross Operating Profit	$6,664,277	($263,040)	$6,853,157	$12,148,204	$12,262,172	46.1%	$38,928

Property Taxes	$777,994	$997,473	$1,005,735	$914,444	$918,061	$3.4	$2,914
Insurance	233,753	272,777	330,086	330,865	408,361	1.5	1,296
Ground Lease	1,060,610	1,095,384	1,095,384	1,095,985	1,595,236(5)	6.0	5,064
Total Operating Expenses	$15,667,643	$8,636,578	$14,202,030	$16,702,308	$17,286,485	64.9%	$54,878

Net Operating Income	$4,591,920	($2,628,674) (6)	$4,421,952(6)	$9,806,910(6)	$9,340,514	35.1%	$29,652
FF&E	0	0	0	0	1,065,080	4.0	3,381
Net Cash Flow	$4,591,920	($2,628,674)	$4,421,952	$9,806,910	$8,275,434	31.1%	$26,271

NOI DSCR	1.12x	(0.64x)	1.08x	2.39x	2.28x
NCF DSCR	1.12x	(0.64x)	1.08x	2.39x	2.02x
NOI DY	7.6%	(4.4%)	7.3%	16.3%	15.5%
NCF DY	7.6%	(4.4%)	7.3%	16.3%	13.7%
(1)	The TTM 12/31/2022 utilizes the TTM 12/31/2022 for revenues and TTM 11/30/2022 for expenses (with the Room Expense and Other Departmental Expense based on the percentage of revenue as shown in the TTM 11/30/2022), due to the borrower acquiring the Queen Kapiolani Hotel Property on December 14, 2022 and the expense side of the cash flow statement at year end 2022 being distorted due to the acquisition.
(2)	% of U/W Total Revenue for Room Expense, Food & Beverage Expense, Retail Expense and Other Department Expenses are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.
(3)	Retail Revenue is comprised of the base rent, CAM, and percentage rent from the five retail tenants at the Queen Kapiolani Hotel Property, Plan Do See (DECK View Bar & Grill and Knots Coffee Roasters), Greenroom Gallery, Hans Hedemann surf shop/school, Aloha Whip ice cream shop, and Air Methods/Blue Hawaiian Activities (private adventure concierge), that are leased to a third-party operator.
(4)	Other Revenue primarily consists of resort fees, cancellation fees, commissions and miscellaneous income.
(5)	The ground lease expense is underwritten based on the average ground rent over the Queen Kapiolani Hotel Mortgage Loan term. Annual ground rent is currently $1,046,092 (plus Hawaii general excise tax, or GET, of 4.712%) through December 2024, with the next reset occurring for the five-year period from January 1, 2025 to December 31, 2029. The estimated ground rent at the reset is based on the appraisal estimated rent for that period of $1,799,817.
(6)	The decrease in NOI from 2019 to 2020 and subsequent increase from 2020 to 2021 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the recovery in 2021. The further increase in NOI from 2021 to TTM NOI was primarily driven by an additional increase in occupancy from 73.2% to 89.6% and an increase in ADR from $183.56 to $219.68.

Appraisal. The appraised value of $134,000,000 is dated January 24, 2023 and represents the As-Is value of the Queen Kapiolani Hotel Property. The appraisal also provided a Prospective Market Value upon Stabilization of $147,400,000 as of January 24, 2025, representing a 40.9% Cut-Off Date LTV Ratio.

Environmental Matters. According to the Phase I environmental site assessment dated June 2, 2022, there was no evidence of any recognized environmental conditions at the Queen Kapiolani Hotel Property.

Market Overview and Competition. The Queen Kapiolani Hotel Property is located in Honolulu, Hawaii, approximately one block from Waikiki Beach. The immediate area is comprised primarily of high-rise hotels and condominium buildings with retail and restaurants on the ground floor, luxury retail, and beach parks. The Queen Kapiolani Hotel Property is located adjacent to Kapi’olani Regional Park and the Honolulu Zoo, and within 2.4 miles of the Diamond Head State Monument. Additionally, the Queen Kapiolani Hotel Property is within 0.8 miles of the Ala Wai Golf Course and International Market Place, an open-air shopping, dining and entertainment venue with over 90 stores and a grand lanai. The Queen Kapiolani Hotel Property has access throughout the region via

A-3-81

Property Type: Hospitality	Loan #8	Cut-off Date Balance:	$60,300,000
Property Subtype: Full Service	Queen Kapiolani Hotel	Cut-off Date LTV:	45.0%
Address: Honolulu, HI		U/W NCF DSCR:	2.02x
		U/W NOI Debt Yield:	15.5%

H-1, located approximately 1.4 miles from the Queen Kapiolani Hotel Property. Additionally, the Queen Kapiolani Hotel Property is located approximately 10.1 miles from the Daniel K Inouye International Airport.

Tourism is the main driver of demand in the market and according to the Hawaii Department of Business, Economic Development and Tourism, total visitor days in Oahu increased 109.3% from 2020 to 2021, and 34.2% from 2021 to 2022, with 2022 levels approximately 13.4% lower than pre-COVID 2019 visitor days.

According to the appraisal, the estimated 2022 population within a three- and five-mile radius of the Queen Kapiolani Hotel Property was 174,244 and 263,291, respectively. The estimated 2022 average household income within the same three- and five-mile radii was $105,480 and $109,893, respectively.

The appraisal did not identify any directly competitive properties either proposed or under construction.

The table below presents certain information relating to comparable sales pertaining to the Queen Kapiolani Hotel Property identified by the appraisal:

Comparable Sales Summary(1)
Property Name	Location	Year Built / Renovated	Rooms	Sale Date	Sale Price / Room
Queen Kapiolani Hotel (Subject)	150 Kapahulu Avenue Honolulu, HI	1968 / 2019	315	12/2022	$425,397
Royal Lahaina Resort	2780 Kekaa Drive Lahaina, HI	1962 / NAV	494	12/2021	$678,053
Waikiki Sand Villa Hotel	2375 Ala Wai Boulevard Honolulu, HI	1974 / NAV	214	3/2021	$242,991
Holiday Inn Express Waikiki	2058 Kuhio Avenue Honolulu, HI	1984 / NAV	596	11/2019	$344,799
The Modern	1775 Ala Moana Boulevard Honolulu, HI	1965 / NAV	360	4/2018	$597,419
Hilton Garden Inn Waikiki	2330 Kuhio Avenue Honolulu, HI	1971 / NAV	623	3/2018	$340,289
Aston Waikiki Beach Hotel	2570 Kalakaua Avenue Honolulu, HI	1969 / NAV	645	3/2018	$310,078
(1)	Source: Appraisal

Escrows.

Real Estate Taxes – The Queen Kapiolani Hotel Mortgage Loan documents require an upfront deposit of $154,206 and ongoing monthly deposits of $77,103 for real estate taxes.

Insurance – The Queen Kapiolani Hotel Mortgage Loan documents require an upfront reserve of $142,928 and ongoing monthly insurance reserve in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months, initially $35,732.

FF&E Reserve – The Queen Kapiolani Hotel Mortgage Loan documents require ongoing monthly deposits in an amount equal to the sum of (a) the greater of (i) the then-existing FF&E scheduled reserve amount and (ii) 1/12th of the FF&E Deposit Percentage (defined below) and (b) 1/12th of any increase (if any) in the budgeted expenses for FF&E expenditures (as distinct from the capital improvement expenditures as defined in the ground lease), as identified in the annual budget delivered to the lender, and any extraordinary FF&E expenditures (as distinct from the capital improvement expenditures as defined in the ground lease) which are not in the annual budget that are expected by the borrower to be incurred. The reserve is initially estimated at $22,189.

“FF&E Deposit Percentage” means 4.0%; however, so long as the borrower is required to deposit (and is depositing) an amount of 3.0% or more of underwritten revenue into a capex reserve required by the ground lease then the FF&E Deposit Percentage will be 1.0%

Ground Rent Reserve – During the continuance of a Cash Trap Event Period (defined below) the Queen Kapiolani Hotel Mortgage Loan documents require the borrower to deposit, on each monthly payment date, the monthly ground rent payment date in an amount equal to the ground rent payable for the month immediately following the month in which the monthly payment date occurs. Provided no event of default is continuing, the lender will apply the ground rent reserve funds to the payment of the ground rent.

F&B Percentage Rent Credit Reserve – The loan documents require an upfront deposit of $315,026 representing the amount of future percentage rent credits under the existing food and beverage lease. The borrower will deliver to the lender a food and beverage percentage rent credit statement for the preceding calendar month and provided no event of default is continuing, the lender will disburse the food and beverage credit according to the statement for the immediately preceding month.

A-3-82

Property Type: Hospitality	Loan #8	Cut-off Date Balance:	$60,300,000
Property Subtype: Full Service	Queen Kapiolani Hotel	Cut-off Date LTV:	45.0%
Address: Honolulu, HI		U/W NCF DSCR:	2.02x
		U/W NOI Debt Yield:	15.5%

Lockbox and Cash Management. The Queen Kapiolani Hotel Mortgage Loan is structured with a hard lockbox and springing cash management. At loan origination the borrower was required to establish a deposit account for the exclusive benefit of the lender, and the borrower and manager are required to cause all rents and credit card receipts to be deposited directly into the deposit account. Any rents otherwise received by the borrower or manager are required to be deposited into such account within three business days after receipt. Prior to a Cash Trap Event Period (defined below) all funds in the deposit account will be distributed to the borrower. Upon the occurrence of a Cash Trap Event Period, the lender will establish a lender-controlled cash management account and all funds in the deposit account will be swept into the account every business day. After the satisfaction of the cash flow waterfall, all excess cash flow is required to be swept into an excess cash flow subaccount to be held as additional collateral for the Queen Kapiolani Hotel Mortgage Loan.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	an event of default; or
(ii)	the amortizing net cash flow debt service coverage ratio falling below 1.20x, tested quarterly.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or
●	with regard to clause (ii), upon the amortizing net cash flow debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters.

Property Management. The Queen Kapiolani Hotel Property is managed by QK Management, LLC, an affiliate of Sightline Hospitality.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease.  The Queen Kapiolani Hotel Property is subject to a ground lease with a lease expiration of December 31, 2081. The ground lease payments from September 1, 2019 through December 31, 2024 are equal to $1,046,092 per year. The ground lease payments will reset on January 1, 2025 and will be equal to the greater of (a) the fair market value of the land as of that date, multiplied by 6.5% and (b) $1,046,092. The ground lease payments will reset again on January 1, 2030, and will equal 105% of the previous period’s rent through December 31, 2034. The next period will reset January 1, 2035, with the first five-year period being equal to the greater of (a) the fair market value of the land as of that date, multiplied by 8% and (b) the previous period’s rent, and the second five-year period being reset to 105% of the previous period’s rent. Additional increases will occur until lease expiration.

Terrorism Insurance. The Queen Kapiolani Hotel Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Queen Kapiolani Hotel Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

A-3-83

Property Type: Various	Loan #9	Cut-off Date Balance:	$48,500,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #62	Cut-off Date LTV:	48.5.%
Address: Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	11.4%

FedEx Ground – Cumberland

Pick'n Save

Pick 'n Save – Watertown

Food Lion – Elizabeth City

DOLLAR GENERAL

Dollar General – Swartz Creek

FAMILY DOLLAR

Family Dollar – Chicago

CVS pharmacy

CVS Pharmacy – New Cumberland

A-3-84

Property Type: Various	Loan #9	Cut-off Date Balance:	$48,500,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #62	Cut-off Date LTV:	48.5.%
Address: Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	11.4%

Green Bay
Appleton
Oshkosh
Winona
La Crosse
MN
WISCONSIN
Madison
Watertown
MILWAUKEE
Lake Michigan
MI
IOWA
Janesville
Beloit
Rockford
Cedar Rapids
Iowa City
Dubuque
CHICAGO
Aurora
Joliet
Davenport
South Bend
Gary
ILLINOIS
INDIANA
Peoria
Bloomington
Champaign
MO

ONTARIO
CANADA
QUÉBEC
OTTAWA
MONTREAL
ME
TORONTO
NEW YORK
BOSTON
DETROIT
TOLEDO
CLEVELAND
PENNSYLVANIA
NEW YORK
PHILADELPHIA
PITTSBURGH
COLUMBUS
BALTIMORE
WASH. DC
Atlantic Ocean
WV
VIRGINIA
Richmond
Norfolk
VIRGINIA BEACH
RALEIGH
KY
TN
NC

COLO.
KANSAS
Wichita
TULSA
OKLAHOMA CITY
OKLAHOMA
Amarillo
ALBUQUERQUE
NEW MEXICO
Lubbock
FT. WORTH
DALLAS
Irving
Shreveport
Midland
EL PASO
Odessa
TEXAS
AUSTIN
HOUSTON
SAN ANTONIO
Galveston
CHIHUAHUA
MEXICO
Laredo
Corpus Christi
Gulf of Mexico
MONTERREY
McAllen
Brownsville

ARKANSAS
SHREVEPORT
LOUISIANA
Monroe
Vicksburg
JACKSON
MISSISSIPPI
Natchitoches
Alexandria
Hattiesburg
TEXAS
BATON ROUGE
LAFAYETTE
BEAUMONT
Lake Charles
NEW ORLEANS
Houma
Gulf of Mexico

CHATTANOOGA
HUNTSVILLE
Decatur
MISSISSIPPI
BIRMINGHAM
ATLANTA
Marietta
Tuscaloosa
Hoover
Sylacauga
ALABAMA
MONTGOMERY
COLUMBUS
GEORGIA
Auburn
Macon
Meridian
Hattiesburg
Dothan
MOBILE
Pensacola
FLORIDA
TALLAHASSEE
Gulf of Mexico

ExchangeRight Net Leased Portfolio #62		
1	FedEx Ground - Cumberland	Cumberland, MD
2	Pick 'n Save - Watertown	Watertown, WI
3	BioLife Plasma Services L.P. - Irving	Irving, TX
4	Food Lion - Elizabeth City	Elizabeth City, NC
5	Fresenius Medical Care - Fairhaven	Fairhaven, MA
6	CVS Pharmacy - New Cumberland	Fairview Township, PA
7	Family Dollar - Chicago	Chicago, IL
8	Dollar General - Midland	Midland, TX
9	Dollar General - Sylacauga	Sylacauga, AL
10	Dollar General - Baton Rouge	Baton Rouge, LA
11	Dollar General - Horizon City	Horizon City, TX
12	Dollar General - Ponchatoula	Ponchatoula, LA
13	Dollar General - Swartz Creek	Swartz Creek, MI
14	Dollar General - Gonzales	Gonzales, LA
15	Dollar General - Houston	Houston, TX
16	Family Dollar - Lafayette	Lafayette, LA
17	Dollar General - Eagle Pass	Eagle Pass, TX

A-3-85

No. 9 – ExchangeRight Net Leased Portfolio #62

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Citi Real Estate Funding Inc.			Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$48,500,000			Property Type – Subtype(2):	Various – Various
Cut-off Date Balance:	$48,500,000			Location(2):	Various
% of Initial Pool Balance:	4.7%			Size:	427,964 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$113.33
Borrower Sponsor:	ExchangeRight Real Estate, LLC			Maturity Date Balance Per SF:	$113.33
Guarantors:	ExchangeRight Real Estate, LLC,			Year Built/Renovated(2):	Various/Various
	David Fisher, Joshua Ungerecht and			Title Vesting:	Fee
	Warren Thomas			Property Manager:	NLP Management, LLC
Mortgage Rate:	5.6600%				(borrower-related)
Note Date:	March 14, 2023			Current Occupancy (As of):	100.0% (4/1/2023)
Seasoning:	0 months
Maturity Date:	April 1, 2028			YE 2022 Occupancy(3):	NAV
IO Period:	60 months			YE 2021 Occupancy(3):	NAV
Loan Term (Original):	60 months			YE 2020 Occupancy(3):	NAV
Amortization Term (Original):	NAP			As-Is Appraised Value(4):	$100,100,000
Loan Amortization Type:	Interest Only			As-Is Appraised Value Per SF:	$233.90
Call Protection:	L(24),D(29),O(7)			As-Is Appraisal Valuation Date(4):	Various
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			Underwriting and Financial Information
				YE 2022 NOI(3):	NAV
				YE 2021 NOI(3):	NAV
				YE 2020 NOI(3):	NAV
				YE 2019 NOI(3):	NAV
				U/W Revenues:	$5,715,367
				U/W Expenses:	$171,461
Escrows and Reserves(1)				U/W NOI:	$5,543,906
	Initial	Monthly	Cap	U/W NCF:	$5,479,712
Taxes	$52,969	$52,969	NAP	U/W DSCR based on NOI/NCF:	1.99x / 1.97x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	11.4% / 11.3%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	11.4% / 11.3%
TI/LC Reserve	$500,000	Springing	NAP	Cut-off Date LTV Ratio:	48.5%
Deferred Maintenance	$77,868	NAP	NAP	LTV Ratio at Maturity:	48.5%
Unfunded Obligations	$10,000	NAP	NAP

Sources and Uses
Sources			Uses
Original Mortgage Loan Amount	$48,500,000	49.1%	Purchase Price	$96,170,210	97.4%
Sponsor Equity	50,201,780	50.9	Closing Costs	1,890,733	1.9
			Upfront Reserves	640,837	0.6
Total Sources	$98,701,780	100.0%	Total Uses	$98,701,780	100.0%
(1)	See “Escrows” section.
(2)	See “The Properties” section below.
(3)	Historical occupancy and NOI are unavailable because the ExchangeRight Net Leased Portfolio #62 Properties (as defined below) were acquired by the borrower between February 15, 2023 and March 14, 2023.
(4)	The individual appraisal valuations are dated between December 8, 2022 and February 28, 2023.

The Mortgage Loan. The ninth largest mortgage loan (the “ExchangeRight Net Leased Portfolio #62 Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $48,500,000 and secured by the fee interests in 14 single-tenant retail properties, two medical office properties and one industrial property collectively located in 10 states (the “ExchangeRight Net Leased Portfolio #62 Properties”). The ExchangeRight Net Leased Portfolio #62 Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $48,500,000. The ExchangeRight Net Leased Portfolio #62 Mortgage Loan, which accrues interest at a rate of 5.6600% per annum, was originated on March 14, 2023.

The Borrower and Borrower Sponsor. The borrower for the ExchangeRight Net Leased Portfolio #62 Mortgage Loan is ExchangeRight Net-Leased Portfolio 62 DST, a Delaware statutory trust. The borrower sponsors and guarantors are ExchangeRight Real Estate, LLC, David Fisher, Joshua Ungerecht and Warren Thomas. ExchangeRight Net-Leased Portfolio 62 DST is 99.0% owned by accredited investors and 1.0% owned by David Fisher, Joshua Ungerecht and Warren Thomas, (collectively, the “Individual

A-3-86

Property Type: Various	Loan #9	Cut-off Date Balance:	$48,500,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #62	Cut-off Date LTV:	48.5.%
Address: Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	11.4%

Guarantors”). The non-recourse carve-out guarantors are generally the same as the non-recourse carveout guarantors for the ExchangeRight Net Leased Portfolio #61 and ExchangeRight Net Leased Portfolio #60 mortgage loans. ExchangeRight Net-Leased Portfolio 62 DST is managed by NLP Management, LLC, an affiliate of ExchangeRight Real Estate, LLC, a provider of 1031-exchangeable Delaware statutory trust (“DST”) offerings based in Pasadena, California with more than $5.4 billion of assets under management, more than 21 million square feet of space and more than 1,100 properties. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio #62 Mortgage Loan. Gregory S. Harrison, the DST’s signatory trustee has the right to vote on certain material actions taken by ExchangeRight Net-Leased Portfolio 62 DST.

The borrower has master leased the ExchangeRight Net Leased Portfolio #62 Properties to a master tenant (the “ExchangeRight Net Leased Portfolio #62 Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the Individual Guarantors. The ExchangeRight Net Leased Portfolio #62 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote. The master lease generally imposes responsibility on the ExchangeRight Net Leased Portfolio #62 Master Tenant for the operation, maintenance and management of the ExchangeRight Net Leased Portfolio #62 Properties and payment of all expenses incurred in the maintenance and repair of the ExchangeRight Net Leased Portfolio #62 Properties, other than capital expenses. The ExchangeRight Net Leased Portfolio #62 Master Tenant’s interest in all tenant rents will be assigned to the borrower, which in turn will collaterally assigned its interest to the lender. The master lease will be subordinate to the ExchangeRight Net Leased Portfolio #62 Mortgage Loan and, upon an event of default under the ExchangeRight Net Leased Portfolio #62 Mortgage Loan, the lender will have the right to cause the borrower to terminate the master lease. A default under the master lease will be an event of default under the ExchangeRight Net Leased Portfolio #62 Mortgage Loan and give rise to recourse liability to the non-recourse carveout guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Net Leased Portfolio #62 Master Tenant to pay rent as a result of the ExchangeRight Net Leased Portfolio #62 Properties not generating sufficient cash flow for the payment of such rent.

The lender will have the right to require the borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight Net Leased Portfolio #62 Mortgage Loan, (ii) the lender’s good faith determination that the borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of the ExchangeRight Net Leased Portfolio #62 Properties, and (iii) 90 days prior to the maturity date of the ExchangeRight Net Leased Portfolio #62 Mortgage Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight Net Leased Portfolio #62 Mortgage Loan is not delivered to the lender.

The Properties. The ExchangeRight Net Leased Portfolio #62 Properties are comprised of 14 single-tenant retail properties, two medical office properties and one industrial property totaling 427,964 square feet and located across 10 states. The ExchangeRight Net Leased Portfolio #62 Properties are located in the following states: Maryland (one property, 45.0% of net rentable area and 42.3% of underwritten rent), Wisconsin (one property, 14.2% of net rentable area and 13.6% of underwritten rent), Texas (five properties, 11.7% of net rentable area and 15.8% of underwritten rent), Louisiana (four properties, 9.1% of net rentable area and 6.6% of underwritten rent), North Carolina (one property, 8.2% of net rentable area and 7.5% of underwritten rent), Pennsylvania (one property, 2.5% of net rentable area and 4.0% of underwritten rent), Michigan (one property, 2.5% of net rentable area and 1.7% of underwritten rent), Alabama (one property, 2.5% of net rentable area and 1.9% of underwritten rent), Massachusetts (one property, 2.4% of net rentable area and 4.5% of underwritten rent), and Illinois (one property, 1.9% of net rentable area and 2.1% of underwritten rent). Built between 1980 and 2023, the ExchangeRight Net Leased Portfolio #62 Properties range in size from 8,316 square feet to 192,500 square feet.

The ExchangeRight Net Leased Portfolio #62 Properties are leased to the following eight nationally recognized tenants operating in industrial, medical office and diverse retail segments: FedEx Ground, Dollar General, Pick 'n Save, Food Lion, Family Dollar, CVS Pharmacy, Fresenius Medical Care and BioLife Plasma Services L.P. Leases representing 89.7% of net rentable area and 91.0% of the underwritten base rent expire after the maturity date of the ExchangeRight Net Leased Portfolio #62 Mortgage Loan.

A-3-87

Property Type: Various	Loan #9	Cut-off Date Balance:	$48,500,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #62	Cut-off Date LTV:	48.5.%
Address: Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	11.4%

The following table presents certain information relating to the ExchangeRight Net Leased Portfolio #62 Properties which are presented in descending order of their Appraised Values:

ExchangeRight Net Leased Portfolio #62 Properties Summary(1)

Tenant Name City, State	Year Built	Tenant NRSF(2)	% of Portfolio NRSF	Lease Expiration Date(2)	Appraised Value	% of Portfolio Appraised Value	Annual UW Base Rent(2)	Annual UW Base Rent PSF(2)	% of Annual UW Base Rent(2)	Renewal Options
FedEx Ground Cumberland, MD	2022	192,500	45.0%	9/30/2032	46,300,000	46.3%	$2,546,408	$13.23	42.3%	2, 5-Year
Pick 'n Save Watertown, WI	1980	60,689	14.2%	12/31/2030	11,700,000	11.7%	$819,302	$13.50	13.6%	4, 5-Year
BioLife Plasma Services L.P. (3) Irving, TX	2023	10,122	2.4%	3/31/2037	9,080,000	9.1%	$557,856	$55.11	9.3%	3, 5-Year
Food Lion Elizabeth City, NC	2007	35,032	8.2%	10/2/2027	7,000,000	7.0%	$452,000	$12.90	7.5%	4, 5-Year
Fresenius Medical Care Fairhaven, MA	2015	10,330	2.4%	11/30/2030	4,200,000	4.2%	$273,287	$26.46	4.5%	3, 5-Year
CVS Pharmacy New Cumberland, PA	2007	10,818	2.5%	1/31/2030	3,800,000	3.8%	$239,360	$22.13	4.0%	Various(4)
Family Dollar Chicago, IL	2019	8,316	1.9%	3/31/2034	2,220,000	2.2%	$127,624	$15.35	2.1%	6, 5-Year
Dollar General Midland, TX	2016	10,896	2.5%	11/30/2031	1,850,000	1.8%	$116,028	$10.65	1.9%	3, 5-Year
Dollar General Sylacauga, AL	2022	10,610	2.5%	8/31/2037	1,825,000	1.8%	$114,784	$10.82	1.9%	5, 5-Year
Dollar General Baton Rouge, LA	2022	10,716	2.5%	9/30/2037	1,770,000	1.8%	$110,596	$10.32	1.8%	3, 5-Year
Dollar General Horizon City, TX	2022	10,640	2.5%	11/30/2037	1,700,000	1.7%	$106,008	$9.96	1.8%	5, 5-Year
Dollar General Ponchatoula, LA	2022	10,722	2.5%	4/30/2037	1,640,000	1.6%	$102,311	$9.54	1.7%	3, 5-Year
Dollar General Swartz Creek, MI	2022	10,677	2.5%	11/30/2037	1,600,000	1.6%	$99,656	$9.33	1.7%	5, 5-Year
Dollar General Gonzales, LA	2020	9,198	2.1%	7/31/2036	1,540,000	1.5%	$96,070	$10.44	1.6%	3, 5-Year
Dollar General Houston, TX	2008	9,065	2.1%	2/29/2028	1,415,000	1.4%	$91,909	$10.14	1.5%	2, 5-Year
Family Dollar Lafayette, LA	2019	8,449	2.0%	3/31/2030	1,260,000	1.3%	$85,200	$10.08	1.4%	6, 5-Year
Dollar General Eagle Pass, TX	2014	9,184	2.1%	1/31/2030	1,200,000	1.2%	$77,778	$8.47	1.3%	3, 5-Year
Total/Weighted Average		427,964	100.0%		$100,100,000	100.0%	$6,016,176	$14.06	100.0%
(1)	Information obtained from the appraisals.
(2)	Based on underwritten rent roll dated April 1, 2023.
(3)	BioLife Plasma Services L.P., the sole tenant at the BioLife Plasma Services L.P. – Irving property, has the right to terminate its lease at any time upon providing 30 days written notice to landlord, and payment of a termination fee.
(4)	CVS Pharmacy has one, four-year and one, three-year renewal options.

Major Tenants.

FedEx Ground (“FedEx”) (192,500 square feet; 45.0% of net rentable area; 42.3% of underwritten base rent; September 30, 2032 lease expiration) – FedEx is a provider of transportation, e-commerce and business services. It offers time definite delivery services and international trade services such as customs brokerage, and global ocean and air freight forwarding. The company provides small-package ground delivery services, residential delivery services, freight services, in-store services and other business solutions. FedEx has a market presence across various countries and territories in North America, South and Central America, Asia-Pacific, the Middle East, and Europe. FedEx is headquartered in Memphis, Tennessee.

Dollar General (91,708 square feet; 21.4% of net rentable area; 15.2% of underwritten base rent; with various lease expiration dates) – Dollar General is a discount retailer that offers merchandise, including consumable items, seasonal items, home products and apparel. Its merchandise includes brands from manufacturers, as well as its own private brand selections with prices at discounts to brands. Its consumables category includes paper and cleaning products, packaged food, perishables, snacks, health and beauty, pet, and tobacco products. Dollar General has more than 19,000 stores in 47 states.

Pick 'n Save (60,689 square feet; 14.2% of net rentable area; 13.6% of underwritten base rent; December 31, 2030 lease expiration) – Pick ‘n Save is a grocery store chain founded in 1975 in Milwaukee, Wisconsin. In 2015, Pick 'n Save became a wholly owned subsidiary of Kroger. Kroger is a grocery store chain with nearly 2,800 stores in 35 states under two dozen banners and annual sales of more than $132.5 billion.

A-3-88

Property Type: Various	Loan #9	Cut-off Date Balance:	$48,500,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #62	Cut-off Date LTV:	48.5.%
Address: Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	11.4%

The following table presents certain information relating to the tenancy at the ExchangeRight Net Leased Portfolio #62 Properties:

Major Tenants(1)

Tenant Name (Property)	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Termination Option (Y/N)
Major Tenants
FedEx Ground	NR / Baa2 / BBB	192,500	45.0%	$13.23	$2,546,408	42.3%	9/30/2032	N
Dollar General	NR / Baa2 / BBB	91,708	21.4%	$9.98	$915,139	15.2%	Various(4)	N
Pick 'n Save	NR / Baa1 / BBB	60,689	14.2%	$13.50	$819,302	13.6%	12/31/2030	N
Food Lion	NR / Baa1 / BBB+	35,032	8.2%	$12.90	$452,000	7.5%	10/2/2027	N
Family Dollar	NR / Baa2 / NR	16,765	3.9%	$12.69	$212,824	3.5%	Various(5)	N
CVS Pharmacy	NR / Baa2 / BBB	10,818	2.5%	$22.13	$239,360	4.0%	1/31/2030	N
Fresenius Medical Care	BBB- / Baa3 / BBB-	10,330	2.4%	$26.46	$273,287	4.5%	11/30/2030	N
BioLife Plasma Services L.P.(3)	NR / Baa2 / BBB+	10,122	2.4%	$55.11	$557,856	9.3%	3/31/2037	Y
Occupied Collateral Total		427,964	100.0%	$14.06	$6,016,176	100.0%

Vacant Space		0	0.0%

Collateral Total		427,964	100.0%

(1)	Based on the underwritten rent roll dated April 1, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	BioLife Plasma Services L.P., the sole tenant at the BioLife Plasma Services L.P. – Irving property, has the right to terminate its lease at any time upon providing 30 days written notice to landlord, and payment of a termination fee.
(4)	Dollar General leases 91,708 square feet of space across nine properties: (i) Dollar General – Midland 10,896 square feet of space with an initial lease expiration of November 30, 2031; (ii) Dollar General – Sylacauga 10,610 square feet of space with an initial lease expiration of August 31, 2037; (iii) Dollar General - Baton Rouge 10,716 square feet of space with an initial lease expiration of September 30, 2037; (iv) Dollar General - Horizon City 10,640 square feet of space with an initial lease expiration of November 30, 2037; (v) Dollar General – Ponchatoula 10,722 square feet of space with an initial lease expiration of April 30, 2037; (vi) Dollar General - Swartz Creek 10,677 square feet of space with an initial lease expiration of November 30, 2037; (vii) Dollar General – Gonzales 9,198 square feet of space with an initial lease expiration of July 31, 2036; (viii) Dollar General – Houston 9,065 square feet of space with an initial lease expiration of February 29, 2028; and (ix) Dollar General - Eagle Pass 9,184 square feet of space with an initial lease expiration of January 31, 2030.
(5)	Family Dollar leases 16,765 square feet of space across two properties: (i) Family Dollar – Chicago 8,316 square feet of space with an initial lease expiration of March 31, 2034; and (ii) Family Dollar – Lafayette 8,449 square feet of space with an initial lease expiration of March 31, 2030

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Net Leased Portfolio #62 Properties:

Lease Expiration Schedule(1) (2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	0	0.0%	$0.00
2027	1	35,032	8.2%	35,032	8.2%	452,000	7.5%	$12.90
2028	1	9,065	2.1%	44,097	10.3%	91,909	1.5%	$10.14
2029	0	0	0.0%	44,097	10.3%	0	0.0%	$0.00
2030	5	99,470	23.2%	143,567	33.5%	1,494,927	24.8%	$15.03
2031	1	10,896	2.5%	154,463	36.1%	116,028	1.9%	$10.65
2032	1	192,500	45.0%	346,963	81.1%	2,546,408	42.3%	$13.23
2033	0	0	0.0%	346,963	81.1%	0	0.0%	$0.00
Thereafter	8	81,001	18.9%	427,964	100.0%	1,314,904	21.9%	$16.23
Vacant	0	0	0.0%	427,964	100.0%	0	0.0%	$0.00
Total/Wtd. Avg.	17	427,964	100.0%			$6,016,176	100.0%	$14.06
(1)	Based on the underwritten rent roll dated April 1, 2023.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
A-3-89

Property Type: Various	Loan #9	Cut-off Date Balance:	$48,500,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #62	Cut-off Date LTV:	48.5.%
Address: Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	11.4%

The following table presents historical occupancy percentages at the ExchangeRight Net Leased Portfolio #62 Properties:

Historical Occupancy

12/31/2020(1)	12/31/2021(1)	12/31/2022(1)	4/1/2023(2)
NAV	NAV	NAV	100.0%
(1)	The borrower sponsor recently acquired the ExchangeRight Net Leased Portfolio #62 Properties between February 15, 2023 and March 14, 2023. As such, historical occupancies are not available.
(2)	Information obtained from the underwritten rent roll dated April 1, 2023.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight Net Leased Portfolio #62 Properties:

Cash Flow Analysis(1)(2)

	U/W	%(3)	U/W $ per SF
Base Rent	$5,983,935	99.5%	$13.98
Rent Steps	32,241	0.5	0.08
Total Reimbursements	0	0.0	0.00
Gross Potential Rent(4)	$6,016,176	100.0%	$14.06
(Vacancy & Credit Loss)	(300,809)	(5.0)	(0.70)
Effective Gross Income	$5,715,367	95.0%	$13.35

Real Estate Taxes	$0	0.0%	$0.00
Management Fee	171,461	3.0	0.40
Insurance	0	0.0	0.00
Other Operating Expenses	0	0.0	0.00
Total Expenses	$171,461	3.0%	$0.40

Net Operating Income	$5,543,906	97.0%	$12.95
Replacement Reserves	64,195	1.1	0.15
TI/LC	0	0.0	0.00
Net Cash Flow	$5,479,712	95.9%	$12.8	0

NOI DSCR	1.99x
NCF DSCR	1.97x
NOI Debt Yield	11.4%
NCF Debt Yield	11.3%
(1)	Based on the underwritten cash flow dated April 1, 2023.
(2)	Historical NOI is unavailable because the ExchangeRight Net Leased Portfolio #62 Properties were acquired by the borrower sponsor between February 15, 2023 and March 14, 2023.
(3)	Represents (i) percent of Gross Potential Rent for all revenue fields and Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(4)	U/W Gross Potential Rent includes $32,241 of straight-line rent.

Appraisal. According to the individual appraisal valuations dated between December 8, 2022 and February 28, 2023 the ExchangeRight Net Leased Portfolio #62 Properties had an aggregate “As-is” value of $100,100,000.

Environmental Matters. Phase I environmental reports dated between September 29, 2022 and March 9, 2023 were delivered in connection with the origination of the ExchangeRight Net Leased Portfolio #62 Mortgage Loan. The environmental report for the Food Lion – Elizabeth City property identified a REC related to historical use of the property for manufacturing operations with use of septic systems. Furthermore, the environmental report for the Family Dollar – Chicago property identified a REC related to historical use of the property as a gas station with an open leaking underground storage tank case. In addition the north adjoining property was occupied by a dry cleaner from 1960 to 1971.

A-3-90

Property Type: Various	Loan #9	Cut-off Date Balance:	$48,500,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #62	Cut-off Date LTV:	48.5.%
Address: Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	11.4%

Escrows. At origination of the ExchangeRight Net Leased Portfolio #62 Mortgage Loan, the borrower deposited approximately (i) $52,969 into a real estate tax reserve account, (ii) $77,868 into a deferred maintenance reserve account, (iii) $10,000 into an unfunded obligations reserve account and (iv) $500,000 into a TI/LC reserve account.

Real Estate Taxes – At origination of the ExchangeRight Net Leased Portfolio #62 Mortgage Loan, the borrowers deposited approximately $52,969 for real estate taxes. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months (initially estimated to be approximately $52,969).

Insurance – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage, unless an acceptable blanket policy was in place. An acceptable blanket policy was in place at origination of the ExchangeRight Net Leased Portfolio #62 Mortgage Loan.

Replacement Reserve – The borrower is required on each monthly payment date during a Cash Management Period (as defined below) to deposit approximately $4,086 (representing 1/12 of the product obtained by multiplying $0.15 by the aggregate number of rentable square feet of space at the ExchangeRight Net Leased Portfolio #62 Properties) into a capital reserve subaccount. Provided that no deposit will be required to be made with respect to the aggregate number of rentable square feet at the ExchangeRight Net Leased Portfolio #62 Properties for which tenants are obligated under their applicable leases to pay capital expenses for their respective premises; in each case, to the extent the following conditions are satisfied (i) no event of default under the ExchangeRight Net Leased Portfolio #62 Mortgage Loan has occurred and is continuing, (ii) the borrower provides proof of payment by the applicable tenant of all capital expenses promptly following request by the lender, (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the tenant such that its ability to timely pay the capital expenses has been materially jeopardized. The ExchangeRight Net Leased Portfolio #62 Mortgage Loan documents provide that the initial such tenants are the tenants at the (i) BioLife Plasma Services L.P. – Irving, (ii) Family Dollar - Chicago, (iii) Dollar General – Midland, (iv) Dollar General – Sylacauga, (v) Dollar General - Baton Rouge, (vi) Dollar General - Horizon City, (vii) Dollar General – Ponchatoula, (viii) Dollar General - Swartz Creek, (ix) Dollar General – Gonzales and (x) Dollar General - Eagle Pass ExchangeRight Net Leased Portfolio #62 Properties.

TI/LC Reserve - At origination of the ExchangeRight Net Leased Portfolio #62 Mortgage Loan, the borrowers deposited $500,000 for tenant improvements and leasing commissions. On each due date during a Cash Management Period, the borrower will be required to deposit approximately $26,748 (representing 1/12th of the product obtained by multiplying $0.75 by the aggregate number of rentable square feet of space at the ExchangeRight Net Leased Portfolio #62 Properties) into a TI/LC reserve subaccount.

Deferred Maintenance Reserve – The ExchangeRight Net Leased Portfolio #62 Mortgage Loan documents require an upfront reserve of $77,868 for immediate repairs.

Unfunded Obligations Reserve – The ExchangeRight Net Leased Portfolio #62 Mortgage Loan documents require an upfront reserve of $10,000 for unfunded obligations.

Lockbox and Cash Management. The ExchangeRight Net Leased Portfolio #62 Mortgage Loan requires a hard lockbox and springing cash management. The borrower, manager and master lessee are required to cause all rents to be deposited directly into a lender approved lockbox account. All funds received by the borrower, manager, or master lessee are required to be deposited in a lockbox account within two business days following receipt. During the continuance of a Cash Management Period, all funds on deposit in the lockbox account are required to be swept at the end of each business day into a lender-controlled cash management account and applied on each payment date and disbursed in accordance with the ExchangeRight Net Leased Portfolio #62 Mortgage Loan agreement. Provided no Cash Management Period is continuing, funds on deposit in the lockbox accounts will be disbursed to the borrower’s operating account.

A “Cash Management Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default (beyond any applicable cure period) under the ExchangeRight Net Leased Portfolio #62 Mortgage Loan documents, (ii) the debt service coverage ratio for the ExchangeRight Net Leased Portfolio #62 Mortgage Loan being less than 1.50x, or (iii) the monthly payment date that occurs in January 1, 2028 to the extent a Qualified Transfer (as defined below) has not occurred as of such date, and (B) ending upon (a) with respect to clause (i) above, such event of default has been cured, (b) with respect to clause (ii) above, the debt service coverage ratio for the ExchangeRight Net Leased Portfolio #62 Mortgage Loan is at least equal to 1.55x as of the last day of two consecutive calendar quarters, or (c) with respect to clause (iii) above, a Qualified Transfer has occurred. Notwithstanding the foregoing, a Cash Management Period will not be deemed to cease in the event any other triggering event is then ongoing.

A “Qualified Transfer” means any time following March 14, 2024, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower and the ExchangeRight Net Leased Portfolio #62 Master Tenant to an Approved Transferee (as defined below) and to replace the non-recourse carveout guarantors with such Approved Transferee (or other acceptable replacement guarantor); provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight Net Leased Portfolio #62 Mortgage Loan, (ii) the ExchangeRight Net Leased Portfolio #62 Properties will continue to be managed by a qualified manager, (iii) prior to any release of the guarantor, the Approved Transferee (or other acceptable replacement guarantor) executes a full guarantee and indemnity pursuant to which it agrees to be liable (from and after the transfer) for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty, (iv) the Approved Transferee owns 100% of the

A-3-91

Property Type: Various	Loan #9	Cut-off Date Balance:	$48,500,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #62	Cut-off Date LTV:	48.5.%
Address: Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	11.4%

beneficial ownership interests in, and controls, the borrower and ExchangeRight Net Leased Portfolio #62 Master Tenant, (v) the delivery of opinions regarding existence, authority, enforceability and non-consolidation satisfactory to the lender and (vi) if required by the lender, rating agency confirmation from each applicable rating agency.

"Approved Transferee" means either (A) an eligible institution that is, or is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (B) any person that (1) is a Qualified Transferee (as defined below), (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Net leased portfolio #62 Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 square feet in the aggregate, (4) maintains either (i) a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000 or (ii) an investment grade rating by S&P or Moody’s, (5) at all times owns no less than 100% of the legal and beneficial ownership of the borrower, (6) is not a Delaware statutory trust and (7) causes the borrower to convert into a Delaware limited liability company, provided, however, such conversion will not be required if, prior to or otherwise in connection with any such transfer (A) the borrower is solely owned by a person under the management control of David Fisher, Joshua Ungerecht and Warren Thomas, and (B) the borrower is no longer treated as an investment trust pursuant to the Internal Revenue Code of 1986.

A “Qualified Transferee” means a transferee that (i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to, a Patriot Act offense and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments, litigations or regulatory actions against it or its interests and (v) is not a crowdfunded entity or controlled by a crowdfunded entity.

In addition, at any time following March 14, 2024, the borrower sponsors have the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower and the ExchangeRight Net Leased Portfolio #62 Master Tenant to an Approved REIT (as defined below) or a subsidiary thereof that meets the requirements of a Qualified Transferee and to replace the non-recourse carveout guarantors with such Approved REIT.

"Approved REIT" means a real estate investment trust that (i) meets the requirements of a Qualified Transferee and for whom the lender has received a credit check and bankruptcy, litigation judgment lien and other comparable searches, all of which are reasonably acceptable to the lender, (ii) is at all times (A) owned, directly or indirectly, by David Fisher, Joshua Ungerecht and Warren Thomas in an amount that is equal to either (1) 1% of all equity interests or (2) equity interests valued at not less than $15,000,000, and (B) under the management control of an approved REIT manager, and (iii) is otherwise reasonably acceptable to the lender in all respects. Subject to the satisfaction of clauses (i) and (ii) above, each of (x) ExchangeRight Income Fund (doing business as the ExchangeRight Essential Income Strategy), a Maryland statutory trust, (y) ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership, and (z) any real estate investment trust or the operating partnership that is under the management control of such real estate investment trust shall be deemed to have satisfied clause (iii) above provided such entity has total assets of at least $400,000,000 (excluding the Properties) and at least $200,000,000 in shares of beneficial interest owned by investors.

Property Management. The ExchangeRight Net Leased Portfolio #62 Properties are managed by NLP Management, LLC, an affiliate of the borrower sponsor.

Partial Release. The borrower is permitted to a release of one or more of the ExchangeRight Net Leased Portfolio #62 Properties from the lien of the ExchangeRight Net Leased Portfolio #62 Mortgage Loan documents at any time after the date that is the earlier to occur of (a) the third anniversary of the origination date of the ExchangeRight Net Leased Portfolio #62 Mortgage Loan, and (b) the date that is two years after the closing date of this securitization, subject to satisfaction of the applicable conditions set forth therein, including, without limitation, that:

(i)	the sale of such ExchangeRight Net Leased Portfolio #62 Property is pursuant to an arm’s-length agreement with a third party not affiliated with the borrower or guarantor;
(ii)	no event of default has occurred and is continuing under the ExchangeRight Net Leased Portfolio #62 Mortgage Loan;
(iii)	the borrower has delivered a REMIC opinion with respect to any applicable release in form and substance acceptable to the lender and the rating agencies and such release otherwise satisfies then applicable REMIC rules and regulations;
(iv)	the ExchangeRight Net Leased Portfolio #62 Mortgage Loan is defeased (to the extent that a partial defeasance is then permitted under the ExchangeRight Net Leased Portfolio #62 Mortgage Loan documents), in an amount equal to the greater of (a) 115% of the allocated loan amount of such ExchangeRight Net Leased Portfolio #62 Property or Properties and (b) 90% of the net sales proceeds applicable to such ExchangeRight Net Leased Portfolio #62 Property;
(v)	the debt service coverage ratio for the ExchangeRight Net Leased Portfolio #62 Mortgage Loan after any such release is at least equal to the greater of (i) 2.00x and (ii) the debt service coverage ratio immediately prior to release
(vi)	the debt yield for the ExchangeRight Net Leased Portfolio #62 Mortgage Loan after any such release is at least equal to the greater of (i) 11.30% and (ii) the debt yield immediately prior to release; and
A-3-92

Property Type: Various	Loan #9	Cut-off Date Balance:	$48,500,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #62	Cut-off Date LTV:	48.5.%
Address: Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	11.4%
(vii)	the borrower delivers a rating agency comfort letter that such release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the BANK5 2023-5YR1 certificates.

Real Estate Substitution. Not permitted.

Right of First Offer/Right of First Refusal. The lease for the sole tenant at the Family Dollar – Chicago property, Family Dollar, contains a right of first refusal to purchase the applicable property upon the borrower’s receipt of a bonafide written offer to purchase the property. Pursuant to the terms of such tenant’s lease, such right of first refusal is expressly inapplicable to a foreclosure sale, deed in lieu of foreclosure or similar conveyance resulting from a lender exercising its remedies under a mortgage or deed of trust encumbering the property.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers terrorist acts in an amount equal to the “full replacement cost” of the ExchangeRight Net Leased Portfolio #62 Properties together with 18 months of business income insurance, plus a 365-day extended period of indemnity, provided that such coverage is available. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-93

Property Type: Various	Loan #10	Cut-off Date Balance:	$46,872,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #61	Cut-off Date LTV:	48.0%
Address: Various		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	12.0%

102
CVS/pharmacy
CVS Pharmacy – San Jacinto, CA

BioLife
BioLife Plasma Services L.P. – Webster (Ponds), TX

GIANT EAGLE
PHARMACY
Giant Eagle – Columbus, OH

FAMILY DOLLAR
Family Dollar – North Chicago, IL

DOLLAR GENERAL
DOLLAR GENERAL
Dollar General – Salem, VA

metro market
Metro Market – Madison, WI

A-3-94

Property Type: Various	Loan #10	Cut-off Date Balance:	$46,872,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #61	Cut-off Date LTV:	48.0%
Address: Various		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	12.0%

ONTARIO
Lake Superior
MINN.
WISCONSIN
MICHIGAN
MINNEAPOLIS
St. Paul
Rochester
Wausau
Green Bay
Appleton
La Crosse
Madison
Shorewood Hills
MILWAUKEE
Grand Rapids
Lansing
DETROIT
IOWA
Des Moines
Cedar Rapids
Dubuque
North Chicago
CHICAGO
South Bend
Toledo
CLEVELAND
Moline
Fort Wayne
OHIO
INDIANA
COLUMBUS
Peoria
Springfield
INDIANAPOLIS
Miamisburg
St. Joseph
ILLINOIS
Bloomington
CINCINNATI
KANSAS CITY
Columbia
Jefferson City
ST. LOUIS
LOUISVILLE
KS
MISSOURI
Lexington
WV
Evansville
Berea
Springfield
Bowling Green
KENTUCKY
VA
TN
Bristol

ONTARIO
Lake Ontario
VERMONT
NH
MAINE
Portland
Rochester
Syracuse
Utica
NEW YORK
Albany
Troy
MASS
BOSTON
Springfield
Worcester
Providence
Hartford
CT
Scranton
New Haven
Bridgeport
PENNSYLVANIA
Allentown
Newark
NEW YORK
Harrisburg
Reading
Trenton
NEW JERSEY
Atlantic Ocean
PHILADELPHIA
Wilmington
MD
BALTIMORE
Atlantic City
WASHINGTON, DC
Annapolis
DE
VA

FRESNO
NEVADA
CALIFORNIA
Visalia
SIERRA NEVADA MTS
Paso Robles
Bakersfield
MOJAVE DESERT
San Luis Obispo
Santa Maria
Barstow
Lancaster
Palmdale
Victorville
Lompoc
Santa Barbara
Ventura
Santa Clarita
Simi Valley
Glendale
San Bernardino
LOS ANGELES
Riverside
Palm Springs
LONG BEACH
Anaheim
San Jacinto
Indio
Oceanside
Poway
SAN DIEGO
MEXICO

COLO.
KANSAS
Wichita
Springfield
MO
Santa Fe
TULSA
ALBUQUERQUE
Amarillo
OKLAHOMA CITY
Norman
Fort Smith
NEW MEXICO
OKLAHOMA
AR
Wichita Falls
Lubbock
Denton
Las Cruces
FT. WORTH
DALLAS
Shreveport
EL PASO
Abilene
Tyler
CIUDAD JUAREZ
Midland
TEXAS
Odessa
San Angelo
Killeen
Waco
LA
AUSTIN
College Station
HOUSTON
Beaumont
SAN ANTONIO
Webster
CHIHUAHUA
MEXICO
Corpus Christi
Gulf of Mexico
Laredo
Harlingen
MONTERREY
McAllen
Brownsville

Steubenville
PITTSBURGH
Harrisburg
Reading
PENNSYLVANIA
York
Lancaster
Wheeling
OHIO
Hagerstown
Newark
Cumberland
Morgantown
Frederick
Towson
Marietta
Clarksburg
BALTIMORE
Winchester
Annapolis
WASHINGTON, DC
Arlington
Upper Marlboro
WEST VIRGINIA
APPALACHIAN MTS.
MARYLAND
Charleston
Harrisonburg
Fredericksburg
Staunton
Charlottesville
VIRGINIA
Richmond
Ashland
Mechanicsville
Salem
Lynchburg
Hopewell
Roanoke
Farmville
Petersburg
Christiansburg
Hampton
NORFOLK
Martinsville
South Hill
VIRGINIA BEACH
Danville
NORTH CAROLINA
WINSTON-SALEM
GREENSBORO
DURHAM
RALEIGH
Rocky Mount
High Point
Cary
Wilson

ExchangeRight Net Leased Portfolio #61

1	Giant Eagle - Columbus, OH	Columbus, OH
2	Metro Market - Madison, WI	Shorewood Hills, WI
3	Giant Food - Upper Marlboro, MD	Upper Marlboro, MD
4	Unity Point Health - Moline, IL	Moline, IL
5	BioLife Plasma Services L.P. - Webster, TX	Webster, TX
6	CVS Pharmacy - San Jacinto, CA	San Jacinto, CA
7	CVS Pharmacy - Gloversville, NY	Gloversville, NY
8	Dollar General Market - Lompoc, CA	Lompoc, CA
9	CVS Pharmacy - Miamisburg, OH	Miamisburg, OH
10	Tractor Supply Company - Berea, KY	Berea, KY
11	Family Dollar - North Chicago, IL	North Chicago, IL
12	Family Dollar - Berwick, PA	Berwick, PA
13	Family Dollar - Williamsport, PA	Williamsport, PA
14	Dollar Tree - San Antonio, TX	San Antonio, TX
15	AutoZone - Las Cruces, NM	Las Cruces, NM
16	Dollar General - Salem, VA	Salem, VA

A-3-95

No. 10 – ExchangeRight Net Leased Portfolio #61
Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$46,872,000			Property Type – Subtype:	Various – Various
Cut-off Date Balance:	$46,872,000			Location(2):	Various
% of Initial Pool Balance:	4.6%			Size(2):	387,016 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$121.11
Borrower Sponsors:	ExchangeRight Real Estate, LLC,			Maturity Date Balance Per SF:	$121.11
	David Fisher, Joshua Ungerecht and Warren Thomas			Year Built/Renovated(2):	Various / Various
Guarantors:	ExchangeRight Real Estate, LLC,			Title Vesting:	Fee
	David Fisher, Joshua Ungerecht and			Property Manager:	NLP Management, LLC
	Warren Thomas				(borrower-related)
Mortgage Rate:	5.8930%			Current Occupancy (As of):	100.0% (4/1/2023)
Note Date:	January 20, 2023
Seasoning:	2 months			YE 2022 Occupancy(3):	NAV
Maturity Date:	February 1, 2028			YE 2021 Occupancy(3):	NAV
IO Period:	60 months			YE 2020 Occupancy(3):	NAV
Loan Term (Original):	60 months			YE 2019 Occupancy(3):	NAV
Amortization Term (Original):	NAP			As-Is Appraised Value(4):	$97,650,000
Loan Amortization Type:	Interest Only			As-Is Appraised Value Per SF:	$252.32
Call Protection:	L(26),D(27),O(7)			As-Is Appraisal Valuation Date(4):	Various
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			Underwriting and Financial Information
Additional Debt Type (Balance):	NAP			YE 2022 NOI(3):	NAV
				YE 2021 NOI(3):	NAV
				YE 2020 NOI(3):	NAV
				YE 2019 NOI(3):	NAV
				U/W Revenues:	$5,822,418
				U/W Expenses:	$174,673
Escrows and Reserves(1)				U/W NOI:	$5,647,745
	Initial	Monthly	Cap	U/W NCF:	$5,547,132
Taxes	$234,015	$67,428	NAP	U/W DSCR based on NOI/NCF:	2.02x / 1.98x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	12.0% / 11.8%
Replacement Reserve	$338,018	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	12.0% / 11.8%
TI/LC Reserve	$500,000	Springing	NAP	Cut-off Date LTV Ratio:	48.0%
Deferred Maintenance	$602,364	$0	NAP	LTV Ratio at Maturity:	48.0%

Sources and Uses
Sources			Uses
Original Loan Amount	$46,872,000	47.7%	Purchase price	$95,790,940	97.4%
Borrower Equity	51,475,741	52.3	Reserves	1,674,397	1.7
			Closing Costs	882,405	0.9
Total Sources	$98,347,741	100.0%	Total Uses	$98,347,741	100.0%
(1)	See “Escrows” below for further discussion of reserve requirements.
(2)	See “The Properties” section below.
(3)	Historical occupancy and NOI are unavailable because the ExchangeRight Properties (as defined below) were acquired by the borrower between April 19, 2022 and December 16, 2022.
(4)	The individual appraisal valuations are dated between October 29, 2022 and January 9, 2023.
A-3-96

Property Type: Various	Loan #10	Cut-off Date Balance:	$46,872,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #61	Cut-off Date LTV:	48.0%
Address: Various		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	12.0%

The Mortgage Loan. The tenth largest mortgage loan (the “ExchangeRight Net Leased Portfolio #61 Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $46,872,000 and secured by the fee interests in 14 retail and two medical office properties located in 11 states (the “ExchangeRight Properties”).

The Borrower and the Borrower Sponsors. The borrower for the ExchangeRight Net Leased Portfolio #61 Mortgage Loan is ExchangeRight Net Leased Portfolio 61 DST, a Delaware statutory trust with at least one independent trustee. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio #61 Mortgage Loan. The borrower sponsors are ExchangeRight Real Estate, LLC, David Fisher, Joshua Ungerecht and Warren Thomas. ExchangeRight Real Estate, LLC and its three owners, David Fisher, Joshua Ungerecht and Warren Thomas (collectively, the “Individual Guarantors”), are the guarantors of certain non-recourse carveout liabilities under the ExchangeRight Net Leased Portfolio #61 Mortgage Loan. The non-recourse carve-out guarantors are generally the same as the non-recourse carveout guarantors for the ExchangeRight Net Leased Portfolio #62 and ExchangeRight Net Leased Portfolio #60 mortgage loans.

The borrower has master leased the ExchangeRight Properties to a master tenant (the “ExchangeRight Net Leased Portfolio #61 Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the Individual Guarantors. The ExchangeRight Net Leased Portfolio #61 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Net Leased Portfolio #61 Master Tenant for the operation, maintenance and management of the ExchangeRight Properties and payment of all expenses incurred in the maintenance and repair of the ExchangeRight Properties, other than capital expenses. The ExchangeRight Net Leased Portfolio #61 Master Tenant’s interest in all tenant rents was assigned to the borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight Net Leased Portfolio #61 Mortgage Loan and, upon an event of default under the ExchangeRight Net Leased Portfolio #61 Mortgage Loan, the lender has the right to cause the borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight Net Leased Portfolio #61 Mortgage Loan and gives rise to recourse liability to the non-recourse carveout guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Net Leased Portfolio #61 Master Tenant to pay rent as a result of the ExchangeRight Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight Net Leased Portfolio #61 Mortgage Loan, (ii) the lender’s good faith determination that the borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of the ExchangeRight Properties, and (iii) 90 days prior to the maturity date of the ExchangeRight Net Leased Portfolio #61 Mortgage Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight Net Leased Portfolio #61 Mortgage Loan is not delivered to the lender.

The Properties. The ExchangeRight Properties are comprised of 14 single-tenant retail and two medical office properties totaling 387,016 square feet and located across 11 states. The ExchangeRight Properties are located in the following states: Ohio (two properties, 24.9% of net rentable area and 24.5% of underwritten rent), Maryland (one property, 15.7% of net rentable area and 12.0% of underwritten rent), Wisconsin (one property, 13.3% of net rentable area and 13.0% of underwritten rent), Illinois (two properties, 12.6% of net rentable area and 12.9% of underwritten rent), California (two properties, 9.9% of net rentable area and 9.9% of underwritten rent) and Texas (two properties, 6.3% of net rentable area and 11.3% of underwritten rent), with the six remaining ExchangeRight Properties located in New York, Kentucky, Pennsylvania, New Mexico and Virginia. Built between 1979 and 2022, the ExchangeRight Properties range in size from 6,840 square feet to 86,608 square feet.

The ExchangeRight Properties are leased to the following twelve nationally recognized tenants operating in medical and diverse retail segments: Family Dollar, Dollar General, Dollar Tree, AutoZone, CVS Pharmacy, Dollar General Market, Metro Market, Tractor Supply, Unity Point Health, Giant Eagle, Giant Food and BioLife Plasma Services L.P. Leases representing 97.4% of net rentable area and 95.8% of the underwritten base rent expire after the maturity date of the ExchangeRight Net Leased Portfolio #61 Mortgage Loan.

A-3-97

Property Type: Various	Loan #10	Cut-off Date Balance:	$46,872,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #61	Cut-off Date LTV:	48.0%
Address: Various		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	12.0%

The following table presents certain information relating to the ExchangeRight Properties, which are presented in descending order of their Appraised Values:

ExchangeRight Properties Summary

Tenant Name City, State	Year Built	Tenant NRSF	% of Portfolio NRSF	Lease Expiration Date	Appraised Value	% of Portfolio Appraised Value	Annual UW Base Rent	Annual UW Base Rent PSF	% of Annual UW Base Rent	Renewal Options
Giant Eagle Columbus, OH	2008	86,608	22.4%	7/31/2028	$18,300,000	18.7%	$1,234,164	$14.25	20.3%	8, 5-Year
Metro Market Shorewood Hills, WI	2002	51,370	13.3%	1/31/2032	$12,700,000	13.0%	$787,500	$15.33	13.0%	6, 5-Year
Giant Food Upper Marlboro, MD	1993	60,951	15.7%	6/30/2028	$11,600,000	11.9%	$728,000	$11.94	12.0%	7, 5-Year
Unity Point Health Moline, IL	2018	40,412	10.4%	10/31/2032	$10,300,000	10.5%	$666,180	$16.48	11.0%	2, 5-Year
BioLife Plasma Services L.P.(1) Webster, TX	2022	14,545	3.8%	10/31/2037	$9,120,000	9.3%	$572,603	$39.37	9.4%	3, 5-Year
CVS Pharmacy San Jacinto, CA	2009	13,364	3.5%	1/31/2033	$7,350,000	7.5%	$264,607	$19.80	4.4%	10, 5-Year
CVS Pharmacy Glenville, NY	2006	12,980	3.4%	1/31/2032	$5,950,000	6.1%	$371,912	$28.65	6.1%	4, 5-Year
Dollar General Market Lompoc, CA	1997	25,000	6.5%	2/28/2029	$4,870,000	5.0%	$335,268	$13.41	5.5%	3, 5-Year
CVS Pharmacy Miamisburg, OH	1999	9,908	2.6%	1/31/2028	$3,950,000	4.0%	$255,054	$25.74	4.2%	9, 5-Year
Tractor Supply Berea, KY	2011	19,097	4.9%	8/31/2036	$3,700,000	3.8%	$224,338	$11.75	3.7%	4, 5-Year
Family Dollar North Chicago, IL	2018	8,320	2.1%	3/31/2033	$1,950,000	2.0%	$116,974	$14.06	1.9%	6, 5-Year
Family Dollar Berwick, PA	2015	9,180	2.4%	9/30/2030	$1,900,000	1.9%	$130,467	$14.21	2.1%	6, 5-Year
Family Dollar Williamsport, PA	2015	9,180	2.4%	3/31/2031	$1,900,000	1.9%	$130,563	$14.22	2.1%	6, 5-Year
Dollar Tree San Antonio, TX	2022	9,993	2.6%	1/31/2033	$1,770,000	1.8%	$110,922	$11.10	1.8%	4, 5-Year
AutoZone Las Cruces, NM	2004	6,840	1.8%	8/31/2034	$1,160,000	1.2%	$69,540	$10.17	1.1%	4, 5-Year
Dollar General Salem, VA	1979	9,268	2.4%	6/30/2029	$1,130,000	1.2%	$75,000	$8.09	1.2%	2, 5-Year
Total/Weighted Average		387,016	100.0%		$97,650,000	100.0%	$6,073,093	$15.69	100.0%
(1)	At any time during the lease term, BioLife Plasma Services L.P. has the right to terminate its lease by providing thirty days written notice to the landlord and paying the net present value of the total obligation for base rent and additional rent for the remainder of the term, using an annual discount rate equal to the prime rate on the date of the termination, provided that such rate may not exceed 8.25%.

A-3-98

Property Type: Various	Loan #10	Cut-off Date Balance:	$46,872,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #61	Cut-off Date LTV:	48.0%
Address: Various		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	12.0%

Major Tenants. The following table presents certain information relating to the major tenants at the ExchangeRight Properties:

Major Tenants(1)

Tenant Name	Credit Rating (S&P/ Moody’s/Fitch)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent
Major Tenants
Giant Eagle	NR / NR / NR	86,608	22.4%	$14.25	$1,234,164	20.3%
Giant Food	BBB / Baa1 / NR	60,951	15.7%	$11.94	$728,000	12.0%
Metro Market	BBB / Baa1 / NR	51,370	13.3%	$15.33	$787,500	13.0%
Unity Point Health	NR / A1 / AA-	40,412	10.4%	$16.48	$666,180	11.0%
CVS Pharmacy	BBB / Baa2 / NR	36,252	9.4%	$24.59	$891,572	14.7%
Family Dollar	NR / Baa2 / NR	26,680	6.9%	$14.17	$378,004	6.2%
Dollar General Market	BBB / Baa2 / NR	25,000	6.5%	$13.41	$335,268	5.5%
Tractor Supply	BBB / Baa1 / NR	19,097	4.9%	$11.75	$224,338	3.7%
BioLife Plasma Services L.P.	NR / Baa2 / NR	14,545	3.8%	$39.37	$572,603	9.4%
Dollar Tree	BBB / Baa2 / NR	9,993	2.6%	$11.10	$110,922	1.8%
Dollar General	BBB / Baa2 / NR	9,268	2.4%	$8.09	$75,000	1.2%
AutoZone		6,840	1.8%	$10.17	$69,540	1.1%
Total Major Tenants		387,016	100.0%	$15.69	$6,073,093	100.0%

Non-Major Tenants		0	0.0%

Occupied Collateral Total		387,016	100.0%	$15.69	$6,073,093	100.0%

Vacant Space		0	0.0%

Collateral Total		387,016	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	3	157,467	40.7%	157,467	40.7%	$2,217,218	36.5%	$14.08
2029	2	34,268	8.9%	191735	49.5%	$410,268	6.8%	$11.97
2030	1	9,180	2.4%	200,915	51.9%	$130,467	2.1%	$14.21
2031	1	9,180	2.4%	210095	54.3%	$130,563	2.1%	$14.22
2032	3	104,762	27.1%	314,857	81.4%	$1,825,592	30.1%	$17.43
2033	3	31,677	8.2%	346,534	89.5%	$492,504	8.1%	$15.55
Thereafter	3	40,482	10.5%	387,016	100.0%	$866,482	14.3%	$21.40
Vacant	0	0	0.0%	387,016	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	16	387,016	100.0%			$6,073,093	100.0%	$15.69
(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

A-3-99

Property Type: Various	Loan #10	Cut-off Date Balance:	$46,872,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #61	Cut-off Date LTV:	48.0%
Address: Various		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	12.0%

The following table presents historical occupancy percentages at the ExchangeRight Properties:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	4/1/2023(2)
NAV	NAV	NAV	100.0%
(1)	The ExchangeRight Properties were acquired by the borrower sponsor between April 19, 2022 and December 16, 2022. Historical occupancy for the portfolio of ExchangeRight Properties is not available.
(2)	Information based on the underwritten rent roll.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight Properties:

Cash Flow Analysis(1)

	U/W	% (2)	U/W $ per SF
Gross Potential Rent(3)	$6,073,093	100.0%	$15.69
Recoveries	0	0.0	0.00
Other Income	0	0.0	0.00
Net Rental Income	$6,073,093	100.0%	$15.69
Less Vacancy & Credit Loss	(250,675)	(4.1)	(0.65)
Effective Gross Income	$5,822,418	95.9%	$15.04

Real Estate Taxes	0	0.0	0.00
Insurance	0	0.0	0.00
Other Operating Expenses	174,673	3.0	0.45
Total Operating Expenses	$174,673	3.0%	$0.45

Net Operating Income	$5,647,745	97.0%	$14.59
Replacement Reserves	58,052	1.0	0.15
TI/LC	42,560	0.7	0.11
Net Cash Flow	$5,547,132	95.3%	$14.33

NOI DSCR	2.02x
NCF DSCR	1.98x
NOI Debt Yield	12.0%
NCF Debt Yield	11.8%
(1)	Historical NOI is unavailable because the ExchangeRight Properties were acquired by the borrower sponsor between April 19, 2022 and December 16, 2022.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	U/W Gross Potential Rent includes $37,024 of straight-lined rent.

Appraisal. The ExchangeRight Properties were valued individually between October 29, 2022 and January 9, 2023, with the individual values reflecting an aggregate “as-is” appraised value of $97,650,000.

Environmental Matters. The Phase I environmental site assessments for the ExchangeRight Properties dated from September 1, 2022 to January 11, 2023 identified recognized environmental conditions at the Dollar General Market - Lompoc, CA property and at the Metro Market – Madison, WI property, and also identified controlled recognized environmental conditions at the Metro Market – Madison, WI property, the CVS Pharmacy – Miamisburg, OH property, the CVS Pharmacy – Glenville, NY property and the Unity Point Health – Moline, IL property. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

Escrows.

Real Estate Taxes – The ExchangeRight Net Leased Portfolio #61 Mortgage Loan documents provide for an upfront reserve of approximately $234,015 for real estate taxes. The borrower will be required to make monthly deposits into a real estate tax reserve in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially approximately $67,428 per month, except that no deposits will be required on account of taxes with respect to the Direct Tax Pay Tenants (as defined below) for so long as (i) no event of default under the ExchangeRight Net Leased Portfolio #61 Mortgage Loan has

A-3-100

Property Type: Various	Loan #10	Cut-off Date Balance:	$46,872,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #61	Cut-off Date LTV:	48.0%
Address: Various		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	12.0%

occurred and is continuing, (ii) the borrower provides proof of payment by the applicable tenant (or the borrower) directly to the taxing authority on or before 15 days prior to the last date on which the taxes can be paid without the accrual of interest or penalties, (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the tenant such that its ability to timely pay the taxes has been materially jeopardized. “Direct Tax Pay Tenant” means any tenant that has the right or the obligation pursuant to its lease to pay taxes for the applicable Exchange Right Property directly to the applicable taxing authority and is actually exercising such right or complying with such obligation, as applicable. The ExchangeRight Net Leased Portfolio #61 Mortgage Loan documents provide that the initial such Direct Tax Pay Tenants are the tenants at the (i) AutoZone – Las Cruces, NM; (ii) BioLife Plasma Services L.P. – Webster, TX; (iii) CVS Pharmacy – Glenville, NY; (iv) CVS Pharmacy – Miamisburg; OH; (v) CVS Pharmacy – San Jacinto, CA; (vi) Family Dollar – Berwick, PA; (vii) Family Dollar – North Chicago, IL; (viii) Family Dollar – Williamsport, PA; and (ix) Tractor Supply Company – Berea, KY ExchangeRight Properties.

Insurance – The borrower will be required to make monthly deposits into an insurance reserve in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the insurance policies upon the expiration thereof (initially, approximately $0.00), except that no deposits will be required on account of insurance premiums with respect to the Direct Insurance Pay Tenants (as defined below) for so long as (i) no event of default under the ExchangeRight Net Leased Portfolio #61 Mortgage Loan has occurred and is continuing, (ii) the borrower provides proof of payment by the applicable tenant (or the borrower) directly to the insurance company on or before 15 days prior to the due date for insurance premiums, (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the tenant such that its ability to timely pay the insurance premiums has been materially jeopardized. In addition, the borrower will not be required to make or cause to be made deposits for insurance premiums for which the borrower or ExchangeRight Net Leased Portfolio #61 Master Tenant is responsible pursuant to the terms of the loan agreement or master lease so long as (A) a lender-approved blanket policy is in full force and effect and (B) no event of default is continuing under the ExchangeRight Net Leased Portfolio #61 Mortgage Loan. “Direct Insurance Pay Tenant” means any tenant that has the right or the obligation pursuant to its lease to maintain all or a portion of the insurance for the applicable ExchangeRight Property and to pay insurance premiums directly to the applicable insurance company and is actually exercising such right or complying with such obligation, as applicable. The ExchangeRight Net Leased Portfolio #61 Mortgage Loan documents provide that the initial such Direct Insurance Pay Tenants (which maintain property and terrorism insurance for the applicable property) are the tenants at the (i) CVS Pharmacy – Miamisburg, OH; (ii) CVS Pharmacy – San Jacinto, CA; (iii) Dollar General – Salem, VA; (iv) Family Dollar – Berwick, PA; (v) Family Dollar – North Chicago, IL; (vi) Family Dollar – Williamsport, PA; (vii) Giant Food – Upper Marlboro, MD; and (viii) Tractor Supply Company – Berea, KY ExchangeRight Properties.

Required Repairs – The ExchangeRight Net Leased Portfolio #61 Mortgage Loan documents provide for an upfront deposit of approximately $602,364 into a reserve for required repairs, including repairs of asphalt, roofing, and curbing, and compliance with accessibility requirements.

Replacement Reserve – The ExchangeRight Net Leased Portfolio #61 Mortgage Loan documents provide for an upfront deposit of approximately $338,018 into a reserve for approved capital expenses. In addition, if a Cash Management Period (as defined below) is continuing, the borrower will be required to make or cause to be made monthly deposits into such reserve in an amount equal to 1/12th of the product obtained by multiplying $0.15 by the aggregate number of rentable square feet of space at the ExchangeRight Properties (initially, approximately $4,031); provided that no deposit will be required to be made with respect to the aggregate number of rentable square feet at the ExchangeRight Properties for which tenants are obligated under their applicable leases to pay capital expenses for their respective premises; in each case, to the extent the following conditions are satisfied (i) no event of default under the ExchangeRight Net Leased Portfolio #61 Mortgage Loan has occurred and is continuing, (ii) the borrower provides proof of payment by the applicable tenant of all capital expenses promptly following request by the lender, (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the tenant such that its ability to timely pay the capital expenses has been materially jeopardized. The ExchangeRight Net Leased Portfolio #61 Mortgage Loan documents provide that the initial such tenants are the tenants at the (i) BioLife Plasma Services L.P. – Webster, TX, (ii) CVS Pharmacy – Miamisburg, OH; (iii) CVS Pharmacy – San Jacinto, CA; (iv) Family Dollar – Berwick, PA; (v) Family Dollar – North Chicago, IL; and (vi) Family Dollar – Williamsport, PA ExchangeRight Properties.

TI/LC Reserve – The ExchangeRight Net Leased Portfolio #61 Mortgage Loan documents provide for an upfront reserve of $500,000 for tenant improvements and leasing commissions. During a Cash Management Period, the borrower will be required to deposit monthly an amount equal to one-twelfth of the product obtained by multiplying $0.70 by the aggregate rentable square feet of space at the ExchangeRight Properties (initially approximately $22,576) for tenant improvements and leasing commissions.

Lockbox and Cash Management. The ExchangeRight Net Leased Portfolio #61 Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to (or to cause the ExchangeRight Net Leased Portfolio #61 Master Tenant or property manager to) cause all rents relating to the ExchangeRight Properties to be transmitted directly by the tenants into the lockbox account and, to the extent that such rents are received by the borrower (or ExchangeRight Net Leased Portfolio #61 Master Tenant or property manager), cause such amounts to be deposited into the lockbox account within two business days following receipt. The lockbox account bank is required to sweep such funds into the ExchangeRight Net Leased Portfolio #61 Master Tenant’s operating account on each business day other than during a Cash Management Period. During a Cash Management Period, funds in the lockbox account are required to be swept into a lender controlled cash management account, and provided no event of default is continuing, funds in the cash management account are required to be applied (i) to make the next monthly deposits (to the extent required) into

A-3-101

Property Type: Various	Loan #10	Cut-off Date Balance:	$46,872,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #61	Cut-off Date LTV:	48.0%
Address: Various		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	12.0%

the real estate taxes and insurance reserves as described above under “Escrows”, (ii) to pay the next monthly debt service payment due on the ExchangeRight Net Leased Portfolio #61 Mortgage Loan, (iii) to make the next monthly deposits (to the extent required) into the capital expenses reserve and the rollover reserve as described above under “Escrows”, (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during a Cash Management Period) and, if a Cash Management Period exists solely as a result of a decline in the debt service coverage ratio, to pay additional operating expenses reasonably approved by the lender and (v) to deposit any remainder into a cash collateral subaccount to be held as additional security for the ExchangeRight Net Leased Portfolio #61 Mortgage Loan during such Cash Management Period. Upon cessation of a Cash Management Period, all available amounts on deposit in the cash management account must be released to the borrower or ExchangeRight Net Leased Portfolio #61 Master Tenant.

A “Cash Management Period" means a period:

(i) commencing upon a default or an event of default under the ExchangeRight Net Leased Portfolio #61 Mortgage Loan and ending when such default or event of default has been cured or waived in writing by the lender, or

(ii) commencing when the debt service coverage ratio (based on net operating income for the trailing 12 months) as of the end of any calendar quarter is less than 1.50x and ending when the debt service coverage ratio (based on net operating income for the trailing 12 months) is at least 1.50x as of the end of each of two consecutive calendar quarters, or

(iii) commencing on the payment date that occurs in November 2027, unless a Qualified Transfer (as defined below) has occurred as of such date, and ending when a Qualified Transfer occurs.

Qualified Transfer. A “Qualified Transfer” means any time following January 20, 2024, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower and the ExchangeRight Net Leased Portfolio #61 Master Tenant to an Approved Transferee (as defined below) and to replace the non-recourse carveout guarantors as the person who controls the borrower with such Approved Transferee (or other acceptable replacement guarantor); provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight Net Leased Portfolio #61 Mortgage Loan, (ii) the ExchangeRight Properties will continue to be managed by a qualified manager, (iii) prior to any release of the guarantor, the Approved Transferee (or other acceptable replacement guarantor) executes a full guarantee and indemnity pursuant to which it agrees to be liable (from and after the transfer) for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty, (iv) the Approved Transferee owns 100% of the beneficial ownership interests in, and controls, the borrower and ExchangeRight Net Leased Portfolio #61 Master Tenant, (v) the delivery of opinions regarding existence, authority, enforceability and non-consolidation satisfactory to the lender and (vi) if required by the lender, rating agency confirmation from each applicable rating agency.

"Approved Transferee" means either (A) an eligible institution that is, or is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (B) any person that (1) is a Qualified Transferee (as defined below), (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 square feet in the aggregate, (4) maintains either (i) a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000 or (ii) an investment grade rating by S&P or Moody’s, (5) at all times owns no less than 100% of the legal and beneficial ownership of the borrower, and (6) is not a Delaware statutory trust.

A “Qualified Transferee” means a transferee that (i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to, a Patriot Act offense and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments, litigations or regulatory actions against it or its interests and (v) is not a crowdfunded entity or controlled by a crowdfunded entity.

In addition, at any time following January 20, 2024, the borrower sponsors have the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower and the ExchangeRight Net Leased Portfolio #61 Master Tenant to an Approved REIT (as defined below) or a subsidiary thereof that meets the requirements of a Qualified Transferee and to replace the non-recourse carveout guarantors as the person who controls the borrower with such Approved REIT.

“Approved REIT” means a real estate investment trust that (i) meets the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check; (ii) is at all times (a) owned, directly or indirectly, by the Individual Guarantors in an amount that is equal to either (x) 1% of all equity interests or (y) equity interests valued at not less than $15,000,000, and (b) under the management control of one or more persons that (1) meet the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check, and (2) is at all times under management control by the Individual Guarantors (provided such management control is not required if the Approved REIT has acquired a controlling interest in ExchangeRight Real Estate, LLC and has total assets of at least $400,000,000 (excluding the ExchangeRight Properties) and at least $200,000,000 in shares of beneficial interest owned by investors); and (iii) is otherwise reasonably acceptable to the lender in all respects. Subject to the satisfaction of clauses (i) and (ii) above, each of (x) ExchangeRight Income Fund (doing business as the ExchangeRight Essential Income Strategy), a Maryland statutory trust, (y) ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership, and (z) any real estate investment trust or the operating partnership that is under the management control of such real

A-3-102

Property Type: Various	Loan #10	Cut-off Date Balance:	$46,872,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #61	Cut-off Date LTV:	48.0%
Address: Various		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	12.0%

estate investment trust, will be deemed to have satisfied clause (iii) above provided such entity has total assets of at least $400,000,000 (excluding the ExchangeRight Properties) and at least $200,000,000 in shares of beneficial interest owned by investors.

Property Management. The ExchangeRight Properties are managed by NLP Management, LLC, an affiliate of the borrower.

Partial Release. On any payment date after the expiration of the defeasance lockout period, the borrower has the right to obtain the release of any individual ExchangeRight Property in connection with a bona fide third party sale of such ExchangeRight Property, upon defeasance of a release price equal to the greater of (x) 115% of the allocated loan amount of such ExchangeRight Property and (y) 90% of the net sales proceeds of such ExchangeRight Property, and satisfaction of the following conditions, among others: (i) after giving effect to such release, the debt service coverage ratio of the remaining ExchangeRight Properties is not less than the greater of the debt service coverage ratio immediately preceding the release and 1.98x, (ii) after giving effect to such release, the debt yield of the remaining ExchangeRight Properties is not less than the greater of the debt yield immediately preceding the release and 11.83%, and (iii) satisfaction of REMIC related conditions.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. The related single tenant at each of the following ExchangeRight Properties has a right of first refusal (“ROFR”) to purchase the related ExchangeRight Property: (i) CVS Pharmacy - San Jacinto, CA; (ii) CVS Pharmacy - Miamisburg, OH; (iii) Dollar Tree - San Antonio, TX; (iv) Family Dollar - North Chicago, IL; (v) Family Dollar - Berwick, PA; (vi) Family Dollar - Williamsport, PA; (vii) Giant Eagle - Columbus, OH; (viii) Giant Food - Upper Marlboro, MD; and (ix) Tractor Supply Company - Berea, KY. Such ROFRs may (except in the case of the (i) CVS Pharmacy - San Jacinto, CA; (ii) CVS Pharmacy - Miamisburg, OH; (iii) Dollar Tree - San Antonio, TX and (iv) Giant Eagle - Columbus, OH ExchangeRight Properties) apply to a foreclosure or deed-in-lieu thereof, and in all cases will or may apply to any transfers following a foreclosure or deed-in-lieu thereof. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the prospectus.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers terrorist acts in an amount equal to the “full replacement cost” of the ExchangeRight Properties together with 18 months of business income insurance, plus a 365-day extended period of indemnity, provided that such coverage is available. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-103

No. 11 – McKesson Phase 2
Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
Original Principal Balance(1):	$46,700,000			Property Type – Subtype:	Office – CBD
Cut-off Date Balance(1):	$46,700,000			Location:	Columbus, OH
% of Initial Pool Balance:	4.6%			Size:	197,671 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$388.02
Borrower Sponsor:	Golden Eagle Group Inc.			Maturity Date Balance Per SF(1):	$388.02
Guarantors:	GEG Investments LLC and Golden Eagle Group Inc.			Year Built/Renovated:	2022/NAP
Mortgage Rate:	5.1400%			Title Vesting:	Fee
Note Date:	October 27, 2022			Property Manager:	Colliers International Asset Services, LLC
Seasoning:	5 months			Current Occupancy (As of):	100.0% (4/1/2023)
Maturity Date:	November 5, 2027			YE 2022 Occupancy(3):	NAP
IO Period:	60 months			YE 2021 Occupancy(3):	NAP
Loan Term (Original):	60 months			YE 2020 Occupancy(3):	NAP
Amortization Term (Original):	NAP			YE 2019 Occupancy(3):	NAP
Loan Amortization Type:	Interest Only			As-Is Appraised Value:	$120,100,000
Call Protection:	L(29),D(21),O(10)			As-Is Appraised Value Per SF:	$607.58
Lockbox Type:	Hard/In Place Cash Management			As-Is Appraisal Valuation Date:	September 23, 2022
Additional Debt(1):	Yes
Additional Debt Type (Balance) (1):	Pari Passu ($30,000,000)			Underwriting and Financial Information
				YE 2022 NOI(2):	NAP
				YE 2021 NOI(2):	NAP
				YE 2020 NOI(2):	NAP
				YE 2019 NOI(2):	NAP
				U/W Revenues:	$8,073,883
				U/W Expenses:	$292,217
Escrows and Reserves				U/W NOI:	$7,781,667
	Initial	Monthly	Cap	U/W NCF:	$7,752,016
Taxes(2)	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	1.95x / 1.94x
Insurance	$21,268	$10,634	NAP	U/W Debt Yield based on NOI/NCF(1):	10.1% / 10.1%
Replacement Reserve(2)	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	10.1% / 10.1%
TI/LC Reserve(2)	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	63.9%
				LTV Ratio at Maturity(1):	63.9%

Sources and Uses
Sources			Uses
Original Loan Amount	$76,700,000	59.5%	Purchase price	$118,000,000	91.6%
Borrower Equity:	52,153,299	40.5	Closing Costs	10,832,031	8.4
			Reserves	21,268	0.0
Total Sources	$128,853,299	100.0%	Total Uses	$128,853,299	100.0%
(1)	The McKesson Phase 2 Mortgage Loan (as defined below) is part of the McKesson Phase 2 Whole Loan (as defined below), which is comprised of two pari passu senior promissory notes with an aggregate original principal balance of $76,700,000 (collectively, the “McKesson Phase 2 Whole Loan”). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the aggregate Cut-off Date principal balance of the McKesson Phase 2 Whole Loan.
(2)	Monthly tax reserves spring during the continuance of a cash sweep event period, as described in the McKesson Phase 2 Whole Loan documents. Monthly replacement reserves of $2,470.92 spring during an event of default. Monthly TI/LC reserves of $20,590.73 spring during the continuance of a cash sweep event period, as described in the McKesson Phase 2 Whole Loan documents.
(3)	Historical occupancy and NOI are not applicable because the McKesson Phase 2 Property (as defined below) was built in 2022.
A-3-104

Property Type: Office	Loan #11	Cut-off Date Balance:	$46,700,000
Property Subtype: CBD	McKesson Phase 2	Cut-off Date LTV:	63.9%
Address: Columbus, OH		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	10.1%

The Mortgage Loan. The eleventh largest mortgage loan (the “McKesson Phase 2 Mortgage Loan”) is part of a whole loan (the “McKesson Phase 2 Whole Loan”) with an original principal balance of $76,700,000. The McKesson Phase 2 Whole Loan is secured by a first priority fee mortgage encumbering an office property located in Columbus, Ohio (the “McKesson Phase 2 Property”). The McKesson Phase 2 Whole Loan is comprised of two pari passu senior promissory notes. The controlling note A-1 with an original principal balance of $46,700,000, represents the McKesson Phase 2 Mortgage Loan and will be included in the BANK5 2023-5YR1 securitization trust. The remaining McKesson Phase 2 pari passu note is currently held by MSBNA and is expected to be contributed to one or more future securitization transactions. The McKesson Phase 2 Whole Loan will be serviced under the BANK5 2023-5YR1 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$46,700,000	$46,700,000	BANK5 2023-5YR1	Yes
A-2	$30,000,000	$30,000,000	MSBNA	No
Total (Whole Loan)	$76,700,000	$76,700,000

The Borrower and the Borrower Sponsor. The borrower is MK 2 Property Company LLC, a Delaware limited liability company structured with two independent directors. The borrower is owned by MK 2 Property Corp. whose sole member is GSS Property Services XLII, Inc. which is owned by Damian A. Perez (33%), Kevin P. Burns (33%) and Bernard J. Angelo (34%). The owners are principals of Global Securitization Services, LLC which is a corporate services company that sets up and administers a number of special purpose vehicle entities involved with securitizations and Shari’ah-compliant financings. The borrower was formed in connection with structuring the McKesson Phase 2 Whole Loan as a Shari’ah compliant mortgage loan.

The borrower sponsor is Golden Eagle Group Inc. and the non-recourse carveout guarantors are GEG Investments LLC and Golden Eagle Group Inc., each of which is owned by Ghazwa Alyounes Totonji and Irfan K. Totonji. Headquartered in Herndon, Virginia, Golden Eagle Group Inc., acquires, develops and manages office, mixed use retail, residential and hotel properties in markets such as New York, Ohio, Texas, Virginia, Washington, D.C. and Colorado. Golden Eagle Group Inc.’s portfolio includes over 2.0 million square feet of commercial and residential properties and 2.2 million square feet of managed properties.

In order to facilitate a Shari’ah compliant structure, the borrower has master leased the McKesson Phase 2 Property to a master tenant (the “McKesson Phase 2 Master Tenant”) owned by QFB-GEG MK 2 LLC, which in turn is 5.0% indirectly owned by GEG Investments, LLC and 95.0% indirectly owned by Lesha Bank LLC, formerly known as Qatar First Bank. QFB-GEG MK 2 LLC is managed and controlled by Golden Eagle Group Inc., one of the non-recourse carveout guarantors of the McKesson Phase 2 Whole Loan and the borrower sponsor. The McKesson Phase 2 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote and has two independent directors. The McKesson Phase 2 Master Tenant leases the McKesson Phase 2 Property to McKesson Corporation (“McKesson”).

The Property. The McKesson Phase 2 Property is a Class A, 4-story single tenant office property totaling 197,671 square feet, located in Columbus, Ohio. The McKesson Phase 2 Property was built-to-suit for CoverMyMeds LLC (“CoverMyMeds”), a healthcare software company and wholly-owned subsidiary of McKesson. The McKesson Phase 2 Property is Phase 2 of a two building office campus and will (together with the Phase 1 building) serve as the new corporate headquarters for McKesson’s CoverMyMeds subsidiary. McKesson is the tenant on the lease. Phase 1, which consists of an approximately 200,000 square foot office building, and is not collateral for the McKesson Phase 2 Whole Loan, was constructed in 2021 (“Phase 1”). Phase 1 is also leased to McKesson. The two phases are connected by a riser, which features a large landscaped outdoor amenity space with greenery and seating areas. The McKesson Phase 2 Property was built in 2022 on a 5.61 acre site and offers floor-to-ceiling glass walls, an expansive front lobby, flex working space throughout the building, separate terraces, and numerous amenities including a commercial kitchen and cafeteria, coffee and keg bars, lounge areas and walking trails. The facility is anticipated to achieve LEED Gold and WELL Gold certifications. The McKesson Phase 2 Property building features 197,671 square feet across four levels of office space as well as three levels of structured parking. The McKesson Phase 2 Property offers 857 parking spaces (4.34 spaces per 1,000 square feet) including 693 garage spaces and 164 surface level spaces. Total parking for the campus (Phase 2 and Phase 1) is listed as 1,654 parking spaces (3.85 spaces per 1,000 square feet). The Phase 1 building has an easement for parking on the McKesson Phase 2 Property. The McKesson Phase 2 Property was 100% leased as of April 1, 2023. McKesson has not yet moved its employees into the McKesson Phase 2 Property, pending completion of a construction punchlist estimated to cost approximately $67,000 and landlord work estimated at approximately $823,000, approximately $418,000 of which is allocated to landscaping, which is anticipated to be completed in or around the spring of 2023. This outstanding work has not been reserved for.

Tax Abatement. Pursuant to a City of Columbus Enterprise Zone Agreement (the “Enterprise Zone Agreement”) among the prior owner of the McKesson Phase 2 Property, McKesson and CoverMyMeds (McKesson and CoverMyMeds, together, the “Enterprise”), and the City of Columbus, Ohio (the “City”), the prior owner of the McKesson Phase 2 Property received effective February 6, 2019, a one-hundred percent 15-year tax abatement in consideration of a proposed $225 million investment in real property improvements, the retention and relocation of approximately 592 existing full-time permanent positions with an associated annual payroll of approximately $43.2 million and the creation of approximately 1,032 new full–time positions with an associated annual payroll of approximately $75.0 million related to the construction of one new approximately 200,000 square foot class A office building, ancillary campus amenities and surface parking (i.e., Phase 1) and subject to market conditions, the construction of another class A office building of up to

A-3-105

Property Type: Office	Loan #11	Cut-off Date Balance:	$46,700,000
Property Subtype: CBD	McKesson Phase 2	Cut-off Date LTV:	63.9%
Address: Columbus, OH		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	10.1%

approximately 200,000 square feet along with one or more associated parking structures containing up to approximately 1,150 parking spaces at a later date (i.e., Phase 2).

In the event that the Enterprise or the owner of the McKesson Phase 2 Property fails to satisfy conditions under, or otherwise defaults under, the Enterprise Zone Agreement, the City may terminate or modify the tax exemption, and/or may require repayment of some or all of the amount of taxes that would have been payable absent the exemption. In addition, any transfer of the Enterprise Zone Agreement (and therefore of the right to the tax exemption) requires the written consent of the City. Such written consent has not yet been obtained in connection with the transfer of the Enterprise Zone Agreement from the prior owner to the borrower. The borrower is required to provide to the lender, within 180 days after the origination date an amendment to the Enterprise Zone Agreement containing such consent of the City. As a result of the requirement that the City consent to transfer, the Enterprise Zone Agreement (and the right to the tax exemption) will not automatically be transferred to the lender upon a foreclosure or deed-in-lieu thereof; instead, the lender will be required to seek such consent. There is no assurance that such consent will be obtained. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus. The McKesson Phase 2 Whole Loan was underwritten assuming that the tax exemption is in place.

Tenant.

McKesson (197,671 square feet, 100.0% of net rentable area, 100.0% of underwritten rent). McKesson is a Texas-based health care company founded in 1833 that provides healthcare supply chain management solutions, retail pharmacy, health technology, community oncology and specialty care. McKesson works with sciences companies, manufacturers, providers, pharmacies, governments and other healthcare organizations to help provide medicines, medical products and healthcare services. McKesson employs approximately 80,000 employees and is currently ranked in the top 10 on the Fortune 500. McKesson has been a tenant at the McKesson Phase 2 Property since October 18, 2022 and has a lease expiration of October 31, 2032. McKesson has four, 5-year extension options, upon notice of at least 12 months prior to the expiration of the current term.

The McKesson lease provides McKesson an option to purchase the McKesson Phase 2 Property, provided no event of default exists under the lease, at a price equal to its fair market value (but not less than the total capital investment, which must include the most recent purchase price of the McKesson Phase 2 Property and all amounts invested in the McKesson Phase 2 Property since that purchase), by delivery of written notice at least 90 and no more than 150 days’ prior to one of the following milestones (A) expiration of the fifth lease year of the lease for the Phase 1 building (which occurs on March 31, 2026) or (B) expiration of the 9th lease year of the lease for the Phase 1 building (which occurs on March 31, 2030). See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the prospectus.

The following table presents certain information relating to the major tenants at the McKesson Phase 2 Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Term. Option (Y/N)
Major Tenants
McKesson	BBB+/Baa2/BBB+	197,671	100.0%	$41.52	$8,206,608	100.0%	10/31/2032	4 x 5 Yrs	N
Total Major Tenants		197,671	100.0%	$41.52	$8,206,608	100.0%

Non-Major Tenants		0	0.0%	$0.00	$0	0.0%

Occupied Collateral Total		197,671	100.0%	$41.52	$8,206,608	100.0%

Vacant Space		0	0.0%

Collateral Total		197,671	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
A-3-106

Property Type: Office	Loan #11	Cut-off Date Balance:	$46,700,000
Property Subtype: CBD	McKesson Phase 2	Cut-off Date LTV:	63.9%
Address: Columbus, OH		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	10.1%

The following table presents certain information relating to the lease rollover schedule at the McKesson Phase 2 Property:

Lease Expiration Schedule(1)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2032	1	197,671	100.0%	197,671	100.0%	$8,206,608	100.0%	$41.52
2033	0	0	0.0%	197,671	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	197,671	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	197,671	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	1	197,671	100.0%			$8,206,608	100.0%	$41.52
(1)	Information is based on the underwritten rent roll.

The following table presents historical occupancy percentages at the McKesson Phase 2 Property:

Historical Occupancy

2020(1)	2021(1)	2022(1)	4/1/2023(2)
NAP	NAP	NAP	100.0%
(1)	Historical occupancies are unavailable because the McKesson Phase 2 Property was built in 2022.
(2)	Information based on the underwritten rent roll.
A-3-107

Property Type: Office	Loan #11	Cut-off Date Balance:	$46,700,000
Property Subtype: CBD	McKesson Phase 2	Cut-off Date LTV:	63.9%
Address: Columbus, OH		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	10.1%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the McKesson Phase 2 Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Gross Potential Rent(3)	$8,206,608	96.6%	$41.52
Recoveries	292,217	3.4	1.48
Other Income	0	0.0	0.00
Net Rental Income	$8,498,825	100.0%	$42.99
Less Vacancy & Credit Loss	(424,941)	(5.2)	(2.15)
Effective Gross Income	$8,073,883	100.0%	$40.85

Real Estate Taxes(4)	$0	0.0%	$0.00
Insurance	0	0.0	0.00
Other Operating Expenses	292,217	3.6	1.48
Total Operating Expenses	$292,217	3.6%	$1.48

Net Operating Income	$7,781,667	96.4%	$39.37
Replacement Reserves	29,651	0.4	0.15
TI/LC	0	0.0	0.00
Net Cash Flow	$7,752,016	96.0%	$39.22

NOI DSCR	1.95x
NCF DSCR	1.94x
NOI Debt Yield	10.1%
NCF Debt Yield	10.1%
(1)	Historical financial information is not available because the McKesson Phase 2 Property was built in 2022.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	UW Gross Potential Rent is based on the average annual rent over the remainder of the 5-year loan term for McKesson.
(4)	Real Estate Taxes were underwritten assuming the tax exemption is in place. In addition, McKesson is required under its lease to pay real estate taxes on the McKesson Phase 2 Property.

Appraisal. The appraiser concluded to an “as-is” value as of September 23, 2022 of $120,100,000.

Environmental Matters. According to the Phase I environmental report dated October 13, 2022, the McKesson Phase 2 Property was part a collection of parcels used by a construction company as an equipment storage yard and maintenance facility. According to the related environmental reports, environmental impacts include the presence of an in-ground hydraulic lift in the main maintenance building, the general use and storage of petroleum products and hazardous materials at the McKesson Phase 2 Property since the 1950s and a possible fill area and former scrap yard in the western portion of the McKesson Phase 2 Property. The Phase I environmental report identified several remedial actions that had been taken, and identified the above conditions as a controlled recognized environmental condition.

Market Overview and Competition. The McKesson Phase 2 Property is located in Columbus, Ohio within the Columbus Metropolitan Statistical Area (“Columbus MSA”) market and the West office submarket. Major employers in the area include Nationwide Insurance, JPMorgan Chase, The Kroger Company, Amazon, American Electric Power and The Ohio State University (“OSU”). OSU is the largest employer in the area and enrolls over 44,000 students. The Columbus office market is located right outside of the Columbus central business district, which represents one of the largest employment centers in the Midwest, with over 80,000 employees. The McKesson Phase 2 Property is located in the Franklinton neighborhood of the City, which is experiencing development, including the development of 500 Neil Avenue, which is a 130,000 square foot office development that will be the new headquarters for Chipotle, and the development of Gravity II, which is a mixed-use facility containing 234 apartment units and office space. Primary access to the McKesson Phase 2 Property is provided by Interstate 670, Interstate 71 and Interstate 70, all of which either pass through the McKesson Phase 2 Property’s immediate area, or act as major thoroughfares that pass through the Columbus central business district. The McKesson Phase 2 Property can also be accessed by the Central Ohio Transit Authority which has a stop located on McKinley Avenue, which is south of the McKesson Phase 2 Property. According to the appraisal, as of the second quarter of 2022, the Columbus MSA market had approximately 116.1 million square feet of office space inventory, overall vacancy in the market was approximately 9.4% and asking rent was $20.85 per square foot. According to the appraisal, as of the second quarter of 2022, the West office submarket had approximately 3.1 million square feet of office space inventory, overall vacancy in the market was approximately 10.8% and asking rent was $20.57 per square foot. According to the appraisal, the 2022 estimated population within a one-, three- and five-mile radius

A-3-108

Property Type: Office	Loan #11	Cut-off Date Balance:	$46,700,000
Property Subtype: CBD	McKesson Phase 2	Cut-off Date LTV:	63.9%
Address: Columbus, OH		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	10.1%

of the McKesson Phase 2 Property was 9,866, 154,786 and 342,688, respectively. The 2022 estimated average household income within a one-, three- and five mile radius of the McKesson Phase 2 Property was $78,357, $87,755 and $86,028, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the McKesson Phase 2 Property:

Market Rent Summary

Adjusted Comparable Leases
Category	Low Market Rent	High Market Rent	Average Market Rent
Office	$30.38	$42.30	$38.43
Source: Appraisal.

The following table presents comparable office leases with respect to the McKesson Phase 2 Property:

Comparable Office Lease Summary

Property/Location	Year Built	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
911 John Street (subject) Columbus, OH	2022	197,671(1)	McKesson	197,671(1)	October 2022(1)	$41.52(1)	NNN(1)
244 Perimeter Center Parkway Northeast Atlanta, GA	1977	398,895	Insight Global	131,795	June 2024	$43.25	Full Service
2000 & 3000 Auburn Drive Beachwood, OH	1998	268,812	Penske	74,364	October 2022	$25.50	Modified Gross
2047 Woodward Avenue Detroit, MI	2022	192,500	Chemical Bank	192,500	June 2022	$35.00	NNN
1100 Broadway Nashville, TN	2021	541,526	Asurion	541,526	December 2021	$45.70	Full Service
910 John Street Columbus, OH(2)	2021	231,626	McKesson	231,626	March 2021	$33.45	NNN
Source: Appraisal.
(1)	Based on the underwritten rent roll.
(2)	910 John Street is the Phase 1 building that is part of the same campus as the McKesson Phase 2 Property.
A-3-109

No. 12 – ExchangeRight Net Leased Portfolio #60
Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Bank of America, National Association			Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$39,250,000			Property Type – Subtype(3):	Various – Various
Cut-off Date Balance:	$39,250,000			Location(3):	Various
% of Initial Pool Balance:	3.8%			Size(3):	396,437 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$99.01
Borrowers Sponsors:	David Fisher, Joshua Ungerecht and			Maturity Date Balance Per SF:	$99.01
	Warren Thomas			Year Built/Renovated(3):	Various/Various
Guarantors:	David Fisher, Joshua Ungerecht and			Title Vesting:	Fee
	Warren Thomas			Property Manager:	NLP Management, LLC
Mortgage Rate:	5.7108%				(borrower-related)
Note Date:	December 7, 2022			Current Occupancy (As of):	100.0% (4/1/2023)
Seasoning:	3 months			YE 2022 Occupancy(4):	NAV
Maturity Date:	January 1, 2028			YE 2021 Occupancy(4):	NAV
IO Period:	60 months			YE 2020 Occupancy(4):	NAV
Loan Term (Original):	60 months			YE 2019 Occupancy(4):	NAV
Amortization Term (Original):	NAP			As-Is Appraised Value(5):	$79,470,000
Loan Amortization Type:	Interest Only			As-Is Appraised Value Per SF:	$200.46
Call Protection:	L(27),D(26),O(7)			As-Is Appraisal Valuation Date(5):	Various
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type (Balance):	NAP			Underwriting and Financial Information
				YE 2022 NOI(4):	NAV
				YE 2021 NOI(4):	NAV
				YE 2020 NOI(4):	NAV
				YE 2019 NOI(4):	NAV
				U/W Revenues:	$4,692,285
Escrows and Reserves				U/W Expenses:	$140,769
	Initial	Monthly	Cap	U/W NOI:	$4,551,516
Taxes	$167,911	$72,603	NAP	U/W NCF:	$4,282,137
Insurance	$0	Springing(1)	NAP	U/W DSCR based on NOI/NCF:	2.00x / 1.88x
Replacement Reserve	$918,000	Springing(1)	NAP	U/W Debt Yield based on NOI/NCF:	11.6% / 10.9%
TI/LC Reserve	$500,000	Springing(1)	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	11.6% / 10.9%
Deferred Maintenance	$79,785	$0	NAP	Cut-off Date LTV Ratio:	49.4%
Environmental Reserve(2)	$199,920	$0	NAP	LTV Ratio at Maturity:	49.4%

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$39,250,000	46.9%	Purchase price	$79,129,817	94.6%
Borrower Equity	44,373,980	53.1	Reserves	1,865,616	2.2
			Closing Costs	2,628,547	3.1
Total Sources	$83,623,980	100.0%	Total Uses	$83,623,980	100.0%
(1)	Ongoing monthly insurance reserve deposits in an amount equal to 1/12 of the insurance premiums will spring upon (a) an event of default or (b) failure to maintain an acceptable blanket policy. Ongoing monthly replacement reserve deposits of $3,233 and ongoing monthly TI/LC reserve deposits of $19,216 will spring upon (a) an event of default or (b) the debt service coverage ratio (tested quarterly) being less than 1.40x (“Cash Trap Event Period”).
(2)	The Phase I for the ShopRite/ShopRite Liquor - Vineland (Landis), NJ and Inspira - Vineland (Landis), NJ properties identified environmental concerns associated historical operations, including operation as a salvage yard from 1950 until 2004. Investigations noted historical soil and groundwater contamination including cadmium in the groundwater concentrations exceeding the NJDEP Groundwater Quality Standards in a small area of the site. An opinion of maximum probable cost estimated an amount of $199,920 to remediate the issue, which was fully reserved at closing.
(3)	See “The Properties” section below.
(4)	Historical occupancy and NOI are unavailable because the ExchangeRight Net Leased Portfolio #60 Properties (as defined below) were acquired by the ExchangeRight Net Leased Portfolio #60 Borrowers (as defined below) between October 24, 2022 and December 7, 2022.
(5)	The individual appraisal values are dated between September 3, 2022 and November 3, 2022.

The Mortgage Loan. The twelfth largest mortgage loan (the “ExchangeRight Net Leased Portfolio #60 Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $39,250,000 and secured by the fee interests in 15 net leased office and retail properties located in ten states (the “ExchangeRight Properties”).

The Borrowers and the Borrowers Sponsors. The borrowers for the ExchangeRight Net Leased Portfolio #60 Mortgage Loan are ExchangeRight Net-Leased Portfolio 60 DST, Patriot ExchangeRight Upper Deerfield DST and Patriot ExchangeRight Vineland DST (together, the “ExchangeRight Net Leased Portfolio #60 Borrowers”), each a Delaware statutory trust with at least one independent

A-3-110

Property Type: Various	Loan #12	Cut-off Date Balance:	$39,250,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #60	Cut-off Date LTV:	49.4%
Address: Various		U/W NCF DSCR:	1.88x
		U/W NOI Debt Yield:	11.6%

director. Legal counsel to the ExchangeRight Net Leased Portfolio #60 Borrowers delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio #60 Mortgage Loan. The sponsors are David Fisher, Joshua Ungerecht and Warren Thomas all managing partners of ExchangeRight Real Estate, LLC. ExchangeRight Real Estate, LLC has more than 21 million square feet of commercial properties under management and owns more than 1,100 investment-grade retail and multifamily properties located in 47 states. David Fisher, Joshua Ungerecht and Warren Thomas (collectively, the “Individual Guarantors”) are the guarantors of certain non-recourse carveout liabilities under the ExchangeRight Net Leased Portfolio #60 Mortgage Loan. The non-recourse carve-out guarantors are generally the same as the non-recourse carveout guarantors for the ExchangeRight Net Leased Portfolio #62 and ExchangeRight Net Leased Portfolio #61 mortgage loans.

The ExchangeRight Net Leased Portfolio #60 Borrowers have master leased the ExchangeRight Net Leased Portfolio #60 Properties to a master tenant (the “ExchangeRight Net Leased Portfolio #60 Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the Individual Guarantors. The ExchangeRight Net Leased Portfolio #60 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Net Leased Portfolio #60 Master Tenant for the operation, maintenance and management of the ExchangeRight Net Leased Portfolio #60 Properties and payment of all expenses incurred in the maintenance and repair of the ExchangeRight Net Leased Portfolio #60 Properties, other than capital expenses. The ExchangeRight Net Leased Portfolio #60 Master Tenant’s interest in all tenant rents was assigned to the ExchangeRight Net Leased Portfolio #60 Borrowers, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight Net Leased Portfolio #60 Mortgage Loan and, upon an event of default under the ExchangeRight Net Leased Portfolio #60 Mortgage Loan, the lender has the right to cause the ExchangeRight Net Leased Portfolio #60 Borrowers to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight Net Leased Portfolio #60 Mortgage Loan and gives rise to recourse liability to the non-recourse carveout guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Net Leased Portfolio #60 Master Tenant to pay rent as a result of the ExchangeRight Net Leased Portfolio #60 Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the ExchangeRight Net Leased Portfolio #60 Borrowers to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight Net Leased Portfolio #60 Mortgage Loan, (ii) the lender’s good faith determination that the ExchangeRight Net Leased Portfolio #60 Borrowers will be unable to make a material decision or take a material action required in connection with the operation and maintenance of the ExchangeRight Net Leased Portfolio #60 Properties, and (iii) 90 days prior to the maturity date of the ExchangeRight Net Leased Portfolio #60 Mortgage Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight Net Leased Portfolio #60 Mortgage Loan is not delivered to the lender.

The Properties. The ExchangeRight Net Leased Portfolio #60 Properties are comprised of 15 single-tenant office and retail properties totaling 396,437 square feet and located across ten states. The ExchangeRight Net Leased Portfolio #60 Properties are located in the following states: New Jersey (three properties, 39.0% of net rentable area and 44.6% of underwritten rent), Pennsylvania (two properties, 24.7% of net rentable area and 14.5% of underwritten rent), Mississippi (one property, 13.2% of net rentable area and 7.0% of underwritten rent), Texas (two properties, 6.2% of net rentable area and 14.4% of underwritten rent) and North Carolina (two properties, 4.6% of net rentable area and 5.2% of underwritten rent), with the five remaining ExchangeRight Net Leased Portfolio #60 Properties located in South Carolina, Alabama, Tennessee, Ohio and Florida. Built between 1973 and 2022, the ExchangeRight Net Leased Portfolio #60 Properties range in size from 6,100 square feet to 86,707 square feet.

The ExchangeRight Net Leased Portfolio #60 Properties are leased to the following nine nationally recognized tenants operating in diverse retail segments: ShopRite, Giant Food Store, Hobby Lobby, Dollar Tree, Dollar General, Family Dollar, BioLife Plasma Services L.P., CVS Pharmacy and Inspira Health Network. Leases representing 100.0% of Net rentable area and 100.0% of the underwritten base rent expire after the maturity date of the ExchangeRight Net Leased Portfolio #60 Mortgage Loan.

A-3-111

Property Type: Various	Loan #12	Cut-off Date Balance:	$39,250,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #60	Cut-off Date LTV:	49.4%
Address: Various		U/W NCF DSCR:	1.88x
		U/W NOI Debt Yield:	11.6%

The following table presents certain information relating to the ExchangeRight Properties, which are presented in descending order of their Appraised Values.

ExchangeRight Net Leased Portfolio #60 Properties Summary

Tenant Name City, State	Year Built	Tenant NRSF	%of Portfolio NRSF	Lease Expiration Date	Appraised Value	% of Portfolio Appraised Value	Annual UW Base Rent	Annual UW Base Rent PSF	% of Annual UW Base Rent	Renewal Options
ShopRite	2013	83,140(1)	21.0%	(1)	$22,900,000	28.8%	$1,414,102	$17.01	28.6%	(1)
Vineland, NJ
BioLife Plasma Services L.P.(2)	2022	14,545	3.7%	7/31/2037	$10,400,000	13.1%	$585,727	$40.27	11.9%	3, 5 years
Waco, TX
ShopRite	1999	65,486	16.5%	5/31/2038	$9,730,000	12.2%	$635,329	$9.70	12.9%	4, 5 years
Upper Deerfield Township, NJ
Giant Food Store	1973	86,707	21.9%	2/5/2028	$9,400,000	11.8%	$599,105	$6.91	12.1%	3, 5 years
Coopersburg, PA
Hobby Lobby	1985	52,514	13.2%	9/30/2032	$5,610,000	7.1%	$344,492	$6.56	7.0%	3, 5 years
Gulfport, MS
CVS Pharmacy	2000	10,195	2.6%	1/31/2028	$4,170,000	5.2%	$270,732	$26.56	5.5%	9, 5 years
Mobile, AL
Inspira Health Network	2013	6,100	1.5%	8/31/2030	$2,260,000	2.8%	$154,509	$25.33	3.1%	1, 5 years
Vineland, NJ
Family Dollar	2014	8,320	2.1%	6/30/2029	$2,200,000	2.8%	$133,585	$16.06	2.7%	4, 5 years
Charlotte, NC
Dollar Tree	2022	10,000	2.5%	2/28/2033	$2,080,000	2.6%	$125,000	$12.50	2.5%	6, 5 years
Laredo, TX
Dollar General	1994	11,760	3.0%	7/31/2032	$1,970,000	2.5%	$119,928	$10.20	2.4%	5, 5 years
Seneca, SC
Family Dollar	2019	8,320	2.1%	3/31/2030	$1,970,000	2.5%	$124,400	$14.95	2.5%	6, 5 years
Jacksonville, FL
Dollar Tree	2022	9,973	2.5%	1/31/2033	$1,940,000	2.4%	$122,668	$12.30	2.5%	5, 5 years
Rocky Mount, NC
Dollar Tree	1997	11,325	2.9%	5/31/2032	$1,790,000	2.3%	$118,346	$10.45	2.4%	2, 5 years
Wesleyville, PA
Dollar General	2014	9,026	2.3%	2/28/2029	$1,590,000	2.0%	$99,205	$10.99	2.0%	5, 5 years
Cleveland, TN
Dollar General	2015	9,026	2.3%	8/31/2030	$1,460,000	1.8%	$92,120	$10.21	1.9%	4, 5 years
Canton, OH
Total/Weighted Average		396,437	100.0%		$79,470,000	100.0%	$4,939,247	$12.46	100.0%
(1)	The ShopRite/ShopRite Liquor - Vineland (Landis), NJ property includes ShopRite which represents 74,223 square feet with a lease expiration date of June 30, 2033 and ShopRite Liquor which represents 8,917 square feet with a lease expiration date of May 31, 2033. ShopRite has 1, 3 year renewal option remaining and ShopRite Liquor has 6, 5 year renewal options remaining.
(2)	BioLife Plasma Services L.P. has an early termination right at any time with 30 days written notice and payment of the present value of remaining rent and additional rent.
A-3-112

Property Type: Various	Loan #12	Cut-off Date Balance:	$39,250,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #60	Cut-off Date LTV:	49.4%
Address: Various		U/W NCF DSCR:	1.88x
		U/W NOI Debt Yield:	11.6%

Major Tenants. The following table presents certain information relating to the major tenants at the ExchangeRight Net Leased Portfolio #60 Properties:

Major Tenants(1)

Tenant Name	Credit Rating (S&P/ Moody’s/Fitch)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent
Major Tenants
ShopRite	NR / NR/ NR	148,626	37.5%	$13.79	$2,049,431	41.5%
Giant Food Store	BBB / Baa1/ NR	86,707	21.9%	$6.91	$599,105	12.1%
Hobby Lobby	NR / NR/ NR	52,514	13.2%	$6.56	$344,492	7.0%
Dollar Tree	BBB / Baa2/ NR	31,298	7.9%	$11.69	$366,014	7.4%
Dollar General	BBB / Baa2/ NR	29,812	7.5%	$10.44	$311,253	6.3%
Family Dollar	NR / Baa2/ NR	16,640	4.2%	$15.50	$257,985	5.2%
BioLife Plasma Services L.P.	NR / Baa2/ NR	14,545	3.7%	$40.27	$585,727	11.9%
CVS Pharmacy	BBB / Baa2/ NR	10,195	2.6%	$26.56	$270,732	5.5%
Inspira Health Network	NR / NR/ NR	6,100	1.5%	$25.33	$154,509	3.1%
Total Major Tenants		396,437	100.0%	$12.46	$4,939,247	100.0%

Non-Major Tenants		0	0.0%

Occupied Collateral Total		396,437	100.0%	$12.46	$4,939,247	100.0%

Vacant Space		0	0.0%

Collateral Total		396,437	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Net Leased Portfolio #60 Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	2	96,902	24.4%	96,902	24.4%	$869,837	17.6%	$8.98
2029	2	17,346	4.4%	114,248	28.8%	$232,790	4.7%	$13.42
2030	3	23,446	5.9%	137,694	34.7%	$371,029	7.5%	$15.82
2031	0	0	0.0%	137,694	34.7%	$0	0.0%	$0.00
2032	3	75,599	19.1%	213,293	53.8%	$582,766	11.8%	$7.71
2033	4	103,113	26.0%	316,406	79.8%	$1,661,770	33.6%	$16.12
Thereafter	2	80,031	20.2%	396,437	100.0%	$1,221,056	24.7%	$15.26
Vacant	0	0	0.0%	396,437	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	16	396,437	100.0%			$4,939,247	100.0%	$12.46
(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease expiration schedule.

A-3-113

Property Type: Various	Loan #12	Cut-off Date Balance:	$39,250,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #60	Cut-off Date LTV:	49.4%
Address: Various		U/W NCF DSCR:	1.88x
		U/W NOI Debt Yield:	11.6%

The following table presents historical occupancy percentages at the ExchangeRight Properties:

Historical Occupancy

12/31/2020(1)	12/31/2021(1)	12/31/2022(1)	4/1/2023(2)
NAV	NAV	NAV	100.0%
(1)	The ExchangeRight Net Leased Portfolio #60 Properties were acquired by the ExchangeRight Net Leased Portfolio #60 borrowers between October 24, 2022 and December 7, 2022. Historical occupancy for the portfolio of ExchangeRight Net Leased Portfolio #60 Properties is not available.
(2)	Information based on the underwritten rent roll.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight Properties:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Gross Potential Rent(3)	$4,939,247	100.0%	$12.46
Recoveries	0	0.0	0.00
Other Income	0	0.0	0.00
Net Rental Income	$4,939,247	100.0%	$12.46
Less Vacancy & Credit Loss	(246,962)	(5.0)	(0.62)
Effective Gross Income	$4,692,285	95.0%	$11.84

Real Estate Taxes	$0	0.0%	$0.00
Insurance	0	0.0	0.00
Other Operating Expenses(4)	140,769	3.0	0.36
Total Operating Expenses	$140,769	3.0%	$0.36

Net Operating Income	$4,551,516	97.0%	$11.48
Replacement Reserves	38,793	0.8	0.10
TI/LC	230,586	4.9	0.58
Net Cash Flow	$4,282,137	91.3%	$10.80

NOI DSCR	2.00x
NCF DSCR	1.88x
NOI Debt Yield	11.6%
NCF Debt Yield	10.9%
(1)	Historical financials are unavailable because the ExchangeRight Net Leased Portfolio #60 Properties were acquired by the ExchangeRight Net Leased Portfolio #60 borrowers between October 24, 2022 and December 7, 2022.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	U/W Gross Potential Rent includes straight-line average rent of $20,852 for investment grade rated tenants (BioLife Plasma Services L.P. and Inspira Health Network) with rent increases during the lessor of the Mortgage Loan term and the remaining respective lease term.
(4)	Other Operating Expenses represents management fees.

A-3-114

No. 13 – Smithsonian Libraries Research Annex
Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$36,000,000			Property Type – Subtype:	Industrial – Warehouse/Distribution
Cut-off Date Balance:	$36,000,000			Location:	Landover, MD
% of Initial Pool Balance:	3.5%			Size:	333,724 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$107.87
Borrower Sponsor:	Henry Gross			Maturity Date Balance Per SF:	$107.87
Guarantor:	444 Madison, LLC			Year Built/Renovated:	1966/2005
Mortgage Rate:	6.8520%			Title Vesting:	Fee
Note Date:	March 1, 2023			Property Manager:	Historic Management LLC
Seasoning:	1 month			Current Occupancy (As of):	100.0% (4/1/2023)
Maturity Date:	March 11, 2028			YE 2021 Occupancy:	100.0%
IO Period:	60 months			YE 2020 Occupancy:	100.0%
Loan Term (Original):	60 months			YE 2019 Occupancy:	100.0%
Amortization Term (Original):	NAP			YE 2018 Occupancy:	100.0%
Loan Amortization Type:	Interest Only			Appraised Value(1):	$76,300,000
Call Protection:	L(25),D(31),O(4)			Appraised Value Per SF(1):	$228.63
Lockbox Type:	Hard/In Place Cash Management			Appraisal Valuation Date(1):	December 21, 2022
Additional Debt:	None
Additional Debt Type (Balance):	NAP			Underwriting and Financial Information
				YE 2022 NOI (3):	$8,731,797
				YE 2021 NOI:	$8,926,694
				YE 2020 NOI:	$8,295,681
				YE 2019 NOI:	$8,062,955
				U/W Revenues:	$7,491,970
				U/W Expenses:	$3,596,345
Escrows and Reserves				U/W NOI(3):	$3,895,624
	Initial	Monthly	Cap	U/W NCF:	$3,637,694
Taxes	$516,734	$73,820	NAP	U/W DSCR based on NOI/NCF:	1.56x / 1.45x
Insurance	$9,401	$9,407	NAP	U/W Debt Yield based on NOI/NCF:	10.8% / 10.1%
Immediate Repairs	$5,000	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.8% / 10.1%
Replacement Reserve(2)	$0	$4,172(2)	NAP	Cut-off Date LTV Ratio(1):	47.2%
Existing TI/LC Reserve	$250,000	$0	NAP	LTV Ratio at Maturity(1):	47.2%

Sources and Uses
Sources			Uses
Original Loan Amount	$36,000,000	97.1%	Loan Payoff	$35,892,201	96.8%
Borrower sponsor cash equity	1,069,140	2.9	Reserves	781,135	2.1
			Closing Costs	395,804	1.1
Total Sources	$37,069,140	100.0%	Total Uses	$37,069,140	100.0%
(1)	The appraiser also concluded to a hypothetical as is (go dark) value as of December 21, 2022 of $47,500,000, which equates to a cut-off date loan-to-dark value ratio of 75.8%.
(2)	The lender may reassess the estimate of the amount necessary for replacements from time to time (but not more than once per year) and may require the borrower to increase the monthly deposits required upon 30 days’ notice if the lender determines in its reasonable discretion that an increase is necessary to maintain proper operation of the Smithsonian Libraries Research Annex Property (as defined below).
(3)	The decrease from TTM NOI to U/W NOI is driven by a decrease in the rental rate for the tenant’s renewal term beginning October 1, 2023, from $27.28 to $12.35 per square foot. The higher rental rate was for the original term of the lease and included significant amortized tenant improvements.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Smithsonian Libraries Research Annex Mortgage Loan”) is secured by a first priority fee mortgage encumbering an industrial warehouse/distribution building totaling 333,724 square feet located in Landover, Maryland (the “Smithsonian Libraries Research Annex Property”).

The Borrower and Borrower Sponsor. The borrower is TC Pennsy Drive LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Smithsonian Libraries Research Annex Mortgage Loan. The borrower sponsor is Henry Gross, and the nonrecourse carveout guarantor is 444 Madison, LLC, a New York limited liability company.

A-3-115

Property Type: Industrial	Loan #13	Cut-off Date Balance:	$36,000,000
Property Subtype: Warehouse/Distribution	Smithsonian Libraries Research Annex	Cut-off Date LTV:	47.2%
Address: Landover, MD		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	10.8%

444 Madison, LLC is controlled by Henry Gross, the Chairman of The Realex Capital Corporation (“Realex”), which is a family-owned New York City based real estate acquisition and owner-operator with over thirty years of experience. Realex has real estate assets located along the East Coast. Mr. Gross’ portfolio includes One Penn Center, a 690,000 square foot urban office tower in Philadelphia, PA, which is securitized in the WFCM 2016-BNK1 and MSC 2016-BNK2 securitization trusts.

The Property. The Smithsonian Libraries Research Annex Property is a 1-story, industrial warehouse and distribution facility comprising 333,724 rentable square feet situated on 15.2 acres of land. The Smithsonian Libraries Research Annex Property was built in 1966 and renovated in 2005. The clear height of the improvements is 22 feet, and the office finish approximates 40.0%. The Smithsonian Libraries Research Annex Property is fully climatized with additional humidity control for part of the space.

The borrower sponsor purchased the Smithsonian Libraries Research Annex Property for approximately $86.5 million in 2008. Approximately 60% of the Smithsonian Libraries Research Annex Property is utilized for climate-controlled storage of artifacts from various museum collections. Approximately 15% of the Smithsonian Libraries Research Annex Property is workshop space responsible for the fabrication of all displays, plinths, and exhibition cases and signage. The remainder of the building is used for office space, classrooms and training space. The Smithsonian Libraries Research Annex Property has access to 191 surface and garage parking spaces, resulting in a parking ratio of 0.6 spaces per 1,000 square feet. As of April 1, 2023, the Smithsonian Libraries Research Annex Property is 100.0% leased to the Smithsonian Institution, which is supported by the U.S. Government.

Major Tenant.

Smithsonian Institution (NR/Aaa/AAA: F/M/S&P; 333,724 square feet, 100.0% of net rentable area; 100.0% of underwritten base rent; September 30, 2028 lease expiration) Smithsonian Institution has been a tenant at the Smithsonian Libraries Research Annex Property since 2008. The tenant recently renewed in March 2021 for an additional 5 years through September 2028. The rent for the new term beginning October 1, 2023 decreases to $12.35 per square foot from $27.28 per square foot. The rent was higher in the initial term because the initial lease included significant amortized tenant improvements. The base rent increases by 2.5% annual every October through the end of the term. The tenant may terminate solely upon the occurrence of a non-appropriation event, upon written notice, effective on the date physical possession is surrendered by the tenant. Two 5-year renewal options remain at lease expiration. The tenant has a purchase option for an option price equal to the greater of (i) $65,000,000 or (ii) the Smithsonian Libraries Research Annex Property’s fair market value effective September 30, 2030, which is 2.5 years past the stated Maturity Date of the Smithsonian Libraries Research Annex Mortgage Loan.

The following table presents certain information relating to the tenancy at the Smithsonian Libraries Research Annex Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Smithsonian Institution	NR/Aaa/AAA	333,724	100.0%	$12.86	$4,290,356	100.0%	9/30/2028	2, 5-year	Y(2)
Occupied Collateral Total		333,724	100.0%	$12.86	$4,290,356	100.0%
Vacant Space		0	0.0%

Collateral Total		333,724	100.0%

(1)	The Annual U/W Base Rent and Annual U/W Base Rent PSF include credit for straight-line rent averaging through loan maturity totaling $168,864.
(2)	Tenant may terminate solely upon the occurrence of a non-appropriation event, upon written notice, effective on the date physical possession is surrendered by the tenant.
A-3-116

Property Type: Industrial	Loan #13	Cut-off Date Balance:	$36,000,000
Property Subtype: Warehouse/Distribution	Smithsonian Libraries Research Annex	Cut-off Date LTV:	47.2%
Address: Landover, MD		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	10.8%

The following table presents certain information relating to the lease rollover schedule at the Smithsonian Libraries Research Annex Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.0S0
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	1	333,724	100.0%	333,724	100.0%	$4,290,356	100.0%	$12.86
2029	0	0	0.0%	333,724	100.0%	$0	0.0%	$0.00
2030	0	0	0.0%	333,724	100.0%	$0	0.0%	$0.00
2031	0	0	0.0%	333,724	100.0%	$0	0.0%	$0.00
2032	0	0	0.0%	333,724	100.0%	$0	0.0%	$0.00
2033	0	0	0.0%	333,724	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	333,724	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	333,724	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	333,724	100.0%			$4,290,356	100.0%	$12.86
(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Smithsonian Libraries Research Annex Property:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	12/31/2022(1)	4/1/2023(2)
100.0%	100.0%	100.0%	100.0%	100.0%
(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

A-3-117

Property Type: Industrial	Loan #13	Cut-off Date Balance:	$36,000,000
Property Subtype: Warehouse/Distribution	Smithsonian Libraries Research Annex	Cut-off Date LTV:	47.2%
Address: Landover, MD		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	10.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Smithsonian Libraries Research Annex Property:

Cash Flow Analysis

	2019	2020	2021	2022	U/W	%	(1)	U/W $ per SF
Base Rent	$8,059,938	$8,325,910	$8,600,634	$8,866,339	$4,290,356(2)	55.7%		$12.86
Grossed Up Vacant Space	0	0	0	0	0	0.0		0.00
Gross Potential Rent	$8,059,938	$8,325,910	$8,600,634	$8,866,339	$4,290,356	55.7%		$12.86
Total Recoveries	3,211,266	3,104,601	3,279,526	3,258,139	3,416,132	44.3		10.24
Net Rental Income	$11,271,205	$11,430,511	$11,880,160	$12,124,479	$7,706,487	100.0%		$23.09
(Vacancy & Credit Loss)	0	0	0	0	(214,518)(3)	(5.0)		(0.64)
Effective Gross Income	$11,271,205	$11,430,511	$11,880,160	$12,124,479	$7,491,970	97.2%		$22.45

Real Estate Taxes	$1,144,493	$837,970	$1,071,174	$843,651	$848,957	11.3%		$2.54
Insurance	106,511	117,044	116,727	107,503	112,878	1.5		0.34
Management Fee	321,968	322,221	229,970	312,780	224,759	3.0		0.67
Other Operating Expenses	1,635,277	1,857,596	1,535,594	2,128,748	2,409,751	32.2		7.22
Total Operating Expenses	$3,208,249	$3,134,830	$2,953,466	$3,392,682	$3,596,345	48.0%		$10.78

Net Operating Income	$8,062,955	$8,295,681	$8,926,694	$8,731,797(4)	$3,895,624(4)	52.0%		$11.67
Replacement Reserves	0	0	0	0	50,059	0.7		0.15
TI/LC	0	0	0	0	207,872	2.8		0.62
Net Cash Flow	$8,062,955	$8,295,681	$8,926,694	$8,731,797	$3,637,694	48.6%		$10.90

NOI DSCR	3.22x	3.32x	3.57x	3.49x	1.56x
NCF DSCR	3.22x	3.32x	3.57x	3.49x	1.45x
NOI Debt Yield	22.4%	23.0%	24.8%	24.3%	10.8%
NCF Debt Yield	22.4%	23.0%	24.8%	24.3%	10.1%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Includes credit for straight-line rent averaging through loan maturity totaling $168,864.
(3)	The underwritten economic vacancy is 5.0%. The Smithsonian Libraries Research Annex Property was 100.0% leased as of April 1, 2023.
(4)	The decrease from TTM NOI to U/W NOI is driven by a decrease in the rental rate for the tenant’s renewal term beginning October 1, 2023, from $27.28 to $12.35 per square foot. The higher rental rate was for the original term of the lease and included significant amortized tenant improvements
A-3-118

Property Type: Industrial	Loan #13	Cut-off Date Balance:	$36,000,000
Property Subtype: Warehouse/Distribution	Smithsonian Libraries Research Annex	Cut-off Date LTV:	47.2%
Address: Landover, MD		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	10.8%

Market Overview and Competition. The Smithsonian Libraries Research Annex Property is situated in the Washington, DC industrial market. The Smithsonian Libraries Research Annex Property is located adjacent to U.S. Route 50, which provides access southwest bound towards Washington, DC, and 2.1 miles southwest of Interstate 495. The Smithsonian Libraries Research Annex Property is located approximately 10.2 miles northeast of the Smithsonian National Museum campus.

According to a third-party market research report, the estimated 2022 population within a one-, three- and five-mile radius of the Smithsonian Libraries Research Annex Property was approximately 14,502, 139,931 and 366,695, respectively; and the estimated 2022 median household income within the same radii was approximately $64,675, $72,027 and $73,044, respectively.

According to a third-party market research report, the Smithsonian Libraries Research Annex Property is located in the Landover/Largo submarket of the Washington - DC industrial market. As of the February 28, 2023, the submarket contained approximately 14.4 million square feet of industrial space, with an overall vacancy rate of 4.4% and average asking rent of $12.20 per square foot. The appraiser identified six lease comparables with rents ranging from $8.52 triple net to $13.55 per square foot full service gross and concluded to market rent for the industrial space at the Smithsonian Libraries Research Annex Property of $12.00 per square foot triple net (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the Smithsonian Libraries Research Annex Property:

Market Rent Summary(1)

Industrial
Market Rent (PSF)	$12.00
Lease Term (Years)	10
Lease Type (Reimbursements)	NNN
Office Finish %	40.0%
Rent Increase Projection	2.5% per annum
Concessions	None
Tenant Improvements (New Tenants) (PSF)	$2.00
Tenant Improvements (Renewals) (PSF)	$1.00
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Smithsonian Libraries Research Annex Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Occupancy	Rentable Area (SF)	Clear Height	Sale Date	Sale Price	Sale Price (PSF)
Smithsonian Libraries Research Annex (Subject) (2) 3400 Pennsy Drive	Landover, MD	1966/2005	100%(2)	333,724(2)	22 feet	NAP	NAP	NAP
North Beltsville Business Center & Kirk Industrial Building 11900-11914 Old Baltimore Pike 1200-12038 Old Baltimore Pike	Beltsville, MD	1986/NAP	100%	267,922	20 feet	Jul-2022	$42,000,000	$156.76
AGAM Building 6695 Business Parkway	Elkridge, MD	1992/NAP	100%	114,980	24 feet	Apr-2022	$28,000,000	$243.52
1900 Clark Road	Havre de Grace, MD	1997/NAP	100%	613,137	36 feet	Apr-2022	$80,547,452	$131.37
Ardmore Industrial Park 3201 & 3301 Pennsy Drive	Landover, MD	1979/NAP	100%	344,646	25 feet	Jan-2021	$59,500,000	$172.64
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.

A-3-119

Property Type: Industrial	Loan #13	Cut-off Date Balance:	$36,000,000
Property Subtype: Warehouse/Distribution	Smithsonian Libraries Research Annex	Cut-off Date LTV:	47.2%
Address: Landover, MD		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	10.8%

The following table presents certain information relating to comparable office leases related to Smithsonian Libraries Research Annex Property:

Comparable Industrial Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
Smithsonian Libraries Research Annex (Subject) 3400 Pennsy Drive	1966/2005	333,724(2)	100.0%(2)	Smithsonian Institution(2)	333,724(2)	Oct-2008(2)(3)	5.0(2)	$12.86(2)	NNN(2)
Ardmore Industrial Park 3201 Pennsy Drive Landover, MD	1972/NAP	272,790	100.0%	GSA	265,000	Mar-2022	5.0 Yrs.	$13.55	Full Service Gross
6500 Sheriff Road Landover, MD	1965/2010	275,540	89.0%	US Electrical Services	121,192	Sep-2021	10.3 Yrs.	$13.55	NNN
Landover Logistics Center 1811 Cabin Branch Drive Landover, MD	2013/NAP	360,550	84.0%	Raynor Marketing	91,060	Mar-2021	11.1 Yrs.	$8.52	NNN
3341 75th Ave – Building 1 3341 75th Ave Landover, MD	1985/NAP	108,667	89.0%	ReadySpaces	96,326	Aug-2022	5.0 Yrs.	$9.15	NNN
1701 Brightseat Road – Library of Congress Annex 1701 Brightseat Road Landover, MD	1975/NAP	216,500	100.0%	Design Foundry	75,767	Jan-2023	5.2 Yrs.	$9.25	NNN
716 Ritchie Road Capitol Heights, MD	2021/NAP	160,000	100.0%	Rivian, LLC	83,955	Nov-2022	1.0 Yrs.	$13.50	NNN
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.
(3)	The original lease term was scheduled to expire September 30, 2023, however, it was subsequently extended for an additional five years.
A-3-120

No. 14 – 575 Broadway
Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Original Principal Balance(1):	$35,000,000			Property Type – Subtype:	Mixed Use – Retail/Office
Cut-off Date Balance(1):	$34,846,068			Location:	New York, NY
% of Initial Pool Balance:	3.4%			Size:	176,648 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$718.04
Borrower Sponsor:	Peter M. Brant			Maturity Date Balance Per SF(1)(6):	$667.23
Guarantor:	Peter M. Brant			Year Built/Renovated:	1882/2015
Mortgage Rate:	7.4900%			Title Vesting:	Leasehold
Note Date:	November 29, 2022			Property Manager:	A.R.I. Investors Inc.
Seasoning:	4 months			Current Occupancy (As of):	88.1% (7/1/2022)
Maturity Date:	December 6, 2027			YE 2021 Occupancy:	100.0%
IO Period:	0 months			YE 2020 Occupancy:	100.0%
Loan Term (Original):	60 months			YE 2019 Occupancy:	100.0%
Amortization Term (Original):	300 months			YE 2018 Occupancy:	100.0%
Loan Amortization Type:	Amortizing Balloon			As-Is Appraised Value:	$215,000,000
Call Protection(2):	L(28),D(26),O(6)			As-Is Appraised Value Per SF:	$1,217.11
Lockbox Type:	Hard/Springing Cash Management			As-Is Appraisal Valuation Date:	September 7, 2022
Additional Debt:	Yes			Underwriting and Financial Information
Additional Debt Type (Balance)(1):	Pari Passu ($91,993,620)			TTM NOI (6/30/2022)(7):	$23,741,393
				YE 2021 NOI:	$21,718,364
				YE 2020 NOI:	$19,367,711
Escrows and Reserves				YE 2019 NOI:	$22,728,286
	Initial	Monthly	Cap	U/W Revenues(6):	$27,803,795
Taxes	$276,774	$276,774	NAP	U/W Expenses:	$11,776,167
Insurance	$62,040	$20,680	NAP	U/W NOI(7):	$16,027,627
Replacement Reserve	$0	$2,944	NAP	U/W NCF:	$15,550,678
TI/LC Reserve	$0	$36,802(3)	NAP	U/W DSCR based on NOI/NCF(1)(6):	1.42x / 1.38x
Ground Rent Reserve	$424,093	Springing(4)	NAP	U/W Debt Yield based on NOI/NCF(1)(6):	12.6% / 12.3%
Outstanding Obligations	$4,231,492	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1)(6):	13.6% / 13.2%
Façade Work	$0	Springing(5)	NAP	Cut-off Date LTV Ratio(1):	59.0%
				LTV Ratio at Maturity(1):	54.8%

Sources and Uses
Sources			Uses
Original Whole Loan Amount	$127,400,000	95.8%	Loan Payoff	$123,945,221	93.2%
Sponsor Equity	5,592,260	4.2	Upfront Reserves	4,994,399	3.8
			Closing Costs	4,052,640	3.0

Total Sources	$132,992,260	100.0%	Total Uses	$132,992,260	100.0%
(1)	The 575 Broadway Mortgage Loan (as defined below) is part of the 575 Broadway Whole Loan (as defined below) with an original aggregate principal balance of $127,400,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the 575 Broadway Whole Loan.
(2)	Defeasance of the 575 Broadway Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 575 Broadway Whole Loan to be securitized and (b) November 29, 2025. The assumed defeasance lockout period of 28 payments is based on the closing date of this transaction in April 2023.
(3)	Upon the first monthly due date following the date that Estee Lauder renews it lease in accordance with the 575 Broadway Whole Loan documents for a term extending at least two years beyond the 575 Broadway Whole Loan maturity date, the monthly deposits for the TI/LC Reserve will be reduced to approximately $14,721.
(4)	During the continuance of a trigger period (as discussed in the 575 Broadway Whole Loan documents), the borrower will be required to deposit on a monthly basis an amount equal to (i) all base rent, (ii) additional rent and (iii) other amounts due and payable pursuant to the Ground Lease (as defined below) during the one-month period following the applicable date of deposit.
(5)	In the event that a preservation architect conducts an inspection of the 575 Broadway Property (as defined below) and determines that any work is required to preserve the exterior of the 575 Broadway Property, and such work is reasonably likely to cost in excess of $100,000, the borrower will be required to deposit into a reserve with the lender an amount equal to 100% of the cost required to complete the applicable work, as determined by the lender in its reasonable discretion. See “Description of the Mortgage Pool—Use Restrictions” in the Prospectus.
(6)	Effective December 9, 2022, Union Editorial NY, LLC extended its lease from May 31, 2023 until June 30, 2028. In connection with the lease amendment, 3,000 square feet will be surrendered as of May 31, 2023, resulting in Annual U/W Base Rent being reduced to $748,000 and Annual U/W Base Rent PSF being reduced to $88.00. The resulting U/W NOI, U/W NCF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF and U/W Debt Yield at Maturity based on NOI/NCF would be $15,745,439, $15,268,490, 1.39x, 1.35x, 12.4%/12.0% and 13.4%/13.0%, respectively
A-3-121

Property Type: Mixed Use	Loan #14	Cut-off Date Balance:	$34,846,068
Property Subtype: Retail/Office	575 Broadway	Cut-off Date LTV:	59.0%
Address: New York, NY		U/W NCF DSCR:	1.38x
		U/W NOI Debt Yield:	12.6%

(7)	The decrease from TTM NOI (6/30/2022) to U/W NOI is primarily attributable to (i) Prada’s (as defined below) January 2022 lease renewal at market rent and (ii) the recent decrease in occupancy at the 575 Broadway Property from 100.0% to 88.1%, which was due to a tenant comprising 21,000 square feet on the 5th floor vacating in 2022.

The Mortgage Loan. The fourteenth largest mortgage loan (the “575 Broadway Mortgage Loan”) is part of a whole loan (the “575 Broadway Whole Loan”) secured by a first mortgage encumbering the borrower’s leasehold interests in a 176,648 square foot retail and office property located in New York, New York (the “575 Broadway Property”).

The 575 Broadway Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and Societe Generale Financial Corporation (“SGFC”) on November 29, 2022; and the notes representing the 575 Broadway Mortgage Loan were acquired by Wells Fargo Bank, National Association from SGFC on March 2, 2023.

The borrower’s leasehold interest in the 575 Broadway Property is governed by a ground lease (the “Ground Lease”) between 575 Broadway LLC, a New York limited liability company, as the lessor, and the borrower, as the lessee, with a term expiring on June 30, 2060. The current annual base ground rent as of the Cut-off Date is $5,089,118 with Consumer Price Index increases each January 1 with a minimum increase of 3.5% and a maximum increase of 5.5%. On the date of origination of the 575 Broadway Whole Loan, the borrower was required to deliver a letter of credit to the lender in an amount equal to $5,750,000 to cover potential increases in the security deposit payable pursuant to the Ground Lease (as described below) and which serves as additional collateral for the 575 Broadway Whole Loan.

The 575 Broadway Whole Loan has an original aggregate principal balance of $127,400,000 and is comprised of six pari passu notes. The 575 Broadway Mortgage Loan, with an aggregate original principal balance of $35,000,000 is evidenced by the non-controlling notes A-4 and A-5. The controlling note A-2, with an original principal balance of $23,700,000 was contributed to the FIVE 2023-V1 securitization trust. The 575 Broadway Whole Loan will be serviced under the pooling and servicing agreement for the FIVE 2023-V1 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$26,000,000	$25,885,651	BMO 2023-C4	No
A-1-2	$14,000,000	$13,938,427	FIVE 2023-V1	No
A-2	$23,700,000	$23,595,766	FIVE 2023-V1	Yes
A-3	$28,700,000	$28,573,776	SGFC	No
A-4	$20,000,000	$19,912,039	BANK5 2023-5YR1	No
A-5	$15,000,000	$14,934,029	BANK5 2023-5YR1	No
Total (Whole Loan)	$127,400,000	$126,839,689

The Borrower and Borrower Sponsor. The borrower for the 575 Broadway Whole Loan is 575 Broadway Associates L.P., a Delaware limited partnership and special purpose entity. The general partner of the borrower, 575 Broadway GP LLC, a Delaware limited liability company, is a special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 575 Broadway Whole Loan.

The borrower sponsor and non-recourse carveout guarantor for the 575 Broadway Whole Loan is Peter M. Brant. Mr. Brant is an entrepreneur, manufacturing executive, publisher, philanthropist and chief executive officer of White Birch Paper Company (“White Birch”). White Birch was co-founded by Mr. Brant’s father in 1941 and is one of the largest newsprint manufacturers in North America. As a real estate developer, Mr. Brant was involved in establishing Conyers Farm, a 1,500-acre residential community located in Greenwich, Connecticut and North Castle, New York. Mr. Brant has previously had ownership interests in entities that were subject to bankruptcies. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

The Property. The 575 Broadway Property consists of a six-story, 176,648 square foot retail and office building comprised of the entire northern block-front of Prince Street between Broadway and Mercer Streets in the SoHo neighborhood of Manhattan, New York. The retail component, split between the ground level, a mezzanine level and sub-basement storage space, totals 50,959 square feet (28.8% of net rentable area) and generates 68.6% of total underwritten base rent. The office component, located on floors two through six with sub-basement storage space, totals 125,689 square feet (71.2% of net rentable area), and generates 31.4% of total underwritten base rent. As of July 1, 2022, the 575 Broadway Property was 88.1% occupied by three retail tenants and five office tenants. The 575 Broadway Property was built in 1882 and renovated in 2015. Since 2016, the borrower has invested approximately $1.8 million in upgrades to the elevator, gas service and fire alarm and to install a new roof.

Major Tenants.

Estee Lauder (64,122 square feet; 36.3% net rentable area; 18.0% of underwritten base rent): Estee Lauder is a multinational cosmetics company, manufacturer and marketer of makeup, skincare, fragrance and hair care products founded in 1946. Estee Lauder products are sold in approximately 150 countries and territories under a number of brand names including: Estée Lauder, Clinique, Origins, M·A·C, Bobbi Brown, La Mer, Aveda, Jo Malone London, Too Faced, Dr. Jart+, and The Ordinary. Estee Lauder is also the global licensee of brand names for fragrances and/or cosmetics, including Tom Ford and AERIN. Estee Lauder has been a tenant at the 575 Broadway

A-3-122

Property Type: Mixed Use	Loan #14	Cut-off Date Balance:	$34,846,068
Property Subtype: Retail/Office	575 Broadway	Cut-off Date LTV:	59.0%
Address: New York, NY		U/W NCF DSCR:	1.38x
		U/W NOI Debt Yield:	12.6%

Property since 2000 under a lease with an expiration date of March 31, 2025, and two, five-year renewal options remaining with no termination options.

Prada USA Corp. (30,079 square feet; 17.0% net rentable area; 46.4% of underwritten base rent): Prada USA Corp. (“Prada”) is an Italian luxury fashion house that was founded in 1913 by Mario Prada. Prada specializes in designing leather handbags, travel accessories, shoes, ready-to-wear, perfumes and other fashion accessories. As of December 31, 2021, Prada operated 635 stores across Europe, the Americas, Asia, Japan and the Middle East with approximately 12,572 employees. Prada has been a tenant at the 575 Broadway Property since 1999 under a lease with an expiration date of January 31, 2035, and one, five-year renewal option remaining with no termination options.

H&M (11,049 square feet; 6.3% net rentable area; 16.2% of underwritten base rent): H&M Hennes & Mauritz (“H&M”) is a global retailer offering affordable apparel for men, women, and children. H&M was incorporated in 1947 and remains under the control of the family of founder Erling Persson. H&M group’s brands are H&M, H&M Home, COS, Weekday, Monki, & Other Stories, ARKET, Afound and Singular Society. As of November 30, 2021, H&M operated approximately 4,801 stores across 75 markets with approximately 155,000 employees. H&M has been a tenant at the 575 Broadway Property since 2014 under a lease with an expiration date of January 31, 2030 and two, five-year renewal options remaining with no termination options.

The following table presents certain information relating to the tenancy at the 575 Broadway Property:

Major Tenants

Tenant Name (Property)	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Retail
Prada USA Corp.(3)	NR/NR/NR	30,079	17.0%	$398.95	$12,000,000	46.4%	1/31/2035	1, 5 year	N
H&M(4)	NR/BBB/NR	11,049	6.3%	$378.49	$4,181,909	16.2%	1/31/2030	2, 5 year	N
Lure Fishbar(5)	NR/NR/NR	9,831	5.6%	$157.66	$1,550,000	6.0%	9/30/2024	1, 5 year	N
Total Retail		50,959	28.8%	$347.96	$17,731,909	68.6%

Office
Estee Lauder(6)	A1/A+/NR	64,122	36.3%	$72.58	$4,653,663	18.0%	3/31/2025	2, 5 year	N
Valor Management LLC	NR/NR/NR	12,990	7.4%	$86.00	$1,117,140	4.3%	8/31/2033	1, 5 year	Y(7)
Union Editorial NY, LLC(8)	NR/NR/NR	11,500	6.5%	$94.76	$1,089,776	4.2%	5/31/2023	None	N
20th Century Acquisitions	NR/NR/NR	9,077	5.1%	$77.33	$701,960	2.7%	5/31/2025	None	N
Manifold Capital Partners	NR/NR/NR	7,000	4.0%	$80.00	$560,000	2.2%	8/31/2027	None	N
Total Office		104,689	59.3%	$77.59	$8,122,540	31.4%

Occupied Collateral Total		155,648	88.1%	$166.11	$25,854,449	100.0%

Vacant Space		21,000	11.9%

Collateral Total		176,648	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF, Annual U/W Base Rent and % of Total Annual U/W Base Rent include rent steps totaling $306,432 through November 2023 and the average rent steps over the lease term for Estee Lauder.
(3)	Prada occupies 25,000 square feet of retail space and 5,079 square feet of basement storage space. The Annual U/W Base Rent PSF for Prada’s retail space is $470.00.
(4)	H&M occupies 7,215 square feet of retail space and 3,834 square feet of basement storage space. The Annual U/W Base Rent PSF for H&M’s retail space is $552.45.
(5)	Lure Fishbar occupies 5,831 square feet of retail space and 4,000 square feet of basement storage space. The Annual U/W Base Rent PSF for Lure Fishbar’s retail space is $224.54.
(6)	Estee Lauder occupies 62,122 square feet of office space and 2,000 square feet of basement storage space. The Annual U/W Base Rent PSF for Estee Lauder’s office space is $73.56.
(7)	Valor Management LLC’s lease commenced on January 3, 2023 and the tenant is expected to take occupancy in May 2023. At origination, approximately $744,760 was escrowed for free rent. Valor Management LLC has a one-time right to terminate its lease effective on August 31, 2029 with one-year written notice, payment of three months base rent and tax due, plus unamortized leasing commissions, landlord's work, and free rent.
(8)	Effective December 9, 2022, Union Editorial NY, LLC extended its lease from May 31, 2023 until June 30, 2028. In connection with the lease amendment, 3,000 square feet will be surrendered as of May 31, 2023, resulting in Annual U/W Base Rent being reduced to $748,000 and Annual U/W Base Rent PSF being reduced to $88.00. The resulting U/W NOI, U/W NCF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF and U/W Debt Yield at Maturity based on NOI/NCF would be $15,745,439, $15,268,490, 1.39x, 1.35x, 12.4%/12.0% and 13.4%/13.0%, respectively.
A-3-123

Property Type: Mixed Use	Loan #14	Cut-off Date Balance:	$34,846,068
Property Subtype: Retail/Office	575 Broadway	Cut-off Date LTV:	59.0%
Address: New York, NY		U/W NCF DSCR:	1.38x
		U/W NOI Debt Yield:	12.6%

The following table presents certain information relating to the lease rollover schedule at the 575 Broadway Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF		% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)(4)
MTM	0	0		0.0%	0	0.0%	$0	0.0%	$0.00
2023	1	11,500	(5)	6.5%	11,500	6.5%	$1,089,776	4.2%	$94.76
2024	2	9,831		5.6%	21,331	12.1%	$1,550,000	6.0%	$157.66
2025	6	73,199		41.4%	94,530	53.5%	$5,355,623	20.7%	$73.17
2026	0	0		0.0%	94,530	53.5%	$0	0.0%	$0.00
2027	1	7,000		4.0%	101,530	57.5%	$560,000	2.2%	$80.00
2028	0	0	(5)	0.0% (5)	101,530	57.5%	$0(5)	0.0% (5)	$0.00(5)
2029	0	0		0.0%	101,530	57.5%	$0	0.0%	$0.00
2030	2	11,049		6.3%	112,579	63.7%	$4,181,909	16.2%	$378.49
2031	0	0		0.0%	112,579	63.7%	$0	0.0%	$0.00
2032	0	0		0.0%	112,579	63.7%	$0	0.0%	$0.00
2033	1	12,990		7.4%	125,569	71.1%	$1,117,140	4.3%	$86.00
Thereafter	5	30,079		17.0%	155,648	88.1%	$12,000,000	46.4%	$398.95
Vacant	0	21,000		11.9%	176,648	100.0%	$0	0.0%	$0.00
Total/Weighted Average	18	176,648		100.0%			$25,854,449	100.0%	$166.11
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent and Annual U/W Base Rent PSF includes rent steps totaling $306,432 through November 2023 and the average rent over the lease term for Estee Lauder.
(4)	Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(5)	Effective December 9, 2022, Union Editorial NY, LLC extended its lease from May 31, 2023 until June 30, 2028. In connection with the lease amendment, 3,000 square feet will be surrendered as of May 31, 2023, resulting in Annual U/W Base Rent being reduced to $748,000 and Annual U/W Base Rent PSF being reduced to $88.00. The resulting U/W NOI, U/W NCF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF and U/W Debt Yield at Maturity based on NOI/NCF would be $15,745,439, $15,268,490, 1.39x, 1.35x, 12.4%/12.0% and 13.4%/13.0%, respectively.

The following table presents historical occupancy percentages at the 575 Broadway Property:

Combined Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)(2)	7/1/2022(2)(3)
100.0%	100.0%	100.0%	88.1%
(1)	Information obtained from the borrower.
(2)	The occupancy decline was due to a tenant comprising 21,000 square feet on the 5th floor vacating in 2022.
(3)	Information obtained from the underwritten rent roll.

A-3-124

Property Type: Mixed Use	Loan #14	Cut-off Date Balance:	$34,846,068
Property Subtype: Retail/Office	575 Broadway	Cut-off Date LTV:	59.0%
Address: New York, NY		U/W NCF DSCR:	1.38x
		U/W NOI Debt Yield:	12.6%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 575 Broadway Property:

Cash Flow Analysis

	2019	2020	2021	TTM 6/30/2022(1)	U/W(1)	%(2)	U/W $ per SF(3)
In-Place Base Rent	$29,667,889	$26,400,156	$29,005,849	$31,914,767	$25,548,016	89.7%	$144.63
Contractual Rent Steps(4)	0	0	0	0	306,432	1.1	1.73
Grossed Up Vacant Space	0	0	0	0	1,890,000	6.6	10.70
Gross Potential Rent	$29,667,889	$26,400,156	$29,005,849	$31,914,767	$27,744,449	97.4%	$157.06
Expense Reimbursements	1,982,596	2,392,210	2,352,445	1,682,876	740,598	2.6	4.19
Net Rental Income	$31,650,485	$28,792,366	$31,358,294	$33,597,643	$28,485,047	100.0%	$161.25
(Vacancy/Credit Loss)	(0)	(0)	(0)	(0)	(1,890,000)(5)	(6.8)	(10.7)
Other Income	1,184,517	883,666	1,168,922	1,194,408	1,208,748	4.2	6.84
Effective Gross Income	$32,835,002	$29,676,032	$32,527,216	$34,792,051	$27,803,795	97.6%	$157.40

Real Estate Taxes	$2,362,436	$2,750,788	$2,846,424	$2,887,447	$3,192,157	11.5%	$18.07
Insurance	189,032	188,031	171,236	168,996	236,344	0.9	1.34
Ground Rent	4,447,807	4,603,480	4,764,602	4,847,738	5,442,663	19.6	30.81
Management Fee	985,050	890,281	975,816	1,043,762	834,114	3.0	4.72
Other Operating Expenses	2,122,391	1,875,741	2,050,774	2,102,715	2,070,889	7.4	11.72
Total Operating Expenses	$10,106,716	$10,308,321	$10,808,852	$11,050,658	$11,776,167	42.4%	$66.66

Net Operating Income	$22,728,286	$19,367,711	$21,718,364	$23,741,393	$16,027,627	57.6%	$90.73
Replacement Reserves	0	0	0	0	35,330	0.1	0.20
TI/LC	0	0	0	0	441,620	1.6	2.50
Net Cash Flow	$22,728,286	$19,367,711	$21,718,364	$23,741,393	$15,550,678	55.9%	$88.03

NOI DSCR(3)(6)	2.01x	1.72x	1.92x	2.10x	1.42x
NCF DSCR(3)(6)	2.01x	1.72x	1.92x	2.10x	1.38x
NOI Debt Yield(3)(6)	17.9%	15.3%	17.1%	18.7%	12.6%
NCF Debt Yield(3)(6)	17.9%	15.3%	17.1%	18.7%	12.3%
(1)	The decrease from TTM 6/30/2022 NOI to U/W NOI is primarily attributable to (i) Prada’s (as defined below) January 2022 lease renewal at market rent and (ii) the recent decrease in occupancy at the 575 Broadway Property from 100.0% to 88.1%.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for vacancy/credit loss and (iii) percent of Effective Gross Income for all other fields.
(3)	Effective December 9, 2022, Union Editorial NY, LLC extended its lease from May 31, 2023 until June 30, 2028. In connection with the lease amendment, 3,000 square feet will be surrendered as of May 31, 2023, resulting in the tenant’s Annual U/W Base Rent being reduced to $748,000 and its Annual U/W Base Rent PSF being reduced to $88.00. The resulting U/W NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield would be 1.39x, 1.35x, 12.4% and 12.0%, respectively.
(4)	Includes rent steps totaling $306,432 through November 2023 and the average rent steps over the lease term for Estee Lauder.
(5)	The underwritten economic vacancy is 6.6%. The 575 Broadway Property was 88.1% leased as of July 1, 2022.
(6)	The NOI and NCF DSCR and NOI and NCF Debt Yield are based on the 575 Broadway Whole Loan.

A-3-125

Property Type: Mixed Use	Loan #14	Cut-off Date Balance:	$34,846,068
Property Subtype: Retail/Office	575 Broadway	Cut-off Date LTV:	59.0%
Address: New York, NY		U/W NCF DSCR:	1.38x
		U/W NOI Debt Yield:	12.6%

Market Overview and Competition. The 575 Broadway Property is located in the SoHo neighborhood within the New York core based statistical area in the borough of Manhattan. Manhattan forms the political, financial, and cultural core of the city and is the economic growth engine of the Greater New York Region. The city’s other boroughs are Brooklyn, Queens, Staten Island, and the Bronx, otherwise known as Kings, Queens, Richmond, and Bronx counties, respectively. The area’s mass transit infrastructure connects the five boroughs as well as the surrounding suburban areas, forming the Greater New York Region. The Greater New York Region covers 21 counties in the southeastern section of New York State, southwestern corner of Connecticut, and Central and Northern New Jersey.

The SoHo neighborhood is a 26-block area bounded by Houston Street, Crosby Street, Canal Street and West Broadway. According to the appraisal, in 1973 SoHo was designated as a historic district known as the SoHo Cast Iron Preservation District. The SoHo Cast Iron Preservation District has the largest concentration of full and partial cast-iron façade buildings anywhere in the world. The district comprises about 500 buildings, many of which are characterized by their cast-iron façades. Over the last decade the SoHo neighborhood has exhibited an increase in residential development. The neighborhood surrounding the 575 Broadway Property contains retailers, galleries, offices and shops, as well as numerous restaurants. The 575 Broadway Property is accessible via several Manhattan commuter transportation hubs including the entrance to the Broadway/Lafayette subway stop located on the ground floor of the 575 Broadway Property.

According to the appraisal, the 575 Broadway Property is located in the SoHo office submarket of Midtown South Manhattan. As of the second quarter of 2022, the SoHo office submarket contained approximately 4.5 million square feet of inventory with an overall vacancy rate of 17.3% (which is lower than the weighted average Midtown South overall office market vacancy rate of 21.3%) The weighted average class B asking rental rate of the SoHo office submarket is $72.20 per square foot. The SoHo office submarket reported 174,591 square feet under construction, no completions and positive absorption of 6,564 square feet.

According to the appraisal, the 575 Broadway Property is located in the SoHo retail submarket. Within the submarket, the 575 Broadway Property comprises the entire northern block-front of Prince Street between Broadway and Mercer Street with corner retail storefront property facing Broadway Street. As of the second quarter of 2022, the SoHo retail submarket contained approximately 635 retail units with a total availability rate of 17.8% compared to a total availability rate of 26.6% within the SoHo retail submarket as of the second quarter of 2021. The average ground floor asking rental rate within the SoHo retail submarket is $310.00 per square foot which represents a 13.0% increase over the average ground floor asking rental rate as of the second quarter of 2021.

A-3-126

Property Type: Mixed Use	Loan #14	Cut-off Date Balance:	$34,846,068
Property Subtype: Retail/Office	575 Broadway	Cut-off Date LTV:	59.0%
Address: New York, NY		U/W NCF DSCR:	1.38x
		U/W NOI Debt Yield:	12.6%

The following table presents certain information relating to comparable office leases to the 575 Broadway Property:

Comparable Office Leases(1)

Property Name/Location	Year Built / Renovated	Size (SF)	Tenant	Suite Size (SF)		Rent PSF		Commencement	Lease Term (Months)
575 Broadway	1882 / 2015	176,648(2)	Estee Lauder(2)	62,122	(2)(4)	$73.56	(2)(4)
New York, NY			Valor Management LLC(2)	12,990	(2)	$86.00	(2)
			Union Editorial NY, LLC(2)(3)	11,500	(2)(3)	$94.76	(2)(3)	Various(2)	Various(2)
			20th Century Acquisitions(2)	9,077	(2)	$77.33	(2)
			Manifold Capital Partners(2)	7,000	(2)	$80.00	(2)
434 Broadway
New York, NY	1910	61,500	Modern Post	14,640		$96.00		Jun-2022	120
72-76 Greene Street
New York, NY	1900	45,000	Town Hall Ventures	3,940		$90.00		Jun-2022	66
141 E. Houston Street
New York, NY	2021	59,857	Solana Labs	21,738		$125.00		May-2022	120
490 Broadway
New York, NY	1857 / 2010	37,483	Paige	11,594		$71.00		May-2022	90
817 Broadway
New York, NY	1895 / 2019	147,000	25 Madison	9,943		$91.00		Apr-2022	78
446 Broadway			Bay City Projects	7,462		$111.00		March-2022	72
New York, NY	1915 / 2021	40,147	Rally	7,462		$95.00		Dec-2021	132
			Cabin	7,462		$112.00		Sept-2021	120
200 Lafayette Street
New York, NY	1900 / 2014	100,386	A16Z	33,560		$87.00		Dec-2021	127
71 Fifth Avenue
New York, NY	1907	165,000	Adyen	30,415		$90.00		Sept-2021	84
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll as of July 1, 2022.
(3)	Effective December 9, 2022, Union Editorial NY, LLC extended its lease from May 31, 2023 until June 30, 2028. In connection with the lease amendment, 3,000 square feet will be surrendered as of May 31, 2023, resulting in the tenant’s Annual U/W Base Rent being reduced to $748,000 and its Annual U/W Base Rent PSF being reduced to $88.00.
(4)	Suite Size (SF) and Rent PSF for Estee Lauder is based on adjusted base rent and the associated net rentable area (SF) from office units only.

The following table presents certain information relating to the appraiser’s conclusion of retail market rents within the SoHo retail submarket:

Retail Market Rent Summary(1)

FLOORS	RENT/SF ($/SF)
Retail - Corner:	$875
Retail - Inline:	$400
Retail - Lower Level:	$200
Retail/Restaurant Lower Level	$225
Storage - Sub-basement	$50
(1)	Source: Appraisal.

A-3-127

Property Type: Mixed Use	Loan #14	Cut-off Date Balance:	$34,846,068
Property Subtype: Retail/Office	575 Broadway	Cut-off Date LTV:	59.0%
Address: New York, NY		U/W NCF DSCR:	1.38x
		U/W NOI Debt Yield:	12.6%

The following table presents certain information relating to comparable retail leases to the 575 Broadway Property:

Comparable Retail Leases(1)

Property Name/Location	Tenant	Suite Size (SF)		Rent PSF		Commencement	Lease Term (Months)
575 Broadway	Prada USA Corp.(2)	25,000	(2)(3)	$470.00	(2)(3)
New York, NY	H&M(2)	7,215	(2)(4)	$552.45	(2)(4)	Various(2)	Various(2)
	Lure Fishbar(2)	5,831	(2)(4)	$224.54	(2)(4)
537 Broadway New York, NY	Guess	6,000	(5)	$400.00	(5)	Aug-2022	120
490 Broadway New York, NY	MINISO	4,769	(5)	$500.00	(5)	Aug-2022	120
523 Broadway New York, NY	Sunglass Hut	2,124	(5)	$300.00	(5)	Jul-2022	120
550 Broadway New York, NY	Vans	2,500		$360.00		Jun-2022	120
536 Broadway New York, NY	Armani Exchange	5,447	(5)	$385.00	(5)	May-2022	84
542 Broadway New York, NY	Kick Essentials	1,672		$287.00		Apr-2022	120
446 Broadway	Rally	2,449	(5)	$275.00	(5)	Feb-2022	132
New York, NY	Rumi	2,950	(5)	$233.05	(5)	Dec-2021	120
581 Broadway New York, NY	Verizon	4,300		$372.00		Jun-2021	120
462 Broadway New York, NY	Wells Fargo	5,085		$408.28		Sept-2020	120
555 Broadway New York, NY	Offering	8,775		$550.00		Sept-2022	120
486 Broadway New York, NY	Offering	1,654	(5)	$750.00	(5)	Sept-2022	120
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll as of July 1, 2022.
(3)	Suite Size (SF) and Rent PSF for Prada are based on adjusted base rent and the associated net rentable area (SF) from Prada’s retail space units.
(4)	Suite Size (SF) and Rent PSF for H&M and Lure Fishbar are based on adjusted based rent and the associated net rentable area (SF) from retail units only.
(5)	The comparable tenant Suite Size (SF) and Rent PSF reflects only the tenant’s ground unit suite and associated rent.

Ground Lease. The 575 Broadway Property is subject to a ground lease that expires on June 30, 2060. The current annual ground lease rent as of the Cut-off Date is equal to $5,089,118. Base rent for each subsequent lease year will be an amount equal to the sum of (a) the percentage by which the applicable price index for such lease year exceeds the base index, multiplied by $4,140,000 and (b) $4,140,000. The annual ground lease rent increase is subject to a floor of 3.5% and a ceiling of 5.5% on any adjustment date. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Prospectus.

A-3-128

No. 15 – 1201 Third Avenue
Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000			Property Type – Subtype:	Office – CBD
Cut-off Date Balance(1):	$30,000,000			Location:	Seattle, WA
% of Initial Pool Balance:	2.9%			Size:	1,129,710 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$150.48
Borrower Sponsors:	MetLife, Inc. and New York Common			Maturity Date Balance Per SF(1):	$150.48
	Retirement Fund			Year Built/Renovated:	1988/NAP
Guarantor(2):	NAP			Title Vesting:	Fee
Mortgage Rate:	5.5850%			Property Manager:	WRC Real Estate LLC
Note Date:	February 10, 2023
Seasoning:	1 month			Current Occupancy (As of):	81.1% (1/1/2023)
Maturity Date:	March 9, 2028			8/31/2022 Occupancy	80.7%
IO Period:	60 months			YE 2021 Occupancy:	87.4%
Loan Term (Original):	60 months			YE 2020 Occupancy:	94.4%
Amortization Term (Original):	NAP			YE 2019 Occupancy:	95.7%
Loan Amortization Type:	Interest Only			Appraised Value:	$556,500,000
Call Protection:	L(24),YM1(1),DorYM1(28),O(7)			Appraised Value Per SF:	$492.60
Lockbox Type:	Hard/Springing Cash Management			Appraisal Valuation Date:	December 1, 2022
Additional Debt:	Yes
Additional Debt Type
(Balance)(1):	Pari Passu ($140,000,000)			Underwriting and Financial Information
				YE 2022 NOI:	$31,394,453
				YE 2021 NOI:	$33,049,379
				YE 2020 NOI:	$36,494,642
				YE 2019 NOI:	$32,067,288
				U/W Revenues:	$51,349,507
Escrows and Reserves				U/W Expenses:	$21,283,998
	Initial	Monthly	Cap	U/W NOI:	$30,065,509
Taxes(3)	$0	Springing	NAP	U/W NCF:	$26,556,863
Insurance(3)	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	3.12x / 2.76x
Rollover Reserve	$17,567,429	$0	NAP	U/W Debt Yield based on NOI/NCF(1):	17.7% / 15.6%
Free Rent Reserve	$3,755,350	$0	NAP	U/W Debt Yield at Maturity based on	17.7% / 15.6%
				NOI/NCF(1):
				Cut-off Date LTV Ratio(1):	30.5%
				LTV Ratio at Maturity(1):	30.5%

Sources and Uses
Sources			Uses
Original Whole Loan Amount	$170,000,000	65.4%	Loan payoff	$236,517,648	91.0%
Borrower Equity	89,973,080	34.6	Closing Costs	2,132,653	0.8
			Reserves:	21,322,779	8.2
Total Sources	$259,973,080	100.0%	Total Uses	$259,973,080	100.0%
(1)	The 1201 Third Avenue Mortgage Loan (as defined below) is part of the 1201 Third Avenue Whole Loan (as defined below), which is comprised of six pari passu senior promissory notes with an aggregate original principal balance of $170,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the aggregate Cut-off Date principal balance of the 1201 Third Avenue Whole Loan.
(2)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 1201 Third Avenue Whole Loan.
(3)	Monthly tax and insurance reserves spring upon (i) an event of default, (ii) the debt service coverage ratio being less than 1.25x, (iii) the debt yield being less than 10.0% and (iv) a Perkins Coie event, as described in the loan documents.

The Mortgage Loan. The fifteenth largest mortgage loan (the “1201 Third Avenue Mortgage Loan”) is part of a whole loan (the “1201 Third Avenue Whole Loan”) with an original principal balance of $170,000,000. The 1201 Third Avenue Whole Loan is secured by a first priority fee mortgage encumbering a 1,129,710 square foot Class A office property in Seattle, Washington (the “1201 Third Avenue Property”). The 1201 Third Avenue Whole Loan is comprised of six pari passu senior promissory notes in the aggregate original principal balance of $170,000,000. The 1201 Third Avenue Whole Loan was originated by Morgan Stanley Bank, N.A. (“MSBNA”) and JPMorgan Chase Bank, National Association (“JPMCB”). The non-controlling note A-1-1 with an original principal balance of $30,000,000, represents the 1201 Third Avenue Mortgage Loan and will be included in the BANK5 2023-5YR1 securitization trust. The remaining 1201 Third Avenue pari passu notes are currently held by MSBNA and JPMCB and are expected to be contributed to one or more future securitization transactions. The 1201 Third Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for

A-3-129

Property Type: Office	Loan #15	Cut-off Date Balance:	$30,000,000
Property Subtype: CBD	1201 Third Avenue	Cut-off Date LTV:	30.5%
Address: Seattle, WA		U/W NCF DSCR:	2.76x
		U/W NOI Debt Yield:	17.7%

the BANK5 2023-5YR1 trust until the controlling note A-2 is securitized, whereupon the 1201 Third Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans and the Green Acres Mortgage Loan” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$30,000,000	$30,000,000	BANK5 2023-5YR1	No
A-1-2	$20,000,000	$20,000,000	MSBNA	No
A-1-3	$10,000,000	$10,000,000	MSBNA	No
A-2	$42,000,000	$42,000,000	MSBNA	Yes
A-3	$40,000,000	$40,000,000	JPMCB	No
A-4-1	$20,000,000	$20,000,000	JPMCB	No
A-4-2	$8,000,000	$8,000,000	JPMCB	No
Total (Whole Loan)	$170,000,000	$170,000,000

The Borrower and Borrower Sponsors. The borrower is 1201 Tab Owner, LLC, a single-purpose Delaware limited liability company with two independent directors in its organizational structure. The borrower is indirectly owned and controlled 50% by MetLife, Inc. (“MetLife”) and 50% by New York Common Retirement Fund (together, the “Borrower Sponsor”), with MetLife acting as managing partner. MetLife’s real estate platform invests in real estate products including commercial mortgages and equities. MetLife has over 200 senior real estate professionals across seven regional offices. New York Common Retirement Fund is one of the largest public pension plans in the United States, with over one million New York State and local retirement system members, retirees and beneficiaries. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 1201 Third Avenue Whole Loan.

The Property. The 1201 Third Avenue Property is a Class A, 55-story office property totaling 1,129,710 square feet located in Seattle, Washington. It is the third-tallest building in the city, the eighth-tallest on the West Coast of the United States, and the 97th-tallest in the United States. Construction began in 1986 and finished in 1988. The 1201 Third Avenue Property was designed by Kohn Pedersen Fox Associates and The McKinley Architects. The building was the world headquarters of the financial company Washington Mutual from the building's opening until 2006, when the company moved across the street to the WaMu Center. MetLife Real Estate Investments and Clarion Partners bought the building in 2012 for $548.8 million. The 1201 Third Avenue Property features an on-site amenity package, including a fitness center, yoga room, locker room with showers, bike storage, electric vehicle charging, multiple outdoor seating areas, conference rooms and on-site management. Since 2013, approximately $26.5 million was spent on common area improvements and repair and maintenance at the 1201 Third Avenue Property including main lobby renovations, restroom renovations, atrium renovations, a new tenant bike commuting center, lighting, elevator and escalator upgrades and more. In addition, the 1201 Third Avenue Property is undergoing a $12.0 million renovation targeted towards upgrading the common areas. The building has received two LEED Certifications - Gold and Platinum in 2011 and 2010, as well as earning the Energy Star in 2007, 2010 and 2011. The 1201 Third Avenue Property is 81.1% occupied by 48 tenants as of January 1, 2023.

Major Tenants.

Perkins Coie (296,843 square feet, 26.3% of net rentable area, 32.9% of underwritten rent). With more than 1,200 lawyers in offices across the United States and Asia, Perkins Coie is an international law firm that provides corporate, commercial litigation, intellectual property and regulatory legal advice to a broad range of clients ranging from industry leaders to public and not-for-profit organizations. Perkins Coie has been a tenant at the 1201 Third Avenue Property since 1985, has a lease expiration date of December 31, 2026, and has five 5-year renewal options remaining. Perkins Coie may terminate its lease at any time within the last 2 years of its term with 15 months’ notice.

WeWork (114,679 square feet, 10.2% of net rentable area, 12.9% of underwritten rent). Founded in 2010, WeWork provides companies and individual people alike shared access to flexible workspaces across the globe through its membership-based business model. WeWork’s consolidated real estate portfolio in the third quarter of 2022 consisted of 647 locations, which supported approximately 756,000 workstations and 536,000 physical memberships. The location at 1201 Third Avenue is one of eight in Seattle. The tenant remained current on rent with no concessions or delayed payments throughout the COVID-19 pandemic. WeWork has been a tenant at the 1201 Third Avenue Property since 2019, has a lease expiration date of June 30, 2034, and has two 5-year renewal options remaining. The tenant on the lease is 1201 3rd Avenue Tenant LLC, a subsidiary of WeWork.

Accolade, Inc. (45,083 square feet, 4.0% of net rentable area, 5.6% of underwritten rent). Accolade, Inc. (“Accolade”) provides care delivery, navigation and advocacy services. Since its foundation in 2009, this has been done by using a personalized healthcare approach that provides technology-enabled solutions that help people better understand, navigate, and utilize the healthcare system and their workplace benefits. Accolade has six offices across the United States and one office in Prague, Czech Republic. Accolade has been a tenant at the 1201 Third Avenue Property since 2019, has a lease expiration date of March 31, 2030, and has one 7-year renewal option remaining. Accolade may terminate its lease as of October 31, 2027, with notice by July 31, 2026.

A-3-130

Property Type: Office	Loan #15	Cut-off Date Balance:	$30,000,000
Property Subtype: CBD	1201 Third Avenue	Cut-off Date LTV:	30.5%
Address: Seattle, WA		U/W NCF DSCR:	2.76x
		U/W NOI Debt Yield:	17.7%

The following table presents certain information relating to the tenancy at the 1201 Third Avenue Property:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/ Fitch/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Gross Rent PSF	Annual U/W Gross Rent	% of Total Annual U/W Gross Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Perkins Coie(3)	NR/NR/NR	296,843	26.3%	$49.88	$14,807,035	32.9%	12/31/2026	5x5 yr	Y
WeWork(4)	NR/CC/NR	114,679	10.2%	$50.50	$5,791,290	12.9%	6/30/2034	2x5 yr	N
Kimley-Horn(5)	NR/NR/NR	46,058	4.1%	$49.00	$2,256,842	5.0%	12/31/2034	None	Y
Accolade, Inc.(6)	NR/NR/NR	45,083	4.0%	$56.29	$2,537,722	5.6%	3/31/2030	1x7 yr	Y
Boston Consulting Group(7)	NR/NR/NR	42,644	3.8%	$55.69	$2,374,894	5.3%	Various	2x5 yr	N
Total Major Tenants		545,307	48.3%	$50.92	$27,767,783	61.7%

Non-Major Tenants		371,235	32.9%	$46.42	$17,233,409	38.3%
Occupied Collateral Total		916,542	81.1%	$49.10	$45,001,191	100.0%

Vacant Space		213,168	18.9%

Collateral Total		1,129,710	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	Perkins Coie may terminate its lease at any time within the last 2 years of its term with 15 months’ notice.
(4)	The tenant on the lease is 1201 3rd Avenue Tenant LLC, a subsidiary of WeWork.
(5)	Kimley-Horn’s lease is expected to commence on January 1, 2024 and $1,396,142 of free rent has been escrowed at closing. Kimley-Horn has the right to terminate its lease as of December 31, 2031, with notice by December 31, 2030, and the payment of a termination fee.
(6)	Accolade may terminate its lease as of October 31, 2027, with notice by July 31, 2026.
(7)	Boston Consulting Group leases 25,239 square feet expiring on December 31, 2026 and 17,405 square feet expiring on January 31, 2027.

The following table presents certain information relating to the lease rollover schedule at the 1201 Third Avenue Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Gross Rent	% of Total Annual U/W Gross Rent	Annual U/W Gross Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	6	27,360	2.4%	27,360	2.4%	$1,427,210	3.2%	$52.16
2024	4	64,319	5.7%	91,679	8.1%	$2,828,492	6.3%	$43.98
2025	7	36,594	3.2%	128,273	11.4%	$1,784,818	4.0%	$48.77
2026	7	349,409	30.9%	477,682	42.3%	$17,644,879	39.2%	$50.50
2027	3	30,332	2.7%	508,014	45.0%	$1,502,573	3.3%	$49.54
2028	6	44,695	4.0%	552,709	48.9%	$2,321,506	5.2%	$51.94
2029	2	25,734	2.3%	578443	51.2%	$1,312,416	2.9%	$51.00
2030	4	89,714	7.9%	668,157	59.1%	$4,824,897	10.7%	$53.78
2031	0	0	0.0%	668157	59.1%	$0	0.0%	$0.00
2032	0	0	0.0%	668,157	59.1%	$0	0.0%	$0.00
2033	1	3,394	0.3%	671,551	59.4%	$192,270	0.4%	$56.65
Thereafter	10	244,991	21.7%	916,542	81.1%	$11,162,132	24.8%	$45.56
Vacant	0	213,168	18.9%	1,129,710	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	50	1,129,710	100.0%			$45,001,191	100.0%	$49.10
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease expiration schedule.
(3)	Wtd. Avg. Annual U/W Gross Rent PSF excludes vacant space.
A-3-131

Property Type: Office	Loan #15	Cut-off Date Balance:	$30,000,000
Property Subtype: CBD	1201 Third Avenue	Cut-off Date LTV:	30.5%
Address: Seattle, WA		U/W NCF DSCR:	2.76x
		U/W NOI Debt Yield:	17.7%

The following table presents historical occupancy percentages at the 1201 Third Avenue Property:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	8/31/2022(1)	1/1/2023(2)
95.7%	94.4%	87.4%	80.7%	81.1%
(1)	Provided by the borrower sponsor.
(2)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 1201 Third Avenue Property:

Cash Flow Analysis

	2019	2020	2021	2022	U/W	%(1)	U/W $ per SF
Base Rent(2)	$42,360,410	$48,375,162	$46,567,269	$44,698,404	$43,817,168	85.3%	$38.79
Rent Steps	0	0	0	0	1,184,024	2.3	1.05
Free Rent	0	0	0	(253,395)	0	0.0	0.00
Straight Line Rent(3)	0	0	0	0	92,088	0.2	0.08
Gross Potential Rent	$42,360,410	$48,375,162	$46,567,269	$44,445,009	$45,093,280	87.8%	$39.92
Other Income(4)	4,616,529	3,462,362	1,895,109	2,865,093	2,472,899	4.8	2.19
Expense Reimbursements	2,501,140	3,336,098	4,404,048	4,486,110	3,783,328	7.4	3.35
Net Rental Income	$49,478,079	$55,173,622	$52,866,426	$51,796,212	$51,349,507	100.0%	$45.45
(Vacancy & Credit Loss)	0	0	0	0	0	0.0	0.00
Effective Gross Income	$49,478,079	$55,173,622	$52,866,426	$51,796,212	$51,349,507	100.0%	$45.45

Real Estate Taxes	5,645,797	6,456,028	6,777,567	6,252,373	6,484,839	12.6	5.74
Insurance	969,083	1,398,611	1,502,386	1,442,334	1,310,976	2.6	1.16
Management Fee	779,031	870,596	889,437	862,320	1,000,000	1.9	0.89
Other Operating Expenses	10,016,880	9,953,745	10,647,657	11,844,731	12,488,183	24.3	11.05
Total Operating Expenses	$17,410,791	$18,678,980	$19,817,047	$20,401,758	$21,283,998	41.4%	$18.84

Net Operating Income	$32,067,288	$36,494,642	$33,049,379	$31,394,453	$30,065,509	58.6%	$26.61
Replacement Reserves	0	0	0	0	225,942	0.4	0.20
TI/LC	0	0	0	0	3,282,704	6.4	2.91
Net Cash Flow	$32,067,288	$36,494,642	$33,049,379	$31,394,453	$26,556,863	51.7%	$23.51

NOI DSCR(5)	3.33x	3.79x	3.43x	3.26x	3.12x
NCF DSCR(5)	3.33x	3.79x	3.43x	3.26x	2.76x
NOI Debt Yield(5)	18.9%	21.5%	19.4%	18.5%	17.7%
NCF Debt Yield(5)	18.9%	21.5%	19.4%	18.5%	15.6%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	U/W Base Rent is based on the rent roll as of January 1, 2023.
(3)	Includes rent steps for JP Morgan, JP Morgan Chase Bank, Raymond James & Associates Inc, MUFG Union Bank, BNY Mellon Wealth Management, Mitsui & Co and Taiwan Cooperative Bank LTD.
(4)	Other Income mostly consists of garage and parking revenue.
(5)	Debt service coverage ratios and debt yields are based on the 1201 Third Avenue Whole Loan.

Appraisal. According to the appraisal, the 1201 Third Avenue Property had an “As Is” appraised value of $556,500,000 as of December 1, 2022.

Environmental Matters. According to the Phase I environmental site assessment dated December 8, 2022, there was no evidence of any recognized environmental conditions at the 1201 Third Avenue Property.

Market Overview and Competition. The 1201 Third Avenue Property is located in Seattle, Washington, within the Seattle central business district (“CBD”) submarket of the Seattle Metro office market. The 1201 Third Avenue Property is located in the Financial District of Seattle’s CBD. Situated on Elliott Bay, on the eastern shoreline of Puget Sound, the Seattle CBD is the commercial and financial center of western Washington. The Seattle CBD’s largest area by property size is the Financial District. This district, which is generally bordered by Interstate 5, Yesler Way, Western Avenue and Pike Street, is the heart of Seattle’s CBD and is the location of Seattle’s City Hall and Municipal Building; King County’s Administration Building and Superior Court; the Henry M. Jackson Federal Office Building; and the Nakamura Federal Courthouse, home of the 9th U.S. Circuit Court of Appeals. The local area is served by King

A-3-132

Property Type: Office	Loan #15	Cut-off Date Balance:	$30,000,000
Property Subtype: CBD	1201 Third Avenue	Cut-off Date LTV:	30.5%
Address: Seattle, WA		U/W NCF DSCR:	2.76x
		U/W NOI Debt Yield:	17.7%

County Metro bus transit, Link Light Rail, Sounder Commuter Rail, and two streetcar lines (South Lake Union and First Hill). Fortune 500 companies headquartered in the Puget Sound region include Amazon.com, Costco, Microsoft, Starbucks, PACCAR, Nordstrom, Expedia, Weyerhaeuser, Expeditors International, and Alaska Air Group. Other large companies with major operations include Boeing, T-Mobile, Facebook, Google, and Nintendo. According to the appraisal, as of the third quarter of 2022, the vacancy rate in the Seattle Metro office market was approximately 10.5%, with average asking rents of $34.21 per square foot and inventory of approximately 226.4 million square feet. According to the appraisal, as of the third quarter of 2022, the vacancy rate in the Seattle CBD submarket was approximately 19.0%, with average asking rents of $39.88 per square foot and inventory of approximately 37.6 million square feet. According to the appraisal, the 2022 population within a one-, three- and five-mile radius was 75,990, 242,223 and 491,031, respectively. The 2022 average household income within the same one-, three- and five-mile radius was $147,672, $167,216 and $168,482, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 1201 Third Avenue Property:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (Months)	Lease Type (Reimbursements)	Rent Increase Projection
LO 1-14 Space:	$50.00	60	FSG	$1/SF/Yr
MO 15-29 Space:	$53.00	60	FSG	$1/SF/Yr
HO 30-49 Space:	$55.00	60	FSG	$1/SF/Yr
Retail Space:	$37.00	60	NNN	3.0% Annual
HO 50+ Space:	$65.00	60	FSG	$1/SF/Yr
(1)	Information obtained from the appraisal.

The table below presents leasing data at comparable office properties with respect to the 1201 Third Avenue Property:

Comparable Leases(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF
1201 Third Avenue(2)	Seattle, WA	1988/NAP	1,129,710	Perkins Coie	296,843	Jan. 2012	$49.88
Two Union Square	Seattle, WA	1989/NAP	1,164,046	Indena USA Copperpoint Insurance	812 7,568	May 2022 Feb. 2022	$51.00 $59.50
One Convention Place	Seattle, WA	2000/NAP	311,052	Brewe Layman	1,697	June 2022	$53.00
Columbia Center	Seattle, WA	1985/NAP	1,526,621	Chicago Title Company Edge Delta Inc	24,081 11,427	June 2022 May 2022	$50.00 $54.00
901 5th Avenue	Seattle, WA	1973/2017	541,190	Cambridge Mobile	2,824	May 2022	$59.00
U.S. Bank Centre	Seattle, WA	1989/2023	943,575	Heritage Bank	10,540	April 2022	$48.00
400 University at Rainier	Seattle, WA	2021/NAP	121,618	Industrious	34,559	June 2022	$50.00
Russell Investments	Seattle, WA	2006/NAP	900,000	Zillow	114,543	Oct. 2021	$52.00
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll other than year built/renovated.

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ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

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Distribution Date:	05/17/23	BANK 2023-5YR1
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR1

Contacts
Role	Party and Contact Information
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.
	Attention: A.J. Sfarra		cmbsnotices@wellsfargo.com
30 Hudson Yards, 15th Floor | New York, NY 10001 | United States
Master Servicer	Wells Fargo Bank, National Association
	Attn: Commercial Servicing		commercial.servicing@wellsfargo.com
550 South Tryon Street, 23rd Floor, MAC D1086-23A | Charlotte, NC 28202 | United States
Special Servicer	CWCapital Asset Management LLC
	Brian Hanson	(202) 715-9500
900 19th Street, NW, 8th Floor | Washington, DC 20006 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cts.cmbs.bond.admin@wellsfargo.com; trustadministrationgroup@wellsfargo.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cts.cmbs.bond.admin@wellsfargo.com; trustadministrationgroup@wellsfargo.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Operating Advisor & Asset Representations Reviewer	Pentalpha Surveillance LLC
	Attention: BANK5 2023-5YR1 Transaction Manager		notices@pentalphasurveillance.com
501 John James Audubon Parkway, Suite 401 | Amherst, NY 14228 | United States

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 27

Distribution Date:	05/17/23	BANK 2023-5YR1
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR1

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
RR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00

*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.
© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 27

Distribution Date:	05/17/23	BANK 2023-5YR1
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR1

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 27

Distribution Date:	05/17/23	BANK 2023-5YR1
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR1

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-H	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 27

Distribution Date:	05/17/23	BANK 2023-5YR1
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR1

Exchangeable Certificate Detail
Class	CUSIP	Pass-Through Rate	Maximum Initial Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Exchangeable Certificate Details
A-2 (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3 (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Exchangeable Certificates Total			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 27

Distribution Date:	05/17/23	BANK 2023-5YR1
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR1

Exchangeable Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Losses	Total Distribution	Ending Balance
Regular Certificates
A-2-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
A-2-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 27

Distribution Date:	05/17/23	BANK 2023-5YR1
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR1

Additional Information

Total Available Distribution Amount (1)	0.00

(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 27

Distribution Date:	05/17/23	BANK 2023-5YR1
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR1

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 27

Distribution Date:	05/17/23	BANK 2023-5YR1
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR1

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00
Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 27

Distribution Date:	05/17/23	BANK 2023-5YR1
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR1

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 27

Distribution Date:	05/17/23	BANK 2023-5YR1
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR1

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 27

Distribution Date:	05/17/23	BANK 2023-5YR1
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR1

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 27

Distribution Date:	05/17/23	BANK 2023-5YR1
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR1

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 27

Distribution Date:	05/17/23	BANK 2023-5YR1
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR1

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 27

Distribution Date:	05/17/23	BANK 2023-5YR1
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR1

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type (1)	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 27

Distribution Date:	05/17/23	BANK 2023-5YR1
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR1

Mortgage Loan Detail (Part 2)

Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 27

Distribution Date:	05/17/23	BANK 2023-5YR1
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR1

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Penalties
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 27

Distribution Date:	05/17/23	BANK 2023-5YR1
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR1

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 27

Distribution Date:	05/17/23	BANK 2023-5YR1
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR1

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals

1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 27

Distribution Date:	05/17/23	BANK 2023-5YR1
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR1

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹

	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information

	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

May-23	0	0	0	0	0	0
Apr-23	0	0	0	0	0	0
Mar-23	0	0	0	0	0	0
Feb-23	0	0	0	0	0	0
Jan-23	0	0	0	0	0	0
Dec-23	0	0	0	0	0	0
Nov-23	0	0	0	0	0	0
Oct-23	0	0	0	0	0	0
Sep-23	0	0	0	0	0	0
Aug-23	0	0	0	0	0	0
Jul-23	0	0	0	0	0	0
Jun-23	0	0	0	0	0	0

(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 27

Distribution Date:	05/17/23	BANK 2023-5YR1
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR1

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 27

Distribution Date:	05/17/23	BANK 2023-5YR1
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR1

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined
2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 27

Distribution Date:	05/17/23	BANK 2023-5YR1
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR1

Modified Loan Detail

		Pre-Modification		Post-Modification		Modification	Modification Booking	Modification Closing	Modification Effective
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Code¹	Date	Date	Date

Totals

1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 27

Distribution Date:	05/17/23	BANK 2023-5YR1
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR1

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 27

Distribution Date:	05/17/23	BANK 2023-5YR1
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR1

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 27

Distribution Date:	05/17/23	BANK 2023-5YR1
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR1

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 26 of 27

Distribution Date:	05/17/23	BANK 2023-5YR1
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-5YR1

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 27 of 27

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: After the occurrence and during the continuance of a Control Termination Event, this report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of April 1, 2023 (the “Pooling and Servicing Agreement”).
Transaction: BANK5 2023-5YR1, Commercial Mortgage Pass-Through Certificates, Series 2023-5YR1
Operating Advisor: Pentalpha Surveillance LLC
Special Servicer as of December 31, [__]: CWCapital Asset Management LLC
Directing Certificateholder: BIG Real Estate 5YR1, LLC or an affiliate

I.	Population of Mortgage Loans that Were Considered in Compiling this Report
1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)  [●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)  Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review of the items listed in this report and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]
2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculations, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.
III.	Specific Items of Review
1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].
2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.
3.	Appraisal Reduction Amount calculations and net present value calculations:
4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.
(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.
(b)	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.
C-2

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].
6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].
IV.	Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report
1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review, or legal conclusion as part of that assessment.
2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.
3.	Except as may have been reflected in any Asset Status Report, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.
4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.
5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.
6.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.
C-3

7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.
8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

C-4

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans (or portions thereof) sold by the applicable mortgage loan seller. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.   Intentionally Omitted.

2.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.    Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of

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whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.    Intentionally Omitted.

6.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s

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knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.    Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

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10. Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

11. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

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14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or the related Non-Serviced Master Servicer).

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer

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members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (a) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (b) the outstanding principal amount of the Mortgage Loan and (c) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Ratings Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer or insurers meeting the Insurance Ratings Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Ratings Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

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All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

22. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive

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functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, the Mortgage Loan will not be considered “significantly modified” solely by reason of the Mortgagor having been granted a COVID-19 related forbearance prior to October 1, 2021 (or prior to such later date as may be provided by the IRS in a future guidance) provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 (as modified by Revenue Procedure 2021-12) by reason of satisfying the requirements for such coverage stated in Section 5.02(2) thereof; and (b) the Mortgage Loan Seller shall have notified the depositor that such forbearance has occurred and notified the depositor of (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such

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Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

29. Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of

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the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Ratings Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring

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coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not

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have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except situations where default interest is imposed.

36. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)  The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

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(b)  The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)  The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual/360 basis, substantially amortizes);

(d)  The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance and attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)  Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)  The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)  The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)  A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)  The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)  Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse

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such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)  In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)  Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Intentionally Omitted.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of the Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with

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another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements, was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

44. Intentionally Omitted.

45. Appraisal. The servicing file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) (A) is a Member of the Appraisal Institute or (B) has a comparable professional designation and possesses the level of experience required to evaluate commercial real estate collateral, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

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47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Wells Fargo Bank, National Association	Morgan Stanley Mortgage Capital Holdings LLC	Citi Real Estate Funding Inc.	Bank of America, National Association
None	None	None	None

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Wells Fargo Bank, National Association	Morgan Stanley Mortgage Capital Holdings LLC	Citi Real Estate Funding Inc.	Bank of America, National Association
None	None	None	None

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

Wells Fargo Bank, National Association	Morgan Stanley Mortgage Capital Holdings LLC	Citi Real Estate Funding Inc.	Bank of America, National Association
None	None	None	None

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS (OTHER THAN
CROSS-COLLATERALIZED MORTGAGE LOANS)

Wells Fargo Bank, National Association	Morgan Stanley Mortgage Capital Holdings LLC	Citi Real Estate Funding Inc.	Bank of America, National Association
None	None	None	None

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(2) Whole Loan; Ownership of Mortgage Loans	Brandywine Strategic Office Portfolio (Loan No. 3)	The mortgaged property is security for 11 pari passu notes aggregating $245,000,000. One of the seven constituent mortgaged properties (The Bulletin Building, Philadelphia, PA, having an allocated loan amount equal to 20.2% of the original principal amount) is comprised of the related borrower’s leasehold interest in the subject property. The mortgage loan matures February 6, 2028. The ground lessor has the right to purchase the leasehold mortgage under certain circumstances; namely, the lender’s acceleration of the mortgage debt or any judicial or non-judicial foreclosure proceeding, the exercise of any power of sale, or the taking of a deed or assignment in lieu of foreclosure has commenced and is continuing. The leasehold mortgagee is required to give the ground lessor notice of any such actions, and the ground lessor has 10 days after receipt of such notice to exercise its option to purchase the subject leasehold mortgage for a price equal to the outstanding principal balance (on an allocated loan amount basis), together with all accrued interest and any other amounts due thereon, including protective advances (as defined by the related ground lease) and allocable costs and expenses incurred by the lender in connection with enforcing the terms of the related whole loan. The ground lessor’s purchase right may be a consideration in the leasehold mortgagee’s exercise of remedies respecting either the subject property or the portfolio as a whole.
(7) Lien; Valid Assignment	Brandywine Strategic Office Portfolio (Loan No. 3)	The mortgaged property is security for 11 pari passu notes aggregating $245,000,000. One of the seven constituent mortgaged properties (The Bulletin Building, Philadelphia, PA, having an allocated loan amount equal to 20.2% of the original principal amount) is comprised of the related borrower’s leasehold interest in the subject property. The mortgage loan matures February 6, 2028. The ground lessor has the right to purchase the leasehold mortgage under certain circumstances; namely, the lender’s acceleration of the mortgage debt or any judicial or non-judicial foreclosure proceeding, the exercise of any power of sale, or the taking of a deed or assignment in lieu of foreclosure has commenced and is continuing. The leasehold mortgagee is required to give the ground lessor notice of any such actions, and the ground lessor has 10 days after receipt of such notice to exercise its option to purchase the subject leasehold mortgage for a price equal to the outstanding principal balance (on an allocated loan amount basis), together with all accrued interest and any other amounts due thereon, including protective advances (as defined by the related ground lease) and allocable costs and expenses incurred by the lender in connection with enforcing the terms of the related whole loan. The ground lessor’s purchase right may be a consideration in the leasehold mortgagee’s exercise of remedies respecting either the subject property or the portfolio as a whole.
(8) Permitted Liens; Title Insurance	Oak Street NLP Fund Portfolio (Loan No. 2)	The mortgaged property is security for 7 pari passu senior notes and 2 subordinate notes aggregating $425,000,000. (i) Tenant Rights of First Refusal/ First Offer. (A) With respect to the thirty properties leased to Save Mart, having an aggregate allocated loan amount equal to 45.7% of the original principal amount of the related whole loan, Save Mart (single tenant at each location), on and after March 9, 2024, has a recurring Right of First Refusal (ROFR) to purchase each such individual property if the borrower receives offer as to the mortgaged property that it is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof. (B) With respect to the two properties leased to Big Lots, Inc., having an aggregate allocated loan amount equal to 29.2% of the original principal amount of the related whole loan, Big Lots, Inc. (single tenant at each location), on and after June 12, 2025, has a ROFR to purchase each such individual property if the borrower receives offer as to the mortgaged property that it
D-2-21

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof. (C) With respect to the seven properties leased to Badcock, having an aggregate allocated loan amount equal to 16.1% of the original principal amount of the related whole loan, Badcock (single tenant at each location) has a Right of First Offer (ROFO) to purchase the Mortgaged Property in the event of a proposed transfer of any such individual property to an unaffiliated third party. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof. (D) With respect to the Nation Safe Driver – Boca Raton, FL property, having an allocated loan amount equal to 3.2% of the original principal amount of the related whole loan, Nation Safe Driver (single tenant) has a ROFR to purchase such property if the borrower receives offer as to the property that it is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof. (E) With respect to the Big Y – Milford, CT property, having an allocated loan amount equal to 1.9% of the original principal amount of the related whole loan, Big Y (single tenant) has a ROFR to purchase such property if the borrower receives offer as to the property that it is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof. (ii) Save Mart Conditional Purchase Options. With respect to three properties, Save Mart Supermarkets in Jackson, CA, El Cerrito, CA and Modesto, CA, having an aggregate allocated loan amount equal to 5.4% of the original principal amount of the related whole loan, the related property developer or its successors/ assigns has a conditional purchase option if the Save Mart tenant fails to operate for specified periods (6 consecutive months, 12 consecutive months, and 24 consecutive months, respectively). For the Jackson, CA and El Cerrito, CA properties, the purchase price is fair market value-based, as established by mutual agreement or through an appraisal process, with no floor. For the Save Mart Supermarkets - Modesto, CA (4) property, the purchase price has a floor equal to the unamortized amount of any indebtedness of the property owner secured by a mortgage plus any premium, penalty, fee or other expense required by the lender to prepay the indebtedness. If any such conditional purchase option is exercised, the borrower may obtain the release of the applicable property from the lien of the related whole loan conditioned on, among other requirements, payment of a release price equal that includes a yield maintenance premium. The loan documents provide that the borrower and guarantor have full recourse liability for amounts due under the related whole loan for amounts required to release such property. In the event any such purchase option is exercised, upon consummation of the sale, the related lease will terminate solely with respect to the option-related property, the tenant is obligated to reimburse the borrower for out-of-pocket costs incurred in connection with such sale, the borrower receives all sales proceeds, and tenant will be required to make a rent reduction payment to borrower in an amount calculated pursuant to the lease.
(8) Permitted Liens; Title Insurance	Smithsonian Libraries Research Annex (Loan No. 13)	Smithsonian Institution (single tenant) has an initial option to purchase the mortgaged property on 09.30.2030 for an option price equal to the greater of (i) $65,000,000 or (ii) the property’s fair market value by written notice no later than 180 days after the purchase price is determined by a 3-member panel of local real estate brokers (the fair market value request notice is required no later than 03.31.2029), subject to certain conditions, including (A) the tenant’s not being in default beyond the applicable cure period therefor, and (B) the tenant’s having exercised its extension option. Ongoing annual purchase options may be effected on September 30 of each year with similar notice, no-default and renewal conditions; however, the $65,000,000 base price is increased by 3% annually for each year following September 30, 2030. The purchase option is not extinguished by foreclosure.
D-2-22

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(8) Permitted Liens; Title Insurance	575 Broadway (Loan No. 14)	The mortgaged property is security for 5 pari passu notes aggregating $127,400,000. The mortgaged property is designated as an historic landmark by New York City’s Landmark Preservation Committee, and is subject to recorded restrictive covenants pertaining to its historic façade. The covenants impose an ongoing obligation on the property owner to maintain and repair the façade, and to permit triennial inspections by the LPC and a preservation architect. If those inspections determine that repair work is required, owner must apply for a permit and timely complete the work. If the owner fails to timely complete the work, the City of New York/LPC can complete the work and is entitled to be reimbursed for its costs, which are secured by an automatic lien that has equivalent priority to a mechanic’s lien under NY law. Any default notice from the City of New York/ LPC must be provided to mortgagees. The borrower has a 45-day-cure period, and mortgagees are afforded an additional 30 days to effect or commence a cure. The loan documents provide that upon the issuance of City of New York/ LPC report requiring maintenance or repair work, the borrower shall, to the extent the applicable work is reasonably likely to cost in excess of $100,000, deposit into an account with Lender an amount equal to 100% of the costs to complete the applicable work (as determined by Lender in its reasonable discretion). Further, the loan documents provide for personal liability to the borrower and guarantor for losses related to the failure to deposit such façade-related funds.
(8) Permitted Liens; Title Insurance	Brandywine Strategic Office Portfolio (Loan No. 3)	The mortgaged property is security for 11 pari passu notes aggregating $245,000,000. (i) Ground Lessor’s Right of First Offer (The Bulletin Building, Philadelphia, PA). Academic Properties, Inc., the related ground lessor, has a right of first offer (ROFO) to purchase the related mortgaged property if the borrower intends to offer the property for sale on the material terms proposed by borrower. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof. (See, however, exceptions at Representation #2 and #7, above, related to ground lessor’s right to purchase the related leasehold mortgage in the event of the leasehold mortgagee’s acceleration of the mortgage debt or any judicial or non-judicial foreclosure proceeding, the exercise of any power of sale, or the taking of a deed or assignment in lieu of foreclosure has commenced and is continuing.) (ii) Fractional Condominium (935 First Avenue, King of Prussia, PA). The related co-borrower owns one unit in a two-unit condominium regime (each unit is a separate, stand-alone building, and each unit owner has maintenance responsibilities for its own building). Common areas consist of shared land for access, landscaping and the like. Each unit has a 50% voting rights interest in the association. The condominium documents provide for binding arbitration between the unit owners in the event they cannot otherwise agree. (iii) Environmental Use and Activity Limitations (Metroplex, Plymouth Meeting, PA). The Phase I environmental site assessment obtained in connection with loan origination with respect to subject property identified a controlled recognized environmental condition (CREC) associated with prior quarry uses, including asbestos-containing waste material. The waste material was substantially encapsulated by eight to fifteen feet of soil cover, but in limited areas in was at or near the ground surface. Remedial action was undertaken to eliminate direct contact and inhalation exposure, and, in addition to on-site construction of the related building, parking area and sidewalks, included installation of a geotextile membrane and at least two feet of clean fill material site-wide (the Site Cap). The final report of the Pennsylvania Department of Environmental Protection (PADEP) indicated that the subject property had attained applicable non-residential standards. As a condition of regulatory approval, the subject property is subject to environmental use and activity limitations, among other things: (A) the subject property cannot be utilized residentially unless residential standards can be proven and approved by the PADEP, (B) the property owner is required to maintain the Site Cap and prohibit activities that would interfere with the integrity and effectiveness of the Site Cap and (C) any excavation or activity that could
D-2-23

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
result in contact with the asbestos-containing waste material is prohibited unless approved by the PADEP.
(18) Insurance	Oak Street NLP Fund Portfolio (Loan No. 2)	The mortgaged property is security for 7 pari passu senior notes and 2 subordinate notes aggregating $425,000,000. (i) Property Insurance Deductible. The loan documents generally provide for a property insurance deductible of $100,000. With respect to the thirty properties leased to Save Mart, having an aggregate allocated loan amount equal to 45.7% of the original principal amount of the related whole loan, the loan documents provide for a deductible of $500,000 for the tenant-provided property insurance policy (the related in-place coverage provides for a $500,000 deductible). With respect to the two properties leased to Big Lots, Inc., having an aggregate allocated loan amount equal to 29.2% of the original principal amount of the related whole loan, the loan documents provide for a deductible of $1,000,000 for the tenant-provided property insurance policy (the related in-place coverage provides for a $1,000,000 deductible). (ii) Big Lots, Inc. 12 Months’ Rent Loss Coverage. With respect to the two properties leased to Big Lots, Inc., having an aggregate allocated loan amount equal to 29.2% of the original principal amount of the related whole loan, the loan documents permit tenant-provided rent loss coverage equal to 12 months. (iii) Big Y Leased Fee. With respect to the Big Y- Milford, CT property, having an aggregate allocated loan amount equal to 1.9% of the original principal amount of the related whole loan, the related property is a leased fee, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to the ground lessee or other non-borrower party and/or its leasehold mortgagee.
(18) Insurance	Brandywine Strategic Office Portfolio (Loan No. 3)	The mortgaged property is security for 11 pari passu notes aggregating $245,000,000. (i) Property Insurance Deductible. The loan documents permit a property insurance deductible up to $200,000. The in-place coverage provides for a $200,000 deductible. (ii) Lender’s Right to Disburse Casualty Proceeds. The loan documents provide that the lender has the right to hold and disburse insurance proceeds in connection with any casualty in excess of 5% of the allocated loan amount applicable to an individual mortgaged property that is the subject of the applicable casualty (as opposed to 5% of the then-outstanding principal amount of the mortgage loan).
(18) Insurance	Queen Kapiolani Hotel (Loan No. 8)	The loan documents permit a property insurance deductible up to $75,000. The in-place coverage provides for a $75,000 deductible.
(18) Insurance	Hilton Garden Inn Blacksburg University (Loan No. 21)	The loan documents permit a property insurance deductible up to $100,000. The in-place coverage provides for a $100,000 deductible. (ii) Premium Financing Permitted. The loan documents provide that the borrower to finance the payment of required insurance through a third-party premium financing company, provided that (A) borrower submit to lender evidence of payment of each installment payment as it becomes due and payable, and (B) such premium financing company shall have agreed to provide lender notice of payment (or non-payment) for any applicable policies. The premium finance company (AFCO Insurance Premium Finance) has agreed to provide such notice.
(26) Local Law Compliance	Oak Street NLP Fund Portfolio (Loan No. 2)	The mortgaged property is security for 7 pari passu senior notes and 2 subordinate notes aggregating $425,000,000. The Save Mart Supermarkets - Coalinga, CA property, having an allocated loan amount equal to 0.8% of the original principal amount of the related whole loan, does not currently have C/O because of an outstanding fee in locality where absence of C/O is a violation. The loan documents provide that the borrower and guarantor have personal liability for losses related to the failure to obtain a permanent certificate of occupancy for such property.
D-2-24

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(26) Local Law Compliance	Orlando Office Portfolio (Loan No. 5)	The mortgaged property is security for 2 pari passu notes aggregating $135,000,000. With respect to the 390 North Orange Avenue property, having an allocated loan amount of $46,357,690, or 34.3% of the total whole loan balance, the borrower received notice of a zoning violation for its to obtain proper zoning approval and applicable permits from the City of Orlando for the expansion of a restaurant space seating area and bar onto a building patio including, without limitation, the failure to obtain required electrical and plumbing permits, permits for fencing and privacy screening, and permits for outdoor speakers. The building patio has since been closed, and efforts are being made by the Borrower to obtain proper permits.
(27) Licenses and Permits	Oak Street NLP Fund Portfolio (Loan No. 2)	The mortgaged property is security for 7 pari passu senior notes and 2 subordinate notes aggregating $425,000,000. The Save Mart Supermarkets - Coalinga, CA property, having an allocated loan amount equal to 0.8% of the original principal amount of the related whole loan, does not currently have C/O because of an outstanding fee in locality where absence of C/O is a violation. The loan documents provide that the borrower and guarantor have personal liability for losses related to the failure to obtain a permanent certificate of occupancy for such property.
(27) Licenses and Permits	Orlando Office Portfolio (Loan No. 5)	The mortgaged property is security for 2 pari passu notes aggregating $135,000,000. With respect to the 390 North Orange Avenue property, having an allocated loan amount of $46,357,690, or 34.3% of the total whole loan balance, the borrower received notice of a zoning violation for its to obtain proper zoning approval and applicable permits from the City of Orlando for the expansion of a restaurant space seating area and bar onto a building patio including, without limitation, the failure to obtain required electrical and plumbing permits, permits for fencing and privacy screening, and permits for outdoor speakers. The building patio has since been closed, and efforts are being made by the Borrower to obtain proper permits.
(27) Licenses and Permits	575 Broadway (Loan No. 14)	As of the closing date, the first and second floors of the building located at the Mortgaged Property were subject to a temporary certificate of occupancy and the remainder of the Mortgaged Property was not subject to a temporary certificate of occupancy or a permanent certificate of occupancy. Borrower has made certain representations and covenants in the Loan Agreement, including, without limitation, that (i) the absence of a temporary certificate of occupancy and/or a permanent certificate of occupancy will not cause a Material Adverse Effect, (ii) the sole remedy that may be exercised by any municipality or other governing authority in connection with such absence is assessment of a fine in the amount of $1,200 (which fine may only be assessed once per 90 days), (iii) Borrower shall use good faith and commercially reasonable efforts to cause a temporary certificate of occupancy to be obtained within 60 days of the closing date (subject to successive extensions of 60 days each to the extent and for so long as (x) Borrower is using good faith and diligent efforts to cause such TCO to be obtained and (y) within 5 days prior to the expiration of each 60 day period, Borrower provides an update reasonably satisfactory to Lender detailing Borrower’s progress in obtaining a temporary certificate of occupancy (the “TCO Update”)), and (iv) Borrower shall use good faith and commercially reasonable efforts to cause a permanent certificate of occupancy to be obtained. Borrower’s failure to provide a TCO Update in accordance with the foregoing is an immediate Event of Default and the Loan is recourse for losses for any failure of the Mortgaged Property to be covered by a temporary certificate of occupancy or a permanent certificate of occupancy.
(28) Recourse Obligations	All Wells Fargo Mortgage Loans (Loan Nos. 2, 3, 5, 8, 13, 14, 18, 19, 21, 22)	With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of
D-2-25

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
the borrower or guarantor, actions other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower's access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower's inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.
(28) Recourse Obligations	Brandywine Strategic Office Portfolio (Loan No. 3)	The mortgaged property is security for 11 pari passu notes aggregating $245,000,000. (i) Intentional Misappropriation Required. The loan documents provide for springing recourse to the guarantor (Brandywine Operating Partnership, L.P.) for losses related to the borrower’s intentional misappropriation of rents, insurance proceeds or condemnation awards [emphasis added]. (ii) Lender Obligation to Proceed Against Environmental Insurance First. The sponsor has a premises pollution liability - portfolio insurance policy in-place covering multiple locations including the mortgaged properties. The policy has a $20,000,000 aggregate limit and $10,000,000 sublimit per claim from ACE American Insurance Company, with a 3-year term ending February 1, 2024 (the loan matures January 6, 2028) and having a $50,000 deductible per claim. The loan documents do not require the environmental insurance; however, so long as such environmental insurance (or a like-successor policy) is in-place, the lender is required to apply proceeds actually obtained from the policy to indemnified costs prior to recovering indemnified costs from the indemnitor; and, for a period not to exceed 120 days, the lender is required to pursue (or allow the indemnitor to pursue) recovery under the Environmental Policy prior to pursuing its rights and remedies against the indemnitor.
(29) Mortgage Releases	Oak Street NLP Fund Portfolio (Loan No. 2)	The mortgaged property is security for 7 pari passu senior notes and 2 subordinate notes aggregating $425,000,000. Except as expressly provided, following the defeasance lockout period, the borrower may obtain the partial defeasance of the loan with respect to any individual property, subject to certain conditions, including: (i) no event of default shall have occurred or be continuing, (ii) payment of the greater of (A) the Release Price (as defined below), (B) an amount that would equal to the Release Price plus any additional amount necessary to result in not less than 14.3% NOI DY and the NOI DY immediately prior to the release, and (C) such greater amount as may be required to satisfy REMIC requirements. The “Release Price”, which increases with the aggregate defeasance amount, means (1) if 10% or less of the related whole loan has been defeased after giving effect to the partial defeasance, 105% of the allocated loan amount for the related release property; (2) if more than 10% but less than or equal to 15% of the related whole loan has been defeased after giving effect to the partial defeasance, 110% of the allocated loan amount for the related release property; (3) if more than 15% but less than or equal to 20% of the related whole loan has been defeased after giving effect to the partial defeasance, 115% of the allocated loan amount for the related release property; and (4) if more than 20% of the related whole loan has been defeased after giving effect to the partial defeasance, 125% of the allocated loan amount for the related release property; provided, however, that, if any release causes the aggregate amount defeased or prepaid to exceed the 10% Prepayment Amount, the Aggregate 15% Prepayment Amount or the Aggregate 20% Prepayment Amount, as applicable, then the “Release Price” for such property will equal the product of (x) the Allocated Loan Amount for the applicable Mortgaged Property and (y) the pro rata weighted average of the Release Price premiums listed above. Notwithstanding the foregoing, the loan documents provide for certain partial releases prior to the defeasance lockout with yield maintenance-based call protection; specifically, with respect to three properties, Save Mart Supermarkets in
D-2-26

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Jackson, CA, El Cerrito, CA and Modesto, CA, having an aggregate allocated loan amount equal to 5.4% of the original principal amount of the related whole loan, the related property developer or its successors/ assigns has a conditional purchase option if the Save Mart tenant fails to operate for specified periods (6 consecutive months, 12 consecutive months, and 12 consecutive months, respectively). For the Jackson, CA and El Cerrito, CA properties, the purchase price is fair market value-based, as established by mutual agreement or through an appraisal process, with no floor. For the Save Mart Supermarkets Modesto, CA (4) property, the purchase price has a floor equal to the unamortized amount of any indebtedness of the property owner secured by a mortgage plus any premium, penalty, fee or other expense required by the lender to prepay the indebtedness. If any such conditional purchase option is exercised, the borrower may obtain the release of the applicable property from the lien of the related whole loan conditioned on, among other requirements, payment of a release price equal that includes a yield maintenance premium. The loan documents provide that the borrower and guarantor have full recourse liability for amounts due under the related whole loan for amounts required to release such property. In the event any such purchase option is exercised, upon consummation of the sale, the related lease will terminate solely with respect to the option-related property, the tenant is obligated to reimburse the borrower for out-of-pocket costs incurred in connection with such sale, the borrower receives all sales proceeds, and tenant will be required to make a rent reduction payment to borrower in an amount calculated pursuant to the lease.
(31) Acts of Terrorism Exclusion	All Wells Fargo Mortgage Loans (Loan Nos. 2, 3, 5, 8, 13, 14, 18, 19, 21, 22)	To the extent exceptions have been taken to the Insurance representation (#18) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.
(33) Single-Purpose Entity	Brandywine Strategic Office Portfolio (Loan No. 3)	The mortgaged property is security for 11 pari passu notes aggregating $245,000,000, and is comprised of seven constituent properties, each of which is owned by a separate co-borrower. With respect to the Four Points and Metroplex co-borrowers, the related mortgaged properties’ having an allocated loan amount of 9.41% and 6.55%, respectively, of the original principal amount of the related whole loan, each co-borrower previously owned an office property that was transferred to an unaffiliated third party prior to the mortgage loan’s origination (the Prior Owned Properties). No Phase I ESA or desktop environmental review was obtained with respect to the Prior Owned Properties. The loan documents provide for personal liability to the loan guarantor for losses related to environmental claims associated with the Prior Owned Properties.
(34) Defeasance	Oak Street NLP Fund Portfolio (Loan No. 2)	The mortgaged property is security for 7 pari passu senior notes and 2 subordinate notes aggregating $425,000,000. Except as expressly provided, following the defeasance lockout period, the borrower may obtain the partial defeasance of the loan with respect to any individual property, subject to certain conditions, including: (i) no event of default shall have occurred or be continuing, (ii) payment of the greater of (A) the Release Price (as defined below), (B) an amount that would equal to the Release Price plus any additional amount necessary to result in not less than 14.3% NOI DY and the NOI DY immediately prior to the release, and (C) such greater amount as may be required to satisfy REMIC requirements. The “Release Price”, which increases with the aggregate defeasance amount, means (1) if 10% or less of the related whole loan has been defeased after giving effect to the partial defeasance, 105% of the allocated loan amount for the related release property; (2) if more than 10% but less than or equal to 15% of the related whole loan has been defeased after giving effect to the partial defeasance, 110% of the allocated loan amount for the related release property; (3) if more than 15% but less than or equal to 20% of the related whole loan has been defeased after giving effect to the partial defeasance, 115% of the allocated loan amount for the related release property; and (4) if more than 20% of the related whole loan has been defeased after giving effect
D-2-27

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
to the partial defeasance, 125% of the allocated loan amount for the related release property; provided, however, that, if any release causes the aggregate amount defeased or prepaid to exceed the 10% Prepayment Amount, the Aggregate 15% Prepayment Amount or the Aggregate 20% Prepayment Amount, as applicable, then the “Release Price” for such property will equal the product of (x) the Allocated Loan Amount for the applicable Mortgaged Property and (y) the pro rata weighted average of the Release Price premiums listed above. Notwithstanding the foregoing, the loan documents provide for certain partial releases prior to the defeasance lockout with yield maintenance-based call protection; specifically, with respect to three properties, Save Mart Supermarkets in Jackson, CA, El Cerrito, CA and Modesto, CA, having an aggregate allocated loan amount equal to 5.4% of the original principal amount of the related whole loan, the related property developer or its successors/ assigns has a conditional purchase option if the Save Mart tenant fails to operate for specified periods (6 consecutive months, 12 consecutive months, and 12 consecutive months, respectively). For the Jackson, CA and El Cerrito, CA properties, the purchase price is fair market value-based, as established by mutual agreement or through an appraisal process, with no floor. For the Save Mart Supermarkets Modesto, CA (4) property, the purchase price has a floor equal to the unamortized amount of any indebtedness of the property owner secured by a mortgage plus any premium, penalty, fee or other expense required by the lender to prepay the indebtedness. If any such conditional purchase option is exercised, the borrower may obtain the release of the applicable property from the lien of the related whole loan conditioned on, among other requirements, payment of a release price equal that includes a yield maintenance premium. The loan documents provide that the borrower and guarantor have full recourse liability for amounts due under the related whole loan for amounts required to release such property. In the event any such purchase option is exercised, upon consummation of the sale, the related lease will terminate solely with respect to the option-related property, the tenant is obligated to reimburse the borrower for out-of-pocket costs incurred in connection with such sale, the borrower receives all sales proceeds, and tenant will be required to make a rent reduction payment to borrower in an amount calculated pursuant to the lease.
(34) Defeasance	Hampton Inn Orlando Florida Portfolio (Loan No. 18)	The loan documents provide that the borrower pay all lender’s expenses in connection with a defeasance, including reasonable attorneys’ fees and rating agency expenses; however, lender’s related processing fees shall not exceed $5,000.
(36) Ground Leases	Oak Street NLP Fund Portfolio (Loan No. 2)	The mortgaged property is security for 7 pari passu senior notes and 2 subordinate notes aggregating $425,000,000. One of the 42 mortgaged properties (Save Marts Supermarkets – Tracy, CA (2) Mortgaged Property, having an allocated loan amount equal to 1.6% of the original principal amount) is comprised in its entirety by the related borrower’s leasehold interest in the mortgaged property. The ground lease’s latest expiration (with renewals) is December 31, 2064 (the mortgage loan matures March 11, 2028). Variations: (G) Lender is entitled to notices of default under the ground lease; however, the ground lease does not expressly stipulate that no notice of default is effective against the lender unless such notice is given.
(36) Ground Leases	Brandywine Strategic Office Portfolio (Loan No. 3)	The mortgaged property is security for 11 pari passu notes aggregating $245,000,000. Two of the seven mortgaged properties (405 Colorado St., Austin, TX, having an allocated loan amount equal to 25.6% of the original principal amount, and The Bulletin Building, Philadelphia, PA, having an allocated loan amount equal to 20.2% of the original principal amount) are comprised in their entirety by the related borrower’s leasehold interest in the mortgaged properties. The ground leases’ latest expirations (with renewals) are October 12, 2116 for The Bulletin Building property, and December 31, 2109 for the 405 Colorado St property (the mortgage loan matures February 6, 2028). Variations: (B) (405 Colorado St.) The related ground lease does not require (nor has the ground lessor otherwise agreed
D-2-28

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
in writing) that the ground lease may not be amended or modified without the lender’s prior written consent. The loan documents, however, prohibit the borrower from making any such amendment or modification without the lender’s prior written consent. Further, the loan documents provide for full springing recourse to the co-borrowers and guarantor for any amendment or modification of the provisions of the 405 Colorado ground lease that relates to the rights of the lender as a mortgagee, or that would otherwise be reasonably expected to have a material adverse effect, in each case without the prior written consent of the lender, and (ii) personal liability for losses in connection with any other amendment or modification of the 405 Colorado ground lease without the consent of the lender. (C) (The Bulletin Building) The related ground lease provides that the ground lessor has a purchase right as to leasehold interest effective on the later of (i) 12 years after the October 2017 ground lease commencement date, or (ii) 12 years following any assignment of the leasehold interest to a third-party that is unaffiliated with the then-current ground lessee, subject to the following conditions: (A) ground lessor’s paying the amount stipulated by the ground lease (which amount may not be not less than the sum of (1) any and all prepayment fees required to be paid by the ground lessee to effect the payoff and release of any then-existing leasehold mortgages and related liens and security interests, and (2) the greatest of (x) 125% of the fair market value of the borrower’s leasehold interest in the mortgaged property (as determined in accordance with the related ground lease), (y) 125% of the replacement cost of the improvements, or (z) any and all amounts due and owing under any then-existing leasehold mortgage that was entered into in accordance with the lease (excluding any default interest, late fees or other similar sums); and (B) any then-existing leasehold mortgage is paid off and all liens and security interests existing in connection with such leasehold mortgage are unconditionally released by the related lender. (E) (The Bulletin Building) The ground lessor has the right to purchase the leasehold mortgage under certain circumstances; namely, the lender’s acceleration of the mortgage debt or any judicial or non-judicial foreclosure proceeding, the exercise of any power of sale, or the taking of a deed or assignment in lieu of foreclosure has commenced and is continuing. The leasehold mortgagee is required to give the ground lessor notice of any such actions, and the ground lessor has 10 days after receipt of such notice to exercise its option to purchase the subject leasehold mortgage for a price equal to the outstanding principal balance (on an allocated loan amount basis), together with all accrued interest and any other amounts due thereon, including protective advances (as defined by the related ground lease) and allocable costs and expenses incurred by the lender in connection with enforcing the terms of the related whole loan. The ground lessor’s purchase right may be a consideration in the leasehold mortgagee’s exercise of remedies respecting either the subject property or the portfolio as a whole. (J) (405 Colorado St.) The related ground lease does not provide that the lender or a trustee appointed by it has the right to hold and disburse condemnation or insurance proceeds, although the ground lease does permit the borrower to select a trustee to hold such proceeds from entities satisfying certain requirements set forth in the ground lease. The loan documents require the borrower to designate a trustee selected by the lender that satisfies the requirements of the ground lease. (L) (405 Colorado St.) The related ground lease does provide that, in the event of a termination of the ground lease, the ground lessor is required to enter into a new lease with the lender; however, the ground lease does not address rejection of the ground lease in a bankruptcy proceeding. The loan documents provide for (i) full springing recourse to the co-borrowers and guarantor in the event that the borrower terminates or cancels the 405 Colorado ground lease (including by the borrower’s rejection of the 405 Colorado ground lease in a bankruptcy proceeding) or the 405 Colorado ground lease’s termination with the approval or consent of the borrower, in each instance without the consent of the lender, and (ii) personal liability for losses in connection with the 405 Colorado ground lease’s being terminated, cancelled or otherwise ceasing to exist (including in connection with any rejection in bankruptcy) without the consent of the lender and the ground lessor having not entered into a new ground lease with the lender on the same or

D-2-29

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
substantially similar terms and conditions as the 405 Colorado ground lease, provided that the lender has satisfied any applicable requirements of the 405 Colorado ground lease that would require the ground lessor to enter into a new lease with the lender.
(36) Ground Leases	Queen Kapiolani Hotel (Loan No. 8)	The mortgaged property is comprised in its entirety by the related borrower’s leasehold interest. The ground lessor is the Cunha ‘Aina LLC. The ground lease’s latest expiration (with renewals) is December 31, 2081 (the mortgage loan matures March 11, 2028). Variations: (B) The related ground lease estoppel provides that the leasehold mortgagee’s consent is required for any amendment does not explicitly say that any amendment without such consent is not effective. (J) (K) Available insurance or takings proceeds under $2 million are payable to ground lessee and leasehold mortgagee; however, proceeds of $2 million or more are held by a “bank or trust company qualified under the laws of the State of Hawaii and having an office in Honolulu, Hawaii” that is mutually-designated by ground lessor and leasehold mortgagee.
(36) Ground Leases	575 Broadway (Loan No. 14)	The mortgaged property is security for 5 pari passu notes aggregating $127,400,000. The mortgaged property is comprised in its entirety by the related borrower’s leasehold interest. The ground lease’s latest expirations (with renewals) is June 30, 2060 (the mortgage loan matures December 6, 2027). Variations: (K) The ground lease and related documents provide that the ground lessee is obligated to restore the improvements following casualty irrespective of the availability or sufficiency of insurance proceeds or the ground lessee’s entitlement thereto. For any casualty greater than 1%, available proceeds are paid to the leasehold mortgagee; provided, however, that if the leasehold mortgagee fails to apply the proceeds to restoration, the ground lessor may terminate the ground lease and retain all insurance proceeds.
(36) Ground Leases	Hilton Garden Inn Blacksburg University (Loan No. 21)	The mortgaged property is comprised in its entirety by the related borrower’s leasehold interest. The ground lessor is the Virginia Tech Foundation, Inc. The ground lease’s latest expiration (with renewals) is December 31, 2073 (the mortgage loan matures December 11, 2027). Variations: (B) The related ground lease estoppel provides that the leasehold mortgagee’s consent is required for any amendment to material terms of the ground lease (limited to economic terms, the ground lease term, casualty/ condemnation provisions or provisions affecting the leasehold mortgagee’s rights). In addition, the loan agreement prohibits the borrower from materially modifying the lease without the lender’s consent. (K) The ground lease and related documents provide that, in the event of a total taking, any proceeds be applied, first, to the ground lessor in an amount equal to the fair market value of the fee simple title to portion of the land taken (exclusive of the improvements) immediately prior to the taking; second, to the ground lessee in an amount equal to the fair market value of the fee simple title to the portion of the Improvements taken; and third, any remaining portion of any proceeds shall be distributed to ground lessor and ground lessee pro-rata with the above distribution schedule. The loan documents obligate the borrower to restore the mortgaged property following any condemnation, with the leasehold mortgagee’s controlling disbursement of available proceeds.
D-2-30

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment	Green Acres (Loan No. 4)	For so long as no event of default exists, the Mortgage Loan documents prohibit the lender from selling any portion of the Mortgage Loan, other than sales of securities as a result of a securitization, to Simon Property Group, Brookfield Property Partners LP, Westfield Group, Taubman Centers, Inc., CBL & Associates, Pennsylvania Real Estate Investment Trust (PREIT), Washington Prime or CIM Group (or any entity controlled by any of the foregoing).
(7) Lien; Valid Assignment	ExchangeRight Net Leased Portfolio #61 (Loan No. 10)	Other than the applicable grocery store premises at each of the following: (i) Giant Eagle – Columbus, OH and (ii) Giant Food – Upper Marlboro, MD, which grocery stores encompass the portion of the real property underwritten by the Mortgage Loan seller, the related borrower has ground leased the entirety of the real property at such Mortgaged Properties to an affiliate pursuant to long term ground leases that are not subordinate to the Mortgage Loan.
(7) Lien; Valid Assignment (8) Permitted Liens; Title Insurance	McKesson Phase 2 (Loan No. 11)

The Mortgagor master leases the Mortgaged Property to a master tenant (the “McKesson Phase 2 Master Tenant”) and the McKesson Phase 2 Master Tenant leases the Mortgaged Property to McKesson Corporation (“McKesson”).

The McKesson Phase 2 Master Tenant has a purchase option to purchase the Mortgaged Property on and after the monthly payment date in February 2027 which purchase option is conditioned on payment of the unpaid Acquisition Cost (as defined in the related master lease), all unpaid rent due under the master lease, and a yield maintenance premium, if then due under the master lease. The Acquisition Cost is defined in the master lease as $76,700,000.

The McKesson Phase 2 Master Tenant also has a purchase option to purchase the Mortgaged Property if the Mortgaged Property shall be damaged or destroyed in a casualty or condemnation to such a degree that it is completely unusable, generally for consideration equal to the foregoing price, but excluding the yield maintenance premium.

McKesson has a purchase option to purchase the Mortgaged Property by delivery of written notice at least 90 days and no more than 150 days prior to one of the following milestones (A) expiration of the fifth lease year of the McKesson Phase 1 Lease (as defined below) (which occurs on March 31, 2026) or (B) expiration of the 9th lease year of the McKesson Phase 1 Lease (which occurs on March 31, 2030), at a price equal to its fair market value, as agreed by McKesson and the property owner, or if such parties are unable to agree, as determined by an appraisal process. In connection with the origination of the Mortgage Loan, the tenant executed a subordination, non-disturbance and attornment agreement (the “McKesson SNDA”) in which it agreed that it must give the lender 30 days’ notice prior to exercising the purchase option, and that title will not pass to the tenant upon an exercise of the purchase option until the obligations secured by the deed of trust for the Mortgage Loan have been fully satisfied, or if the loan documents so provide, fully defeased. In addition, the McKesson SNDA provides that, to the extent the tenant has or hereafter acquires any option to purchase the Mortgaged Property, such option will be subject and subordinate to the deed of trust for the Mortgage Loan and is waived and released as against the lender and the purchaser at foreclosure or transferee in lieu of foreclosure.

The “McKesson Phase 1 Lease” is a lease pursuant to which McKesson leases a building located at 910 John Street, which is adjacent to the

D-2-31

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Mortgaged Property, which lease is dated February 4, 2019, and was originally entered into between CHI Franklinton LP and McKesson.

McKesson’s lease of the Mortgaged Property provides that the landlord may not enter into any agreement to sell or lease all or a portion of the Mortgaged Property to any competitor whose business involves: (i) the wholesale sales and/or distribution of pharmaceuticals, (ii) development, implementation, management and/or provider of health information technology, (iii) the wholesale or retail sales and/or distribution of medical supplies, and/or (iv) providing care management.

(7) Lien; Valid Assignment (8) Permitted Liens; Title Insurance	ExchangeRight Net Leased Portfolio #61 (Loan No. 10)

The leases at the following Mortgaged Properties (the “ROFR Properties”) contain rights of first refusal (each a “ROFR”) to purchase the applicable ROFR Property in favor of the applicable tenant under each such lease: (i) CVS Pharmacy - San Jacinto, CA; (ii) CVS Pharmacy - Miamisburg, OH; (iii) Dollar Tree - San Antonio, TX; (iv) Family Dollar - North Chicago, IL; (v) Family Dollar - Berwick, PA; (vi) Family Dollar - Williamsport, PA; (vii) Giant Eagle - Columbus, OH; (viii) Giant - Upper Marlboro, MD; and (ix) Tractor Supply Company - Berea, KY. With respect to the CVS Pharmacy - San Jacinto, CA Mortgaged Property and CVS Pharmacy – Miamisburg, OH Mortgaged Property, the related lease provides that the tenant’s ROFR will not apply to any sale or conveyance of the premises in foreclosure (or similar proceeding) of a bona fide mortgage or deed of trust or to any conveyance in lieu of foreclosure of such mortgage or deed of trust. In addition, with respect to the CVS Pharmacy – San Jacinto, CA Mortgaged Property, the tenant’s ROFR does not apply during the initial term of such lease, which expires January 31, 2033. With respect to the Giant Eagle - Columbus Ohio Mortgaged Property, the lease provides that the ROFR will not apply to any sale of the landlord’s property at foreclosure, and shall not be binding upon any purchaser at foreclosure, any mortgagee in possession, or any holder of a deed in lieu of foreclosure or the successors or assigns of any of the foregoing. With respect to the Dollar Tree - San Antonio, TX Mortgaged Property, the related subordination, non-disturbance and attornment agreement (“SNDA”) provides that the ROFR will not be applicable to (a) the judicial or nonjudicial foreclosure of the related mortgage or (b) the delivery of a deed in lieu of judicial or nonjudicial foreclosure of such mortgage. With respect to the Giant Food – Upper Marlboro, MD, Mortgaged Property, the related lease provides that the ROFR will not apply to the transfer of the shopping center in which the leased premises is located to the holder of any note or obligation secured by a mortgage or deed of trust (a "Mortgagee") encumbering all or part of the landlord's interest in such shopping center in connection with a foreclosure or similar proceeding, nor to any such Mortgagee's transferee, and the right of first refusal will be subject and subordinate to any such mortgage or deed of trust, provided such Mortgagee signs a subordination agreement substantially in the form attached to the lease. No such subordination agreement has been signed. With respect to each of the other ROFR Properties, an SNDA subordinates the rights of the lender but the SNDA does not expressly state that the ROFR is inapplicable to a foreclosure or deed in lieu of foreclosure, and accordingly, the ROFR may apply to a foreclosure or deed-in-lieu of foreclosure. With respect to all of the ROFR Properties, the ROFR will or may apply to transfers following a foreclosure or deed-in-lieu of foreclosure.

D-2-32

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(9) Junior Liens	Green Acres (Loan No. 4)

The Mortgage Loan documents permit the Mortgagor to enter into Property-Assessed Clean Energy (“PACE”) loans for an amount not to exceed $10,000,000, without the consent of the lender or rating agency confirmation.

(18) Insurance	Green Acres (Loan No. 4)

The Mortgage Loan documents permit (i) a property insurance deductible up to $500,000, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property and (ii) a liability insurance deductible up to $350,000.

(18) Insurance	Shoppes at River Crossing (Loan No. 7)

The threshold amount above which the lender has the right to hold and disburse insurance proceeds is $6,000,000, which is in excess of 5% of the principal amount of the Mortgage Loan at origination.

The Mortgage Loan documents permit (i) a property insurance deductible up to $500,000, except with respect to windstorm/named storm coverage and earthquake coverage, which may have a deductible of up to 5% of the total insurable value of the Mortgaged Property, and (ii) a liability insurance deductible of up to $250,000.

(18) Insurance	ExchangeRight Net Leased Portfolio #61 (Loan No. 10)	The Mortgage Loan documents permit the Mortgagor to rely on insurance maintained by a tenant, including self-insurance, provided certain conditions are satisfied, including that such insurance either meets the requirements of the Mortgage Loan documents or is satisfactory to the lender in its sole discretion, such tenant and or its guarantor maintains a credit rating from S&P of at least BBB-, and such tenant has satisfied all insurance requirements set forth in its lease.
(18) Insurance	Essex Crossing (Loan No. 16)	The Mortgaged Property is subject to a condominium regime that includes certain non-collateral condominium units. The Mortgage Loan documents permit the borrower to rely on the insurance maintained by the related condominium association provided that such insurance satisfies the conditions set forth in the Mortgage Loan documents. Pursuant to the related condominium documents, applicable insurance proceeds are required to be applied to the repair or restoration of the Mortgaged Property; however, Wells Fargo Bank, N.A. (and not the lender or its designee), as the mortgagee under a loan secured by the non-collateral condominium units, has the right to hold and disburse any insurance proceeds in excess of $1,627,600 (representing less than 5% of the original principal amount of the Mortgage Loan).
(18) Insurance	All MSMCH Mortgage Loans (Loan Nos. 4, 6, 7, 10, 11, 15, 16)	The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies. The threshold for the lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount.
D-2-33

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

The Mortgage Loan documents may provide that the Mortgagor may obtain insurance that does not meet the requirements otherwise set forth in the Mortgage Loan documents, and may not meet the requirements of Representation 18, provided that approval of the Mortgagee or rating confirmation is obtained for such non-compliant insurance.

In addition, all exceptions to Representation 31 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 18.

(26) Local Law Compliance and (27) Licenses and Permits	Green Acres (Loan No. 4)	Pursuant to the zoning report delivered in connection with the origination of the Mortgage Loan, use of a portion of the Mortgaged Property as a restaurant is legal non-conforming as such use is not permitted under the applicable current zoning code unless a special use permit is obtained from the local municipality. If a structure in which a legal non-conforming use is conducted is destroyed or damaged by any casualty in excess of 50% of its reconstruction or replacement value cost (exclusive of foundations) at the time of such destruction or damage, whichever is less, such structure may only be restored in accordance with the current zoning code. Otherwise, such structure may be restored to its prior legal non-conforming use within one year after such destruction or damage, but may not be enlarged.
(26) Local Law Compliance	Essex Crossing (Loan No. 16)	Certain New York City Department of Buildings violations are open at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to cure and use commercially reasonable efforts to remove of record (or cause to be cured and removed of record) such open violations.
(28) Recourse Obligations	Shoppes at River Crossing (Loan No. 7)	There is loss recourse, and not full recourse, for transfers of the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents.
(28) Recourse Obligations	1201 Third Avenue (Loan No. 15)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Mortgage Loan or the related Whole Loan.
(28) Recourse Obligations	All MSMCH Mortgage Loans (Loan Nos. 4, 6, 7, 10, 11, 15, 16)

The environmental indemnity agreements or other Mortgage Loan documents may contain provisions to the effect that, if an environmental insurance policy reasonably acceptable to the lender is obtained with respect to the Mortgaged Property, the lender and other indemnified parties (or, if applicable, the indemnitors) are required to first make a claim under such environmental insurance policy, or to allow the environmental indemnitors to make such a claim, and may not make a claim against the environmental indemnitors, except to the extent that such environmental insurance policy does not cover the losses suffered and/or does not fully cover the costs of such losses or of any remediation or the lender or other indemnified parties have been unable to recover under such environmental insurance policy with respect to all or a portion of such costs or losses within a reasonable period of time despite good faith efforts to do so (or in certain cases, within a specified time period after the date the lender or other indemnified parties (or the indemnitors, if applicable) commenced efforts to collect such environmental losses).

The Mortgage Loan documents may provide that there will not be recourse for voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents to the

D-2-34

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers.
(31) Acts of Terrorism Exclusion	All MSMCH Mortgage Loans (Loan Nos. 4, 6, 7, 10, 11, 15, 16)

The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB-”) by S&P and also rated at least “BBB-” by Fitch, and/or “Baa3” by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate the insurer). In addition, with respect to terrorism insurance, the Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the Mortgage Loan is in excess of $50,000,000. In addition, the Mortgage Loan documents may provide that if TRIPRA or a similar statue is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium then currently payable in respect of the property and business interruption/loss of rents insurance required under the Mortgage Loan documents (without giving effect to the cost of terrorism, earthquake, and in some cases, flood and/or windstorm components of such insurance at the time terrorism coverage is excluded from any insurance policy).

All exceptions to Representation 18 set forth herein for all MSMCH Mortgage Loans are also exceptions to Representation 31.

(29) Mortgage Releases	Seminole Trail Portfolio (Loan No. 6)	The Mortgage Loan documents permit the release of five of the Mortgaged Properties, in each case upon either prepayment or defeasance of 100% of the allocated loan amount of the Mortgaged Property being released.
(29) Mortgage Releases	Shoppes at River Crossing (Loan No. 7)

The Mortgagor is permitted to obtain the release of (a) one or more parcels (including air rights parcels) or outlots which are vacant, non-income producing and unimproved, or improved only by landscaping, surface parking areas or utility facilities that are not required for the use of the remaining property, or are readily relocatable or will continue to serve the remaining property, and (b) one or more parcels acquired after origination (including anchor parcels), in each case without the payment or defeasance of a release price, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default has occurred or is continuing, and (ii) the loan-to-value ratio immediately following the release is less than or equal to 125% (provided that the borrower may partially prepay the Mortgage Loan to satisfy that condition).

In addition, the Mortgagor is permitted to obtain the release of one or more portions of the Mortgaged Property (an “Exchange Parcel”) without the payment or defeasance of a release price in connection with the substitution of such portion of the Mortgaged Property with real property reasonably equivalent in value to the Exchange Parcel located at or adjacent to the shopping center in which the Exchange Parcel is located (an “Acquired Parcel”), provided that, among other conditions, (i) no event of default is continuing, (ii) the Exchange Parcel is vacant, non-income-producing and unimproved or improved only by landscaping, surface parking areas, or utility facilities that are not required to serve the remaining property or are readily relocatable or will continue to serve the remaining property, provided that this condition will not apply to any Exchange Parcel which was acquired after the origination of the Mortgage Loan, (iii) the Mortgagor delivers or causes to be delivered to the lender a copy of the deed or ground lease conveying to the Mortgagor all right, title

D-2-35

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

and fee or leasehold interest, as applicable, in and to the Acquired Parcel, and (iv) the loan-to-value ratio immediately after the substitution is less than or equal to 125% (provided that the borrower may partially prepay the Mortgage Loan to satisfy that condition).

(32) Due on Sale or Encumbrance	Green Acres (Loan No. 4)	The Mortgagor is permitted to incur PACE loans in an amount not to exceed $10,000,000, without the consent of the lender or rating agency confirmation.
(34) Defeasance	Seminole Trail Portfolio (Loan No. 6)	The Mortgage Loan documents permit the release of five of the Mortgaged Properties upon defeasance of 100% of the allocated loan amount of the Mortgaged Property being released.
(34) Defeasance	Shoppes at River Crossing (Loan No. 7)	The Mortgagor’s obligation to pay out-of-pocket costs and expenses of the lender in connection with a defeasance is capped at $15,000 (exclusive of any rating agency fees and expenses).
(36) Ground Leases	Green Acres (Loan No. 4)

(36)(C) The term of the ground lease covering a portion of the Mortgaged Property (the “Green Acres Ground Lease”) terminates on August 12, 2026, subject to two six-year extension options.

(36)(G) The Green Acres Ground Lease requires that the ground lessor give the lender notice of default if the lender was made known to the ground lessor in writing. The Green Acres Ground Lease does not provide that no notice of default or termination is effective against the lender unless such notice is given to the lender.

(36)(H) The Green Acres Ground Lease does not expressly provide a cure period that includes sufficient time to gain possession of the interest of the lessee under the Green Acres Ground Lease; however the Green Acres Ground Lease does provide for additional time as needed if the default is not susceptible to cure within 30 days (provided that the lender diligently pursues such cure).

(36)(J) If a casualty occurs within the final five years prior to the expiration of the term of the Green Acres Ground Lease, and costs exceed $1,000,000, the Green Acres Ground Lease provides that the Mortgagor is permitted to terminate the Green Acres Ground Lease; however, the Mortgage Loan documents prohibit a termination of the Green Acres Ground Lease without the lender’s prior written consent.

(40) No Material Default; Payment Record	Seminole Trail Portfolio (Loan No. 6)	The clearing account, also sometimes referred to as a lockbox account, into which rents and revenues of the related Mortgaged Property are deposited, is currently maintained with Signature Bank (or Signature Bridge Bank, N.A. or Flagstar Bank, N.A.), which is not an “eligible institution” and such account is not an “eligible account” (as such terms are defined in the related Mortgage Loan documents)
(40) No Material Default; Payment Record	All MSMCH Mortgage Loans (Loan Nos. 4, 6, 7, 10, 11, 15, 16)	With respect to any covenants under the related Mortgage Loan that require the Mortgagor to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, such Mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies or due to the Mortgagor forbearing to enforce rent payment obligations on tenants failing to pay rent as a result of such closures.
D-2-36

Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment	Brandywine Strategic Office Portfolio (Loan No. 3)

CSL Behring L.L.C., the sole tenant at the 500 N. Gulph Mortgaged Property, has a right of first offer to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property to an unaffiliated third party. The right of first offer does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or the lender otherwise taking title to the Mortgaged Property arising from a default by the borrower under the Mortgage Loan documents.

Academic Properties, Inc., the ground lessor at The Bulletin Building Mortgaged Property (the “Bulletin Building Ground Lessor”), has a right to purchase the Mortgage Loan in the event the Mortgage Loan has been accelerated or any enforcement action, including any judicial or non-judicial foreclosure proceeding, the exercise of any power or sale, or the taking of a deed or assignment in lieu of foreclosure (each, a “Purchase Option Event”), has been commenced and is continuing. Under the related ground lease, the purchase price is required to equal the outstanding principal balance of the Mortgage Loan, together with all accrued interest and other amounts due thereon (including, without limitation, any late charges, default interest, breakage fees, penalties, exit fees, and advances), any Protective Advances (as defined in the related ground lease) made by the lender and any interest charged by the lender on any advances for payments of principal and/or interest on the Mortgage Loan and/or Protective Advances, including all costs and expenses (including legal fees and expenses) actually incurred by the lender in enforcing the terms of the Mortgage Loan. The right of the Bulletin Building Ground Lessor to purchase the Mortgage Loan will automatically terminate (i) upon a transfer of the Mortgaged Property by foreclosure sale, sale by power of sale or delivery of a deed-in-lieu of foreclosure or (ii) if a Purchase Option Event ceases to exist.

In addition, if at any time the borrower desires to sell, transfer or convey the Mortgaged Property, the Bulletin Building Ground Lessor has a right of first offer to purchase the Mortgaged Property on the material terms proposed by the borrower.

(7) Lien; Valid Assignment	ExchangeRight Net Leased Portfolio #62 (Loan No. 9)	The lease for the sole tenant at the Family Dollar – Chicago Mortgaged Property, Family Dollar, contains a right of first refusal to purchase the applicable Mortgaged Property upon the borrower’s receipt of a bona fide written offer to purchase the Mortgaged Property. Pursuant to the terms of such tenant’s lease, such right of first refusal is expressly inapplicable to a foreclosure sale, deed in lieu of foreclosure or similar conveyance resulting from a lender exercising its remedies under a mortgage or deed of trust encumbering the Mortgaged Property. Such tenant’s lease further prohibits the borrower’s ability to sell any portion of any property contiguous with or connected to Mortgaged Property that is owned or controlled by the borrower or any affiliate of borrower to any discount store under the name of Wal-Mart, Dolgencorp or Dollar General, Dollar Tree, Fred's, Shopko, Pamida, Marc's, Alco, Big Lots, dd's Discounts, Deal$ or 99 Cents Only, Meijer (or any entity controlled by, affiliated with or related to any of them) or any store operated by Variety Wholesalers including but not limited to Roses, Maxway, Value Mart, Bargain Town, Bill's Dollar Store or Super 10.

In addition, other than the applicable grocery store premises at each of the following: (i) Food Lion - Elizabeth City and (ii) Pick 'n Save – Watertown, which grocery stores encompass the portion of the real
D-2-37

Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

property underwritten by the Mortgage Loan seller, the related borrower has ground leased the entirety of the real property at such Mortgaged Properties to an affiliate pursuant to long term ground leases that are not subordinate to the Mortgage Loan.

(7) Lien; Valid Assignment	Thomaston Shopping Center (Loan No. 23)	The leasehold interest of largest tenant at the Mortgaged Property, Home Depot (Ground Lease), representing approximately 55.9% of the net rentable area, is governed by a ground lease between the borrower, as the lessor, and Home Depot (Ground Lease), as the lessee, with a term expiring on January 31, 2025; provided that the such tenant has 12 successive options to extend the term for a period of 5 years each. Such ground lease provides Home Depot (Ground Lease) with the option to purchase the premises demised to Home Depot (Ground Lease) pursuant to the ground lease at any time for a purchase price of approximately $1,318,182 during the initial term or the quotient of the current base rent payable under the ground lease divided by 11% during any extension term.
(8) Permitted Liens; Title Insurance	Brandywine Strategic Office Portfolio (Loan No. 3) ExchangeRight Net Leased Portfolio #62 (Loan No. 9) Thomaston Shopping Center (Loan No. 23)	The exception to Representation and Warranty No. 7 is also an exception to this Representation and Warranty No. 8.
(14) Condemnation	Shabsels Leased Fee Portfolio (Loan No. 17)	The related borrower was notified of a proposed condemnation in February 2022 that, as proposed, would affect an immaterial portion of the Clocktower Place Mortgaged Property. The proposed condemnation has not been completed, and the related borrower has not received any notices regarding such proposed condemnation since February 2022. There can be no assurances that any actual condemnation would solely relate to the area that was proposed to be condemned.
(18) Insurance	All CREFI Mortgage Loans (Loan Nos. 1, 3, 9, 17, 20, 23, 24)	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
(18) Insurance	Brandywine Strategic Office Portfolio (Loan No. 3)	The Mortgage Loan documents provide that the lender has the right to hold and disburse insurance proceeds in connection with any casualty in excess of 5% of the allocated loan amount applicable to the individual Mortgaged Property that is the subject of the applicable casualty (as opposed to 5% of the then-outstanding principal amount of the Mortgage Loan).
(26) Local Law Compliance (27) Licenses and Permits	Heritage Shops at Millennium Park (Loan No. 20)	Certain reports delivered in connection with the origination of the Heritage Shops at Millennium Park Mortgage Loan showed certain outstanding code violations affecting the Mortgaged Property.
D-2-38

Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(26) Local Law Compliance (27) Licenses and Permits	Thomaston Shopping Center (Loan No. 23)	Certain reports delivered in connection with the origination of the Thomaston Shopping Center Mortgage Loan showed certain outstanding code violations affecting the Mortgaged Property.
(28) Recourse Obligations	All CREFI Mortgage Loans (Loan Nos. 1, 3, 9, 17, 20, 23, 24)	The Mortgage Loan documents with respect to certain of the Mortgage Loans provide loss recourse for any material breach of the environmental covenants contained in the Mortgage Loan documents.
(28) Recourse Obligations	Brandywine Strategic Office Portfolio (Loan No. 3)	With respect to clause (b)(i) of Representation and Warranty No. 28, the Mortgage Loan documents do provide recourse for the borrower’s misapplication or misappropriation of rents (if after an event of default under the Mortgage Loan), insurance proceeds or condemnation awards, provided, however, recourse for misapplication of such amounts is limited to intentional misapplication.
(31) Acts of Terrorism Exclusion	All CREFI Mortgage Loans (Loan Nos. 1, 3, 9, 17, 20, 23, 24)	All exceptions to Representation and Warranty No. 18 are also exceptions to this Representation and Warranty No. 31.
(33) Single Purpose Entity	Brandywine Strategic Office Portfolio (Loan No. 3)	Two of the related borrowers are recycled Single-Purpose Entities that previously owned certain property other than the Mortgaged Property that was transferred prior to the origination of the Mortgage Loan. Each of the related borrowers has represented in the Mortgage Loan documents that it has no continuing obligations with respect to such previously owned property that would reasonably be expected to result in a material adverse impact.
(33) Single Purpose Entity	ExchangeRight Net Leased Portfolio #62 (Loan No. 9)	The mortgagor previously owned certain other unrelated property in addition to the collateral for the Mortgage Loan, which unrelated property was transferred on the origination date of the Mortgage Loan to an affiliate of the mortgagor. The Mortgage Loan documents are recourse to the mortgagor in connection with the prior ownership of such other unrelated property.
(36) Ground Leases	Brandywine Strategic Office Portfolio (Loan No. 3)	The ground lease for the 401-405 Colorado Mortgaged Property (the “401-405 Colorado Ground Lease”) does not require (nor has the ground lessor otherwise agreed in writing) that the ground lease may not be amended or modified without the lender’s prior written consent, provided that the Mortgage Loan documents do prohibit the borrower from making any such amendment or modification without the lender’s prior written consent. The Mortgage Loan documents provide for (i) full recourse for any amendment or modification of the provisions of the 401-405 Colorado Ground Lease (a) in Article 10 of the 401-405 Colorado Ground Lease, which relates to the rights of the lender as a mortgagee, or (b) that would otherwise be reasonably expected to have a material adverse effect, in each case without the prior written consent of the lender, and (ii) recourse for losses to the lender arising out of or in connection with any other amendment or modification of the 401-405 Colorado Ground Lease without the consent of the lender.
D-2-39

Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

The 401-405 Colorado Ground lease does not provide that the lender or a trustee appointed by it has the right to hold and disburse condemnation or insurance proceeds, although the ground lease does permit the borrower to select a trustee to hold such proceeds from entities satisfying certain requirements set forth in the ground lease and the Mortgage Loan documents require the borrower to designate a trustee selected by the lender that satisfies the requirements of the ground lease.

The 401-405 Colorado Ground Lease does provide that in the event of a termination of the 401-405 Colorado Ground Lease the ground lessor is required to enter into a new lease with the lender; however, the 401-405 Ground Lease does not address rejection of the ground lease in a bankruptcy proceeding. The Mortgage Loan documents provide for (i) full recourse in the event that the borrower terminates or cancels the 401-405 Colorado Ground Lease (including by the borrower’s rejection of the 401-405 Colorado Ground Lease in a bankruptcy proceeding) or the 401-405 Colorado Ground Lease is terminated or cancelled with the approval or consent of the borrower, in each instance without the consent of the lender, and (ii) recourse for losses to the lender arising out of or in connection with the 401-405 Colorado Ground Lease being terminated, cancelled or otherwise ceasing to exist (including in connection with any rejection in bankruptcy) without the consent of the lender and the ground lessor having not entered into a new ground lease with the lender on the same or substantially similar terms and conditions as the 401-405 Colorado Ground Lease, provided that the lender has satisfied any applicable requirements of the 401-405 Colorado Ground Lease that would require the ground lessor to enter into a new lease with the lender.

In addition, the Bulletin Building Ground Lessor has the right to terminate or acquire the related leasehold interest effective on the later of (i) 12 years following the commencement date of the ground lease (October 2029, which is less than twenty years beyond the stated maturity date of the related Mortgage Loan) and (ii) 12 years following any assignment of the leasehold interest in the Mortgaged Property to an unrelated third-party which is not an affiliate of the assignor (i.e., the then ground lessee) provided that, among other conditions, (a) it pays an amount calculated pursuant to the lease (which amount may not be not less than the sum of (1) any and all prepayment or yield maintenance fees required to be paid by the ground lessee to effectuate the payoff and release of any then existing leasehold mortgages and related liens and security interests, and (2) the greatest of (x) 125% of the fair market value of the borrower’s leasehold interest in the mortgaged property (as determined in accordance with the related ground lease), (y) 125% of the replacement cost of the improvements, or (z) any and all amounts due and owing under any then-existing leasehold mortgage that was entered into in accordance with the lease (excluding any default interest, late fees or other similar sums), and (b) any then existing leasehold mortgage is paid off and all liens and security interests existing in connection with such leasehold mortgage are unconditionally released by the related lender.

See additionally exceptions to Representation and Warranty No. 7 above.

(40) No Material Default;	All CREFI Mortgage Loans (Loan Nos. 1, 3, 9, 17, 20, 23, 24)	With respect to any covenants under the related Mortgage Loan that require the Borrower to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, the Borrower may be in default of one or more of such covenants due to closures mandated or
D-2-40

Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Payment Record		recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies or due to the Borrower forbearing to enforce rent payment obligations on tenants failing to pay rent as a result of such closures.
(40) No Material Default; Payment Record	National Warehouse & Distribution Portfolio (Loan No. 1) Shabsels Leased Fee Portfolio (Loan No. 17) Heritage Shops at Millennium Park (Loan No. 20) Thomaston Shopping Center (Loan No. 23)	The clearing account, also sometimes referred to as a lockbox account, into which rents and revenues of the related Mortgaged Property are deposited, is currently maintained with Signature Bank (or Signature Bridge Bank, N.A. or Flagstar Bank, N.A.), which is not an “eligible institution” and such account is not an “eligible account” (as such terms are defined in the related Mortgage Loan documents).
(43) Environmental Conditions	National Warehouse & Distribution Portfolio (Loan No. 1)	The ESA for the 5685 Raiders Road, Building B Mortgaged Property identifies as a Business Environmental Risk for the Mortgaged Property elevated levels of manganese detected in the water supply received from a community well system. A drinking water notice, dated November 18, 2022, similarly indicated that elevated levels of manganese were detected in the water supply. The well system is operated by the East Central Ohio Business Park who is also responsible for the maintenance of the system. While the system is under repair to address compliance with applicable drinking water quality standards, drinking water is being supplied to the occupants of the Mortgaged Property in the form of bottled water. The Mortgage Loan Documents require that the borrower resolve, or cause the East Central Ohio Business Park to resolve, such issue.

D-2-41

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(2) Whole Loan; Ownership of Mortgage Loans.	Brandywine Strategic Office Portfolio (Loan No. 3)

The ground lessor has the right to purchase the leasehold mortgage under certain circumstances; namely, the lender’s acceleration of the mortgage debt or any judicial or non-judicial foreclosure proceeding, the exercise of any power of sale, or the taking of a deed or assignment in lieu of foreclosure has commenced and is continuing. The leasehold mortgagee is required to give the ground lessor notice of any such actions, and the ground lessor has 10 days after receipt of such notice to exercise its option to purchase the subject leasehold mortgage for a price equal to the outstanding principal balance (on an allocated loan amount basis), together with all accrued interest and any other amounts due thereon, including protective advances (as defined by the related ground lease) and allocable costs and expenses incurred by the lender in connection with enforcing the terms of the related whole loan. The ground lessor’s purchase right may be a consideration in the leasehold mortgagee’s exercise of remedies respecting either the subject property or the portfolio as a whole.

(7) Lien; Valid Assignment.	Brandywine Strategic Office Portfolio (Loan No. 3)	The exception to Representation 2 set forth above with respect to the related Mortgage Loan is also an exception to Representations 7 and 8.
(7) Lien; Valid Assignment.	Brandywine Strategic Office Portfolio (Loan No. 3)

Academic Properties, Inc., the ground lessor at The Bulletin Building Mortgaged Property (“The Bulletin Building Ground Lessor”), has a right to purchase the Mortgage Loan in the event the Mortgage Loan has been accelerated or any enforcement action, including any judicial or non-judicial foreclosure proceeding, the exercise of any power or sale, or the taking of a deed or assignment in lieu of foreclosure (each, a “Purchase Option Event”), has been commenced and is continuing.  Under the related ground lease, the purchase price is required to equal the outstanding principal balance of the Mortgage Loan (on an allocated loan amount basis), together with all accrued interest and other amounts due thereon (including, without limitation, any late charges, default interest, breakage fees, penalties, exit fees, and advances), any Protective Advances (as defined in the related ground lease) made by the lender and any interest charged by the lender on any advances for payments of principal and/or interest on the Mortgage Loan and/or Protective Advances, including all costs and expenses (including legal fees and expenses) actually incurred by the lender in enforcing the terms of the Mortgage Loan.  The right of The Bulletin Building Ground Lessor to purchase the Mortgage Loan will automatically terminate (i) upon a transfer of the Mortgaged Property by foreclosure sale, sale by power of sale or delivery of a deed-in-lieu of foreclosure or (ii) if a Purchase Option Event ceases to exist.

In addition, if at any time the borrower desires to sell, transfer or convey the Mortgaged Property, The Bulletin Building Ground Lessor has a right of first offer to purchase the Mortgaged Property on the material terms proposed by the borrower.

(7) Lien; Valid Assignment.	Brandywine Strategic Office Portfolio (Loan No. 3)	The 933 First Avenue Mortgaged Property is subject to a two-unit condominium regime comprised of the Mortgaged Property and an
D-2-42

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

 adjacent office building. Each unit is a separate, stand-alone building, and each unit owner has maintenance responsibilities for its own building. Common areas consist of shared land for access, landscaping and parking, among other things. The borrower holds a 50% voting interest in the related condominium association and does not control the related condominium board. Any decisions, including any amendment to the related condominium documents or dissolution of the condominium regime, require the consent of both condominium unit owners. The condominium documents provide for binding arbitration in the event of an unresolved dispute between the parties.

(7) Lien; Valid Assignment.	ExchangeRight Net Leased Portfolio #60 (Loan No. 12)

The related single tenant at each of the CVS Pharmacy - Mobile (Martin Luther King), AL Mortgaged Property, Family Dollar - Charlotte (Valleydale), NC Mortgaged Property and Dollar Tree - Laredo (Hwy 359), TX Mortgaged Property have leases that contain a right of first refusal (“ROFR”) to purchase the related Mortgaged Property in the event of a bona fide offer to purchase such Mortgaged Property on the same terms and conditions as such offer. No such ROFR will apply to the mortgagee or any other party that acquires title or right of possession to the leased premises through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the applicable mortgage, but each such ROFR will apply to subsequent purchasers of the applicable Mortgaged Property.

(7) Lien; Valid Assignment.	ExchangeRight Net Leased Portfolio #60 (Loan No. 12)

The lease related to the BioLife Plasma Services L.P. - Waco (Marketplace), TX Mortgaged Property contains a restriction on re-letting such Mortgaged Property, which provides that for the two-year period after the expiration or earlier termination of the lease, the related landlord may not sell or lease such Mortgaged Property, or any part thereof, to any person or entity operating a plasmapheresis center or conducting any other business which competes with the business of BioLife Plasma Services.

(8) Permitted Liens; Title Insurance.	Brandywine Strategic Office Portfolio (Loan No. 3) ExchangeRight Net Leased Portfolio #60 (Loan No. 12)	See exception(s) to Representation 7.
(18) Insurance.	Brandywine Strategic Office Portfolio (Loan No. 3)

The loan documents permit a property insurance deductible of up to $200,000, with the exception of windstorm and earthquake coverages, which may have deductibles of up to 5% of the total insured value of each individual Mortgaged Property per occurrence.

The loan documents provide that the lender has the right to hold and disburse insurance proceeds in connection with any casualty in excess of 5% of the allocated loan amount applicable to the individual Mortgaged Property that is the subject of the applicable casualty (as opposed to 5% of the then-outstanding principal amount of the Whole Loan).

D-2-43

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(18) Insurance.	ExchangeRight Net Leased Portfolio #60 (Loan No. 12)

The related Mortgage Loan documents permit the tenant at any individual Mortgaged Property to maintain the required property insurance coverage, in lieu of the borrower maintaining same, so long as (i) such tenant's lease is in full force and effect and no default has occurred and is continuing thereunder, (ii) such tenant is in actual, physical possession of the entire leased premises and is open to the public for business during customary hours, (iii) such tenant has satisfied all insurance requirements set forth in its lease and is permitted to maintain insurance for the applicable Mortgaged Property pursuant to its lease, (iv) such tenant has provided third-party insurance which satisfies the insurance provisions of the Mortgage Loan agreement, (v) such tenant's lease provides (or the applicable tenant thereunder delivers written confirmation to lender (in form and substance satisfactory to lender)) that such lease will remain in full force and effect without any right to rental abatement following a casualty or to the extent such tenant's lease is terminated following any casualty, the applicable insurance proceeds will be deposited with the related borrower and/or lender, (vi) such tenant's lease provides (or the applicable tenant thereunder delivers written confirmation to lender (in form and substance satisfactory to lender)) that following a casualty, all tenants and or/guarantors for tenant coverage approved by lender maintain at least a “BBB” rating with S&P, (vii) (A) lender is named as a mortgagee/loss payee, as required pursuant to the insurance provisions of the Mortgage Loan agreement, on each of the insurance policies maintained by such tenant and (B) such borrower is named as an additional insured or additional named insured on each of the insurance policies maintained by such tenant, and (viii) such borrower is required to provide to lender no less frequently than annually prior to renewal of such coverage maintained by the tenant evidence satisfactory to lender in its sole discretion that the applicable tenant maintains insurance in accordance with the insurance provisions of the Mortgage Loan agreement (the foregoing clauses (i) - (viii) are referred to collectively herein as the “Tenant Insurance Conditions”).

To the extent any of Tenant Insurance Conditions are not satisfied, the borrower will be required to promptly, at its sole cost and expense, procure and maintain either (x) “primary” insurance coverage in the event that the single tenants do not provide the applicable insurance coverage or (y) “excess and contingent” insurance coverage over and above any other valid and collectible coverage then in existence, as are necessary to bring the insurance coverage for the applicable Mortgaged Property into full compliance with all of the terms and conditions of the Mortgage Loan agreement.

(18) Insurance.	ExchangeRight Net Leased Portfolio #60 (Loan No. 12)

The threshold for lender having the right to hold and disburse insurance proceeds is based on 5% of the allocated loan amount of the applicable individual property, rather than 5% of the outstanding principal amount of the related Mortgage Loan.

(28) Recourse Obligations.	All Bank of America Mortgage Loans (Loan Nos. 3 and 12)

The related Mortgage Loan documents do not use the exact phrase “intentional material physical waste at the Mortgaged Property” and the recourse liability of the related guarantor with respect to waste is generally limited to when there is sufficient cash flow from the operation of the Mortgaged Property to avoid such waste from occurring.

D-2-44

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(28) Recourse Obligations.	Brandywine Strategic Office Portfolio (Loan No. 3)

The loan documents provide recourse for the borrower’s misappropriation or misapplication of rents after an event of default, security deposits, insurance proceeds, or condemnation awards, provided, however, recourse for misapplication of such amounts is limited to intentional misapplication.

A transfer of ownership interest in the borrower without the prior consent of the lender if such consent is required by the loan documents, other than such transfer that results in a change of control of the borrower and/or a breach of any minimum ownership requirements set forth in the loan agreement, constitutes only a loss recourse carveout instead of a full recourse carveout.

The related environmental indemnity agreement generally provides that, as long as the environmental insurance policy in place at loan closing covering the Mortgaged Properties remains in effect (the “Environmental Policy”), in the event any indemnitee makes a claim seeking indemnification, any indemnitor may, after delivering written notice to the indemnitee, seek coverage for such claim under the Environmental Policy and the indemnitee will not pursue an action against the indemnitor under the environmental indemnity agreement until the earlier of (a) the date on which the insurance carrier denies the insurance claim (in whole or in part) or (b) a period of 120 days has elapsed since the delivery of demand for payment under the Environmental Policy.

(33) Single-Purpose Entity.	Brandywine Strategic Office Portfolio (Loan No. 3)

Two of the related borrowers are recycled single-purpose entities that previously owned certain property other than the Mortgaged Property that was transferred prior to the origination of the Mortgage Loan. Each of the related borrowers has represented in the loan documents that it has no continuing obligations with respect to such previously owned property that would reasonably be expected to result in a material adverse impact.

(36) Ground Leases.	Brandywine Strategic Office Portfolio (Loan No. 3)	The ground lease for the 401-405 Colorado Mortgaged Property (the “401-405 Colorado Ground Lease”) does not require (nor has the ground lessor otherwise agreed in writing) that the ground lease may not be amended or modified without the lender’s prior written consent, provided that the loan documents do prohibit the borrower from making any such amendment or modification without the lender’s prior written consent. The loan documents provide for (i) full recourse for any amendment or modification of the provisions of the 401-405 Colorado Ground Lease (a) in Article 10 of the 401-405 Colorado Ground Lease, which relates to the rights of the lender as a mortgagee, or (b) that would otherwise be reasonably expected to have a material adverse effect, in each case without the prior written consent of the lender, and (ii) recourse for losses to the lender arising out of or in connection with any other amendment or modification of the 401-405 Colorado Ground Lease without the consent of the lender.
The 401-405 Colorado Ground lease does not provide that the lender or a trustee appointed by it has the right to hold and disburse condemnation or insurance proceeds, although the ground lease does permit the borrower to select a trustee to hold such proceeds from entities satisfying certain requirements set forth in the ground lease and the Mortgage Loan documents require the borrower to designate a trustee selected by the lender that satisfies the requirements of the ground lease.

The 401-405 Colorado Ground Lease does provide that in the event of a termination of the 401-405 Colorado Ground Lease the ground lessor is
D-2-45

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

required to enter into a new lease with the lender; however, the 401-405 Ground Lease does not address rejection of the ground lease in a bankruptcy proceeding. The loan documents provide for (i) full recourse in the event that the borrower terminates or cancels the 401-405 Colorado Ground Lease (including by the borrower’s rejection of the 401-405 Colorado Ground Lease in a bankruptcy proceeding) or the 401-405 Colorado Ground Lease is terminated or cancelled with the approval or consent of the borrower, in each instance without the consent of the lender, and (ii) recourse for losses to the lender arising out of or in connection with the 401-405 Colorado Ground Lease being terminated, cancelled or otherwise ceasing to exist (including in connection with any rejection in bankruptcy) without the consent of the lender and the ground lessor having not entered into a new ground lease with the lender on the same or substantially similar terms and conditions as the 401-405 Colorado Ground Lease, provided that the lender has satisfied any applicable requirements of the 401-405 Colorado Ground Lease that would require the ground lessor to enter into a new lease with the lender.

In addition, The Bulletin Building Ground Lessor has the right to terminate or acquire the related leasehold interest effective on the later of (i) 12 years following the commencement date of the ground lease (October 2029, which is less than twenty years beyond the stated maturity date of the related Whole Loan) and (ii) 12 years following any assignment of the leasehold interest in the Mortgaged Property to an unrelated third-party which is not an affiliate of the assignor (i.e., the then ground lessee), provided that, among other conditions, (a) it pays an amount calculated pursuant to the lease (which amount may not be not less than the sum of (1) any and all prepayment or yield maintenance fees required to be paid by the ground lessee to effectuate the payoff and release of any then-existing leasehold mortgages and related liens and security interests, and (2) the greatest of (x) 125% of the fair market value (as calculated under the related ground lease) of the borrower’s leasehold interest in the mortgaged property (as determined in accordance with the related ground lease), (y) 125% of the replacement cost of the improvements, or (z) any and all amounts due and owing under any then-existing leasehold mortgage that was entered into in accordance with the lease (excluding any default interest, late fees or other similar sums), and (b) any then-existing leasehold mortgage is paid off and all liens and security interests existing in connection with such leasehold mortgage are unconditionally released by the related lender.

The exceptions to Representations 2, 7 and 8 set forth above with respect to The Bulletin Building are also exceptions to Representation 36(E).

D-2-46

[THIS PAGE INTENTIONALLY LEFT BLANK]

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	27
Summary of Risk Factors	67
Risk Factors	69
Description of the Mortgage Pool	169
Transaction Parties	261
Credit Risk Retention	330
Description of the Certificates	334
Description of the Mortgage Loan Purchase Agreements	385
Pooling and Servicing Agreement	396
Certain Legal Aspects of Mortgage Loans	524
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	544
Pending Legal Proceedings Involving Transaction Parties	546
Use of Proceeds	546
Yield and Maturity Considerations	546
Material Federal Income Tax Considerations	560
Certain State and Local Tax Considerations	575
Method of Distribution (Conflicts of Interest)	577
Incorporation of Certain Information by Reference	580
Where You Can Find More Information	581
Financial Information	581
Certain ERISA Considerations	581
Legal Investment	586
Legal Matters	587
Ratings	587
Index of Defined Terms	591

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$829,928,000
(Approximate)

Wells Fargo
Commercial Mortgage
Securities, Inc.
Depositor

BANK5 2023-5YR1
Issuing Entity

Commercial Mortgage
Pass-Through Certificates,
Series 2023-5YR1

Class A-2	$159,200,000	Class A-S	$ 112,084,000
Class A-2-1	$0	Class A-S-1	$ 0
Class A-2-2	$0	Class A-S-2	$ 0
Class A-2-X1	$0	Class A-S-X1	$ 0
Class A-2-X2	$0	Class A-S-X2	$ 0
Class A-3	$514,785,000	Class B	$ 43,859,000
Class A-3-1	$0	Class B-1	$ 0
Class A-3-2	$0	Class B-2	$ 0
Class A-3-X1	$0	Class B-X1	$ 0
Class A-3-X2	$0	Class B-X2	$ 0
Class X-A	$682,250,000

PROSPECTUS

Wells Fargo Securities
Co-Lead Manager and Joint Bookrunner

Morgan Stanley
Co-Lead Manager and Joint Bookrunner

BofA Securities
Co-Lead Manager and Joint Bookrunner

Citigroup Global Markets Inc.
Co-Lead Manager and Joint Bookrunner

Academy Securities

Co-Manager

Drexel Hamilton

Co-Manager

Siebert Williams Shank

Co-Manager

March 31, 2023